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Index to the Consolidated Financial Statements(1)
TABLE OF CONTENTS 7
TABLE OF CONTENTS 8

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not applicable.
	(2)	Aggregate number of securities to which transaction applies: Not applicable.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not applicable.
	(4)	Proposed maximum aggregate value of transaction: $928,024,000.00
	(5)	Total fee paid: $107,557.98
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INVITATION TO SPECIAL MEETING

[    •    ], 2017

To our Stockholders:

        You are cordially invited to attend a special meeting of stockholders of PHH Corporation, a Maryland corporation (the "Company"), which will be held on [    •    ], 2017, at [    •    ] a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. At the special meeting, stockholders will be asked to vote on a proposal to approve the sale of substantially all of the assets of the Company pursuant to the following transactions (the "Transactions"):

  •
  the sale, or "MSR Sale", of the Company's portfolio of mortgage servicing rights, or "MSRs", as of October 31, 2016 (excluding the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016, or the "MSR Portfolio"), together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC, or "New Residential", on the terms and conditions of an agreement for the purchase and sale of servicing rights dated as of December 28, 2016 by and between New Residential Mortgage LLC, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, the Company, or the "MSR Purchase Agreement"; and

  •
  the sale of certain assets and liabilities of PHH Home Loans, LLC, or "PHH Home Loans", to Guaranteed Rate Affinity, LLC, or "GRA", on the terms and conditions of the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC and the Company, or the "Asset Purchase Agreement," and the transactions contemplated by the Asset Purchase Agreement are referred to as the "Home Loans Asset Sale". In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the joint venture interests purchase agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company, or the "JV Interests Purchase Agreement" and together with the Asset Purchase Agreement and the other agreements contemplated thereby, collectively, the "Home Loans Transactions Agreements," and the transactions contemplated by the Home Loans Transactions Agreements are referred to as the "Home Loans Transactions". The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

        In addition, stockholders will be asked to vote on an advisory resolution approving the compensation of our named executive officers related to the MSR Sale and Home Loans Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the accompanying proxy statement and the other matters described in the accompanying Notice of Special Meeting.

        Our Board of Directors, after consideration of a variety of factors has unanimously determined that (1) the MSR Sale on the terms and conditions of the MSR Purchase Agreement is advisable and in the best interests of our stockholders and approved the MSR Sale on the terms and conditions of the MSR Purchase Agreement, and (2) the Home Loans Transactions, including the Home Loans Asset Sale, on the terms and conditions of the Home Loans Transactions Agreements are advisable and in the best interests of our stockholders and approved the Home Loans Transactions on the terms and conditions of the Home Loans Transactions Agreements. Our Board of Directors unanimously recommends that you vote "FOR" the sub-proposal to approve the MSR Sale on the terms and conditions of the MSR Purchase Agreement and "FOR" the sub-proposal to approve the Home Loans Asset Sale on the terms and conditions of the Asset Purchase Agreement.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        The sub-proposal to approve the sale of substantially all of the Company's assets pursuant to the MSR Sale and the MSR Purchase Agreement and the sub-proposal to approve the sale of substantially all of the Company's assets pursuant to the Home Loans Asset Sale and the Asset Purchase Agreement must be approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. The advisory resolution approving the compensation of our named executive officers related to the MSR Sale and Home Loans Transactions must be approved by the affirmative vote of holders of a majority of the shares of common stock present at the meeting (in person or represented by proxy) and entitled to vote thereon. More information about the sale of substantially all of the Company's assets pursuant to the MSR Sale and the Home Loans Asset Sale, and the advisory resolution approving the compensation of our named executive officers related to the MSR Sale and Home Loans Transactions and the special meeting (including any adjournment or postponement thereof) is contained in the accompanying proxy statement. We encourage you to read the accompanying proxy statement in its entirety because it describes the terms of the MSR Sale, the MSR Purchase Agreement, the Home Loans Transactions, the Home Loans Transactions Agreements and the compensation of our named executive officers related to the MSR Sale and Home Loans Transactions pursuant to Item 402(t) of Regulation S-K, as well as provides specific information about the special meeting and any adjournment or postponement thereof.

        In order to ensure that your shares are represented at the special meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the special meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

        Admission to the special meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the special meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the special meeting.

        Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the special meeting.

Sincerely, Glen A. Messina President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions, passed upon the merits or fairness of the transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The proxy statement is dated [    •    ], 2017, and is first being made available to stockholders on or about [    •    ], 2017.

NOTICE OF SPECIAL MEETING

TO BE HELD ON [    •    ], 2017

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

To our Stockholders:

        A special meeting of stockholders of PHH Corporation, a Maryland corporation (the "Company"), will be held on [    •    ], 2017, at [    •    ] a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 for the following purposes:

  1.
  Proposal 1:    To consider and vote upon a proposal to approve the sale of substantially all of the assets of the Company pursuant to the following sub-proposals:

  A.
  Sub-proposal 1A:    to consider and vote upon a sub-proposal to approve the sale, or "MSR Sale", of the Company's portfolio of Mortgage Servicing Rights, or "MSRs", as of October 31, 2016 (excluding the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016, or the "MSR Portfolio"), together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC, or "New Residential", pursuant to the agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, by and between New Residential, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, the Company, a copy of which is attached as Annex A to the accompanying proxy statement, or the "MSR Purchase Agreement" and this sub-proposal is referred to as the "MSR Sale Sub-Proposal";

  B.
  Sub-proposal 1B:    to consider and vote upon a sub-proposal to approve the sale of certain assets and liabilities of PHH Home Loans, LLC, or "PHH Home Loans", to Guaranteed Rate Affinity, LLC, or "GRA", on the terms and conditions of the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC, and the Company, a copy of which is attached as Annex D to the accompanying proxy statement, or the "Asset Purchase Agreement" and the transactions contemplated by the Asset Purchase Agreement are referred to as the "Home Loans Asset Sale" and this sub-proposal as the "Homes Loans Asset Sale Sub-Proposal". In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the joint venture interests purchase agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company, or the "JV Interests Purchase Agreement" and together with the Asset Purchase Agreement and the other agreements contemplated thereby, collectively, the "Home Loans Transactions Agreements," and the transactions contemplated by the Home Loans Transactions Agreements are referred to as the "Home Loans Transactions". The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

  2.
  Proposal 2:    To consider and vote upon an advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR

    Sale or Home Loans Asset Sale as disclosed pursuant to Item 402(t) of Regulation S-K in the accompanying proxy statement, or the "Transactions-Related Compensation Proposal".

  3.
  Proposal 3:    To consider and vote upon a proposal to approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals, or the "Adjournment Proposal"; and

  4.
  To consider and vote upon such other business as may properly come before the special meeting and any adjournment or postponement thereof.

        Our Board of Directors has fixed the close of business on March 10, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Each share of the Company's common stock is entitled to one vote on all matters presented at the special meeting and any adjournment or postponement thereof.

        Our Board of Directors has unanimously determined that the sale of substantially all of the Company's assets pursuant to the MSR Sale on the terms and conditions of the MSR Purchase Agreement and the Home Loans Transactions, including the Home Loans Asset Sale, on the terms and conditions of the Home Loans Transactions Agreements each are advisable and in the best interests of our stockholders and has approved each of the MSR Sale on the terms and conditions of the MSR Purchase Agreement and the Home Loans Transactions on the terms and conditions of the Home Loans Transactions Agreements.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MSR SALE SUB-PROPOSAL, "FOR" THE HOME LOANS ASSET SALE SUB-PROPOSAL AND "FOR" THE TRANSACTIONS-RELATED COMPENSATION PROPOSAL.

        Under the Maryland General Corporation Law, as amended (the "MGCL"), holders of shares of our common stock are not entitled to appraisal or dissenters' rights or rights of objecting stockholders in connection with the MSR Sale or the Home Loans Asset Sale because our common stock is listed on the New York Stock Exchange (the "NYSE").

        We cannot complete the MSR Sale unless our stockholders approve the MSR Sale Sub-Proposal, in addition to the satisfaction of the other conditions to closing of the MSR Sale. Similarly, we cannot complete the Home Loans Transactions unless our stockholders approve the Home Loans Asset Sale Sub-Proposal, in addition to the satisfaction of the other conditions to closing of the Home Loans Transactions. A vote for or against the MSR Sale Sub-Proposal does not count as a vote for or against the Home Loans Asset Sale Sub-Proposal. Similarly, a vote for or against the Home Loans Asset Sale Sub-Proposal does not count as a vote for or against the MSR Sale Sub-Proposal. The closing of the Home Loans Transactions, however, is contingent on the closing of a portion of the MSR Sale that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source), unless we have obtained consents from a sufficient number of holders of our senior notes to the effect that the consummation of the Home Loans Asset Sale would not require us to redeem our senior notes. Accordingly, if the MSR Sale Sub-Proposal does not receive the vote required for its approval, then the Home Loans Transactions will likely be terminated. The MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal will not be approved unless such sub-proposal receives the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on the sub-proposal. The Transactions-Related Compensation Proposal is only advisory in nature and is not binding on our Board of Directors or the Company. We, however, intend to review the voting results with our Board of Directors and the Human Capital and Compensation Committee of our Board of Directors so that such voting results may be taken into consideration in connection with our executive compensation decisions in connection with the MSR Sale and the Home Loans Transactions.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or via the Internet prior to the special meeting to ensure that your shares of common stock will be represented at the special meeting if you are unable to attend.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        If you have Internet access, we encourage you to record your vote via the Internet. The failure of any stockholder to vote on either the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal will have the same effect as a vote against the applicable sub-proposal. If you fail to return your proxy card or fail to submit your proxy by telephone or via the Internet and you fail to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the meeting, but will not affect the outcome of the vote regarding the Transactions-Related Compensation Proposal or the Adjournment Proposal, if necessary. If you are a stockholder of record, voting in person at the special meeting will revoke any previously submitted proxy. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the special meeting.

        Please note that space limitations make it necessary to limit attendance at the special meeting only to stockholders as of the record date (or their authorized representatives) holding evidence of ownership of our common stock. If your shares are held by a bank or broker, please bring to the special meeting your statement evidencing your beneficial ownership of common stock and valid photo identification. The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Brown Senior Vice President, General Counsel and Secretary

Date: [    •    ], 2017

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [    •    ], 2017.
THIS NOTICE OF SPECIAL MEETING AND PROXY STATEMENT IS AVAILABLE ON THE INTERNET AT:

http://www.proxyvote.com

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

        This proxy statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by our Board of Directors of proxies to be voted at a special meeting of stockholders of the Company to be held on [    •    ], 2017, at [    •    ] a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, or at any adjournment or postponement of the special meeting, for the purposes set forth in the accompanying Notice of Special Meeting.

        This proxy statement and the other proxy materials are first being made available to stockholders on or about [    •    ], 2017. If a stockholder executes and returns the enclosed proxy card or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke his, her or its proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. Eastern time on [    •    ], 2017, in accordance with the instructions on the enclosed proxy card. A stockholder who attends the special meeting in person may revoke his or her proxy at that time and vote in person if so desired.

        Admission to the special meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the special meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the special meeting.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the special meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

  1.
  Proposal 1:    To approve the sale of substantially all of the assets of the Company pursuant to the following sub-proposals:

  A.
  Sub-proposal 1A:    To approve the sale, or "MSR Sale", of the Company's portfolio of Mortgage Servicing Rights, or "MSRs", as of October 31, 2016 (excluding the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016, or the "MSR Portfolio"), together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC, or "New Residential", pursuant to the agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, by and between New Residential, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, the Company, a copy of which is attached as Annex A to the accompanying proxy statement, or the "MSR Purchase Agreement" and this sub-proposal is referred to as the "MSR Sale Sub-Proposal";

  B.
  Sub-proposal 1B:    To approve the sale of certain assets and liabilities of PHH Home Loans, LLC, or "PHH Home Loans", to Guaranteed Rate Affinity, LLC, or "GRA", on the terms and conditions of the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC, and the Company, a copy of which is attached as Annex D to the accompanying proxy statement, or the "Asset Purchase Agreement" and we refer to the transactions contemplated by the Asset Purchase Agreement as the "Home Loans Asset Sale" and this sub-proposal as the "Homes Loans Asset Sale Sub-Proposal". In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the joint venture interests purchase agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company, or the "JV Interests Purchase Agreement" and together with the Asset Purchase Agreement and the other agreements contemplated thereby, collectively, the "Home Loans Transactions Agreements," and the transactions contemplated by the Home Loans Transactions Agreements are referred to as the "Home Loans Transactions". The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

  2.
  Proposal 2:    To approve an advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or Home Loans Asset Sale as disclosed pursuant to Item 402(t) in this proxy statement, or the "Transactions-Related Compensation Proposal";

  3.
  Proposal 3:    To approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals, or the "Adjournment Proposal"; and

  4.
  At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the special meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MSR SALE SUB-PROPOSAL, "FOR" THE HOME LOANS ASSET SALE SUB-PROPOSAL, "FOR" THE TRANSACTIONS-RELATED COMPENSATION PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL.

i

SUMMARY TERM SHEET

        This summary term sheet, together with the question and answer section that follows, highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand the transactions and the special meeting fully, and for a more complete description of the terms of the Transactions, the MSR Purchase Agreement and the Home Loans Transactions Agreements, you should carefully read this entire proxy statement and the documents delivered with and incorporated by reference into this proxy statement. See "Incorporation by Reference." In this proxy statement, unless the context otherwise requires, the terms "we," "us," "our" "PHH" and "the Company" refer to PHH Corporation, a Maryland corporation.

        At the special meeting, our stockholders will be asked to approve the sale of substantially all of the assets of the Company pursuant to the following transactions (the "Transactions"):

  •
  the sale, or "MSR Sale", of the Company's portfolio of Mortgage Servicing Rights, or "MSRs", as of October 31, 2016 (excluding the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016, or the "MSR Portfolio"), together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC, or "New Residential", pursuant to the agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, by and between New Residential, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, the Company, a copy of which is attached as Annex A to the accompanying proxy statement, or the "MSR Purchase Agreement" and this sub-proposal is referred to as the "MSR Sale Sub-Proposal"; and

  •
  the sale of certain assets and liabilities of PHH Home Loans, LLC, or "PHH Home Loans", to Guaranteed Rate Affinity, LLC, or "GRA", on the terms and conditions of the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC, and the Company, a copy of which is attached as Annex D to the accompanying proxy statement, or the "Asset Purchase Agreement" and the transactions contemplated by the Asset Purchase Agreement are referred to as the "Home Loans Asset Sale" and this sub-proposal as the "Homes Loans Asset Sale Sub-Proposal". In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the joint venture interests purchase agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company, or the "JV Interests Purchase Agreement" and together with the Asset Purchase Agreement and the other agreements contemplated thereby, collectively, the "Home Loans Transactions Agreements," and the transactions contemplated by the Home Loans Transactions Agreements are referred to as the "Home Loans Transactions". The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

        In addition, stockholders will be asked to vote on an advisory resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K and any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the foregoing proposals.

THE MSR SALE

The Parties to the MSR Sale

PHH Corporation

        We were incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant Corporation (now known as Avis Budget Group, Inc.) and its predecessors and provided mortgage banking services, facilitated employee relocations and provided vehicle fleet management and fuel card services. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant. On July 1, 2014, we sold our fleet management services business and began operating as a stand-alone mortgage business.

        As a stand-alone mortgage company, we provide outsourced mortgage banking services to a variety of clients, including financial institutions and real estate brokers throughout the U.S. and are focused on originating, selling, servicing and subservicing residential mortgage loans through our wholly-owned subsidiary, PHH Mortgage Corporation, and its subsidiaries.

        For more information about us, please visit our website at www.phh.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Our common stock is publicly traded on the NYSE under the symbol "PHH." Our executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

PHH Mortgage Corporation

        PHH Mortgage Corporation and its subsidiaries, or "PHH Mortgage," is a wholly-owned subsidiary of PHH, through which we provide outsourced mortgage banking services to a variety of clients, including financial institutions and real estate brokers throughout the U.S. and are focused on originating, selling, servicing, and subservicing residential mortgage loans. PHH Mortgage's executive offices are located at 1 Mortgage Way, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

        In the second quarter of 2016, PHH Mortgage exited its wholesale/correspondent lending channel. Through this channel, PHH Mortgage purchased closed mortgage loans from community banks, credit unions, mortgage brokers and mortgage bankers. For the year ended December 31, 2016, the wholesale/correspondent lending channel represented 1% of our total closing volume (based on dollars).

        In November 2016, we announced our intentions for PHH Mortgage to exit the business of our Private Label solutions channel, or "PLS business". The PLS business includes providing outsourced mortgage origination services for wealth management firms, regional banks and community banks throughout the U.S. For the year ended December 31, 2016, the PLS business represented 79% of our total closing volume (based on dollars). We believe PHH Mortgage will be in a position to substantially exit the PLS business by the first quarter of 2018, subject to certain transition support requirements.

        In November 2016, we also announced the sale of our capitalized Ginnie Mae mortgage servicing rights to Lakeview Loan Servicing, LLC, or Lakeview, which included the transfer of all servicing to another subservicer. On February 2, 2017, the initial sale of Ginnie Mae MSRs under this agreement was completed, with proceeds expected for $77 million of MSR fair value, and $11 million of servicing advances.

        On February 15, 2017, PHH and PHH Mortgage entered into an asset purchase agreement with LenderLive Network, LLC, or "LenderLive," to assign our interests under the lease of our Jacksonville, Florida office and to sell information technology and other equipment and fixtures. Upon the closing of the asset sale with LenderLive on March 31, 2017, we also entered into agreements to outsource to LenderLive certain processing, underwriting and closing services that PHH Mortgage is contractually obligated to provide to certain of its clients of the PLS business, or "PLS clients". The agreements with LenderLive are intended to mitigate the operating risk related to our wind-down of our PLS business, including by alleviating the risk of employee attrition that could adversely impact PHH Mortgage's ability to satisfy its service level agreements and other contractual requirements of our PLS business.

New Residential Mortgage LLC

        New Residential is a subsidiary of New Residential Investment Corp., a publicly traded real estate investment trust primarily focused on opportunistically investing in, and actively managing, investments related to residential real estate. New Residential Investment Corp. was formed as a wholly owned subsidiary of Newcastle Investment Corp., or Newcastle, in September 2011 and was spun-off from Newcastle on May 15, 2013. New Residential Investment Corp.'s stock is traded on the New York Stock Exchange under the symbol "NRZ." New Residential Investment Corp. is externally managed and advised by an affiliate of Fortress Investment Group LLC pursuant to a management agreement. The principal executive offices of New Residential Investment Corp. are located at 1345 Avenue of the Americas, New York, New York and the New Residential Investment Corp. telephone number is (212) 798-3150.

The MSR Purchase Agreement (See page [    •    ] and Annex A)

        PHH Mortgage, New Residential and, solely for the limited purposes set forth therein, PHH, entered into the MSR Purchase Agreement on December 28, 2017. In addition, PHH Mortgage and New Residential entered into a Flow Mortgage Loan Subservicing Agreement, or the "Subservicing Agreement." Copies of the MSR Purchase Agreement and Subservicing Agreement are attached to this proxy statement respectively as Annex A and Annex B. We encourage you to read the MSR Purchase Agreement and Subservicing Agreement in their entirety.

Effects of the MSR Sale (See page [    •    ])

        Pursuant to the MSR Purchase Agreement, PHH has agreed to sell the MSR Portfolio to New Residential, together with all servicing advances related to the MSR Portfolio, or the "Advances". The MSR Sale may constitute a sale of substantially all of the assets of the Company.

Sale Dates (See page [    •    ])

        The mortgage loans related to the MSRs are owned by different investors, including Freddie Mac, Fannie Mae and private mortgage loan investors (each, an "Investor"), and the sale of the MSR Portfolio will take place on multiple closing dates (each, a "Sale Date") following the satisfaction or waiver of the conditions to closing, including the receipt of the required consents from the applicable Investor and/or origination source.

Consideration (See page [    •    ])

        The purchase price for the MSRs relating to each Investor will be calculated in accordance with the applicable fixed pricing formula set forth in the MSR Purchase Agreement. In addition, New Residential will pay PHH for all of the Advances acquired in the transaction in accordance with a fixed pricing formula determined in accordance with the MSR Purchase Agreement. The MSR Portfolio had a book value of $541 million as of September 30, 2016 and related Advances of $307 million as of October 31, 2016. As of December 31, 2016, the MSR Portfolio had a book value of $579 million and related Advances of $279 million. Based on the MSR Portfolio composition as of December 31, 2016 and market conditions as of the date of the MSR Purchase Agreement, and assuming all Investor and origination source consents are received, total proceeds are expected to be up to $858 million, of which up to $579 million was calculated from the applicable fixed purchase price percentage of the unpaid principal balance, or "UPB", of the MSR Portfolio and up to $279 million was calculated from the fixed purchase price percentage for the Advances. Actual proceeds will be based on the MSR Portfolio composition at each transfer date and may vary from our expectations primarily due to run-off from the MSR Portfolio resulting in a reduction of the MSR Portfolio's UPB or from the failure to receive certain Investor and origination source consents. As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date. The MSR Sale proceeds exclude estimated transaction fees and expenses of approximately 5% of MSR value, and represent a valuation of 84 basis points on total unpaid principal balance of $70 billion as of December 31, 2016. We expect that substantially all of the proceeds from the MSR Sale will be used to repay PHH's 7.375% Senior Notes due 2019 and PHH's 6.375% Senior Notes due 2021 (or, collectively, our "Senior Notes"), to repay borrowings under PHH Servicer Advance Receivables Trust ("PSART") servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes. For additional information about our anticipated use of proceeds from the MSR Sale, see "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions."

Recommendation of our Board of Directors (See page [    •    ])

        Our Board of Directors, at a special meeting held on December 28, 2016, after due consideration, unanimously (i) determined that the MSR Sale on the terms and conditions of the MSR Purchase Agreement is advisable and in the best interests of the Company and its stockholders, (ii) approved the MSR Purchase Agreement and the Subservicing Agreement and the transactions contemplated by the MSR Purchase Agreement, along with the other transaction documents contemplated by the MSR Purchase Agreement, and (iii) directed that the MSR Sale on the terms and conditions of the MSR Purchase Agreement be submitted for consideration by our stockholders at the special meeting of stockholders. Our Board of Directors has approved the MSR Sale on the terms and conditions of the MSR Purchase Agreement and unanimously recommends that stockholders vote "FOR" the MSR Sale Proposal. For a discussion of the factors considered by our Board of Directors in reaching its conclusions, See "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal—Reasons for Recommending the MSR Sale" on page [    •    ].

Opinion of Houlihan Lokey (See page [    •    ] and Annex C)

        On December 28, 2016, Houlihan Lokey Capital, Inc., or Houlihan Lokey, verbally rendered its opinion to our Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to our Board of Directors dated December 28, 2016), as to, as of December 28, 2016, the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSR Portfolio subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement.

        Houlihan Lokey's opinion was directed to our Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSR Portfolio subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement and did not address any other aspect or implication of the MSR Sale, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, including the use of pricing data and other information as of November 21, 2016. However, neither Houlihan Lokey's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to our Board of Directors, PHH, PHH Mortgage, any security holder or any other person as to how to act or vote with respect to any matter relating to the MSR Sale or otherwise.

Nonsolicitation of Competing Proposals (See page [    •    ])

        Under the MSR Purchase Agreement, PHH Mortgage and PHH, or, collectively, the "Seller Parties", have agreed that, subject to certain exceptions described below, none of the Seller Parties or any of their respective subsidiaries will, and they will not authorize any of their respective officers, directors, representatives or other intermediaries or subsidiaries to:

  •
  solicit, initiate or knowingly facilitate the submission of any inquiries, proposals or offers from any person relating to any Competing Proposal, or agree to or recommend any Competing Proposal;

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  enter into any agreement to consummate any Competing Proposal, to approve any Competing Proposal or to abandon, terminate or fail to consummate the transactions contemplated by the MSR Purchase Agreement;

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  enter into or participate in any discussions or negotiations with respect to any Competing Proposal, or furnish any non-public information with respect to the MSR Portfolio in connection with any Competing Proposal; or

  •
  agree or resolve to take any of the actions described above.

        A "Competing Proposal" is any offer to acquire, in one transaction or a series of related transactions (however structured), directly or indirectly, 20% or more of the MSR Portfolio or the control thereover, provided that any such inquiry, proposal or offer will constitute a Competing Proposal only if and to the extent it would prohibit or prevent PHH Mortgage or PHH from consummating the transactions contemplated by the MSR Purchase Agreement.

        Notwithstanding the nonsolicitation obligations described above, prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, the Seller Parties may engage in negotiations or discussions with any person and its representatives that has made an unsolicited written Competing Proposal not resulting from or arising out of a material breach by the Seller Parties of their nonsolicitation obligations and/or furnish to such person information relating to the MSR Portfolio pursuant to an acceptable confidentiality agreement if, prior to taking these actions, our Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.

        A "Superior Proposal" is any Competing Proposal to acquire 50% or more of the MSR Portfolio subject to the MSR Purchase Agreement or the control thereover that our Board of Directors determines in good faith, after consultation with legal and financial advisors and taking into account any changes to the MSR Purchase Agreement proposed by New Residential in response to one or more Competing Proposals, is more favorable to PHH and/or its stockholders than the transactions contemplated by the MSR Purchase Agreement (taking into consideration, among other things, all legal, financial, regulatory and other aspects of the proposal deemed relevant by our Board of Directors, including financing terms and the likelihood of consummation).

        PHH has agreed to notify New Residential promptly (but in any event within 48 hours) after receipt of any bona fide Competing Proposal and the material terms and conditions of any such Competing Proposal, and to keep New Residential reasonably informed of the status and material details of any such Competing Proposal.

Changes in the Recommendation our Board of Directors; Fiduciary Termination (See page [    •    ])

        Subject to compliance with the obligations described in the next paragraph, our Board of Directors may, at any time prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, withdraw, modify or amend in any manner adverse to New Residential its approval or recommendation of the MSR Purchase Agreement, recommend a Competing Proposal, and/or enter into an acquisition agreement with respect to a Competing Proposal (each of these actions is referred to as a "Change of Recommendation"). If our Board of Directors effects a Change of Recommendation, New Residential may terminate the MSR Purchase Agreement and upon such termination, PHH will be obligated to pay a termination fee (see "—Termination Fee" beginning on page [    •    ]). In addition, our Board of Directors may, at any time prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, following receipt of an unsolicited written Competing Proposal that did not result in a material breach of the Seller Parties' nonsolicitation obligations and which our Board of Directors determines in good faith (after consulting with its financial and legal advisors) constitutes or could reasonably be expected to lead to a Superior Proposal, terminate the MSR Purchase Agreement and enter into a definitive acquisition agreement with respect to such Superior Proposal, subject to the payment of a termination fee (see "—The MSR Purchase Agreement and Subservicing Agreement—Termination Fee").

        The Board may take the actions described in the immediately preceding paragraph if and only if it has determined in good faith, after consulting with its financial and legal advisors, that failure to take such actions would be inconsistent with its fiduciary duties under applicable law. Additionally, prior to making a Change of Recommendation, PHH must provide New Residential with at least four business days' prior written notice advising New Residential that it intends to make a Change of Recommendation and specifying the reasons for the Change of Recommendation and all material information with respect to such Change of Recommendation. If requested by New Residential, during such four-business day period, PHH must negotiate in good faith with New Residential to enable New Residential to propose an offer in writing to make such adjustments to the MSR Purchase Agreement so that our Board of Directors could determine in good faith (after consulting with its financial and legal advisors) that the failure to make a Change of Recommendation would not be inconsistent with its fiduciary duties. Similarly, prior to entering into a definitive acquisition agreement with respect to a Superior Proposal, PHH must provide New Residential with at least four business days' prior written notice (and material amendment to the amount or form of consideration payable under any Competing Proposal will require a new notice and an additional two-business day period) advising New Residential that our Board of Directors intends to enter into a definitive acquisition agreement, specifying the material terms thereof and that the relevant Seller Party will, if requested by New Residential, during such four- or two-business day period, negotiate with New Residential to enable New Residential to make such adjustments to the MSR Purchase Agreement such that the Competing Proposal is no longer a Superior Proposal.

Regulatory Approvals (See page [    •    ])

        The MSR Purchase Agreement requires each of the parties to submit any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If such filings are required, the MSR Purchase Agreement requires each of the parties to use their respective reasonable best efforts to resolve as promptly as practicable such objections, if any, that may be asserted by any governmental entity with respect to the transactions contemplated by the MSR Purchase Agreement under the HSR Act. If any governmental entity seeks any injunction or the entry of any governmental order prohibiting the transactions contemplated by the MSR Purchase Agreement, each party must defend claims seeking such an injunction or entry of such governmental order and use its reasonable best effort to avoid the entry of and seek to have lifted or vacated any such governmental order. Based on their analysis, the parties have determined that the MSR Sale is exempt from the reporting obligations under the HSR Act.

Required Consents (See page [    •    ])

        The purchase and sale of the MSR Portfolio and the appointment of PHH as the subservicer for the related mortgage loans are subject to approval by the applicable Investors (i.e., Freddie Mac, Fannie Mae or any other owner of the mortgage loans) and origination sources (i.e., any person who, in connection with the origination of a mortgage loan, retained the right to consent to the transfer of servicing of such mortgage loan and/or the sale of the related MSR) on or before the applicable Sale Date. PHH has agreed to undertake commercially reasonable efforts to obtain these consents in a timely manner, and to pay for all fees and costs charged by each Investor or origination source in connection with such consents. New Residential has agreed to provide such assistance to PHH and enter into such letter agreements and certifications as reasonably requested by PHH, including the provision of any information regarding New Residential and its business required by any applicable Investor or origination source.

Termination of Seller's Right as Servicer under the Subservicing Agreement (See page [    •    ])

        Prior to the initial Sale Date, New Residential may terminate the right of PHH Mortgage to act as a servicer under the Subservicing Agreement upon the occurrence of certain events that would allow New Residential to terminate the Subservicing Agreement if it had occurred after the effectiveness of the Subservicing Agreement. Upon New Residential's exercise of such termination right, the Seller Parties may elect to either effect the sale of the MSR Portfolio pursuant to the MSR Purchase Agreement and transfer the servicing to New Residential or its designee, or terminate the MSR Purchase Agreement. If the Seller Parties elect to effect the sale of the MSR Portfolio, New Residential will seek to obtain a replacement subservicer as soon as reasonably practicable on substantially same terms as the Subservicing Agreement, and all Sale Dates will be postponed until New Residential obtains such replacement. PHH Mortgage will be responsible for all servicing transfer costs incurred by New Residential in connection with the transfer of servicing to the replacement subservicer. If the Seller Parties elect to terminate the MSR Purchase Agreement, PHH will pay New Residential a break-up fee equal to $10 million.

Conditions to the Transactions (See page [    •    ])

        The obligations of New Residential to effect the transactions contemplated by the MSR Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

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  the representations and warranties made by PHH Mortgage (other than those with respect to the MSR Portfolio and the related mortgage loans) are true and correct in all material respects as of the applicable Sale Date;

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  PHH Mortgage's compliance with and performance of all terms and covenants of the MSR Purchase Agreement in all material respects as of the applicable Sale Date;

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  the required consents of the applicable Investors and origination sources have been issued by all appropriate persons, and the related sale of the MSRs and transfer of servicing do not otherwise violate the terms of their underlying servicing agreements;

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  the approval by Fannie Mae and Freddie Mac of bifurcation of liability with respect to the MSRs and the related mortgage loans;

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  the absence of any order or injunction enjoining, restraining or otherwise prohibiting the MSR Purchase Agreement or the transactions contemplated by the MSR Purchase Agreement;

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  to the extent any Advances are subject to any security interest, execution and delivery by PHH of escrow agreements with respect to such Advances;

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  the receipt by New Residential of a certificate signed by the CEO or another senior officer of PHH that the conditions to New Residential's obligations have been satisfied;

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  the absence of any litigation, proceeding or investigation pending, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect with respect to PHH, PHH Mortgage, a material portion of the MSRs or a material portion of the related mortgage loans or (ii) enjoins, restrains or prohibits the MSR Purchase Agreement or the consummation of the transactions contemplated by the MSR Purchase Agreement;

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  the release of any liens on the MSRs;

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  the receipt by New Residential of an assignment agreement conveying the applicable MSRs on the relevant Sale Date, along with a cross receipt;

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  the receipt of the approval of PHH's stockholders of the transactions contemplated by the MSR Purchase Agreement;

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  the receipt of any required approvals under the HSR Act;

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  the receipt by New Residential of a true sale opinion from PHH's counsel relating to the sale of the MSRs;

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  with respect to the private label mortgage loans, receipt by New Residential of the applicable serving agreements;

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  the receipt by New Residential of a non-exclusive portfolio retention agreement;

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  in the event the Subservicing Agreement with respect to the applicable MSRs has been terminated by New Residential in accordance with the terms of the MSR Purchase Agreement, New Residential's entry into a replacement subservicing agreement with a replacement subservicer in accordance with the terms of the MSR Purchase Agreement, and receipt of all required approvals from the applicable Investors and origination sources with respect thereto.

        The obligations of PHH to effect the transactions contemplated by the MSR Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

  •
  the representations and warranties made by New Residential are true and correct in all material respects as of the applicable Sale Date;

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  New Residential's compliance with and performance of all terms and covenants of the MSR Purchase Agreement in all material respects as of the applicable Sale Date;

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  the required consents of the applicable Investors and origination sources have been issued by all appropriate persons, and the related sale of the MSRs and transfer of servicing do not otherwise violate the terms of their underlying servicing agreements;

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  to the extent any Advances are subject to any security interest, execution and delivery by New Residential of escrow agreements with respect to such Advances;

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  if requested by PHH Mortgage, provision of information reasonably satisfactory to PHH Mortgage that the financial condition of New Residential is adequate to support the performance of its payment obligations under the MSR Purchase Agreement and the Subservicing Agreement;

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  the receipt of the approval of PHH's stockholders of the transactions contemplated by the MSR Purchase Agreement;

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  the receipt by PHH of a certificate signed by the CEO or another senior officer of New Residential that the conditions to PHH's obligations have been satisfied;

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  the absence of any pending, threatened or contemplated litigation, proceeding or investigation and the absence of any order or injunction that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the MSR Purchase Agreement or the transactions contemplated thereby;

  •
  the receipt by PHH Mortgage of an assignment agreement conveying the applicable MSRs on the relevant Sale Date, along with a cross receipt;

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  the receipt of any required approvals under the HSR Act;

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  the receipt by PHH Mortgage of a non-exclusive portfolio retention agreement;

        Neither PHH nor New Residential may rely on the failure of any closing condition to be satisfied to excuse such party from its obligation to effect the transactions contemplated by the MSR Purchase Agreement if such failure was caused by such party's failure to comply with its obligations to consummate the transactions contemplated by the MSR Purchase Agreement to the extent required by the MSR Purchase Agreement.

Termination of the MSR Purchase Agreement (See page [    •    ])

        The MSR Purchase Agreement may be terminated and the transactions contemplated by the MSR Purchase Agreement may be abandoned by any party in the following circumstances:

  •
  the initial Sale Date has not occurred by August 17, 2017;

  •
  either Fannie Mae and/or Freddie Mac has stated in writing that they will not provide the necessary Investor consents;

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  by mutual consent of the parties;

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  the special meeting has concluded and the vote required to approve the MSR Purchase Agreement and the transactions contemplated thereby is not obtained; or

  •
  any final, nonappealable order, judgment, injunction or other similar decree has been issued or taken by a governmental entity with jurisdiction over PHH, New Residential, the MSR Portfolio, the related mortgage loans or the transactions contemplated by the MSR Purchase Agreement restraining or prohibiting the consummation of such transactions.

        New Residential may terminate the MSR Purchase Agreement if:

  •
  any tender offer or exchange offer for PHH's shares that constitutes a Competing Proposal has been commenced and PHH has not, within 10 business days thereafter (or, if earlier, prior to the date of the special meeting), made any recommendation or public statement pursuant to Rule 14e-2 under the Securities Exchange Act of 1934, as amended, or the "Exchange Act", reaffirming its recommendation of the MSR Purchase Agreement and the transactions contemplated thereby and recommending that the stockholders reject such tender or exchange offer;

  •
  prior to the special meeting of stockholders, our Board of Directors has made a Change of Recommendation;

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  the special meeting of stockholders has not occurred on or before May 31, 2017; or

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  either Seller Party breaches, in any material respect, any representation, warranty (other than as set forth in the representation and warranties regarding the MSR Portfolio and the related mortgage loans), covenant, obligation or agreement set forth in the MSR Purchase Agreement and such breach is not cured within 30 days of notice.

        Either PHH Corporation or PHH may terminate the MSR Purchase Agreement if:

  •
  the Subservicing Agreement has been terminated pursuant to the terms of the MSR Purchase Agreement (see "—Termination of Subservicing Agreement" on page [    •    ]);

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  New Residential loses any approval by Fannie Mae, Freddie Mac or any of the other applicable Agency to own the MSRs and such approval is not restored within 45 days after initial revocation of such approval;

  •
  New Residential breaches, in any material respect, any representation, warranty, covenant, obligation or agreement set forth in the MSR Purchase Agreement and such breach is not cured within 30 days of notice; or

  •
  if, before the receipt of the approval of the stockholders, our Board of Directors determines to terminate the MSR Purchase Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal, provided, however, that any such purported termination will be void unless the Seller Parties have complied with the provisions in the MSR Purchase Agreement relating to payment of the termination fee to New Residential, and provided, further that Seller Parent or its relevant subsidiary have entered into such acquisition agreement substantially concurrently with such termination.

Termination Fee (See page [    •    ])

        PHH will be required to pay New Residential a termination fee equal to 3.5% of the purchase price for the MSR Portfolio under the following circumstances:

  •
  New Residential terminates the MSR Purchase Agreement as a result of PHH's failure to recommend against any tender or exchange offer that constitutes a Competing Proposal or reaffirm its recommendation of the MSR Purchase Agreement and the transactions contemplated thereby;

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  New Residential terminates the MSR Purchase Agreement as a result of a Change of Recommendation by our Board of Directors;

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  New Residential terminates the MSR Purchase Agreement because the special meeting has not occurred on or before May 31, 2017;

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  a Seller Party terminates the MSR Purchase Agreement because (i) the initial Sale Date has not occurred by August 17, 2017 or (ii) the special meeting of stockholders has concluded and the vote required to approve the MSR Purchase Agreement and the transactions contemplated thereby is not obtained and, at the time of such termination, New Residential has the right to terminate the MSR Purchase Agreement because of (x) PHH's failure to recommend against any tender or exchange offer that constitutes a Competing Proposal or reaffirm its recommendation of the MSR Purchase Agreement and the transactions contemplated thereby or (y) any Change of Recommendation by our Board of Directors;

  •
  prior to the receipt of stockholder approval of the MSR Purchase Agreement and the transactions contemplated thereby, a Seller Party terminates the MSR Purchase Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal; or

  •
  (i) any party terminates the MSR Purchase Agreement because the initial Sale Date has not occurred by August 17, 2017 and provided that the PHH stockholder approval of the MSR Purchase Agreement and the transactions contemplated thereby is not obtained at the special meeting, or (ii) any party terminates the MSR Purchase Agreement because the special meeting of stockholders has concluded and the vote required to approve the MSR Purchase Agreement and the transactions contemplated thereby is not obtained, and, in each case of (i) and (ii), prior to the termination of the MSR Purchase Agreement or prior to the special meeting of stockholders, (x) a Competing Proposal is publicly disclosed and not withdrawn and (y) within 12 months of termination of the MSR Purchase Agreement, a Seller Party enters into an acquisition agreement with respect to a Competing Proposal (which is subsequently consummated) or consummates a Competing Proposal for 50% or more of the MSR Portfolio.

Subservicing Agreement (See page [    •    ] and Annex B)

        In connection with the execution of the MSR Purchase Agreement, PHH Mortgage and New Residential entered into the Subservicing Agreement, which will become effective upon the initial Sale

Date of the MSRs under the MSR Purchase Agreement. Pursuant to the Subservicing Agreement, PHH Mortgage will be retained by New Residential as a subservicer for the MSR Portfolio, which as of December 31, 2016 consisted of approximately 467,000 mortgage loans. (See "—The MSR Purchase Agreement and Subservicing Agreement—Subservicing Agreement") A copy of the Subservicing Agreement is attached to this proxy statement as Annex B. We encourage you to read the Subservicing Agreement in its entirety.

Certain Federal Income Tax Consequences of the MSR Sale (See page [    •    ])

        The following is a discussion of all material federal income tax consequences to us of the MSR Sale. This discussion is a summary for our common stockholders and is intended for general information only. The MSR Sale will not result in any direct federal income tax consequences to our stockholders. Each stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the MSR Sale to such stockholder.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the "Code," administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below. No rulings have been requested or received from the Internal Revenue Service, or "IRS," as to the tax consequences of the MSR Sale transaction and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of tax consequences of the MSR Sale discussed below or, if it does challenge the tax treatment, that it will not be successful.

        The MSR Sale will be treated for federal income tax purposes as a taxable sale upon which we will recognize a gain or loss. The amount of gain or loss we recognize will be measured by the difference between the cash and any other amount realized by us from the sale of the respective MSRs and our tax basis in MSRs sold.

Certain Accounting Consequences of the MSR Sale (See page [    •    ])

        For the MSR Sale, we will recognize cash proceeds from the legal sale and transfer of the MSRs; however, we expect to record the transaction as a secured borrowing with pledge of collateral, under accounting principles generally accepted in the United States of America. As a result, we expect to recognize in our financial statements Cash received from each transfer, offset by a reduction in Servicing advance receivables and the recognition of a liability for secured borrowing. In future periods, the Change in fair value of the transferred MSR asset accounted for as collateral pledged under a secured borrowing arrangement will fully offset the Change in fair value of the related secured borrowing liability, as we expect to elect to account for that liability at fair value.

        As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential MSR Purchase Agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date; however, we expect to recognize a loss of approximately $40 million related to transaction costs and retained risk on the MSR Sale. After the execution of this transaction, we expect to continue to operate as a servicer and we will continue to recognize results from servicing in our financial information.

THE HOME LOANS TRANSACTIONS

The Parties to the Home Loans Transactions

PHH Corporation

        Please refer above to "—The MSR Sale—The Parties to the MSR Sale—PHH Corporation" for a description of PHH. Our executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

Realogy Holdings Corp.

        Realogy Holdings Corp., or "Realogy," was incorporated on December 14, 2006 in the State of Delaware. Realogy, through its subsidiaries, is a global provider of residential real estate services. For more information about Realogy, please visit Realogy's website at http://www.realogy.com. Realogy's website address is provided as an inactive textual reference only. The information provided on Realogy's website is not part of this proxy statement, and therefore is not incorporated by reference. Realogy's common stock is publicly traded on the NYSE under the symbol "RLGY." Realogy's executive offices are located at 175 Park Avenue, Madison, New Jersey 07940 and its general telephone number is (973) 407-2000.

PHH Home Loans, LLC

        PHH Home Loans is our joint venture with Realogy. We own 50.1% of PHH Home Loans through our wholly-owned subsidiary, PHH Broker Partner Corporation, and Realogy owns the remaining 49.9% through Realogy Services Venture Partner, LLC. PHH Home Loans was formed for the purpose of originating and selling mortgage loans primarily sourced through Realogy's owned real estate brokerage business, NRT, and corporate relocation business, Cartus. All loans originated by PHH Home Loans are sold to unaffiliated third-party investors or PHH Mortgage, in all cases at arm's length terms.

        During the years ended December 31, 2016, 2015 and 2014, PHH Home Loans originated residential mortgage loans of $7.1 billion, $7.9 billion and $7.4 billion, respectively, and PHH Home Loans brokered or sold $2.0 billion, $2.7 billion and $3.3 billion, respectively, of mortgage loans to PHH Mortgage under the terms of a loan purchase agreement. For the year ended December 31, 2016, 20% of the mortgage loans originated by the Company were derived from Realogy's affiliates, of which 96% were originated by PHH Home Loans.

        PHH Home Loans does not hold any mortgage loans for investment purposes or retain mortgage servicing rights. In addition to the PHH Home Loans Operating Agreement, PHH Home Loans, PHH Mortgage and PHH are parties to a Strategic Relationship Agreement with Realogy Services Group LLC and the Realogy Member. (We refer to the Strategic Relationship Agreement and the PHH Home Loans Operating Agreement collectively as the "PHH Home Loans JV Agreements".) PHH Mortgage operates under a Management Services Agreement with PHH Home Loans, pursuant to which PHH Mortgage provides certain mortgage origination processing and administrative services for PHH Home Loans. In exchange for such services, PHH Home Loans pays PHH Mortgage a fee per service and a fee per loan, subject to a minimum amount.

        PHH Home Loans' executive offices are located at 1 Mortgage Way, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

PHH Broker Partner Corporation

        PHH Broker Partner Corporation, or the "PHH Member", is an indirectly wholly-owned subsidiary of PHH. We manage PHH Home Loans through the PHH Member, which owns 50.1% of the membership interests of PHH Home Loans, with the exception of certain specified actions that are subject to approval through PHH Home Loans' board of advisors, which consists of representatives of Realogy and the Company. The PHH Member's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

RMR Financial, LLC

        RMR Financial, LLC, or "RMR," is a wholly-owned subsidiary of PHH Home Loans. RMR's executive offices are located at 1 Mortgage Way, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

Guaranteed Rate Affinity, LLC

        GRA is a new joint venture formed by subsidiaries of Realogy and Guaranteed Rate, Inc., or "GRI." GRA's executive offices are located at 1800 W. Larchmont, Chicago, Illinois 60613 and its general telephone number is 773-516-6900.

Guaranteed Rate, Inc.

        GRI is one of the largest independent retail mortgage companies in the United States. GRI's executive offices are located at 3940 N. Ravenswood, Chicago, Illinois 60613 and its general telephone number is 773-290-0505.

Realogy Services Venture Partner LLC

        Realogy Services Venture Partner LLC, or the "Realogy Member", is a wholly-owned subsidiary of Realogy. The Realogy Member owns 49.9% of the membership interests of PHH Home Loans. The Realogy Member's executive offices are located at 175 Park Avenue, Madison, New Jersey 07940 and its general telephone number is (973) 407-2000.

The Asset Purchase Agreement (See page [    •    ] and Annex D)

        We entered into an asset purchase agreement dated as of February 15, 2017 with GRA, PHH Home Loans and RMR pursuant to which GRA has agreed, subject to the terms and conditions set forth therein, to acquire certain assets and liabilities held by PHH Home Loans and RMR. We refer to this agreement as the "Asset Purchase Agreement" in this proxy statement and to PHH, PHH Home Loans and RMR as the "PHH parties". A copy of the Asset Purchase Agreement is attached as Annex D to this proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety. The Home Loans Asset Sale may constitute a sale of substantially all of the assets of the Company.

Purchased Assets and Assumed Liabilities (See page [    •    ])

        Subject to the terms and conditions of the Asset Purchase Agreement, PHH Home Loans and RMR will sell, assign and convey to GRA certain assets, or the "Purchased Assets", that are held by PHH Home Loans and RMR, and are used in the business of originating and selling mortgage loans sourced through a variety of sources, including Realogy's owned residential real estate brokerage and corporate relocations businesses and from all U.S.-based employees of Realogy, or the "Home Loans Business." The Purchased Assets include, among other things, (i) certain office leases and vendor contracts specified in the schedules to the Asset Purchase Agreement, (ii) fixtures, furniture, office equipment and other tangible personal property owned by PHH Home Loans and RMR, (iii) certain IT assets (other than certain excluded IT assets) and certain business intellectual property of PHH Home Loans and RMR, (iv) subject to certain exceptions, unlocked pipeline loans that are expected to close more than 20 days after the applicable closing date, and (v) customer data and books and records of the Home Loans Business. None of the Purchased Assets or Assumed Liabilities had any significant recorded book value in the Audited Consolidated Balance Sheet of PHH Corporation and its Subsidiaries as of December 31, 2016, nor do we anticipate any material changes to their book value. (See the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H for more information.) In connection with GRA's purchase of the Purchased Assets, GRA is also making offers of employment to certain employees of PHH, PHH Home Loans and RMR (see "—Employee Matters" beginning on page [    •    ]).

        PHH Home Loans, RMR and their affiliates will retain all assets that are not Purchased Assets, including, among other things, all mortgage loans held for sale, all pipeline loans other than those that are part of the Home Loans Asset Sale, insurance proceeds, cash, and contracts that are not scheduled as Purchased Assets under the Asset Purchase Agreement.

        The Home Loans Asset Sale will be effected over five closings following the satisfaction or waiver of the conditions applicable to each closing, including the receipt of certain specified licensing approvals, the closing of the portion of the MSR Sale to New Residential that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source) under the MSR Purchase Agreement (unless we have obtained consents from a sufficient number of holders of our Senior Notes to the effect that the consummation of the Home Loans Asset Sale would not require us to redeem our Senior Notes) and, in the case of the first closing of the transactions contemplated by the Asset Purchase Agreement, or the "First Closing", investor approvals and third party consents (see "—Conditions to Closings" beginning on page [    •    ]). Unless otherwise agreed by the parties, each closing will take place on PHH Home Loans' and RMR's payroll date that is closest to the middle of the month that is at least ten business days following the first day on which the conditions to such closing are satisfied or waived. At each closing, the Purchased Assets and Transferred Employees (as defined below) relating to branch offices of PHH Homes Loans and RMR in those states for which the applicable licensing approvals and investor approvals have been obtained will be transferred to GRA. The exact order of transfer of the branch offices will depend on the status and expected timing of GRA's receipt of the applicable licensing approvals in the relevant states.

        In connection with the Home Loans Asset Sale, GRA will assume all liabilities relating to the ownership and use of the Purchased Assets that arise after the applicable closings, and PHH Home Loans and RMR will retain all liabilities to the extent relating to the ownership, use or operation of the Purchased Assets or the Home Loans Business at or prior to the applicable closings, including liabilities for excluded assets, retained employee liabilities, retained pipeline loans and certain specified legal proceedings.

Purchase Price (See page [    •    ])

        In consideration of the Home Loans Asset Sale, GRA will pay PHH Home Loans $70,024,000 in cash, or the "Purchase Price", 20% of which will be paid at each of the five closings. The net proceeds from the Home Loans Asset Sale will be distributed to the members of PHH Home Loans on a pro rata basis based on their respective ownership in PHH Home Loans. The PHH Member owns 50.1% of the common interests in PHH Home Loans and the Realogy Member owns 49.9% of the common interests in PHH Home Loans. We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement. See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions" for more information about our anticipated use of proceeds from the Home Loans Transactions.

Recommendation of our Board of Directors (See page [    •    ])

        Our Board of Directors, at a special meeting held on February 15, 2017, after due consideration, unanimously (i) determined that the Home Loans Transactions, including the Home Loans Asset Sale, are advisable and in the best interests of the Company and its stockholders, (ii) approved the Home Loans Transactions on the terms and conditions of the Home Loans Transactions Agreements, and (iii) directed that the Home Loans Asset Sale on the terms and conditions of the Asset Purchase Agreement be submitted for consideration by our stockholders at the special meeting of stockholders. Our Board of Directors has approved the Home Loans Transactions on the terms and conditions of the Home Loans Transactions Agreements and unanimously recommends that stockholders vote "FOR" the Home Loans Asset Sale Sub-Proposal. For a discussion of the factors considered by our Board of Directors in reaching its conclusions, See "—Sub-Proposal 1B: Approval of the Home Loans Asset Sale Sub-Proposal—Reasons for Recommending the Home Loans Asset Sale" on page [    •    ].

Opinion of Credit Suisse Securities (USA) LLC (See page [    •    ] and Annex E)

        In connection with the Home Loans Asset Sale, the Company's financial advisor for a series of strategic alternative transactions, Credit Suisse Securities (USA) LLC, or "Credit Suisse," delivered an opinion, dated February 15, 2017, to the Board of Directors as to the fairness, from a financial point of view and as of the date of such opinion, to the Company of its pro rata share of the Purchase Price to be paid for the PHH Home Loans transferred business. For purposes of Credit Suisse's analyses and opinion, the term "PHH Home Loans transferred business" refers to the portion of the business to be sold by PHH Home Loans and RMR, or collectively the "PHH Home Loans entities," in the Home Loans Asset Sale, and the term "PHH Home Loans retained business" refers to the assets that are not part of the PHH Home Loans transferred business, and certain liabilities, to be retained by the PHH Home Loans entities. The full text of Credit Suisse's written opinion, dated February 15, 2017, is attached to this proxy statement as Annex G and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the Board of Directors (in its capacity as such) for its information in connection with its evaluation of the Company's pro rata share of the Purchase Price from a financial point of view to the Company and did not address any other terms, aspects or implications of the proposed Home Loans Asset Sale or any related transactions, including the relative merits of the Home Loans Asset Sale or any related transactions as compared to alternative transactions or strategies that might be available to the Company or the underlying business decision of the Company or the PHH Home Loans entities to proceed with the Home Loans Asset Sale and related transactions. Credit Suisse's opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Home Loans Asset Sale, any related transactions or otherwise.

Nonsolicitation of Competing Proposals (See page [    •    ])

        Under the Asset Purchase Agreement, the PHH parties have agreed that, subject to certain exceptions described below, they will and will direct their respective subsidiaries and representatives to cease any ongoing discussions or negotiations with any person with respect to a Competing Proposal (as defined below), and that none of the PHH parties will, and each of them will direct its subsidiaries and representatives not to:

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  directly or indirectly through another Person, solicit, initiate or knowingly encourage any inquiries, proposals or offers from any person (other than GRA and its affiliates) regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal;

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  engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal;

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  enter into any letter of intent or any other contract providing for a Competing Proposal; or

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  agree or resolve to take any of the actions described above.

        A "Competing Proposal" means any inquiry, proposal or offer to acquire (other than the transactions contemplated by the Asset Purchase Agreement), directly or indirectly, 20% or more of the common interests of PHH Home Loans and its subsidiary or 20% or more of the Purchased Assets; provided that any such inquiry, proposal or offer will only constitute a Competing Proposal if and to the extent it would, by its terms and if agreed by PHH, PHH Home Loans or RMR, prohibit the PHH parties from consummating the transactions contemplated by the Asset Purchase Agreement.

        Notwithstanding the nonsolicitation obligations described above, if at any time prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, PHH or any of its subsidiaries or representatives receives an unsolicited written Competing Proposal not resulting from or arising out of their material breach of the nonsolicitation obligations, and our Board of Directors determines, after consultation with its outside legal counsel and financial advisors, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below), then PHH and its representatives may (i) furnish, pursuant to a confidentiality agreement with terms that are no less favorable to the PHH parties than those contained in the confidentiality agreement between the PHH parties and GRA, information (including non-public information) with respect to PHH Home Loans and RMR, and the Home Loans Business to the person or group of persons who has made such Competing Proposal and (ii) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Competing Proposal.

        A "Superior Proposal" is a bona fide written Competing Proposal to acquire 50% or more of the common interests of PHH Home Loans and its subsidiary or 50% or more of the Purchased Assets that our Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors and taking into account any changes to the Asset Purchase Agreement proposed by GRA in response to one or more Competing Proposals, is more favorable to PHH or its stockholders than the transactions contemplated by the Asset Purchase Agreement (taking into consideration, among other things, all legal, financial, regulatory and other aspects of the proposal deemed relevant by our Board of Directors, including the financing terms thereof and the likelihood of consummation).

        PHH has agreed to keep GRA reasonably informed of the status and any material developments, discussions or negotiations regarding any Competing Proposal on a prompt basis (and in any event within 24 hours).

Changes in the Recommendation of our Board of Directors; Fiduciary Termination (See page [    •    ])

        PHH has agreed, subject to certain exceptions as described below, that it will not (i) fail to include the recommendation of our Board of Directors of the transactions contemplated by the Asset Purchase Agreement in this proxy statement, (ii) change, qualify, withdraw or modify, or publicly propose to change, qualify, withdraw or modify, in a manner adverse to GRA, the recommendation of our Board of Directors, (iii) take any formal action or make any recommendation or public statement in connection with a Competing Proposal other than a recommendation against such offer, a "stop, look and listen" communication or other public disclosure that our Board of Directors determines, after consultation with its outside legal counsel, is required to be disclosed by law, or (iv) adopt, approve, or recommend or publicly propose to adopt, approve or recommend, to the stockholders of PHH, a Competing Proposal (any action described in the foregoing clauses (i) through (iv) is referred to as an "Acquisition Recommendation Change") or (v) authorize, cause or permit PHH or any of its subsidiaries to enter into any letter of intent or other agreement with respect to any Competing Proposal other than a confidentiality agreement (each such agreement is referred to as an "Acquisition Agreement").

        Notwithstanding the foregoing restrictions, subject to the compliance with the obligations described in the next paragraph, our Board of Directors may, at any time prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, make an Acquisition Recommendation Change in response to a Competing Proposal or enter into an Acquisition Agreement, if our Board of Directors has determined in good faith that, (i) after consultation with its outside legal counsel, the failure to do so could be inconsistent with our Board of Directors' fiduciary duties under applicable law and (ii) after consultation with its outside legal counsel and financial advisors, such Competing Proposal constitutes a Superior Proposal.

        Our Board of Directors may take the actions described in the immediately preceding paragraph if and only if prior to taking such actions, (i) PHH has provided GRA with at least four business days' prior written notice (and any material change to the material terms of such Superior Proposal, including any change in price, will require a new notice and an additional two-business day notice period) of its intention to make an Acquisition Recommendation Change or enter into an Acquisition Agreement and specifying the reasons for and all material information with respect to such actions, (ii) if requested by GRA, during such four-business day notice period, PHH has negotiated in good faith with GRA to enable GRA to propose an offer in writing to make such revisions to the Asset Purchase Agreement so that our Board of Directors could determine in good faith (after consultation with its outside legal advisors) that the failure to make an Acquisition Recommendation Change or enter into an Acquisition Agreement would not be inconsistent with its fiduciary duties, and (iii) following the end of such notice period, our Board of Directors has considered in good faith such binding offer by GRA and has determined that the Superior Proposal continues to constitute a Superior Proposal if the revisions proposed by GRA were to be given effect.

        In addition, subject to the compliance with the obligations described in the next paragraph, at any time prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, our Board of Directors may, in response to an "Intervening Event" (as defined below), change, qualify, withdraw or modify its recommendation of the transactions contemplated by the Asset Purchase Agreement or publicly propose to do so, in a manner adverse to GRA, or a "Change of Recommendation", if our Board of Directors has determined in good faith, after consultation with its outside legal counsel, that the failure to make a Change of Recommendation could be inconsistent with our Board of Directors' fiduciary duties under applicable law. An "Intervening Event" refers to a material event or change with respect to PHH, PHH Home Loans and their subsidiaries taken as a whole (other than a Competing Proposal and the MSR Sale) first occurring after the date of the Asset Purchase Agreement that was not known by our Board of Directors (or if known, the magnitude or material consequences of which were not known by our Board of Directors) as of the date of the Asset Purchase Agreement.

        Our Board of Directors may take the actions described in the immediately preceding paragraph if and only if prior to taking such actions, (i) PHH has provided GRA with at least four business days' prior written notice of its intention to effect a Change of Recommendation and a description of the reasons for such action, (ii) if requested by GRA, during such four-business day notice period, PHH has negotiated in good faith with GRA to enable GRA to propose an offer in writing to make such revisions to the Asset Purchase Agreement that would obviate the need for making such Change of Recommendation in respect of such Intervening Event, and (iii) following the end of such notice period, our Board of Directors has considered in good faith such binding offer by GRA and has determined, after consultation with outside legal, that that failure to effect a Change of Recommendation could be inconsistent with the fiduciary duties of our Board of Directors under applicable law.

        In the event our Board of Directors effects an Acquisition Recommendation Change or a Change of Recommendation, GRA may terminate the Asset Purchase Agreement and PHH will be obligated to pay a termination fee. PHH will also be obligated to pay the termination fee if it terminates the Asset Purchase Agreement in order to enter into an Acquisition Agreement in respect of a Superior Proposal. See "—Termination Fees and Other Consequences" beginning on page [    •    ].

        Notwithstanding the foregoing, nothing in the Asset Purchase Agreement obligates Realogy to enter into a joint venture, directly or indirectly, with any third party, and Realogy retains all of its existing consent and other rights under the PHH Home Loans JV Agreements.

Regulatory Approvals and Investor Approvals

        GRA has agreed to use reasonable best efforts to make all regulatory, d/b/a, fictitious name and similar filings and seek to obtain all permits, authorizations and licenses from governmental entities and investors as will be necessary for GRA to conduct its loan origination, loan sales and related operations after the closing. GRA will be responsible for all filing fees and other costs and expenses relating to the licensing approvals and investor approvals. GRA will keep PHH Home Loans reasonably informed of the status of the licensing approvals and investor approvals, and will promptly notify PHH Home Loans of any material development, including any refusal or material objection by any governmental entity or investor to grant the required approval and any material condition imposed or requested by any governmental entity or investor in connection with these approvals. At least 20 days prior to the First Closing and 15 days prior to each subsequent closing, GRA will provide written confirmation to PHH Home Loans that GRA has received reasonable assurance from the relevant state licensing authorities that they will issue the applicable branch office licenses upon the surrender by PHH Home Loans or RMR of its branch office license for these locations at the applicable closing.

Conditions to Closings (See page [    •    ])

Conditions to the First Closing.

        The respective obligations of each party to effect the First Closing are subject to the satisfaction or waiver of each of the following conditions:

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  the approval of the transactions contemplated by the Asset Purchase Agreement by holders of a majority of the outstanding shares of PHH common stock entitled to vote on the transaction;

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  the consummation of a portion of the MSR Sale that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency, but does not require consent from the origination source (this condition will be deemed satisfied upon receipt of consents from a sufficient number of holders of PHH's 7.375% Senior Notes due 2019 and PHH's 6.375% Senior Notes due 2021, to the effect that the consummation of the transactions contemplated under the Asset Purchase Agreement will not require PHH to redeem such Senior Notes);

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  the satisfaction or waiver of the conditions to the closing of the transactions contemplated by the JV Interests Purchase Agreement;

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  the receipt by GRA of certain specified licensing approvals; and

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  the absence of any order or injunction prohibiting the consummation of the Asset Purchase Agreement or the transactions contemplated thereby, and the absence of any outstanding written material objection by certain specified governmental entities to the consummation of the transactions contemplated thereby that the parties conclude, in good faith, would result in significant reputational harm to one or more of the parties if they were to proceed to the First Closing over the objection.

        The obligation of GRA to effect the First Closing is subject to the satisfaction or waiver of the following additional conditions:

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  the accuracy of the representations and warranties made by the PHH parties, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (subject to limited exceptions);

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  the compliance with and performance of the covenants and agreements in the Asset Purchase Agreement by the PHH parties in all material respects;

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  the absence of a Material Adverse Effect since the date of the Asset Purchase Agreement;

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  the receipt by GRA of an officer's certificate from each PHH party to the effect that the foregoing conditions have been satisfied;

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  the receipt of certain required third party consents and certain investor approvals;

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  the delivery by the PHH parties of certain documents and instruments that are required to be delivered at the First Closing; and

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  the acceptance by a specified supermajority of the PHH, PHH Home Loans and RMR employees, including a specified supermajority of the loan officers, who receive offers of employment from GRA. The parties expect that they will know whether this condition has been satisfied by May 2, 2017.

        The obligation of the PHH parties to effect the First Closing is subject to the satisfaction or waiver of the following additional conditions:

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  the accuracy of the representations and warranties made by GRA, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of GRA to consummate the transactions;

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  the compliance with and performance of the covenants and agreements in the Asset Purchase Agreement by GRA in all material respects;

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  the receipt by the PHH parties of an officer's certificate from GRA to the effect that the foregoing conditions have been satisfied; and

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  the delivery by GRA of the applicable portion of the Purchase Price and certain documents and instruments that are required to be delivered at the First Closing.

Conditions to Subsequent Closings

        The respective obligations of each party to effect each subsequent closing of the transactions contemplated by the Asset Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

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  the receipt by GRA of the required licensing approvals from states covering 85% of the Home Loan Business's loan origination volume for the applicable jurisdiction for the last 12 months preceding the applicable closing date; and

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  the absence of any order or injunction prohibiting the consummation of the Asset Purchase Agreement or the transactions contemplated thereby.

Termination of the Asset Purchase Agreement (See page [    •    ])

        The Asset Purchase Agreement may be terminated and the transactions contemplated by the Asset Purchase Agreement may be abandoned at any time prior to the First Closing date by mutual consent or by either GRA or PHH if:

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  the First Closing has not occurred on or before November 15, 2017 (this date, which may be extended to January 15, 2018 under certain circumstances in order to obtain the required licensing approvals and investor approvals, is referred to as the "Outside Date"), provided that this right to terminate the Asset Purchase Agreement will not be available to any party whose breach of the Asset Purchase Agreement has been the proximate cause of the failure to consummate the First Closing on or prior to the Outside Date;

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  a final and nonappealable order prohibiting the consummation of the transactions contemplated by the Asset Purchase Agreement has been issued or taken by a governmental entity of competent jurisdiction, provided that this right to terminate the Asset Purchase Agreement will only be available if the party seeking to use this right has used its reasonable best efforts to prevent the entry of such order to the extent required by the terms of the Asset Purchase Agreement; or

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  the special meeting of PHH's stockholders has concluded and the required stockholder approval is not obtained.

        PHH may terminate the Asset Purchase Agreement if:

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  prior to the receipt of the required PHH stockholder approval, our Board of Directors determines to terminate the Asset Purchase Agreement in order to enter into an Acquisition Agreement with respect to a Superior Proposal, provided that PHH has complied with the procedures for effecting such termination (see—Changes in the Recommendation of our Board of Directors; Fiduciary Termination" beginning on page [    •    ]) and paid the applicable termination fee to GRA (see "—Termination Fee and Other Consequences" beginning on page [    •    ]); or

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  there has been a breach by GRA of any representation, warranty, covenant, obligation or agreement set forth in the Asset Purchase Agreement, which breach, either individually or in the aggregate, would result in the failure to satisfy certain closing condition(s) and is not cured within the earlier of the Outside Date or 30 days of PHH's written notice of such breach, provided that this termination right will not be available if any PHH party is then in material breach of any of its representations, warranties, covenants or agreements in the Asset Purchase Agreement.

        GRA may terminate the Asset Purchase Agreement if:

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  prior to the special meeting of PHH's stockholders, (i) our Board of Directors has made an Acquisition Recommendation Change or a Change of Recommendation (see "—Changes in the Recommendation of our Board of Directors; Fiduciary Termination" beginning on page [    •    ]) or (ii) an offer relating to a Competing Proposal has been formally commenced by a third party and our Board of Directors has not, within 10 business days thereafter, made any recommendation or public statement reaffirming its recommendation of the Asset Purchase Agreement and recommending that PHH's stockholders reject such Competing Proposal;

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  there has been a breach by any PHH party of any representation, warranty, covenant, obligation or agreement set forth in the Asset Purchase Agreement, which breach, either individually or in the aggregate, would result in the failure to satisfy certain closing condition(s) and is not cured within the earlier of the Outside Date or 30 days of GRA's written notice of such breach, provided that this termination right will not be available if GRA is then in material breach of any of its representations, warranties, covenants or agreements in the Asset Purchase Agreement; or

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  the closing condition relating to the consummation of the MSR Sale has not been satisfied or waived by September 1, 2017 and all of the other conditions to the First Closing have been satisfied or waived, if the First Closing were to occur on September 1, 2017.

        In addition, the Asset Purchase Agreement will terminate automatically if the JV Interests Purchase Agreement has been terminated pursuant to its terms. (See below "—JV Interests Purchase Agreement—Termination of the JV Interests Purchase Agreement" for more information.)

        If the Asset Purchase Agreement is terminated, it will become void and of no effect with no liability on the part of any party to another party, except that (i) certain provisions, including those relating to the effect of termination and termination fees, will survive the termination, and (ii) no party will be released from any liability for any deliberate material breach of any of its covenants in the Asset Purchase Agreement prior to such termination.

Termination Fees and Other Consequences (See page [    •    ])

        PHH will be required to pay GRA a termination fee equal to 3.5% of the Purchase Price if:

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  GRA terminates the Asset Purchase Agreement as a result of an Acquisition Recommendation Change or Change of Recommendation by our Board of Directors, or the failure of our Board of Directors to reaffirm its recommendation of the Asset Purchase Agreement within 10 business days following the commencement of any offer that constitutes a Competing Proposal;

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  PHH terminates the Asset Purchase Agreement in order to enter into an Acquisition Agreement with respect to a Superior Proposal; or

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  the Asset Purchase Agreement is terminated (x) by either party due to the failure to consummate the transaction on or prior to the Outside Date or the failure to obtain PHH stockholder approval or (y) by GRA due to any uncured breach by the PHH parties that results in the failure to satisfy a closing condition, (ii) prior to such termination, a Competing Proposal to acquire 50% or more of the common interests of PHH Home Loans or 50% or more of the Purchased Assets had been publicly announced and not publicly withdrawn, and (iii) within 12 months following such termination, a Competing Proposal for 50% or more of the common interests of PHH Home Loans or 50% or more of the Purchased Assets is consummated, or PHH or any of its subsidiaries enters into an Acquisition Agreement with respect to such a Competing Proposal, which is subsequently consummated.

        PHH will also be required to pay GRA a termination fee, or the "MSR Termination Fee", equal to 1.75% of the Purchase Price if:

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  either PHH or GRA terminates the Asset Purchase Agreement due to the failure to consummate the transaction on or prior to the Outside Date, and the condition relating to the consummation of the MSR Sale has not been satisfied as of the Outside Date;

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  GRA terminates the Asset Purchase Agreement as a result of the PHH parties' breach of the Asset Purchase Agreement resulting in the failure to satisfy a closing condition, and the PHH parties have materially breached their obligation to keep GRA informed of the status of the MSR Sale; or

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  GRA terminates the Asset Purchase Agreement due to the failure to satisfy the closing condition relating to the consummation of the MSR Sale by September 1, 2017.

        In addition, if the Asset Purchase Agreement is terminated under circumstances in which the MSR Termination Fee is payable, PHH will be automatically deemed to have irrevocably waived (i) any provision of the PHH Home Loans JV Agreements that would limit or restrict Realogy from entering into any joint venture with any third party (including GRI) and (ii) any notice or waiting periods under the PHH Home Loans JV Agreements to allow Realogy to exercise its right to terminate those agreements and sell its interest in PHH Home Loans to PHH.

PHH Guaranty (See page [    •    ])

        PHH has agreed to guarantee the obligations of PHH Home Loans to pay and perform its obligations under the Asset Purchase Agreement. If the Asset Purchase Agreement is terminated, the guaranty will terminate 180 days after the termination, except with respect to any obligations arising at or prior to such termination.

JV INTERESTS PURCHASE AGREEMENT (See page [    •    ] and Annex E)

        In connection with the execution of the Asset Purchase Agreement, PHH and the PHH Member entered into a JV interests purchase agreement dated as of February 15, 2017 with the Realogy

Member. We refer to this agreement as the "JV Interests Purchase Agreement." A copy of the JV Interests Purchase Agreement is attached as Annex E to this proxy statement. We encourage you to read the JV Interests Purchase Agreement in its entirety.

JV Interests Purchase; Consideration (See page [    •    ])

        The PHH Member owns 50.1% of the common interests in PHH Home Loans and the Realogy Member owns 49.9% of the common interests in PHH Home Loans. Under the JV Interests Purchase Agreement, the PHH Member has agreed to acquire all of the Realogy Member's interests in PHH Home Loans (we refer to this transaction as the "JV Interests Purchase") for an aggregate cash amount equal to 49.9% of the book equity of PHH Home Loans at the closing of the JV Interests Purchase. The total of cash outflows to Realogy for its equity interests, including the JV Interests Purchase, Distributable Cash (as discussed below), and its pro rata share of the Home Loans Asset Sale, is estimated to be $90 million.

        The closing of the JV Interests Purchase will take place on the 90th day following the final closing under the Asset Purchase Agreement, with an adjustment (if any) in the purchase price paid to occur 45 days thereafter.

Cash Distributions (See page [    •    ])

        During the period between the First Closing under the Asset Purchase Agreement and the closing of the JV Interests Purchase, the parties will review PHH Home Loans' "Distributable Cash" regularly (in any event on a monthly basis), and the PHH parties will cause PHH Home Loans to distribute such amount of the Distributable Cash as the parties may agree to its members on a pro rata basis based on their respective ownership interests in PHH Home Loans. "Distributable Cash" refers to all cash and cash equivalents held by PHH Home Loans, including (i) all proceeds received by PHH Home Loans under the Asset Purchase Agreement, (ii) all proceeds from the mortgages held for sale by PHH Home Loans, and (iii) cash realized from the reduction in PHH Home Loans' warehouse lines, less (1) cash required to satisfy working capital requirements and minimum statutory deposits, (2) cash required to repay the warehouse loans, and (3) cash required to fund the costs and expenses to wind down the operations of PHH Home Loans, including severance, retention, pension and other employee-related costs and expenses.

        In connection with the foregoing, the PHH parties have agreed to (i) seek in good faith to maximize the amount of PHH Home Loans' distribution cash, (ii) use reasonably best efforts to monetize any remaining assets of PHH Home Loans and its subsidiaries prior to the closing of the JV Interests Purchase, and (iii) regularly review the foregoing with the Realogy Member.

        We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement, together with $57 million in net proceeds from the JV Interests Purchase and subsequent monetization of our net investment in PHH Home Loans, before PHH's share of costs associated with the exit and disposal of PHH Home Loans, and excluding taxes related to the Transactions, for total net proceeds of $92 million from the Home Loans Transactions. See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions" for more information about our anticipated use of proceeds from the Home Loans Transactions.

Closing Conditions (See page [    •    ])

        The respective obligations of each party to effect the closing of the JV Interests Purchase are subject to the following conditions:

  •
  the completion of each of the closings under the Asset Purchase Agreement; and

  •
  the absence of any order or injunction prohibiting the consummation of the JV Interests Purchase Agreement or the transactions contemplated thereby.

        The obligation of the Realogy Member to effect the closing of the JV Interests Purchase is subject to the satisfaction or waiver of the following additional conditions:

  •
  the accuracy of the representations and warranties made by the PHH parties, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of the PHH parties to consummate the transactions;

  •
  the compliance with and performance of all terms and covenants of the JV Interests Purchase Agreement by the PHH parties in all material respects;

  •
  the receipt by the Realogy Member of an officer's certificate from the PHH Member to the effect that the foregoing conditions have been satisfied; and

  •
  the delivery by the PHH Member of the cash consideration and certain documents and instruments that are required to be delivered at the closing.

        The obligation of the PHH parties to effect the closing of the JV Interests Purchase is subject to the satisfaction or waiver of the following additional conditions:

  •
  the accuracy of the representations and warranties made by the Realogy Member, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of the Realogy Member to consummate the transactions;

  •
  the compliance with and performance of all terms and covenants of the JV Interests Purchase Agreement by the Realogy Member in all material respects;

  •
  the receipt by the PHH parties of an officer's certificate from the Realogy Member to the effect that the foregoing conditions have been satisfied; and

  •
  the delivery by the Realogy Member of certain documents and instruments that are required to be delivered at the closing.

Termination of the JV Interests Purchase Agreement (See page [    •    ])

        The JV Interests Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned by mutual consent or by the Realogy Member upon the occurrence of certain circumstances set forth in the Asset Purchase Agreement which would have provided GRA the right to terminate the Asset Purchase Agreement. In addition, the JV Interests Purchase Agreement will terminate automatically if the Asset Purchase Agreement is terminated in accordance with its terms.

SUPPORT AGREEMENT (See page [    •    ] and Annex F)

        In connection with the execution of the Asset Purchase Agreement and the JV Interests Purchase Agreement, PHH has entered into a support agreement with GRI and Realogy, or the "Support Agreement." The Support Agreement is for the benefit of PHH and for the purpose of providing support by GRI and Realogy, as the ultimate parents and members of GRA. A copy of the Support Agreement is attached as Annex F to this proxy statement. We encourage you to read the Support Agreement in its entirety.

        Subject to the terms and conditions set forth in the Support Agreement, each of GRI and Realogy has agreed to (i) provide to GRA its proportionate share of capital contributions required for GRA to obtain the required licensing approvals and investor approvals and effect the transactions contemplated by the Asset Purchase Agreement and (ii) support GRA's efforts to obtain the required licensing approvals and Investor approvals. Each of GRI and Realogy have also agreed to severally (based on its pro rata ownership of GRA) and not jointly guarantee the payment obligations of GRA under the Asset Purchase Agreement and the assignment and assumption agreement and transition services agreement contemplated thereby, including payment of monetary damages resulting from pre-closing breaches of the Asset Purchase Agreement up to a maximum amount of $3,000,000.

        In addition, (i) Realogy has agreed to guarantee the payment and performance obligations of the Realogy Member under the JV Interests Purchase Agreement and the assignment and assumption and transition services agreement contemplated thereby and (ii) each of GRI, Realogy and PHH has agreed to use its reasonable best efforts to resolve any written material objections to the consummation of the Home Loans Asset Sale that are raised by certain specified governmental entities.

Certain Federal Income Tax Consequences of the Home Loans Transactions (See page [    •    ])

        The following is a discussion of all material federal income tax consequences to us of the Home Loans Transactions. This discussion is a summary for our common stockholders and is intended for general information only. The Home Loans Transactions will not result in any direct federal income tax consequences to our stockholders. Each stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the Home Loans Transactions to such stockholder.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below. No rulings have been requested or received from the Internal Revenue Service, or IRS, as to the tax consequences of the Home Loans Transactions and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Home Loans Transactions described in this paragraph, or, if it does challenge the tax treatment, that it will not be successful.

        The Home Loans Transactions will be treated for federal income tax purposes as taxable transactions to us. Accordingly, we will recognize a gain or loss. The amount of gain or loss we recognize with respect to these transactions will be measured by the difference between the cash and any other amount realized by us and our tax basis.

Certain Accounting Consequences of the Home Loans Transactions (See page [    •    ])

        For the Home Loans Asset Sale, we expect to recognize in our financial statements our 50.1% share of the anticipated gain on the sale of the assets of PHH Home Loans, net of any applicable taxes, exit costs and transaction costs, at the time of each transfer under the Asset Purchase Agreement. The Purchased Assets and the Assumed Liabilities are comprised of (i) certain office leases and vendor contracts specified in the schedules to the Asset Purchase Agreement, (ii) fixtures, furniture, office equipment and other tangible personal property owned by PHH Home Loans and RMR, (iii) certain IT assets (other than certain excluded IT assets) and certain business intellectual property of PHH Home Loans and RMR, (iv) subject to certain exceptions, unlocked pipeline loans that are expected to close more than 20 days after the applicable closing date, and (v) customer data and books and records of the Home Loans Business (none of which has any significant recorded book value in our Balance sheets as of December 31, 2016, nor do we anticipate any material changes to their book value) that we will transfer to GRA for aggregate proceeds of $70,024,000.

        In connection with the JV Interests Purchase, our purchase of the Realogy Member's 49.9% ownership interests in the joint venture for an amount equal to its interest in the residual equity of PHH Home Loans after the final closing of the Home Loans Asset Sale will result in a reduction to Minority interest on our Consolidated Balance Sheets related to the cash payment in connection with this interest purchase. We do not expect to recognize any gain or loss specific to the JV Interests Purchase in our financial statements.

        After completing the JV Interests Purchase, PHH Home Loans will be a wholly-owned subsidiary of the Company and its residual net assets will be included in our consolidated financial statements. We will monetize the remaining residual assets and resolve the residual liabilities of the entity after completing the transactions. As the assets of this entity consist primarily of interest rate lock commitments and mortgage loans held for sale, which are short-term in nature, we expect to settle substantially all of the residual net assets of the entity within six months of the first closing under the Home Loans Asset Sale. We expect to reflect the historical results of operations of the Real Estate channel as discontinued operations beginning on the later of either: (i) the date of the final closing of the Home Loans Asset Sale; or (ii) the date the operations of the Real Estate channel cease.

        All expected accounting treatments outlined above are based on accounting principles generally accepted in the United States of America. For further information, see the unaudited pro forma condensed financial information attached as Annex I to this proxy statement.

ANTICIPATED USE OF PROCEEDS FROM THE TRANSACTIONS (See page [    •    ])

        We estimate the Company will receive total gross proceeds of approximately $950 million from the Transactions, assuming the closing of the MSR Sale and the Home Loans Transactions and receipt of all required approvals, investor consents and origination source consents for the MSR Sale, and based on the December 31, 2016 MSR Portfolio composition, among other assumptions. (See "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal—The MSR Purchase Agreement—Consideration" for more information about the composition of our MSR Portfolio as of December 31, 2016.) We expect that substantially all of the proceeds from the MSR Sale (the total gross proceeds of which are expected to be up to $858 million, based on the December 31, 2016 MSR Portfolio composition) and a portion of the proceeds from the Home Loans Transactions (the total gross proceeds to us of which are expected to be $92 million) will be used to repay our Senior Notes, to repay borrowings under the Company's PSART servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes associated with the Transactions. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes.

        Once we have the appropriate level of certainty with respect to the amount and timing of sources and uses of cash from our strategic actions (including any cash generated from the MSR Sale and Home Loans Asset Sale, if executed), we intend to take the necessary actions to commence any returns of capital to stockholders. See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions."

EFFECTS ON THE COMPANY IF THE TRANSACTIONS ARE COMPLETED

        Assuming the successful closing of the MSR Sale and Home Loans Transactions and the successful execution of our PLS business exit, we intend to transition to a business comprised of subservicing and portfolio retention, or "PHH 2.0." While we do not anticipate a material change to our Servicing segment operations as a result of the closing of the MSR Sale, if executed, we do anticipate material changes to our Mortgage Production segment operations as a result of the closing of the Home Loans Transactions, if executed, and our efforts to exit our PLS business.

        Immediately following each Sale Date of the MSR Sale, if executed, our employee base, facilities, and current operations that are involved in performing our Servicing segment operations will remain with PHH and PHH Mortgage and we will continue to perform servicing activities for our subservicing clients (which will include New Residential under the Subservicing Agreement). We do, however, anticipate that we will experience a shift in our customer base, whereby immediately following the final Sale Date of the MSR Sale, our contractual relationships governing our Servicing segment operations will shift from our performing servicing activities directly for mortgage loan investors, to our performing services for our subservicing clients under our subservicing contracts (including under the Subservicing Agreement). Our revenue-producing operations from our Servicing segment, however, will otherwise be generally the same before and after the closing of the MSR Sale, if executed. Additionally, our Servicing segment operations and the rules and regulations governing our activity (including required compliance with Agency servicing standards) will remain substantially the same.

        Following the final closing of the Home Loans Transactions, if executed, we anticipate that we will no longer have any operations in the Real Estate channel of our Mortgage Production segment. In particular, we anticipate that immediately following the final closing of the Home Loans Transactions, our employee base will decrease by approximately 1,066 employees in total, assuming the transfer of employment to GRA of up to approximately 958 employees, with the balance of the decrease resulting from a reduction in force of PHH Home Loans employees. Further, after the final closing we anticipate that we will no longer originate mortgage loans or sell MSRs originated through the Real Estate channel of our Mortgage Production segment. Additionally, we expect to transfer to GRA in connection with the closing of the Home Loans Transactions our leases for substantially all of the facilities used by PHH Home Loans that housed the subsidiaries of PHH Home Loans and certain operations of the Real Estate channel of our Mortgage Production segment. For more information about our costs associated with the successful closing of the Home Loans Transactions, which we estimate to be $10 million, please refer to our Unaudited Pro Forma Financial Statements attached to this proxy statement as Annex J for additional information.

        In November 2016, we announced our intentions to exit the PLS channel of our Mortgage Production segment. The PLS channel includes providing outsourced mortgage origination services for wealth management firms, regional banks and community banks throughout the U.S. For the year ended December 31, 2016, the PLS channel represented 79% of our total closing volume (based on dollars). Due to elevated operating losses, increasing regulatory and client customization costs and a shrinking market for financial institution origination services, we determined the exit of the business was necessary. We expect that we will be in a position to substantially exit this channel by the first quarter of 2018, subject to transition support requirements. We currently have exit plans in place with clients representing 55% of our PLS closing volume. For more information about the costs associated with our exit from the PLS channel, see Note 2 "Exit Costs" in the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H.

        Our transition to PHH 2.0 will be contingent upon successfully executing the Transactions and the PLS business exits outlined above, as well as restructuring our remaining business and shared services platform and achieving our growth objectives and assumptions. We intend to re-engineer and reduce operating and overhead costs, which may take up to 12 to 18 months following the closing of the Transactions to complete. We expect successful execution will enable us to maximize near term capital distributions, preserve the value of our tax assets and create incremental value through potential future earnings and by maintaining flexibility to consider future strategic actions.

        Additionally, the MSR Sale and Home Loans Transactions do not involve any transfer of risk with respect to our legal and regulatory contingencies. We will retain the recorded and unrecorded liabilities in respect of our various legal proceedings, including private and civil litigation, and regulatory matters to which we and our subsidiaries are subject as described in Note 15, 'Commitments and Contingencies' in the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H. Successful completion of our transition to our PHH 2.0 subservicing and portfolio retention business is also contingent upon resolution of our outstanding legal and regulatory matters. As discussed in greater detail in "—Anticipated Use of Proceeds from the Transactions" we intend to maintain excess cash reserves to cover various contingencies, which include $114 million related to our legal and regulatory reserves. (See "—Risk Factors—Risks Relating to our Company if the Transactions are Completed" for more information.)

        Please refer to our Unaudited Pro Forma Financial Statements attached to this proxy statement as Annex J for additional information.

INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE TRANSACTIONS (See page [    •    ])

        In considering the recommendation of our Board of Directors with respect to the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal, you should be aware that certain of our directors and executive officers may have interests in the Transactions that are different from, or in addition to, your interests as a stockholder and that such interests may present actual or potential conflicts of interest. Such interests include, among other matters, potential bonus payments that would vest upon a qualifying termination (subject to the achievement of the applicable performance criteria), severance payments and benefits payable to certain executive officers upon qualifying terminations of employment pursuant to our existing policies and agreements (which potential bonus payments and severance payments and benefits would equal $7,350,507 in the aggregate for our named executive officers under the assumptions described below), accelerated vesting and/or payment of certain cash performance incentive awards and restricted stock units upon qualifying terminations of employment (in each case, subject to the achievement of any applicable performance criteria and which, under the assumptions described below, would have an aggregate value of $2,668,607 for our named executive officers and result in the accelerated vesting of restricted stock units covering an aggregate of 528,646 shares of Company common stock for our named executive officers, respectively) and certain rights to continued indemnification and insurance coverage.

        As of March 10, 2017, the record date, our directors and executive officers held in the aggregate less than 1% of the shares of our common stock entitled to vote at the special meeting.

NO DISSENTERS' RIGHTS OR RIGHTS OF OBJECTING STOCKHOLDERS (See page [    •    ])

        Holders of our common stock are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the Transactions. The MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a sale of substantially all of the assets of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction.

THE SPECIAL MEETING

Date, Time and Place (See page [    •    ])

        The special meeting will take place on [    •    ], 2017, at [    •    ] a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. See "—The Special Meeting—Date, Time, Place and Purpose of the Special Meeting."

Purpose (See page [    •    ])

        At the special meeting, you will be asked to consider and vote upon: (1) a proposal to approve the sale of substantially all of the assets of the Company pursuant to (A) the MSR Sale Sub-Proposal and (B) the Home Loans Asset Sale Sub-Proposal; (2) the Transactions-Related Compensation Proposal, (3) the Adjournment Proposal, and (4) such other business as may properly come before the special meeting and any adjournment or postponement thereof. See "—The Special Meeting—Date, Time, Place and Purpose of the Special Meeting."

Record Date and Voting Securities (See page [    •    ])

        You are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof, if you are a holder of record of our common stock as of the close of business on March 10, 2017, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were 53,612,270 shares of our common stock issued and outstanding and entitled to receive notice of and to vote at the special meeting. See "—The Special Meeting—Record Date."

Quorum; Vote Required (See page [    •    ])

        Under Section 1.05 of our Amended and Restated Bylaws, a quorum consisting of a majority of all the votes entitled to be cast at the meeting must be represented in person or by proxy for the transaction of business at the special meeting. Pursuant to Article EIGHTH, paragraph (a)(4) of our Articles of Amendment and Restatement and as permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, or the "MGCL," the approval of the sale of substantially all of our assets pursuant to the MSR Sale Sub-Proposal and the approval of the sale of substantially all of our assets pursuant to the Home Loans Asset Sale Sub-Proposal each requires the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter, notwithstanding the requirements of the MGCL requiring authorization by a greater proportion for that purpose. Under Section 1.05 of our Amended and Restated Bylaws, the approval of the advisory resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402(t) of Regulation S-K and any adjournment of the special meeting each requires the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present. See "—The Special Meeting—Quorum; Vote Required."

Voting by, and Revocation of, Proxy (See page [    •    ])

        Our Board of Directors has selected Glen A. Messina, our President and Chief Executive Officer, and William F. Brown, our Senior Vice President, Secretary and General Counsel, to serve as proxies at the special meeting. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy card. If no direction is indicated on a signed proxy card, the proxy holders will not vote your shares on any matter presented in this proxy statement. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the special meeting. We know of no other business to be presented at the special meeting, and no other matters properly may be presented for a vote at the special meeting. See "—The Special Meeting—Other Business."

        Any proxy given may be revoked by the person giving it at any time before it is voted at the special meeting. Proxies may be revoked by signing and delivering a new proxy bearing a later date to our corporate secretary, by delivering a written notice of revocation to our corporate secretary bearing a later date than the date of your proxy card, or by attending the special meeting and voting in person. Your attendance at the special meeting, however, will not, by itself, revoke your proxy.

        You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card. If you vote using the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope.

        For the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to approve the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal, as applicable, but will count for the purpose of determining whether a quorum is present at the special meeting. If you abstain, it will have the same effect as a vote "AGAINST" the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal, as applicable. See "—The Special Meeting—Proxies and Revocation."

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTIONS

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the Transactions. These questions and answers may not address all questions that may be important to you as a PHH stockholder. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement which you should read carefully.

Special Meeting and Voting

Q.
When and where is the special meeting going to be held?

A.
The special meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on [    •    ], [    •    ], 2017, at [    •    ] a.m., local time. Registration and seating will begin at [    •    ] a.m., local time.

Q.
What is the purpose of the special meeting?

A.
At the special meeting, stockholders will vote on the matters described in the accompanying Notice of Special Meeting and this proxy statement. The only matters expected to be voted upon at the special meeting are (1) a proposal to approve the sale of substantially all of the assets of the Company pursuant to (A) the MSR Sale Sub-Proposal, and (B) the Home Loans Asset Sale Sub-Proposal, (2) the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or Home Loans Asset Sale as disclosed pursuant to Item 402(t) in the accompanying proxy statement, and (3) if necessary, the Adjournment Proposal.

Q.
Which stockholders may vote?

A.
Our Board of Directors has fixed the close of business on March 10, 2017 as the record date for determining the stockholders entitled to receive notice of the special meeting, and to vote their shares at the special meeting and any adjournment or postponement of the special meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each share of the Company's common stock is entitled to one vote.

At the close of business on the record date, the Company had issued and outstanding 53,612,270 shares of common stock.

Q.
What am I being asked to vote on?

A.
Our Board of Directors is asking the Company's stockholders of record at the close of business on March 10, 2017, the record date for the special meeting, to consider and vote upon: (1) a proposal to approve the sale of substantially all of the assets of the Company pursuant to (a) the sale of the Company's MSR Portfolio, together with all servicing advances related to the MSR Portfolio, to New Residential on the terms and conditions of the MSR Purchase Agreement, and (b) the sale of certain assets and liabilities of PHH Home Loans to GRA on the terms and conditions of the Asset Purchase Agreement; (2) the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or Home Loans Asset Sale as disclosed pursuant to Item 402(t) in the accompanying proxy statement, (3) the adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals, and (4) such other business as may properly come before the special meeting and any adjournment or postponement thereof. Our Board of Directors currently knows of no other business that will be presented for consideration at the special meeting. In the event any matters other than those referred to in the accompanying Notice of Meeting and this proxy statement should properly come before and be considered at the special meeting, it is intended that proxies in the form the Company provides to its stockholders will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Q.
What are the Board of Directors' recommendations for how I should vote my shares?

Our Board of Directors recommends that you vote your shares as follows:

•
Proposal 1:  To approve the sale of substantially all of the assets of the Company pursuant to the following sub-proposals:

•
Sub-Proposal 1A:  FOR the sale of the Company's MSR Portfolio, together with all servicing advances related to the MSR Portfolio, to New Residential on the terms and conditions of the MSR Purchase Agreement;

•
Sub-Proposal 1B:  FOR the sale of certain assets and liabilities of PHH Home Loans to GRA on the terms and conditions of the Asset Purchase Agreement. In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the JV Interests Purchase Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

•
Proposal 3:  FOR the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or Home Loans Asset Sale; and

•
Proposal 3:  FOR the adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals.

Q.
Why is the Company seeking a stockholder vote on the Adjournment Proposal?

A.
Adjourning the special meeting to a later date will give us additional time to solicit proxies to vote in favor of approval of the MSR Sale Sub-Proposal, the Home Loans Asset Sale Sub-Proposal and/or the Transactions-Related Compensation Proposal if there are not sufficient votes in favor of any of the proposals. Consequently, we are seeking your approval of the Adjournment Proposal to ensure that, if necessary, we will have enough time to solicit the required votes for approval of the MSR Sale Sub-Proposal, the Home Loans Asset Sale Sub-Proposal and/or the Transactions-Related Compensation Proposal.

Q.
Who can attend the special meeting?

A.
Only stockholders of record as of the close of business on March 10, 2017, or their duly appointed proxies, may attend the special meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you hold your shares in "street name" (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

  Cameras and video recording devices will not be permitted at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting beginning ten days prior to the special meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the special meeting.

Q.
Do I need an admission ticket to attend the special meeting?

A.
Yes. Attendance at the special meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the proxy statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of our common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the special meeting may obtain them on the date of the special meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the special meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the special meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

Q.
How many votes must be present at the special meeting to constitute a quorum?

A.
Stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote as of the record date, March 10, 2017, must be present, in person or by proxy, to constitute a quorum at the special meeting. As of the record date, there were 53,612,270 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the special meeting will be treated as present at the special meeting for purposes of determining whether a quorum is present.

Q.
How many votes can be cast by all stockholders?

A.
53,612,270 votes may be cast at the special meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

Q.
What vote is needed for each of the proposals to be adopted?

A.
Pursuant to our charter and as permitted by Maryland law, the approval of the sale of substantially all of our assets pursuant to the MSR Sale Sub-Proposal and the approval of the sale of substantially all of our assets pursuant to the Home Loans Asset Sale Sub-Proposal each requires the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter, notwithstanding the requirements of the MGCL requiring authorization by a greater proportion for that purpose. A vote for or against the MSR Sale Sub-Proposal does not count as a vote for or against the Home Loans Asset Sale

  Sub-Proposal. Similarly, a vote for or against the Home Loans Asset Sale Sub-Proposal does not count as a vote for or against the MSR Sale Sub-Proposal.

  Under Section 1.05 of our Amended and Restated Bylaws, the approval of the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or Home Loans Asset Sale as disclosed pursuant to Item 402(t) in the accompanying proxy statement and any adjournment of the special meeting requires the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present.

Q
What is a broker non-vote?

A.
Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange (the "NYSE"), a nominee does not have discretionary voting power with respect to "non- routine" matters.

"Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

Q.
How do I vote?

A.
You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

Vote by Telephone:	Vote by Internet:	Vote by Mail:

You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.
You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.
If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before [•], 2017.

  The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on [    •    ], 2017.

Q.
Can I change my vote?

A.
Yes. A proxy may be revoked at any time prior to the voting at the special meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the special meeting or by attending the special meeting and voting in person. If you have shares held by a bank, broker or other nominee or in "street name," you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the special meeting and voting in person.

Q.
Could other matters be decided at the special meeting?

A.
Our Board of Directors does not intend to bring any matter before the special meeting other than those described in this proxy statement. If any other matters properly come before the special meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the special meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

Q.
What if I vote for some but not all of the proposals?

A.
Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this proxy statement, including the MSR Sale Sub-Proposal, the Home Loans Asset Sale Sub-Proposal, the Transactions-Related Compensation Proposal and the Adjournment Proposal, will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the special meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the special meeting, your shares will be voted:

  •
  Proposal 1:  To approve the sale of substantially all of the assets of the Company pursuant to the following sub-proposals:

  •
  Sub-Proposal 1A:  FOR the sale of the Company's MSR Portfolio, together with all servicing advances related to the MSR Portfolio, to New Residential on the terms and conditions of the MSR Purchase Agreement;

  •
  Sub-Proposal 1B:  FOR the sale of certain assets and liabilities of PHH Home Loans to GRA on the terms and conditions of the Asset Purchase Agreement. In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the JV Interests Purchase Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

  •
  Proposal 3:  FOR the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or Home Loans Asset Sale; and

  •
  Proposal 3:  FOR the adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals.

  If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the special meeting in accordance with your desires.

Q.
Who will pay for the cost of this proxy solicitation?

A.
We will pay the cost of soliciting proxies on behalf of our Board of Directors. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Q.
Who will count and certify the vote?

A.
Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the special meeting.

Q.
How can I access the proxy materials electronically?

A.
Copies of the Notice of Special Meeting, proxy statement and 2016 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Ethics & Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee and Finance, Compliance & Risk Management Committee, are also available without charge to stockholders on our corporate website at www.phh.com under the heading "Investors—Corporate Governance" or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

Proposed MSR Sale and Home Loans Transactions

Q.
What are the proposed Transactions?

A.
The proposed Transactions are comprised of the sale of substantially all of the assets of the Company pursuant to the following transactions:

1.
the sale of the Company's MSR Portfolio, together with all Advances related to the MSR Portfolio to New Residential on the terms and conditions of the MSR Purchase Agreement, and

2.
the sale of certain assets and liabilities of PHH Home Loans to GRA on the terms and conditions of the Asset Purchase Agreement.

Q
What are the total gross proceeds that the Company estimates it will receive for the Transactions?

A.
We estimate the Company will receive total gross proceeds of up to $950 million from the Transactions, assuming the closing of the MSR Sale and receipt of 100% of the approvals, investor consents and origination source consents required for the MSR Sale (based on the December 31, 2016 MSR Portfolio composition among other assumptions) and the Home Loans Transactions.

Under the MSR Purchase Agreement, the purchase price we will receive for the MSRs relating to each Investor will be calculated in accordance with the applicable fixed pricing formula set forth in the MSR Purchase Agreement. In addition, New Residential will pay PHH for all of the Advances acquired in the transaction in accordance with a fixed pricing formula determined in accordance with the MSR Purchase Agreement. The MSR Portfolio had a book value of $541 million as of September 30, 2016 and related Advances of $307 million as of October 31, 2016. As of December 31, 2016, the MSR Portfolio had a book value of $579 million and related Advances of $279 million. Based on the MSR Portfolio composition as of December 31, 2016 and market conditions as of the date of the MSR Purchase Agreement, and assuming all investor and origination source consents are received, total proceeds are expected to be up to $858 million, of which up to $579 million was calculated from the applicable fixed purchase price percentage of the UPB of the MSR Portfolio, and up to $279 million was calculated from the fixed purchase price percentage for the Advances. Actual proceeds will be based on the MSR Portfolio composition at each transfer date and may vary from our expectations primarily due to run-off from the MSR Portfolio resulting in a reduction of the MSR Portfolio's UPB or the failure to receive certain Investor and origination source consents. As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date. The MSR Sale proceeds exclude estimated transaction fees and expenses of approximately 5% of MSR value, and represent a valuation of 84 basis points on total unpaid principal balance of $70 billion as of December 31, 2016.

  Under the Asset Purchase Agreement, PHH Home Loans will receive aggregate consideration of $70,024,000 million in cash, 20% of which will be paid at each of the five closings. The net proceeds from the Home Loans Asset Sale will be distributed to PHH and Realogy on a pro rata basis based on their respective ownership interests in PHH Home Loans. The PHH Member owns 50.1% of the common interests in PHH Home Loans and the Realogy Member owns 49.9% of the common interests in PHH Home Loans. We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement.

  Under the JV Interests Purchase Agreement, the PHH Member has agreed to acquire all of the Realogy Member's interests in PHH Home Loans (we refer to this transaction as the JV Interests Purchase) for an aggregate cash amount equal to 49.9% of the book equity of PHH Home Loans at the closing of the JV Interests Purchase. The total of cash outflows to Realogy for its equity interests, including the JV Interests Purchase, Distributable Cash (as discussed below), and its pro rata share of the Home Loans Asset Sale, is estimated to be $90 million.

  During the period between the first closing under the Asset Purchase Agreement and the closing of the JV Interests Purchase, the PHH Member and the Realogy Member will review PHH Home Loans' "Distributable Cash" regularly (in any event on a monthly basis), and the PHH parties will cause PHH Home Loans to distribute such amount of the Distributable Cash as the parties may agree to its members on a pro rata basis based on their respective ownership interests in PHH Home Loans. We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement, together with $57 million in net proceeds from the JV Interests Purchase and subsequent monetization of our net investment in PHH Home Loans, before PHH's share of costs associated with the exit and disposal of PHH Home Loans, and excluding taxes related to the Transactions.

We expect that substantially all of the proceeds from the MSR Sale and a portion of the proceeds from the Home Loans Transactions will be used to repay PHH's Senior Notes, to repay borrowings under the Company's PSART servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes. For additional information about our anticipated use of proceeds from the MSR Sale, see "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions."

Q.
If the MSR Sale and the Home Loans Asset Sale are consummated, how does the Company intend to use the proceeds from the Transactions?

A.
We estimate the Company will receive total gross proceeds of approximately $950 million from the Transactions, assuming the closing of the MSR Sale and the Home Loans Transactions and receipt of all required approvals, investor consents and origination source consents for the MSR Sale, and based on the December 31, 2016 MSR Portfolio composition, among other assumptions. (See "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal—The MSR Purchase Agreement—Consideration" for more information about the composition of our MSR Portfolio as of December 31, 2016.) We expect that substantially all of the proceeds from the MSR Sale (the total gross proceeds of which are expected to be up to $858 million, based on the December 31, 2016 MSR Portfolio composition) and a portion of the proceeds from the Home Loans Transactions (the total gross proceeds to us of which are expected to be $92 million) will be used to repay our Senior Notes, to repay borrowings under the Company's PSART servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes associated with the Transactions. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes.

Once we have the appropriate level of certainty with respect to the amount and timing of sources and uses of cash from our strategic actions, we intend to take the necessary actions to commence any returns of capital to stockholders. We estimate that up to $550 million of excess cash could be available for return to our stockholders, however, the method, timing and amount of the return of capital to our stockholders, if any, will depend on several factors, including:

•
the closing and proceeds realized from our MSR Sales, which will be based on the MSR Portfolio composition as of each respective transfer date and to the extent to which we receive investor and origination source consents;

•
the closing of, and the value realized from, our Home Loans Asset Transaction;

•
the successful execution of our PLS business exit, and costs and operating losses in connection with such exit;

•
the resolution of our outstanding legal and regulatory matters;

•
the successful completion of other restructuring and capital management activities, including debt repayment; and

•
the working capital requirements and contingency needs for the remaining business.

Other factors that may impact our decisions regarding the method, timing and amount of any return of capital include economic and market conditions, our financial condition and operating results, cash requirements, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, investment opportunities at the time any such payment is considered, and other factors deemed relevant. There can be no assurances we will complete any return of capital to our stockholders. (See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions" for additional information.

Q.
What will happen if stockholders do not approve the proposal for the sale of substantially all of the assets of the Company pursuant to either the MSR Sale Sub-Proposal, or the Home Loans Asset Sale Sub-Proposal?

A.
We cannot complete the MSR Sale unless our stockholders approve the MSR Sale Sub-Proposal, in addition to the satisfaction of the other conditions to closing of the MSR Sale. If our stockholders do not approve the MSR Sale Sub-Proposal, then the MSR Purchase Agreement may be terminated by either us or New Residential.

Similarly, we cannot complete the Home Loans Transactions unless our stockholders approve the Home Loans Asset Sale Sub-Proposal, in addition to the satisfaction of the other conditions to closing of the Home Loans Transactions. If our stockholders do not approve the Home Loans Asset Sale Sub-Proposal, then the Home Loans Transaction Agreements may be terminated by either us, GRA or Realogy.

In addition, the closing of the Home Loans Asset Sale is conditioned upon the closing of the portion of the MSR Sale to New Residential that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source) under the MSR Purchase Agreement (unless we have obtained consents from a sufficient number of holders of our senior notes to the effect that the consummation of the Home Loans Asset Sale would not require us to redeem our senior notes). Therefore, if our stockholders do not approve the MSR Sale Sub-Proposal, it is likely that we will be unable to complete the Home Loans Transactions. Moreover, the Home Loans Transaction Agreements may be terminated if the closing condition regarding the MSR Sale (or, alternatively, the receipt of the required noteholder consents) is not satisfied by September 1, 2017 under certain specified circumstances and, upon such termination, PHH would be obligated to pay a termination fee to GRA and would be deemed to have waived (i) any restrictions under the PHH Home Loans operating agreement that prohibit Realogy from entering into any joint venture with third parties and (ii) the two-year notice requirement with respect to Realogy's right to terminate the PHH Home Loans joint venture. (See "—Sub-Proposal 1B: Approval of the Home Loans Asset Sale Sub-Proposal—Termination Fees and Other Consequences" for additional information.)

Q.
What is the Transactions-Related Compensation Proposal?

A:
The Transactions-Related Compensation Proposal is a non-binding advisory vote to approve the payment of certain compensation to our named executive officers that is based on or otherwise relates to the MSR Sale and the Home Loans Transactions. For further information regarding the compensation arrangements, see "—Proposal 1: Sale of Substantially All of the Assets of the Company—Interests of Our Directors and Officers in the Transactions".

Q:
What will happen if the Transactions-Related Compensation Proposal is approved by our stockholders?

A:
The advisory (nonbinding) vote on executive compensation payable in connection with the Transactions is a vote separate and apart from the MSR Sale Sub-Proposal and Home Loans Asset Sale Sub-Proposal. Accordingly, approval of this proposal is not a condition to completion of the MSR Sale or any of the Home Loans Transactions, and as an advisory vote, the result will not be binding on our Board of Directors or on our Human Capital and Compensation Committee of our Board of Directors. Although the Transactions-Related Compensation Proposal is only advisory in nature and is not binding on our Board of Directors or the Company, we intend to review the voting results with our Board of Directors and the Human Capital and Compensation Committee of our Board of Directors so that such voting results may be taken into consideration in connection with future executive compensation decisions.

Q.
What if the Company receives another offer for the MSR Portfolio?

A.
Under the MSR Purchase Agreement, we have agreed that, subject to certain exceptions, we will not, and will not authorize, our officers, directors, representatives or other intermediaries or subsidiaries, to (i) solicit, initiate or knowingly facilitate the submission of any inquiries, proposals or offers from any person relating to any offer to acquire 20% or more of the MSR Portfolio, or an "MSR Competing Proposal," or agree to or recommend any MSR Competing Proposal; (ii) enter into any agreement to consummate any MSR Competing Proposal, to approve any MSR Competing Proposal or to abandon, terminate or fail to consummate the transactions contemplated by the MSR Purchase Agreement; (iii) enter into or participate in any discussions or negotiations with respect to any MSR Competing Proposal, or furnish any non-public information with respect to the MSR Portfolio in connection with any MSR Competing Proposal; or (iv) agree or resolve to take any of the foregoing actions.

If, however, prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, we receive an unsolicited written MSR Competing Proposal not resulting from or arising out of a material breach by PHH or PHH Mortgage of their nonsolicitation obligations, then PHH or PHH Mortgage may engage in negotiations or discussions with any person and its representatives that has made such unsolicited MSR Competing Proposal and/or furnish to such person information relating to the MSR Portfolio pursuant to an acceptable confidentiality agreement if, prior to taking these actions, our Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such MSR Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. After compliance with the notice and negotiation provisions of the MSR Purchase Agreement, our Board of Directors may withdraw, modify or qualify its recommendation that the stockholders approve the MSR Sale and the MSR Purchase Agreement, and recommend the Superior Proposal or terminate the MSR Purchase Agreement in order to enter into a definitive agreement with respect to the Superior Proposal, in each case, subject to the payment of a termination fee. (See "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal—Change in Recommendation; Fiduciary Termination" for more information.)

Q.
What if the Company receives another offer for PHH Home Loans or its assets?

Under the Asset Purchase Agreement, we have agreed that, subject to certain exceptions, PHH and PHH Home Loans will, and will direct our respective subsidiaries and representatives, to cease all ongoing discussions and negotiations and not to (i) solicit, initiate or knowingly encourage any inquiries, proposals or offers from any person regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any offer to acquire 20% or more of the common interests of PHH Home Loans and its subsidiary or 20% or more of the Purchased Assets, or a "Home Loans Competing Proposal"; (ii) engage in or participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with a Home Loans Competing Proposal; (iii) enter into any letter of intent or any other contract providing for a Home Loans Competing Proposal; or (iv) agree or resolve to take any of the foregoing actions.

If, however, prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, we receive an unsolicited written Home Loans Competing Proposal not resulting from or arising out of a material breach by PHH or PHH Mortgage of their nonsolicitation obligations, and our Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Home Loans Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then PHH and its representatives PHH or PHH Mortgage may (i) furnish, pursuant to a confidentiality agreement with terms that are no less favorable to PHH or PHH Homes Loans than those contained in the confidentiality agreement between PHH and GRA, information (including non-public information) with respect to PHH Home Loans and the Home Loans Business to the person or group who has made such Home Loans Competing Proposal and (ii) engage in other otherwise participate in discussion or negotiations with the person or group making such Home Loans Competing Proposal. After compliance with the notice and negotiation provisions of the asset purchase agreement, our Board of Directors may withdraw, modify or qualify its recommendation that the stockholders approve the Home Loans Transactions, and recommend the Superior Proposal or terminate the Asset Purchase Agreement in order to enter into a definitive agreement with respect to the Superior Proposal (see "—Sub-Proposal 1B: Approval of the Home Loans Asset Sale Sub-Proposal—Change in Recommendation; Fiduciary Termination"). Notwithstanding any change in the recommendation of our Board of Directors or the termination of the Asset Purchase Agreement, nothing the Home Loans Transaction Agreements obligates Realogy to enter into a joint venture with any third party, and Realogy retains all of its existing consents and other rights under the Home Loans joint venture agreements if the Home Loans Transaction Agreements are terminated.

Q.
Will the Company continue operations if the MSR Sale and Home Loans Transactions are completed?

A.
Yes. Assuming the successful closing of the MSR Sale and Home Loans Transactions and the successful execution of our PLS business exit, we intend to transition to a capital-light business comprised of subservicing and portfolio retention, or "PHH 2.0." (See "—Proposal 1: Sale of Substantially All of the Assets of the Company—Effects on the Company if the Transactions Are Completed" for more information.)

Q.
What will happen if the MSR Sale and/or the Home Loans Transactions are not completed?

A.
If the proposed MSR Sale is not completed, it is likely that we will not be able to complete the Home Loans Asset Sale, unless we have obtained consents from a sufficient number of holders of our Senior Notes to the effect that the consummation of the Home Loans Asset Sale would not require us to redeem the Senior Notes. In addition, if the Home Loans Transaction Agreements are terminated due to the failure to close a specified portion of the MSR Sale by September 1, 2017, PHH would be obligated to pay a termination fee to GRA and would be deemed to have waived (i) any restrictions under the PHH Home Loans' operating agreement that prohibit Realogy from entering into any joint venture with third parties; and (ii) the two-year notice requirement with respect to Realogy's right to terminate PHH Home Loans joint venture (See "—Sub-Proposal 1B: Approval of the Home Loans Asset Sale Sub-Proposal—Termination Fees and Other Consequences" for additional information).

If neither the MSR Sale nor the Home Loans Transactions are completed, we may explore other strategic alternatives, including a sale of our MSR Portfolio and/or our interests in PHH Home Loans to another party. Any alternative transaction may have terms that are less favorable to us than the terms of the proposed MSR Sale and Home Loans Transactions, or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable.

If the MSR Sale is completed but the Home Loans Transactions are not completed, we may continue to operate PHH Home Loans with Realogy or we may explore the sale of our interests in PHH Home Loans to another party. However, any alternative transaction may have terms that are less favorable to us than the terms of the proposed Home Loans Transactions, or we may be unable to reach agreement for an alternative transaction with a third party or with Realogy. In addition, the terms of the PHH Home Loans joint venture agreements allows Realogy to terminate the joint venture for cause or at any time with two years advance notice and, as noted above, such two-year advance notice would be deemed to be waived in the event the Home Loans Transactions are terminated due to the failure to complete a specified portion of the MSR Sale by September 1, 2017 (see "—Risk Factors—Our contractual arrangements related to the PHH Home Loans joint venture provide Realogy with termination rights upon the occurrence of certain events. Particularly, in the event the Home Loans Asset Sale is not consummated for certain reasons, Realogy may accelerate its rights to terminate the PHH Home Loans joint venture and related agreements" for more information.

Q.
Will I have dissenting stockholder's appraisal rights or rights of objecting stockholders with respect to the Transactions?

A.
No. You are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the MSR Sale and MSR Purchase Agreement or the Home Loans Transactions or the Home Loans Transactions Agreements. The MGCL does not provide for appraisal rights, rights of objecting stockholders or other similar rights to stockholders of a corporation in connection with a sale of substantially all of its assets if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction.

Q.
Are there any risks related to the proposal for the sale of substantially all of the assets of the Company pursuant to either (A) the MSR Sale Sub-Proposal, or (B) the Home Loans Asset Sale Sub-Proposal?

A.
Yes. You should carefully review the section entitled "Risk Factors" beginning on page [    •    ] of this proxy statement for a description of risks related to each of the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal.

Q.
Will I owe any federal income taxes as a result of the MSR Sale or the Home Loans Transactions?

Neither the MSR Sale nor the Home Loans Transactions will result in any direct federal income tax consequences to our stockholders. You are urged to read the discussions in the section entitled "Certain Federal Income Tax Consequences of the MSR Sale" beginning on page [    •    ] of this proxy statement and the section entitled "Certain Federal Income Tax Consequences of the Home Loans Transactions" beginning on page [    •    ] of this proxy statement for a summary of the material federal income tax consequences to us of the Transactions, and to consult your tax advisor as to the United States federal income tax consequences of the Transactions, as well as the effects of state, local and foreign tax laws to you.

General

Q.
Who can help answer my questions?

A.
If you have any questions about the special meeting, any of the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal, the Transactions-Related Compensation Proposal or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact us or our proxy solicitor, Broadridge:

PHH Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054 (856) 917-1744	Broadridge Financial Solutions, Inc. www.broadridge.com 51 Mercedes Way Edgewood, NY 11717
Phone: 1-800-353-0103

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in this proxy statement includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of members of our management team, as well as the assumptions on which such statements are based, and are generally identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," "could," "continues," "pro forma" or similar expressions. Among many other examples, the following statements are examples of the forward-looking statements in this document:

  •
  all statements regarding the closing and the timing for any of the closings of the MSR Sale or any of the Home Loans Transactions;

  •
  all statements regarding financial projections for the MSR Portfolio;

  •
  all statements regarding PHH Home Loans' future revenues, future income, future cash flows and future origination volumes;

  •
  all statements regarding our future business, future business prospects, future revenues or cash flows, future working capital, the amount of cash reserves to be established in the future, future liquidity, future capital needs and future income;

  •
  all statements regarding the tax and accounting consequences of the MSR Sale or the Home Loans Transactions; and

  •
  all statements regarding the amounts of proceeds resulting from any of the MSR Sale or the Home Loans Transactions, including statements regarding our intended use of the proceeds resulting from any of the MSR Sale or the Home Loans Transactions or the amount of cash available for distribution to our stockholders.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties and other unpredictable factors, many of which are beyond our control. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Many relevant risks are described under the caption "Risk Factors" on page [    •    ], as well as throughout this proxy statement and the incorporated documents, and you should consider these important cautionary factors as you read this document.

        Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

  •
  the occurrence of any event, change or circumstance that could give rise to the termination of the MSR Purchase Agreement or any of the Home Loans Transactions Agreements;

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  the outcome of any legal proceedings that have been or may be initiated against any of PHH, PHH Mortgage, PHH Home Loans, the PHH Member or any of the other parties to the MSR Purchase Agreement or any of the Home Loans Transactions Agreements;

  •
  the inability to complete the MSR Sale or the Home Loans Transactions due to the failure to obtain stockholder approval of the MSR Sale or the Home Loans Transactions or both, or the failure to satisfy other conditions to consummation of the MSR Sale or the Home Loans Transactions;

  •
  the failure of the MSR Sale or the Home Loans Transactions to close for any other reason;

  •
  risks that the MSR Sale or the Home Loans Transactions disrupts current plans and operations and the potential difficulties in employee retention generally;

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  the amount of the costs, fees, expenses related to the Transactions;

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  the effects of market volatility or macroeconomic changes and financial market regulations on the availability and cost of our financing arrangements, the value of our assets and the housing market;

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  the effects of changes in, or our failure to comply with, laws and regulations;

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  the failure of New Residential, GRA or the Realogy Member to be ready, willing and able to consummate the transactions contemplated by the MSR Purchase Agreement or the Home Loans Transactions Agreements, as applicable; and

  •
  the inability to retain key employees.

        In addition, for a more detailed discussion of these risks and uncertainties and other factors, please refer to our annual report on Form 10-K filed with the SEC on February 28, 2017 and our quarterly reports on Form 10-Q filed with the SEC from time to time. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward- looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

RISK FACTORS

        The following risk factors, together with the other information in this proxy statement and in the "Risk Factors" sections included in the documents incorporated by reference into this proxy statement (see "Where You Can Find More Information" on page [    •    ]), should be carefully considered by each of our stockholders before deciding whether to vote to approve the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal as described in this proxy statement. In addition, our stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

Risks Related to the Transactions

The MSR Purchase Agreement with New Residential is subject to various approvals, including regulatory approvals, stockholder approval, approvals from certain origination sources and investors, as well as other closing requirements, and may not be completed as anticipated, or at all.

        The closing of the transactions contemplated by the MSR Purchase Agreement is subject to the approvals of our stockholders, the GSEs and private mortgage loan investors, as well as other customary closing requirements. Further, the sale of 33% of the MSRs underlying MSR Purchase Agreement are subject to the approval of clients who were the origination source of the MSRs.

        In addition, the MSR Purchase Agreement provides certain termination rights to New Residential and to us. If the MSR Purchase Agreement is terminated under specified circumstances, including with respect to a competing proposal, we will pay New Residential a termination fee equal to 3.5% of the purchase price for the MSR Portfolio. Furthermore, the termination of the MSR Purchase Agreement could result in the termination of the transactions contemplated by the Home Loans Transactions Agreements. If certain material adverse events occur with respect to us prior to the initial sale date, New Residential has the right to terminate the Subservicing Agreement and, upon any exercise of such termination right, we would have the option to either sell the MSR Portfolio on a subservicing-released basis or pay a $10 million termination fee.

        The total proceeds realized from the MSR transactions are contingent upon receiving required approvals, and are based on the MSR Portfolio as of each closing date. Therefore, the MSR Portfolio performance between transaction and settlement dates, including realized runoff, will reduce the total proceeds available from this transaction. Furthermore, in addition to the GSEs and PLS clients, there are several hundred other origination sources (such as correspondents and credit unions) and private loan investors from whom consent is needed to sell the MSRs related to their specific relationship. There can be no assurances that we will receive any specific amount of consents required from the GSEs, private loan investors or PLS clients and other origination sources.

        We are subject to various risks if the MSR Sale does not close in full, in part, when contemplated, or in accordance with its current terms, including but not limited to:

  Price Risk.    If the MSR Sale does not close in accordance with its negotiated terms, we may not be able to negotiate another transaction for this asset at all, or to negotiate a sale for this asset similar to the expected proceeds from the current agreements.

  Hedging & Interest Rate Risks.    The fair value of our MSRs is highly sensitive to changes in interest rates, as borrower prepayment patterns are driven by the relative changes in mortgage interest rates. The MSR Sale with New Residential fixes the prices that we expect to realize at future transfer dates. In contemplation of these transactions, in December 2016, we significantly reduced our MSR-related derivative hedge coverage. As a result, we are subject to substantial risk that we may incur significant losses in the market value of the asset that we may not have incurred, other than for our decisions to cease hedging in anticipation of this transaction.

  Termination of Home Loans Transaction Agreements.    GRA may terminate the Asset Purchase Agreement if the closing condition therein relating to the consummation of the MSR Sale has not been satisfied or waived by September 1, 2017 and all of the other conditions to the first closing have been satisfied or waived, if the first closing were to occur on September 1, 2017.

        The results of our Mortgage Servicing segment, our consolidated financial position, results of operations and cash flows may be subject to substantial volatility from changes in interest rates, as a result of our recent decision to reduce hedge coverage.

        All of the foregoing could materially and adversely affect our business and financial results.

The Home Loans Transactions Agreements contain a number of closing conditions and are subject to PHH stockholder approval. There can be no assurance that we will complete the execution of Home Loans Transactions or that the net proceeds realized upon the closing of the Home Loans Transactions will equal the current estimate.

        The Home Loans Transactions may not be executed in full, or at all, or within our anticipated time frame. The Home Loans Transactions Agreements related to the Home Loans Transactions contain a number of closing conditions which must be met, including, among others, mortgage licensing requirements (on the part of the GRA), PHH stockholder approval, the execution of a portion of the MSR Sale to New Residential that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source), the receipt of agency approvals, the acceptance by a specified supermajority of PHH, PHH Home Loans and RMR employees (including loan originators) who receive employment offers from GRA. Furthermore, we may not realize the value anticipated from selling our interests.

        Due to the closing conditions and closing dates that are expected to occur over a series of time, we are exposed to a higher risk of employee turnover and other business disruptions as a result of the uncertainty and transitions for this business. We also face liquidity risk during the transition of this entity, as certain counterparties to our existing agreements related to PHH Home Loans, including our warehouse and loan sales agreements, may elect to not fulfill existing agreements due to the pending changes in the entity.

        Any of the foregoing could impair our ability to complete the Home Loans Transactions and could materially and adversely affect our business and financial results.

The contractual arrangements related to the PHH Home Loans joint venture provide Realogy with termination rights upon the occurrence of certain events. Particularly, in the event the Home Loans Asset Sale is not consummated for certain reasons, Realogy may accelerate its rights to terminate the PHH Home Loans joint venture and related agreements.

        PHH Home Loans is a joint venture that was formed for the purpose of originating and selling mortgage loans that are primarily sourced from Realogy's owned real estate brokerage business. In February 2017, we executed agreements to sell certain assets of PHH Home Loans and entered into a JV Interests Purchase Agreement to purchase the Realogy Member's 49.9% ownership interests in the PHH Home Loans joint venture.

        The Realogy Member had existing termination rights as specified in the PHH Home Loans Operating Agreement, which have been modified by the JV Interests Purchase Agreement as noted below:

        Termination rights with Two-years notice or For cause.    The terms of the PHH Home Loans Operating Agreement executed in 2005 provides the Realogy Member with the right at any time to give us two years notice of its intent to terminate its interest in PHH Home Loans. In addition, the Strategic Relationship Agreement and the PHH Home Loans Operating Agreement outline certain terms and events that would give the Realogy Member the right to terminate the PHH Home Loans joint venture for cause.

        Upon a termination of the PHH Home Loans joint venture by the Realogy Member or its affiliates (whether for cause or upon two years' notice without cause), the Realogy Member will have the right either: (i) to require that we purchase all of the Realogy Member's interest in PHH Home Loans at the applicable purchase price set forth in the PHH Home Loans Operating Agreement or (ii) to cause us to sell our interest in PHH Home Loans at the applicable sale price set forth in the PHH Home Loans Operating Agreement to an unaffiliated third party designated by the Realogy Member. If we were required to purchase the Realogy Member's interest in PHH Home Loans, such purchase could have a material adverse impact on our liquidity. Additionally, any termination of the PHH Home Loans joint venture will also result in a termination of the Strategic Relationship Agreement.

        Conditional Waiver of Two-Year Notice.    The JV Interests Purchase Agreement modifies the Realogy Member's contractual termination rights under the PHH Home Loans Operating Agreement. The Home Loans Transactions may be terminated if a specified portion of the MSR Sale to New Residential is not consummated by September 1, 2017 under certain specified circumstances and, upon such termination, PHH would be obligated to pay a termination fee and would be deemed to have waived: (i) any restrictions under the PHH Home Loans Operating Agreement that prohibit the Realogy Member or its affiliates from entering into any joint venture with third parties; and (ii) the two-year notice requirement with respect to the Realogy Member's right to terminate PHH Home Loans joint venture, such that the PHH Home Loans JV Agreements and our joint venture, PHH Home Loans, will be terminated.

        In addition, if the Home Loans Transactions are terminated for any reason that does not result in a waiver of the two-year notice requirement, the Realogy Member may still exercise its existing right to terminate the joint venture on two years notice. Any such termination of the PHH Home Loans joint venture would also result in a termination of the Strategic Relationship Agreement, which may impact the enterprise value of PHH Home Loans and could materially and adversely impact its operations since the majority of the business of that entity, and our Real Estate channel, are derived from our relationship with Realogy.

Each of the MSR Purchase Agreement with New Residential and the Home Loans Transaction Agreements may be amended, and any term or provision may be waived, by a writing signed by the party against whom such amendment or waiver is sought to be enforced.

        Each of the MSR Purchase Agreement and the Home Loans Transaction Agreements may be amended, and any term or provision may be waived, by a writing signed by the party against whom such waiver or modification is sought to be enforced. As a result, if we are unable to satisfy any closing requirement upon which the MSR Sale or any of the Home Loans Transactions are conditioned under the MSR Purchase Agreement or the Home Loans Transaction Agreements, respectively, then the amendment of the MSR Purchase Agreement or Home Loans Transaction Agreements, as applicable, or the waiver of such closing requirement will be subject to approval by New Residential or GRA or Realogy, as applicable. Additionally, New Residential, GRA or Realogy may make the granting of any such amendment or waiver contingent on our approval of new or additional terms or conditions of the MSR Purchase Agreement or the Home Loans Transaction Agreements, respectively. Any inability to obtain such an amendment or waiver of the MSR Purchase Agreement or the Home Loans Transaction Agreements, as applicable, could have a material and adverse effect on our ability to complete the MSR Sale contemplated by the MSR Purchase Agreement or the Home Loans Transactions contemplated by the Home Loans Transaction Agreements.

The amount of capital returned to stockholders, if any, as a result of the Transactions may be less than our expectations. Furthermore, there can be no assurances about the method, timing or amounts of any such distributions.

        There can be no assurances that we will return capital to stockholders as a result of the Transactions, or that any amounts returned will be distributed in any prescribed time frame. The amount of capital available for distribution and the method and timing of such distributions, if any, will depend on several factors, including but not limited to:

  •
  the execution of the MSR Sale, including the receipt of required approvals, the time required to obtain approvals, and the total proceeds realized based on the composition of the MSR Portfolio as of each future transfer date;

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  the value realized from the Home Loans Transactions, including the successful execution of related agreements and underlying transactions, and the timing of the related transactions;

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  the successful execution of our PLS business exit, including the amounts of realized exit costs and operating losses, and our progress towards completing the exit of that business;

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  the actual amounts of future cash outflows, including costs incurred for transactions and restructuring, required payments for our unsecured term debt and realized tax amounts;

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  the outcomes of contingencies, including our legal and regulatory matters, loan repurchases, MSR Sale indemnifications, and other contingencies; and

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  working capital and contingent cash requirements of the remaining business.

        In addition, the method, timing and amount of any returns of capital will be at the discretion of our Board of Directors and will depend on market and business conditions, the market price of our common stock and our overall capital structure and liquidity position.

While either the MSR Sale or the Home Loans Transactions are pending, it creates uncertainty about our future which could have a material adverse effect on our business, financial condition and results of operations.

        While either the MSR Sale or the Home Loans Transactions are pending, it creates uncertainty about our future and introduces additional risks to our business. The risk related to the pendency of the MSR Sale and Home Loans Transactions include:

  •
  the diversion of management and employee attention from our day-to-day business;

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  the potential disruption to business partners and other service providers;

  •
  the loss of employees who may depart due to concerns regarding uncertainty relating to their jobs following the closing of the MSR Sale or the Home Loans Transactions; and

  •
  we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

        The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operations. Additionally, we have incurred substantial transaction costs and diversion of management resources in connection with the MSR Sale or the Home Loans Transactions, and we will continue to do so until the final closing or termination of the Transactions.

If the proposed MSR Sale and the Home Loans Transactions are not completed, we may explore other potential transactions, but alternatives may be less favorable to us.

        If the proposed MSR Sale and the Home Loans Transactions are not completed, we may explore other strategic alternatives, including a sale of our MSR Portfolio to another party or parties. An alternative transaction may have terms that are less favorable to us than the terms of the proposed MSR Sale or Home Loans Transactions, or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable.

        In addition, as discussed above, if the proposed Home Loans Transactions are terminated in certain circumstances, in addition to any termination fee that we may be obligated to pay under the Asset Purchase Agreement, PHH and its subsidiaries would be deemed to have waived (i) any restrictions under the PHH Home Loans JV Agreements that prohibit the Realogy Member or its affiliates from entering into any joint venture with third parties and (ii) the two-year notice requirement with respect to the Realogy Member's right to terminate the PHH Home Loans joint venture, such that the PHH Home Loans JV Agreements could be terminated immediately by the Realogy Member.

The failure to complete the MSR Sale or the Home Loans Transactions may result in a decrease in the market value of our common stock and may impair our ability to achieve our objectives of transitioning our remaining business to one focused on subservicing and related portfolio retention activities.

        The failure to complete either the MSR Sale or the Home Loans Transactions may result in a decrease in the market value of our common stock and may impair our ability to achieve our objectives of becoming profitable as quickly as possible and enhancing the value of our assets to our stockholders, including to reduce the amount of cash otherwise available to us and to limit substantially our ability to implement our strategy of transitioning our remaining business to one focused on subservicing and related portfolio retention activities.

Risks Relating to our Company if the Transactions are Completed

Our continuing operations have not been profitable over the past three years, and we intend to implement strategic actions and change the focus of our business to improve our financial results. We may not be able to fully or successfully execute or implement our business strategies or achieve our objectives, and our actions taken may not have the intended result.

        We intend to take the following actions resulting from the conclusion of our strategic review: (i) executing the MSR Sale; (ii) exiting the PLS business (of which our execution of the LenderLive transaction is a part); and (iii) executing the Home Loans Transactions, which would include exiting our future interest and involvement in the operations and results of the Home Loans Business. If we complete these actions, we intend to operate as a smaller, less capital intensive business that is focused on subservicing and portfolio retention services. See further discussion of these actions in "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Effects on the Company if the Transactions are Completed" in this proxy statement.

        We expect to take further actions to achieve sustained profitability, and increase the strategic flexibility, for our remaining subservicing and portfolio retention business, including re-engineering our overhead and cost structure to allow our business to be properly supported, and to seek growth in our subservicing and portfolio retention businesses. However, the competitive nature of the subservicing business and related risks creates certain challenges that we will need to manage, including natural runoff of servicing units, our existing significant client concentrations, and short-term contractual arrangements with certain clients which provide them with termination rights at any time without cause. Also, market factors such as higher interest rates, evolving regulations, and potentially volatile capital market conditions may adversely impact demand for MSRs by non-bank investors and create a more challenging environment for subservicing.

        To achieve our financial objectives for this new business, we need to realize our cost re-engineering, subservicing growth, and portfolio retention improvement assumptions. There can be no assurances that we will execute these actions, or that the execution of these actions will achieve the intended results. The achievement of our goals is subject to both the risks affecting our business generally (including market, credit, operational, and legal and compliance risks) and the inherent difficulty associated with implementing these strategic objectives. Furthermore, our success is dependent on the skills, experience and efforts of our management team and our ability to negotiate with third parties.

        Additionally, the MSR Sale and Home Loans Transactions do not involve any transfer of risk with respect to our legal and regulatory contingencies. We will retain the recorded and unrecorded liabilities in respect of the various legal proceedings, including private and civil litigation, and regulatory matters to which we and our subsidiaries are subject as described in Note 15, 'Commitments and Contingencies' in the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H. Successful completion of our transition to our subservicing and portfolio retention business is also contingent upon our successful resolution of our outstanding legal and regulatory matters. As discussed in greater detail in "—Anticipated Use of Proceeds from the Transactions" we intend to maintain excess cash reserves to cover various contingencies, which include $114 million related to our legal and regulatory reserves; however, there can be no assurances that such reserves will be sufficient to satisfy all such contingencies.

Our remaining business will be focused on subservicing activities, and we have significant client concentration risk related to the percentage of subservicing from agreements with New Residential and Pingora Loan Servicing, LLC. Further, the terms of a substantial portion of our subservicing agreements allow the owners of the servicing to terminate the subservicing agreement without cause, or to otherwise significantly decrease the number of loans we subservice on their behalf at any time.

        As a result of our strategic decisions related to our Mortgage Production origination channels and our intention not to retain a significant amount of capitalized MSRs in the future, our remaining business will be focused on subservicing and related portfolio retention activities.

        Our subservicing portfolio is subject to runoff, meaning that the loans serviced by us under subservicing agreements may be repaid in full prior to maturity. As a result, our ability to maintain the size of our subservicing portfolio depends on our ability to enter into agreements for additional subserviced populations with new or existing clients.

        Further, our subservicing business has substantial risk with respect to the current client concentrations and the termination rights contained in the underlying agreements, as discussed further below.

        Concentration risk.    We have significant client concentration risk related to the percentage of our subservicing portfolio that is under agreements with a small group of clients. As of December 31, 2016, our subservicing portfolio (by units) related to the following client relationships: 42% from Pingora Loan Servicing, LLC, 22% from HSBC and 14% from Morgan Stanley. Our agreement to sell the majority of our capitalized MSRs to New Residential contains a three-year subservicing term, subject to certain early transfer and termination rights for New Residential; if the sale is approved and executed, we would also have an additional significant concentration risk with respect to that counterparty. Our total subservicing portfolio as of December 31, 2016 included 264,718 units, and the MSR Sale and related subservicing agreement would add 466,962 units to the subservicing portfolio as of such date. Our client concentration adjusted for the completion of the MSR Sale and as of December 31, 2016 would reflect significant concentrations of 64% from New Residential and 15% from Pingora Loan Servicing, LLC, while the concentrations from HSBC and Morgan Stanley would no longer be considered significant.

        Termination Rights.    The terms of a substantial portion of our subservicing agreements allow the owners of the servicing to terminate the subservicing agreement without cause, or to otherwise significantly decrease the number of loans we subservice on their behalf, at any time, without cause, and with limited notice and negligible compensation.

        Our subservicing relationships with our existing client may be negatively impacted by our exit from the PLS business; two of our current top three subservicing clients are currently PLS clients, and such PLS clients may elect to transfer their subservicing relationships to other counterparties upon sourcing a new origination services provider. Further, the owners of the servicing rights may elect to sell their MSRs related to some or all of the loans we subservice on their behalf, which could lead to a termination of our subservicing agreements with respect to such loans and a related decrease in our revenues from subservicing.

        As previously disclosed, in the fourth quarter of 2016, we realized client-driven reductions in our subservicing portfolio due to: (i) Merrill Lynch's announced intent to insource their servicing activities and (ii) HSBC's sale of a population of MSRs relating to loans that we subserviced. In the fourth quarter of 2016, our subservicing portfolio declined by approximately 211,000 units, or 44%, primarily driven by those actions.

        Further terminations or material reductions in our subservicing portfolio would adversely affect our business, financial condition, results of operations and cash flows. Our intentions to transition our business to be primarily focused on subservicing and portfolio retention further magnifies these risks. For example, our ability to recognize revenues from our portfolio retention business will be dependent upon the size of our subservicing portfolio and the decision by our subservicing clients of whether to engage us to perform such services.

We will terminate a number of our existing funding arrangements in connection with the closing of the MSR Sale and, following the closing of the Transactions and the announcement of our intention to exit from our PLS business, a number of our historical funding arrangements may not continue to be available on economically viable terms, if at all. As a result, we may need to seek new or alternative sources of financing, which may not be available to us on economically viable terms, if at all. If we are unable to obtain new or alternative sources of financing for our remaining business, including the execution of our PLS business exit, this would adversely affect our transition to a business focused on subservicing and portfolio retention.

        We expect that substantially all of the proceeds from the MSR Sale will be used to repay PHH's 7.375% Senior Notes due 2019 and PHH's 6.375% Senior Notes due 2021 (or, collectively, our "Senior Notes"), to repay borrowings under the PHH Servicer Advance Receivables Trust ("PSART") servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes.

        Historically, our mortgage asset-backed debt arrangements are an important source of liquidity for our origination and servicing activities. Our mortgage warehouse facilities typically have up to a 364-day term and certain facilities require us to maintain a specified amount of available funding from other facilities. As such, our liquidity profile and compliance with debt covenants depends on our ability to renew multiple facilities within a short time frame. As of December 31, 2016, each of our mortgage warehouse facilities mature and are subject to renewal on or around June 30, 2017.

        We are currently expecting significant changes to our business profile, liquidity and capital structure and funding requirements driven by our proposed MSR Sale, Home Loans Transactions, the exit from our PLS business and the anticipated transitions of our business model, including expected changes in our mortgage origination volumes driven by the sales or exit of certain businesses. As such, our ability to renew our mortgage warehouse facilities may be more limited than our historical experience as lenders continually assess PHH and its subsidiaries as counterparties, or we may be unable to obtain such financing on terms acceptable to us, if at all.

        Further, our access to and our ability to renew our existing mortgage warehouse facilities is subject to prevailing market conditions, and could suffer in the event of: (i) the deterioration in the performance of the mortgage loans underlying the warehouse facilities; (ii) our failure to maintain sufficient levels of eligible assets or credit enhancements or comply with other terms of the facilities; (iii) our inability to access the secondary market for mortgage loans; and (iv) termination of our role as servicer of the underlying mortgage assets.

        Our servicing advance funding facility, PSART, is a special purpose bankruptcy remote trust formed for purposes of issuing non-recourse asset-backed notes secured by servicing advance receivables. Our ability to maintain liquidity through issuing asset-backed notes secured by servicing advance receivables, such as PSART, is dependent on many factors, including but not limited to: (i) market demand for ABS, specifically ABS collateralized by mortgage servicing-related receivables; (ii) our ability to service in accordance with applicable guidelines and the quality of our servicing, both of which will impact noteholders' willingness to commit to financing for an additional term; and (iii) our ability to negotiate terms acceptable to us.

        If a substantial portion of the committed capacity of our facilities are terminated or are not renewed, we may be unable to find replacement financing on commercially favorable terms, if at all, which could adversely impact our operations and prevent us from executing our business plan, including, without limitation, the transition to PHH 2.0, originating new mortgage loans or fulfilling commitments made in the ordinary course of business. These factors could materially and adversely the affect amount of capital available for distribution, as well as delay the timing for any such distributions. Additionally, these factors reduce revenues attributable to our business activities or require us to sell assets at below market prices, either of which would have a material adverse effect on our overall business and consolidated financial position, results of operations and cash flows.

Following the Transactions, the continuing costs and burdens associated with being a public company will constitute a much larger percentage of our Net revenues.

        If the Transactions are completed, we will remain a public company and will continue to be subject to the listing standards of the NYSE and SEC rules and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002. While all public companies face the costs and burdens associated with being public companies, the costs and burden of being a public company will be a significant portion of our Net revenues, which will be reduced if the Transactions are completed.

Our future results following the Home Loans Asset Sale may differ materially from the unaudited pro forma financial statements attached as Annex J to this proxy statement.

        The unaudited pro forma condensed consolidated financial statements attached to this proxy statement as Annex J presents our historical consolidated financial statements as adjusted to give effect to the Home Loans Transactions. The unaudited pro forma condensed consolidated financial statements reflect the sale of certain assets and assignment of certain liabilities of the Home Loans Business, as well as the allocation of certain expenses to the Home Loans Business. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial condition or results of operations of our subservicing and portfolio retention business remaining following the closing of Home Loans Transactions. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Home Loans Transactions. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" at Annex J for more information.

Following the Transaction, our profitability and growth will depend on the success of our remaining subservicing and portfolio retention business, which is subject to a variety of business risks and uncertainties.

        Our remaining business will be focused on subservicing and related portfolio retention activities. Any evaluation of our remaining subservicing business and our prospects following the Transactions must be considered in light of the risks and uncertainties stated above, as well as the following:

  •
  the ability to maintain our relationships with our existing clients, including the effects of any termination of our subservicing agreements by any of our largest subservicing clients or on a material portion of our subservicing portfolio and our ability to comply with the terms of our subservicing client agreements and any related service level agreements;

  •
  the ability to attract subservicing clients or enter into agreements to increase our portfolio, which may be due to competition from other subservicers, or clients' assessments of our long-term stability, among other considerations;

  •
  our planned exit of the PLS business may impact our subservicing relationships; two of our top three subservicing clients are currently its PLS clients, and such clients may elect to transfer their subservicing relationships to other counterparties upon sourcing a new origination services provider;

  •
  the ability to maintain our status as a government sponsored entity-approved servicer, including the ability to continue to comply with the respective servicing guide, and our ability to operationalize changes necessary to comply with updates to such guides and programs;

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  investor demand to hold MSRs and related impacts on the subservicing market environment, driven by market conditions including evolving regulations, interest rate levels, capital market conditions and future economic projections;

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  the effects of market volatility or macroeconomic changes and financial market regulations on the availability and cost of our financing arrangements, the value of our assets and the housing market;

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  the effects of changes in current interest rates on our business and our financing costs;

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  the effects of changes in, or our failure to comply with, laws and regulations, including mortgage- and real estate-related laws and regulations and those that we are exposed to through our private label relationships;

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  the effects of the outcome or resolutions of any inquiries, investigations or appeals related to our mortgage origination or servicing activities, any litigation related to our mortgage origination or servicing activities, or any related fines, penalties and increased costs, and the associated impact on our liquidity;

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  the inability or unwillingness of any of the counterparties to our significant customer contracts, hedging agreements, or financing arrangements to perform their respective obligations under such contracts, or to renew on terms favorable to us, if at all;

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  the impacts of our credit ratings, including the impact on our cost of capital and ability to access the debt markets, as well as on our current or potential customers' assessment of our long-term stability;

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  the ability to obtain or renew financing on acceptable terms, if at all, to finance our mortgage loans held for sale and servicing advances;

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  the ability to operate within the limitations imposed by our financing arrangements and to maintain or generate the amount of cash required to service our indebtedness and operate our business;

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  any failure to comply with covenants or asset eligibility requirements under our financing arrangements;

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  the effects of any failure in or breach of our technology infrastructure, or those of our outsource providers, or any failure to implement changes to our information systems in a manner sufficient to comply with applicable laws, regulations and our contractual obligations.

        If we are unable to address these risks, our business, results of operations and prospects following the closing of the Transactions could suffer.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting to be held on [    •    ], 2017, starting at [    •    ] a.m. local time, at the Company's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 for the following purposes: to consider and vote upon: (1) a proposal to approve the sale of substantially all of the assets of the Company pursuant to (A) the MSR Sale Sub-Proposal and (B) the Home Loans Asset Sale Sub-Proposal; (2) the Transactions-Related Compensation Proposal, (3) the Adjournment Proposal; and (r) such other business as may properly come before the special meeting and any adjournment or postponement thereof.

        Copies of the MSR Purchase Agreement, the Subservicing Agreement, the Asset Purchase Agreement, the JV Interests Purchase Agreement and the Support Agreement are attached this proxy statement, respectively, at Annex A, Annex B, Annex D, Annex E and Annex F.

Record Date

        Our Board of Directors has specified the close of business on March 10, 2017 as the record date for purpose of determining our stockholders who are entitled to receive notice of and to vote at the special meeting. Only our stockholders of record on the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 53,612,270 shares of our common stock issued and outstanding and entitled to notice of and to vote at the special meeting. Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        As of March 10, 2017, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 396,559 shares of our common stock, representing less than 1% of our issued and outstanding common stock.

Quorum; Vote Required

        Under Section 1.05 of our Amended and Restated Bylaws, a quorum consisting of a majority of all the votes entitled to be cast at the meeting must be represented in person or by proxy for the transaction of business at the special meeting. Therefore, holders of at least a majority of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or by proxy at the special meeting to constitute a quorum to conduct business at the special meeting. In the event that a quorum is not present at the special meeting, we expect that we will adjourn or postpone the special meeting to solicit additional proxies.

        Pursuant to Article EIGHTH, paragraph (a)(4) of our Articles of Amendment and Restatement and as permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, or the "MGCL," the approval of the sale of substantially all of our assets pursuant to the MSR Sale Sub-Proposal and the approval of the sale of substantially all of our assets pursuant to the Home Loans Asset Sale Sub-Proposal each requires the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter, notwithstanding the requirements of the MGCL requiring authorization by a greater proportion for that purpose. Under Section 1.05 of our Amended and Restated Bylaws, the approval of the Transactions-Related Compensation Proposal and any adjournment of the special meeting pursuant to the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present.

Abstentions and Broker Non-Votes

        For each of the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal, as applicable, but will count for the purpose of determining whether a quorum is present at the special meeting. If you abstain, it will have the same effect as a vote "AGAINST" the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal, as applicable.

        Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal. As a result, absent specific instructions from the beneficial owner of such shares, brokers cannot vote those shares, referred to generally as "broker non-votes." These "broker non-votes" will be counted for purposes of determining whether a quorum is present at the special meeting, but will have the same effect as a vote "AGAINST" each of the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal. However, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the special meeting, but will not be counted as votes cast on the proposal and will have no effect on the outcome of the vote for each of the Transactions-Related Compensation Proposal and the Adjournment Proposal.

Proxies and Revocation

        If you submit a proxy by telephone, via the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the MSR Sale Sub-Proposal, "FOR" the Home Loans Asset Sale Sub-Proposal, "FOR" the Transactions-Related Compensation Proposal, and "FOR" the Adjournment Proposal. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you do not instruct your broker to vote your shares, it has the same effect as a vote against the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal.

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person by appearing at the special meeting. If your shares of our common stock are held in "street name" by your broker, you should instruct your broker on how to vote such shares of common stock using the instructions provided by your broker. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting against the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal. The persons named in the accompanying proxy card will also have discretionary authority to vote on any adjournment or postponement of the special meeting.

        Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before it is voted at the special meeting in the following ways:

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  if you hold your shares in your name as a stockholder of record, by notifying, in writing, our Secretary, William F. Brown, at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054;

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  by attending the special meeting and voting by paper ballot in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

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  by submitting a later-dated proxy card;

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  if you voted by telephone or via the Internet, by voting again by telephone or via the Internet; or

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  if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Other Business

        We do not expect that any matter other than the MSR Sale Sub-Proposal, the Home Loans Asset Sale Sub-Proposal, the Transactions-Related Compensation Proposal and, if necessary, the Adjournment Proposal will be brought before the special meeting. If, however, any other matter properly comes before the special meeting, or in the event of any adjournment or postponement of the special meeting, proxy holders will vote thereon in accordance with their discretion.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Whether or not a quorum is present, a special meeting of stockholders may be adjourned without notice by announcement made at the special meeting, of the time, date and place of the adjourned meeting. Any signed proxies received by us in whom no voting instructions are provided on such matter will be voted "FOR" the Adjournment Proposal to approve any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Dissenters' Rights or Rights of Objecting Stockholders

        Holders of our common stock are not entitled to dissenting stockholders' appraisal rights or other similar rights in connection with the MSR Sale and MSR Purchase Agreement or the Home Loans Transactions or the Home Loans Transactions Agreements. The MGCL does not provide for appraisal rights, rights of objecting stockholders or other similar rights to stockholders of a corporation in connection with a sale of substantially all of its assets if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. See "—The MSR Sale Sub-Proposal—No Dissenter's Rights or Rights of Objecting Stockholders" beginning on page [    •    ], and "—The Home Loans Transactions—No Dissenter's Rights or Rights of Objecting Stockholders" beginning on page [    •    ].

Solicitation of Proxies

        This proxy solicitation is being made and paid for by us on behalf of our Board of Directors. In addition, we expect to retain Broadridge to assist in the solicitation for a fee of approximately $[    •    ], a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Broadridge against any losses arising out of that firm's proxy soliciting services on our behalf.

Questions and Additional Information

        If you have more questions about the MSR Sale, the Home Loans Transactions, the advisory (nonbinding) vote on executive compensation payable in connection with the Transactions or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Hugo Arias, Senior Vice President at 856-917-0108 or Broadridge toll-free at 1-800-353-0103.

Availability of Documents

        Any documents referenced in this proxy statement will be made available for inspection and copying at our principal executive offices during its regular business hours by any interested holder of our common stock.

        Our Board of Directors unanimously recommends that you vote "FOR" the MSR Sale Sub-Proposal, "FOR" the Home Loans Asset Sale Sub-Proposal, "FOR" the Transactions-Related Compensation Proposal, and "FOR" the Adjournment Proposal.

PROPOSAL 1—THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY

        We are asking you to approve the sale of substantially all of the assets of the Company pursuant to the following sub-proposals:

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  Sub-proposal 1A:  to approve the sale, or "MSR Sale", of the Company's portfolio of Mortgage Servicing Rights, or "MSRs", as of October 31, 2016 (excluding the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016, or the "MSR Portfolio"), together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC, or "New Residential", pursuant to the agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, by and between New Residential, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, the Company, a copy of which is attached as Annex A to the accompanying proxy statement, or the "MSR Purchase Agreement" and we refer to this sub-proposal as the "MSR Sale Sub-Proposal"; and

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  Sub-proposal 1B:  to approve the sale of certain assets and liabilities of PHH Home Loans, LLC, or "PHH Home Loans", to Guaranteed Rate Affinity, LLC, or "GRA", on the terms and conditions of the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC, and the Company, a copy of which is attached as Annex D to the accompanying proxy statement, or the "Asset Purchase Agreement" and we refer to the transactions contemplated by the Asset Purchase Agreement as the "Home Loans Asset Sale" and this sub-proposal as the "Homes Loans Asset Sale Sub-Proposal". In connection with the Home Loans Asset Sale, the Company has agreed to acquire the joint venture interests in PHH Home Loans that it does not currently own on the terms and conditions of the joint venture interests purchase agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company, or the "JV Interests Purchase Agreement" and together with the Asset Purchase Agreement and the other agreements contemplated thereby, collectively, the "Home Loans Transactions Agreements," and the transactions contemplated by the Home Loans Transactions Agreements are referred to as the "Home Loans Transactions". The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interests Purchase Agreement, and the closing of the transactions contemplated by the JV Interests Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement.

        For a summary of and detailed information regarding the MSR Sale Sub-Proposal, see the information about the MSR Sale and the MSR Purchase Agreement and Subservicing Agreement set forth in the sections of this proxy statement captioned "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal" beginning on page [    •    ] of this proxy statement and "—The MSR Purchase Agreement and Subservicing Agreement" beginning on page [    •    ] of this proxy statement. In connection with the execution of the MSR Purchase Agreement, PHH Mortgage and New Residential entered into a subservicing agreement, or "Subservicing Agreement," which will become effective upon the initial Sale Date of the MSRs under the MSR Purchase Agreement. Copies of the MSR Purchase Agreement and Subservicing Agreement are attached to this proxy statement respectively as Annex A and Annex B. You are urged to read the MSR Purchase Agreement and Subservicing Agreement carefully in their entireties.

        For a summary of and detailed information regarding the Home Loans Asset Sale Sub-Proposal, see the information about the Home Loans Transactions and the Home Loans Transactions Agreements set forth in the sections of this proxy statement captioned "—Sub-Proposal 1B: Approval of the Home Loans Asset Sale Sub-Proposal" beginning on page [    •    ] of this proxy statement and "—The Home Loans Transactions Agreements" beginning on page [    •    ] of this proxy statement. A

copy of the Asset Purchase Agreement is attached to this proxy statement as Annex D and copies of the JV Interests Purchase Agreement and Support Agreement are attached to this proxy statement respectively at Annex E and Annex F. You are urged to read the Asset Purchase Agreement, the JV Interests Purchase Agreement and the Support Agreement in their entireties.

BACKGROUND OF THE TRANSACTIONS

        As part of its ongoing evaluation of the Company's business, our Board of Directors and senior management from time to time consider potential strategic alternatives to the continued pursuit of the Company's business plan as an independent company.

        Following the collapse of the subprime lending market and the decline in home values in 2007 and 2008, coupled with the related global recession, disruption in the capital and secondary mortgage markets, reduced liquidity and investor demand for mortgage loans and mortgage-backed securities, and severe financial challenges of the government sponsored mortgage finance entities, the U.S. federal government became increasingly involved in the mortgage and financial services industries. In the years that followed, the federal government implemented and imposed numerous regulations, licensing requirements and increased governmental oversight in an effort to prevent mortgage fraud, predatory lending and other deceptive practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, under which the newly created Consumer Financial Protection Bureau was charged with administering new regulations for the mortgage industry. State governments also implemented additional regulations, licensing requirements and governmental oversight programs, and refined their interpretation and application of existing regulations and their enforcement practices. As the economy recovered from the recession, record-low interest rates and several government led incentives boosted the mortgage industry during the refinancing wave from 2010 through 2012. Beginning in 2013 and into 2015, housing prices rebounded in parts of the U.S., interest rates on longer-term government securities increased, and yield requirements for mortgage loans and mortgage-backed securities increased. In addition, the Office of the Comptroller of the Currency provided revised guidance on national banks and federal savings associations for assessing and managing risks associated with third-party relationships. In the ensuing years following the refinancing boom, mortgage origination volumes would decrease to their lowest levels since 1997.

        In light of these market conditions and in order to maximize stockholder value, our Board of Directors and senior management conducted a process in the first half of 2014 to explore interest in the separation and sale of either the Company's fleet management services business, its mortgage business, or both. While more than 50 potentially interested parties were contacted, the Company did not receive any actionable proposals to acquire either the Company in its entirety or the mortgage business through this process. The Company did receive actionable and compelling proposals for its fleet management services business, and the sale of this business to Element Financial Corporation in July of 2014 for approximately $1.4 billion provided the Company with the financial flexibility to address its capital structure and mortgage businesses challenges.

        Through the second half of 2014 and into 2016, the Company returned $300 million to stockholders, reduced its unsecured debt by $680 million and pursued opportunities to improve the profitability of the mortgage business through, among other initiatives, exploring capital light MSR funding structures, re-engineering its costs base, renegotiating its contracts for the business of PHH Mortgage's Private Label solutions channel, or our "PLS business", and exploring organic and inorganic growth opportunities in the distributed retail loan originations market.

        In addition to the activities discussed above, our Board of Directors and management continued to explore transformative business combination opportunities. During this period, the Company either contacted or was contacted by multiple industry participants to explore a potential transaction. For a variety of reasons, including valuation, legal and regulatory concerns and contingencies, and an unwillingness to engage, none of these contacts proceeded beyond a preliminary stage. In addition, as part of the Company's continuous consideration of opportunities to shift to a capital light structure, in the spring and early summer of 2015, the Company engaged in discussions with a financial sponsor which owned a mortgage servicing platform regarding a possible transaction that would have involved the acquisition by the Company of the sponsor's servicing platform in exchange for shares of the Company. These discussions contemplated separating the resulting servicing and related businesses, spinning these businesses off to the Company's stockholders, and leaving the Company's MSR assets in a separate public REIT entity. After substantial diligence and assessment of numerous alternative structures, our Board of Directors and management concluded that the complexity and execution risk of the transaction was too high, and that the desired value creation was too uncertain, particularly as there was no compelling evidence that an MSR-centric REIT would be attractive to investors. The Company also discussed with the financial sponsor the possible acquisition of its servicing platform by the Company, but the parties were not able to agree on the form or amount of consideration.

        During this time, the Company's operating environment became increasingly challenging due to significantly enhanced regulation and oversight from its clients of our PLS business, or "PLS clients", our clients' regulators, and regulators of the Company unique to the PLS business model. Examination and information requests increased from approximately 2,200 per year in 2014 to approximately 6,700 per year in 2016. With limited prospects for moderation in client and regulatory oversight, increased client demand for customization, and a shrinking market as clients in-sourced originations to gain greater control and to satisfy their own regulatory and oversight requirements, on March 9, 2016, the Company announced that it was initiating a comprehensive review of all strategic options in order to maximize stockholder value. The decision to engage in this strategic review process was driven by numerous factors, including the ongoing evolution of the mortgage industry and regulatory dynamics and the impact of these factors on the Company's profitability.

        Throughout the rest of March and early April 2016, at the direction of our Board of Directors, the Company's management, with the assistance of the Company's financial advisors, Credit Suisse and J.P. Morgan, evaluated the Company's growth prospects as an independent company and potential strategic alternatives for the Company. During this time, our Board of Directors, together with management, the Company's legal advisors, DLA Piper LLP (US), or "DLA Piper", and Jones Day, the Board of Directors' counsel, Latham & Watkins LLP, or "Latham", and the Company's financial advisors, met regularly to review and discuss these matters.

        On April 13, 2016, a consortium of financial sponsors, or "Financial Buyer A", submitted a proposal that involved the restructuring and privatization of some of the Company's platforms, leaving the Company's MSR assets in a public REIT entity.

        Our Board of Directors met on April 14, 2016. As part of this meeting, Credit Suisse and J.P. Morgan provided a market update and shared their respective views regarding aspects of the Company's business that might be attractive to a counterparty. The financial advisors also discussed certain matters pertaining to the strategic review process, including timing, transaction considerations, the Company's industry and market positioning and potential interested parties. Following discussions, our Board of Directors authorized management, with the assistance of the Company's advisors, to prepare marketing materials, execute confidentiality agreements and take such other steps as were necessary or advisable to obtain initial indications of interest from parties interested in engaging in a transaction involving the Company or any of its businesses. It was also determined that Financial Buyer A would be invited to submit an indication of interest as part of the strategic review process, without a specific response to its April 13 proposal.

        Between mid-April and the beginning of June, 2016, in accordance with our Board of Directors' instructions, the Company's financial advisors contacted 57 parties, comprised of 34 industry participants (including many of the parties in contact with the Company in late 2014 and in 2015 regarding a potential transformative transaction), 17 financial sponsors and six other potential buyers, such as business process outsourcing providers. 38 of these parties, comprised of 22 industry participants (including New Residential and GRI), 13 financial sponsors (including Financial Buyer A) and three other potential buyers, executed confidentiality agreements and were provided with a confidential information memorandum and access to a preliminary data room.

        On May 18, 2016, at the direction of management, the Company's financial advisors provided interested parties with a process letter which, among other matters, requested that interested parties submit a preliminary, non-binding indication of interest in a transaction involving the Company on June 3, 2016. The letter informed participants that priority would be placed on proposals for the whole company, although all proposals would be considered.

        Our Board of Directors met on June 2, 2016, together with management, DLA Piper, Latham, Jones Day and the Company's financial advisors. DLA Piper and Jones Day reviewed various legal considerations related to the strategic review process, including the potential need for stockholder approval of various transactions, the potential implications of various transactions on the Company's outstanding indebtedness, and certain considerations related to the sale of the Company's assets followed by a voluntary dissolution of the Company, or the "Liquidation Scenario".

        Between June 3rd and 8th, 2016, the Company received:

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  three preliminary indications of interest related to the acquisition of the Company in its entirety, which implied a valuation range of approximately $15.40 to $17.00 per share. New Residential submitted one of these indications of interest, and its proposal implied a valuation of $16.94 per share (after adjustment for reasonably possible losses reflected on the Company's financial statements). The other parties that submitted an indication of interest to acquire the whole company included one industry participant, or "Company 1", and one financial sponsor. As discussed below, all of the proposals to acquire the Company in its entirety were subsequently abandoned;

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  a preliminary indication of interest from Financial Buyer A in which it reiterated its proposal to restructure and privatize some of the Company's businesses, while leaving the Company's MSR assets in a public REIT entity. This preliminary indication of interest estimated that the cumulative future valuation for a Company share could be approximately $24 (assuming no breakage costs), comprised of approximately $5.50 in an upfront cash payment, $15.50 in value through residual ownership of the public REIT entity and $3.30 in dividends over three years from the public REIT entity;

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  one preliminary indication of interest to acquire all of the Company's owned MSR assets for approximately $762 million (approximately 100% of book value) in cash, as well as reimbursement at par for all properly made and outstanding servicing advances. This proposal was made by an industry participant, or "Company 2";

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  three preliminary indications of interest to acquire the Company's 50.1% equity interest in PHH Home Loans, which implied a valuation range of $98 million to $127 million for these interests. GRI submitted one of these indications of interest, and its proposal valued the Company's interest in PHH Home Loans at a range of $117-$127 million (which valuation included all tangible assets, including cash and mortgages held for sale);

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  one preliminary indication of interest to acquire certain contracts, personnel and facilities relating to the Company's subservicing business for a nominal value; and

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  two preliminary indications of interest in pursuing a transaction involving parts of the PLS business that did not contain any specific proposal on economic terms. LenderLive submitted one of these indications of interest.

        All of these proposals indicated that the parties still had substantial due diligence to complete, including access to clients and business partners.

        Our Board of Directors met on June 9, 2016, together with management, DLA Piper, Latham, Jones Day and the Company's financial advisors. Credit Suisse and J.P. Morgan reviewed the preliminary indications of interests that had been received, highlighting, among other things, aspects of certain indications of interest that required clarification and perspectives regarding the ability of certain parties to complete a transaction based on such parties' indications of interest. Management then reviewed estimated costs related to the Liquidation Scenario, including debt repayments, severance and retention costs, pension liabilities, legal and advisory fees, representation and warranty claims, insurance costs, and fixed asset write offs. A discussion followed during which management and the Company's advisors responded to questions regarding specific proposals and the strategic review process moving forward, including the need to develop a plan with respect to the process and timeline (including with respect to distributions to stockholders) for the Liquidation Scenario, were that scenario to be pursued. Management then reviewed certain matters related to the sale or unwinding of the PLS business. Representatives of DLA Piper then reviewed the directors' fiduciary duties with regard to the evaluation of strategic alternatives. Following discussion, our Board of Directors determined to provide all of the parties that had submitted preliminary indications of interest (other than Financial Buyer A) access to a comprehensive data room and ultimately invite them to submit a final and binding proposal. In light of the complexity, execution risk and uncertainty related to the desired value creation associated with an MSR-centric REIT, our Board of Directors directed the Company's financial advisors to invite Financial Buyer A to submit an alternative, simplified proposal and to follow-up with Company 1 to clarify certain concerns that our Board of Directors had regarding Company 1's ability to finance and complete a whole company transaction. It was further determined that management, with the assistance of the Company's advisors, should develop a plan and timeline for the Liquidation Scenario, to the extent that could be done without knowing which, if any, specific transactions would be pursued.

        Following this meeting, in accordance with our Board of Directors' instructions, the Company's financial advisors contacted each of the parties that had submitted indications of interest. Financial Buyer A was invited to submit an alternative proposal, but ultimately chose not to do so. One of the parties that had submitted an indication of interest related to part of the PLS business also ultimately decided not to proceed. Company 1 was contacted to discuss our Board of Directors' concerns about its ability to finance and complete a whole company transaction. Company 1 (subject to clarifying our Board of Directors' concerns) and the other interested parties were invited to perform detailed diligence on the Company or the relevant businesses in which they had expressed interest.

        On June 16, 2016, Company 1 submitted a supplemental letter that provided additional detail with respect to its financing plan and indicated that Company 1 would be willing to consider the acquisition of just the Company's interest in PHH Home Loans for a price of 80% to 95% of the tangible book value of PHH Home Loans' assets it would acquire, net of liabilities assumed. After review, our Board of Directors subsequently determined that the supplemental information provided by Company 1 did not adequately address our Board of Directors' concerns about Company 1's ability to finance and complete a whole company transaction; however, Company 1 was invited to continue in the process based on its stated interest in acquiring certain of the Company's assets.

        In mid-June 2016, one of the Company's stockholders indicated to management that it might be interested in pursuing a transaction involving the Company. At the Company's request, on June 17, 2016, Credit Suisse, J.P. Morgan and Jones Day discussed with the stockholder its potential interest in a transaction involving the Company. The stockholder ultimately decided not to pursue a transaction. Also in mid-June 2016, the Company engaged Lowenstein Sandler LLP, or "Lowenstein", as an additional counsel to assist with the potential sale of the Company's MSR assets.

        On June 20, 2016, an industry participant that had been contacted as part of the strategic review process and had signed a confidentiality agreement, but had not submitted a proposal earlier in the month, submitted a non-binding indication of interest to acquire the Company's 50.1% interest in PHH Home Loans for up to its book value. After conducting diligence and attending a management presentation, this party ultimately decided not to submit a binding proposal to acquire PHH Home Loans.

        In late June 2016, each of the remaining interested parties received a management presentation, with several parties also holding diligence sessions with department heads, and the parties conducted diligence through the remainder of June and into July.

        On July 16, 2016, at the direction of management, the Company's financial advisors provided the remaining interested parties with a process letter which, among other matters, requested that interested parties submit a firm and binding proposal for a transaction involving the Company on July 29, 2016. Interested parties were subsequently provided with draft agreements for the acquisition of the Company or for the acquisition of various businesses of the Company and, with respect to the Company's MSR assets, a detailed list of matters to address in any proposal.

        Our Board of Directors met on July 19, 2016, together with management, DLA Piper, Jones Day, Latham and the Company's financial advisors, and again on July 28, 2016, together with management and Latham. As part of these meetings, our Board of Directors received situational updates from management and the Company's advisors on the strategic review process, including in respect of the level of engagement of each interested party and, based on discussions then to date, the decreasing likelihood that any parties would submit a proposal to acquire the Company in its entirety.

        On July 29, 2016, the Company received:

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  no proposals to acquire either the Company in its entirety or all of the PLS business;

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  proposals from each of New Residential and Company 2 to acquire all of the Company's owned MSR assets. New Residential proposed to acquire the MSRs for $679 million (approximately 100% of book value), as well as reimbursement at par for all properly made and outstanding servicing advances. Company 2 proposed to acquire the MSRs for approximately $591 million (approximately 87% of book value), as well as reimbursement at par for all properly made and outstanding servicing advances;

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  three proposals to acquire the Company's 50.1% interest in PHH Home Loans. Both GRI and Company 1 submitted proposals, and we refer to the third industry participant to submit a proposal regarding the Company's interest in PHH Home Loans as "Company 3". GRI's proposal valued the Company's interest in PHH Home Loans at $99.5 million (which valuation included all tangible assets, including cash and mortgages held for sale), while Company 1's proposal valued these interests at approximately $95 million and Company 3's proposal valued these interests at $100 million (inclusive of an earn-out). All three proposals required that the terms of the joint venture arrangements with Realogy be renegotiated;

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  one proposal to acquire certain contracts, personnel and facilities relating to the Company's subservicing business for a nominal value; and

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  an expression of interest from LenderLive to pursue a transaction involving part of the PLS business which did not contain any specific proposal on economic terms or the assets to be acquired.

        All of the proposals indicated that the parties still had substantial diligence to complete, including access to clients and business partners.

        Our Board of Directors met on August 5, 2016, together with management, DLA Piper, Latham, Jones Day and the Company's financial advisors. Credit Suisse and J.P. Morgan reviewed the proposals that had been received, and provided our Board of Directors with an update on financial market conditions. Management then reviewed the Company's status quo financial projections, certain potential challenges associated with allowing the interested parties to conduct detailed confirmatory diligence, including the involvement of regulators, increased risk of leaks and potential disruption to operations or actual loss of business, and the work that had been done to date to assess potential distributions to stockholders in the Liquidation Scenario. Management and the Company's advisors responded to questions regarding specific proposals and the strategic review process moving forward. Following discussion, our Board of Directors determined that the Company should prioritize the exploration of a potential sale of the MSR assets, while still pursuing the other potential sales, and that management should concurrently develop a new strategic plan and multiple long range forecasts that contemplated the impact of various potential sales, including in the Liquidation Scenario.

        Through the remainder of August and into September 2016, the remaining interested parties were provided with access to additional due diligence materials, while management concurrently worked on developing the new strategic plan and long range forecast that our Board of Directors had requested. Given Realogy's consent right to any transaction under the existing PHH Home Loans operating agreements, as well as the desire of all three interested parties to amend the terms of the agreements with Realogy, following our Board of Directors meeting, management identified the three parties that had submitted proposals for the acquisition of the Company's interest in PHH Home Loans to Realogy. After considering these parties, Realogy informed the Company that it was not interested in partnering with Company 1, and Company 1 was subsequently told that it would no longer be participating in the process to acquire PHH Home Loans.

        On August 26, 2016, Lowenstein provided New Residential and Company 2 with a form of agreement for the purchase and sale of the MSR assets.

        On September 12, 2016, at the direction of management, the Company's financial advisors provided New Residential and Company 2 with a process letter which, among other matters, requested that each party:

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  submit a firm and binding proposal for a transaction involving the Company's MSR assets by September 20, 2016;

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  provide two separate valuations of the MSR assets: one assuming the Company would remain subservicer of the sold MSR assets in accordance with a form subservicing agreement and pricing to be provided by the Company, and the other assuming the Company would not subservice the sold MSR assets; and

  •
  provide mark-ups of the form of purchase agreement that had been distributed on August 26.

        In mid-September 2016, Realogy met with each of GRI and Company 3 in order to learn about their respective businesses and plans for a potential joint venture with Realogy. Following additional meetings that ran through October 2016, Realogy informed the Company that it desired to move forward to explore a potential joint venture with GRI, and that it would not currently consent to a transaction involving Company 3. Company 3 was subsequently told that it would no longer be participating in the process to acquire PHH Home Loans. Also during this period, the Company received an updated proposal from LenderLive to pursue a transaction involving part of the PLS business located in Jacksonville, Florida.

        On September 20, 2016, the Company received proposals from each of New Residential and Company 2 to acquire all of the Company's owned MSR assets. As requested, the proposals were on both a subservicing-retained and a subservicing-released basis. New Residential proposed to acquire the MSRs for approximately $589 million (approximately 83% of book value) on a subservicing-retained basis, and approximately $658 million (approximately 94% of book value) on a subservicing-released basis, as well as, in each case, reimbursement at par for all properly made and outstanding servicing advances. Company 2 proposed to acquire the MSRs for approximately $492 million (approximately 71% of book value) on a subservicing retained basis, and approximately $593 million (approximately 85% of book value) on a subservicing released basis, as well as, in each case, reimbursement at par for all properly made and outstanding servicing advances.

        On September 28, 2016, the Company received a proposal, or the "September 28th Proposal", from an investor in another industry participant suggesting that the Company acquire this industry participant in a mixed consideration transaction.

        Our Board of Directors met on September 30, 2016, together with management, DLA Piper, Latham, Jones Day, and the Company's financial advisors. Management reviewed the strategic options that it had been assessing, including the Liquidation Scenario and PHH 2.0, as either a subservicer, a subservicer plus portfolio retention services, or a subservicer with portfolio retention services and the Home Loans Business. Management noted that, regardless of which option our Board of Directors elected to pursue, in the absence of a proposal to acquire the entire Company, management believed it was necessary for the Company to sell its MSR assets and to wind down and exit the PLS business. Management then discussed the revised long range forecasts for the PHH 2.0 alternatives. Management and the Company's financial advisors also reviewed the proposals that the Company recently had received for its MSR assets, and previously received for its interest in PHH Home Loans and for select contracts, personnel, and facilities relating to the Company's subservicing business and the PLS business. As part of this discussion, management reviewed the comments of both New Residential and Company 2 on the draft MSR purchase agreement. Our Board of Directors also reviewed and discussed the September 28th Proposal, and asked management, with the assistance of the Company's advisors, to evaluate the proposal. Following discussions, our Board of Directors elected to prioritize the sale of our MSR assets to New Residential, and to also continue exploring the sale of our other assets. Our Board of Directors instructed Credit Suisse to inform Company 2 that the Company would not continue discussions with Company 2 regarding the acquisition of all of the Company's MSR assets based on its current proposal, and that the Company intended to focus its efforts on completing a transaction with another party. Our Board of Directors also instructed management, with the assistance of the Company's advisors, to continue evaluating the Liquidation Scenario and PHH 2.0. Following this meeting, in accordance with our Board of Directors' instructions, Credit Suisse informed Company 2 that the Company would not continue discussions with it regarding the acquisition of all of the Company's MSR assets.

        Throughout October and the first week of November 2016, the Company and its advisors held numerous negotiations and exchanged multiple drafts of the purchase and sale agreement for servicing rights with New Residential and its legal advisors. During this time, the Company and New Residential also discussed material issues relating to any subservicing arrangement, should the Company wish to remain as subservicer of any sold MSR assets.

        In early October 2016, in light of the fact that New Residential was not an approved Ginnie Mae servicer and could not guarantee when, if at all, they might be able to acquire the Company's Ginnie Mae MSR assets, the Company requested that Credit Suisse contact Lakeview Loan Servicing, LLC, or "Lakeview", regarding the potential acquisition of the Company's Ginnie Mae portfolio. The Company decided to reach out to Lakeview, which had earlier participated in the strategic review process, because it had previously expressed interest in acquiring just the Company's Ginnie Mae portfolio and the Company believed that Lakeview was both very familiar with this asset class and had the ability to execute a transaction. The Company also asked New Residential to provide the composition of its total purchase price by investor type. Lakeview's proposal ultimately ascribed a higher value to the Ginnie Mae MSR assets than New Residential did and, in light of this price difference, and because the Ginnie Mae MSR assets represented the least profitable component of the MSR Portfolio, had the highest inherent complexity, and had the most limited market liquidity, the Company thereafter prioritized selling its Ginnie Mae MSR assets (on a subservicing-released basis) to Lakeview.

        Also in October 2016, Houlihan Lokey was engaged as an additional financial advisor to the Company in connection with a potential sale of MSRs or other assets. In connection with its engagement, Houlihan Lokey provided a summary of certain relationships between Houlihan Lokey and certain other parties, including New Residential, to Latham and our Board of Directors.

        On October 10, 2016, the Company and Realogy, together with the Company's advisors, met telephonically to discuss the process for a potential transaction involving PHH Home Loans. During this call, Realogy informed the Company that it was opposed to the Company selling its equity in PHH Home Loans directly to a third party, and instead wanted the transaction structured as a dissolution of PHH Home Loans and the formation of a new joint venture entity by Realogy and a third party. Over the course of the following weeks, the Company and Realogy engaged in a series of discussions regarding how the Home Loans Transactions might be structured. During these conversations, Realogy also informed the Company that Realogy wanted to engage a third party to conduct a valuation to determine the fair value of the assets of PHH Home Loans contemplated to be sold and Realogy's interest in PHH Home Loans, and that Realogy would be relying on this valuation if it ultimately agreed to enter into the Home Loans Transactions Agreements. The Company was subsequently informed that GRI would also be relying on this valuation if it ultimately agreed to enter into the Asset Purchase Agreement.

        Throughout the remainder of October and the first week of November 2016, the Company and its legal advisors held numerous negotiations and exchanged multiple drafts of the purchase and sale agreement for servicing rights for the Ginnie Mae assets with Lakeview and its legal advisors.

        Our Board of Directors met on October 14, October 21 and October 27, 2016, together with management, DLA Piper, Latham, Jones Day, Credit Suisse, and J.P. Morgan. Each of these meetings included a detailed update on the strategic review process, the financial evaluation being undertaken by management with the assistance of the Company's advisors, including with respect to the Liquidation Scenario and PHH 2.0, and recent interactions with New Residential, Lakeview, Realogy, GRI and LenderLive. At the October 21st meeting, the Company's financial advisors discussed with our Board of Directors certain financial aspects of the September 28th Proposal. Following discussions, during which management and the Company's advisors answered questions, our Board of Directors ultimately concluded that it was not in the best interests of stockholders for the Company to pursue the September 28th Proposal as, among other things, it presented potential significant regulatory concerns, it would require the use of a substantial amount of the Company's cash to repay the target's indebtedness, and it was unclear whether the Company would be able to achieve the synergies that had been presented in the September 28th Proposal. The party that had submitted the September 28th Proposal was subsequently informed that the Company was not interested in pursuing the proposal at this time. Also at the October 21st meeting, our Board of Directors requested that the Company's financial advisors again contact Financial Buyer A to confirm whether it had any further interest in pursuing a potential transaction involving the Company. In accordance with our Board of Directors' instructions, Credit Suisse and J.P. Morgan contacted Financial Buyer A following the October 21st Board meeting, and Financial Buyer A was provided with access to an electronic data room on October 22, 2016.

        On October 26, 2016, an industry participant that had been contacted as part of the strategic review process and had signed a confidentiality agreement, but had not submitted a proposal earlier in the process, submitted an unsolicited indication of interest to acquire certain contracts, personnel and facilities relating to the Company's subservicing business for a nominal value. This party was subsequently permitted to conduct diligence, but, along with the party that had previously submitted the proposals related to the Company's subservicing business, was ultimately informed that PHH was continuing to assess whether it wished to remain in this business.

        On October 27, 2016, and as amended on November 1, 2016, Financial Buyer A again submitted a proposal to restructure and privatize some of the Company's businesses, while leaving the Company's MSR assets in a public REIT entity. In the revised proposal, Financial Buyer A projected that the cumulative future valuation of a Company share could be approximately $24 (assuming no breakage costs), comprised of approximately $5.50 in an upfront cash payment, $15.30 in value through residual ownership of the public REIT entity and $3.30 in dividends over three years from the public REIT entity.

        Our Board of Directors met on November 4, 2016, together with management, DLA Piper, Latham, Jones Day, Credit Suisse, and J.P. Morgan. Management reviewed the status of negotiations with each of New Residential and Lakeview, noting in particular that:

  •
  in light of market conditions, the Ginnie Mae portfolio might be the more difficult asset to dispose of on favorable terms;

  •
  Lakeview's proposal for the Ginnie Mae MSR assets was economically superior to that of New Residential;

  •
  Certain financial and other terms remained open with New Residential; and

  •
  New Residential had not yet been approved by Ginnie Mae as a servicer, and that it was uncertain whether New Residential's proposals to address the ownership of the Ginnie Mae assets would work.

        The Company's financial advisors then discussed with our Board of Directors certain financial aspects of Financial Buyer A's proposal. Following discussions, during which management and the Company's advisors answered questions, our Board of Directors instructed management to focus on completing a sale of the Ginnie Mae assets with Lakeview and to cease discussions with New Residential. Our Board of Directors also determined that it was not in the Company's or its stockholders' best interests to pursue Financial Buyer A's proposal for the same reason that it had declined to pursue the proposal earlier in the year.

        Over the course of the weekend following our Board of Directors meeting, the Company and Lakeview and their respective legal advisors exchanged drafts, and finalized negotiations, of the definitive documentation.

        On November 7, 2016, Realogy delivered to the Company a request list for certain information and data in connection with the valuation it wanted to conduct on the assets of PHH Home Loans contemplated to be sold and its interests in PHH Home Loans. The Company delivered the requested information through its electronic data room over the course of the following weeks.

        Our Board of Directors met on the afternoon of November 8, 2016, together with management, DLA Piper, Latham, Lowenstein, Jones Day, Credit Suisse, and J.P. Morgan. Management reviewed the material terms of the proposed sale of the Ginnie Mae MSR assets to Lakeview. Following discussions, during which management and the Company's advisors answered questions, our Board of Directors approved the transaction. Our Board of Directors then discussed how to best approach the sale of the remaining MSR assets. In particular, our Board of Directors noted that in light of the continued evaluation of the Liquidation Scenario and PHH 2.0, it would be advisable to preserve the Company's ability to serve as a subservicer following the sale of the remaining MSR assets, thereby maximizing the value of its subservicing platform in the event PHH 2.0 was established as a more favorable alternative to stockholders than the Liquidation Scenario following further analysis. Our Board of Directors also discussed whether to pursue a whole-portfolio transaction or a break-up of the MSR assets and broker pieces of the portfolio. In light of the progress previously made on a transaction with New Residential, the timing requirements, resource inefficiency and economic uncertainty associated with a brokering process for a portfolio of this size, the limited universe of both qualified buyers and buyers interested in a subservicing retained transaction, and the potential complications that a brokering process could present for the Company's obligations under its outstanding unsecured indebtedness, as well as obtaining client consents, our Board of Directors decided to prioritize a whole-portfolio transaction. Following discussions, our Board of Directors instructed Credit Suisse and J.P. Morgan to contact third parties, including New Residential, that might be capable of executing a large transaction, be interested in purchasing the remaining MSR assets now that the Ginnie Mae portion had been separated, and be willing to retain the Company as a subservicer. Management then reviewed its updated analysis of the PLS business and reiterated management's belief that it was necessary for the Company to wind down and exit the PLS business. Following discussion, our Board of Directors decided, to exit the PLS business and instructed management, with the assistance of the Company's advisors, to engage with LenderLive on its proposal to acquire certain assets of the PLS business, or the "Lender Live Transaction".

        Later that day, after the close of trading on the New York Stock Exchange, the Company announced the sale of its Ginnie Mae MSR assets to Lakeview in connection with announcing its financial results for the third fiscal quarter of 2016. The Company simultaneously announced its decision to exit the PLS business.

        Following the November 8th meeting, management, with the assistance of Credit Suisse and J.P. Morgan, identified six parties that might be interested in acquiring the Company's agency and private label MSR assets, would be able to execute a large transaction and might be willing to retain the Company as a subservicer. The list included both New Residential and Company 2, as well as four other industry participants, some of which previously had participated in the strategic review process. In accordance with our Board of Directors' instructions, Credit Suisse and J.P. Morgan contacted each of the identified parties, all of which indicated interest in considering a potential transaction. Over the course of the following days, the Company entered into confidentiality agreements with each party that was new to the strategic review process and provided them with access to confidential information concerning the MSR assets. Ultimately, three of the parties contacted regarding the remaining MSR assets submitted bids. New Residential, which was ultimately determined by our Board of Directors to have submitted the best financial proposal (including the same pricing if the MSR assets were sold on either a servicing-retained or a servicing-released basis), was the only bidder that indicated it was willing to retain the Company as both a subservicer and a provider of portfolio retention services.

        On November 16, 2016, the Company provided forms of a purchase agreement and a subservicing agreement to New Residential and Company 2 and instructed each party to submit an updated proposal for the remaining MSR assets by November 22, 2016.

        On November 18, 2016, the Company delivered a draft term sheet for the potential Home Loans Transactions to Realogy.

        On November 22, 2016, New Residential and Company 2 provided the Company with their preliminary comments on the MSR purchase and subservicing agreements, and on November 22 and November 23, they submitted offers for the remaining MSR assets. New Residential proposed to acquire the MSRs for approximately $593 million (approximately 92% of book value), as well as reimbursement of properly made and outstanding servicing advances at approximately 97% of book value. Of the two other proposals, New Residential's proposal was for greater cash consideration. Additionally, one of the two other proposals did not provide for subservicing or portfolio retention by the Company, and did not include the private investor portfolio and its related advances, while the other proposal contemplated the Company as a subservicer but not as a provider of portfolio retention services. Following informal discussions with members of our Board of Directors, and in light of the differences between the offers, our Board of Directors instructed management and the Company's advisors to focus on pursuing a transaction with New Residential.

        Also on November 22, 2016, Realogy delivered to the Company revised term sheets for a potential Home Loans Transactions.

        On November 29, 2016, the Company delivered a list of guiding principles for a transaction to New Residential. Between November 30, 2016 and December 5, 2016, the Company and its legal advisors and New Residential and its legal advisors exchanged multiple drafts of and negotiated the MSR purchase and subservicing agreements. Key issues under the MSR purchase agreement addressed during this period included, among others, purchase price mechanics, allocation of liabilities for prior origination and servicing defects, indemnification obligations, the amount and mechanics of a purchase price holdback for mortgage document defects and transaction expense allocation. Key issues under the subservicing agreement addressed during this period included, among others, recoverability of servicing advances, and termination rights for convenience and for cause. At the same time, management explored the potential for engaging in an excess spread transaction related to the Company's remaining MSR assets. The Company's management ultimately concluded that pursuing a bulk transaction with New Residential presented the best opportunity to maximize value and transactional certainty.

        On December 6, 2016, the Company and Realogy met telephonically, together with the Company's advisors, to discuss certain matters raised in the revised term sheets provided by Realogy on November 22. In addition to transaction structure and valuation, matters discussed included, among others, closing conditions, indemnification obligations, licensing requirements and employee-related obligations.

        Also on December 6, 2016, management and the Company's advisors met with New Residential to discuss open issues. The matters discussed included, among others, allocation of liabilities for prior origination and servicing defects, indemnification obligations, subservicing agreement economics and subservicing agreement termination rights. Additionally, purchase price economic discussions during this time focused on mortgage loan investor allocation, delinquency metrics and interest rate movements since the date of New Residential's bid. Following this meeting, the Company and New Residential continued to exchange drafts of, and negotiated, the MSR purchase and subservicing agreements.

        Our Board of Directors met on December 8, 2016, together with management, DLA Piper, Latham, Jones Day, Credit Suisse, and J.P. Morgan. Management and the Company's financial advisors provided our Board of Directors with an update on the status of negotiations with New Residential, including the remaining significant open items regarding a transaction that included, among others, allocation of liabilities for prior origination and servicing defects, indemnification obligations, the amount and mechanics of a purchase price holdback for mortgage document defects and, with respect to the subservicing agreement, service level agreement metrics, servicing advance reimbursement, financial covenants, audit rights and termination for cause rights. Management and the Company's financial advisors also provided our Board of Directors with an update on the status of the Company's interactions with other parties that might be interested in the MSR assets, and the potential to pursue other MSR transaction options, such as excess spread transactions. Following a discussion, during which management and the Company's advisors answered questions, our Board of Directors instructed management to continue negotiations with New Residential in order to determine if a transaction could be agreed upon. Management then provided our Board of Directors with an updated long range forecast for PHH 2.0 and the Liquidation Scenario, noting that both scenarios now assumed that PHH Home Loans would be sold.

        Also on December 8, 2016, Realogy delivered to the Company revised term sheets for the potential Home Loans Transactions. Following further discussions, the parties decided to proceed to negotiating full agreements.

        Between December 9 and the morning of December 22, 2016, the Company and New Residential continued to negotiate the MSR purchase and subservicing agreements, exchanging drafts and holding calls almost daily and gradually reached mutual agreement on, among other items, the significant open items highlighted at the December 8, 2016 Board of Directors meeting.

        Our Board of Directors met on December 22, 2016, together with management, DLA Piper, Latham, Lowenstein, Jones Day, Credit Suisse, and J.P. Morgan. Management noted that the Company was close to agreeing on the terms of a transaction with New Residential, and reviewed the material terms of the possible MSR purchase and subservicing agreements with New Residential, including:

  •
  for the MSR purchase agreement the portfolio composition and pricing, closing conditions, and provisions relating to our Board of Directors' ability to consider alternative transactions or change its recommendation for intervening events; and

  •
  for the subservicing agreement the pricing, servicing obligations, term and termination provisions and events of default.

        Management detailed for our Board of Directors how management arrived at the expected purchase price for the MSRs, explaining the purchase price was 93% of MSR book value and 97% of servicing advance book value, and would use a locked-in pricing multiple as of the signing date.

        Management then reviewed with our Board of Directors its assessment of the material risks of entering into a transaction with New Residential, including strategic, economic and operational risks. A discussion followed, during which management and the Company's advisors answered questions.

        Houlihan Lokey then joined the meeting and reviewed and discussed with our Board of Directors Houlihan Lokey's preliminary financial analyses with respect to the proposed transaction with New Residential. During this review and discussion, Houlihan Lokey responded to questions from directors regarding the financial analyses. Our Board of Directors then discussed the communication plan associated with announcing a transaction with New Residential. Following discussions, management was instructed to seek to finalize a transaction with New Residential.

        Between December 22, 2016 and the morning of December 28, 2016, the Company and New Residential exchanged drafts, and finalized negotiations, of the MSR purchase and subservicing agreements.

        In late December 2016, representatives of an industry participant, or Company 4, that had been contacted as part of the strategic review process and had signed a confidentiality agreement, but had not submitted a proposal earlier in the process, contacted the Company to arrange a discussion regarding a potential transaction.

        Our Board of Directors met on the afternoon of December 28, 2016, together with management, DLA Piper, Latham, Lowenstein, Jones Day, Credit Suisse, and J.P. Morgan. Lowenstein reviewed the material terms of the proposed MSR purchase agreement, including the assets being sold, the purchase price, the representations and indemnification obligations, including the limits thereon, the closing conditions, and the provisions relating to our Board of Directors' ability to consider alternative transactions or change its recommendation for intervening events. A representative of Lowenstein then reviewed the material terms of the proposed subservicing agreement, including the assets being subserviced, the pricing and reimbursement obligations, the subservicing standards, liabilities and oversight, the termination rights, and the events of default. Our Board of Directors then discussed the terms of the potential agreements and asked questions of management and the Company's advisors.

        Houlihan Lokey then joined the meeting and reviewed and discussed with our Board of Directors Houlihan Lokey's financial analyses with respect to the proposed transaction with New Residential. During this review and discussion, Houlihan Lokey responded to questions from directors regarding its financial analyses. Thereafter, at the request of our Board of Directors, Houlihan Lokey verbally rendered its opinion to our Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to our Board of Directors dated December 28, 2016), as to, as of such date, the fairness, from a financial point of view, to the Company of the aggregate consideration to be received by the Company in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the transactions with New Residential pursuant to the MSR purchase agreement. Following discussion, our Board of Directors unanimously determined that the

MSR Sale to New Residential is advisable and in the best interests of the Company and its stockholders, and approved the execution of the MSR Purchase Agreement and Subservicing Agreement.

        Later that day, after the close of trading on the New York Stock Exchange, the Company announced the sale of remaining MSR assets to New Residential and the execution of the Subservicing Agreement.

        On January 5, 2017, the Company delivered a draft of the Asset Purchase Agreement to both GRI and Realogy, and a draft of the JV Interests Purchase Agreement to Realogy.

        On January 10, 2017, the Company and Company 4 executed a customary confidentiality agreement and, on the following day, Glen Messina, the Chief Executive Officer of the Company, met with the chief executive officer of Company 4 to discuss their respective companies and the potential for a transaction involving the parties.

        On January 12, 2017, Realogy delivered to the Company a preliminary issues list with respect to the agreements. On January 16, 2017, GRI and Realogy delivered to the Company a detailed issues list with respect to the draft Asset Purchase Agreement, and on January 17, 2017, Realogy delivered to the Company a detailed issues list with respect to the draft JV Interests Purchase Agreement.

        On January 18, 2017, the Company and Realogy, together with Jones Day, Credit Suisse, and J.P. Morgan, met in person at Realogy's headquarters to discuss certain matters related to the JV Interests Purchase Agreement. Later that morning, GRI joined the meetings and the parties discussed the key issues in the Asset Purchase Agreement. The matters discussed included, among others, allocation of liabilities, indemnification obligations, employee-related obligations, treatment of pipeline loans and closing conditions.

        Our Board of Directors met on January 20, 2017, together with management, DLA Piper, Latham, Jones Day, and Credit Suisse. During the course of the meeting, management provided our Board of Directors with updated forecasts for PHH 2.0 and reviewed the staffing and remediation challenges presented by PHH 2.0. Management also provided our Board of Directors with an update on the status of the Home Loans Transactions and provided our Board of Directors with updated forecasts for PHH Home Loans. Management then presented certain transactional considerations associated with Company 4 and the possibility of exploring a transaction involving the two companies. Following discussions, our Board of Directors determined that while there were many potentially favorable aspects of a transaction involving Company 4 that merited further consideration, there were several factors that would complicate any such transaction and the Company did not have the capacity to engage in an transaction of that type at this time unless Company 4 was proposing an all-cash acquisition of the Company. Our Board of Directors instructed management to communicate this to Company 4, which management subsequently did. Also at this meeting, management reviewed with our Board of Directors the terms of the proposed outsourcing agreement, asset purchase agreement and related documents for the LenderLive Transaction, noting for our Board of Directors that the terms were substantially complete but that the parties wanted to obtain certain third party consents in advance of signing.

        On January 25, 2017, Realogy delivered a revised draft of the JV Interests Purchase Agreement to the Company.

        Our Board of Directors met on January 26, 2017, together with management, DLA Piper, Latham, Jones Day, Credit Suisse, and J.P. Morgan. During the course of the meeting, management, with the assistance of the Company's financial advisors, updated our Board of Directors on the status of the Home Loans Transactions, including certain remaining open items regarding the transactions. Following a discussion, during which management and the Company's advisors answered questions, our Board of Directors instructed management to continue negotiations with GRI and Realogy in order to see if a transaction involving PHH Home Loans could be agreed upon. Management then provided our Board of Directors with a brief update regarding the status of the LenderLive Transaction, which focused on the final proposed terms and the status of certain third-party consents that the parties were trying to obtain before signing an agreement. Following discussion, during which management answered questions, our Board of Directors approved the LenderLive Transaction, subject to receipt of the desired third-party consents prior to signing. Management then provided our Board of Directors with an updated forecast for the Liquidation Scenario and a discussion of the risks associated with the Liquidation Scenario followed. Management then provided our Board of Directors with an updated strategic plan and forecasts for PHH 2.0, as well as an update on management's on-going efforts to design and plan the transition to PHH 2.0. As part of this discussion, management informed our Board of Directors that management favored, as compared to the Liquidation Scenario, PHH 2.0 as this scenario permitted the Company to maximize near-term capital distributions, minimize restructuring costs, preserve the value of the Company's tax assets, and create incremental value for stockholders through the ongoing operation of the business or future strategic actions. Management expressed the belief that, with investment, certain cost re-engineering activities, the PLS exit, organic growth, return of capital actions, and the resolution of our legacy legal and regulatory matters, PHH 2.0 has the potential to ultimately provide an acceptable return on capital over time.

        Between January 28 and February 8, 2017, the management teams and legal advisors of the Company, GRI and Realogy exchanged drafts of, and negotiated, the agreements and related documentation for the Home Loans Transactions. Key issues addressed during this period included, among others, pricing, indemnification of assets being sold and the allocation of liabilities, treatment of pipeline loans, indemnification obligations, employee-related obligations, the scope of business-related representations and warranties, licensing requirements and staggered closings based on receipt of certain approvals as of each closing, closing conditions and termination rights and obligations.

        Our Board of Directors met on February 9, 2017, together with management, DLA Piper, Latham, Jones Day, Credit Suisse, and J.P. Morgan. Management informed our Board of Directors that, while there were still open items to address, the Company was close to agreeing on the terms of a transaction with GRI and Realogy, and reviewed the material terms and open issues relating to the proposed agreements for the Home Loans Transactions, including the scope of the assets and liabilities to be conveyed to GRA, the scope of the assets and liabilities to be retained by PHH Home Loans, the closing conditions for the transactions and the risks related thereto, the indemnification obligations of PHH Home Loans and the Company under the agreements, the licensing requirements for GRA and the risks related thereto, the provisions relating to our Board of Directors' ability to consider alternative transactions or change its recommendation for intervening events, and the potential timing implications of the MSR Sale for the Home Loans Transactions. Management also reviewed with our Board of Directors its assessment of the material risks of entering into the Home Loans Transactions, including strategic, economic and operational risks. A discussion followed, during which management and the Company's advisors answered questions. Management was then instructed to seek to finalize the Home Loans Transactions. Management then provided our Board of Directors with an update on, among other matters, the status of the LenderLive Transaction and management's on-going efforts to design and plan the transition to PHH 2.0. As part of this discussion, management reiterated its belief that, as compared to the Liquidation Scenario, PHH 2.0 was worth pursuing as this scenario could potentially provide for comparable cash distributions to stockholders in a shorter period of time, minimize restructuring costs, preserve the value of the Company's tax assets, create incremental value for stockholders through the ongoing operation of the business or future strategic actions, and ultimately provide an acceptable return on capital over time.

        Over the course of February 10, 2017 through the morning of February 15, 2017, the management teams and legal advisors of the Company, GRI and Realogy exchanged drafts of, and negotiated, the agreements and related documentation for the Home Loans Transactions.

        Our Board of Directors met again on the afternoon of February 15, 2017, together with management, DLA Piper, Latham, Jones Day, Credit Suisse, and J.P. Morgan. Management reviewed the material terms of the proposed agreements for the Home Loans Transactions, including the consideration for the sale of the Purchased Assets to GRA, and the purchase of the Realogy Member's 49.9% interest in PHH Home Loans, the scope of the assets and liabilities to be conveyed to GRA, the scope of the assets and liabilities to be retained by PHH Home Loans, the closing conditions for the transactions and the risks related thereto, the indemnification obligations of PHH Home Loans and the Company under the agreements, the licensing requirements for GRA and the risks related thereto, the provisions relating to our Board of Directors' ability to consider alternative transactions or change its recommendation for intervening events, and the potential timing implications of the MSR Sale for the Home Loans Transactions, focusing on areas in which there had been a material change in terms since our Board of Directors was last updated on the transactions. Management then reviewed with our Board of Directors its overall risk assessment of the Home Loans Transactions, including strategic, economic and operational risks. Our Board of Directors then discussed the terms of the potential agreements and asked questions of management and the Company's advisors. Management then reviewed the communication plan with respect to the announcement of any transaction. Also at this meeting, Credit Suisse reviewed with our Board of Directors certain relationships of Credit Suisse with the Company, Realogy and GRI, as previously disclosed to our Board of Directors. At the request of our Board of Directors, Credit Suisse then reviewed its financial analysis of the Company's pro rata share of the Purchase Price and rendered an oral opinion, confirmed by delivery of a written opinion, dated February 15, 2017, to our Board of Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications of the review undertaken, the Company's pro rata share of the Purchase Price to be paid for the PHH Home Loans transferred business pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to the Company. Following discussions, our Board of Directors unanimously determined that each of the Home Loans Transactions with GRI and Realogy is advisable and in the best interests of the Company and its stockholders, and approved the execution of the Asset Purchase Agreement, JV Interests Purchase Agreement and Support Agreement. In addition, during this meeting, for the reasons discussed above, our Board of Directors determined to pursue PHH 2.0 instead of the Liquidation Scenario and authorized management to publicly announce this intention.

        Later that day, after the close of trading on the New York Stock Exchange, the Company announced the Home Loans Transactions. In addition, in connection with the announcement of its 2016 Q4 results that same day, the Company announced that it intended to pursue PHH 2.0 and that it had also signed the agreements for the LenderLive Transaction.

Past Contacts, Transactions or Negotiations

        Other than as described under "Background of the Transactions" above, we and New Residential, GRA, GRI and Realogy have not had any negotiations, transactions or material contacts during the past two years, and other than as described therein and in the MSR Purchase Agreement, the Subservicing Agreement or the Home Loans Transactions Agreements there are no present or proposed material agreements, arrangements, understandings or relationships between our executive officers or directors or affiliates and any of New Residential, GRA, GRI or Realogy, or their respective executive officers or directors.

SUB-PROPOSAL 1A: APPROVAL OF THE MSR SALE SUB-PROPOSAL

        The following, together with the discussion appearing above under the section captioned "—Proposal 1: Sale of Substantially All of the Assets of the Company—Background of the Transactions", is a summary of the material terms of the MSR Sale, the MSR Purchase Agreement and the Subservicing Agreement.

General Description of the MSR Sale

        Pursuant to the Purchase and Sale of Servicing Rights, dated as of December 28, 2017, by and between PHH Mortgage, New Residential and, solely for the limited purposes set forth therein, PHH, PHH Mortgage has agreed to sell to New Residential all of PHH's MSR Portfolio, together with all servicing advances related to the MSR Portfolio, or the "Advances". Based on the MSR Portfolio composition as of December 31, 2016 and market conditions as of the date of the MSR Purchase Agreement, and assuming all Investor and origination source consents are received, total proceeds are expected to be up to $858 million, of which up to $579 million was calculated from the applicable fixed purchase price percentage of the unpaid principal balance, or "UPB", of the MSR Portfolio, and up to $279 million was calculated from the fixed purchase price percentage for the Advances. Actual proceeds will be based on the MSR Portfolio composition at each transfer date and may vary from our expectations primarily due to run-off from the MSR Portfolio resulting in a reduction of the MSR Portfolio's UPB or the failure to receive certain Investor and origination source consents. As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date. The MSR Sale proceeds exclude estimated transaction fees and expenses of approximately 5% of MSR value, and represent a valuation of 84 basis points on total unpaid principal balance of $70 billion as of December 31, 2016.

        In connection with the execution of the MSR Purchase Agreement, PHH Mortgage and New Residential entered into the Subservicing Agreement, which will become effective upon the initial Sale Date of the MSRs under the MSR Purchase Agreement. Pursuant to the Subservicing Agreement, PHH Mortgage will be retained by New Residential as a subservicer for the MSR Portfolio, which as of December 31, 2016 consisted of approximately 467,000 mortgage loans.

        See the section below captioned "—The MSR Agreement and Subservicing Agreement" for more information about the MSR Purchase Agreement and the Subservicing Agreement. A copy of the MSR Purchase Agreement is attached to this proxy statement as Annex A and a copy of the Subservicing Agreement is attached to this proxy statement as Annex B. We encourage you to read the MSR Purchase Agreement and Subservicing Agreements in their entireties.

The Parties to the MSR Sale

PHH Corporation

        We were incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant Corporation (now known as Avis Budget Group, Inc.) and its predecessors and provided mortgage banking services, facilitated employee relocations and provided vehicle fleet management and fuel card services. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant. On July 1, 2014, we sold our fleet management services business and began operating as a stand-alone mortgage business.

        As a stand-alone mortgage company, we provide outsourced mortgage banking services to a variety of clients, including financial institutions and real estate brokers throughout the U.S. and are focused on originating, selling, servicing and subservicing residential mortgage loans through our wholly-owned subsidiary, PHH Mortgage Corporation, and its subsidiaries.

        For more information about us, please visit our website at www.phh.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Our common stock is publicly traded on the NYSE under the symbol "PHH." Our executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

PHH Mortgage Corporation

        PHH Mortgage Corporation and its subsidiaries, or "PHH Mortgage," is a wholly-owned subsidiary of PHH, through which we provide outsourced mortgage banking services to a variety of clients, including financial institutions and real estate brokers throughout the U.S. and are focused on originating, selling, servicing, and subservicing residential mortgage loans. PHH Mortgage's executive offices are located at 1 Mortgage Way, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

        In the second quarter of 2016, PHH Mortgage exited its wholesale/correspondent lending channel. Through this channel, PHH Mortgage purchased closed mortgage loans from community banks, credit unions, mortgage brokers and mortgage bankers. For the year ended December 31, 2016, the wholesale/correspondent lending channel represented 1% of our total closing volume (based on dollars).

        In November 2016, we announced our intentions for PHH Mortgage to exit the business of Private Label solutions channel, or "PLS business". The PLS business includes providing outsourced mortgage origination services for wealth management firms, regional banks and community banks throughout the U.S. For the year ended December 31, 2016, the PLS business represented 79% of our total closing volume (based on dollars). We believe PHH Mortgage will be in a position to substantially exit the PLS business by the first quarter of 2018, subject to certain transition support requirements.

        In November 2016, we also announced the sale of our capitalized Ginnie Mae mortgage servicing rights to Lakeview Loan Servicing, LLC, or Lakeview, which included the transfer of all servicing to another subservicer. On February 2, 2017, the initial sale of Ginnie Mae MSRs under this agreement was completed, with proceeds expected for $77 million of MSR fair value, and $11 million of servicing advances.

        On February 15, 2017, PHH and PHH Mortgage entered into an asset purchase agreement with LenderLive Network, LLC, or "LenderLive," to assign our interests under the lease of our Jacksonville, Florida office and to sell information technology and other equipment and fixtures. Upon the closing of the asset sale with LenderLive on March 31, 2017, we also entered into agreements to outsource to LenderLive certain processing, underwriting and closing services that PHH Mortgage is contractually obligated to provide to certain of its PLS business' clients. The agreements with LenderLive are intended to mitigate the operating risk related to our wind-down of our PLS business, including by alleviating the risk of employee attrition that could adversely impact PHH Mortgage's ability to satisfy its service level agreements and other PLS contractual requirements.

New Residential Mortgage LLC

        New Residential is a subsidiary of New Residential Investment Corp., a publicly traded real estate investment trust primarily focused on opportunistically investing in, and actively managing, investments related to residential real estate. New Residential Investment Corp. was formed as a wholly owned subsidiary of Newcastle Investment Corp., or "Newcastle," in September 2011 and was spun-off from Newcastle on May 15, 2013. New Residential Investment Corp.'s stock is traded on the New York Stock Exchange under the symbol "NRZ." New Residential Investment Corp. is externally managed and advised by an affiliate of Fortress Investment Group LLC pursuant to a management agreement. The principal executive offices of New Residential Investment Corp. are located at 1345 Avenue of the

Americas, New York, New York and the New Residential Investment Corp. telephone number is (212) 798-3150.

Reasons for Recommending the MSR Sale

        Our Board of Directors unanimously determined that the MSR Sale is advisable and in the best interests of the Company's stockholders, and approved and declared advisable the execution, delivery and performance of the MSR Purchase Agreement and the consummation of the transactions contemplated thereby, including the MSR Sale. Our Board of Directors recommends that the Company's stockholders vote "FOR" the approval of the MSR Sale on the terms and conditions of the MSR Purchase Agreement.

        In evaluating the MSR Sale and the MSR Purchase Agreement, our Board of Directors discussed the proposed transaction with its legal counsel and the Company's management and legal and financial advisors and considered a variety of factors, including the positive factors set forth below, each of which our Board of Directors believed supported its determination:

  •
  our Board of Directors' knowledge of the businesses, financial condition, strategy and prospects of the Company, including the risks and uncertainties inherent in the Company's businesses;

  •
  the Company's historical and projected financial performance and results of operations;

  •
  the fact that our Board of Directors had carefully evaluated, with the assistance of management and legal and financial advisors, various potential strategic alternatives for the Company, each of which involved significant risks and uncertainties. These alternatives included, among others, the sale of the Company in its entirety, combining with another large industry participant, the sale of each of the Company's major platforms followed by a liquidation of the Company, the restructuring of the Company as either a pure play subservicer or a subservicer with one or more related businesses, splitting the Company into a REIT and either a public originator and servicer or privatizing these businesses, expansion into adjacent businesses, and conversion to a federally chartered depository institution;

  •
  our Board of Directors' belief that holding the MSR Portfolio would be unprofitable for the Company for a variety of reasons, including:

  •
  industry and accounting convention to value MSRs using marginal cost and forward interest rates creates significant valuation risk;

  •
  servicing revenues have stagnated and are likely to remain flat in the medium term, as compensation reform for owners of MSRs is highly unlikely in the medium term;

  •
  servicing costs, which have increased by 50% since 2008, continues to rise at a rate of 8% per annum;

  •
  evolving regulatory changes have increased the cost of compliance with no commensurate change in the servicing compensation earned for the MSR Portfolio;

  •
  escalating regulatory costs, rising servicing costs and unpredictable delinquent servicing expenses erode profits;

  •
  the Company's cost of capital is much higher in comparison to bank competitors and tax advantaged funds;

  •
  the Company requires significant excess liquidity in order to meaningfully hedge interest rate risk;

  •
  sustained refinancing activities have had a negative impact on servicing volumes;

    •
    the contractual servicing advance obligations of the MSR owner to fund scheduled principal, interest, tax and insurance payments not made by the mortgage loan borrower require significant capital and liquidity in order to fund the advances until reimbursement is contractually permitted; and

    •
    projections for a decline in industry originations could limit the potential for additional MSR volume to enter the market;

  •
  our Board of Directors' knowledge of the Company's competitive position within relevant markets, including the impact of consolidation within the industry and the emergence of competitors with greater financial resources, lower funding cost, access to more diverse funding sources, and broader product lines;

  •
  the fact that the Company conducted a broad, public process to seek acquisition proposals for the Company in its entirety or any or all of its assets, and that this process did not result in any viable proposal to acquire the Company in its entirety;

  •
  our Board of Directors' belief that, in the absence of any proposal to acquire the Company in its entirety, it is in the best interest of the Company's stockholders to sell the MSR Portfolio regardless of what strategic option the Company pursues as a standalone company;

  •
  the fact that after conducting a broad sale process, New Residential's offer to acquire the MSR Portfolio represented the most favorable terms to the Company and its stockholders, including with respect to price, closing certainty, closing speed and regulatory considerations;

  •
  the fact that the MSR Sale consideration consists solely of cash, allowing the Company to realize immediately the value of the MSR Portfolio and use the sale proceeds to, among other things, pay down existing debt;

  •
  the financial analysis reviewed by Houlihan Lokey with our Board of Directors, as well as the oral opinion of Houlihan Lokey rendered to our Board of Directors on December 28, 2016 (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to our Board of Directors dated December 28, 2016), as to, as of such date, the fairness, from a financial point of view, to the Company of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement;

  •
  the fact that New Residential is an approved servicer for Fannie Mae and Freddie Mac and an investing mortgagee approved by the Federal Housing Administration, and that New Residential has represented to the Company that it has, and will have on each Sale Date, sufficient funds to consummate the transactions contemplated by the MSR Purchase Agreement, including payment of the purchase price and transaction expenses;

  •
  the fact that, in addition to allowing the Company to efficiently monetize the MSR Portfolio and related servicing advances at an attractive price, the Subservicing Agreement with New Residential allows the Company to maintain the flexibility to consider future strategic actions involving its subservicing platform;

  •
  our Board of Directors' belief that the MSR Sale would allow the Company to take a series of cost reduction actions, thereby substantially reducing the Company shared services and overhead costs;

  •
  the fact that the MSR Purchase Agreement was the product of arm's-length negotiations between the parties and was designed to provide substantial certainty that the MSR Sale would ultimately be consummated on a timely basis, and the terms and conditions of the MSR Purchase Agreement and the transactions contemplated thereby, including:

    •
    the absence of a financing condition and the level of commitment by New Residential to obtain the required regulatory and third party approvals;

    •
    while the Company is prohibited from soliciting any Competing Proposal (as defined in "—The MSR Purchase Agreement—Nonsolicitation of Competing Proposals"), the MSR Purchase Agreement allows the Company to pursue any strategic transaction as long as it would not prohibit or prevent the Company from consummating the MSR Sale;

    •
    the Company may, prior to the time that the Company's stockholders approve the MSR Purchase Agreement, furnish information to and conduct negotiations with third parties in respect of any unsolicited written Competing Proposal;

    •
    the Company may terminate the MSR Purchase Agreement in order to accept a Superior Proposal (as defined in "—The MSR Purchase Agreement and Subservicing Agreement—The MSR Purchase Agreement—Change in the Recommendation of our Board of Directors; Fiduciary Termination"), subject to payment of a termination fee by the Company to New Residential;

    •
    our Board of Directors may, prior to the time that the Company's stockholders approve the MSR Purchase Agreement, change or withdraw its recommendation of the MSR Purchase Agreement in connection with a Superior Proposal if the failure to effect a change of recommendation would be inconsistent with the directors' fiduciary duties under applicable law; and

    •
    while the Company has agreed to indemnify New Residential against losses arising from the Company's breach of the MSR Purchase Agreement and certain other liabilities, the Company's indemnification obligations are subject to certain limitations, including a 5% cap on liabilities with respect to the MSRs and the related mortgage loans and advances, and a survival period of three years after the last Sale Date after which New Residential may not bring claims against the Company for breaches of the MSR Purchase Agreement.

        Our Board of Directors also considered a variety of risks and potentially negative factors concerning the MSR Sale and the MSR Purchase Agreement, including the following:

  •
  the fact that if the Company completes the MSR Sale and remains in business as a subservicer, it will have significantly reduced operations;

  •
  the fact that if the Company completes the MSR Sale and remains in business as a subservicer, New Residential will become the Company's largest subservicing client representing approximately 64% of subservicing units as of December 31, 2016, enhancing existing client concentration risks;

  •
  the fact that the Company has agreed to indemnify New Residential against losses arising from the Company's breach of the MSR Purchase Agreement and certain other liabilities, that 5% of the purchase price for the MSRs will be held in escrow to support these obligations, and that an additional 5% of the purchase price will be held by New Residential pending delivery of required mortgage loan documentation, may have the effect of reducing the consideration payable by New Residential to the Company in the MSR Sale;

  •
  the fact that the completion of the MSR Sale is conditioned upon a number of factors, including approval by the Company's stockholders, certain regulatory approvals, and the receipt of third party consents, including consents of Fannie Mae, Freddie Mac, private mortgage loan investors and mortgage loan origination sources, and that there can be no assurance that all conditions will be satisfied on a timely basis and, as a result, it is possible that the MSR Sale may be delayed, may not be completed even if the MSR Purchase Agreement is approved by the Company's stockholders or may result in substantially less proceeds than would have been realized if all requisite consents were obtained;

  •
  the risk that, if the MSR Sale is not completed:

  •
  the market price of the Company's shares could be affected by many factors, including (1) the reason for which the MSR Purchase Agreement was terminated and whether such termination results from factors adversely affecting the Company or the MSR Portfolio, and (2) the possible sale of shares by short-term investors following an announcement of the termination of the MSR Purchase Agreement;

  •
  the Company would be required to pay its expenses related to the MSR Sale, including expenses incurred in connection with any litigation that may result from the announcement or pendency of the MSR Sale; and

  •
  the market's perception of the Company's continuing business and future prospects could adversely affect the Company's relationships with employees, customers, suppliers, vendors, purchasing agents and other business partners;

  •
  the fact that the MSR Purchase Agreement restricts the Company's ability to solicit Competing Proposals and requires the payment of a termination fee if the Company were to terminate the MSR Purchase Agreement to enter into a definitive agreement with respect to a Superior Proposal, which could make it more costly for any other potential purchaser to acquire the Company or some of its assets;

  •
  the fact that the cash consideration to be received by the Company in the MSR Sale will be a taxable transaction for U.S. federal income tax purposes;

  •
  the significant costs involved in connection with negotiating the MSR Purchase Agreement and consummating the MSR Sale, the substantial management time and effort required to effectuate the MSR Sale, and the related disruption to the Company's day-to-day operations during the pendency of the MSR Sale;

  •
  the potential negative effect of the pendency of the MSR Sale on the Company's business, including uncertainty about the effect of the proposed MSR Sale on the Company's employees, customers and other parties, which may impair the Company's ability to attract, retain and motivate key personnel, and could cause lenders, customers, suppliers and others to seek to change existing business relationships with the Company;

  •
  the fact that the Company's directors and executive officers have interests in the MSR Sale that are different from, or in addition to, the interests of the Company's stockholders generally, as described under "Interests of Our Directors and Officers" beginning on page [    •    ].

        The factors listed above as supporting our Board of Directors' decisions were determined by our Board of Directors to outweigh the countervailing considerations and risks. The foregoing discussion of our Board of Directors' reasons for its recommendation is not meant to be exhaustive, but addresses the material factors considered by our Board of Directors in connection with its recommendation. In view of the wide variety of factors considered by our Board of Directors in connection with its evaluation of the MSR Sale and the complexity of these matters, our Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, our Board of Directors made its determination and recommendation based on the totality of the information presented to it, and the judgments of individual members of our Board of Directors may have been influenced to a greater or lesser degree by different factors. The factors, potential risks and uncertainties contained in this section contain information that is forward-looking in nature and should be read in conjunction with the factors discussed in "Special Note Regarding Forward-Looking Statements".

Recommendation of our Board of Directors with respect to the MSR Sale Sub-Proposal

        Our Board of Directors, at a special meeting held on December 28, 2016, after due consideration, unanimously (i) determined that the MSR Sale on the terms and conditions of the MSR Purchase Agreement is advisable and in the best interests of the Company and its stockholders, (ii) approved the MSR Purchase Agreement and the Subservicing Agreement and the transactions contemplated by the MSR Purchase Agreement, along with the other transaction documents contemplated by the MSR Purchase Agreement, and (iii) directed that the MSR Sale on the terms and conditions of the MSR Purchase Agreement be submitted for consideration by our stockholders at the special meeting of stockholders. Our Board of Directors has approved the MSR Sale on the terms and conditions of the MSR Purchase Agreement and unanimously recommends that stockholders vote "FOR" the MSR Sale Sub-Proposal.

MSR Projections

        As a matter of course, PHH does not develop or publicly disclose long-term projections or internal projections of its future performance and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates, though it has in the past provided investors with limited quarterly or full-year financial guidance covering limited areas of its financial performance. However, in connection with the MSR Sale, our management prepared certain non-public, unaudited financial projections for the MSR assets, or the "MSR Projections", and provided the projections to our Board of Directors to assist them in evaluating a possible transaction with New Residential. The MSR Projections were also provided to Houlihan Lokey who were authorized to use and rely upon such projections in providing advice to our Board of Directors.

        The MSR Projections were based on MSR Portfolio information as of October 31, 2016 and reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to the MSR Portfolio, all of which are inherently uncertain, difficult to predict and many of which are beyond our control. These assumptions included assumptions about service fees, delinquencies, prepayment speeds, servicing costs, ancillary income and foreclosure costs . In addition, certain assumptions were based on information derived from third parties. Our management believes the MSR Projections were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of our management at the time that the projections were prepared. The MSR Projections are subjective in many respects and are subject to change based on actual experience and business developments. As such, MSR Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in PHH's periodic reports. For additional information regarding these risks, please see the section of this proxy statement entitled "Special Note Regarding Forward-Looking Statements". There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The MSR Projections should not be considered a reliable predictor of future results. The MSR Projections cover multiple years and such information by its nature becomes less predictive with each successive year.

        The MSR Projections were based upon various assumptions which relate only to the periods presented. The MSR Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the MSR Sale.

        The MSR Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. All of the MSR Projections (excluding industry projections prepared by third parties) were estimates prepared by our management. In addition, the MSR Projections are unaudited and neither PHH's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the MSR Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the MSR Projections. Readers of this document are urged not to place undue reliance on the unaudited MSR Projections set forth below.

        The inclusion of the MSR Projections in this proxy statement is not deemed an admission or representation by PHH or any other person that it considered, or now considers, the MSR Projections as material information or necessarily predictive of actual future results or events. The MSR Projections are not included in this proxy statement in order to influence any PHH stockholder with respect to the approval of the proposal to approve the MSR Sale, but because the MSR Projections were provided to our Board of Directors to assist them in evaluating a possible transaction with New Residential and to Houlihan Lokey who were authorized to use and rely upon such projections in providing advice to our Board of Directors. PHH DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE MSR PROJECTIONS INCLUDED IN THIS PROXY STATEMENT TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

        Set forth below is a summary of the MSR Projections:

($ in millions unless otherwise noted) (Unaudited)	First Year	Second Year	Third Year	Fourth Year	Fifth Year	Total Over 30 Years
Projected Total Revenue(1)	$209.0	$182.7	$159.7	$140.0	$122.9	$1,691.6
Projected Total Expenses(2)	$55.9	$49.4	$43.8	$38.9	$34.8	$502.9
Projected Cash Flows	$153.2	$133.3	$115.9	$101.1	$88.1	$1,188.6

(1)
Reflects projected servicing fees and ancillary revenue attributable to the MSR Portfolio as of October 31, 2016.

(2)
Reflects servicing costs for performing and delinquent loans as well as foreclosure and other expenses.

Opinion of Houlihan Lokey

        On December 28, 2016, Houlihan Lokey verbally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to the Board of Directors dated December 28, 2016), as to, as of December 28, 2016, the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement.

        Houlihan Lokey's opinion was directed to the Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement and did not address any other aspect or implication of the MSR Sale, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, including the use of pricing data and other information as of November 21, 2016. However, neither Houlihan Lokey's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, PHH, PHH Mortgage, any security holder or any other person as to how to act or vote with respect to any matter relating to the MSR Sale or otherwise.

        In arriving at its opinion, Houlihan Lokey, among other things:

  1.
  reviewed a draft, dated December 28, 2016, of the MSR Purchase Agreement;

  2.
  reviewed certain publicly available business and financial information relating to PHH that Houlihan Lokey deemed to be relevant;

  3.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of PHH made available to Houlihan Lokey by PHH, including financial projections prepared by the management of PHH relating to the MSRs subject to the servicing obligations (the "Projections") and certain sensitivity case financial projections relating to the MSRs subject to the servicing obligations based on discussions with the management of PHH (the "Sensitivity Projections");

  4.
  spoke with certain members of the management of PHH and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of PHH, the MSRs subject to the servicing obligations, the MSR Sale and related matters;

  5.
  considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant; and

  6.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

        For purposes of its analyses and opinion, Houlihan Lokey, at PHH's direction, evaluated the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement as if the MSRs and servicing obligations or Advances were being transferred in a single transaction in exchange for aggregate consideration of $864 million, which PHH advised Houlihan Lokey was determined pursuant to the schedule of pricing to be attached as an exhibit to the MSR Purchase Agreement based on the pricing data and other information as of November 21, 2016 (the "Reference Date"). In addition, for purposes of its analyses and opinion, Houlihan Lokey at PHH's direction assumed that (i) the MSRs did not include any assets or rights that PHH or any of its affiliates required to own or operate any other businesses or operations of PHH or any of its subsidiaries (the "Retained Businesses") as then conducted or as contemplated by the management of PHH and its subsidiaries would be conducted by PHH and its subsidiaries in the future, (ii) upon the consummation of the MSR Sale pursuant to the MSR Purchase Agreement, neither PHH nor any of its affiliates would retain or otherwise be responsible for the servicing obligations, and (iii) the MSR Sale would not otherwise impair the ability of PHH and its subsidiaries to own and operate the Retained Businesses as currently conducted, or as contemplated by the management of PHH and its subsidiaries would be conducted in the future (including, without limitation, the ability of PHH Mortgage to perform its obligations under the Subservicing Agreement). In addition, for purposes of its analyses and opinion Houlihan Lokey evaluated the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement as if PHH was receiving the aggregate consideration and PHH was transferring the MSRs subject to the servicing obligations.

        Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of PHH advised Houlihan Lokey, and Houlihan Lokey assumed, that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the MSRs subject to the servicing obligations. Houlihan Lokey expressed no opinion with respect to the Projections, the Sensitivity Projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the assets, liabilities, financial condition, cash flows or prospects of the MSRs subject to the servicing obligations since the earlier of the Reference Date and the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

        Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the MSR Purchase Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the MSR Purchase Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the MSR Sale would be satisfied without waiver thereof, and (d) the MSR Sale would be consummated in a timely manner in accordance with the terms described in the MSR Purchase Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the MSR Sale would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the MSR Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the MSR Sale, PHH or any expected benefits of the MSR Sale that would be material to Houlihan Lokey's analyses or opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at the direction of PHH, that any adjustments to the aggregate consideration pursuant to the MSR Purchase Agreement or otherwise would not be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the MSR Purchase Agreement would not differ in any respect from the draft of the MSR Purchase Agreement identified above.

        Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of PHH or any other party, including, without limitation, the applicable mortgage loans subject to the MSRs and servicing obligations or the Advances, the recovery of such Advances or PHH's reserves with respect to such Advances. For purposes of its analyses and opinion, Houlihan Lokey assumed that the Advances had a value equal to the amounts set forth with respect thereto, net of reserves with respect thereto, each as set forth in PHH financial statements, and net of the associated carrying costs related to the financing of such Advances. For purposes of its analyses and opinion, Houlihan Lokey evaluated the aggregate consideration in the aggregate, and Houlihan Lokey did not evaluate, and its opinion did not otherwise address, the fairness of any portion of the aggregate consideration, including, without limitation, any portion of the aggregate consideration to be received in exchange for the Advances or any portion of the aggregate consideration to be received for any other component of the MSRs. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which PHH was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which PHH was or may have been a party or was or may have been subject.

        Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the MSR Sale, the securities, assets, businesses or operations of PHH, PHH or any other party, or any alternatives to the MSR Sale, or (b) negotiate the terms of the MSR Sale. Houlihan Lokey's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion.

        Houlihan Lokey's opinion was furnished for the use of the Board of Directors (in its capacity as such) in connection with its evaluation of the MSR Sale and may not be used for any other purpose without Houlihan Lokey's prior written consent. Under the terms of Houlihan Lokey's engagement by the Board of Directors, neither Houlihan Lokey's opinion nor any other advice or services rendered by it in connection with the proposed MSR Sale or otherwise should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to or agency relationship with the Board of Directors, PHH, any security holder or creditor of PHH or any other person, regardless of any prior or ongoing advice or relationships. The opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, PHH, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

        Houlihan Lokey's opinion only addressed the fairness, from a financial point of view, to PHH of the aggregate consideration to be received by PHH Mortgage in exchange for, in the aggregate, the MSRs subject to the servicing obligations in the MSR Sale pursuant to the MSR Purchase Agreement and did not address any other aspect or implication of the MSR Sale, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise (including the Home Loans Transactions), including, without limitation, (i) the fairness of any consideration to be received in any individual transaction or subset of the transactions comprising the MSR Sale, (ii) the allocation of the aggregate consideration among MSRs or individual transactions comprising the MSR Sale, (iii) the Subservicing Agreement, or (iv) the Agreement for the Purchase and Sale of MSRs, dated November 8, 2016, by and among Lakeview Loan Servicing, LLC, PHH and PHH Mortgage. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board of Directors, PHH, its security holders or any other party to proceed with or effect the MSR Sale, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the MSR Sale or otherwise (other than the aggregate consideration to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the MSR Sale to the holders of any class of securities, creditors or other constituencies of PHH, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the MSR Sale as compared to any alternative business strategies or transactions that might have been available for PHH or any other party, (v) the fairness of any portion or aspect of the MSR Sale to any one class or group of PHH's or any other party's security holders or other constituents vis-à-vis any other class or group of PHH's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not PHH, New Residential or any other party is receiving or paying reasonably equivalent value in the MSR Sale under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (vii) the solvency or creditworthiness or fair value of PHH, New Residential or any other participant in the MSR Sale, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of (a) any party to the MSR Sale or (b) any other party, or any class of such persons, relative to the aggregate consideration or otherwise. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Board of Directors, on the assessments by the Board of Directors, PHH and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to PHH, the MSRs, the servicing obligations, the MSR Sale or otherwise.

        In preparing its opinion to the Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey's analyses is not a complete description of the analyses underlying Houlihan Lokey's opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey's opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey's overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey's analyses and opinion.

        In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey's analyses for comparative purposes is identical to PHH or the MSRs subject to the servicing obligations and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Projections and the Sensitivity Projections and the implied reference range values indicated by Houlihan Lokey's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of PHH. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        Houlihan Lokey's opinion was only one of many factors considered by the Board of Directors in evaluating the proposed MSR Sale. Neither Houlihan Lokey's opinion nor its analyses were determinative of the aggregate consideration or of the views of the Board of Directors with respect to the MSR Sale or the aggregate consideration. The type and amount of consideration payable in the MSR Sale were determined through negotiation between PHH and New Residential, and the decision to enter into the MSR Purchase Agreement was solely that of the Board of Directors.

        The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board of Directors on December 28, 2016. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey's analyses.

        Unless the context indicates otherwise, transaction values for the selected transactions analysis described below were calculated based on the announced transaction price and other public information available at the time of the announcement, the estimates of future financial performance of the MSRs, subject to the servicing obligations for the financial analyses described below were based on the Projections and the Sensitivity Projections. For purposes of its analyses and opinion, Houlihan Lokey assumed that the Advances included with the MSRs had a gross value of $283.6 million, less reserves of $4.2 million, each as set forth in PHH's financial statements as of October 31, 2016.

        Discounted Cash Flow Analysis.    Houlihan Lokey performed a discounted cash flow analysis of the MSRs subject to the servicing obligations based on the Projections, which assumed an average lifetime conditional prepayment rate ("CPR") of 9.5%, and the Sensitivity Projections, which assumed a CPR of 9.5% to 12.3% (or 100% to 130% of the CPR assumed in the Projections). Houlihan Lokey applied a range of yields of 11.7% to 13.7% to the Projections and the Sensitivity Projections. The discounted cash flow analysis of the MSRs subject to the servicing obligations and the assumed value of the Advances indicated an implied valuation reference range for the MSRs subject to the servicing obligations of $876.8 million to $924.5 million, based on the Projections, and $820.6 million to $924.5 million, based on the Sensitivity Projections, in each case as compared to the aggregate consideration of $864.1 million as of the Reference Date.

        Selected Transactions Analysis.    Houlihan Lokey considered certain financial terms of certain transactions involving mortgage servicing rights that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a percentage of the unpaid principal balance of the loans associated with the applicable mortgage servicing rights, expressed in basis points. The selected transactions and corresponding multiples were:

Date Announced	Target/Seller	Acquiror	Transaction Value/ Unpaid Principal Balance (bps)
Nov 2016	Walter Capital Opportunity Corp.	New Residential Investment Corp.	75
Aug 2016	Walter Investment Management Corp.	New Residential Investment Corp.	66
Jun 2015	Ocwen Financial Corp.	Undisclosed	96
Apr 2015	Ocwen Financial Corp.	Walter Investment Management Corp.	82
Apr 2015	Ocwen Financial Corp.	Nationstar Mortgage Holdings Inc.	96
Mar 2015	Ocwen Financial Corp.	Nationstar Mortgage Holdings Inc.	108
Apr 2013	OneWest Bank	Ocwen Financial Corp.	57
Jan 2013	Bank of America	Nationstar Mortgage Holdings Inc. and Walter Investment Corp.	59
Mean			80
Median			75

        Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected basis point range of 75bps to 80bps to the unpaid principal balance associated with the MSRs subject to the servicing obligations. The selected transactions analysis of the MSRs excluding the Advances and subject to the servicing obligations plus the assumed value of the Advances indicated an implied valuation reference range for the MSRs (including the Advances) subject to the servicing obligations of $788.4 million to $897.5 million as compared to the aggregate consideration of $864.1 million as of the Reference Date.

Other Matters

        Houlihan Lokey was engaged by PHH to act as the Board of Directors' financial advisor in connection with a possible sale of its mortgage servicing rights or other similar strategic transaction. The Board of Directors engaged Houlihan Lokey based on Houlihan Lokey's experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by PHH, Houlihan Lokey is entitled to a fee of $1.75 million for its services, a portion of which became payable upon the execution of Houlihan Lokey's engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey's opinion, regardless of the conclusion reached therein. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the MSR Sale. PHH has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses arising out of or relating to Houlihan Lokey's engagement.

        In the ordinary course of business, certain of Houlihan Lokey's employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, PHH, New Residential or any other party that may be involved in the MSR Sale and their respective affiliates or any currency or commodity that may be involved in the MSR Sale.

        Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking and/or financial advisory services to New Residential, for which Houlihan Lokey and/or such affiliates have received compensation, including, among other things, having acted as financial advisor to New Residential in connection with its acquisition of certain mortgage servicing assets from Nationstar Mortgage LLC in December 2013. Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Fortress Investment Group LLC ("Fortress"), an affiliate of the external manager of New Residential, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with Fortress (collectively, with Fortress, the "Fortress Group"), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, having acted as financial advisor to Newcastle Investment Corp. ("Newcastle"), a REIT managed and advised by an affiliate of Fortress, in connection with Newcastle's spin-off of New Residential, which transaction occurred in May 2013. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to PHH, New Residential, members of the Fortress Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Fortress, other participants in the MSR Sale or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with members of the Fortress Group, other participants in the MSR Sale or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, PHH, New Residential, members of the Fortress Group, other participants in the MSR Sale or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Certain Federal Income Tax Consequences of the MSR Sale

        The following is a discussion of all material federal income tax consequences to us of the MSR Sale. This discussion is a summary for our common stockholders and is intended for general information only. The MSR Sale will not result in any direct federal income tax consequences to our stockholders. Each stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the MSR Sale to such stockholder.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the "Code," administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below. No rulings have been requested or received from the Internal Revenue Service, or "IRS," as to the tax consequences of the MSR Sale transaction and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of tax consequences of the MSR Sale discussed below or, if it does challenge the tax treatment, that it will not be successful.

        The MSR Sale will be treated for federal income tax purposes as a taxable sale upon which we will recognize a gain or loss. The amount of gain or loss we recognize will be measured by the difference between the cash and any other amount realized by us from the sale of the respective MSRs and our tax basis in MSRs sold.

Certain Accounting Consequences of the MSR Sale

        For the MSR Sale, we will recognize cash proceeds from the legal sale and transfer of the MSRs; however, we expect to record the transaction as a secured borrowing with pledge of collateral, under accounting principles generally accepted in the United States of America. As a result, we expect to recognize in our financial statements Cash received from each transfer, offset by a reduction in Servicing advance receivables and the recognition of a liability for secured borrowing. In future periods, the Change in fair value of the transferred MSR asset accounted for as collateral pledged under a secured borrowing arrangement will fully offset the Change in fair value of the related Secured borrowing liability, as we expect to elect to account for that liability at fair value.

        As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential MSR Purchase Agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date; however, we expect to recognize a loss of approximately $40 million related to transaction costs and retained risk on the MSR Sale. After the execution of this transaction, we expect to continue to operate as a servicer and we will continue to recognize results from servicing in our financial information.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for the approval of the MSR Sale on the terms and conditions of the MSR Purchase Agreement. This means that, of the shares of common stock entitled to vote on the proposal (regardless of whether the holders of such shares are present in person or by proxy at the special meeting), a majority must vote in favor of the proposal to approve the MSR Sale on the terms and conditions of the MSR Purchase Agreement in order for the MSR Sale on the terms and conditions of the MSR Purchase Agreement to be approved. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        Members of our Board of Directors who beneficially owned an aggregate of approximately [    •    ]% of the outstanding shares of common stock as of [    •    ], 2017 have indicated that they will vote in favor of MSR Sale on the terms and conditions of the MSR Purchase Agreement.

Approval of the MSR Sale is not contingent on approval of the Home Loans Transactions; however, the Home Loans Transactions are contingent on approval of the MSR Sale

        A vote for or against the MSR Sale Sub-Proposal does not count as a vote for or against the Home Loans Asset Sale Sub-Proposal. Similarly, a vote for or against the Home Loans Asset Sale Sub-Proposal does not count as a vote for or against the MSR Sale Sub-Proposal. The closing of the Home Loans Transactions, however, is contingent on the closing the MSR Sale. Accordingly, if the MSR Sale Sub-Proposal does not receive the vote required for its approval, then the Home Loans Transactions will be terminated.

No Dissenters' Rights or Rights of Objecting Stockholders

        Holders of our common stock are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the MSR Sale or any of the transactions contemplated by the MSR Purchase Agreement. The MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a sale of substantially all of the assets of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction.

THE MSR PURCHASE AGREEMENT AND THE SUBSERVICING AGREEMENT

        The following is a summary of the material terms and conditions of the MSR Purchase Agreement and the Subservicing Agreement. This summary does not purport to be complete and may not contain all of the information about the MSR Purchase Agreement and the Subservicing Agreement that is important to you. The description of the MSR Purchase Agreement and the Subservicing Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the MSR Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement, and the Subservicing Agreement, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference into this proxy statement. We encourage you to read the MSR Purchase Agreement and the Subservicing Agreement carefully and in their entirety because they are the primary contractual documents that govern the transactions.

        Additional information about PHH and New Residential may be found elsewhere in this proxy statement and in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled "Where You Can Find Additional Information", beginning on page [    •    ].

THE MSR PURCHASE AGREEMENT

Explanatory Note Regarding the MSR Purchase Agreement

        The MSR Purchase Agreement and this summary of its terms have been included to provide you with information regarding the terms of the MSR Purchase Agreement. The MSR Purchase Agreement is not intended to be a source of factual, business or operational information about PHH or New Residential, and the following summary of the MSR Purchase Agreement and the copy thereof attached hereto as Annex A are not intended to modify or supplement any factual disclosure about PHH in any documents it publicly files with the SEC. The representations, warranties and covenants made in the MSR Purchase Agreement by PHH and New Residential were made solely for the benefit of the parties to the MSR Purchase Agreement and are qualified and subject to important limitations agreed to by PHH and New Residential in connection with negotiating the terms of the MSR Purchase Agreement. In particular, in your review of the representations and warranties contained in the MSR Purchase Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the MSR Purchase Agreement may have the right not to close the transactions if the representations and warranties of the other party prove to be untrue in any material respect, and allocating risk between the parties to the MSR Purchase Agreement, rather than establishing matters as facts.

        The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the MSR Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the MSR Purchase Agreement, and subsequent developments or new information that may affect the accuracy of a representation or warranty may or may not be fully reflected in this proxy statement or PHH's public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

Effects of the MSR Sale

        Pursuant to the MSR Purchase Agreement, PHH has agreed to sell to New Residential all of PHH's MSR Portfolio, together with all Advances. The MSR Sale may constitute a sale of substantially all of the assets of the Company.

Sale Dates

        The mortgage loans related to the MSRs are owned by different investors, including Freddie Mac, Fannie Mae and private mortgage loan investors (each is referred to as an "Investor"), and the sale of the MSR Portfolio will take place on multiple closing dates (each is referred to as a "Sale Date") following the satisfaction or waiver of the conditions to closing, including the receipt of the required consents from the applicable Investor and/or origination source. A Sale Date will occur with respect to the MSRs relating to a specific Investor on the first "Cut-off Date" that occurs at least 25 calendar days after the satisfaction or waiver of the applicable conditions to closing (other than those conditions that by their terms cannot be satisfied until the date of transfer of such MSR), and the "Cut-off Date" for each Investor is as set forth in the underlying service agreements (including any pooling agreement, servicing agreement, custodial agreement, investor guide or other agreement or arrangement).

Consideration

        The purchase price for the MSRs relating to each Investor will be calculated in accordance with the applicable fixed pricing formula set forth in the MSR Purchase Agreement. In addition, New Residential will pay PHH for all of the Advances acquired in the transaction in accordance with a fixed pricing formula determined in accordance with the MSR Purchase Agreement. The MSR Portfolio had a book value of $541 million as of September 30, 2016 and related Advances of $307 million as of October 31, 2016. As of December 31, 2016, the MSR Portfolio had a book value of $579 million and related Advances of $279 million. Based on the MSR Portfolio composition as of December 31, 2016 and market conditions as of the date of the MSR Purchase Agreement, and assuming all Investor and origination source consents are received, total proceeds are expected to be up to $858 million, of which up to $579 million was calculated from the applicable fixed purchase price percentage of the unpaid principal balance, or "UPB", of the MSR Portfolio, and up to $279 million was calculated from the fixed purchase price percentage for the Advances. Actual proceeds will be based on the MSR Portfolio composition at each transfer date and may vary from our expectations primarily due to run-off from the MSR Portfolio resulting in a reduction of the MSR Portfolio's UPB or the failure to receive certain Investor and origination source consents. As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date. The MSR Sale proceeds exclude estimated transaction fees and expenses of approximately 5% of MSR value, and represent a valuation of 84 basis points on total unpaid principal balance of $70 billion as of December 31, 2016. We expect that substantially all of the proceeds from the MSR Sale will be used to repay PHH's 7.375% Senior Notes due 2019 and PHH's 6.375% Senior Notes due 2021 (or, collectively, our "Senior Notes"), to repay borrowings under the PHH Servicer Advance Receivables Trust ("PSART") servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes. For additional information about our anticipated use of proceeds from the MSR Sale, see "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions."

Payment Procedures; Holdbacks

        No later than seven business days prior to each Sale Date, PHH will deliver to New Residential a loan level report of all MSRs to be sold on such Sale Date, or the "Settlement Report". The Settlement Report will include, among other information, an estimated purchase price for such MSRs to be sold. New Residential may review and either approve or object (in writing) to the Settlement Report within two business days of receipt of such Settlement Report. On the fifth business day following each Sale

Date, PHH will furnish to New Residential a final report which will include, among other information, the final purchase price for the related MSRs.

        On each Sale Date, New Residential will pay to PHH an amount equal to the estimated aggregate purchase price applicable to the MSRs sold as of such Sale Date, minus certain amounts that will be held in escrow by an escrow agent for a period after the closing to satisfy PHH's indemnification obligations under the MSR Purchase Agreement (we refer to such amount as the "Liability Holdback") or to be held by New Residential pending receipt of documentation required to be delivered with respect to MSRs relating to Freddie Mac or Fannie Mae mortgage loans (we refer to such amount as the "Document Holdback"). The "Liability Holdback" for MSRs relating to a specific Investor will be an amount equal to the Liability Cap for such MSRs (see "—Indemnification; Limitations on Indemnification Obligations" beginning on page [    •    ]). The "Document Holdback" for any given MSRs will be an amount equal to 5% of the estimated aggregate purchase price applicable to the MSRs for the Fannie Mae mortgage loans and Freddie Mac mortgage loans to be sold to New Residential on any Sale Date, subject to certain revisions. The Liability Holdback will be held in escrow until the third anniversary of the final Sale Date and the resolution of all indemnification claims that were timely submitted pursuant to the MSR Purchase Agreement. The Document Holdback will be released to PHH in monthly installments following each Sale Date depending on the amount of MSRs for which the legal documents have been delivered to the document custodian during the relevant month. When the Document Holdback is reduced to 20% of the original Document Holdback Amount, the MSR Purchase Agreement requires PHH Mortgage and New Residential to mutually agree upon a process to cure any remaining legal documents and servicing file documents in the possession of PHH Mortgage comprising part of the applicable mortgage file, or the "Legal Documents", or, if any Legal Documents cannot be cured, to agree upon settlement terms for Legal Documents that cannot be cured.

Representations and Warranties

        The MSR Purchase Agreement contains representations and warranties made by PHH and New Residential to each other.

        The representations and warranties made by PHH Mortgage and PHH (we refer to PHH Mortgage and PHH collectively as the "Seller Parties") to New Residential relate to, among other things, the following:

  •
  due organization, valid existence, good standing and corporate authority to carry on its business;

  •
  corporate authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the MSR Purchase Agreement and the enforceability of the MSR Purchase Agreement;

  •
  our Board of Directors' approval and recommendation of the MSR Purchase Agreement and the transactions contemplated thereby;

  •
  the absence of violations of, conflicts with or defaults under, applicable law and the organization documents and material agreements of the Seller Parties as a result of execution of the MSR Purchase Agreement and the consummation of the transactions contemplated thereby;

  •
  governmental and third party consents, approvals, filings or notifications required in connection with the Seller Parties' execution of the MSR Purchase Agreement or consummation of the transactions thereby;

  •
  the absence of legal proceedings, claims, demands or governmental investigations in respect of the MSR Portfolio and the Advances;

  •
  the solvency of PHH;

  •
  the MSR Portfolio and the related mortgage loans, including the following:

  •
  compliance with contractual requirements and applicable laws in the servicing of the mortgage loans related to the MSRs, and absence of breaches of representations and warranties to the Investors, in each case other than any noncompliance or breach for which PHH is not responsible;

  •
  maintenance of required mortgage, hazard, title insurance and/or guaranty certificate;

  •
  title to the MSRs;

  •
  validity and enforceability of the servicing agreements;

  •
  compliance with servicing agreements and other applicable requirements in connection with the making of the Advances and loan modifications;

  •
  accuracy of certain information relating to the MSR Portfolio and the related mortgage loans and Advances, and completeness of the mortgage files;

  •
  payment of the required taxes, governmental assessment, insurance premiums and other charges;

  •
  transferability of tax service contracts and flood certification contracts;

  •
  no "high cost" mortgage loan or "covered" mortgage loan, and inapplicability of the Home Ownership and Equity Protection Act of 1994 (as amended) to the mortgage loans;

  •
  broker's fees or commissions; and

  •
  liabilities for any amounts due to Fannie Mae, Freddie Mac, the Federal Housing Administration, the United States Department of Housing and Urban Development, the United States Department of Veterans Affairs or the United States Department of Agriculture (each is referred to as an "Agency") as a result of breaches of servicing obligations, underperformance, or inability to transfer selling or servicing representations and warranties.

        Many of the Seller Parties' representations and warranties are qualified as to, among other things, "materiality" or "material adverse effect". For purposes of the MSR Purchase Agreement, "material adverse effect" means any fact, circumstance, event, change or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes or occurrences, has or would reasonably be expected to (1) have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of PHH or PHH Mortgage; (2) have a material adverse effect upon the legality, validity, binding effect or enforceability of the MSR Purchase Agreement against PHH or PHH Mortgage; (3) have a material adverse effect upon a material portion of the MSR Portfolio; or (4) prevent or materially impede the ability of the Seller Parties to consummate the transactions contemplated by the MSR Purchase Agreement. However, the following facts, circumstances, events, changes or occurrences, alone or in combination, are excluded in determining whether there has been or will be a material adverse effect:

  •
  any changes in general economic conditions or securities, banking, credit, financial or capital markets conditions (whether in the United States or any other country or in any international market), including changes in interest rates or currency exchange rates;

  •
  any changes in conditions generally affecting any of the industries in which PHH operates;

  •
  any failure, in and of itself, of PHH to meet any internal or published projections or other financial or operating metrics for any period;

  •
  the execution and delivery of the MSR Purchase Agreement or the public announcement of the transactions contemplated thereby;

  •
  the performance by the Seller Parties of their obligations under the MSR Purchase Agreement;

  •
  any change in applicable Law or GAAP, or authoritative interpretations thereof;

  •
  any hurricane, tornado, flood, earthquake or other natural disaster,

  •
  any increase or decreases in the Advances;

  •
  any adverse effect on the MSRs or Advances that is cured prior to the applicable Sale Date; or

  •
  any item or items set forth on the disclosure letter delivered by PHH to New Residential.

        In addition, the following facts, circumstances, events, changes or occurrences are excluded in determining whether there has been or will be a material adverse effect, but will be taken into account to the extent such following facts, circumstances, events, changes or occurrences has a disproportionate effect on PHH relative to other participants in the industries in which PHH operates:

  •
  regulatory, legislative or political conditions, in each case in the United States or any foreign jurisdiction; or

  •
  certain geopolitical conditions.

        The representations and warranties made by New Residential relate to, among other things, the following:

  •
  due organization, valid existence, good standing and corporate authority to carry on its business;

  •
  authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the MSR Purchase Agreement and the enforceability of the MSR Purchase Agreement;

  •
  the absence of violations of, conflicts with or defaults under, applicable law and the organization documents and material agreements of New Residential as a result of execution of the MSR Purchase Agreement and the consummation of the transactions contemplated thereby;

  •
  governmental and third party consents, approvals, filings or notifications required in connection with New Residential's execution of the MSR Purchase Agreement or consummation of the transactions thereby;

  •
  New Residential being an approved servicer for Fannie Mae and Freddie Mac and an investing mortgagee approved by the Federal Housing Administration;

  •
  the absence of legal proceedings, claims, demands or governmental investigations that would reasonably be expected to prevent or materially delay or impede New Residential's ability to consummate the transactions contemplated by the MSR Purchase Agreement;

  •
  sufficiency of funds to consummate the transactions contemplated by the MSR Purchase Agreement, including payment of the purchase price and the transaction expenses; and

  •
  broker's fees or commissions.

Indemnification; Limitations on Indemnification Obligations

        PHH and PHH Mortgage have agreed to jointly and severally indemnify, defend and hold New Residential harmless from and will reimburse New Residential and its officers, directors, stockholders, partners, members, owners, employees and agents for any losses suffered or incurred by them that result from or arise out of:

  •
  any breach of a representation or warranty by PHH made in the MSR Purchase Agreement;

  •
  any breach of any covenant, agreement or other obligation of PHH contained in the MSR Purchase Agreement;

  •
  in the event PHH breaches its covenant regarding nonsolicitation of mortgagors, and any affected mortgage loan is refinanced or prepaid in full;

  •
  in the event that PHH, any originator or prior servicer or New Residential is required to repurchase any mortgage loan from an Investor due to any breach by PHH, such originator or prior servicer of the applicable legal and/or contractual requirements;

  •
  in the event of a breach of any of the Seller Parties' representations or warranties in the MSR Purchase Agreement and the aggregate unpaid principal balance of the affected mortgage loans exceed certain dollar threshold, PHH and PHH Mortgage will be obligated to repay the purchase price for the applicable MSRs;

  •
  any contested enforcement action with respect to the MSRs or the related mortgage loans, to the extent relating to any period prior to the Sale Date for such MSRs;

  •
  any contested litigation with respect to the MSRs or the related mortgage loans, to the extent commenced prior to the Sale Date for such MSRs;

  •
  any breach by PHH, any originator or any prior servicer of applicable legal and/or contractual requirements; or

  •
  certain matters set forth on the disclosure letter delivered by PHH to New Residential.

        Notwithstanding the foregoing, PHH will not have any indemnification obligation for that portion, if any, of the losses that arises out of or results from New Residential's or its designee's failure to service any of the mortgage loans or MSRs after each Sale Date in compliance with applicable legal and/or contractual requirements.

        PHH's aggregate liability for any losses relating to Fannie Mae or Freddie Mac mortgage loans and the related servicing rights and Advances will not exceed 5% of the purchase price for such Fannie Mae or Freddie Mac MSRs, and PHH's aggregate liability for any losses relating to private label mortgage loans and the related servicing rights and Advances will not exceed an amount equal to 5% of the purchase price for such private label MSRs (we refer to such amount as the "Liability Cap"). To the extent that any losses relate to more than one type of MSR, such claim will be allocated among the affected MSR types to the related Liability Cap on a pro rata basis.

        PHH Mortgage will have the option, in certain circumstances, to repurchase mortgage loans from the applicable Investor and the related servicing rights from New Residential. Once such repurchases exceed 0.5% of the aggregate unpaid principal balance of the mortgage loans as of the applicable Sale Dates, PHH Mortgage must obtain New Residential's consent to further repurchases by PHH Mortgage.

        New Residential has agreed to defend and hold PHH harmless from and will reimburse PHH and its officers, directors, stockholders, partners, members, owners, employees and agents for any losses suffered or incurred by them that result from or arise out of:

  •
  any breach of a representation or warranty by New Residential made in the MSR Purchase Agreement;

  •
  any breach of any covenant, agreement or other obligation of New Residential contained in the MSR Purchase Agreement; or

  •
  subject to certain exceptions, any claim that is brought against PHH after the relevant Sale Date that relates to the MSRs or the related mortgage loans.

        Other than to seek to compel performance of a party's obligations under the MSR Purchase Agreement, from and after the applicable Sale Date, the indemnification obligations described above will be the sole and exclusive remedies of each party and its officers, directors, stockholders, partners, members, owners, employees and agents arising out of the transactions contemplated by the MSR Purchase Agreement.

        Notwithstanding anything to the contrary in the MSR Purchase Agreement, neither party will be liable to the other for any punitive, consequential, indirect or special damages, in each case whether in contract, tort or any other legal or equitable principal, except that such limitation will not apply to any such damages paid to a third party as a result of any third party claim that is subject to indemnification under the MSR Purchase Agreement.

        The representations and warranties in the MSR Purchase Agreement and the right to assert any claim with respect to such representations and warranties will survive the applicable Sale Date and continue for a period of three years after such Sale Date. The covenants and agreements contained in the MSR Purchase Agreement that by their terms are to be performed or complied with after the Sale Date and the right to assert a claim with respect to any such covenants and agreements will survive the applicable Sale Date and continue for a period of three years after such Sale Date; all other covenants and agreements contained in the MSR Purchase Agreement will terminate on the applicable Sale Date.

Nonsolicitation of Competing Proposals

        Under the MSR Purchase Agreement, the Seller Parties have agreed that, subject to certain exceptions described below, none of the Seller Parties or any of their respective subsidiaries will, and they will not authorize any of their respective officers, directors, representatives or other intermediaries or subsidiaries to:

  •
  solicit, initiate or knowingly facilitate the submission of any inquiries, proposals or offers from any person relating to any Competing Proposal, or agree to or recommend any Competing Proposal;

  •
  enter into any agreement to consummate any Competing Proposal, to approve any Competing Proposal or to abandon, terminate or fail to consummate the transactions contemplated by the MSR Purchase Agreement;

  •
  enter into or participate in any discussions or negotiations with respect to any Competing Proposal, or furnish any non-public information with respect to the MSR Portfolio in connection with any Competing Proposal; or

  •
  agree or resolve to take any of the actions described above.

        A "Competing Proposal" is any offer to acquire, in one transaction or a series of related transactions (however structured), directly or indirectly, 20% or more of the MSR Portfolio or the control thereover, provided that any such inquiry, proposal or offer will constitute a Competing Proposal only if and to the extent it would prohibit or prevent PHH Mortgage or PHH from consummating the transactions contemplated by the MSR Purchase Agreement.

        Notwithstanding the nonsolicitation obligations described above, prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, the Seller Parties may engage in negotiations or discussions with any person and its representatives that has made an unsolicited written Competing Proposal not resulting from or arising out of a material breach by the Seller Parties of their nonsolicitation obligations and/or furnish to such person information relating to the MSR Portfolio pursuant to an acceptable confidentiality agreement if, prior to taking these actions, our Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.

        A "Superior Proposal" is any Competing Proposal to acquire 50% or more of the MSR Portfolio subject to the MSR Purchase Agreement or the control thereover that our Board of Directors determines in good faith, after consultation with legal and financial advisors and taking into account any changes to the MSR Purchase Agreement proposed by New Residential in response to one or more Competing Proposals, is more favorable to PHH and/or its stockholders than the transactions contemplated by the MSR Purchase Agreement (taking into consideration, among other things, all legal, financial, regulatory and other aspects of the proposal deemed relevant by our Board of Directors, including financing terms and the likelihood of consummation).

        PHH has agreed to notify New Residential promptly (but in any event within 48 hours) after receipt of any bona fide Competing Proposal and the material terms and conditions of any such Competing Proposal, and to keep New Residential reasonably informed of the status and material details of any such Competing Proposal.

Changes in the Recommendation of our Board of Directors; Fiduciary Termination

        Subject to compliance with the obligations described in the next paragraph, our Board of Directors may, at any time prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, withdraw, modify or amend in any manner adverse to New Residential its approval or recommendation of the MSR Purchase Agreement, recommend a Competing Proposal, and/or enter into an acquisition agreement with respect to a Competing Proposal (each of these actions is referred to as a "Change of Recommendation"). If our Board of Directors effects a Change of Recommendation, New Residential may terminate the MSR Purchase Agreement and upon such termination, PHH will be obligated to pay a termination fee (see "—Termination Fee" beginning on page [    •    ]). In addition, our Board of Directors may, at any time prior to obtaining stockholder approval of the transactions contemplated by the MSR Purchase Agreement, following receipt of an unsolicited written Competing Proposal that did not result in a material breach of the Seller Parties' nonsolicitation obligations and which our Board of Directors determines in good faith (after consulting with its financial and legal advisors) constitutes or could reasonably be expected to lead to a Superior Proposal, terminate the MSR Purchase Agreement and enter into a definitive acquisition agreement with respect to such Superior Proposal, subject to the payment of a termination fee (see "—Termination Fee" beginning on page [    •    ]).

        The Board may take the actions described in the immediately preceding paragraph if and only if it has determined in good faith, after consulting with its financial and legal advisors, that failure to take such actions would be inconsistent with its fiduciary duties under applicable law. Additionally, prior to making a Change of Recommendation, PHH must provide New Residential with at least four business days' prior written notice advising New Residential that it intends to make a Change of Recommendation and specifying the reasons for the Change of Recommendation and all material information with respect to such Change of Recommendation. If requested by New Residential, during such four-business day period, PHH must negotiate in good faith with New Residential to enable New Residential to propose an offer in writing to make such adjustments to the MSR Purchase Agreement so that our Board of Directors could determine in good faith (after consulting with its financial and legal advisors) that the failure to make a Change of Recommendation would not be inconsistent with its fiduciary duties. Similarly, prior to entering into a definitive acquisition agreement with respect to a Superior Proposal, PHH must provide New Residential with at least four business days' prior written notice (and material amendment to the amount or form of consideration payable under any Competing Proposal will require a new notice and an additional two-business day period) advising New Residential that our Board of Directors intends to enter into a definitive acquisition agreement, specifying the material terms thereof and that the relevant Seller Party will, if requested by New Residential, during such four- or two-business day period, negotiate with New Residential to enable New Residential to make such adjustments to the MSR Purchase Agreement such that the Competing Proposal is no longer a Superior Proposal.

Stockholder Meeting

        PHH has agreed under the MSR Purchase Agreement to hold a special meeting of its stockholders to consider and take action upon the approval of the MSR Purchase Agreement and the transactions contemplated thereby as soon as reasonably practicable after this proxy statement is cleared by the SEC.

Nonsolicitation of Mortgagors

        With respect to the mortgage loans related to the MSR Portfolio, without New Residential's consent, PHH Mortgage has agreed that except as otherwise contemplated in an agreement between the parties, from and after the applicable Sale Date, it will not, and will cause all subsidiaries of PHH and its and their respective officers, directors, employees, brokers, correspondent lenders, agents and independent contractors not to, directly or indirectly, solicit any of the mortgagors (i.e., any obligor under a mortgage note or a mortgage instrument) during the remaining term of each such mortgage loan. The foregoing restriction does not prohibit PHH Mortgage or its affiliates from taking applications from those mortgagors who initiate refinance actions on their own, engaging in any mass advertising program or soliciting mortgagors in any other manner otherwise agreed upon by PHH and New Residential.

Efforts to Obtain HSR Approval

        The MSR Purchase Agreement requires each of the parties to submit any required filings under the HSR Act. If such filings are required, the MSR Purchase Agreement requires each of the parties to use their respective reasonable best efforts to resolve as promptly as practicable such objections, if any, that may be asserted by any governmental entity with respect to the transactions contemplated by the MSR Purchase Agreement under the HSR Act. If any governmental entity seeks any injunction or the entry of any governmental order prohibiting the transactions contemplated by the MSR Purchase Agreement, each party must defend claims seeking such an injunction or entry of such governmental order and use its reasonable best effort to avoid the entry of and seek to have lifted or vacated any such governmental order. Based on their analysis, the parties have determined that the MSR Sale is exempt from the reporting obligations under the HSR Act.

Required Consents

        The purchase and sale of the MSR Portfolio and the appointment of PHH as the subservicer for the related mortgage loans are subject to approval by the applicable Investors (i.e., Freddie Mac, Fannie Mae or any other owner of the mortgage loans) and origination sources (i.e., any person who, in connection with the origination of a mortgage loan, retained the right to consent to the transfer of servicing of such mortgage loan and/or the sale of the related MSR) on or before the applicable Sale Date. PHH has agreed to undertake commercially reasonable efforts to obtain these consents in a timely manner, and to pay for all fees and costs charged by each Investor or origination source in connection with such consents. New Residential has agreed to provide such assistance to PHH and enter into such letter agreements and certifications as reasonably requested by PHH, including the provision of any information regarding New Residential and its business required by any applicable Investor or origination source.

Assignments and Related Matters

        PHH has agreed to prepare and record all prior intervening assignments of mortgage instruments, assignments of mortgage instruments from PHH to New Residential and endorse the mortgage notes in blank without recourse or as otherwise required by the applicable Investor, in each case if and only if (i) expressly required by applicable law or other contractual obligation, (ii) determined by New Residential to be advisable or (iii) the nominal title is held in the name of PHH Mortgage or one of its affiliates.

Payment of Costs

        PHH will be responsible for all costs, fees, expenses and other amounts payable with respect to:

  •
  the required consents from applicable Investors and origination sources described above under "—Required Consents";

  •
  the transfer of the MSRs;

  •
  the delivery of mortgage files;

  •
  preparing and recording the assignments described above under "—Assignments and Related Matters";

  •
  with respect to any mortgage loans as to which the Mortgage Electronic Registration System, or "MERS", is the mortgagee of record or as nominee or agent for the holder thereof, processing transfers of servicing from PHH to New Residential with MERS;

  •
  the electronic notification of the United States Department of Housing and Urban Development of the transfer of any MSRs, if applicable;

  •
  its advisors, consultants, accountants, attorneys and document custodian; and

  •
  PHH's obligations under the MSR Purchase Agreement.

        New Residential be responsible for all costs, fees, expenses and other amounts payable with respect to:

  •
  its advisors, consultants, accountants, attorneys and document custodian; and

  •
  New Residential's obligations under the MSR Purchase Agreement.

Termination of Seller's Right as Servicer under the Subservicing Agreement

        Prior to the initial Sale Date, New Residential may terminate the right of PHH Mortgage to act as a servicer under the Subservicing Agreement upon the occurrence of certain events that would allow New Residential to terminate the Subservicing Agreement if it had occurred after the effectiveness of the Subservicing Agreement. Upon New Residential's exercise of such termination right, the Seller Parties may elect to either effect the sale of the MSR Portfolio pursuant to the MSR Purchase Agreement and transfer the servicing to New Residential or its designee, or terminate the MSR Purchase Agreement. If the Seller Parties elect to effect the sale of the MSR Portfolio, New Residential will seek to obtain a replacement subservicer as soon as reasonably practicable on substantially same terms as the Subservicing Agreement, and all Sale Dates will be postponed until New Residential obtains such replacement. PHH Mortgage will be responsible for all servicing transfer costs incurred by New Residential in connection with the transfer of servicing to the replacement subservicer. If the Seller Parties elect to terminate the MSR Purchase Agreement, PHH will pay New Residential a break-up fee equal to $10 million.

Conditions to the Transactions

        The obligations of New Residential to effect the transactions contemplated by the MSR Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

  •
  the representations and warranties made by PHH Mortgage (other than those with respect to the MSR Portfolio and the related mortgage loans) are true and correct in all material respects as of the applicable Sale Date;

  •
  PHH Mortgage's compliance with and performance of all terms and covenants of the MSR Purchase Agreement in all material respects as of the applicable Sale Date;

  •
  the required consents of the applicable Investors and origination sources have been issued by all appropriate persons, and the related sale of the MSRs and transfer of servicing do not otherwise violate the terms of their underlying servicing agreements;

  •
  the approval by Fannie Mae and Freddie Mac of bifurcation of liability with respect to the MSRs and the related mortgage loans;

  •
  the absence of any order or injunction enjoining, restraining or otherwise prohibiting the MSR Purchase Agreement or the transactions contemplated by the MSR Purchase Agreement;

  •
  to the extent any Advances are subject to any security interest, execution and delivery by PHH of escrow agreements with respect to such Advances;

  •
  the receipt by New Residential of a certificate signed by the CEO or another senior officer of PHH that the conditions to New Residential's obligations have been satisfied;

  •
  the absence of any litigation, proceeding or investigation pending, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect with respect to PHH, PHH Mortgage, a material portion of the MSRs or a material portion of the related mortgage loans or (ii) enjoins, restrains or prohibits the MSR Purchase Agreement or the consummation of the transactions contemplated by the MSR Purchase Agreement;

  •
  the release of any liens on the MSRs;

  •
  the receipt by New Residential of an assignment agreement conveying the applicable MSRs on the relevant Sale Date, along with a cross receipt;

  •
  the receipt of the approval of PHH's stockholders of the transactions contemplated by the MSR Purchase Agreement;

  •
  the receipt of any required approvals under the HSR Act;

  •
  the receipt by New Residential of a true sale opinion from PHH's counsel relating to the sale of the MSRs;

  •
  with respect to the private label mortgage loans, receipt by New Residential of the applicable serving agreements;

  •
  the receipt by New Residential of a non-exclusive portfolio retention agreement;

  •
  in the event the Subservicing Agreement with respect to the applicable MSRs has been terminated by New Residential in accordance with the terms of the MSR Purchase Agreement, New Residential's entry into a replacement subservicing agreement with a replacement subservicer in accordance with the terms of the MSR Purchase Agreement, and receipt of all required approvals from the applicable Investors and origination sources with respect thereto.

        The obligations of PHH to effect the transactions contemplated by the MSR Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

  •
  the representations and warranties made by New Residential are true and correct in all material respects as of the applicable Sale Date;

  •
  New Residential's compliance with and performance of all terms and covenants of the MSR Purchase Agreement in all material respects as of the applicable Sale Date;

  •
  the required consents of the applicable Investors and origination sources have been issued by all appropriate persons, and the related sale of the MSRs and transfer of servicing do not otherwise violate the terms of their underlying servicing agreements;

  •
  to the extent any Advances are subject to any security interest, execution and delivery by New Residential of escrow agreements with respect to such Advances;

  •
  if requested by PHH Mortgage, provision of information reasonably satisfactory to PHH Mortgage that the financial condition of New Residential is adequate to support the performance of its payment obligations under the MSR Purchase Agreement and the Subservicing Agreement;

  •
  the receipt of the approval of PHH's stockholders of the transactions contemplated by the MSR Purchase Agreement;

  •
  the receipt by PHH of a certificate signed by the CEO or another senior officer of New Residential that the conditions to PHH's obligations have been satisfied;

  •
  the absence of any pending, threatened or contemplated litigation, proceeding or investigation and the absence of any order or injunction that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the MSR Purchase Agreement or the transactions contemplated thereby;

  •
  the receipt by PHH Mortgage of an assignment agreement conveying the applicable MSRs on the relevant Sale Date, along with a cross receipt;

  •
  the receipt of any required approvals under the HSR Act;

  •
  the receipt by PHH Mortgage of a non-exclusive portfolio retention agreement.

        Neither PHH nor New Residential may rely on the failure of any closing condition to be satisfied to excuse such party from its obligation to effect the transactions contemplated by the MSR Purchase Agreement if such failure was caused by such party's failure to comply with its obligations to consummate the transactions contemplated by the MSR Purchase Agreement to the extent required by the MSR Purchase Agreement.

Termination of the MSR Purchase Agreement

        The MSR Purchase Agreement may be terminated and the transactions contemplated by the MSR Purchase Agreement may be abandoned by any party in the following circumstances:

  •
  the initial Sale Date has not occurred by August 17, 2017;

  •
  either Fannie Mae and/or Freddie Mac has stated in writing that they will not provide the necessary Investor consents;

  •
  by mutual consent of the parties;

  •
  the special meeting has concluded and the vote required to approve the MSR Purchase Agreement and the transactions contemplated thereby is not obtained; or

  •
  any final, nonappealable order, judgment, injunction or other similar decree has been issued or taken by a governmental entity with jurisdiction over PHH, New Residential, the MSR Portfolio, the related mortgage loans or the transactions contemplated by the MSR Purchase Agreement restraining or prohibiting the consummation of such transactions.

        New Residential may terminate the MSR Purchase Agreement if:

  •
  any tender offer or exchange offer for PHH's shares that constitutes a Competing Proposal has been commenced and PHH has not, within 10 business days thereafter (or, if earlier, prior to the date of the special meeting), made any recommendation or public statement pursuant to Rule 14e-2 under the Exchange Act reaffirming its recommendation of the MSR Purchase Agreement and the transactions contemplated thereby and recommending that the stockholders reject such tender or exchange offer;

  •
  prior to the special meeting of stockholders, our Board of Directors has made a Change of Recommendation;

  •
  the special meeting of stockholders has not occurred on or before May 31, 2017; or

  •
  either Seller Party breaches, in any material respect, any representation, warranty (other than as set forth in the representation and warranties regarding the MSR Portfolio and the related mortgage loans), covenant, obligation or agreement set forth in the MSR Purchase Agreement and such breach is not cured within 30 days of notice.

        Either PHH Corporation or PHH may terminate the MSR Purchase Agreement if:

  •
  the Subservicing Agreement has been terminated pursuant to the terms of the MSR Purchase Agreement (see "—Termination of Subservicing Agreement" on page [    •    ]);

  •
  New Residential loses any approval by Fannie Mae, Freddie Mac or any of the other applicable Agency to own the MSRs and such approval is not restored within 45 days after initial revocation of such approval;

  •
  New Residential breaches, in any material respect, any representation, warranty, covenant, obligation or agreement set forth in the MSR Purchase Agreement and such breach is not cured within 30 days of notice; or

  •
  if, before the receipt of the approval of the stockholders, our Board of Directors determines to terminate the MSR Purchase Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal, provided, however, that any such purported termination will be void unless the Seller Parties have complied with the provisions in the MSR Purchase Agreement relating to payment of the termination fee to New Residential, and provided, further that Seller Parent or its relevant subsidiary have entered into such acquisition agreement substantially concurrently with such termination.

Termination Fee

        PHH will be required to pay New Residential a termination fee equal to 3.5% of the purchase price for the MSR Portfolio under the following circumstances:

  •
  New Residential terminates the MSR Purchase Agreement as a result of PHH's failure to recommend against any tender or exchange offer that constitutes a Competing Proposal or reaffirm its recommendation of the MSR Purchase Agreement and the transactions contemplated thereby;

  •
  New Residential terminates the MSR Purchase Agreement as a result of a Change of Recommendation by our Board of Directors;

  •
  New Residential terminates the MSR Purchase Agreement because the special meeting has not occurred on or before May 31, 2017;

  •
  a Seller Party terminates the MSR Purchase Agreement because (i) the initial Sale Date has not occurred by August 17, 2017 or (ii) the special meeting of stockholders has concluded and the vote required to approve the MSR Purchase Agreement and the transactions contemplated thereby is not obtained and, at the time of such termination, New Residential has the right to terminate the MSR Purchase Agreement because of (x) PHH's failure to recommend against any tender or exchange offer that constitutes a Competing Proposal or reaffirm its recommendation of the MSR Purchase Agreement and the transactions contemplated thereby or (y) any Change of Recommendation by our Board of Directors;

  •
  prior to the receipt of stockholder approval of the MSR Purchase Agreement and the transactions contemplated thereby, a Seller Party terminates the MSR Purchase Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal;

  •
  (i) any party terminates the MSR Purchase Agreement because the initial Sale Date has not occurred by August 17, 2017 and provided that the PHH stockholder approval of the MSR Purchase Agreement and the transactions contemplated thereby is not obtained at the special meeting, or (ii) any party terminates the MSR Purchase Agreement because the special meeting of stockholders has concluded and the vote required to approve the MSR Purchase Agreement and the transactions contemplated thereby is not obtained, and, in each case of (i) and (ii), prior to the termination of the MSR Purchase Agreement or prior to the special meeting of stockholders, (x) a Competing Proposal is publicly disclosed and not withdrawn and (y) within 12 months of termination of the MSR Purchase Agreement, a Seller Party enters into an acquisition agreement with respect to a Competing Proposal (which is subsequently consummated) or consummates a Competing Proposal for 50% or more of the MSR Portfolio.

Amendment to the MSR Purchase Agreement

        The MSR Purchase Agreement may be amended, and any term or provision of the MSR Purchase Agreement may be waived, by a writing signed by the party against whom such waiver or modification is sought to be enforced.

Governing Law

        The MSR Purchase Agreement is governed and construed in accordance with the laws of the state of New York, except that all claims and causes of action based upon, arising out of, or related to the provisions of the MSR Purchase Agreement relating to the fiduciary duties of our Board of Directors, including in connection with a Competing Proposal, Board recommendation of the MSR Purchase Agreement or any Change of Recommendation will be governed and construed in accordance with the laws of the state of Maryland.

SUBSERVICING AGREEMENT

        In connection with the execution of the MSR Purchase Agreement, PHH Mortgage and New Residential entered into the Subservicing Agreement, which will become effective upon the initial Sale Date of the MSRs under the MSR Purchase Agreement. Pursuant to the Subservicing Agreement, PHH Mortgage will be retained by New Residential as a subservicer for the MSR Portfolio, which as of December 31, 2016 consisted of approximately 467,000 mortgage loans.

        The Subservicing Agreement provides for an initial term of three years, during which PHH Mortgage does not have the right to resign without New Residential's consent. During the initial three-year term, for a deboarding fee, New Residential may terminate the Subservicing Agreement only: (a) with respect to any MSRs sold by New Residential; (b) if any Agency terminates New Residential as an authorized servicer not arising from breaches by PHH Mortgage; or (c) if New Residential desires to transfer the subservicing responsibilities with respect to a portion of the MSRs, not to exceed the following thresholds: 0% in year one, 25% in year two, and 25% in year three.

        New Residential may also terminate the Subservicing Agreement upon the occurrence of certain events of default, which include, among other things, the following:

  •
  the failure by PHH Mortgage to remit to New Residential payments required to be made by the Subservicing Agreement within one business day of the date on which a payment is due;

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  any failure by PHH Mortgage to observe or perform in any material respect any of the covenants, obligations or agreements set forth in the Subservicing Agreement, which continues unremedied for a period of 30 days after the date of written notice of such failure;

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  any filing of an insolvency proceeding by or on behalf of, or against, PHH Mortgage or PHH;

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  until the end of the initial term of the Subservicing Agreement, any failure by PHH or PHH Mortgage to comply with certain financial covenants set forth in the quarterly financial covenants report;

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  a decree or order of a court, agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt or similar proceedings is entered against PHH Mortgage and/or PHH;

  •
  any representation or warranty made PHH Mortgage under the Subservicing Agreement proves to be untrue or incomplete in any material respect, and, if such breach is capable of being cured, such breach of a representation or warranty continues to be uncured for a period of 30 days after the date of notice of such breach;

  •
  failure of PHH Mortgage to be an approved subservicer/servicer by any Agency or the issuance by any Agency of a notice of termination to PHH for failure to comply with applicable investor guidelines;

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  failure of PHH Mortgage to maintain any required qualifications or licenses;

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  downgrading of the then-current primary and/or special servicer rating (if any) of New Residential, caused by the failure of PHH Mortgage to conduct its services in accordance with applicable legal and/or contractual requirements;

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  any attempt by PHH Mortgage to assign the Subservicing Agreement, its rights to servicing compensation under the Subservicing Agreement or to sell or dispose of all or substantially all of its property or assets, in each case without the consent of New Residential;

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  other than a certain order of the New York Department of Financial Services, an investigation by any governmental authority that is commenced after the initial Sale Date and results in a determination (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) that material deficiencies in servicing performance or violation of applicable legal and/or contractual requirements by PHH Mortgage has occurred after the initial Sale Date which has a material adverse effect on PHH Mortgage or PHH and each of PHH Mortgage's and PHH's ability to perform under the Subservicing Agreement;

  •
  institution of additional requirements and/or obligations by the New York Department of Financial Services in connection with a certain order of the New York Department of Financial Services which have a material adverse effect on PHH Mortgage and its ability to perform under the Subservicing Agreement, or determination by the New York Department of Financial Services (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) of material noncompliance with a certain order of the New York Department of Financial Services by PHH, which has a material adverse effect on PHH Mortgage and its ability to perform under the Subservicing Agreement;

  •
  during the initial term of the Subservicing Agreement (i.e., from the initial Sale Date until the date that is the third anniversary of the initial Sale Date), occurrence of a change of control of PHH Mortgage or PHH; or

  •
  failure of New Residential to be in good standing with Fannie Mae, Freddie Mac or the United States Department of Housing and Urban Development, in each case, caused by PHH's failure to conduct its services in accordance with applicable legal and/or contractual requirements.

        PHH Mortgage has agreed to indemnify New Residential, its directors, officers, agents, employees and assignees from and against any losses suffered or sustained by New Residential in connection with or relating to (i) a breach by PHH Mortgage of any of its representations or warranties, (ii) a breach by PHH Mortgage of any of its covenants or other obligations, (iii) the failure of PHH Mortgage to performs its duties and service the mortgage loans in strict compliance with the terms of the Subservicing Agreement, and (iv) PHH Mortgage's use or misuse of any power of attorney provided to PHH under the Subservicing Agreement.

        New Residential has agreed to indemnify PHH Mortgage, its directors, officers, agents, employees and assignees from and against any losses suffered or sustained by PHH Mortgage in connection with or relating to (i) a breach by New Residential of any of its representations or warranties, (ii) a breach by New Residential of any of its covenants and other obligations, (iii) compliance with the directions or policies of New Residential, subject to certain exceptions, and (iv) any claim relating to any mortgage loan that is brought against PHH Mortgage after the date of transfer of such mortgage loan, subject to certain exceptions.

SUB-PROPOSAL 1B: APPROVAL OF THE HOME LOANS ASSET SALE SUB-PROPOSAL

        The following, together with the discussion appearing above under the section captioned "—Proposal 1: Sale of Substantially All of the Assets of the Company—Background of the Transactions", is a summary of the material terms of the Home Loans Transactions and the Home Loans Transactions Agreements.

General Description of the Home Loans Transactions

        Subject to the terms and conditions of the Asset Purchase Agreement, PHH Home Loans will sell, assign and convey to GRA certain assets that are held by it and RMR and used in the business of originating and selling mortgage loans sourced through a variety of sources, including Realogy's owned residential real estate brokerage and corporate relocations businesses and from all U.S.-based employees of Realogy. The Home Loans Asset Sale will be effected over five closings following the satisfaction or waiver of the conditions applicable to each closing, including the receipt of certain specified licensing approvals and, in the case of the first closing, investor approvals and third party consents (see "—Conditions to Closings" beginning on page [    •    ]). The aggregate consideration for the Home Loans Asset Sale is $70,024,000 in cash, 20% of which will be paid at each of the five closings. The net proceeds from the Home Loans Asset Sale will be distributed to the members of PHH Home Loans on a pro rata basis based on their respective ownership in PHH Home Loans. The PHH Member owns 50.1% of the common interests in PHH Home Loans and the Realogy Member owns 49.9% of the common interests in PHH Home Loans. The Home Loans Asset Sale may constitute a sale of substantially all of the assets of the Company.

        Pursuant to the JV Interests Purchase Agreement, the PHH Member has agreed to acquire all of the Realogy Member's interests in PHH Home Loans (we refer to this transaction as the "JV Interests Purchase") for an aggregate cash amount equal to 49.9% of the book equity of PHH Home Loans at the closing of the JV Interests Purchase. The total of cash outflows to Realogy for its equity interests, including the JV Interests Purchase, Distributable Cash (as discussed below), and its pro rata share of the Home Loans Asset Sale, is estimated to be $90 million.

        During the period between the first closing under the Asset Purchase Agreement and the closing of the JV Interests Purchase, the PHH Member and the Realogy Member will review PHH Home Loans' "Distributable Cash" regularly (in any event on a monthly basis), and the PHH parties will cause PHH Home Loans to distribute such amount of the Distributable Cash as the parties may agree to its members on a pro rata basis based on their respective ownership interests in PHH Home Loans. We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement, together with $57 million in net proceeds from the JV Interests Purchase and subsequent monetization of our net investment in PHH Home Loans, before PHH's share of costs associated with the wind-down of PHH Home Loans, for total net proceeds of $92 million from the Home Loans Transactions. See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions" for more information about our anticipated use of proceeds from the Home Loans Transactions.

        In connection with the execution of the Asset Purchase Agreement and the JV Interests Purchase Agreement, PHH has entered into a support agreement with GRI and Realogy, pursuant to which GRI and Realogy have committed to support the transactions undertaken by their respective subsidiaries under the Asset Purchase Agreement and JV Interests Purchase Agreement, respectively.

The Parties to the Home Loans Transactions

PHH Corporation

        Please refer to "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal—The Parties to the MSR Sale—PHH Corporation" for a description of PHH. Our executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

Realogy Holdings Corp.

        Realogy Holdings Corp., or "Realogy," was incorporated on December 14, 2006 in the State of Delaware. Realogy, through its subsidiaries, is a global provider of residential real estate services. For more information about Realogy, please visit Realogy's website at http://www.realogy.com. Realogy's website address is provided as an inactive textual reference only. The information provided on Realogy's website is not part of this proxy statement, and therefore is not incorporated by reference. Realogy's common stock is publicly traded on the NYSE under the symbol "RLGY." Realogy's executive offices are located at 175 Park Avenue, Madison, New Jersey 07940 and its general telephone number is (973) 407-2000.

PHH Home Loans, LLC

        PHH Home Loans is our joint venture with Realogy. We own 50.1% of PHH Home Loans through our wholly-owned subsidiary, PHH Broker Partner Corporation, and Realogy owns the remaining 49.9% through Realogy Services Venture Partner, LLC. PHH Home Loans was formed for the purpose of originating and selling mortgage loans primarily sourced through Realogy's owned real estate brokerage business, NRT, and corporate relocation business, Cartus. All loans originated by PHH Home Loans are sold to unaffiliated third-party investors or PHH Mortgage, in all cases at arm's length terms.

        During the years ended December 31, 2016, 2015 and 2014, PHH Home Loans originated residential mortgage loans of $7.1 billion, $7.9 billion and $7.4 billion, respectively, and PHH Home Loans brokered or sold $2.0 billion, $2.7 billion and $3.3 billion, respectively, of mortgage loans to PHH Mortgage under the terms of a loan purchase agreement. For the year ended December 31, 2016, 20% of the mortgage loans originated by the Company were derived from Realogy's affiliates, of which 96% were originated by PHH Home Loans.

        PHH Home Loans does not hold any mortgage loans for investment purposes or retain mortgage servicing rights. In addition to the PHH Home Loans Operating Agreement, PHH Home Loans, PHH Mortgage and PHH are parties to a Strategic Relationship Agreement with Realogy Services Group LLC and the Realogy Member. (We refer to the Strategic Relationship Agreement and the PHH Home Loans Operating Agreement collectively as the "PHH Home Loans JV Agreements".) PHH Mortgage operates under a Management Services Agreement with PHH Home Loans, pursuant to which PHH Mortgage provides certain mortgage origination processing and administrative services for PHH Home Loans. In exchange for such services, PHH Home Loans pays PHH Mortgage a fee per service and a fee per loan, subject to a minimum amount.

        PHH Home Loans' executive offices are located at 1 Mortgage Way, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

PHH Broker Partner Corporation

        PHH Broker Partner Corporation, or the "PHH Member", is an indirectly wholly-owned subsidiary of PHH. We manage PHH Home Loans through the PHH Member, which owns 50.1% of the membership interests of PHH Home Loans, with the exception of certain specified actions that are subject to approval through PHH Home Loans' board of advisors, which consists of representatives of

Realogy and the Company. The PHH Member's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

RMR Financial, LLC

        RMR Financial, LLC, or "RMR," is a wholly-owned subsidiary of PHH Home Loans. RMR's executive offices are located at 1 Mortgage Way, Mt. Laurel, New Jersey 08054 and its telephone number is (856) 917-1744.

Guaranteed Rate Affinity, LLC

        GRA is a new joint venture formed by subsidiaries of Realogy and Guaranteed Rate, Inc., or "GRI." GRA's executive offices are located at 1800 W. Larchmont, Chicago, Illinois 60613 and its general telephone number is 773-516-6900.

Guaranteed Rate, Inc.

        GRI is one of the largest independent retail mortgage companies in the United States. GRI's executive offices are located at 3940 N. Ravenswood, Chicago, Illinois 60613 and its general telephone number is 773-290-0505.

Realogy Services Venture Partner LLC

        Realogy Services Venture Partner LLC, or the "Realogy Member", is a wholly-owned subsidiary of Realogy. The Realogy Member owns 49.9% of the membership interests of PHH Home Loans. The Realogy Member's executive offices are located at 175 Park Avenue, Madison, New Jersey 07940 and its general telephone number is (973) 407-2000.

Reasons for Recommending the Home Loans Asset Sale

        Our Board of Directors unanimously determined that the Home Loans Transactions are advisable and in the best interests of the Company's stockholders, and approved and declared advisable the execution, delivery and performance of the Home Loans Transactions Agreements and the consummation of the Home Loans Transactions, including the Home Loans Asset Sale. Our Board of Directors recommends that the Company's stockholders vote "FOR" the approval of the Home Loans Asset Sale on the terms and conditions of the Asset Purchase Agreement.

        In evaluating the Home Loans Transactions and the Home Loans Transactions Agreements, our Board of Directors discussed the proposed transactions with its legal counsel and the Company's management and legal and financial advisors and considered a variety of factors, including the positive factors set forth below, each of which our Board of Directors believed supported its determination:

  •
  our Board of Directors' knowledge of the businesses, financial condition, strategy and prospects of the Company, including the risks and uncertainties inherent in the Company's businesses;

  •
  the Company's and PHH Home Loans' historical and projected financial performance and results of operations;

  •
  the fact that our Board of Directors had carefully evaluated, with the assistance of management and legal and financial advisors, various potential strategic alternatives for the Company, each of which involved significant risks and uncertainties. These alternatives included, among others, the sale of the Company in its entirety, combining with another large industry participant, the sale of each of the Company's major platforms followed by a liquidation of the Company, the restructuring of the Company as either a pure play subservicer or a subservicer with one or more related businesses, splitting the Company into a REIT and either a public originator and servicer or privatizing these businesses, expansion into adjacent businesses, and conversion to a federally chartered depository institution;

  •
  our Board of Directors' knowledge of the Company's competitive position within relevant markets, including the impact of consolidation within the industry and the emergence of competitors with greater financial resources, lower funding cost, access to more diverse funding sources, and broader product lines;

  •
  the fact that the Company conducted a broad, public process to seek proposals for the acquisition of the Company in its entirety or any or all of its assets, and that this process did not result in any viable proposal to acquire the Company in its entirety;

  •
  our Board of Directors' belief that, in the absence of any proposal to acquire the Company in its entirety, it is in the best interest of the Company's stockholders to monetize its net investment in PHH Home Loans;

  •
  the fact that the consideration for the Home Loans Asset Sale consists solely of cash, allowing the Company to maximize the value of the PHH Home Loans platform;

  •
  our Board of Directors' belief that the value that can be obtained through the sale of PHH Home Loans' assets, including pursuant to the Home Loans Asset Sale, is comparable to the Company's view of the intrinsic value of the platform and provides an appropriate risk adjusted return versus continuing to operate the business;

  •
  the opinion of Credit Suisse, dated February 15, 2017, to our Board of Directors as to the fairness, from a financial point of view and as of that date, to the Company of its pro rata share of the Purchase Price to be paid in the Home Loans Asset Sale for the PHH Home Loans transferred business, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion;

  •
  the fact that under the PHH Home Loans JV Agreements, Realogy has the right to terminate the joint venture at any time with two years' advance notice and, upon such termination, Realogy would have the right to require the Company to purchase all of Realogy's interest in PHH Home Loans or require the Company to sell its interest in PHH Home Loans to a third party designated by Realogy, in each case at the applicable price established pursuant to the PHH Home Loans Operating Agreement, and our Board of Directors' belief that the Home Loans Transactions are more favorable to the Company and the Company's stockholders from a financial point of view than either of these scenarios;

  •
  the fact that GRA has represented to the Company that it has, and will have on each closing date for the Home Loans Asset Sale, sufficient funds to consummate the transactions, including payment of the purchase price and the transaction expenses;

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  the fact that, under the Support Agreement, each of GRI and Realogy has agreed to:

  •
  provide to GRA its proportionate share of capital contributions required for GRA to obtain the required licensing approvals and investor approvals and purchase the assets from PHH Home Loans pursuant to the Asset Purchase Agreement;

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  support GRA's efforts to obtain the required licensing approvals and investor approvals; and

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  severally (based on its pro rata ownership of GRA) guarantee the payment obligations of GRA under the Asset Purchase Agreement and the assignment and assumption agreement and the transition services agreement contemplated thereby;

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  our Board of Directors' belief that the Home Loans Transactions would allow the Company to take a series of cost reduction actions, thereby substantially reducing the Company's shared services and overhead cost;

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  the fact that the Home Loans Transactions Agreements were the product of arm's-length negotiations between the parties and were designed to provide substantial certainty that the Home Loans Transactions would ultimately be consummated on a timely basis, pursuant to the terms and conditions of the Home Loans Transactions Agreements and the transactions contemplated thereby, including:

  •
  the absence of a financing condition and the level of commitment by GRA to obtain the required licensing approvals and investor approvals;

  •
  while the Company is prohibited from soliciting any Competing Proposal (as defined in "The Home Loans Transactions Agreements—Competing Proposals"), the Asset Purchase Agreement allows the Company to pursue any strategic transaction as long as it would not prohibit or prevent the Company from consummating the Home Loans Asset Sale by PHH Home Loans pursuant to the Asset Purchase Agreement;

  •
  the Company may, prior to the time that the stockholders of the Company approve the Home Loans Asset Sale, furnish information to and conduct negotiations with third parties in respect of any unsolicited written Competing Proposal;

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  the Company may terminate the Home Loans Transactions Agreements in order to accept a Superior Proposal (as defined in "The Home Loans Transactions Agreements—Change in the Recommendation of our Board of Directors; Fiduciary Termination"), subject to the payment of a termination fee by the Company to GRA;

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  our Board of Directors may, prior to the time that the Company's stockholders approve the Home Loans Asset Sale, change or withdraw its recommendation of the Home Loans Asset Sale in connection with a Superior Proposal or an Intervening Event if the failure to effect a change of recommendation could be inconsistent with the directors' fiduciary duties under applicable law (subject to the payment of a termination fee by the Company to GRA in the event that GRA terminates the Asset Purchase Agreement under the circumstances);

  •
  while the Company has agreed to indemnify GRA against losses arising from its breach of the Asset Purchase Agreement and certain other liabilities, (1) the Company's indemnification obligations with respect to breaches of representations and warranties are subject to certain limitations, including a 5% cap on liabilities, and (2) subject to certain exceptions, the Company and Realogy will share (based on their pro rata ownership of PHH Home Loans) the indemnification obligations arising out of the ownership and operation of PHH Home Loans prior to the Company's purchase of Realogy's ownership interest in PHH Home Loans; and

  •
  while the Asset Purchase Agreement prohibits the Company from engaging in any distributed retail mortgage loan origination business for 18 months after the last closing, such restriction does not apply to the Company's subservicing, portfolio retention and direct to consumer businesses, and such restriction will automatically terminate in the event that a majority of the voting power of, or substantially all of the assets of, the Company or PHH Mortgage is acquired by an unaffiliated third party.

        Our Board of Directors also considered a variety of risks and potentially negative factors concerning the Home Loans Transactions and the Home Loans Transactions Agreements, including the following:

  •
  the fact that in connection with the Home Loans Asset Sale to GRA, PHH Home Loans has agreed to retain all of the liabilities to the extent arising out of the ownership, use and operation of the Purchased Assets and conduct the operation of the Home Loans Business at or prior to each closing, which liabilities will be shared between the Company and Realogy based on their pro rata ownership of PHH Home Loans (subject to certain exceptions);

  •
  the fact that in connection with the Company's purchase of Realogy's interest in PHH Home Loans, the Company has agreed to indemnify Realogy against liabilities arising out of certain pending regulatory investigations and legal proceedings, and post a letter of credit (or, in lieu of such letter of credit, a financial guaranty bond on a mutually acceptable form issued by an insurance company) in respect of these indemnification obligations (the amount of such letter of credit will be reduced over time as the matters are resolved);

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  the fact that while the PHH Home Loans JV Agreements will be terminated upon the Company's purchase of Realogy's interest in PHH Home Loans, the Company's obligations to indemnify Realogy against certain liabilities will survive termination pursuant to the terms of the PHH Home Loans JV Agreements;

  •
  the fact that the completion of the Home Loans Transactions is subject to a number of conditions, including approval by the Company's stockholders of the Home Loans Asset Sale, the consummation of a specified portion of the MSR Sale, the licensing of GRA in the applicable jurisdictions, the receipt of certain investor approvals and third party consents, and the acceptance by a specified supermajority of PHH, PHH Home Loans and RMR employees of GRA's employment offers, and that there can be no assurance that all conditions will be satisfied on a timely basis and, as a result, it is possible that the Home Loans Transactions may be delayed or may not be completed even if the Home Loans Transactions are approved by the Company's stockholders;

  •
  the fact that the net proceeds of the Home Loans Transactions will depend on the actual amount of costs and expenses required to wind down the operations of PHH Home Loans, and the Company's ability to successfully monetize the remaining assets of PHH Home Loans that are not part of the Home Loans Asset Sale;

  •
  the fact that the Asset Purchase Agreement restricts the Company's ability to solicit Competing Proposals and requires the payment of a termination fee if the Company were to terminate the agreement to enter into a definitive agreement with respect to a Superior Proposal, which could make it more costly for any other potential purchaser to acquire the Company or some of its assets;

  •
  the fact that while the Asset Purchase Agreement allows the Company to terminate the Home Loans Asset Sale in order to accept a Superior Proposal, Realogy has no obligation to enter into any joint venture with any third party and Realogy has the right to terminate the PHH Home Loans JV Agreements at any time with two years' advance notice, which could deter acquisition proposals from potential purchasers; and

  •
  the fact that in the event the Asset Purchase Agreement is terminated as a result of the failure to consummate a specified portion of the MSR Sale in a timely fashion, as described under "The Home Loans Transactions Agreements—Termination Fees and Other Consequences" beginning on page [    •    ], the Company would be obligated to pay GRA a termination fee and the Company and its subsidiaries would be deemed to have waived (1) any restrictions under the PHH Home Loans JV Agreements that prohibit Realogy from entering into any joint venture with third parties and (2) the two-year notice requirement with respect to Realogy's right to terminate the PHH Home Loans JV Agreements;

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  the fact that the cash consideration to be received in the Home Loans Asset Sale and from the monetization of PHH Home Loans' other assets will be a taxable transaction to the Company for U.S. federal income tax purposes;

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  the significant costs involved in connection with negotiating the Home Loans Transactions Agreements and consummating the Home Loans Transactions, the substantial management time and effort required to effectuate the Home Loans Transactions, including the wind down of PHH Home Loans' operations, and the related disruption to the Company's day-to-day operations during the pendency of the Home Loans Transactions;

  •
  the potential negative effect of the pendency of the Home Loans Transactions on PHH Home Loans' business, including uncertainty about the effect of the proposed Home Loans Transactions on PHH Home Loans' employees, customers, vendors, lenders, purchasers of mortgage loans and other parties, which may impair PHH Home Loans' ability to attract, retain and motivate key personnel and cause customers, vendors, lenders, purchasers of mortgage loans and other parties to seek to change or terminate existing business relationships with PHH Home Loans;

  •
  the risk that, if the Home Loans Transactions are not completed:

  •
  the market price of the Company's shares could be affected by many factors, including (1) the reason for which the Home Loans Transactions Agreements have terminated and whether such termination results from factors adversely affecting the Company or PHH Home Loans, and (2) the possible sale of shares by short-term investors following an announcement of the termination of the Home Loans Transactions Agreements;

  •
  the Company would be required to pay its expenses related to the Home Loans Transactions, including expenses incurred in connection with any litigation that may result from the announcement or pendency of the Home Loans Transactions;

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  the market's perception of continuing business and future prospects of the Company and/or PHH Home Loans could adversely affect the Company's relationships with employees, customers, suppliers, vendors, lenders, mortgage loan purchasers and other business partners; and

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  Realogy may exercise its right to terminate the PHH Home Loans joint venture and, under certain specified circumstances under which the Home Loans Transactions Agreements are terminated, Realogy may terminate the PHH Home Loans joint venture immediately without the two-year notice period;

  •
  the fact that the Company's directors and executive officers have interests in the Home Loans Transactions that are different from, or in addition to, the interests of the Company's stockholders generally, as described under "—Interests of Our Directors and Officers" beginning on page [    •    ].

        The factors listed above as supporting our Board of Directors' decisions were determined by our Board of Directors to outweigh the countervailing considerations and risks. The foregoing discussion of our Board of Directors' reasons for its recommendation is not meant to be exhaustive, but addresses the material factors considered by our Board of Directors in connection with its recommendation. In view of the wide variety of factors considered by our Board of Directors in connection with its evaluation of the Home Loans Transactions and the complexity of these matters, our Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, our Board of

Directors made its determination and recommendation based on the totality of the information presented to it, and the judgments of individual members of our Board of Directors may have been influenced to a greater or lesser degree by different factors. The factors, potential risks and uncertainties contained in this section contain information that is forward-looking in nature and should be read in conjunction with the factors discussed in "Special Note Regarding Forward-Looking Statements."

Recommendation of our Board of Directors

        Our Board of Directors, at a special meeting held on February 15, 2017, after due consideration, unanimously (i) determined that the Home Loans Transactions on the terms and conditions of the Home Loans Transactions Agreements are advisable and in the best interests of the Company and its stockholders, (ii) approved the Home Loans Transactions Agreements and the transactions contemplated by the Home Loans Transactions Agreements, and (iii) directed that the Home Loans Asset Sale on the terms and conditions of the Asset Purchase Agreement be submitted for consideration by our stockholders at the special meeting of stockholders. Our Board of Directors has approved the Home Loans Transactions, including the Home Loans Asset Sale, on the terms and conditions of the Home Loans Transactions Agreements and unanimously recommends that you vote "FOR" the Home Loans Asset Sale Sub-Proposal.

Home Loans Financial Projections

        As a matter of course, the Company does not develop or publicly disclose long-term projections or internal projections of its future performance and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates, though it has in the past provided investors with limited quarterly or full-year financial guidance covering limited areas of its financial performance. However, in connection with the Home Loans Transactions, our management prepared certain non-public, unaudited financial projections for PHH Home Loans, or the "Home Loans Financial Projections", and provided the projections to our Board of Directors in connection with its evaluation of a possible transaction with GRA and to the Company's financial advisors to assist our Board of Directors in such evaluation. The Home Loans Financial Projections also were provided to Credit Suisse for its use and reliance in connection with its financial analyses and opinion summarized below under "—Opinion of Credit Suisse Securities (USA) LLC" beginning on page [    •    ].

        The Home Loans Financial Projections reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to the Home Loans Business, all of which are inherently uncertain, difficult to predict and many of which are beyond our control. These assumptions included assumptions about origination growth (purchase and refinance), our ability to capture the home purchase mortgage origination volume from Realogy's customers, and direct origination costs. In addition, certain assumptions were based on industry projections prepared by third parties. Our management believes the Home Loans Financial Projections were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of our management at the time that the projections were prepared. The Home Loans Financial Projections are subject to change based on actual experience and business developments. As such, Home Loans Financial Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in the Company's periodic reports. For additional information regarding these risks, please see the section of this proxy statement entitled "Special Note Regarding Forward-Looking Statements". There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Home Loans Financial Projections should not be considered as necessarily predictive of actual future results. The Home Loans Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year.

        The Home Loans Financial Projections were based upon various assumptions which relate only to the periods presented. The Home Loans Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Home Loans Transactions.

        The Home Loans Financial Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. All of the Home Loans Financial Projections (excluding industry projections prepared by third parties) were estimates prepared by our management. In addition, the Home Loans Financial Projections are unaudited and neither PHH's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Home Loans Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Home Loans Financial Projections. Readers of this document are urged not to place undue reliance on the unaudited Home Loans Financial Projections set forth below.

        The inclusion of the Home Loans Financial Projections in this proxy statement is not deemed an admission or representation by the Company or any other person that it considered, or now considers, the Home Loans Financial Projections as material information or necessarily predictive of actual future results or events. The Home Loans Financial Projections are not included in this proxy statement in order to influence any of the Company's stockholders with respect to the approval of the proposal to approve the Home Loans Transactions, but because the Home Loans Financial Projections were provided to our Board of Directors and the Company's financial advisors. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE HOME LOANS FINANCIAL PROJECTIONS INCLUDED IN THIS PROXY STATEMENT TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

        Set forth below is a summary of the Home Loans Financial Projections:

	Fiscal year ending December 31,
($ in millions unless otherwise noted) (Unaudited)	2016E	2017E	2018E	2019E	2020E	2021E
Selected Income Statement Items
Total revenue	$217	$240	$267	$302	$334	$367
Net income	$12	$17	$18	$22	$25	$28
Non-controlling interest (after-tax)	$4	$6	$5	$6	$7	$8
Net income attributable to PHH	$8	$12	$13	$16	$18	$20
Selected Balance Sheet Items
Cash	$83	$97	$105	$106	$113	$103
Stockholders' equity	$137	$148	$162	$171	$184	$189
Selected Cash Flow Items
Total distributable cash flow	NA	—	$11	$25	$25	$48
Distributable cash flow attributable to PHH	NA	—	$11	$19	$21	$34
Selected operating statistics
($ in billions)
Purchase origination	$5.7	$6.8	$7.8	$8.9	$9.9	$10.9
Refinancing origination	$1.4	$1.0	$0.9	$0.9	$0.9	$1.0
Total origination	$7.1	$7.8	$8.7	$9.8	$10.9	$11.9

Opinion of Credit Suisse Securities (USA) LLC

        PHH retained Credit Suisse to act as its financial advisor in connection with a series of strategic alternative transactions, including the Home Loans Asset Sale and related transactions. In connection with Credit Suisse's engagement, the Board of Directors requested that Credit Suisse evaluate the fairness, from a financial point of view, to the Company of its pro rata share of the Purchase Price to be paid for the PHH Home Loans transferred business. For purposes of Credit Suisse's analyses and opinion, the term "PHH Home Loans transferred business" refers to the portion of the business to be sold by PHH Home Loans and RMR, or collectively the "PHH Home Loans entities," in the Home Loans Asset Sale, and the term "PHH Home Loans retained business" refers to the assets that are not part of the PHH Home Loans transferred business, and certain liabilities, to be retained by the PHH Home Loans entities. On February 15, 2017, at a meeting of the Board of Directors held to evaluate the proposed Home Loans Asset Sale, Credit Suisse rendered an oral opinion, confirmed by delivery of a written opinion, dated February 15, 2017, to the Board of Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the Company's pro rata share of the Purchase Price to be paid for the PHH Home Loans transferred business pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to the Company.

        The full text of Credit Suisse's written opinion, dated February 15, 2017, to the Board of Directors, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion, is attached to this proxy statement as Annex G and is incorporated into this proxy statement by reference in its entirety. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the Board of Directors (in its capacity as such) for its information in connection with its evaluation of the Company's pro rata share of the Purchase Price from a financial point of view to the Company and did not address any other terms, aspects or implications of the proposed Home Loans Asset Sale or any related transactions, including the relative merits of the Home Loans Asset Sale or any related transactions as compared to alternative transactions or strategies that might be available to the Company or the underlying business decision of the Company or the PHH Home Loans entities to proceed with the Home Loans Asset Sale and related transactions. Credit Suisse's opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Home Loans Asset Sale, any related transactions or otherwise.

        In arriving at its opinion, Credit Suisse reviewed an execution copy, provided to Credit Suisse on February 15, 2017, of the Asset Purchase Agreement and certain publicly available business and financial information relating to PHH Home Loans. Credit Suisse also reviewed certain other information relating to PHH Home Loans, including financial forecasts relating to PHH Home Loans, or the "PHH Home Loans Forecasts," provided to or discussed with Credit Suisse by the management of the Company and met with the management of the Company to discuss PHH Home Loans and its prospects. Credit Suisse also considered certain financial data relating to PHH Home Loans and compared that data with similar data for publicly held companies in businesses it deemed relevant, and Credit Suisse considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and Credit Suisse assumed and relied upon such information being complete and accurate in all material respects. With respect to the PHH Home Loans Forecasts that Credit Suisse was directed to utilize in its analyses, including estimates regarding certain economic benefits relating to

PHH Home Loans that the management of the Company advised Credit Suisse would have accrued to the Company in the absence of the Home Loans Asset Sale and related transactions, Credit Suisse was advised by the management of the Company, and Credit Suisse assumed, with the Board of Directors' consent, that such PHH Home Loans Forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of PHH Home Loans, such economic benefits and the other matters covered thereby and that taking into account such economic benefits and deducting the aggregate tangible book value of the PHH Home Loans retained business as reflected in the then-most recent balance sheet statements of the PHH Home Loans entities provided by the management of the Company from the implied values derived for PHH Home Loans in Credit Suisse's analyses is an appropriate basis upon which to evaluate the PHH Home Loans transferred business and the Home Loans Asset Sale for purposes of such analyses and Credit Suisse's opinion. Credit Suisse also was advised by the management of the Company that audited financial statements for the PHH Home Loans entities for fiscal year 2016 were not available and Credit Suisse assumed, with the Board of Directors' consent, that such audited financial statements, when available, would not differ in any material respect from estimates provided to Credit Suisse or reflect any information that otherwise would be meaningful in any respect to Credit Suisse's analyses or opinion. Credit Suisse further was advised by the management of the Company, and Credit Suisse assumed, with the Board of Directors' consent, that the business and financial information relating to the PHH Home Loans transferred business, including the PHH Home Loans Forecasts as utilized in the manner described above, provided to or discussed with Credit Suisse reflected all of (and only) the assets and liabilities used in or relating to the PHH Home Loans transferred business as currently conducted and that there would be no change with respect to the allocation of shared costs or intracompany services that would be meaningful to Credit Suisse's analyses or opinion. Credit Suisse expressed no opinion as to any financial forecasts or estimates, including, without limitation, the PHH Home Loans Forecasts or the basis for determining the aggregate tangible book value of the PHH Home Loans retained business, or the assumptions on which they were based. Credit Suisse relied, with the Board of Directors' consent and without independent verification, upon the assessments of the management of the Company as to, among other things, (i) the transactions related to the Home Loans Asset Sale, including with respect to the timing thereof and the assets, liabilities and financial and other terms involved, (ii) the potential impact on the PHH Home Loans transferred business of certain market, competitive, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the residential mortgage and real estate markets and related credit and financial markets, including with respect to interest rates and conditions in the housing market, (iii) the origination volume and capture rates of the PHH Home Loans transferred business and (iv) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key sources of loan originations and mortgage asset-backed debt, hedging counterparties, mortgage program administrators, loan officers and other commercial relationships of the PHH Home Loans transferred business. Credit Suisse assumed, with the Board of Directors' consent, that there would be no developments with respect to any such matters that would be meaningful in any respect to Credit Suisse's analyses or opinion.

        Credit Suisse assumed, with the Board of Directors' consent, that, in the course of obtaining any regulatory or third party consents, approvals, agreements or waivers in connection with the Home Loans Asset Sale and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the PHH Home Loans entities (including the PHH Home Loans transferred business), the Home Loans Asset Sale or related transactions or that otherwise would be meaningful in any respect to Credit Suisse's analyses or opinion. Credit Suisse also assumed, with the Board of Directors' consent, that all contemplated closings of the Home Loans Asset Sale and related transactions would occur and that the Home Loans Asset Sale and related transactions would be consummated in accordance with the terms of the Asset Purchase Agreement and related documents and in compliance with all applicable laws, documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of the Company advised Credit Suisse, and Credit Suisse further assumed, that the terms of the Asset Purchase Agreement, when executed, would conform in all material respects to the terms reflected in the execution copy reviewed by Credit Suisse. In addition, Credit Suisse was not requested to, and it did not, make an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the PHH Home Loans entities (including the PHH Home Loans transferred business) or any other entity or business, nor was Credit Suisse furnished with any such evaluations or appraisals other than certain third-party prepared valuation reports relating to the PHH Home Loans transferred business provided to the Company by Realogy. Credit Suisse is not an expert in the evaluation of, and Credit Suisse expressed no opinion with respect to, loan portfolios or individual credit files and the adequacy or sufficiency of allowances for credit losses with respect to loans or any other matters. Credit Suisse assumed, with the Board of Directors' consent, that the Company and the PHH Home Loans entities would not directly or indirectly assume or incur any incremental liabilities as a result of the related transactions or otherwise (other than liabilities to be retained by the PHH Home Loans entities pursuant to the terms of the Asset Purchase Agreement) and that appropriate reserves were established with respect to liabilities of or relating to the PHH Home Loans entities (including the PHH Home Loans transferred business). Credit Suisse was not requested to, and it did not, make an independent evaluation of any potential or actual litigation, regulatory action or governmental investigation or possible unasserted claims or other contingent liabilities to which the PHH Home Loans entities (including the PHH Home Loans transferred business) or any other entity or business was or may have been a party or was or may have been subject or any reserves therefor, and Credit Suisse assumed, with the Board of Directors' consent, that the outcome of such matters would not be meaningful in any respect to its analyses or opinion. Credit Suisse expressed no opinion with respect to accounting, tax, regulatory, legal or similar matters and Credit Suisse relied, with the Board of Directors' consent, upon the assessments of representatives of the Company as to such matters.

        In evaluating the fairness, from a financial point of view, to the Company of the Purchase Price to be paid for the PHH Home Loans transferred business, Credit Suisse considered the Company's pro rata share of the Purchase Price relative to the implied value of the Company's indirect interest in the PHH Home Loans transferred business through its 50.1% PHH Home Loans common interest, without regard to any premium or discount for liquidity, control or otherwise, based on the PHH Home Loans Forecasts and, as confirmed by the management of the Company, after taking into account certain economic benefits relating to PHH Home Loans that the management of the Company advised Credit Suisse would have accrued to the Company in the absence of the Home Loans Asset Sale and related transactions and deducting the aggregate tangible book value of the PHH Home Loans retained business from the implied values derived for PHH Home Loans in Credit Suisse's analyses. Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of its date, to the Company of its pro rata share of the Purchase Price to be paid for the PHH Home Loans transferred business as if the full amount of the Purchase Price was payable upon consummation of the initial closing contemplated by the Asset Purchase Agreement. Credit Suisse's opinion did not address any other terms, aspects or implications of the Home Loans Asset Sale or any related transactions, including, without limitation, the form or structure of the Home Loans Asset Sale, the form or structure, or financial or other terms of, or potential wind-down or other costs or liabilities arising from, any related transactions, any allocations of the Purchase Price or any terms, aspects or implications of any consulting, termination, support, indemnification or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Home Loans Asset Sale, any related transactions or otherwise. Credit Suisse's opinion also did not address any terms, aspects or implications of any rights or obligations of the Company or Realogy under existing joint venture or other agreements relating to PHH Home Loans or the PHH Home Loans transferred business nor did Credit Suisse's opinion address proportionate allocation or relative fairness among the parties to the Home Loans Asset Sale or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or stockholders of any party to the Home Loans Asset Sale or related transaction or any related entities, or class of such persons, relative to the Purchase Price or otherwise. The issuance of Credit Suisse's opinion was approved by Credit Suisse's authorized internal committee.

        Credit Suisse's opinion was necessarily based upon information made available to Credit Suisse as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date. It should be understood that subsequent developments may affect Credit Suisse's opinion, and Credit Suisse does not have any obligation to update, revise or reaffirm its opinion. Credit Suisse's opinion did not address the relative merits of the Home Loans Asset Sale or any related transactions as compared to alternative transactions or strategies that might be available to the Company or the underlying business decision of the Company or the PHH Home Loans entities to proceed with the Home Loans Asset Sale and related transactions. Credit Suisse also did not express any opinion as to the actual proceeds to the Company from any distributions by PHH Home Loans as a result of liquidation transactions involving certain existing and pipeline mortgage loans and other assets that are not part of the PHH Home Loans transferred business or the prices at which the PHH Home Loans common interests or the PHH Home Loans retained business would be transferable at any time. At the request of the Board of Directors, in connection with Credit Suisse's engagement, Credit Suisse solicited third party indications of interest in acquiring all or a part of the Company; however, as the Board of Directors was aware, such process was limited by virtue of certain consent and other rights exercised by Realogy in connection with such process.

Financial Analyses

        In preparing its opinion to the Board of Directors, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's control. No company, transaction or business used for comparative purposes in Credit Suisse's analyses is identical to PHH Home Loans or the proposed Home Loans Asset Sale, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, determine or recommend the specific consideration payable in the proposed Home Loans Asset Sale, which was determined through negotiations among the Company, Realogy and GRI, and the decision to enter into the Asset Purchase Agreement was solely that of the Board of Directors. Credit Suisse's opinion and financial analyses were only one of many factors considered by the Board of Directors in its evaluation of the proposed Home Loans Asset Sale and should not be viewed as determinative of the views of the Board of Directors or management with respect to the Home Loans Asset Sale or the Purchase Price.

        The following is a summary of the material financial analyses reviewed with the Board of Directors on February 15, 2017 in connection with Credit Suisse's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses. In its financial analyses described below, Credit Suisse derived approximate implied equity value reference ranges for PHH Home Loans on a consolidated basis from such analyses after taking into account the income of PHH Home Loans as well as the real estate income related to, but generated outside, PHH Home Loans that would accrue to the Company, in each case as estimated by the management of the Company, and then calculated approximate implied equity value reference ranges for the Company's share of the PHH Home Loans transferred business based on the Company's 50.1% equity interest in PHH Home Loans, taking into account 50.1% of the income of PHH Home Loans, 100% of the real estate income related to, but generated outside, PHH Home Loans and 50.1% of the aggregate tangible book value (as of December 31, 2016) of the PHH Home Loans retained business, as directed by the management of the Company. For purposes of the financial analyses described below, the Company's pro rata share of the Purchase Price excluded taxes and potential wind-down costs relating to PHH Home Loans. Implied equity value reference ranges reflected in the financial analyses described below were rounded to the nearest $1,000,000.

        Selected Public Companies Analysis.    Credit Suisse reviewed financial and stock market information, as applicable, of PHH Home Loans and the following three selected companies that Credit Suisse viewed as generally relevant as publicly traded companies with operations in the mortgage origination industry, or collectively the "selected companies:"

  •
  PennyMac Financial Services, Inc.

  •
  PHH Corporation

  •
  Stonegate Mortgage Corporation

        Credit Suisse reviewed, among other information, closing stock prices on February 13, 2017 (or, in the case of Stonegate Mortgage Corporation, January 26, 2017, which was the last trading day prior to public announcement of its proposed sale to Home Point Financial Corporation) as a multiple of tangible book value per share based on the latest publicly available financial statements prior to the date of Credit Suisse's opinion and, to the extent meaningful, calendar year 2017 and calendar year 2018 estimated earnings per share. Financial data of the selected companies were based on publicly available Wall Street research analysts' estimates and public filings.

        The overall low to high latest tangible book value per share multiples observed for the selected companies were 0.67x to 1.04x (with a mean of 0.81x and a median of 0.71x) and the overall low to high calendar year 2017 and calendar year 2018 estimated earnings per share multiples observed for the selected companies were 6.4x to 13.8x (with a mean and a median of 10.1x) and 6.0x to 8.6x (with a mean and a median of 7.3x), respectively. Credit Suisse then applied a selected range of latest tangible book value per share multiples of 0.70x to 1.10x derived from the selected companies to the tangible book value (as of December 31, 2016) of PHH Home Loans based on internal information provided by the management of the Company and a selected range of calendar year 2017 and calendar year 2018 estimated earnings per share multiples of 5.0x to 7.0x and 4.5x to 6.5x, respectively, derived from the selected companies to the calendar year 2017 and calendar year 2018 estimated net income of PHH Home Loans, respectively, based on the PHH Home Loans Forecasts. This analysis indicated the following approximate implied equity value reference range for the Company's share of the PHH Home Loans transferred business, as compared to the Company's pro rata share of the Purchase Price:

Company Pro Rata Share of Implied Equity Value Reference Range for PHH Home Loans Transferred Business	Company Pro Rata Share of Purchase Price
($16 million)—$30 million	$35,082,024

        Selected Precedent Transactions Analysis.    Credit Suisse reviewed publicly available financial information relating to the following two selected transactions that Credit Suisse viewed as generally relevant as transactions involving target companies with operations in the mortgage origination industry, or the "selected transactions:"

Announcement Date	Acquiror	Target
01/27/17	• Home Point Financial Corporation	• Stonegate Mortgage Corporation
10/3/12	• Ocwen Financial Corporation	• Homeward Residential Holdings, Inc.

        Credit Suisse reviewed, among other information, transaction values, based on the consideration paid in the selected transactions, as a multiple, to the extent intangible asset values were publicly disclosed, of the target company's latest tangible book value prior to announcement of the relevant transaction. Financial data of the selected transactions were based on public filings and other publicly available information.

        The latest tangible book value multiple observed for the Home Point Financial Corporation/Stonegate Mortgage Corporation transaction was 0.97x (the intangible asset value for Homeward Residential Holdings, Inc. was not publicly disclosed). Credit Suisse noted that the overall low to high latest book value multiples observed for the selected transactions were 0.94x to 1.48x (with a mean and a median of 1.21x). Credit Suisse then applied a selected range of tangible book value multiples of 0.90x to 1.50x derived from the selected transactions to the tangible book value (as of December 31, 2016) of PHH Home Loans based on internal information provided by the management of the Company. This analysis indicated the following approximate implied equity value reference range for the Company's share of the PHH Home Loans transferred business, as compared to the Company's pro rata share of the Purchase Price:

Company Pro Rata Share of Implied Equity Value Reference Range for PHH Home Loans Transferred Business	Company Pro Rata Share of Purchase Price
($5 million) - $29 million	$35,082,024

        Dividend Discount Analysis.    Credit Suisse performed a dividend discount analysis of PHH Home Loans to calculate the estimated present value of the distributable cash flow that PHH Home Loans was forecasted to generate during the fiscal years ending December 31, 2017 through December 31, 2021 based on the PHH Home Loans Forecasts. Credit Suisse calculated terminal values for PHH Home Loans by applying to PHH Home Loans' fiscal year 2021 estimated net income and estimated tangible book value as of December 31, 2021 (adjusted, in the case of estimated tangible book value, to exclude accumulated real estate distributable cash flow related to, but generated outside, PHH Home

Loans) a selected range of price-to-earnings multiples and terminal book value multiples of 4.5x to 6.5x and 0.70x to 1.10x, respectively. The present values (as of December 31, 2016) of the distributable cash flow and terminal values were then calculated using discount rates ranging from 12% to 15%. This analysis indicated the following approximate implied equity value reference range for the Company's share of the PHH Home Loans transferred business, as compared to the Company's pro rata share of the Purchase Price:

Company Pro Rata Share of Implied Equity Value Reference Range for PHH Home Loans Transferred Business	Company Pro Rata Share of Purchase Price
$21 million - $74 million	$35,082,024

Miscellaneous

        PHH selected Credit Suisse to act as its financial advisor in connection with a series of strategic alternative transactions, including the proposed Home Loans Asset Sale and related transactions, based on Credit Suisse's qualifications, experience, reputation and familiarity with the Company and its businesses. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        The Company has agreed to pay Credit Suisse for its financial advisory services to the Company in connection with certain strategic alternative transactions undertaken by the Company an aggregate fee currently estimated to be approximately $12 million, of which a portion became payable in connection with Credit Suisse's engagement, a portion became payable in connection with the announcement of the Company's pending sale of its remaining non-Ginnie Mae mortgage servicing rights portfolio, a portion became payable upon delivery of Credit Suisse's opinion in connection with the proposed Home Loans Asset Sale and approximately $2 million is contingent upon completion of certain of the sale transactions undertaken by the Company as a result of the Company's strategic alternatives review process. In addition, the Company has agreed to reimburse Credit Suisse for its expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and related parties for certain liabilities and other items, including liabilities under the federal securities laws, arising out of or related to its engagement. As the Board of Directors was aware, Credit Suisse and its affiliates in the past have provided and in the future may provide investment banking and other financial services to the Company and its affiliates unrelated to the Home Loans Asset Sale and related transactions for which Credit Suisse and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of Credit Suisse's opinion, having acted or acting as (i) financial advisor to the Company in connection with certain potential acquisition and disposition transactions that were not consummated and (ii) lender under a warehouse facility of the Company, for which services described in clauses (i) and (ii) above Credit Suisse and its affiliates received during such two-year period aggregate fees of approximately $11 million from the Company. As the Board of Directors also was aware, Credit Suisse and its affiliates have provided, currently are providing and in the future may provide investment banking and other financial services to Realogy and GRI and/or their respective affiliates for which Credit Suisse and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of Credit Suisse's opinion, having acted or acting as (i) joint lead arranger, co-syndication agent and co-documentation agent for, and/or as a lender under, certain credit facilities of entities related to Realogy and (ii) lender under a warehouse credit facility of GRI, for which services described in clauses (i) and (ii) above Credit Suisse and its affiliates received during such two-year period aggregate fees of approximately $1 million from Realogy and approximately $6 million from GRI. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse's and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of PHH, Realogy, GRI and their respective affiliates and any other company that may be involved in the Home Loans Asset Sale and related transactions, as well as provide investment banking and other financial services to such companies.

No Dissenters' Rights or Rights of Objecting Stockholders

        Holders of our common stock are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the Home Loans Transactions or any of the transactions contemplated by the Home Loans Transactions Agreements. The MGCL does not provide for dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights to stockholders of a corporation in connection with a sale of substantially all of the assets of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction.

Unaudited Pro Forma Financial Information

        Unaudited pro forma financial information regarding the effects of the Home Loans Transactions is attached as Annex J to this proxy statement.

Certain Federal Income Tax Consequences of the Home Loans Transactions

        The following is a discussion of all material federal income tax consequences to us of the Home Loans Transactions. This discussion is a summary for our common stockholders and is intended for general information only. The Home Loans Transactions will not result in any direct federal income tax consequences to our stockholders. Each stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the Home Loans Transactions.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below. No rulings have been requested or received from the Internal Revenue Service, or IRS, as to the tax consequences of the Home Loans Transactions and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Home Loans Transactions described in this paragraph, or, if it does challenge the tax treatment, that it will not be successful.

        The Home Loans Transactions will be treated for federal income tax purposes as taxable transactions to us. Accordingly, we will recognize a gain or loss. The amount of gain or loss we recognize with respect to these transactions will be measured by the difference between the cash and any other amount realized by us and our tax basis.

Certain Accounting Consequences of the Home Loans Transactions

        For the Home Loans Asset Sale, we expect to recognize in our financial statements our 50.1% share of the anticipated gain on the sale of the assets of PHH Home Loans, net of any applicable taxes, exit costs and transaction costs, at the time of each transfer under the Asset Purchase Agreement. The Purchased Assets and the Assumed Liabilities are comprised of (i) certain office leases and vendor contracts specified in the schedules to the Asset Purchase Agreement, (ii) fixtures, furniture, office equipment and other tangible personal property owned by PHH Home Loans and RMR, (iii) certain IT assets (other than certain excluded IT assets) and certain business intellectual property of PHH Home Loans and RMR, (iv) subject to certain exceptions, unlocked pipeline loans that are expected to close more than 20 days after the applicable closing date, and (v) customer data and books and records of the Home Loans Business (none of which has any significant recorded book value in our Balance sheets as of December 31, 2016, nor do we anticipate any material changes to their book value) that we will transfer to GRA for aggregate proceeds of $70,024,000.

        In connection with the JV Interests Purchase, our purchase of the Realogy Member's 49.9% ownership interests in the joint venture for an amount equal to their interest in the residual equity of PHH Home Loans after the final closing of the Home Loans Asset Sale will result in a reduction to Minority interest on our Consolidated Balance Sheets related to the cash payment in connection with this interest purchase. We do not expect to recognize any gain or loss specific to the JV Interests Purchase in our financial statements.

        After completing the JV Interests Purchase, PHH Home Loans will be a wholly-owned subsidiary of the Company and its residual net assets will be included in our consolidated financial statements. We will monetize the remaining residual assets and resolve the residual liabilities of the entity after completing the transactions. As the assets of this entity consist primarily of interest rate lock commitments and mortgage loans held for sale, which are short-term in nature, we expect to settle substantially all of the residual net assets of the entity within six months of the first closing under the Home Loans Asset Sale. We expect to reflect the historical results of operations of the Real Estate channel as discontinued operations beginning on the later of either: (i) the date of the final closing of the Home Loans Asset Sale; or (ii) the date the operations of the Real Estate channel cease.

        All expected accounting treatments outlined above are based on accounting principles generally accepted in the United States of America. For further information, see the unaudited pro forma condensed financial information attached as Annex J to this proxy statement.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for the approval of the Home Loans Transactions on the terms and conditions of the Home Loans Transactions Agreements. This means that, of the shares of common stock entitled to vote on the proposal (regardless of whether the holders of such shares are present in person or by proxy at the special meeting), a majority must vote in favor of the proposal to approve the Home Loans Transactions on the terms and conditions of the PHH Home Loans Agreements in order for the Home Loans Transactions on the terms and conditions of the PHH Home Loans Agreements to be approved. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        Members of our Board of Directors who beneficially owned less than 0.5% in the aggregate of the outstanding shares of common stock as of [    •    ], 2017 have indicated that they will vote in favor of the Home Loans Transactions on the terms and conditions of the PHH Home Loans Agreements.

Approval of the Home Loans Transactions is contingent on approval of the MSR Sale

        A vote for or against the MSR Sale Sub-Proposal does not count as a vote for or against the Home Loans Asset Sale Sub-Proposal. Similarly, a vote for or against the Home Loans Asset Sale Sub-Proposal does not count as a vote for or against the MSR Sale Sub-Proposal. The closing of the Home Loans Transactions, however, is contingent on the closing the MSR Sale. Accordingly, if the MSR Sale Sub-Proposal does not receive the vote required for its approval, then the Home Loans Transactions will be terminated.

THE HOME LOANS TRANSACTION AGREEMENTS

        The following is a summary of the material terms and conditions of the Home Loans Transactions Agreements. This summary does not purport to be complete and may not contain all of the information about the Home Loans Transactions Agreements that is important to you. The description of the Home Loans Transactions Agreements in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, the JV Interests Purchase Agreement and the Support Agreement, copies of which are attached to this proxy statement as Annexes D, E and F respectively and incorporated by reference into this proxy statement. We encourage you to read the Home Loans Transactions Agreements carefully and in their entirety because they are the primary contractual documents that govern the Home Loans Transactions.

        Additional information about PHH, PHH Home Loans, GRA, GRI and Realogy may be found elsewhere in this proxy statement and in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled "Where You Can Find Additional Information", beginning on page [    •    ].

Explanatory Note Regarding the Home Loans Transactions Agreements

        The Home Loans Transactions Agreements and this summary of their terms have been included to provide you with information regarding the terms of the Home Loans Transactions Agreements. The Home Loans Transactions Agreements are not intended to be a source of factual, business or operational information about PHH, PHH Home Loans, GRA, GRI or Realogy, and the following summary of the Home Loans Transactions Agreements and the copies thereof attached hereto are not intended to modify or supplement any factual disclosure about PHH in any documents it publicly files with the SEC. The representations, warranties and covenants made in the Home Loans Transactions Agreements were made solely for the benefit of the parties to the Home Loans Transactions Agreements and are qualified and subject to important limitations agreed to by these parties in connection with negotiating the terms of the Home Loans Transactions Agreements. In particular, in your review of the representations and warranties contained in the Home Loans Transactions Agreements and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Home Loans Transactions Agreements may have the right not to close the transactions if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Home Loans Transactions Agreements, rather than establishing matters as facts.

        The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Home Loans Transactions Agreements. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Home Loans Transactions Agreements, and subsequent developments or new information that may affect the accuracy of a representation or warranty may or may not be fully reflected in this proxy statement or PHH's public disclosures. Accordingly, you should not rely on the representations and warranties in the Home Loans Transaction Agreement as being accurate or complete or characterizations of the actual state of facts as of any specified date.

ASSET PURCHASE AGREEMENT

Purchased Assets and Assumed Liabilities

        Subject to the terms and conditions of the Asset Purchase Agreement, PHH Home Loans and RMR will sell, assign and convey to GRA certain assets, or the "Purchased Assets", that are held by PHH Home Loans and RMR, and are used in the business of originating and selling mortgage loans sourced through a variety of sources, including Realogy's owned residential real estate brokerage and corporate relocations businesses and from all U.S.-based employees of Realogy, or the "Home Loans Business." The Purchased Assets include, among other things, (i) certain office leases and vendor contracts specified in the schedules to the Asset Purchase Agreement, (ii) fixtures, furniture, office equipment and other tangible personal property owned by PHH Home Loans and RMR, (iii) certain IT assets (other than certain excluded IT assets) and certain business intellectual property of PHH Home Loans and RMR, (iv) subject to certain exceptions, unlocked pipeline loans that are expected to close more than 20 days after the applicable closing date, and (v) customer data and books and records of the Home Loans Business. None of the Purchased Assets or Assumed Liabilities had any significant recorded book value in the Audited Consolidated Balance Sheet of PHH Corporation and its Subsidiaries as of December 31, 2016. (See the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H for more information.) In connection with GRA's purchase of the Purchased Assets, GRA is also making offers of employment to certain employees of PHH, PHH Home Loans and RMR (see "—Employee Matters" beginning on page [    •    ]). The Home Loans Asset Sale may constitute a sale of substantially all of the assets of the Company.

        PHH Home Loans, RMR and their affiliates will retain all assets that are not Purchased Assets, including, among other things, all mortgage loans held for sale, all pipeline loans other than those that are part of the Home Loans Asset Sale, insurance proceeds, cash, and contracts that are not scheduled as Purchased Assets under the Asset Purchase Agreement.

        The Home Loans Asset Sale will be effected over five closings following the satisfaction or waiver of the conditions applicable to each closing, including the receipt of certain specified licensing approvals, the closing of the portion of the MSR Sale to New Residential that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source) under the MSR Purchase Agreement (unless we have obtained consents from a sufficient number of holders of our Senior Notes to the effect that the consummation of the Home Loans Asset Sale would not require us to redeem our Senior Notes) and, in the case of the first closing of the transactions contemplated by the Asset Purchase Agreement, or the "First Closing", investor approvals and third party consents (see "—Conditions to Closings" beginning on page [    •    ]). Unless otherwise agreed by the parties, each closing will take place on PHH Home Loans' and RMR's payroll date that is closest to the middle of the month that is at least ten business days following the first day on which the conditions to such closing are satisfied or waived. At each closing, the Purchased Assets and Transferred Employees (as defined below) relating to branch offices of PHH Homes Loans and RMR in those states for which the applicable licensing approvals and investor approvals have been obtained will be transferred to GRA. The exact order of transfer of the branch offices will depend on the status and expected timing of GRA's receipt of the applicable licensing approvals in the relevant states.

        In connection with the Home Loans Asset Sale, GRA will assume all liabilities relating to the ownership and use of the Purchased Assets that arise after the applicable closings, and PHH Home Loans and RMR will retain all liabilities to the extent relating to the ownership, use or operation of the Purchased Assets or the Home Loans Business at or prior to the applicable closings, including liabilities for excluded assets, retained employee liabilities, retained pipeline loans and certain specified legal proceedings.

Purchase Price

        In consideration of the Home Loans Asset Sale, GRA will pay PHH Home Loans $70,024,000 in cash, or the "Purchase Price", 20% of which will be paid at each of the five closings. The net proceeds from the Home Loans Asset Sale will be distributed to the members of PHH Home Loans on a pro rata basis based on their respective ownership in PHH Home Loans. The PHH Member owns 50.1% of the common interests in PHH Home Loans and the Realogy Member owns 49.9% of the common interests in PHH Home Loans. We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement. See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions" for more information about our anticipated use of proceeds from the Home Loans Transactions.

Representations and Warranties

        The Asset Purchase Agreement contains customary representations and warranties by each party.

        The representations and warranties made by PHH, PHH Home Loans and RMR to GRA relate to, among other things, the following:

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  due organization, valid existence, good standing and authority to carry on its business;

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  authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the Asset Purchase Agreement, and the enforceability of the Asset Purchase Agreement;

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  our Board of Directors' approval and recommendation of the Asset Purchase Agreement and the transactions contemplated thereby;

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  the absence of violations of, conflicts with or defaults under, applicable law and the organization documents and material agreements of the PHH parties as a result of execution of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby;

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  governmental and third party consents, approvals, filings or notifications required in connection with the execution of the Asset Purchase Agreement by the PHH parties or consummation of the transactions thereby;

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  accuracy of the information in this proxy statement;

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  title to the Purchased Assets;

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  legal proceedings, claims, demands or governmental investigations in respect of the Purchased Assets, and orders that are binding upon PHH Home Loans, its business or the Purchased Assets;

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  tax matters;

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  material contracts with respect to the Home Loans Business, the Purchased Assets or the assumed liabilities, the enforceability of these contracts and the absence of default under these contracts;

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  compliance with law and material permits;

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  employee and employee benefits matters;

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  insurance coverage for the Home Loans Business;

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  intellectual property matters;

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  the enforceability of, and absence of default under, real property leases;

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  financial statements of PHH Home Loans;

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  absence of certain changes since September 30, 2016;

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  absence of undisclosed liabilities;

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  broker's fees or commissions;

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  the solvency of PHH and PHH Home Loans;

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  opinion of PHH's financial advisor;

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  accuracy of information used in the valuation of the Purchased Assets;

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  compliance with regulatory requirements pertaining to the origination and sale of mortgage loans;

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  accuracy of pipeline report and compliance with regulatory requirements in the processing of pipeline loans; and

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  status of PHH Home Loans and its subsidiary as seller-servicer, issuer or lender by the applicable agencies.

        Many of the representations and warranties made by the PHH parties are qualified as to, among other things, "materiality" or "Material Adverse Effect". For purposes of the Asset Purchase Agreement, "Material Adverse Effect" means any fact, effect, development, condition, circumstance, event, change or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes or occurrences, whether known or unknown, that has or would reasonably be expected to (i) have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities or results of operations of the Home Loans Business, or (ii) prevent or materially delay or materially impede the ability of the PHH parties to consummate the transactions contemplated by the Asset Purchase Agreement. However, the following facts, circumstances, events, changes or occurrences, alone or in combination, are excluded in determining whether there has been or will be a Material Adverse Effect:

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  any failure, in and of itself, of PHH Home Loans or RMR to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (but the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been, or will be, a Material Adverse Effect);

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  the execution and delivery of the Asset Purchase Agreement or any other transaction agreement or the public announcement or pendency of the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of PHH Home Loans or RMR with employees, suppliers, customers, or partners, and any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to the Asset Purchase Agreement or the transactions contemplated thereby; or

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  the performance by the PHH parties of their obligations under the Asset Purchase Agreement or any other transaction agreement.

        In addition, the following facts, circumstances, events, changes or occurrences are excluded in determining whether there has been or will be a Material Adverse Effect, but will be taken into account to the extent such following facts, circumstances, events, changes or occurrences have a disproportionate effect on PHH Home Loans and RMR relative to other participants in the industries in which PHH Home Loans and RMR operate:

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  any changes in general economic conditions or securities, banking, credit, financial or capital markets conditions (whether in the United States or any other country or in any international market), including changes in interest rates or currency exchange rates;

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  any changes in conditions generally affecting any of the industries in which PHH Home Loans and RMR operate;

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  any changes in regulatory, legislative or political conditions, in each case in the United States or any foreign jurisdiction;

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  any change in applicable law or GAAP, or authoritative interpretations thereof;

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  geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Asset Purchase Agreement; or

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  any hurricane, tornado, flood, earthquake or other natural disasters.

        The representations and warranties made by GRA relate to, among other things, the following:

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  due organization, valid existence, good standing and corporate authority to carry on its business;

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  authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the Asset Purchase Agreement, and the enforceability of the Asset Purchase Agreement;

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  the absence of violations of, conflicts with or defaults under, applicable law and the organization documents and material agreements of GRA as a result of execution of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby;

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  governmental and third party consents, approvals, filings or notifications required in connection with GRA's execution of the Asset Purchase Agreement or consummation of the transactions thereby;

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  accuracy of information supplied by GRA for purpose of this proxy statement;

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  sufficiency of funds to consummate the transactions contemplated by the Asset Purchase Agreement, including payment of the Purchase Price and the transaction expenses;

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  the absence of legal proceedings, claims, demands or governmental investigations that would reasonably be expected to prevent or materially delay or impede GRA's ability to consummate the transactions contemplated by the Asset Purchase Agreement; and

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  broker's fees or commissions.

Conduct of Business Prior to Closing

        Under the Asset Purchase Agreement, PHH Home Loans and RMR have agreed to use reasonable best efforts to (i) comply with the PHH Home Loans JV Agreements and (ii) conduct the Home Loans Business in the ordinary course consistent with past practice, in each case until the final closing or the earlier termination of the Asset Purchase Agreement.

        In addition, during such period of time, PHH Home Loans and RMR will not, subject to certain exceptions:

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  incur any indebtedness that would constitute an assumed liability;

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  sell or dispose of any Purchased Asset;

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  incur any encumbrance on any Purchased Asset, other than permitted encumbrances;

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  except as required by law or the terms of existing compensation or benefit plans, (i) adopt, amend or terminate any compensation or benefit plan of PHH Home Loans, RMR or their subsidiaries, (ii) except in the ordinary course of business, consistent with past practice, increase the salaries, wage rates, target bonus opportunities, long-term incentive opportunities, equity-based compensation, employee benefits or perquisites of employees of PHH Home Loans or RMR, (iii) grant or pay any benefits or other amount to employees of PHH Home Loans or RMR that are not required under any compensation or benefit plan of the PHH parties, (iv) grant any severance or other termination pay or increase any such payment, or (v) or take any action to accelerate the vesting or payment of any compensation or benefits to any employees of PHH Home Loans or RMR;

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  except in the ordinary course consistent with past practice, hire or transfer any individual to become an employee of PHH Home Loans or RMR;

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  except for terminations for cause, terminate the employment of any employee;

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  solely with respect to employees of PHH Home Loans or RMR, enter into any collective bargaining agreement or other labor-related agreements with any labor union, labor organization or works council or recognize or certify any such organization or group of employees as the bargaining representative for any employees of PHH Home Loans or RMR;

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  except as required by applicable law, applicable requirements or the Asset Purchase Agreement, make any material changes in PHH Home Loans' or RMR's policies or practices with respect to the origination or sale of mortgage loans;

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  settle any material action with any person or governmental entity involving the Home Loans Business if such settlement would be binding upon GRA or its affiliates or would have a material adverse effect on the Home Loans Business or the Purchased Assets or result in any assumed liability;

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  fail to maintain all existing material permits necessary to operate the Home Loans Business;

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  amend or modify in a manner adverse to PHH Home Loans, or terminate, any contract to be assigned to GRA; or

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  agree or otherwise commit to taking any of the actions described above.

Nonsolicitation of Competing Proposals

        Under the Asset Purchase Agreement, the PHH parties have agreed that, subject to certain exceptions described below, they will and will direct their respective subsidiaries and representatives to cease any ongoing discussions or negotiations with any person with respect to a Competing Proposal (as defined below), and that none of the PHH parties will, and each of them will direct its subsidiaries and representatives not to:

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  directly or indirectly through another Person, solicit, initiate or knowingly encourage any inquiries, proposals or offers from any person (other than GRA and its affiliates) regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal;

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  engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal;

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  enter into any letter of intent or any other contract providing for a Competing Proposal; or

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  agree or resolve to take any of the actions described above.

        A "Competing Proposal" means any inquiry, proposal or offer to acquire (other than the transactions contemplated by the Asset Purchase Agreement), directly or indirectly, 20% or more of the common interests of PHH Home Loans and its subsidiary or 20% or more of the Purchased Assets; provided that any such inquiry, proposal or offer will only constitute a Competing Proposal if and to the extent it would, by its terms and if agreed by PHH, PHH Home Loans or RMR, prohibit the PHH parties from consummating the transactions contemplated by the Asset Purchase Agreement.

        Notwithstanding the nonsolicitation obligations described above, if at any time prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, PHH or any of its subsidiaries or representatives receives an unsolicited written Competing Proposal not resulting from or arising out of their material breach of the nonsolicitation obligations, and our Board of Directors determines, after consultation with its outside legal counsel and financial advisors, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below), then PHH and its representatives may (i) furnish, pursuant to a confidentiality agreement with terms that are no less favorable to the PHH parties than those contained in the confidentiality agreement between the PHH parties and GRA, information (including non-public information) with respect to PHH Home Loans and RMR, and the Home Loans Business to the person or group of persons who has made such Competing Proposal and (ii) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Competing Proposal.

        A "Superior Proposal" is a bona fide written Competing Proposal to acquire 50% or more of the common interests of PHH Home Loans and its subsidiary or 50% or more of the Purchased Assets that our Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors and taking into account any changes to the Asset Purchase Agreement proposed by GRA in response to one or more Competing Proposals, is more favorable to PHH or its stockholders than the transactions contemplated by the Asset Purchase Agreement (taking into consideration, among other things, all legal, financial, regulatory and other aspects of the proposal deemed relevant by our Board of Directors, including the financing terms thereof and the likelihood of consummation).

        PHH has agreed to keep GRA reasonably informed of the status and any material developments, discussions or negotiations regarding any Competing Proposal on a prompt basis (and in any event within 24 hours).

Changes in Recommendation; Fiduciary Termination

        PHH has agreed, subject to certain exceptions as described below, that it will not (i) fail to include the recommendation of our Board of Directors of the transactions contemplated by the Asset Purchase Agreement in this proxy statement, (ii) change, qualify, withdraw or modify, or publicly propose to change, qualify, withdraw or modify, in a manner adverse to GRA, the recommendation of our Board of Directors, (iii) take any formal action or make any recommendation or public statement in connection with a Competing Proposal other than a recommendation against such offer, a "stop, look and listen" communication or other public disclosure that our Board of Directors determines, after consultation with its outside legal counsel, is required to be disclosed by law, or (iv) adopt, approve, or recommend or publicly propose to adopt, approve or recommend, to the stockholders of PHH, a Competing Proposal (any action described in the foregoing clauses (i) through (iv) is referred to as an "Acquisition Recommendation Change") or (v) authorize, cause or permit PHH or any of its subsidiaries to enter into any letter of intent or other agreement with respect to any Competing Proposal other than a confidentiality agreement (each such agreement is referred to as an "Acquisition Agreement").

        Notwithstanding the foregoing restrictions, subject to the compliance with the obligations described in the next paragraph, our Board of Directors may, at any time prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, make an Acquisition Recommendation Change in response to a Competing Proposal or enter into an Acquisition Agreement, if our Board of Directors has determined in good faith that, (i) after consultation with its outside legal counsel, the failure to do so could be inconsistent with the fiduciary duties of our Board of Directors under applicable law and (ii) after consultation with its outside legal counsel and financial advisors, such Competing Proposal constitutes a Superior Proposal.

        Our Board of Directors may take the actions described in the immediately preceding paragraph if and only if prior to taking such actions, (i) PHH has provided GRA with at least four business days' prior written notice (and any material change to the material terms of such Superior Proposal, including any change in price, will require a new notice and an additional two-business day notice period) of its intention to make an Acquisition Recommendation Change or enter into an Acquisition Agreement and specifying the reasons for and all material information with respect to such actions, (ii) if requested by GRA, during such four-business day notice period, PHH has negotiated in good faith with GRA to enable GRA to propose an offer in writing to make such revisions to the Asset Purchase Agreement so that our Board of Directors could determine in good faith (after consultation with its outside legal advisors) that the failure to make an Acquisition Recommendation Change or enter into an Acquisition Agreement would not be inconsistent with its fiduciary duties, and (iii) following the end of such notice period, our Board of Directors has considered in good faith such binding offer by GRA and has determined that the Superior Proposal continues to constitute a Superior Proposal if the revisions proposed by GRA were to be given effect.

        In addition, subject to the compliance with the obligations described in the next paragraph, at any time prior to obtaining stockholder approval of the transactions contemplated by the Asset Purchase Agreement, our Board of Directors may, in response to an "Intervening Event" (as defined below), change, qualify, withdraw or modify its recommendation of the transactions contemplated by the Asset Purchase Agreement or publicly propose to do so, in a manner adverse to GRA, or a "Change of Recommendation", if our Board of Directors has determined in good faith, after consultation with its outside legal counsel, that the failure to make a Change of Recommendation could be inconsistent with the fiduciary duties of our Board of Directors under applicable law. An "Intervening Event" refers to a material event or change with respect to PHH, PHH Home Loans and their subsidiaries taken as a whole (other than a Competing Proposal and the MSR Sale) first occurring after the date of the Asset Purchase Agreement that was not known by our Board of Directors (or if known, the magnitude or material consequences of which were not known by our Board of Directors) as of the date of the Asset Purchase Agreement.

        Our Board of Directors may take the actions described in the immediately preceding paragraph if and only if prior to taking such actions, (i) PHH has provided GRA with at least four business days' prior written notice of its intention to effect a Change of Recommendation and a description of the reasons for such action, (ii) if requested by GRA, during such four-business day notice period, PHH has negotiated in good faith with GRA to enable GRA to propose an offer in writing to make such revisions to the Asset Purchase Agreement that would obviate the need for making such Change of Recommendation in respect of such Intervening Event, and (iii) following the end of such notice period, our Board of Directors has considered in good faith such binding offer by GRA and has determined, after consultation with outside legal, that that failure to effect a Change of Recommendation could be inconsistent with the fiduciary duties of our Board of Directors under applicable law.

        In the event our Board of Directors effects an Acquisition Recommendation Change or a Change of Recommendation, GRA may terminate the Asset Purchase Agreement and PHH will be obligated to pay a termination fee. PHH will also be obligated to pay the termination fee if it terminates the Asset

Purchase Agreement in order to enter into an Acquisition Agreement in respect of a Superior Proposal. See "—Termination Fees and Other Consequences" beginning on page [    •    ].

        Notwithstanding the foregoing, nothing in the Asset Purchase Agreement obligates Realogy to enter into a joint venture, directly or indirectly, with any third party, and Realogy retains all of its existing consent and other rights under the PHH Home Loans JV Agreements.

Stockholder Meeting

        PHH has agreed under the Asset Purchase Agreement to hold a special meeting of its stockholders to consider and take action upon the approval of the Asset Purchase Agreement and the transactions contemplated thereby as soon as reasonably practicable after this proxy statement is cleared by the SEC.

Reasonable Best Efforts; Further Assurances

        Each party to the Asset Purchase Agreement has agreed to use reasonable best efforts to consummate the transactions contemplated by the Asset Purchase Agreement in the most expeditious manner possible, including taking all reasonable actions necessary to obtain any required consent, authorization, order or approval of any governmental entity, as well as any required consents, waivers or approvals of any third parties, including with respect to contracts to be assigned to GRA. Each party has agreed to promptly consult with the other parties and provide any necessary information with respect to all filings made by such party with any governmental entity or any other information supplied to a governmental entity in connection with the Asset Purchase Agreement and the transactions contemplated thereby, and use reasonable best efforts to resolve any objections that may be asserted by any governmental entity with respect to the transactions contemplated by the Asset Purchase Agreement.

Licensing Approvals and Investor Approvals

        GRA has agreed to use reasonable best efforts to make all regulatory, d/b/a, fictitious name and similar filings and seek to obtain all permits, authorizations and licenses from governmental entities and investors as will be necessary for GRA to conduct its loan origination, loan sales and related operations after the closing. GRA will be responsible for all filing fees and other costs and expenses relating to the licensing approvals and investor approvals. GRA will keep PHH Home Loans reasonably informed of the status of the licensing approvals and investor approvals, and will promptly notify PHH Home Loans of any material development, including any refusal or material objection by any governmental entity or investor to grant the required approval and any material condition imposed or requested by any governmental entity or investor in connection with these approvals. At least 20 days prior to the First Closing and 15 days prior to each subsequent closing, GRA will provide written confirmation to PHH Home Loans that GRA has received reasonable assurance from the relevant state licensing authorities that they will issue the applicable branch office licenses upon the surrender by PHH Home Loans or RMR of its branch office license for these locations at the applicable closing.

Employment Matters

        GRA has agreed to make employment offers to certain employees of PHH, PHH Home Loans and RMR no later than April 17, 2017. We refer to the employees who accept the offers as "Transferred Employees."

        GRA has agreed that, for a period of 12 months following each Transferred Employee's commencement of employment with GRA:

  •
  with respect to each Transferred Employees who is a loan processor, GRA will provide to such Transferred Employee (i) at least the same level of annual base salary or wage rate as provided to such employee immediately prior to the transfer of employment, (ii) cash compensation opportunities that are no less favorable in the aggregate than the greater of the cash compensation opportunities of certain specified types provided to such employees immediately before the transfer of employment and those provided to similarly situated employees of GRA (and GRA will pay, or cause to be paid, any true-up payments representing the difference), and (iii) benefits that are, in the aggregate, no less favorable than the benefits provided to similarly situated employees of GRA immediately prior to the First Closing date; and

  •
  with respect to each Transferred Employees who is not a loan processor (including loan originators), GRA will provide to such Transferred Employee (i) at least the same level of annual base salary or wage rate as provided to such employee immediately prior to such Transferred Employee's transfer, (ii) cash compensation opportunities that are no less favorable in the aggregate than those cash compensation opportunities of certain specified types provided to such employees immediately before the transfer of employment, including, if applicable, an opportunity to participate in commission plans and volume-driven incentive plans on substantially the same terms (including payout rates) as those provided to such employee immediately before the transfer of employment, and (iii) benefits that are, in the aggregate, no less favorable than the benefits provided to similarly situated employees of GRA immediately prior to the First Closing date.

        Furthermore, if GRA eliminates the job position of any Transferred Employee during the 12-month period following the transfer of employment, such Transferred Employee will receive (i) the severance amount calculated based on GRA's severance policy (which will be paid by GRA) and (ii) 50% of the excess, if any, of the severance amount calculated based on the severance policy of PHH or PHH Home Loans, as applicable, over the amount under subclause (i) (which will be paid by PHH Home Loans).

        PHH Home Loans and RMR will be responsible for (i) any and all liabilities arising on and prior to the applicable closing date or later hire date with respect to the PHH Home Loans or RMR employees' employment or termination of employment, including any statutory and non-statutory severance obligations, and any other termination payment obligations owed to these employees arising or accruing on or prior to the applicable closing date, whether pursuant to an agreement, plan, practice or policy, or applicable law (including with respect to employees who do not become Transferred Employees), and (ii) any vacation pay and paid time off arising or accruing on or prior to the applicable closing date or later hire date.

        With respect to employee benefits plans, following each Transferred Employee's transfer of employment, such Transferred Employee will cease to participate in the employee benefit plans of the PHH parties (which we refer to collectively as the "Old Plans") and will commence participation in the employee benefit plans maintained, administered or contributed to by GRA and its affiliates (which we refer to collectively as the "New Plans"). For purposes of eligibility, vesting and benefit accrual under the applicable New Plans and subject to limited exceptions, each Transferred Employee will be credited with his or her service time with the Home Loans Business, RMR or PHH Home Loans prior to the applicable closing date, to the same extent such service was recognized immediately prior to such closing date under a comparable Old Plan. In addition, (i) each Transferred Employee will be immediately eligible to participate in any New Plan to the extent coverage under such New Plan is comparable to an Old Plan in which such Transferred Employee participated immediately before the applicable closing date, and (ii) for purposes of each New Plan providing welfare benefits, GRA will cause all pre-existing conditions and actively-at-work requirements of such New Plan to be waived for such Transferred Employee unless such conditions would not have been waived under the applicable Old Plan, and GRA will credit each Transferred Employee for the eligible expenses incurred by such Transferred Employee during the Old Plan's plan year ending on the date such Transferred Employee's participation in New Plan begins for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

Restrictive Covenants

        The PHH parties have agreed that, from the First Closing date until the third anniversary of the final closing date, they will not directly or indirectly solicit for employment, hire or engage any of the Transferred Employees or any other employees of GRA. However, the foregoing will not prohibit the PHH parties from (i) conducting any general solicitation or advertisement through print or other media or through third party search firms, as long as such solicitation or advertisement is not targeted directly or specifically at GRA or any of its affiliates or their respective employees, (ii) soliciting or hiring any Transferred Employee who has stopped working for GRA at least 12 months prior to such solicitation or hire, or (iii) soliciting or hiring any employee of GRA who is not a Transferred Employee as long as such employee was not solicited in violation of the nonsolicitation obligations described above.

        The PHH parties have also agreed that, from the First Closing date until the date that is 18 months following the final closing, without the express prior written consent of GRA, the PHH parties will not directly or indirectly operate, own, invest in or provide advice to any distributed retail mortgage loan origination business in any states in the United States in which GRA operates as of the final closing (we refer to such business as a "Competing Business"). However, these restrictions will not prohibit the PHH parties from (i) conducting and developing their subservicing, portfolio retention business, and direct to consumer retail businesses, (ii) owning or acquiring as a passive investment not more than 5% of any publicly traded entity that is engaged in any Competing Business, or (iii) acquiring (however structured) any entity or business in which no more than 20% of revenues are derived from the Competing Business. In addition, the restrictions described above will automatically terminate if a majority of the voting power or substantially all of the assets (excluding the assets to be sold under the Asset Purchase Agreement or in the MSR Sale) of PHH or its operating subsidiary, PHH Mortgage Corporation, are acquired by an unaffiliated third party.

Assumed Pipeline Loans

        Prior to each closing, PHH Home Loans and GRA will review the proposed assumed pipeline loans and consult with each other in good faith to mutually determine whether the transfer and assignment of any proposed assumed pipeline loan to GRA would reasonably be expected to have any adverse impact on the applicant (taking into consideration the status of the application, GRA's ability to fund and close the pipeline loan in a timely manner and other relevant factors) and whether such proposed assumed pipeline loans should be excluded from the Purchased Assets. Following this review, the parties may agree to have PHH Home Loans retain certain pipeline loans rather than transferring such pipeline loan to GRA.

        Upon determination of which pipeline loans will be assumed by GRA, PHH Home Loans will request the consent of each applicant to the transfer and assignment to GRA of the applicable assumed pipeline loan and all other files and information relating thereto. Upon receipt of the resubmitted applications from the applicant, GRA will be responsible for handling each assumed pipeline loan. Following each closing, PHH Home Loans will deliver to GRA any reports filed or maintained by such party and any underlying data pertaining to the applicable assumed pipeline loans.

Other Covenants

        The Asset Purchase Agreement contains additional agreements between the parties relating to, among other things, the following:

  •
  preparation of this proxy statement;

  •
  access to information;

  •
  public announcements;

  •
  confidentiality;

  •
  no access to corporate insurance policies of the PHH parties;

  •
  GRA's covenant to cease the use of any PHH related names or trademarks after the completion of the transactions contemplated by the Asset Purchase Agreement;

  •
  the preparation and filing of tax returns, sharing of transfer taxes and other tax matters;

  •
  privileged communications;

  •
  PHH's covenant to keep GRA reasonably informed of the status of the MSR Sale; and

  •
  delivery of updated disclosure letter by the PHH parties to GRA prior to each applicable closing (it being understood that any such update shall not have any effect on the closing conditions or indemnification provisions under the Asset Purchase Agreement).

Conditions to Closings

Conditions to the First Closing.

        The respective obligations of each party to effect the First Closing are subject to the satisfaction or waiver of each of the following conditions:

  •
  the approval of the transactions contemplated by the Asset Purchase Agreement by holders of a majority of the outstanding shares of PHH common stock entitled to vote on the transaction;

  •
  the consummation of a portion of the MSR Sale that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency, but does not require consent from the origination source (this condition will be deemed satisfied upon receipt of consents from a sufficient number of holders of PHH's 7.375% Senior Notes due 2019 and PHH's 6.375% Senior Notes due 2021, to the effect that the consummation of the transactions contemplated under the Asset Purchase Agreement will not require PHH to redeem such Senior Notes);

  •
  the satisfaction or waiver of the conditions to the closing of the transactions contemplated by the JV Interests Purchase Agreement;

  •
  the receipt by GRA of certain specified licensing approvals; and

  •
  the absence of any order or injunction prohibiting the consummation of the Asset Purchase Agreement or the transactions contemplated thereby, and the absence of any outstanding written material objection by certain specified governmental entities to the consummation of the transactions contemplated thereby that the parties conclude, in good faith, would result in significant reputational harm to one or more of the parties if they were to proceed to the First Closing over the objection.

        The obligation of GRA to effect the First Closing is subject to the satisfaction or waiver of the following additional conditions:

  •
  the accuracy of the representations and warranties made by the PHH parties, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (subject to limited exceptions);

  •
  the compliance with and performance of the covenants and agreements in the Asset Purchase Agreement by the PHH parties in all material respects;

  •
  the absence of a Material Adverse Effect since the date of the Asset Purchase Agreement;

  •
  the receipt by GRA of an officer's certificate from each PHH party to the effect that the foregoing conditions have been satisfied;

  •
  the receipt of certain required third party consents and certain investor approvals;

  •
  the delivery by the PHH parties of certain documents and instruments that are required to be delivered at the First Closing; and

  •
  the acceptance by a specified supermajority of the PHH, PHH Home Loans and RMR employees, including a specified supermajority of the loan officers, who receive offers of employment from GRA. The parties expect that they will know whether this condition has been satisfied on or about May 2, 2017.

        The obligation of the PHH parties to effect the First Closing is subject to the satisfaction or waiver of the following additional conditions:

  •
  the accuracy of the representations and warranties made by GRA, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of GRA to consummate the transactions;

  •
  the compliance with and performance of the covenants and agreements in the Asset Purchase Agreement by GRA in all material respects;

  •
  the receipt by the PHH parties of an officer's certificate from GRA to the effect that the foregoing conditions have been satisfied; and

  •
  the delivery by GRA of the applicable portion of the Purchase Price and certain documents and instruments that are required to be delivered at the First Closing.

Conditions to Subsequent Closings

        The respective obligations of each party to effect each subsequent closing of the transactions contemplated by the Asset Purchase Agreement are subject to the satisfaction or waiver of each of the following conditions:

  •
  the receipt by GRA of the required licensing approvals from states covering 85% of the Home Loan Business's loan origination volume for the applicable jurisdiction for the last 12 months preceding the applicable closing date; and

  •
  the absence of any order or injunction prohibiting the consummation of the Asset Purchase Agreement or the transactions contemplated thereby.

Termination of the Asset Purchase Agreement

        The Asset Purchase Agreement may be terminated and the transactions contemplated by the Asset Purchase Agreement may be abandoned at any time prior to the First Closing date by mutual consent or by either GRA or PHH if:

  •
  the First Closing has not occurred on or before November 15, 2017 (this date, which may be extended to January 15, 2018 under certain circumstances in order to obtain the required licensing approvals and investor approvals, is referred to as the "Outside Date"), provided that this right to terminate the Asset Purchase Agreement will not be available to any party whose breach of the Asset Purchase Agreement has been the proximate cause of the failure to consummate the First Closing on or prior to the Outside Date;

  •
  a final and nonappealable order prohibiting the consummation of the transactions contemplated by the Asset Purchase Agreement has been issued or taken by a governmental entity of competent jurisdiction, provided that this right to terminate the Asset Purchase Agreement will only be available if the party seeking to use this right has used its reasonable best efforts to prevent the entry of such order to the extent required by the terms of the Asset Purchase Agreement; or

  •
  the special meeting of PHH's stockholders has concluded and the required stockholder approval is not obtained.

        PHH may terminate the Asset Purchase Agreement if:

  •
  prior to the receipt of the required PHH stockholder approval, our Board of Directors determines to terminate the Asset Purchase Agreement in order to enter into an Acquisition Agreement with respect to a Superior Proposal, provided that PHH has complied with the procedures for effecting such termination (see "—Changes in Recommendation; Fiduciary Termination" beginning on page [    •    ]) and paid the applicable termination fee to GRA (see "—Termination Fee and Other Consequences" beginning on page [    •    ]); or

  •
  there has been a breach by GRA of any representation, warranty, covenant, obligation or agreement set forth in the Asset Purchase Agreement, which breach, either individually or in the aggregate, would result in the failure to satisfy certain closing condition(s) and is not cured within the earlier of the Outside Date or 30 days of PHH's written notice of such breach, provided that this termination right will not be available if any PHH party is then in material breach of any of its representations, warranties, covenants or agreements in the Asset Purchase Agreement.

        GRA may terminate the Asset Purchase Agreement if:

  •
  prior to the special meeting of PHH's stockholders, (i) our Board of Directors has made an Acquisition Recommendation Change or a Change of Recommendation (see "—Changes in Recommendation; Fiduciary Termination" beginning on page [    •    ]) or (ii) an offer relating to a Competing Proposal has been formally commenced by a third party and our Board of Directors has not, within 10 business days thereafter, made any recommendation or public statement reaffirming its recommendation of the Asset Purchase Agreement and recommending that PHH's stockholders reject such Competing Proposal;

  •
  there has been a breach by any PHH party of any representation, warranty, covenant, obligation or agreement set forth in the Asset Purchase Agreement, which breach, either individually or in the aggregate, would result in the failure to satisfy certain closing condition(s) and is not cured within the earlier of the Outside Date or 30 days of GRA's written notice of such breach, provided that this termination right will not be available if GRA is then in material breach of any of its representations, warranties, covenants or agreements in the Asset Purchase Agreement; or

  •
  the closing condition relating to the consummation of the MSR Sale has not been satisfied or waived by September 1, 2017 and all of the other conditions to the First Closing have been satisfied or waived, if the First Closing were to occur on September 1, 2017.

        In addition, the Asset Purchase Agreement will terminate automatically if the JV Interests Purchase Agreement has been terminated pursuant to its terms.

        If the Asset Purchase Agreement is terminated, it will become void and of no effect with no liability on the part of any party to another party, except that (i) certain provisions, including those relating to the effect of termination and termination fees, will survive the termination, and (ii) no party will be released from any liability for any deliberate material breach of any of its covenants in the Asset Purchase Agreement prior to such termination.

Termination Fees and Other Consequences

        PHH will be required to pay GRA a termination fee equal to 3.5% of the Purchase Price if:

  •
  GRA terminates the Asset Purchase Agreement as a result of an Acquisition Recommendation Change or Change of Recommendation by our Board of Directors, or the failure of our Board of Directors to reaffirm its recommendation of the Asset Purchase Agreement within 10 business days following the commencement of any offer that constitutes a Competing Proposal;

  •
  PHH terminates the Asset Purchase Agreement in order to enter into an Acquisition Agreement with respect to a Superior Proposal; or

  •
  the Asset Purchase Agreement is terminated (x) by either party due to the failure to consummate the transaction on or prior to the Outside Date or the failure to obtain PHH stockholder approval or (y) by GRA due to any uncured breach by the PHH parties that results in the failure to satisfy a closing condition, (ii) prior to such termination, a Competing Proposal to acquire 50% or more of the common interests of PHH Home Loans or 50% or more of the Purchased Assets had been publicly announced and not publicly withdrawn, and (iii) within 12 months following such termination, a Competing Proposal for 50% or more of the common interests of PHH Home Loans or 50% or more of the Purchased Assets is consummated, or PHH or any of its subsidiaries enters into an Acquisition Agreement with respect to such a Competing Proposal, which is subsequently consummated.

        PHH will also be required to pay GRA a termination fee, or the "MSR Termination Fee", equal to 1.75% of the Purchase Price if:

  •
  either PHH or GRA terminates the Asset Purchase Agreement due to the failure to consummate the transaction on or prior to the Outside Date, and the condition relating to the consummation of the MSR Sale has not been satisfied as of the Outside Date;

  •
  GRA terminates the Asset Purchase Agreement as a result of the PHH parties' breach of the Asset Purchase Agreement resulting in the failure to satisfy a closing condition, and the PHH parties have materially breached their obligation to keep GRA informed of the status of the MSR Sale; or

  •
  GRA terminates the Asset Purchase Agreement due to the failure to satisfy the closing condition relating to the consummation of the MSR Sale by September 1, 2017.

        In addition, if the Asset Purchase Agreement is terminated under circumstances in which the MSR Termination Fee is payable, PHH will be automatically deemed to have irrevocably waived (i) any provision of the PHH Home Loans JV Agreements that would limit or restrict Realogy from entering into any joint venture with any third party (including GRI) and (ii) any notice or waiting periods under the PHH Home Loans JV Agreements to allow Realogy to exercise its right to terminate those agreements and sell its interest in PHH Home Loans to PHH.

Indemnification; Limitations on Indemnification Obligations

        The PHH parties have agreed to, effective at and after the First Closing, jointly and severally indemnify GRA, its affiliates and each of their respective directors, officers, employees, agents, successors and assigns against any and all damages incurred by them to the extent arising out of or relating to:

  •
  any liabilities to be retained by PHH Home Loans pursuant to the terms of the Asset Purchase Agreement;

  •
  any breach of covenant or agreement by the PHH parties; or

  •
  any breach of, or inaccuracy in, certain representations and warranties made by the PHH parties.

        GRA has agreed to, effective at and after the First Closing, indemnify the PHH parties, their affiliates and each of their respective directors, officers, employees, agents, successors and assigns against any and all damages incurred by them to the extent arising out of or relating to:

  •
  any liabilities to be assumed by GRA pursuant to the terms of the Asset Purchase Agreement;

  •
  any breach of covenant or agreement by GRA; or

  •
  any breach of, or inaccuracy in, certain representations and warranties made by GRA.

        Notwithstanding the foregoing, neither the PHH Parties nor GRA will have any indemnification obligation with respect to breaches of representations and warranties made by such party unless and until the aggregate liability for damages suffered by the indemnified parties exceeds $50,000, and then only to the extent of such excess. In addition, the aggregate indemnification obligation of either the PHH Parties or GRA for breaches of representations and warranties will not exceed 5% of the Purchase Price.

        The representations and warranties in the Asset Purchase Agreement and the right to assert any claim with respect to such representations and warranties will survive the applicable closing date and continue for a period of 18 months after such closing date. The covenants and agreements contained in the Asset Purchase Agreement that by their terms are to be performed or complied with after the applicable closing date and the right to assert a claim with respect to any such covenants and agreements will survive such closing date in accordance with their terms; all other covenants and agreements contained in the Asset Purchase Agreement will terminate on the applicable closing date, but the right to assert breach claims will survive the applicable closing date for a period of 18 months.

Amendment to the Asset Purchase Agreement

        The Asset Purchase Agreement may be amended, and any term or provision of the Asset Purchase Agreement may be waived, by a writing signed by the party against whom such waiver or modification is sought to be enforced, except that after the required approval by PHH stockholders has been obtained, no amendment which by law requires further approval by PHH's stockholders may be made without such further approval.

PHH Guaranty

        PHH has agreed to guarantee the obligations of PHH Home Loans to pay and perform its obligations under the Asset Purchase Agreement. If the Asset Purchase Agreement is terminated, the guaranty will terminate 180 days after the termination, except with respect to any obligations arising at or prior to such termination.

Governing Law

        The Asset Purchase Agreement, and all claims or causes of action based upon, arising out of, or related to the Asset Purchase Agreement or the transactions contemplated thereby, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

JV INTERESTS PURCHASE AGREEMENT

JV Interests Purchase; Consideration

        In connection with the execution of the Asset Purchase Agreement, PHH and its wholly-owned subsidiary, PHH Broker Partner Corporation, or the "PHH Member," have entered into the JV Interests Purchase Agreement with a wholly-owned subsidiary of Realogy, Realogy Services Venture Partner LLC, or the "Realogy Member." The PHH Member owns 50.1% of the common interests in PHH Home Loans and the Realogy Member owns 49.9% of the common interests in PHH Home Loans. Under the JV Interests Purchase Agreement, the PHH Member has agreed to acquire all of the Realogy Member's interests in PHH Home Loans (we refer to this transaction as the JV Interests Purchase) for an aggregate cash amount equal to 49.9% of the book equity of PHH Home Loans at the closing of the JV Interests Purchase. The total of cash outflows to Realogy for its equity interests, including the JV Interests Purchase, Distributable Cash (as discussed below), and its pro rata share of the Home Loans Asset Sale, is estimated to be $90 million.

        The closing of the JV Interests Purchase will take place on the 90th day following the final closing under the Asset Purchase Agreement, with an adjustment (if any) in the purchase price paid to occur 45 days thereafter.

Cash Distributions

        During the period between the First Closing under the Asset Purchase Agreement and the closing of the JV Interests Purchase, the parties will review PHH Home Loans' "Distributable Cash" regularly (in any event on a monthly basis), and the PHH parties will cause PHH Home Loans to distribute such amount of the Distributable Cash as the parties may agree to its members on a pro rata basis based on their respective ownership interests in PHH Home Loans. "Distributable Cash" refers to all cash and cash equivalents held by PHH Home Loans, including (i) all proceeds received by PHH Home Loans under the Asset Purchase Agreement, (ii) all proceeds from the mortgages held for sale by PHH Home Loans, and (iii) cash realized from the reduction in PHH Home Loans' warehouse lines, less (1) cash required to satisfy working capital requirements and minimum statutory deposits, (2) cash required to repay the warehouse loans, and (3) cash required to fund the costs and expenses to wind down the operations of PHH Home Loans, including severance, retention, pension and other employee-related costs and expenses (we refer to such costs and expenses collectively as the "Wind-Down Costs").

        In connection with the foregoing, the PHH parties have agreed to (i) seek in good faith to maximize the amount of PHH Home Loans' distribution cash, (ii) use reasonably best efforts to monetize any remaining assets of PHH Home Loans and its subsidiaries prior to the closing of the JV Interests Purchase, and (iii) regularly review the foregoing with the Realogy Member.

        We expect to receive $35 million in net proceeds from our share of Distributable Cash resulting from the Home Loans Asset Sale under the Asset Purchase Agreement, together with $57 million in net proceeds from the JV Interests Purchase and subsequent monetization of our net investment in

PHH Home Loans, before PHH's share of costs associated with the exit and disposal of PHH Home Loans, and excluding taxes related to the Transactions, for total net proceeds of $92 million from the Home Loans Transactions. See "—Proposal 1: The Sale of Substantially All of the Assets of the Company—Anticipated Use of Proceeds from the Transactions" for more information about our anticipated use of proceeds from the Home Loans Transactions.

Representations and Warranties

        The JV Interests Purchase Agreement contains customary representations and warranties of the parties.

        The representations and warranties made by the Realogy Member to the PHH parties relate to, among other things, the following:

  •
  due organization, valid existence, good standing and authority to carry on its business;

  •
  authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the JV Interests Purchase Agreement, and the enforceability of the JV Interests Purchase Agreement;

  •
  the absence of violations of, conflicts with or defaults under, applicable law and the organization documents and material agreements of the Realogy Member as a result of execution of the JV Interests Purchase Agreement and the consummation of the transactions contemplated thereby;

  •
  governmental and third party consents, approvals, filings or notifications required in connection with the execution of the JV Interests Purchase Agreement by the Realogy Member or consummation of the transactions contemplated thereby;

  •
  title to the Realogy Member's interests in PHH Home Loans;

  •
  legal proceedings or governmental investigations in respect of the Realogy Member; and

  •
  broker's fees or commissions.

        The representations and warranties made by the PHH parties to the Realogy Member relate to, among other things, the following:

  •
  due organization, valid existence, good standing and corporate authority to carry on its business;

  •
  corporate authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the JV Interests Purchase Agreement, and the enforceability of the JV Interests Purchase Agreement;

  •
  the absence of violations of, conflicts with or defaults under, applicable law and the organization documents and material agreements of the PHH parties as a result of execution of the JV Interests Purchase Agreement and the consummation of the transactions contemplated thereby;

  •
  governmental and third party consents, approvals, filings or notifications required in connection with the execution of the JV Interests Purchase Agreement by the PHH parties or consummation of the transactions contemplated thereby;

  •
  legal proceedings, claims, demands or governmental investigations in respect of the PHH parties;

  •
  broker's fees or commissions;

  •
  solvency of the PHH parties; and

  •
  the absence of any agreement with GRI regarding the Home Loans Transaction (other than the Home Loans Transactions Agreements).

Certain Covenants

        The JV Interests Purchase Agreement contains additional agreements between the parties relating to, among other things, the following:

  •
  the preparation and filing of tax returns, the sharing of transfer taxes and other tax matters;

  •
  reasonable best efforts by the parties to complete the JV Interests Purchase;

  •
  public announcements; and

  •
  confidentiality.

Closing Conditions

        The respective obligations of each party to effect the closing of the JV Interests Purchase are subject to the following conditions:

  •
  the completion of each of the closings under the Asset Purchase Agreement; and

  •
  the absence of any order or injunction prohibiting the consummation of the JV Interests Purchase Agreement or the transactions contemplated thereby.

        The obligation of the Realogy Member to effect the closing of the JV Interests Purchase is subject to the satisfaction or waiver of the following additional conditions:

  •
  the accuracy of the representations and warranties made by the PHH parties, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of the PHH parties to consummate the transactions;

  •
  the compliance with and performance of all terms and covenants of the JV Interests Purchase Agreement by the PHH parties in all material respects;

  •
  the receipt by the Realogy Member of an officer's certificate from the PHH Member to the effect that the foregoing conditions have been satisfied; and

  •
  the delivery by the PHH Member of the cash consideration and certain documents and instruments that are required to be delivered at the closing.

        The obligation of the PHH parties to effect the closing of the JV Interests Purchase is subject to the satisfaction or waiver of the following additional conditions:

  •
  the accuracy of the representations and warranties made by the Realogy Member, except for inaccuracies that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of the Realogy Member to consummate the transactions;

  •
  the compliance with and performance of all terms and covenants of the JV Interests Purchase Agreement by the Realogy Member in all material respects;

  •
  the receipt by the PHH parties of an officer's certificate from the Realogy Member to the effect that the foregoing conditions have been satisfied; and

  •
  the delivery by the Realogy Member of certain documents and instruments that are required to be delivered at the closing.

Indemnification

        The PHH parties have agreed to jointly and severally indemnify, defend and hold harmless the Realogy Member, its affiliates and their respective officers, directors, employees, agents and representatives against:

  •
  100% of the damages incurred by the indemnified parties relating to (i) certain specified legal proceedings or (ii) any indemnification obligations of the PHH parties under the Home Loans JV Agreements;

  •
  50.1% of the damages incurred by the indemnified parties relating to the ownership or operation of PHH Home Loans prior to the closing of the JV Interests Purchase; and

  •
  50.1% of the Wind-Down Costs.

        In addition, upon the closing of the JV Interests Purchase, PHH will provide the Realogy Member a standby letter of credit (or, in lieu of such letter of credit, a financial guaranty bond on a mutually acceptable form issued by an insurance company with an AM Best Rating of A-or better) to backstop the indemnification obligations in respect of certain specified legal proceedings. The amount of the letter of credit will be reduced as the legal proceedings and other obligations are resolved.

        The Realogy Member has agreed to indemnify, defend and hold harmless PHH, the PHH Member, their affiliates and their respective officers, directors, employees, agents and representatives against:

  •
  49.9% of the damages incurred by the PHH parties relating to the ownership and operation of PHH Home Loans prior to the closing of the PHH JV Interests Purchase;

  •
  49.9% of the liabilities incurred by PHH and its affiliates under certain specified investor guaranties; and

  •
  49.9% of the Wind-Down Costs.

Termination of the JV Interests Purchase Agreement

        The JV Interests Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned by mutual consent or by the Realogy Member upon the occurrence of certain circumstances set forth in the Asset Purchase Agreement which would have provided GRA the right to terminate the Asset Purchase Agreement. In addition, the JV Interests Purchase Agreement will terminate automatically if the Asset Purchase Agreement is terminated in accordance with its terms.

Amendment to the JV Interests Purchase Agreement

        The JV Interests Purchase Agreement may be amended in writing by the parties, and any term or provision of the JV Interests Purchase Agreement may be waived, by a writing signed by the party against whom such waiver is sought to be enforced.

Governing Law

        The JV Interests Purchase Agreement, and all claims or causes of action based upon, arising out of, or related to the JV Interests Purchase Agreement or the transactions contemplated thereby, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

SUPPORT AGREEMENT

        In connection with the execution of the Asset Purchase Agreement and the JV Interests Purchase Agreement, PHH has entered into a support agreement with GRI and Realogy, or the "Support Agreement." The Support Agreement is for the benefit of PHH and for the purpose of providing support by GRI and Realogy, as the ultimate parents and members of GRA.

        Subject to the terms and conditions set forth in the Support Agreement, each of GRI and Realogy has agreed to (i) provide to GRA its proportionate share of capital contributions required for GRA to obtain the required licensing approvals and investor approvals and effect the transactions contemplated by the Asset Purchase Agreement and (ii) support GRA's efforts to obtain the required licensing approvals and investor approvals. Each of GRI and Realogy have also agreed to severally (based on its pro rata ownership of GRA) and not jointly guarantee the payment obligations of GRA under the Asset Purchase Agreement and the other agreements contemplated thereby, including payment of monetary damages resulting from pre-closing breaches of the Asset Purchase Agreement up to a maximum amount of $3,000,000.

        In addition, (i) Realogy has agreed to guarantee the payment and performance obligations of the Realogy Member under the JV Interests Purchase Agreement and the assignment and assumption agreement and transition services agreement contemplated thereby and (ii) each of GRI, Realogy and PHH has agreed to use its reasonable best efforts to resolve any written material objections to the consummation of the Home Loans Asset Sale that are raised by certain specified governmental entities.

ANTICIPATED USE OF PROCEEDS FROM THE TRANSACTIONS

        We estimate the Company will receive total gross proceeds of approximately $950 million from the Transactions, assuming the closing of the MSR Sale and the Home Loans Transactions and receipt of all required approvals, investor consents and origination source consents for the MSR Sale, and based on the December 31, 2016 MSR Portfolio composition, among other assumptions. (See "—Sub-Proposal 1A: Approval of the MSR Sale Sub-Proposal—The MSR Purchase Agreement—Consideration" for more information about the composition of our MSR Portfolio as of December 31, 2016.) We expect that substantially all of the proceeds from the MSR Sale (the total gross proceeds of which are expected to be up to $858 million, based on the December 31, 2016 MSR Portfolio composition) and a portion of the proceeds from the Home Loans Transactions (the total gross proceeds to us of which are expected to be $92 million) will be used to repay our Senior Notes, to repay borrowings under the Company's PSART servicing advance facility (which had a principal balance of $99 million as of December 31, 2016) and to pay taxes associated with the Transactions. In connection with the asset sales consummated pursuant to the MSR Purchase Agreement, we believe we are required to make an offer to purchase the $615 million outstanding principal amount of our Senior Notes pursuant to the existing terms of the indentures of the Senior Notes. However, we cannot estimate the probable amount of debt that may be retired, or the total cash outflows required for the repayment of the Senior Notes.

        Our existing cash balance was $839 million as of December 31, 2016 (excluding cash held in variable interest entities) and on February 2, 2017, the initial sale to Lakeview was completed, with proceeds expected for $77 million of MSR fair value and $11 million of Servicing advances. We have identified expected uses of our existing cash and our net proceeds from the sale to Lakeview, the MSR Sale and the Home Loans Transactions over the next 18 months which, in addition to any cash used in connection with any retirement of our Senior Notes following the closing of our MSR Sale to New Residential or the Home Loans Asset Sale, include the following estimated outflows:

  •
  $220 million related to the exit of the PLS business, including expected operating losses and costs to complete the exit;

  •
  $40 million for costs associated with re-engineering and transitioning our business; and

  •
  $60 million for payment of MSR transaction costs and strategic review advisory, legal and professional fees.

        Further, we intend to maintain excess cash to cover contingencies, which include $114 million related to our legal and regulatory reserves, and excess cash to cover other contingencies for mortgage loan repurchases, reasonably possible losses for legal and regulatory matters in excess of reserves, MSR Sale agreement indemnifications, and other contingencies.

        Once we have the appropriate level of certainty with respect to the amount and timing of sources and uses of cash from our strategic actions, we intend to take the necessary actions to commence any returns of capital to stockholders. We estimate that up to $550 million of excess cash could be available for return to our stockholders, however, the method, timing and amount of the return of capital to our stockholders, if any, will depend on several factors including:

  •
  the closing and proceeds realized from our MSR Sales, which will be based on the MSR Portfolio composition as of each respective transfer date and to the extent to which we receive investor and origination source consents;

  •
  the closing of, and the value realized from, our Home Loans Asset Transaction;

  •
  the successful execution of our PLS business exit, and costs and operating losses in connection with such exit;

  •
  the resolution of our outstanding legal and regulatory matters;

  •
  the successful completion of other restructuring and capital management activities, including debt repayment; and

  •
  the working capital requirements and contingency needs for the remaining business.

        Other factors that may impact our decisions regarding the method, timing and amount of any return of capital include economic and market conditions, our financial condition and operating results, cash requirements, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, investment opportunities at the time any such payment is considered, and other factors deemed relevant. There can be no assurances we will complete any return of capital to our stockholders. For more information, see "Risk Factors—Risks Related to the Transactions—The amount of capital returned to stockholders, if any, as a result of the Transactions may be less than our expectations. Furthermore, there can be no assurances about the method, timing or amounts of any such distributions."

EFFECTS ON THE COMPANY IF THE TRANSACTIONS ARE COMPLETED

        Assuming the successful closing of the MSR Sale and Home Loans Transactions and the successful execution of our PLS business exit, we intend to transition to a business comprised of subservicing and portfolio retention, or "PHH 2.0." While we do not anticipate a material change to our Servicing segment operations as a result of the closing of the MSR Sale, if executed, we do anticipate material changes to our Mortgage Production segment operations as a result of the closing of the Home Loans Transactions, if executed, and our efforts to exit our PLS business.

        Immediately following each Sale Date of the MSR Sale, if executed, our employee base, facilities, and current operations that are involved in performing our Servicing segment operations will remain with PHH and PHH Mortgage and we will continue to perform servicing activities for our subservicing clients (which will include New Residential under the Subservicing Agreement). We do, however, anticipate that we will experience a shift in our customer base, whereby immediately following the final Sale Date of the MSR Sale, our contractual relationships governing our Servicing segment operations will shift from our performing servicing activities directly for mortgage loan investors, to our performing services for our subservicing clients under our subservicing contracts (including under the Subservicing Agreement). Our revenue-producing operations from our Servicing segment, however, will otherwise be generally the same before and after the closing of the MSR Sale, if executed. Additionally, our Servicing segment operations and the rules and regulations governing our activity (including required compliance with Agency servicing standards) will remain substantially the same.

        Following the final closing of the Home Loans Transactions, if executed, we anticipate that we will no longer have any operations in the Real Estate channel of our Mortgage Production segment. In particular, we anticipate that immediately following the final closing of the Home Loans Transactions, our employee base will decrease by approximately 1,066 employees in total, assuming the transfer of employment to GRA of up to approximately 958 employees, with the balance of the decrease resulting from a reduction in force of PHH Home Loans employees. Further, after the final closing we anticipate that we will no longer originate mortgage loans or sell MSRs originated through the Real Estate channel of our Mortgage Production segment. Additionally, we expect to transfer to GRA in connection with the closing of the Home Loans Transactions our leases for substantially all of the facilities used by PHH Home Loans that housed the subsidiaries of PHH Home Loans and certain operations of the Real Estate channel of our Mortgage Production segment. For more information about our costs associated with the successful closing of the Home Loans Transactions, which we estimate to be $10 million, please refer to our Unaudited Pro Forma Financial Statements attached to this proxy statement as Annex J for additional information.

        In November 2016, we announced our intentions to exit the PLS channel of our Mortgage Production segment. The PLS channel includes providing outsourced mortgage origination services for wealth management firms, regional banks and community banks throughout the U.S. For the year ended December 31, 2016, the PLS channel represented 79% of our total closing volume (based on dollars). Due to elevated operating losses, increasing regulatory and client customization costs and a shrinking market for financial institution origination services, we determined the exit of the business was necessary. We expect that we will be in a position to substantially exit this channel by the first quarter of 2018, subject to transition support requirements. We currently have exit plans in place with clients representing 55% of our PLS closing volume. For more information about the costs associated with our exit from the PLS channel, see Note 2 "Exit Costs" in the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H.

        Our transition to PHH 2.0 will be contingent upon successfully executing the Transactions and the PLS business exits outlined above, as well as restructuring our remaining business and shared services platform and achieving our growth objectives and assumptions. We intend to re-engineer and reduce operating and overhead costs, which may take up to 12 to 18 months following the closing of the Transactions to complete. We expect successful execution will enable us to maximize near term capital distributions, preserve the value of our tax assets and create incremental value through potential future earnings and by maintaining flexibility to consider future strategic actions.

        Additionally, the MSR Sale and Home Loans Transactions do not involve any transfer of risk with respect to our legal and regulatory contingencies. We will retain the recorded and unrecorded liabilities in respect of our various legal proceedings, including private and civil litigation, and regulatory matters to which we and our subsidiaries are subject as described in Note 15, 'Commitments and Contingencies' in the PHH Corporation and Subsidiaries Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 attached hereto at Annex H. Successful completion of our transition to our PHH 2.0 subservicing and portfolio retention business is also contingent upon resolution of our outstanding legal and regulatory matters. As discussed in greater detail in "—Anticipated Use of Proceeds from the Transactions" we intend to maintain excess cash reserves to cover various contingencies, which include $114 million related to our legal and regulatory reserves. (See "—Risk Factors—Risks Relating to our Company if the Transactions are Completed" for more information.)

        Please refer to our Unaudited Pro Forma Financial Statements attached to this proxy statement as Annex J for additional information.

EFFECTS ON THE COMPANY IF THE TRANSACTIONS ARE NOT COMPLETED

        If the proposed MSR Sale is not completed, we will continue to hold the MSR Portfolio. In the event the MSR Purchase Agreement is terminated, we will generally pay New Residential a termination fee of 3.5% of the purchase price for the MSR Portfolio. We cannot complete the MSR Sale unless our stockholders approve the MSR Sale Sub-Proposal, in addition to the satisfaction of the other conditions to closing of the MSR Sale. If our stockholders do not approve the MSR Sale Sub-Proposal, then the MSR Purchase Agreement may be terminated by either us or New Residential, which would result in our payment of the termination fee under the MSR Purchase Agreement). Additionally, we may explore other strategic alternatives, including a sale of our MSR Portfolio to another party; however, there can be no assurances that any alternative transactions will be identified or completed. An alternative transaction may have terms that are less favorable to us than the terms of the proposed MSR Sale, or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable.

        If, however, the proposed Home Loans Transactions are not completed and the Home Loans Transactions Agreement are terminated, in addition to the termination fee that we may be obligated to pay under the Asset Purchase Agreement (as discussed below), PHH and its subsidiaries would be deemed to have waived (i) any restrictions under the PHH Home Loans JV Agreements that prohibit Realogy from entering into any joint venture with third parties and (ii) the two-year notice requirement with respect to Realogy's right to terminate the PHH Home Loans joint venture, such that the PHH Home Loans JV Agreements and our joint venture, PHH Home Loans, will be terminated.

        We cannot complete the Home Loans Transactions unless our stockholders approve the Home Loans Asset Sale Sub-Proposal, in addition to the satisfaction of the other conditions to closing of the Home Loans Transactions, which include the closing of the sale of the portion of the MSR Portfolio requiring Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source) consent under the MSR Purchase Agreement. If our stockholders do not approve the Home Loans Asset Sale Sub-Proposal or if our stockholders do not approve the MSR Sale Sub-Proposal, then (a) the Asset Purchase Agreement may be terminated by either us or GRA, in which case, we will generally pay GRA a termination fee of 3.5% of the Purchase Price (or termination fee of 1.75% of the Purchase Price in the event the Asset Purchase Agreement is terminated because

MSR Sale does not close); and (b) the JV Interests Purchase Agreement may be terminated by either us or the Realogy Member, in which case, PHH and its subsidiaries would be deemed to have waived (i) any restrictions under the PHH Home Loans JV Agreements that prohibit Realogy from entering into any joint venture with third parties and (ii) the two-year notice requirement with respect to Realogy's right to terminate the PHH Home Loans joint venture. Accordingly, the PHH Home Loans JV Agreements and our joint venture, PHH Home Loans, will be terminated

INTERESTS OF OUR DIRECTORS AND OFFICERS

        In considering the recommendation of our Board of Directors with respect to the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal, you should be aware that certain of our directors and executive officers may have interests in the Transactions that are different from, or in addition to, the interests of the holders of our common stock. Such interests include, among other matters, severance payments and benefits payable to certain executive officers upon qualifying terminations of employment pursuant to our existing policies and agreements, accelerated vesting and/or payment of certain bonus payments, cash performance incentive awards and restricted stock units upon qualifying terminations of employment (in each case, subject to the achievement of any applicable performance criteria) and certain rights to continued indemnification and insurance coverage. In addition, the number of shares of our common stock owned by our directors and executive officers as of April 12, 2017, appears below under the heading "—Security Ownership of Certain Beneficial Owners and Management" beginning on page [    •    ]. Although the timing of the closings of the Transactions is uncertain and the Home Loans Asset Sale includes multiple closings, under the assumptions made pursuant to SEC rules as described below (including that all of the closings of the Transactions are assumed to occur on the same day), the Transactions will constitute a "change in control," "change of control" or term of similar meaning for purposes of the Company's executive compensation and benefit plans described below.

Certain Assumptions

        Except as otherwise specifically noted, for purposes of describing the potential payments and benefits in this section, the following assumptions were used:

  •
  The relevant price per share of the Company common stock is $15.16, the average closing market price of the Company's common stock over the first five business days following the announcement of the MSR Sale. We are using the average stock price following the announcement of the MSR Sale because it is higher than the average closing market price of the Company's common stock over the first five business days following the announcement of the Home Loans Asset Sale, which was $12.40, and will therefore provide higher estimates of the amounts that may become payable to the named executive officers following the Transactions.

  •
  Solely for purposes of the disclosure in this section, the assumed date of the closings of the Transactions is April 12, 2017.

  •
  Each executive officer of the Company experiences a qualifying termination, including a termination by the Company without "cause," resignation by the executive officer for "good reason," or resignation by the executive officer because his or her employment becomes "non-comparable employment," as such terms are defined in the relevant Company plans and agreements as in effect on the date hereof, immediately following the assumed closings on April 12, 2017.

Severance

        The Company maintains an Amended and Restated Tier I Severance Plan, effective May 19, 2016 (the "Severance Plan"), in which all of the Company's executive officers participate (other than

Messrs. Crowl and Michael Bogansky who were appointed Chief Operating Officer and Chief Financial Officer, respectively, on March 29, 2017, are each party to an employment agreement that provides for severance pay, as described below). In light of the public announcement of the strategic review process and the potential impact it could have on executives, the Company amended and restated the Tier I Severance Plan in order to retain our executives through the process and the pursuit and consideration of the Transactions. Under the Severance Plan, each participant would become entitled to certain severance benefits, subject to his or her execution of a release and compliance with certain restrictive covenants, if, among other things, the Company terminates his or her employment without "cause" or the participant voluntarily resigns within two years following the Transactions because his or her employment becomes "non-comparable employment." The severance benefits under the Severance Plan include: salary continuation for either one or two years, which runs concurrent with the duration of the non-compete and/or nonsolicitation provisions contained in restrictive covenant agreements executed as a condition of participation in the Company's long-term incentive plan; 100% of the target amount of the cash incentive bonus award granted to the participant under the Management Incentive Plan for the year in which the qualifying termination occurs (or, if the participant has not yet received a cash incentive bonus award for the year of termination, then 100% of the target amount of the cash incentive bonus award granted to the executive in the prior year), payable over the salary continuation period; outplacement assistance services not to exceed $18,000 to be used within 24 months of the qualifying termination; and payment of an amount equal to the cost of COBRA coverage during the duration of the one-year or two-year restricted covenants.

        Each of Messrs. Messina, Brown and Kaplan and Ms. Ruggieri are also party to a separation letter that provides each of them with the right to receive the severance benefits under the Severance Plan described above upon a termination by the Company without "cause" subject to remaining employed with the Company through their anticipated 2017 departure dates, execution of a general release agreement and compliance with their restrictive covenant agreements.

        Each of Messrs. Crowl and Bogansky are party to an employment agreement that provides each of them the right to receive the severance benefits under the Severance Plan described above upon a termination by the Company without "cause" or a resignation by the executive for "good reason," in each case, subject to execution of a general release agreement and compliance with certain restrictive covenants.

        See the section entitled "Interests of Our Directors and Officers—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Transactions" for an estimate of the value of the severance benefits payable to each of the Company's named executive officers upon a qualifying termination immediately following the Transactions.

Compensation Granted under Our 2014 Equity and Incentive Plan

Stock Options

        All of the Company stock options held by the executive officers were fully vested and exercisable as of April 12, 2017. Therefore, the Transactions will have no beneficial impact on the executive officers' outstanding Company stock options.

Performance-Based and Time-Based Restricted Stock Units

        None of the executive officers' outstanding restricted stock units are "single-trigger," and the Transactions alone will not result in the vesting or settlement of such awards. The executive officers' restricted stock units granted in 2014 and 2015 contain "double-trigger" protections that would result in the accelerated vesting of such awards in connection with a termination by the Company without "cause" or a resignation by the executive officer for "good reason," in each case, within two years following the Transactions. However, the performance-based restricted stock units granted in 2014 and

2015 would still remain subject to the achievement of their applicable performance criteria. Under the assumptions described above, the applicable performance criteria that must be met for those awards to have value will not be met and, therefore, those awards would be valueless.

        The vesting of the executive officers' restricted stock units granted in 2016 will not be impacted by the Transactions, but such awards would vest in full on a termination by the Company without "cause." However, the performance-based restricted stock units granted in 2016 would remain subject to the achievement of their applicable performance criteria and, under the assumptions described above, their value would be determined on the date of the Transactions.

Cash Performance Incentive Awards

        None of the executive officers' outstanding cash performance incentive awards are "single-trigger," and the Transactions alone will not result in the vesting or settlement of such awards. The vesting of the executive officers' cash performance incentive awards granted in 2017 will not be impacted by the Transactions, but such awards would vest in full on a termination by the Company without "cause," however, such awards would remain subject to the achievement of their applicable performance criteria.

Equity Compensation Program for Non-Employee Directors

        Our Equity Compensation Program for Non-Employee Directors does not contain "single trigger" vesting provisions and the Transactions alone will not result in the vesting or settlement of the outstanding unvested equity awards of the non-employee directors. Non-employee director equity awards would fully vest on the date the non-employee director ceases providing services to the Company following the Transactions (other than due to a removal from our Board of Directors consistent with the Company's Charter).

Quantification of Cash Performance Incentive Awards and Equity-Based Compensation Granted under Our 2014 Equity and Incentive Plan

        See the section entitled "Interests of our Directors and Officers—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Transactions" for an estimate of the value of the unvested cash performance incentive awards and restricted stock units held by each of the Company's named executive officers that would become vested in connection with a qualifying termination of employment following the closing of the Transactions based on the assumptions described above under "—Certain Assumptions" and in the footnotes to the table below (including assumptions relating to the level of achievement of the applicable performance criteria). Also, based on those assumptions, the estimated aggregate value of the unvested restricted stock units held by the Company's six non-employee directors that would become vested assuming such directors' service as directors was terminated following the Transactions, is $228,022, assuming a per share price of $15.16 and $186,508 assuming a per share price of $12.40.

Management Incentive Plan

        As part of our annual compensation process we grant cash incentive bonuses under our Management Incentive Plan. Under the terms of our Management Incentive Plan and the 2017 awards, an award recipient who is terminated by the Company without "cause" prior to the certification of performance against plan and individual performance objectives would be entitled to a pro-rated bonus amount based on the number of days worked during 2017, with the award amount being determined based on actual achievement of Company and individual performance goals. Under the Management Incentive Plan and 2017 awards, the HC&CC maintains discretion to provide for MIP payments to executives who would not otherwise be entitled to such awards pursuant to the terms of the Management Incentive Plan (for example, terminations of employment that occur prior to certification of performance criteria). If the Transactions were to occur before the end of the performance period (2017), performance would be determined as of the end of the performance period, which is December 31, 2017, and the bonus would be settled, if at all, by March 15 of the following year.

        See the section entitled "Interests of Our Directors and Officers—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Transactions" for an estimate of the value of pro-rated 2017 MIP awards that could become payable to each of the Company's named executive officers upon a qualifying termination immediately following the Transactions, assuming achievement of the applicable performance criteria at target levels.

Indemnification and Insurance

        Pursuant to the terms of the Home Loans Transactions Agreements, the Company non-employee directors and executive officers will be entitled to certain indemnification protections by GRA and the Realogy Member following the Home Loans Asset Sale, as further described in the sections entitled "The Home Loans Transactions Agreements—Indemnification; Limitations on Indemnification Obligations" and "The Home Loans Transactions Agreements—Indemnification," and will be entitled to ongoing indemnification and coverage under certain of our directors' and officers' liability insurance policies following the Transactions.

        The Company is also party to indemnification agreements with each member of our Board of Directors, each of our named executive officers and Mr. Bogansky. Pursuant to the indemnification agreements, we have agreed to indemnify and advance expenses and costs incurred by each member of our Board of Directors and each of our indemnified officers in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company. The indemnification agreements additionally provide, among other things, that the applicable director or indemnified officer is entitled to indemnification and expense advance in connection with a successful action brought by such director or officer to enforce the terms of the indemnification agreement.

        The new indemnification agreements also provide that (a) except for a proceeding by such director or officer, the Company has the right to defend the applicable director or indemnified officer in any proceeding which may give rise to indemnification under the indemnification agreement, and (b) each member of our Board of Directors and indemnified officer has the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the applicable director or indemnified officer in a timely manner. The new indemnification agreements further require the Company to use its reasonable best efforts to acquire directors and officers liability insurance covering each member of our Board of Directors and indemnified officer for any claim made against the applicable director or indemnified officer by reason of his or her service to the Company.

        As permitted in accordance with Section 2-418(k) of the Maryland General Corporation Law, the Company maintains a directors and officers liability insurance policy providing insurance for the directors and officers of the Company against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Transactions

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that is based on, or otherwise relates to, the Transactions. The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Transactions. For purposes of calculating such amounts, the following assumptions were used:

  •
  The relevant price per share of the Company common stock is $15.16, the average closing market price of the Company's common stock over the first five business days following the announcement of the MSR Sale. We are using the average stock price following the announcement of the MSR Sale because it is higher than the average closing market price of the Company's common stock over the first five business days following the announcement of the Home Loans Asset Sale, which was $12.40, and will therefore provide higher estimates of the amounts that may become payable to the named executive officers following the Transactions.

  •
  Solely for purposes of the disclosure in this section, the assumed date of the closing of the Transactions is April 12, 2017.

  •
  Each named executive officer of the Company experiences a qualifying termination, including a termination by the Company without "cause," resignation by the named executive officer for "good reason," or resignation by the named executive officer because his or her employment becomes "non-comparable employment," as such terms are defined in the relevant Company plans and agreements as in effect on the date hereof, immediately following the assumed closing on March 10, 2017.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Glen A. Messina	4,783,493	6,393,942	68,796	—	11,246,231
Robert B. Crowl	2,196,900	2,309,838	41,867	—	4,548,605
William F. Brown	1,219,576	1,223,882	41,552	—	2,485,010
Kathryn M. Ruggieri	836,487	766,838	25,031	—	1,628,356
Leith W. Kaplan	982,658	1,169,943	42,370	—	2,194,971

(1)
Cash.    Includes (a) salary continuation for two years in the case of Mr. Messina and one year in the case of all other named executive officers, (b) 100% of the target amount of the cash incentive bonus award granted to the named executive officer under the Management Incentive Plan for 2017, which amount would be payable over the salary continuation period, (c) pro-rated 2017 MIP awards, assuming applicable performance criteria are achieved at target levels, (d) full vesting of the 2017 cash performance incentive awards granted under our 2014 Equity and Incentive Plan, which for purposes of the figures in the table assumes that the applicable performance criteria are achieved at target level, although the value of such awards would be determined based on actual achievement of the performance criteria. Such payments are "double-trigger" and vest only upon a qualifying termination of employment. The estimated amount of each such payment that will vest under the assumptions described above is shown in the following table:

Named Executive Officer	Salary Severance ($)	Bonus Severance ($)	Pro-Rated 2017 Bonus ($)	Total ($)
Glen A. Messina	1,900,000	1,425,000	398,219	4,783,493
Robert B. Crowl	575,000	696,147	178,253	2,196,900
William F. Brown	395,000	335,750	93,826	1,219,576
Kathryn M. Ruggieri	355,000	266,250	74,404	836,487
Leith W. Kaplan	325,000	260,000	72,658	982,658
(2)
Equity.    Includes unvested time-based restricted stock units and unvested performance-based restricted stock units, in each case, that are outstanding as of the assumed closing date of April 12, 2017. All such awards granted in 2014 and 2015 are "double-trigger," and will vest in connection with a termination by the Company without "cause" or a resignation by the named executive officer for "good reason," in each case, within two years following the Transactions. However, the performance-based restricted stock units granted in 2014 and 2015 would remain subject to the achievement of their applicable performance criteria, which, under the assumptions described above, would not be achieved and, therefore, those awards would be valueless. The vesting of the named executive officers' restricted stock units granted in 2016 will not be impacted by the Transactions, but such awards vest in full on a termination by the Company without "cause." However, the performance-based restricted stock units granted in 2016 would remain subject to the achievement of their applicable performance criteria and, under the assumptions described above, their value would be determined on the date of the Transactions. All of the Company stock options held by the named executive officers were fully vested and exercisable as of April 12, 2017. Therefore, the Transactions will have no impact on the vesting of the named executive officers' outstanding Company stock options and no value is attributed to them. The estimated value of the restricted stock units that will vest under the assumptions described above is shown in the following table:

Named Executive Officer	Restricted Stock Units ($)	Performance-Based Restricted Stock Units ($)	Total ($)
Glen A. Messina	3,764,834	2,629,108	6,393,942
Robert B. Crowl	1,550,322	759,516	2,309,838
William F. Brown	762,336	461,546	1,223,882
Kathryn M. Ruggieri	766,838	—	766,838
Leith W. Kaplan	1,169,943	—	1,169,943

  To calculate the value of the equity acceleration disclosed in the table above, we used the average stock price following announcement of the MSR Sale because it is higher than the average closing market price of the Company's common stock over the first five business days following the announcement of the Home Loans Asset Sale, which was $12.40. The estimated value of the restricted stock units that will vest under the assumptions described above, but using $12.40 as the applicable stock price instead of $15.16, is shown in the following table:

Named Executive Officer	Restricted Stock Units ($)	Performance-Based Restricted Stock Units ($)	Total ($)
Glen A. Messina	3,079,416	—	3,079,416
Robert B. Crowl	1,268,074	—	1,268,074
William F. Brown	623,546	—	623,546
Kathryn M. Ruggieri	627,229	—	627,229
Leith W. Kaplan	956,945	—	956,945
(3)
Perquisites/Benefits.    Includes (a) outplacement assistance services valued at $18,000 to be used within 24 months of the qualifying termination and (b) payment of an amount equal to the cost of COBRA coverage during the duration of the one-year or two-year restricted covenants. Such benefits are payable only in connection with a qualifying termination of employment. The estimated value of these benefits is shown in the following table:

Named Executive Officer	Outplacement ($)	COBRA Coverage ($)	Total ($)
Glen A. Messina	18,000	50,796	68,796
Robert B. Crowl	18,000	23,867	41,867
William F. Brown	18,000	23,552	41,552
Kathryn M. Ruggieri	18,000	7,031	25,031
Leith W. Kaplan	18,000	23,370	42,370
(4)
Tax Reimbursements.    None of our named executive officers are entitled to tax reimbursements or gross-ups in connection with the Transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our Named Executive Officers, by each of our current directors and director nominees and by our current directors and director nominees and our NEOs as a group. As of April 12, 2017, there were 53,612,270 shares of our common stock issued and outstanding.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
PRINCIPAL STOCKHOLDERS
Silver Point Capital, L.P.(2) Two Greenwich Plaza, First Floor, Greenwich, CT 06830	5,868,900	10.95%
Pacific Investment Management Company LLC(3) 650 Newport Center Drive, Newport Beach, CA 92660	5,598,554	10.44%
EJF Capital LLC(4) 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201	5,292,329	9.87%
Hotchkis and Wiley Capital Management, LLC(5) 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017	4,759,420	8.88%
Glenview Capital Management LLC(6) 767 Fifth Avenue, 44th Floor, New York, NY 10153	4,541,229	8.47%
The Vanguard Group(7) 100 Vanguard Blvd, Malvern, PA 19355	4,185,382	7.81%
Dimensional Fund Advisors LP(8) Building One, 6300 Bee Cave Road, Austin, TX 78746	3,160,414	5.89%
Point72 Asset Management, L.P.(9) 72 Cummings Point Rd., Stamford, CT 06902	2,909,454	5.43%
DIRECTORS AND CURRENT NAMED EXECUTIVE OFFICERS
Glen A. Messina(10)	722,540	1.35%
Robert B. Crowl(11)	143,093	*
William F. Brown(12)	123,717	*
Leith W. Kaplan(13)	45,985	*
Kathryn M. Ruggieri(14)	34,776	*
Jane D. Carlin(15)(23)	23,217	*
James O. Egan(16)(23)	58,233	*
Thomas P. Gibbons(17)(23)	29,210	*
Allan Z. Loren(18)(23)	30,617	*
Gregory J. Parseghian(19)	26,250	*
Charles P. Pizzi(20)(23)	25,866	*
Deborah M. Reif(21)(23)	38,296	*
Carroll R. Wetzel, Jr.(22)(23)	38,185	*
All Directors and Executive Officers as a Group (14 persons)	1,352,357	2.52%

*
Represents less than one percent.

(1)
Based upon information furnished to us by the respective stockholders or contained in filings made by the respective stockholders with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under SEC rules. Shares of our common stock beneficially owned by our executive officers and non-employee directors include direct and indirect ownership of shares issued and outstanding as of April 12, 2017, and shares as to which any such person has a right to acquire within 60 days of such date. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)
Based solely on a Form 3 filed with the SEC on April 17, 2017, Silver Point Capital, L.P. and certain of its affiliates ("Silver Point") reported aggregate beneficial ownership of 5,868,900 shares of our common stock, representing approximately 10.95% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act.

(3)
Based solely on a Schedule 13G filed with the SEC on February 16, 2016 (the "PIMCO Schedule 13G"), Pacific Investment Management Company LLC ("PIMCO") reported aggregate beneficial ownership of 5,598,554 shares of our common stock, representing approximately 10.44% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. PIMCO reported that it possessed sole voting power over 5,598,554 shares and sole dispositive power over 5,598,554 shares. PIMCO also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned. LVS II LLC, a private funds of which PIMCO is the investment adviser, holds the reported shares in its investment advisory account managed by PIMCO and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares reported on the PIMCO Schedule 13G.

(4)
Based solely on a Schedule 13D/A filed with the SEC on March 16, 2017 jointly by EJF Capital LLC, Emanuel J. Friedman, EJF Debt Opportunities Master Fund, L.P. and EJF Debt Opportunities GP, LLC (collectively, the "EJF Reporting Person"), the EJF Reporting Persons reported aggregate beneficial ownership of 5,292,329 shares of our common stock, representing approximately 9.87% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The EFJ Reporting Persons reported that they possessed shared voting power over 5,292,329 shares and shared dispositive power over 5,292,329 shares. The EFJ Reporting Persons also reported that they did not possess sole voting or sole dispositive power over any shares beneficially owned.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2017, Hotchkis and Wiley Capital Management, LLC, in its capacity as investment adviser to certain clients ("Hotchkis"), reported aggregate beneficial ownership of 4,759,420 shares of our common stock, representing approximately 8.88% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hotchkis reported that it possessed sole voting power over 4,372,530 shares and sole dispositive power over 4,759,420 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017, Glenview Capital Management, LLC and certain of its affiliates ("Glenview") reported aggregate beneficial ownership of 4,541,229 shares of our common stock, representing approximately 9.87% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Glenview reported that it possessed shared voting power over 4,541,229 shares and shared dispositive power over 4,541,229 shares. Glenview also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group reported aggregate beneficial ownership of 4,185,382 shares of our common stock, representing approximately 7.81% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The Vanguard Group reported that it possessed sole voting power over 62,506 shares and sole dispositive power over 4,119,683 shares. The Vanguard Group also reported that it possessed shared voting power over 6,193 shares and shared dispositive power over 65,699 shares.

(8)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017, Dimensional Fund Advisors LP ("DFA") reported aggregate beneficial ownership of 3,160,414 shares of our common stock, representing approximately 5.89% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 2,945,089 shares and sole dispositive power over 3,160,414 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(9)
Based solely on a Schedule 13G filed with the SEC on February 17, 2017, Point72 Asset Management, L.P. and certain of its affiliates ("Point72") reported aggregate beneficial ownership of 2,909,454 shares of our common stock, representing approximately 5.43% of our common stock outstanding as of April 12, 2017, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Point72 reported that it possessed shared voting power over 2,909,454 shares and shared dispositive power over 2,909,454 shares. Point72 also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(10)
Represents 79,164 shares of our common stock held directly by Mr. Messina and 643,376 shares of our common stock underlying stock options that are currently exercisable.

(11)
Represents 46,061 shares of our common stock held directly by Mr. Crowl, 76,298 shares of our common stock underlying stock options that are currently exercisable and 20,734 shares of our common stock underlying RSUs that become fully vested within sixty days of April 12, 2017.

(12)
Represents 60,404 shares of our common stock held directly by Mr. Brown, 50,713 shares of our common stock underlying stock options that are currently exercisable and 12,600 shares of our common stock underlying RSUs that become fully vested within sixty days of April 12, 2017.

(13)
Represents 10.968 shares of our common stock held directly by Mr. Kaplan, 12,497 shares of our common stock underlying stock options that are currently exercisable and 22,520 shares of our common stock underlying RSUs that become fully vested within sixty days of April 12, 2017.

(14)
Represents 9,830 shares of our common stock held directly by Ms. Ruggieri, 11,357 shares underlying stock options that are currently exercisable and 13,589 shares of our common stock underlying RSUs that become fully vested within sixty days of April 12, 2017.

(15)
Represents 8,508 shares of our common stock directly held by Ms. Carlin. Also includes 14,709 shares of our common stock underlying fully vested RSUs held as of April 12, 2017. See Footnote 23 below for further information.

(16)
Represents 38,508 shares of our common stock directly held by Mr. Egan. Also includes 19,725 shares of our common stock underlying fully vested RSUs held as of April 12, 2017. See Footnote 23 below for further information.

(17)
Represents 14,501 shares of our common stock directly held by Mr. Gibbons. Also includes 14,709 shares of our common stock underlying fully vested RSUs held as of April 12. See Footnote 23 below for further information.

(18)
Represents the shares held by Mr. Loren immediately following the termination of his service from our Board of Directors. Mr. Loren did not stand for re-election as a director at our 2016 annual meeting. In accordance with the PHH Corporation Equity Compensation Program for Non-Employee Directors (the "Non-Employee Director Compensation Program"), 7,595 unvested shares of common stock underlying Mr. Loren's fully-vested RSUs immediately vested and settled in shares of common stock upon the termination of his service from our Board of Directors. See Footnote 23 below for further information.

(19)
Represents the shares held by Mr. Parseghian immediately following the termination of his service from our Board of Directors. Mr. Parseghian did not stand for re-election as a director at our 2016 annual meeting. In accordance with our Non-Employee Director Compensation Program, 1,226 shares of common stock immediately vested and settled in shares of common stock upon the termination of his service from our Board of Directors.

(20)
Represents 11,177 shares of our common stock directly held by Mr. Pizzi. Also includes 14,709 shares of our common stock underlying fully vested RSUs held as of April 12, 2017. See Footnote 23 below for further information.

(21)
Represents 23,587 shares of our common stock directly held by Ms. Reif. Also includes 14,709 shares of our common stock underlying fully vested RSUs held as of April 12, 2017. See Footnote 23 below for further information.

(22)
Represents 23,476 shares of our common stock directly held by Mr. Wetzel. Also includes 14,709 shares of our common stock underlying fully vested RSUs held as of April 12, 2017. See Footnote 23 below for further information.

(23)
All directors other than Mr. Parseghian elected to receive the equity portion of their Board retainer in RSUs, which RSUs immediately vest and settle in shares of common stock upon the termination of service from our Board of Directors. These RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying the RSUs prior to the date of their termination of service on our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2016.

MARKET PRICE OF COMMON STOCK

        Shares of our common stock are listed on the NYSE under the symbol "PHH". The following table sets forth the high and low sales prices for our Common stock for the periods indicated as reported by the NYSE:

	Stock Price
	High	Low
For the 2017 Quarters Ended:
March 31, 2017	$15.53	$11.76
For the 2016 Quarters Ended:
March 31, 2016	$16.50	$8.26
June 30, 2016	14.87	9.73
September 30, 2016	16.80	12.61
December 31, 2016	15.70	13.25
For the 2015 Quarters Ended:
March 31, 2015	$25.61	$22.42
June 30, 2015	27.83	24.09
September 30, 2015	26.38	13.78

        As of April 12, 2017, there were 5,423 holders of record of our Common stock.

PROPOSAL 2—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER TRANSACTIONS-RELATED COMPENSATION

General

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to the Company's named executive officers in connection with the Transactions, as described in the table entitled "Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Transactions" under "Proposal 1—The Sale of Substantially All of the Assets of the Company—Interests of Our Directors and Officers," including the footnotes to the table and related narrative discussion, or the "Transactions-Related Compensation Proposal".

        Our Board of Directors unanimously recommends that the stockholders of the Company approve the following resolution:

  "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the Transactions, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section entitled "Proposal 1—The Sale of Substantially All of the Assets of the Company—Interests of Our Directors and Officers—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Transactions", including the footnotes to the table and the related narrative discussion, is hereby APPROVED."

        The vote on the Transactions-Related Compensation Proposal is a vote separate and apart from the vote on the proposal to approve the sale of substantially all of the assets pursuant to the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal. Accordingly, you may vote to approve the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal and vote not to approve the Transactions-Related Compensation Proposal and vice versa. Because the vote on the Transactions-Related Compensation Proposal is advisory only, it will not be binding on our Board of Directors or the Company. Accordingly, if the Transactions are completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the nonbinding, advisory vote of the Company's stockholders. Although the Transactions-Related Compensation Proposal is only advisory in nature and is not binding on our Board of Directors or the Company, we intend to review the voting results with our Board of Directors and the Human Capital and Compensation Committee of our Board of Directors so that such voting results may be taken into consideration in connection with executive compensation decisions related to the MSR Sale and Home Loans Transactions.

Required Vote

        The above resolution approving the Transactions-related compensation of the Company's named executive officers on an advisory basis requires the affirmative vote of holders of a majority of the shares of common stock present at the meeting (in person or represented by proxy) and entitled to vote thereon.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that the stockholders of the Company vote "FOR" the
Transactions-Related Compensation Proposal.

PROPOSAL 3—ADJOURNMENT PROPOSAL

General

        If, at the special meeting, the number of shares of our common stock, present or represented by proxy at the special meeting and voting in favor of the approval of either the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal or both is insufficient to approve either or both of such sub-proposals under charter and Maryland law, we intend to move to adjourn the special meeting in order to enable our Board to solicit additional proxies in respect of approval of the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal or both, as applicable, or the "Adjournment Proposal". In that event, we will ask our stockholders to vote only upon the Adjournment Proposal, and not upon of the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal.

        In Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Required Vote

        The affirmative vote of a majority of all votes cast at the special meeting is required to approve the Adjournment Proposal, provided that a quorum is present. This means that, of the shares present in person or by proxy at the special meeting, a majority must vote in favor of the Adjournment Proposal in order for the Adjournment Proposal to be approved. Abstentions and broker non-votes will have no effect on the determination of this proposal.

Recommendation of our Board of Directors

        Our Board of Directors believes that if the number of shares of our common stock present or represented by proxy at the special meeting and voting in favor of the approval of either the MSR Sale Sub-Proposal or the Home Loans Asset Sale Sub-Proposal or both is insufficient to approve such sub-proposals, it is in the best interests of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the approval of both the MSR Sale Sub-Proposal and the Home Loans Asset Sale Sub-Proposal to bring about the approval of the sub-proposals. Our Board of Directors unanimously recommends that you vote "FOR" the Adjournment Proposal.

EXPENSES AND SOLICITATION

        We will pay the cost of soliciting proxies on behalf of our Board of Directors. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and any of the documents incorporated by reference in this document or other information concerning us, without charge, by writing or telephoning us at the following address: 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, telephone (856) 917-1744, or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

SUBMISSION OF STOCKHOLDER PROPOSALS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our By-Laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2018 annual meeting of stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 29, 2017. Additionally, if our 2017 annual meeting of stockholders is held on June 28, 2017, as expected, any stockholder proposal or director nomination for our 2018 annual meeting of stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on February 28, 2018, or after the close of business on March 30, 2018. An untimely proposal may not be brought before or considered at our 2018 annual meeting of stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our By-Laws.

        Proxies solicited by our Board of Directors for the 2018 annual meeting of stockholders may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express director from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

OTHER BUSINESS

        As of [    •    ], 2017, our Board is not aware of any other business to come before the special meeting. If, however, any additional matters are presented at the special meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

        WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED [    •    ], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card, and return it promptly in the envelope provided. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

        If you have questions about this proxy statement, the special meeting or the Transactions, you should contact: Hugo Arias, Senior Vice President at 856-917-0108 or Broadridge, who we expect to be our proxy solicitor, toll-free at 1-800-353-0103.

        If you have questions or need assistance in voting your shares, please call:

www.broadridge.com
51 Mercedes Way
Edgewood, NY 11717
Phone: 1-800-353-0103

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

ANNEX A

EXECUTION

AGREEMENT FOR THE

PURCHASE AND SALE

OF

SERVICING RIGHTS

Dated as of December 28, 2016

By and Among

New Residential Mortgage LLC,

as Purchaser,

PHH Mortgage Corporation,

as Seller,

and

solely for purposes of Sections 6.1, 6.9 and 6.15 and Articles I, X and XI,

PHH Corporation,

as Seller Parent

A-i

A-ii

A-iii

EXHIBITS AND SCHEDULES
Exhibit 1.1	Mortgage File
Exhibit 1.1A	Mortgage Loan File
Exhibit 1.1B	Cut-off Dates
Exhibit 1.2	List of Mortgage Loans for Advance Purchase Price Percentage
Exhibit 1.3	Identified Sections of the Data Room
Exhibit 2	Seller Disclosure Letter
Exhibit 2.1	Form of Assignment Agreement
Exhibit 2.2	Form of Cross Receipt
Exhibit 3.1A	Pricing Exhibit
Exhibit 3.2	Wire Instructions
Exhibit 3.3(a)	Settlement Report
Exhibit 3.5A	Loan-Level Advance Data
Exhibit 3.5B	Advance Worksheet
Exhibit 4.9(e)	Servicing Agreement Schedule
Exhibit 6.15(b)	Subservicer Termination Events
Exhibit 6.15(c)	Interim reporting
Exhibit 9.7	Excepted Matters

A-iv

AGREEMENT FOR THE
PURCHASE AND SALE
OF
SERVICING RIGHTS

                             This AGREEMENT FOR THE PURCHASE AND SALE OF SERVICING RIGHTS, is entered into on the 28th day of December, 2016 (the "Effective Date"), by and between New Residential Mortgage LLC (the "Purchaser"), PHH Mortgage Corporation, a New Jersey corporation (the "Seller") and, solely for purposes of Sections 6.1 and 6.9 and Articles I, X and XI, PHH Corporation, a Maryland corporation ("Seller Parent" and, together with Seller, the "Seller Parties").

WITNESSETH:

                             WHEREAS, on the terms and subject to the conditions set forth herein, Seller desires to sell, transfer and assign, and Purchaser desires to purchase and assume all right, title and interest in and to certain Servicing Rights (as defined below), from time to time; and

                             WHEREAS, the servicing of the Mortgage Loans as to which the related Servicing Rights were sold on a Sale Date shall be subserviced by the Seller pursuant to the Subservicing Agreement.

                             NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

 1.1          Definitions.    As used in this Agreement, the following terms shall have the meanings specified below:

                             "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that Seller Parent determines in good faith are no less favorable in the aggregate to the Seller Parties than those contained in the Confidentiality Agreement (for the avoidance of doubt, such confidentiality agreement does not have to include any standstill provision).

                             "Accepted Servicing Practices": With respect to any Mortgage Loan, those mortgage servicing standards, policies and practices that are in accordance with (i) accepted and prudent mortgage servicing practices (including collection procedures) that are consistent with generally accepted mortgage servicing practices with respect to a mortgage loan of that type, (ii) the terms of the related Mortgage Loan Documents, (iii) Applicable Requirements (as it relates to the servicing of Mortgage Loans) and (iv) the terms of this Agreement.

                             "Acquisition Agreement": As defined in Section 6.9(c) hereof.

                             "Action": Any action, suit, inquiry, proceeding, investigation, claim, or litigation by or before any Governmental Entity related to the Mortgage Loans, the Servicing Rights or this Agreement.

                             "Additional Source": As defined in Section 9.1(b) hereof.

                             "Advance Escrow Agreement": An agreement amongst Seller, Purchaser and one or more other Persons which provides for, among other things, the escrowing of monies for the purchase by Purchaser of outstanding Advances and the release of security interests held therein by one or more Persons.

                             "Advances": The moneys that have been advanced by Seller in connection with the servicing of the Mortgage Loans (including advances for principal, interest, taxes, ground rents, assessments, insurance premiums and other costs, fees and expenses pertaining to the acquisition of title to and preservation and repair of Mortgaged Properties) in accordance with the related Servicing Agreement.

                             "Advances Purchase Price Percentage": One hundred percent (100%) for the Mortgage Loans set for on Exhibit 1.2 and ninety seven percent (97%) for all other Mortgage Loans.

                             "Agencies": Fannie Mae, Freddie Mac, FHA, HUD, VA and USDA, as applicable.

                             "Agency Cap": With respect to a Mortgage Loan that is a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan, an amount equal to the product of five percent (5.0%) multiplied by the Servicing Rights Purchase Price for the related Servicing Rights.

                             "Agreement": This Agreement for the Purchase and Sale of Servicing Rights, including all amendments hereof and supplements hereto, and all Exhibits and Schedules attached hereto or delivered pursuant hereto.

                             "Ancillary Fees": All incidental servicing fees, including any charges for dishonored checks, pay-off fees, assumption fees, conversion fees, commissions and administrative fees, lien release fees, HAMP fees, modification fees and incentive income, etc., any interest received on funds deposited in the Custodial Accounts (and not held for the benefit of Mortgagors) and any other similar fees and similar fees and charges collected from or assessed against the Mortgagor in accordance with Applicable Requirements.

                             "Applicable Requirements": With respect to any Mortgage Loan, (i) all contractual obligations of Seller and any Originators or Prior Servicers under the related Servicing Agreements; (ii) Laws applicable to the origination, servicing, purchase, sale, enforcement and insuring or guaranty of, or filing of claims in connection with, the Mortgage Loans, including without limitation the applicable requirements of any Agency, Investor or Insurer, the Consumer Financial Protection Bureau, or any other governmental agency, board, commission, instrumentality or other governmental or quasi-governmental body or office; (iii) all other judicial and administrative judgments, orders, stipulations, awards, writs and injunctions enforceable against Seller or applicable to any Originators or Prior Servicers, the Servicing Rights or the Mortgage Loans; (iv) all Investor and Agency guides, manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions applicable to the Mortgage Loans and/or the Servicing Rights; and (v) except in respect of any REO Property, the terms of the related Mortgage and Mortgage Note.

                             "Assignment Agreement": An agreement substantially in the form of Exhibit 2.1 to this Agreement or in such other form as mutually agreed upon by the Parties in writing.

                             "Assignments of Mortgage Instruments": A written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage Instrument identified therein from the transferor to the transferee named therein. With respect to any MERS Mortgage Loan, an Assignment of Mortgage Instrument shall include a notice of transfer sufficient under the governing instruments of MERS to reflect a transfer of the Mortgage Loan.

                             "Bid Tapes": The data tape(s) or electronic data files(s) delivered to Purchaser via box.com containing data concerning the Mortgage Loans and related Servicing Rights as of October 31, 2016, in connection with the offering of Servicing Rights.

                             "Bifurcation": With respect to each Fannie Mae Mortgage Loan and Freddie Mac Mortgage Loan, an agreement from the applicable Agency consenting to a bifurcation of liability between Seller and Purchaser, substantially similar to each such agreement provided to Purchaser on December 16, 2016.

                             "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed.

                             "Cap": Each of the Agency Cap and the Private Label Cap.

                             "Change of Recommendation": As defined in Section 6.9(c) hereof.

                             "Claim": Any claim, demand or litigation related to the Mortgage Loans, the Servicing Rights or this Agreement.

                             "Claim Notice": As defined in Section 9.8 hereof.

                             "Closing": The consummation of the sale and purchase of the applicable Servicing Rights on the related Sale Date pursuant to the terms of this Agreement.

                             "Competing Proposal": Any inquiry, proposal or offer to acquire in any manner (including through merger, recapitalization, liquidation, dissolution or the acquisition of stock or voting power in Seller Parent or any subsidiary of Seller Parent), in one transaction or a series of related transactions (however structured), directly or indirectly, 20% or more of the Servicing Rights or control thereover (other than the Transactions); provided, however, that any such inquiry, proposal or offer shall constitute a Competing Proposal only if and to the extent it would prohibit or prevent Seller Parent or Seller from consummating the Transactions.

                             "Conditions Precedent Provision": Collectively, Articles VII and VIII hereof.

                             "Confidentiality Agreement": A non-disclosure agreement, dated April 28, 2016, by and between New Residential Investment Corp. and the Seller Parent.

                             "Consent Conditions": The condition set forth in Section 7.3 and 8.3 hereof.

                             "Consent Waiver": As defined in Section 2.2(b) hereof.

                             "Contested Enforcement Action": Any enforcement action, litigation or other adversary proceedings brought in respect of any Mortgage Loans or the Servicing Rights, to the extent relating to any period of time prior to the related Sale Date.

                             "Contested Litigation": Any non-routine Action relating to any Mortgage Loans or the Servicing Rights that has been commenced prior to the related Sale Date, including, without limitation, class actions, counterclaims, adversary proceedings, sanction or contempt proceedings, show cause orders, appeals and lawsuits.

                             "Cross Receipt": An agreement substantially in the form of Exhibit 2.2 to this Agreement or in such other form as mutually agreed upon by the Parties in writing.

                             "Custodial Accounts": The accounts in which Custodial Funds are deposited and held by Servicer.

                             "Custodial Funds": All funds held by or on behalf of Seller with respect to the Mortgage Loans, including all principal and interest funds and any other funds due Investors, buydown funds, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by Applicable Requirements) maintained by or in the control of Seller relating to the Mortgage Loans.

                             "Cut-off Date": As to each Investor, the related date set forth in Exhibit 1.1B attached hereto.

                             "Deductible": With respect to any Sale Date, an amount equal to the product of one half of one percent (0.5%) multiplied by the sum of the unpaid principal balance of the related Mortgage Loans for such Sale Date and the unpaid principal balance of the Mortgage Loans applicable to all prior Sale Dates.

                             "Document Custodian": As to each of the Seller and the Purchaser for the Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, the Person engaged by each such party for the retention of the Legal Documents and other documents required to be retained by the Document Custodian.

                             "Document Holdback": An amount equal to five percent (5%) of the estimated aggregate Purchase Price applicable to the Servicing Rights for the Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans to be sold to Purchaser on any Sale Date (subject to revision for the final Purchase Price in accordance with Section 3.4(b)(iv)).

                             "Document Holdback Denominator": With respect to any Sale Date, the unpaid principal balance of the related Mortgage Loans (as of such Sale Date).

                             "Effective Date": As defined in the introductory phrase of this Agreement.

                             "Escrow Agent": J.P. Morgan Chase Bank, N.A. or such other Person as mutually agreed upon by the Seller and the Purchaser.

                             "Escrow Agreement": That certain agreement among the Seller, the Purchaser and the Escrow Agent, entered into prior to the initial Sale Date.

                             "Exceptions List": As defined in the Section 3.4(b)(ii) hereof.

                             "Exchange Act": As defined in Section 4.5 hereof.

                             "Fannie Mae": Federal National Mortgage Association, or any successor thereto.

                             "Fannie Mae Mortgage Loan": A mortgage loan with respect to which Fannie Mae owns the beneficial interest therein or that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Fannie Mae.

                             "FHA": The Federal Housing Administration of the United States Department of Housing and Urban Development, or any successor thereto.

                             "Freddie Mac": Federal Home Loan Mortgage Corporation, or any successor thereto.

                             "Freddie Mac Mortgage Loan": A mortgage loan with respect to which Freddie Mac owns the beneficial interest therein or that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Freddie Mac.

                             "Governmental Entity": Any governmental or regulatory (including stock exchange) body, agency, court, commission, instrumentality, authority or other legislative, executive or judicial entity.

                             "HSR Act": Hart-Scott-Rodino Antitrust Improvements Act, as amended.

                             "HUD": The United States Department of Housing and Urban Development, or any successor thereto.

                             "Identified Sections of the Data Room": The sections of the electronic data room to which the Purchaser has been provided access by the Seller set forth on Exhibit 1.3.

                             "Insurer": FHA, VA, USDA or any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.

                             "Investor": With respect to any Mortgage Loan, Freddie Mac, Fannie Mae or any other owner thereof, as applicable.

                             "Investor Consent": The written consent of each Investor in compliance with the applicable Investor's requirements, to the transfer of the applicable Servicing Rights from Seller to Purchaser and to permit Seller to act as subservicer for the related Mortgage Loans, which, for Private Label Mortgage Loans, shall include approval, if applicable, for the Purchaser or Purchaser's designee or Purchaser's assignee as described in Section 11.4(iii) to be named servicer under the related Servicing Agreement in accordance with the explicit successor servicer requirements of such Servicing Agreement.

                             "Knowledge of Purchaser": The actual knowledge of the individuals set forth on Section 1.1(a) of the Seller Disclosure Letter, in each case, after due inquiry.

                             "Knowledge of Seller": The actual knowledge of the individuals set forth on Section 1.1(a) of the Seller Disclosure Letter, in each case, after due inquiry.

                             "Law": Any domestic (including, all federal, state and local legal and regulatory requirements) or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, orders, ordinances or legally enforceable requirements enacted, issued, adopted or promulgated by any Governmental Entity.

                             "Legal Documents": Those documents in the possession of Seller or its agents comprising part of the Mortgage File, described in Exhibit 1.1 attached hereto.

                             "Liability Holdback": With respect to any Sale Date, an amount equal to the sum of the related Agency Cap and the related Private Label Cap.

                             "Loss": Any and all direct, actual losses, damages, deficiencies, claims, curtailments, compensatory fees, penalties, any loss or diminution of USDA, VA or FHA mortgage insurance or mortgage guarantee benefits, costs or expenses, including reasonable attorney's fees and disbursements, and the amounts of denied or reduced insurance or guaranty coverage. For purposes of clarification, the term "Loss" excludes (a) any diminution in value of the Servicing Rights or general increase in the internal cost of servicing and (b) ordinary deductions from the calculation of insurance or guaranty benefits by an Insurer assuming the servicer complied with Applicable Requirements, including, payment of interest by FHA at the debenture rate rather than the Mortgage Note rate and deductions for a portion of expenses and interest.

                             "Maryland Provisions": As defined in the Section 11.9(a) hereof.

                             "Material Adverse Effect": Any fact, circumstance, event, change or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes or occurrences, has or would reasonably be expected to have (a) a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Seller or the Seller Parent; (b) a material adverse effect upon the legality, validity, binding effect or enforceability of the Agreement against the Seller or the Seller Parent; (c) a material adverse effect upon a material portion of the Servicing Rights, or (d) prevent or materially delay or materially impede the ability of the Seller Parties to consummate the Transactions; provided, however, that in no event will any of the following facts, circumstances, events, changes or occurrences, alone or in combination, be deemed to constitute, nor will any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be a Material Adverse Effect: (i) any changes in general economic conditions or securities, banking, credit, financial or capital markets conditions (whether in the United States or any other country or in any international market), including changes in interest rates or currency exchange rates, (ii) any changes in conditions generally affecting any of the industries in which Seller operates, (iii) regulatory, legislative or political conditions, in each case in the United States or any foreign jurisdiction (except to the extent such conditions have a disproportionate effect on Seller, relative to others in the industries in which Seller operates), (iv) any failure, in and of itself, of Seller to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (v) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Seller Parties with employees or business partners, and any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, or compliance by the Seller Parties with the terms of this Agreement, (vi) the performance by the Seller Parties of their obligations under this Agreement, (vii) any change in applicable Law or GAAP (or authoritative interpretations thereof), (viii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the Effective Date (except to the extent such conditions or event have a disproportionate effect on Seller relative to others in the industries in which Seller operates), (ix) any hurricane, tornado, flood, earthquake or other natural disaster, (x) any increase or decreases in Advances or (xi) any adverse effect in or effect on the Servicing Rights or the Advances that is cured prior to the applicable Sale Date or (xii) any item or items set forth on the Seller Disclosure Letter.

                             "MERS": The Mortgage Electronic Registration System.

                             "MERS Mortgage Loan": Any Mortgage Loan as to which MERS, or its designee, is the mortgagee of record, pursuant to the related Mortgage Instrument or an Assignment of Mortgage Instrument, as nominee or agent for the holder from time to time of the Mortgage Note.

                             "Monthly Advances": Advances in respect of principal and/or interest.

                             "Monthly Document Holdback Loans": As defined in Section 3.4(b)(iii) hereof.

                             "Monthly Document Holdback Report": As defined in Section 3.4(b)(iii) hereof.

                             "Mortgage File": Those documents (comprised of Legal Documents and Servicing File Documents) in the possession of Seller or its agents described on Exhibit 1.1 attached hereto.

                             "Mortgage Instrument": Any deed of trust, security deed, mortgage, security agreement or any other instrument which constitutes a lien on real estate (or shares of stock in the case of cooperatives) securing payment by a Mortgagor of a Mortgage Note.

                             "Mortgage Loan": Each of the mortgage assets listed on Exhibit 1.1A, including, for purposes of clarification, each REO Property listed thereon, as adjusted in accordance with Section 3.3(c) hereof.

                             "Mortgage Loan Documents": The Mortgage Instruments and Mortgage Notes; provided that the Mortgage Loan Documents for any REO Property shall only be the related deed.

                             "Mortgage Note": The promissory note executed by a Mortgagor and secured by a Mortgage Instrument evidencing the indebtedness of the Mortgagor under a Mortgage Loan; provided that there shall be no Mortgage Note with respect to any REO Property.

                             "Mortgaged Property": The residential real property that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon.

                             "Mortgagor": Any obligor under a Mortgage Note and Mortgage Instrument.

                             "Non-MERS Mortgage Loan": A Mortgage Loan other than a MERS Mortgage Loan.

                             "NYSE": As defined in Section 4.5 hereof.

                             "Origination Source": Any Person who, in connection with the origination of a Mortgage Loan or the program under which such Mortgage Loan was originated, retained the right to consent to the subsequent transfer of servicing of such Mortgage Loan and/or sale of the related Servicing Rights.

                             "Origination Source Consent": The written consent of an Origination Source.

                             "Originator": With respect to any Mortgage Loan, the Person(s) that (i) took the loan application, (ii) processed the loan application, (iii) underwrote the loan application, and/or (iv) closed or funded the Mortgage Loan.

                             "Parties": Seller, Seller Parent and Purchaser.

                             "Person": An individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association or organization, a Governmental Entity or any other entity.

                             "Pool": One or more Mortgage Loans which have been aggregated pursuant to the requirements of the applicable Investor.

                             "Pricing Exhibit": The schedule of pricing attached to this Agreement as Exhibit 3.1A.

                             "Prior Servicer": Any Person that was a Servicer of any Mortgage Loan before the applicable Transfer Date.

                             "Private Label Cap": With respect to a Private Label Mortgage Loan, an amount equal to the product of five percent (5.0%) multiplied by the Servicing Rights Purchase Price for the related Servicing Rights.

                             "Private Label Mortgage Loan": Any Mortgage Loan that is not a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan.

                             "Product Type": Each of (i) the Fannie Mae Mortgage Loans in the aggregate, (ii) the Freddie Mac Mortgage Loans in the aggregate, and (iii) the Private Label Mortgage Loans in the aggregate.

                             "Proxy Statement": The proxy statement relating to the Special Meeting (as amended or supplemented from time to time).

                             "Purchase Price": With respect to any Sale Date, the total amount to be paid by Purchaser pursuant to Section 3.1 to acquire the applicable Servicing Rights on such Sale Date. With respect to any calculation pursuant to Section 10.3, the total amount to be paid by Purchaser pursuant to Section 3.1 to acquire the Servicing Rights for all of the Product Types on any date of determination.

                             "Purchase Price Percentage": With respect to each Mortgage Loan for which Servicing Rights were sold by the Seller to Purchaser under this Agreement, the pricing rate for such Servicing Rights based on the applicable "multiple", as further described in the Pricing Exhibit.

                             "Purchaser": As defined in the introductory phrase of this Agreement.

                             "Reconciliation Date": As defined in Section 3.3(b) hereof.

                             "Reconciliation Report": As defined in Section 3.3(b) hereof.

                             "Related Parties": With respect to a Person, such Person's officers, directors, shareholders, partners, members, owners, employees and agents.

                             "REO Property": With respect to a Mortgage Loan the real property to which the Investor, or another Person acting on the Investor's behalf, has taken ownership.

                             "Representatives": With respect to a Person, such Person's officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives.

                             "Required Consent": Each Investor Consent or Origination Source Consent, as applicable.

                             "Required Consent Fees": As defined in Section 6.2 hereof.

                             "Sale Date": A date on which some or all of the Servicing Rights are conveyed by Seller to Purchaser under this Agreement.

                             "Sale Date Payment": As defined in Section 3.4(a)(i) hereof.

                             "Seller": As defined in the introductory phrase of this Agreement.

                             "Seller Disclosure Letter": The disclosures attached hereto as Exhibit 2.

                             "Seller Parent Approval": As defined in Section 4.3(a) hereof.

                             "Seller Parent Board": As defined in Section 4.3(b) hereof.

                             "Seller Parent Recommendation": As defined in Section 4.3(b) hereof.

                             "Seller Parties": As defined in the introductory phrase of this Agreement.

                             "Servicer": The Person contractually obligated, at any time, to administer the servicing rights under the Servicing Agreements.

                             "Servicing Agreement": With respect to any Mortgage Loan, the fully executed contracts (including any pooling agreement, servicing agreement, custodial agreement or other agreement or arrangement) defining the rights and obligations of the Servicer.

                             "Servicing File Documents": Those documents comprising part of the Mortgage File described on part C of Exhibit 1.1 attached hereto.

                             "Servicing Platform": The Seller's business of originating and servicing residential mortgage loans and real properties for its benefit and for the benefit of other Persons.

                             "Servicing Rights": With respect to each Mortgage Loan, collectively, (i) the rights and obligations to service, administer, collect payments for the reduction of principal and application of interest, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration in respect of the Mortgage Loans, (ii) any other obligations required by any Agency, Investor or Insurer in, of, for or in connection with the Mortgage Loans pursuant to the Servicing Agreements, (iii) the right to possess any and all documents, files, records, Mortgage Files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans, (iv) the right to receive the servicing fees and any Ancillary Fees arising from or connected to the Mortgage Loans and the benefits derived from and obligations related to any accounts arising from or connected to such Mortgage Loans, (v) solely to the extent set forth in the related Servicing Agreement, all clean-up call or related rights, and (vi) and all rights, powers and privileges incident to any of the foregoing, in each case subject to and in accordance with the related Servicing Agreement.

                             "Servicing Rights Reimbursement Price": The sum of the following with respect to any Servicing Rights repurchased under this Agreement: (a) the applicable Purchase Price Percentage multiplied by the unpaid principal balance of the related Mortgage Loan as of the date of determination for such reimbursement; provided, however, that if the related Mortgage Loan has been the subject of a modification or any other principal reduction or forbearance, in each case, following the related Sale Date, for the purposes of this calculation, the unpaid principal balance of the Mortgage Loan shall not be reduced by the amount of any principal reduction made in connection with such modification, principal reduction or forbearance; plus (b) all other sums paid by the Purchaser to the Seller for the Servicing Rights and for the related Advances made by the Purchaser to the extent the Purchaser has not been reimbursed for such Advances in connection with the related Mortgage Loan and Servicing Rights and such Advances have been deemed nonrecoverable pursuant to Applicable Requirements.

                             "Settlement Report": As defined in Section 3.3(a) hereof.

                             "Shares": The shares of common stock of Seller Parent, par value $0.01 per share.

                             "Special Meeting": A special meeting of Seller Parent's stockholders (including any adjournment or postponement thereof) for the purpose of, among other matters, considering and taking action upon the Transactions which is not conditioned upon and, is independent of, the approval of any other transaction contemplated by the Seller or Seller Parent.

                             "Stockholder Approval": As defined in Section 8.7 hereof.

                             "Subservicing Agreement": That certain Mortgage Loan Subservicing Agreement, entered into by and between Seller and Purchaser and effective as of the first Sale Date, for the subservicing by Seller of the Mortgage Loans as to which the related Servicing Rights have been sold by Seller to Purchaser under this Agreement.

                             "Superior Proposal": Any written Competing Proposal (on its most recently amended or modified terms, if amended or modified) that the Seller Parent Board determines in good faith, after consultation with legal and financial advisor, (taking into account any changes to this Agreement proposed by Purchaser in response to one or more Competing Proposals) is more favorable to Seller Parent and/or the stockholders of Seller Parent than the Transactions (taking into consideration among other things, all legal, financial, regulatory and other aspects of the proposal deemed relevant by the Seller Parent Board, including the financing terms thereof and the likelihood of consummation (including the anticipated timing, conditions and prospects for completion of such proposal)); provided that, for purposes of this definition of "Superior Proposal," references in the term "Competing Proposal" to "twenty percent (20%)" shall be deemed to be references to "fifty percent (50%)".

                             "Survival Period": As defined in Section 9.8 hereof.

                             "Third Party Claim": As defined in Section 9.4 hereof.

                             "Third Party Intermediary": The Person appointed under the Escrow Agreement to adjudicate any claims made thereunder.

                             "Trailing Loan Documents": Mortgage Loan Documents that are required by the Investor pursuant to Applicable Requirements to be part of the Mortgage File that, as of the time of reference, are (i) in the custody of counsel in accordance with Applicable Requirements, (ii) have been submitted for recording and have not yet been returned by the applicable recording office or (iii) have not been provided by the issuing entity in the case of a final title policy.

                             "Transactions": The transactions contemplated by this Agreement.

                             "USDA": The United States Department of Agriculture or any successor thereto.

                             "VA": The United States Department of Veterans Affairs or any successor thereto.

                             "VA Loan": A Mortgage Loan which is guaranteed by the VA.

 1.2          General Interpretive Principles.    For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                             (a)           Terms used in this Agreement have the meanings assigned to them in this Agreement, and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

                             (b)           Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

                             (c)           References herein to a "Section," shall be to the specified section(s) of this Agreement and shall include all subsections of such section(s).

                             (d)           The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provisions.

                             (e)           Section headings and other similar headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

                             (f)           Each reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

                             (g)           References to days shall mean consecutive calendar days unless otherwise specified as "Business Days".

                             (h)           The term "include" or "including" shall mean without limitation by reason of enumeration.

ARTICLE II

SALE OF SERVICING RIGHTS AND RELATED MATTERS

 2.1          Items to be Sold, Transferred and Assigned.

                             (a)           Upon the terms and subject to the conditions of this Agreement, pursuant to an Assignment Agreement executed by the Purchaser and the Seller executed in accordance with Section 2.3, Seller, on each Sale Date, shall sell, transfer and assign to Purchaser, and Purchaser shall purchase and assume from Seller, all of Seller's right, title, interest in and to the Servicing Rights transferred on such Sale Date (as determined in accordance with Section 2.2 hereof), together with the related Advances and Custodial Funds. Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, on each Sale Date, all of Seller's obligations with respect to and under the related Servicing Rights transferred on such Sale Date and related Servicing Agreements (i) to the extent required by the applicable Agency related to the Fannie Mae Mortgage Loans and/or the Freddie Mac Mortgage Loans, as applicable, and (ii) to the extent required under related Servicing Agreement in accordance with the successor servicer requirements of such Servicing Agreement with respect to the Servicing Rights related to the Private Label Mortgage Loans.

                             (b)           The Parties acknowledge and agree that, to the extent that this Agreement terminates in accordance with Section 10.1, any Servicing Rights that have not been sold on a Sale Date prior to such termination shall not be sold by Seller to Purchaser under this Agreement.

                             (c)           The Parties acknowledge and agree that Purchaser is only purchasing and assuming the assets and obligations set forth in Section 2.1(a) hereof, which, for the avoidance of doubt, shall not include the Servicing Platform and Purchaser shall not assume or otherwise be liable in respect of any of the obligations and liabilities of any Seller Party of any kind (known or unknown, matured or unmatured, accrued, recorded or unrecorded, or contingent, regardless of whether such rights are currently exercisable) related to the Servicing Platform.

 2.2          Determination of each Sale Date.

                             (a)           Upon the satisfaction or waiver of the conditions set forth in the Conditions Precedent Provision (other than those conditions that, by their nature, are satisfied on the related Sale Date), a Sale Date shall occur with respect to the Servicing Rights relating to an Investor on the first Cut-off Date that occurs at least twenty-five (25) calendar days after such satisfaction or waiver.

                             (b)           To the extent that all conditions, other than the Consent Conditions, set forth in the Conditions Precedent Provision (other than those conditions that, by their nature, are satisfied on the related Sale Date) have been satisfied or waived, Seller, in its sole discretion, may temporarily waive the Consent Conditions by written notice to Purchaser (the "Consent Waiver"). Upon delivery of the Consent Waiver, a Sale Date shall occur with respect to the Servicing Rights as to which all related Required Consents have been obtained on the first applicable Cut-off Date relating to each Investor that occurs at twenty-five (25) calendar days after delivery of the Consent Waiver.

                             (c)           Immediately after the occurrence of the final Sale Date for the applicable Investor in accordance with Section 2.2(b) for a Consent Waiver, the Conditions Precedent Provisions shall be reinstated, after which any future Sale Dates shall be determined in accordance with this Section 2.2.

                             (d)           Without limiting the foregoing, it shall not be a condition to the occurrence of any Sale Date that Purchaser obtain or causes to go into effect any amendments to any Servicing Agreements (including in respect of servicer advance facilities).

 2.3          Evidence of Sale.

                             (a)           Prior to or on the applicable Sale Date, Purchaser and Seller shall execute and deliver the documents required by each applicable Investor in connection with the transfer of the Servicing Rights hereunder, in form and substance reasonably satisfactory to Purchaser and Seller, and shall execute and/or deliver such other schedules, reports instruments or documents as Purchaser and Seller shall reasonably determine are necessary or appropriate to evidence the Transactions.

                             (b)           On each Sale Date, the Seller and the Purchaser shall execute and deliver an Assignment Agreement and a Cross Receipt with respect to the Servicing Rights being sold on such Sale Date (subject to the satisfaction of the terms of this Agreement, including but not limited to, the representations, warranties, covenants and conditions precedent set forth herein)..

ARTICLE III

PURCHASE PRICE AND RELATED MATTERS

 3.1          Purchase Price.    In consideration for the transfer and sale contemplated herein of the Servicing Rights on a Sale Date, Purchaser shall pay to Seller the Purchase Price for such Servicing Rights, as calculated and adjusted in accordance with the Pricing Exhibit.

 3.2          Form of Payment to be Made.    Unless otherwise agreed to by the Parties, all payments to be made by a Party to another Party, or such other Party's designee, shall be made by wiring immediately available funds in United States dollars to the accounts designated by the receiving Party in accordance with such Party's written instructions set forth on Exhibit 3.2 (or as otherwise provided in writing).

 3.3          Procedures for Sale of Servicing Rights.

  (a)          Settlement Report.    No later than seven (7) Business Days prior to each Sale Date, Seller shall deliver to Purchaser a loan level report of all Servicing Rights to be sold to Purchaser on such Sale Date (the "Settlement Report"). The Settlement Report shall include an estimated Purchase Price for such Servicing Rights and such other information set forth on Exhibit 3.3(a). Purchaser shall review and either approve or object (in writing) to such Settlement Report within two (2) Business Days of Purchaser's receipt thereof. In the event that Purchaser objects to the content of the Settlement Report, Purchaser's written objection shall contain sufficient specificity to enable Seller to reconcile and/or remedy any and all exceptions discovered by Purchaser on or before the Sale Date.

  (b)          Reconciliation Report.    On the fifth (5th) Business Day following each Sale Date (the "Reconciliation Date"), Seller shall furnish to Purchaser a final report (the "Reconciliation Report") which includes, among other things, the final Purchase Price for the related Servicing Rights and the information set forth on Exhibit 3.3(a).

 3.4          Payment of Purchase Price by Purchaser.    Subject to the terms and conditions herein, the Purchase Price shall be paid by Purchaser to Seller as follows:

  (a)          Sale Date Payments.

                                            (i)          On each Sale Date, Purchaser shall pay to Seller (a "Sale Date Payment") an amount equal to the estimated aggregate Purchase Price applicable to the Servicing Rights to be sold to Purchaser as of such Sale Date minus the sum of (1) the related Liability Holdback and (2) the related Document Holdback.

  (b)          Holdback Payments.

                                            (i)          On each Sale Date only, simultaneously with the related Sale Date Payment, the Purchaser shall retain the Document Holdback and shall remit to the Escrow Agent, to be held by the Escrow Agent in accordance with the Escrow Agreement, the Liability Holdback.

                                            (ii)          The Purchaser shall cause the Document Custodian, at the Purchaser's expense, to review the contents of the Mortgage Files relating to the Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans only as soon as practicable following the applicable Sale Date and, on a monthly basis thereafter, Purchaser shall or shall cause its Document Custodian to deliver to Seller and Purchaser a list of the related Mortgage Loans (for which the related Servicing Rights were sold on such Sale Date) as to which the related Legal Documents have not been provided in full (the "Exceptions List").

                                            (iii)          Commencing on the tenth (10th) calendar day, or if such tenth (10th) calendar day is not a Business Day then the immediately succeeding Business Day, of each calendar month after the first Exceptions List is delivered until all Legal Documents relating to a Sale Date are delivered (or until Purchaser and Seller mutually agree otherwise), Purchaser or its Document Custodian shall provide Seller with a report (a "Monthly Document Holdback Report") listing all Mortgage Loans (the "Monthly Document Holdback Loans") on the related Exceptions List (x) as to which all or substantially all of the related Legal Documents were delivered to the Document Custodian and/or (y) that have paid in full, liquidated or been foreclosed upon. As to any Sale Date all Mortgage Loans not on the initial Exceptions List for which the related Servicing Rights were sold shall also be included in the initial Monthly Document Holdback Report as Monthly Document Holdback Loans.

                                            (iv)          Within five (5) Business Days of delivery of each Monthly Document Holdback Report for Servicing Rights and a related Sale Date, Purchaser shall pay Seller from the Document Holdback an amount equal to the product of the Document Holdback multiplied by a fraction, the numerator of which is the unpaid principal balance of the Mortgage Loans (as of the related Sale Date) set forth in the related Monthly Document Holdback Report and the denominator of which is the Document Holdback Denominator; provided, however, that, upon the Document Holdback Amount relating to any Sale Date reaching the final twenty percent (20%) of the Document Holdback Amount, the Seller and the Purchaser shall mutually agree upon a process to cure any remaining missing Legal Documents or, if such missing Legal Documents cannot be cured, agree upon a settlement in respect of such missing Legal Documents. For the avoidance of doubt, amounts paid from the Document Holdback will not be applied to reduce the Liability Holdback or the Agency Cap or the PLS Cap.

                                            (v)          Seller shall be entitled, at no cost or expense to itself, from time to time, to audit and inspect (both on-site and off-site) the books and records of Purchaser with respect to the data and information supporting each Monthly Document Holdback Report. Purchaser shall reasonably respond to all such audit requests.

                                            (vi)          Liability Holdback.    The Escrow Agent shall hold the aggregate Liability Holdback until the expiration of any and all Survival Periods and the resolution of any and all claims for which notice was received by the Third Party Intermediary prior to the expiration of the Survival Period. To the extent that the Purchaser has a claim against Seller in accordance with the indemnification provisions of this Article IX, the Purchaser shall make a claim in accordance with the Escrow Agreement (or other form of dispute resolution as mutually agreed by the Purchaser and Seller). The Purchaser and Seller hereby agree (i) that each party shall pay fifty percent (50%) of the fees and expenses of the Escrow Agent and (ii) following a claim by the Purchaser in accordance with the Escrow Agreement (or other form of dispute resolution as mutually agreed by the Purchaser and Seller) that results in adjudication of the claim by the Third Party Intermediary, (a) to the extent the Purchaser is not entitled to any funds from the Liability Holdback, the Purchaser shall pay the Third Party Intermediary's fees and expenses incurred for such claim and (b) to the extent the Purchaser is entitled to funds from the Liability Holdback arising out of a successful claim, the fees and expenses incurred by the Third Party Intermediary shall be paid by the Purchaser and the Seller proportionally, based upon the portion of the successful claim relative to the full claim made to the Third Party Intermediary. Following the expiration of any and all Survival Periods hereunder and the resolution of any and all claims for which notice was received by the Third Party Intermediary prior to the expiration of the Survival Period, the remaining balance (if any) of the Liability Holdback will be released to the Seller in accordance with the Escrow Agreement.

  (c)          Reconciliation Payments.    On the first (1st) Business Day following the Reconciliation Date, the Purchase Price in respect of each Mortgage Loan shall be adjusted as set forth on the Reconciliation Report. To the extent that the estimated aggregate Purchase Price set forth on the Settlement Report exceeds the aggregate Purchase Price on the related Reconciliation Report, Seller shall refund such excess to Purchaser by the end of the following Business Day. To the extent that the aggregate Purchase Price set forth on the Reconciliation Report exceeds the estimated aggregate Purchase Price on the related Settlement Report, Purchaser shall pay such excess to Seller by the end of the following Business Day.

 3.5          Advance Reimbursement.

                             (a)           On the related Sale Date, Purchaser shall acquire all Advances relating to the Servicing Rights sold on such Sale Date for a price equal to the product of the Advances Purchase Price Percentage multiplied by such Advances, all in accordance with, if applicable, one or more Advance Escrow Agreements.

                                            (i)          Not less than five (5) Business Days prior to any Sale Date, the Seller shall provide the Purchaser with (i) the related loan-level advance data set forth on Exhibit 3.5A, (ii) the information in the Seller's possession regarding the Advances with respect to the worksheet on the form set forth on Exhibit 3.5B, in each case, as of the applicable cut-off date mutually agreed upon between the Purchaser and Seller and (iii) any other information reasonably requested by Purchaser's advance facility lender.

                                            (ii)          Within fifteen (15) calendar days following the related Sale Date, with respect to the data/reports provided by the Seller pursuant to Section 3.5(a)(i), the Seller shall provide updated data/reports as of the related Sale Date and will show any variances from the mutually agreed cut-off date to the related Sale Date. To the extent the updated data/reports provided by the Seller pursuant to this Section 3.5(a)(ii) demonstrates that the amount of Advances which the Purchaser reimbursed the Seller on the related Sale Date (based on the data/reports provided pursuant to Section 3.5(a)(i)) exceeded the actual outstanding Advances as of the Sale Date, Seller shall refund to Purchaser an amount equal to the product of such excess multiplied by the Advances Purchase Price Percentage by the end of the following Business Day. To the extent the data/reports provided pursuant to Section 3.5(a)(i) demonstrates that the amount of actual outstanding Advances as of the Sale Date (based on updated data/reports provided by the Seller pursuant to this Section 3.5(a)(ii)) exceeded the amount of Advances which the Purchaser reimbursed the Seller on the related Sale Date (based on the data/reports provided pursuant to Section 3.5(a)(i)), Purchaser shall pay such excess to Seller an amount equal to the product of such excess multiplied by the Advances Purchase Price Percentage by the end of the following Business Day.

                             (b)           The Seller shall make available to the Purchaser for review, within thirty (30) days of each Sale Date (or such other period as agreed by the Seller and the Purchaser), an itemized list for all applicable outstanding Advances, including at a minimum (i) loan level Advance balances (except with respect to Monthly Advances not required by the applicable Servicing Agreement to be made on an individual loan-level basis), (ii) information reflecting the date or period such Advances were made and (iii) loan level information related to the type (i.e., delinquency, taxes and insurance (on a collective basis and not segregated between taxes on the one hand and insurance on the other), attorney fees, property inspection, etc.) and disbursement history of each Advance (which may be in electronic format) together with copies of available invoices and/or other customary evidence with respect to such Advance.

                             (c)           To the extent the Seller subsequently recovers any Advances (other than in its capacity as subservicer under a Subservicing Agreement, which shall be governed by the terms thereof), the Seller shall remit such recoveries to the Purchaser within five (5) Business Days following the end of the calendar month in which such recoveries were received by the Seller.

 3.6          Adjustments.    To correct errors relating to amounts calculated and paid hereunder in respect of the Purchase Price, transfer of the Custodial Funds, payment for the Advances, or payment or transfer of any other amounts due under this Agreement to either Party, either Party may, on a monthly basis, provide written notice to the other Party of any errors identified during the current calendar month; provided that failure to provide notice during such calendar month shall not constitute a waiver of a party's right to recover any amounts which resulted from any such error. Within fifteen (15) Business Days after the end of the calendar month in which receipt of information sufficient to provide notice that an error has occurred, the Party benefiting from the error shall (i) pay an amount sufficient to correct and reconcile the Purchase Price, Custodial Fund, Advances or such other amounts, and (ii) provide a reconciliation statement and such other documentation sufficient to satisfy the other Party (in such other Party's exercise of its reasonable discretion) concerning the accuracy of such reconciliation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER PARENT

                             As an inducement to Purchaser to enter into this Agreement and to consummate the Transactions, except as set forth in Section 4 the Seller Disclosure Letter, each of the Seller and the Seller Parent represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to Purchaser as of the date hereof and each Sale Date other than the representations and warranties set forth in Section 4.9 of this Agreement, which shall be made solely as of the applicable Sale Date):

 4.1          Due Organization and Good Standing.    Each Seller Party is a corporation validly existing and in good standing under the Laws of its jurisdiction of organization. Each Seller Party has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect.

 4.2          Authority and Capacity.    Each Seller Party has all requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

 4.3          Effective Agreement.

                             (a)           The execution, delivery and performance of this Agreement by each Seller Party and consummation of the Transactions have been duly and validly authorized by all necessary corporate actions of such Seller Party, except that (i) the consummation of the Transactions by Seller Parent requires the Stockholder Approval and (ii) the consummation of the Transactions by Seller requires the approval by Seller Parent as the sole stockholder of Seller (the "Seller Parent Approval"), which approval is subject to the receipt by Seller Parent of the Stockholder Approval. This Agreement has been duly and validly executed and delivered by each Seller Party and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a valid and legally binding agreement of each Seller Party enforceable against such Seller Party in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting generally the enforcement of creditor's rights and the discretion of a court to grant specific performance.

                             (b)           At a meeting duly called on December 28, 2016, and held, the board of directors of Seller Parent (the "Seller Parent Board") (i) declared that the Transactions are advisable and in the best interests of stockholders of Seller Parent, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (iii) resolved (subject to Section 6.8) to recommend to stockholders of Seller Parent that they approve the Transactions, which approval is not conditioned upon and, is independent of, the approval of any other transaction contemplated by the Seller or Seller Parent (such recommendation, the "Seller Parent Recommendation") and direct that such matter be submitted for consideration of stockholders of Seller Parent at the Special Meeting.

 4.4          No Conflict.    Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall (a) violate, conflict with, or constitute a default under any of the terms, conditions or provisions of (i) subject to the receipt of the Stockholder Approval and the Seller Parent Approval, the articles of incorporation, bylaws or other organizational documents of Seller or Seller Parent, (ii) any mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or instrument to which Seller or Seller Parent is now a party or by which Seller or Seller Parent is bound, or (iii) assuming the receipt of the consents and approvals referred to in clauses (i) through (iv) of Section 4.5, any Law applicable to Seller or Seller Parent, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Servicing Rights or any of the Mortgage Loans, except, in the case of clauses (a)(ii) and (a)(iii), for any such violation, conflict, default, lien, charge or encumbrance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

 4.5          Consents.    Except for (i) the Investor Consents, (ii) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), the Maryland General Corporation Law and the New Jersey General Corporation Law, (iii) the applicable requirements of the New York Stock Exchange ("NYSE") and (iv) filings, if any, required under the HSR Act or by the Consumer Financial Protection Bureau, there is no requirement applicable to Seller or Seller Parent to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful performance by Seller or Seller Parent of their respective obligations hereunder, except for such other consents the failure of which to make or obtain would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Seller is approved and in good standing, to the extent applicable, with each applicable Agency, Investor and Insurer. The Seller has complied with, and is not in default under, any Laws applicable to its business or properties, the violation of which might reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations hereunder. The Seller is an approved seller and servicer for Fannie Mae and Freddie Mac, and is a mortgagee approved by the Secretary of HUD pursuant to Section 203 of the National Housing Act.

 4.6          Litigation.    There is no (a) litigation, claim, demand, proceeding or governmental investigation pending or, to the Knowledge of Seller, threatened in writing against Seller or Seller Parent in respect of the Servicing Rights or the Advances or (b) any outstanding order, injunction or decree binding upon Seller or Seller Parent, in each case of (a) and (b) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In the preceding twelve (12) month period, no Governmental Entity, Investor, Insurer, rating agency, trustee, master servicer or any other party to a Servicing Agreement has provided written notice to the Seller claiming or stating that the Seller has violated, breached or not complied with any Applicable Requirements in connection with the servicing of the related Mortgage Loans which has not been resolved by the Seller that in each case could reasonably be expected to have a Material Adverse Effect on the Servicing Rights for such related Mortgage Loans being purchased by the Purchaser hereunder, such related Mortgage Loans, the performance by the Seller of its obligations (or by the Purchaser of its future obligations) under the Servicing Agreements or the sale, assignment and transfer of Servicing Rights or the right to receive any servicing compensation or the performance by the Seller of its obligations under this Agreement.

 4.7          Solvency.    Seller is solvent and the sale of the Servicing Rights will not cause Seller to become insolvent. The sale of the Servicing Rights is not undertaken to hinder, delay or defraud any of Seller's creditors.

 4.8          Servicing Agreements.     Exhibit 4.9(e) contains a list of all Servicing Agreements in effect as of the date hereof.

 4.9          Mortgage Loan-Level.     Subject to and as limited by Sections 4.12 and 5.8:

                             (a)           Each Mortgage Loan was serviced in accordance with Applicable Requirements, except in each case where such failure to conform or ineligibility would not be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement or, if such failure to conform or ineligibility would be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement, where such failure to conform or ineligibility would not reasonably be expected to materially impair the ability of Purchaser to realize the economic benefits associated with the Transactions. With respect to each Mortgage Loan the Seller, each Originator and each Prior Servicer has otherwise complied with all Applicable Requirements in all material respects, except where such lack of compliance would not be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement. All Custodial Accounts required to be maintained by Seller are being maintained in compliance with Applicable Requirements in all material respects. Seller is not subject to any 'event of default' or similar occurrence under any of the Servicing Agreements. Seller is not in breach of any representations or warranties made to any Investor, except where such breach would not be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement or, if such breach would be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement, where such breach would not reasonably be expected to materially impair the ability of Purchaser to realize the economic benefits associated with the Transactions. No party to any of the Servicing Agreements has provided written notice to Seller that such party will terminate any of the Servicing Agreements or Seller's benefits or the Servicing Rights under any of the Servicing Agreements.

                             (b)           Each Mortgage Loan which is required pursuant to Applicable Requirements to have mortgage, hazard, title insurance and/or a guaranty certificate has such valid and enforceable mortgage, hazard, title insurance and/or a guaranty certificate, except in each case where such failure to would not be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement or, if such failure would be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement, where such failure would not reasonably be expected to materially impair the ability of Purchaser to realize the economic benefits associated with the Transactions. All provisions of such insurance policies and/or guarantees have been and are being complied with in all material respects, all premiums due thereunder have been paid, and such policies and/or guarantee are in full force and effect, except in each case where such failure would not be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement or, if such failure would be the contractual or legal responsibility of Purchaser as the transferee under the applicable Servicing Agreement, where such failure would not reasonably be expected to materially impair the ability of Purchaser to realize the economic benefits associated with the Transactions. As to each such policy, there has been no act or omission by Seller which would invalidate any such policy and there has been no event or condition which is reasonably expected to result in the revocation, cancellation or expiration of such policy. There are no defenses, counterclaims, or rights of set-off against the Seller affecting the validity or enforceability of any such policy. With respect to each title insurance policy related to any first lien Mortgage Loan, such title insurance policy is in the amount in accordance with Applicable Requirements, which title policy insures that the related Mortgage Instrument is a valid first lien on the Mortgaged Property therein described. With respect to each hazard insurance policy, such hazard insurance policy is in the amount by an insurer and otherwise in compliance with and in the manner as may be required by Applicable Requirements.

                             (c)           Section 4.9(c) of the Seller Disclosure Letter sets forth all material judicial and administrative judgments, orders, remediation plans, stipulations, awards, writs and injunctions applicable to each Mortgage Loan as of the Effective Date for which Purchaser will be legally or contractually responsible as the transferee of the Servicing Rights.

                             (d)           Seller is the sole owner of all right, title and interest in and to the related Servicing Rights and, except as otherwise contemplated by the Advance Escrow Agreement, Advances free and clear of all liens, and has the right to act as servicer with respect to the Mortgage Loan pursuant to and subject to the terms and conditions of the related Servicing Agreement. Seller has not engaged any subservicers, subcontractors or other agents to perform any of its duties under the related Servicing Agreements, other than engagements that are permitted by, and are in compliance in all material respects with the requirements of, such Servicing Agreements. No portion of the servicing fee payable to Seller under a Servicing Agreement has been sold, assigned or pledged to any Person. As of the applicable Sale Date, the sale, transfer and assignment by the Seller to the Purchaser of the Servicing Rights and the related documents, and the instruments required to be executed by the Seller and delivered to the Purchaser pursuant to the Applicable Requirements, are valid and enforceable in accordance with their terms and will vest in the Purchaser good and marketable title to the Servicing Rights and the related documents, free and clear of any and all liens, claims, or encumbrances whatsoever (including any restrictions or rights to consent from any Person to the subsequent transfer of servicing of such Mortgage Loan and/or sale of the related Servicing Rights). As of the applicable Sale Date, the Seller has the sole and full right and authority to sell and assign the Servicing Rights and the related documents to the Purchaser pursuant to this Agreement. As of the Sale Date, the Seller is not obligated, contractually or otherwise, to sell or offer to sell any of the Servicing Rights and the related documents to any Person other than the Purchaser.

                             (e)           Except as would not reasonably be expected to materially impair the ability of Purchaser to realize the economic benefits associated with the Transactions, each Servicing Agreement is a valid and binding obligation of Seller, is in full force and effect, and is enforceable by Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of Law or a court of equity.

                             (f)           All Advances paid for by Purchaser to Seller were made in accordance with the applicable Servicing Agreement, are fully transferable, have not been repaid in whole or in part, are not subject to any subordination, rescission, set-off, counterclaim, defense, waiver or amendment that could reasonably be asserted against Seller arising out of the failure of Seller, any Originator, Prior Servicer or any of their vendors, subservicers or agents to comply with Applicable Requirements, and Seller has not received any written notice from any Investor or any other Person in which such Investor or other Person disputes or denies a claim by Seller for reimbursement in connection with any such Advance. Except as contemplated by an Advance Escrow Agreement, no Advance has been sold, transferred, assigned or pledged by Seller to any Person. Seller has not taken any action that, or failed to take any action the omission of which, would materially impair the rights of Purchaser with respect to any such Advance. Each Advance has supporting backup documentation, if applicable, in original or imaged form maintained in accordance with Applicable Requirements, and the Seller has not received any notice from the applicable Investor, Agency, any Insurer or any other Person in which such Person disputes or denies a claim by the Seller for reimbursement in connection with any such Advance. There are no proceedings pending, or, to the best of Seller's knowledge, threatened, wherein any governmental agency has (A) alleged that any Advances are illegal or unenforceable, (B) asserted the invalidity of any Advances or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Advances.

                             (g)           The information set forth in the Bid Tapes, in the Identified Sections of the Data Room and on the applicable Settlement Report and Reconciliation Report pertaining to the Mortgage Loans, Advances and Servicing Rights is true, accurate and complete in all material respects as of the dates indicated therein.

                             (h)           Except for any Trailing Loan Documents, the Mortgage File for each Mortgage Loan collectively contains all documents and instruments required for servicing such Mortgage Loan in all material respects in accordance with the related Servicing Agreement without unreasonable expense or delay which would be caused by the condition of the Mortgage File.

                             (i)           The full original principal amount of each Mortgage Loan has been fully advanced or disbursed to the Mortgagor named therein, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.

                             (j)           All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents relating to the Mortgage Loans that are required to have been paid by Seller prior to the related Sale Date have been paid by Seller.

                             (k)           All tax service contracts and flood certification contracts applicable to the Mortgage Loans will transfer to and for the benefit of Purchaser at no cost or expense to Purchaser. All of the Mortgage Loans have a valid, fully paid, transferable, life of the loan tax service contract with an Investor-approved (if such approval is required under

Applicable Requirements) tax service provider or the Seller shall promptly reimburse the Purchaser for, the cost of obtaining such a tax service contract. All of the Mortgage Loans have a valid, fully paid, transferable, life of the loan flood certification contract with an Investor-approved (if such approval is required under Applicable Requirements) flood certification provider or the Seller shall promptly reimburse the Purchaser for the cost of obtaining such a flood certification contract. Each Mortgage Loan has had a flood zone determination conducted in compliance with the Applicable Requirements and such determination is contained in the appropriate Mortgage File. Each such tax service and flood certification contract is transferable to the Purchaser as a fully paid, transferable, life of the loan tax service contract or flood certification contract.

                             (l)           Any loan modifications, including trial modifications, entered into prior to the applicable Sale Date complied with Applicable Requirements in all material respects.

                             (m)           No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended ("HOEPA"), or has an "annual percentage rate" or "total points and fees" payable by the borrower that exceeds the applicable thresholds defined under HOEPA and its implementing regulations, including 12 C.F.R. § 1026.32(a)(1)(i) and (ii). No Mortgage Loan is a "high cost" mortgage loan, "covered" mortgage loan, "high risk home" mortgage loan, or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, provided that this determination shall be made with respect to the relevant state or local law, regardless of the effect of any available federal preemption, other than exemptions specifically provided for in the relevant state or local law. No Mortgage Loan is subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS® Glossary Revised, Appendix E). Notwithstanding the foregoing, this representation and warranty shall not be made with respect to any Mortgage Loan as to which the foregoing was permitted in accordance with Applicable Requirements.

 4.10          Brokers' Fees.     With the exception of fees and expenses payable to Credit Suisse Securities (USA) LLC and J.P. Morgan Securities, LLC, which will be Seller Parent's sole responsibility, neither Seller Parent nor Seller have employed any other broker, investment banker, financial advisor or other Person who would have a valid claim for a fee or commission from Purchaser in connection with the Transactions.

 4.11          Agency Set-off Rights.     Seller has no actual notice, including any notice received from any Agency, or any reason to believe, that, other than in the normal course of Seller's business, any circumstances exist that would result in Seller being liable to such Agency for any amount due which would reasonably be expected to have a Material Adverse Effect by reason of: (i) any breach of servicing obligations or breach of mortgage selling warranty to such Agency under servicing agreements relating to Seller's entire servicing portfolio for such Agency (including any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgage loans that Seller is servicing for such Agency under the regular servicing option or other mortgages subject to recourse agreements, (iii) any loss or damage to such Agency by reason of any inability to transfer to a purchaser of the servicing rights Seller's selling and servicing representations, warranties and obligations, or (iv) any other unmet obligations to such Agency under a servicing contract relating to Seller's entire servicing portfolio with an Agency..

 4.12          No Other Representations and Warranties.     Except for the representations and warranties made in this Article IV, none of the Seller Parties or any other Person makes any representations or warranties on behalf of Seller or Seller Parent. Neither Seller or Seller Parent nor any other Person will have or be subject to any liability or indemnification obligation to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, including any information, documents, projections, forecasts or other material made available to Purchaser in certain "data rooms" or management presentations in expectation of the Transactions. For the avoidance of doubt, neither Seller or Seller Parent nor any of its Representatives makes any express or implied representation or warranty with respect to "Evaluation Material" as defined in the Confidentiality Agreement.

 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

                             As an inducement to Seller to enter into this Agreement and to consummate the Transactions, Purchaser represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to Seller as of the Effective Date and each applicable Sale Date):

 5.1          Due Organization and Good Standing.     Purchaser is a limited liability company validly existing and in good standing under the Laws of the State of Delaware, except where the failure to be so existing or in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impede the ability of Purchaser to consummate the Transactions. Purchaser has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted, except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impede the ability of Purchaser to consummate the Transactions.

 5.2          Authority and Capacity.     Purchaser has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

 5.3          Effective Agreement.     The execution, delivery and performance of this Agreement by Purchaser and consummation of the Transactions have been duly and validly authorized by all necessary limited liability company action; this Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Seller Parties, constitutes a valid and legally binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting generally the enforcement of creditor's rights and the discretion of a court to grant specific performance.

 5.4          No Conflict.     Neither the execution and delivery of this Agreement nor the consummation of the Transactions and thereby shall (a) violate, conflict with, or constitute a default under any of the terms, conditions or provisions of (i) the articles of incorporation, bylaws or other organizational documents of Purchaser, (ii) any mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or instrument to which Purchaser is now a party or by which Purchaser is bound, or (iii) any Law applicable to Purchaser, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature upon, the Servicing Rights or any of the Mortgage Loans, or any material assets of Purchaser, except, in the case of clauses (a)(ii), (a)(iii) and (b), for any such violation, conflict, default, lien, charge or encumbrance which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impede the ability of Purchaser to consummate the Transactions.

 5.5          Consents.     Except for the Investor Consents, there is no requirement applicable to Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful performance by Purchaser of its obligations hereunder, except for such other consents as will be obtained on or prior to the applicable Sale Date. The Purchaser is an approved servicer for Fannie Mae and Freddie Mac, and is an investing mortgagee approved by the Federal Housing Administration.

 5.6          Litigation.     There is no litigation, claim, demand, proceeding or governmental investigation pending or, to the Knowledge of Purchaser, threatened in writing, or any order, injunction or decree outstanding, against or relating to Purchaser that would reasonably be expected to prevent or materially delay or materially impede the ability of Purchaser to consummate the Transactions.

 5.7          Ability to Perform.     Purchaser has as of the Effective Date, and will have on each Sale Date, sufficient funds to enable Purchaser to consummate the Transactions, including payment of the Purchase Price and fees and expenses of Purchaser relating to the Transactions. In no event will the receipt or availability of any funds or financing by Purchaser be a condition to any of Purchaser's obligations hereunder, including the consummation of Transactions. Immediately after giving effect to the Transactions on each Sale Date, Purchaser will be solvent and will (a) be able to pay its debts as they become due, (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), and (c) have adequate capital to carry on its business. No sale, transfer or conveyance of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser. In connection with the Transactions, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

 5.8          Reserved.

 5.9          Brokers' Fees.     Purchaser has not employed any broker, investment banker, financial advisor or other Person who would have a valid claim for a fee or commission from Seller or Seller Parent in connection with the Transactions.

 5.10          Acknowledgment of Representations and Warranties.     Except for the representations and warranties made by Seller in Article IV, Purchaser acknowledges and agrees that neither Seller nor any other Person makes or has made any representations or warranties in respect of the Servicing Rights, the Advances and the Transactions. Purchaser further acknowledges and agrees that it (a) has had an opportunity to discuss the Servicing Rights, the Advances and the Transactions with the management of Seller, (b) has had reasonable access to (i) the books and records of Seller and (ii) the electronic dataroom maintained by Seller for purposes of the Transactions, (c) has been afforded the opportunity to ask questions of and receive answers from officers and other key employees of Seller, and (d) has conducted its own independent investigation of the Servicing Rights, the Advances and the Transactions, and has not relied on any representation, warranty or other statement by Seller or any Person on behalf of Seller, other than the representations and warranties of Seller expressly contained in Article IV and that all other representations and warranties (including those implied under Law) are specifically disclaimed. Purchaser acknowledges and agrees that Seller has provided the representations and warranties in Article IV solely for purposes of establishing a basis on which claims for indemnification or repurchase may be brought in accordance with the terms of this Agreement and for purposes of defining certain conditions to Purchaser's obligation to consummate the Transactions, irrespective of whether Seller knows or should have known of any such breach and without disclosure by Seller of any such knowledge. Purchaser acknowledges that Seller makes no warranty or representation, express or implied, or arising by operation of Law, including any warranty of condition, habitability, merchantability, or fitness for a particular purpose of the Servicing Rights or any portion thereof.

 5.11          Expertise.     Purchaser is a sophisticated investor and its bid and decision to purchase the Servicing Rights are based upon its own independent expert evaluations of the Mortgage Files and other materials made available by Seller and deemed relevant by Purchaser. Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller or any of its respective employees, affiliates, agents or representatives, other than the representations and warranties of Seller contained herein and the information referred in such representations and warranties. Purchaser has had the opportunity to conduct such due diligence review and analysis of the due diligence materials, as Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Servicing Rights. Purchaser acknowledges that it has had the opportunity to conduct legal, compliance, credit and other appropriate due diligence as to the Servicing Rights. Purchaser acknowledges that the Servicing Rights may have limited or no liquidity and Purchaser has the financial wherewithal to own the Servicing Rights and the loan documents for an indefinite period of time and to bear the economic risk of an outright purchase of the Servicing Rights and the loan documents and a total loss of the Purchase Price for the Servicing Rights.

ARTICLE VI

COVENANTS

 6.1          Preparation of Proxy Statement; Special Meeting.

                             (a)           Seller Parent shall take all action necessary to duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement (whether or not the Seller Parent Board has made a Change of Recommendation, but subject to the Seller Parties' rights under Section 10.1(c)(iv)) and, in connection therewith, Seller Parent shall mail the Proxy Statement to the holders of Shares in advance of such meeting. Except to the extent that the Seller Parent Board shall have effected a Change of Recommendation as permitted by Section 6.9 hereof, the Proxy Statement shall include the Seller Parent

Recommendation. Subject to Section 6.9 hereof, the Seller Parent shall use commercially reasonable efforts to solicit from the holders of Shares proxies in favor of the approval of this Agreement and the Transactions.

                             (b)           In connection with the Special Meeting, Seller Parent will (i) prepare and file the Proxy Statement with the SEC within 90 days following the execution and delivery of this Agreement, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and will provide copies of such comments to Purchaser promptly, (iii) as promptly as reasonably practicable prepare and file any response, amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use commercially reasonable efforts to mail the Proxy Statement to the Seller Parent's shareholders as promptly as reasonably practicable after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement, and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Seller Parent's Shareholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time after the mailing of the Proxy Statement and prior to the Special Meeting. Purchaser shall cooperate with Seller Parent in connection with the actions contemplated by the preceding sentence, including the preparation and filing of the Proxy Statement and responding to the SEC with respect to all comments received on the Proxy Statement from the SEC, including furnishing Seller Parent as promptly as reasonably practicable with any and all information with respect to Purchaser as may be required to be set forth in the Proxy Statement under the Exchange Act or as otherwise requested by the SEC. Seller Parent will, to the extent practicable, (i) provide Purchaser a reasonable opportunity to review and comment on the Proxy Statement, or any amendments or supplements thereto (other than any amendment or supplement that involves or relates to a Change of Recommendation) and (ii) consider in good faith all additions, deletions or changes reasonably proposed by Purchaser, in each case, prior to filing the same with the SEC. If at any time prior to the date of the Special Meeting, Seller, Seller Parent or Purchaser discovers any information which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to Seller Parent's shareholders.

 6.2          Required Consents.

                             (a)           The purchase and sale of the Servicing Rights and the appointment of Seller as subservicer for the Mortgage Loans are subject to approval by the applicable Investors and Origination Sources on or before the applicable Sale Date. In accordance with the Applicable Requirements, Seller shall undertake commercially reasonable efforts to obtain the Required Consents in a timely manner with respect to the transfer of Servicing Rights from Seller to Purchaser and the appointment of Seller as subservicer for the Mortgage Loans as of the related Sale Date. Purchaser shall provide such assistance to Seller and enter into such letter agreements and certifications as reasonably requested by Seller, including the provision of such information regarding Purchaser and its business as requested by any Investor or Origination Source. Seller shall pay any and all fees and costs charged by each Investor or Origination Source to secure Required Consents for the Transactions, including fees to the Investors and Origination Sources for the transfer of the Servicing Rights in accordance with the Applicable Requirements ("Required Consent Fees"). If applicable, Seller shall prepare and deliver to HUD the required electronic notification of the transfer of the Servicing Rights from Seller to Purchaser. On a monthly basis, the Seller shall provide the Purchaser with a report detailing the status of each Investor or Origination Source that have refused to provide its consent to the transfer of all or any portion of the Servicing Rights to Purchaser as of the end of the immediately preceding calendar month.

                             (b)           Until such Required Consent is received and the related Sale Date occurs with respect to any Servicing Rights:

                                            (i)          Seller shall service the related Mortgage Loans in material compliance with Applicable Requirements and shall pay, perform and discharge all of the rights, obligations and duties with respect to the related Servicing Agreements; and

                                            (ii)          without Purchaser's written consent, Seller shall not cause any Servicing Agreement to be amended in any material respect; it being understood that the termination or expiration of any Servicing Agreement in accordance with its terms shall not constitute amendment.

 6.3          Document Custodian; Transfer of Custody of Mortgage Files; Assignments and Related Matters.

  (a)          Transfer of Custody of Legal Documents.    Purchaser shall use Seller's Document Custodian for the custody of the related Legal Documents and any other documents held by the Document Custodian in respect of the related Mortgage Loans, under terms mutually agreed upon by Purchaser and the Document Custodian.

  (b)          Document Custodian.    Purchaser shall be responsible for all ongoing fees and costs charged by its Document Custodian after the related Sale Date.

  (c)          Reserved.

  (d)          Assignments and Related Matters.    Only if (A) expressly required by Applicable Requirements, (B) determined by the Purchaser to be advisable after reasonable consultation with the applicable servicer or subservicer, then at the Purchaser's prior written direction or (C) if nominal title is held in Seller's name (or the name of an affiliate of Seller), the Seller shall, at its expense and in compliance with all Applicable Requirements in all material respects, (i) prepare and record or cause to be prepared and recorded, as required by the applicable Investor, all prior intervening Assignments of Mortgage Instruments; (ii) prepare or cause to be prepared Assignments of Mortgage Instruments from Seller to Purchaser; and (iii) endorse or cause to be endorsed the Mortgage Notes in blank without recourse or as otherwise required by the applicable Investor. Seller shall deliver to the Document Custodian all original recorded Assignments of Mortgage Instruments promptly upon receipt of same from the applicable recording office or otherwise.

                             In respect of MERS Mortgage Loans, only if (A) expressly required by Applicable Requirements, (B) determined by the Purchaser to be advisable after reasonable consultation with the applicable servicer or subservicer, then at the Purchaser's prior written direction, the Seller shall, at the Seller's expense and in compliance with all Applicable Requirements and Accepted Servicing Practices or (C) if nominal title is held in Seller's name (or the name of an affiliate of Seller), Seller shall, at Seller's expense, take such actions as are necessary to cause Purchaser to be clearly identified as the servicer of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of servicing of mortgage loans maintained by MERS and make such other changes to the applicable MERS registration information as is required under Applicable Requirements. Purchaser shall accept any such transfer of servicer or beneficial interest initiated by Seller within the MERS system.

                             If requested by Purchaser, Seller will register with MERS any Mortgage Loan that is a Non-MERS Mortgage Loan as of the related Sale Date (and eligible to be a MERS Mortgage Loan), in Purchaser's name. The Purchaser will bear any and all costs and expenses associated with the MERS registration on any such Mortgage Loans. In connection with each such Mortgage Loan, if such Mortgage Loan has been assigned to Seller, in lieu of any Assignment of Mortgage Instrument contemplated above in this Section 6.3(d), Seller will, at Seller's expense, prepare and record an Assignment of Mortgage Instrument from Seller to MERS.

  (e)          Delivery of Trailing Loan Documents.    As soon as practicable after each Sale Date, Seller shall deliver to the Document Custodian complete and correct versions of each of the Trailing Loan Documents required to be included in the Mortgage File related to the Servicing Rights transferred on such Sale Date; provided, however, that in the case of a Mortgage Instrument or Assignment of Mortgage Instrument that Seller has delivered to the applicable recorder's office in a timely manner that has not yet been returned by such recorder's office solely due to a delay by such recorder's office, Seller shall have such additional time to obtain and deliver such documents and the final title policy (if such receipt of such document from the title insurer is delayed due to missing Mortgage Instrument or Assignment of Mortgage Instrument recording information) as is necessary.

 6.4          Undertakings by Seller.

  (a)          Custodial Fund Interest and Reporting.    Seller shall pay interest on Custodial Funds accrued through the applicable Sale Date to the extent interest with respect to Custodial Funds is required to be paid under the Applicable Requirements for the benefit of Mortgagors under the Mortgage Loans.

  (b)          Internal Revenue Service Reporting.    Seller shall be responsible for, at its sole cost and expense, preparing and filing with the Internal Revenue Service all reports, forms, notices and filings required by the Internal Revenue Code and rules, regulations and interpretations thereunder in connection with the Servicing Rights and Mortgage Loans with respect to events that occurred prior to the applicable Sale Date thereof, including, the reporting of all interest paid by Seller for the account of Mortgagors under the Mortgage Loans.

 6.5          Solicitation.     With respect to each Mortgage Loan, from and after the applicable Sale Date, except as otherwise contemplated by the Subservicing Agreement or otherwise mutually agreed upon by Seller and Purchaser, the Seller shall not, and shall cause all subsidiaries of Seller Parent, and its and their respective officers, directors, employees, brokers, correspondent lenders, agents and independent contractors, in each case working on the Seller's behalf to not, directly or indirectly, during the remaining term of such Mortgage Loan, by telephone, by mail, by internet, by facsimile, by personal solicitation, by electronic media or otherwise take any action to solicit the Mortgagors. Unless otherwise expressly agreed to in writing, nothing in this Section 6.5 shall prohibit the Seller or the Seller's affiliates from (a) taking applications from those Mortgagors who initiate refinance action on their own, (b) engaging in a mass advertising program to the general public at large such as mass mailings based on commercially acquired, non-targeted mailing lists, or general, non-targeted newspaper, magazine, billboard, radio, television or Internet advertisements, or (c) soliciting Mortgagors in any other manner otherwise agreed upon in writing by the Parties. In the event that the terms of this Section 6.5 have been breached and any affected Mortgage Loan is refinanced or prepaid in full, as the sole remedy therefor, Seller shall pay to Purchaser (and Purchaser shall have the right to offset any such amounts against future payments required hereunder to be made by Purchaser to Seller) an amount equal to the Servicing Rights Reimbursement Price in accordance with Section 9.2.

 6.6          Payment of Costs.     Except as otherwise provided herein: (a) Seller shall be responsible for all fees, costs, expenses and other amounts payable to or with respect to (i) the Required Consent Fees, (ii) the transfer of the Servicing Rights, (iii) the delivery of the Mortgage Files, (iv) the transfer of the Custodial Funds as of each Sale Date, (v) preparing and recording individual Assignments of Mortgage Instruments to Purchaser and preparing individual Assignments of Mortgage Instruments to the Investor, if required by applicable Investor guidelines, (vi) in respect of MERS Mortgage Loans, processing transfers of servicing from Seller to Purchaser with MERS, (vii) the electronic notification to HUD of the transfer of the Servicing Rights (if applicable), (viii) its advisors, consultants, accountants, attorneys and Document Custodian, and (ix) Seller's performance of its obligations under this Agreement, (b) Purchaser shall be responsible for the fees, costs, expenses and other amounts payable to or with respect to (i) its advisors, consultants, accountants, attorneys, (ii) its Document Custodian (including the Document Custodian's fees and costs for any Investor-required recertifications or review and reporting of Trailing Loan Documents), and (iii) Purchaser's performance of its obligations under this Agreement, and (c) the Purchaser and Seller hereby agree that each party shall pay fifty percent (50%) of all filing fees in connection with filings under the HSR Act.

 6.7          Final Certification and Recertification.     This Section 6.7 shall only apply to Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, as applicable. Purchaser shall cause the Document Custodian to promptly review, at Purchaser's expense, all Mortgage Loan Documents and provide Seller with a missing/defective document exception report promptly following the applicable Sale Date in accordance with Section 3.2 hereof. Seller agrees that in connection with the final certification and/or recertification of any Pool or Mortgage Loan, Seller, at Seller's expense, shall deliver to the Document Custodian all documents required for such final certification and/or recertification. No later than the tenth (10th) Business Day of each full calendar month following the delivery of the Exceptions List, Purchaser shall cause the Document Custodian to provide to Seller status reports, document tracking reports and other related information that evidences that Seller is delivering documents, clearing exceptions and taking all other necessary actions in such manner as to permit final certification and/or recertification, as the case may be, as required under Applicable Requirements with respect to all Mortgage Loans. Seller and Purchaser shall cooperate with each other and shall use commercially reasonable efforts to obtain recertification waivers from each of Fannie Mae and Freddie Mac, as applicable. If Purchaser or its designee or the Document Custodian returns a Mortgage Loan required for final certification and/or recertification to Seller for correction or missing information, Seller, at its own cost and expense, shall promptly correct such Mortgage Loan Document, insert the appropriate information, record such document if required, and return the document to Purchaser, its designee or the Document Custodian, as applicable. If Seller does not take such actions and, as a result,

Purchaser cannot obtain by the deadline required by Applicable Requirements, the certification or recertification of any Pool or Mortgage Loan, then upon the request of Purchaser, Seller shall (i) reimburse Purchaser for any reasonable, documented out-of-pocket expense or cost incurred by Purchaser in attempting to obtain a missing, inaccurate or incomplete document or the certification or recertification by the required deadline and (ii) reimburse Purchaser for the reasonable, documented out-of-pocket cost of posting a letter of credit if required by the Investor; provided if the letter of credit relates to pools other than the Pools, Losses shall only include the portion of the cost reasonably allocated by Seller to Purchaser and the Pools. It is understood and agreed, however, that in no event shall Seller have any obligation to repurchase any Servicing Rights or Mortgage Loans arising out of compliance with this Section 6.7.

 6.8          Purchaser to Comply with Applicable Requirements.     At all times following each Sale Date, Purchaser shall comply with Applicable Requirements as servicer and servicing rights owner of the related Mortgage Loans.

 6.9          Competing Proposals.

                             (a)           Subject to the remainder of this Section 6.9, none of the Seller Parties or any of their respective subsidiaries shall, nor shall (directly or indirectly) any Seller Party authorize any of its or its subsidiaries' officers, directors, Representatives or other intermediaries or subsidiaries to: (i) solicit, initiate or knowingly facilitate (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 6.9 (such as answering unsolicited phone calls) shall not be deemed to "facilitate" for purposes of this Section 6.9) the submission of inquiries, proposals or offers from any Person (other than Purchaser and its affiliates) relating to any Competing Proposal, or agree to or recommend any Competing Proposal; (ii) enter into any agreement (x) to consummate any Competing Proposal, (y) to approve any Competing Proposal or (z) requiring it to abandon, terminate or fail to consummate the Transactions; (iii) enter into or participate in any discussions or negotiations in connection with any Competing Proposal or inquiry with respect to any Competing Proposal, or furnish any non-public information with respect to the Servicing Rights in connection with any Competing Proposal; or (iv) agree to resolve to take, or take, any of the actions prohibited by clause (i), (ii) or (iii) of this sentence. Each of Seller and Seller Parent shall immediately cease, and cause its respective Representatives and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to an Competing Proposal and shall immediately terminate access by all such parties and their Representatives to any online data room or portions thereof to the extent pertaining to the Servicing Rights. For purposes of this Section 6.9, the term "Person" includes any "group" as defined in Section 13(d) of the Exchange Act. Notwithstanding the foregoing, Seller and Seller Parent may, following the receipt of a Competing Proposal, contact the Person that has made such Competing Proposal to (i) clarify and understand the terms and conditions thereof solely to facilitate the Seller Parent Board's determination of whether such Competing Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal, and (ii) inform such Person of the existence of the provisions of this Section 6.9. Notwithstanding the foregoing or any other provision in this Agreement, nothing in this Agreement shall be deemed to prohibit or otherwise limit the ability of Seller Parent, its subsidiaries or their Representatives or other intermediaries from taking any action prohibited by this Section 6.9(a) or taking any other action with respect to any transaction that does not constitute or relate to a Competing Proposal.

                             (b)           Notwithstanding anything to the contrary in this Section 6.9, Seller and Seller Parent may, directly or indirectly, prior to the receipt of the Stockholder Approval, (i) engage in negotiations or discussions with any Person (and its Representatives) that has made an unsolicited written Competing Proposal not resulting from or arising out of a material breach of Section 6.9(a), and/or (ii) furnish to such Person information relating to the Servicing Rights pursuant to an Acceptable Confidentiality Agreement (provided that to the extent any nonpublic information pertaining to the Servicing Rights that has not been made available to Purchaser is made available to such Person, make available or furnish such nonpublic information to Purchaser promptly (and in any event within 24 hours) following the time it is provided to such Person), in the case of each of clauses (i) or (ii), if, and only if, prior to taking such particular action, the Seller Parent Board has determined in good faith after consultation with its financial advisors and outside legal counsel that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.

                             (c)           Notwithstanding anything in this Section 6.9 to the contrary, at any time prior to the receipt of the Stockholder Approval, the Seller Parent Board may (x) withdraw, modify or amend in any manner adverse to Purchaser its approval or recommendation of this Agreement or recommend a Competing Proposal, or enter into an

Acquisition Agreement or resolve or agree to take any of the foregoing actions (a "Change of Recommendation") or (y) following receipt of an unsolicited written Competing Proposal that did not result from a material breach of Section 6.9(a) and which the Seller Parent Board determines in good faith, in consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, terminate this Agreement in accordance with the provisions of Section 10.1(c)(iv) and enter into a definitive acquisition agreement, merger agreement or similar definitive agreement (an "Acquisition Agreement" (for the avoidance of doubt an Acceptable Confidentiality Agreement shall not constitute an Acquisition Agreement)) with respect to such Superior Proposal, in the case of each of clauses (x) and (y), if, and only if, the Seller Parent Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law the Seller Parties comply with Section 6.9(d) and, in the case of clause (y), the Seller pays the Break-up Fee in accordance with Section 10.3.

                             (d)           Prior to any Seller Party taking any action permitted (i) under Section 6.9(c)(x), Seller Parent shall (A) provide Purchaser with at least four (4) Business Days' prior written notice advising Purchaser it intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor and all material information with respect thereto (including in relation to all developments related thereto), and (B) if requested by Purchaser, during such four (4) Business Day period, negotiate in good faith with Purchaser (to the extent Purchaser desires to negotiate) to enable Purchaser to propose in writing an offer binding on Purchaser to effect such adjustments to the terms and conditions of this Agreement such that the Seller Parent Board would determine in good faith, after consultation with its financial advisors and outside legal counsel, that the failure of the Seller Parent Board to make a Change of Recommendation would not be inconsistent with its fiduciary duties under applicable Law, or (ii) under Section 6.9(c)(y), Seller Parent shall provide Purchaser with at least four (4) Business Days' prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable Competing Proposal shall require a new notice and a two (2) Business Day period) advising Purchaser that the Seller Parent Board intends to take such action, specifying the material terms and conditions of the Superior Proposal and that the relevant Seller Party shall, if requested by Purchaser, during such four (4) Business Day period (or two (2) Business Day period, if applicable), negotiate with Purchaser (to the extent Purchaser desires to negotiate) to enable Purchaser to propose in writing an offer binding on Purchaser to effect such adjustments to the terms and conditions of this Agreement such that such Competing Proposal would no longer constitute a Superior Proposal.

                             (e)           Seller shall notify Purchaser promptly (but in any event within 48 hours) after receipt of any bona fide Competing Proposal and the material terms and conditions of any such Competing Proposal. Seller Parent shall keep Purchaser reasonably informed of the status and material details (including any material amendments) of any such Competing Proposal and keep Purchaser reasonably informed as to the material details of all discussions or negotiations with respect to any such Competing Proposal (in each case in a manner that is not unduly disruptive of Seller Parent's ability to conduct good faith discussions in accordance with this Section 6.9 with the party making such Competing Proposal and its Representatives) and shall provide Purchaser within 48 hours after receipt thereof all copies of any other material documentation, including any drafts of an Acquisition Agreement, with respect to such Competing Proposal; provided that, for the sake of clarity, it is understood and agreed that all such information, documentation and communications shall be subject to the Confidentiality Agreement.

                             (f)           Nothing contained in this Section 6.9 or elsewhere in this Agreement shall prohibit any Seller Party or the Seller Parent Board, directly or indirectly through its Representatives, from complying with its disclosure obligations under applicable Law with regard to an Competing Proposal, including taking and disclosing to the Seller Parent's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Seller Parent's shareholders), and none of the foregoing shall constitute a Change of Recommendation; provided that any such disclosure (other than a "stop, look and listen" communication or other similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or an express rejection of the Competing Proposal or a reaffirmation of the Seller Parent Recommendation) shall be deemed to be a Change of Recommendation if the Seller Parent Board fails to expressly and publicly reaffirm the Seller Parent Recommendation within five (5) Business Days following any written request by Purchaser in response to such Seller Party disclosure (it being agreed that Purchaser may only make one (1) request with respect to any single such disclosure); provided that, in the event that a third party commences a tender offer or exchange offer, the Seller Parent Board shall have at least ten (10) Business Days from the date of commencement of the offer to expressly and publicly reaffirm the Seller Parent Recommendation.

 6.10          Cooperation.     To the extent reasonably possible, the Parties shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement. Purchaser shall cooperate as reasonably required by Seller in Seller's efforts to obtain Stockholder Approval (including by providing all required information relating to Purchaser or its affiliates for inclusion or incorporation by reference in the Proxy Statement), Investor approvals and final certifications and recertifications as required hereunder. The Seller shall cooperate in good faith with the Purchaser in responding to any inquiries from any the Purchaser's regulators or examiners regarding the origination or prior servicing of the Mortgage Loans (including, if not limited by confidentiality limitations, providing copies of audits, documents and other information requested by any regulator or examiner); provided that, if (i) prohibited by Applicable Requirements from providing any such requested information or (ii) the underlying contract or other document or record prohibits disclosure of the requested information, the Seller shall give the Purchaser prompt notice thereof and shall cooperate with the Purchaser in responding to the applicable regulator or examiner's request and/or in seeking exemption from such prohibition; provided further that Seller shall not be obligated to provide any requested information to the extent constituting confidential or privileged communications with any Governmental Entity or subject to attorney-client privilege. The Seller shall be reimbursed by the Purchaser for any reasonable out of pocket costs or expenses incurred in connection with the foregoing.

 6.11          Confidentiality.     The Parties will treat all nonpublic information obtained in connection with this Agreement and the Transactions as confidential in accordance with the terms of the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated by reference and will continue in full force and effect, except that the confidentiality obligations in the Confidentiality Agreement with respect to information relating to the Servicing Rights will terminate on the related Sale Date. If this Agreement is, for any reason, terminated prior to a Sale Date with respect to any Servicing Rights, the Confidentiality Agreement will continue in full force and effect as provided in this Section 6.11 hereof in accordance with its terms.

 6.12          Access After Sale Date.     After a Sale Date, upon reasonable written notice, Purchaser will furnish or cause to be furnished to Seller, its agents and its regulators access, during normal business hours, to such information and assistance relating to the Servicing Rights sold on any such Sale Date as is necessary for any reasonable business purpose, including insurance matters, financial reporting and accounting matters, the preparation and filing of any tax return, the defense of any tax claim or assessment, in connection with any disclosure obligation or the prosecution, any litigation, demand, administrative or regulatory proceeding or governmental investigation or any order, judgment, injunction or other similar legally binding decree; provided further that Purchaser shall not be obligated to provide any requested information to the extent constituting confidential or privileged communications with any Governmental Entity or subject to attorney-client privilege. Purchaser will make its then-current employees and agents reasonably available and accessible in order to facilitate the foregoing and such other requests as reasonably made by Seller. Seller will reimburse Purchaser for reasonable out-of-pocket costs and expenses incurred in assisting Seller pursuant to this Section 6.12.

 6.13          HSR Compliance.

                             (a)           Each Purchaser and Seller shall submit as soon as practicable, but in no event later than thirty (30) days after the execution hereof, filings required under the HSR Act, if any. The Persons making such filings shall request early termination of any applicable HSR Act waiting period, shall promptly furnish each other with copies of any notices, correspondence or other written communication received from the relevant Governmental Entity, shall promptly make any necessary or advisable subsequent or supplemental filings or submissions required or requested by the relevant Governmental Entity and shall, to the extent reasonably necessary and appropriate, cooperate with one another in the preparation of such filings or submissions. No Party hereto shall participate in any meeting or substantive discussion with any Governmental Entity in respect of any such filings or related investigations or other inquiries unless, to the extent practicable, it consults with the other Party hereto in advance and, to the extent practicable and permitted by such Governmental Entity, gives the other Party hereto the opportunity to attend and participate in such meeting.

                             (b)           Each Party shall use its reasonable best efforts to resolve as promptly as practicable such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act. If any Governmental Entity shall seek an injunction or the enactment, entry, enforcement or promulgation of any governmental order restraining or prohibiting the Transactions, each Party hereto shall (i) defend Claims seeking such an injunction or the enactment, entry, enforcement or promulgation of any such governmental order and (ii) use its reasonable best efforts to avoid the entry of and seek to have lifted, vacated or reversed any such governmental order.

 6.14          Settlement Terms.     Following the Effective Date, the Seller shall not agree to any consent decree terms and/or any proposed consent decree terms in connection with any investigation or settlement negotiations of the Seller's servicing practices by any Governmental Entity and/or Agency which increases the obligations of the Purchaser as successor servicer and/or servicing rights owner of the Mortgage Loans.

 6.15          Certain Activities Prior to Sale Date.

                             (a)           From the Effective Date until the earlier of the final Sale Date and the termination of this Agreement, the Seller shall pay, perform and discharge all liabilities and obligations relating to the Servicing Rights consistent in all material respects with the Seller's practices prior to the Effective Date (subject to enhancements with respect thereto) and in accordance with the Servicing Agreements, the Mortgage Loan Documents, Applicable Requirements and Agency requirements, in each case with respect to all Mortgage Loans for which the Servicing Rights have not yet been sold to the Purchaser.

                             (b)           Following the Effective Date, upon the occurrence of any of the events set forth on Exhibit 6.15(b) prior to the initial Sale Date (assuming for this purpose that the Subservicing Agreement was effective as of the date hereof and that all references to "Sale Date" therein were references to the date hereof), the Purchaser, by written notice, may terminate the right of the Seller to act as Servicer under the Servicing Agreement (in which case the Servicing Agreement shall not become effective). After receipt of such notice, the Seller or the Seller Parent may elect to either (i) sell Servicing Rights on each Sale Date and transfer the related servicing thereof on such Sale Date to the Servicing Rights Owner or its designee or (ii) terminate this Agreement; provided that if the Seller elects to sell the Servicing Rights, the Purchaser will seek to obtain a replacement subservicer as soon as reasonably practicable on substantially the same terms as the Servicing Agreement and all Sale Dates will be postponed until Purchaser obtains such replacement. The Seller will pay all Servicing Transfer Costs incurred by the Purchaser in connection with the transfer of Servicing to such replacement subservicer and shall comply with the servicing transfer provisions set forth in Article X and Article XI of the Servicing Agreement as if the same was set forth herein mutatis mutandis. To the extent that the Seller elects to terminate this Agreement in accordance with the immediately preceding sentence then Seller Parent shall pay or cause to be paid to Purchaser prior to or concurrently with such termination, a break-up fee in an amount equal to ten million dollars ($10,000,000). Notwithstanding anything to the contrary in this Agreement, payment of such amount will constitute liquidated damages and from and after such payment no Seller Party will have any further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section.

                             (c)           In furtherance of the above, the Seller shall provide the reports and other information set forth on Exhibit 6.15(c), when and as set forth thereon.

 6.16          Survival.     Except as otherwise expressly provided in this Agreement, any obligations of the Seller and the Purchaser under this Agreement which are required to be performed after a related Sale Date shall terminate three (3) years after the applicable Sale Date for the related Servicing Rights.

 ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

                             The obligations of Purchaser under this Agreement are subject to the satisfaction of each of the following conditions on the date or dates specified in the applicable section of this Article VII, any or all of which may be waived in writing by Purchaser:

 7.1          Correctness of Representations and Warranties.     The representations and warranties made by Seller in this Agreement (other than those representations and warranties set forth in Section 4.9) shall be true and correct in all material respects as of the applicable Sale Date.

 7.2          Compliance with Covenants.     All terms and covenants contained in this Agreement required to be complied with and performed by Seller shall have been duly complied with and performed by Seller in all material respects as of the applicable Sale Date.

 7.3          Investor Approval.     At or prior to each Sale Date, the related Required Consents shall have been issued by all appropriate Persons and the related sale of Servicing Rights and transfer of servicing shall not otherwise violate the terms of the related servicing Agreement, which, for Private Label Mortgage Loans, shall include approval, if applicable, for the Purchaser or Purchaser's designee or Purchaser's assignee to be named servicer under the related Servicing Agreement in accordance with the successor servicer requirements of such Servicing Agreement. Further, each of Fannie Mae and Freddie Mac shall have agreed in writing to Bifurcation with respect to the Servicing Rights and the Mortgage Loans. With respect to Private Label Mortgage Loans, in no event shall the Purchaser or Purchaser's designee or Purchaser's assignee be required to assume any obligation in the related Servicing Agreement that increases the Purchaser's risk or potential liability which is not a successor servicer requirement under the related Servicing Agreement; provided that, if any such circumstance arises, this condition precedent shall be deemed to have failed only with respect to the affected Servicing Rights and the related Servicing Agreements.

 7.4          No Injunction.     On the applicable Sale Date, no order, judgment, injunction or other similar legally binding decree shall have been entered, in any case that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the Transactions.

 7.5          Execution and Delivery of Agreements.     On or before such Sale Date, to the extent any Advances are subject to the security interest of any Person, Seller shall have executed and delivered to Purchaser one or more Advance Escrow Agreements with respect to all such Advances.

 7.6          Officer's Certificate.     Seller shall have furnished Purchaser with a certificate dated the applicable Sale Date signed on its behalf by its chief executive officer or another senior executive officer to the effect that the conditions set forth in Article VII have been satisfied.

 7.7          Litigation.     On such Sale Date, no litigation, claim, demand, administrative or regulatory proceeding or governmental investigation shall be pending, threatened or contemplated and no order, injunction or decree shall have been entered that either (i) would reasonably be expected to have a Material Adverse Effect with respect to the Seller or the Seller Parent, a material portion of the Servicing Rights or a material portion of the related Mortgage Loans, or (ii) enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the Transactions.

 7.8          Release of Liens on Servicing Rights.     On or before the applicable Sale Date, the Purchaser shall have received (i) an instrument, in a form reasonably satisfactory to the Purchaser, evidencing the release of any lien to which the Servicing Rights transferred to the Purchaser on such Sale Date may have been subject and (ii) authorization (subject only to the consummation of such transfer) from the applicable secured party to file a UCC-3 financing statement in a form reasonably satisfactory to the Purchaser, terminating any lien referred to in the foregoing clause (i).

 7.9          Sale Date Documentation.     On or before each Sale Date, the Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, an Assignment Agreement providing for the conveyance of the applicable Servicing Rights on such Sale Date and a Cross Receipt.

 7.10          Stockholder Approval.     Seller Parent has received the Stockholder Approval required for the Transactions.

 7.11          HSR Compliance.     Each of the Seller and the Seller Parent have complied with the HSR Act and received any required approvals thereunder in connection with the transfer, assignment and conveyance of the Servicing Rights by the Seller pursuant to this Agreement.

 7.12          True Sale Opinion.     Purchaser shall have received a true sale opinion relating to the sale of the Servicing Rights from Seller's counsel in form and substance reasonably acceptable to Purchaser.

 7.13          Servicing Agreements.     With respect to the Private Label Mortgage Loans, on or before the applicable Sale Date, Purchaser shall have received the applicable Servicing Agreements; provided that, if any such Servicing Agreement is not received, this condition precedent shall only be failed with respect to the Servicing Rights relating to such Servicing Agreement.

 7.14          Portfolio Retention.     On or before the first Sale Date, the Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, a non-exclusive portfolio retention agreement with the Seller.

 7.15          Subservicer.     If the Servicing Agreement is terminated by the Purchaser pursuant to Section 6.15(b), the Purchaser shall have entered into a replacement subservicing agreement with a replacement subservicer in accordance with Section 6.15(b), and had obtained all approvals, including Investor approvals to transfer servicing with respect to the related Mortgage Loans to such subservicer.

              Notwithstanding the foregoing, Purchaser may not rely on the failure of any condition set forth in this Article VII to be satisfied to excuse it from its obligations under this Agreement if such failure was caused by Purchaser's failure to comply with its obligations to consummate the Transactions to the extent required by this Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

              The obligations of Seller under this Agreement are subject to the satisfaction of each of the following conditions on the date or dates specified in the applicable section of this Article VIII, any or all of which may be waived in writing by Seller:

 8.1          Correctness of Representations and Warranties.     The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the applicable Sale Date.

 8.2          Compliance with Covenants.     All terms and covenants contained in this Agreement required to be complied with and performed by Purchaser shall have been duly complied with and performed by Purchaser in all material respects as of the applicable Sale Date.

 8.3          Investor Approval.     At or prior to each Sale Date, the related Required Consents shall have been issued by all appropriate Persons and the related sale of Servicing Rights and transfer of servicing shall not otherwise violate the terms of the related servicing Agreement, which, for Private Label Mortgage Loans, shall include approval, if applicable, for the Purchaser or Purchaser's designee or Purchaser's assignee to be named servicer under the related Servicing Agreement in accordance with the successor servicer requirements of such Servicing Agreement.

 8.4          No Injunction.     On the applicable Sale Date, no order, judgment, injunction or other similar legally binding decree shall have been entered, in any case that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the Transactions.

 8.5          Execution and Delivery of Agreements.     On or before the applicable Sale Date, to the extent any Advances are subject to the security interest of any Person, Purchaser shall have executed and delivered to Seller one or more Advance Escrow Agreements with respect to all such Advances.

 8.6          Financial Condition of Purchaser.     On or before each Sale Date, Purchaser shall, if requested by Seller, have provided to Seller information reasonably satisfactory to Seller to evidence that the financial condition of Purchaser is adequate to support the performance by Purchaser on a timely basis of Purchaser's payment obligations hereunder and under the Subservicing Agreement (to the extent the Seller is the subservicer thereunder).

 8.7          Stockholder Approvals.     Seller Parent shall have received the affirmative vote of the holders of a requisite number of outstanding Shares entitled to vote on the approval of the Transactions (the "Stockholder Approval").

 8.8          Officer's Certificate.     Purchaser shall have furnished Seller with a certificate dated the applicable Sale Date signed on its behalf by its chief executive officer or another senior executive officer to the effect that the conditions set forth in Article VIII have been satisfied.

 8.9          Litigation.     On such Sale Date, no litigation, claim, demand, administrative or regulatory proceeding or governmental investigation shall be pending, threatened or contemplated and no order, injunction or decree shall have been entered that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the Transactions.

 8.10          Sale Date Documentation.     On or before each Sale Date, the Seller shall have received, in form and substance reasonably satisfactory to the Purchaser, an Assignment Agreement providing for the conveyance of the applicable Servicing Rights on such Sale Date and a Cross Receipt.

 8.11          Stockholder Approval.     Seller Parent has received the Stockholder Approval required for the Transactions.

 8.12          HSR Compliance.     The Purchaser shall have complied with the HSR Act and received any required approvals thereunder in connection with the transfer, assignment and conveyance of the Servicing Rights by the Seller pursuant to this Agreement.

 8.13          Portfolio Retention.     On or before the first Sale Date, the Seller shall have received, in form and substance reasonably satisfactory to the Seller, a non-exclusive portfolio retention agreement with the Purchaser.

              Notwithstanding the foregoing, Seller may not rely on the failure of any condition set forth in this Article VII to be satisfied to excuse it from its obligations under this Agreement if such failure was caused by Seller's failure to comply with its obligations to consummate the Transactions to the extent required by this Agreement.

ARTICLE IX

REMEDIES

 9.1          Mitigation; Recourse From Investors.

                             (a)           Each Party that is eligible for indemnification under Sections 9.2 or 9.3, as the case may be, in respect of a Loss will use commercially reasonable efforts to mitigate such Loss in a commercially reasonable manner and, if applicable, consistent with Accepted Servicing Practices. Each such indemnified Party (or Party eligible for reimbursement) will furthermore reasonably cooperate with the indemnifying Party (or responsible Party), at the indemnifying (or responsible Party's) reasonable request, in connection with any efforts by the indemnifying Party (responsible Party) to mitigate such Loss.

                             (b)           In the event that, after a related Sale Date, a third party asserts a Claim against Purchaser or its Related Parties in connection with any of the matters that would otherwise be indemnifiable by Seller under Article IX, Purchaser and its applicable Related Parties will take reasonable actions seek to recover any otherwise indemnifiable Losses or reimbursable costs and expenses from any Investor, Insurer or other sources available to Purchaser under the terms of any applicable Servicing Agreement (each, an "Additional Source") to the extent such Losses or costs and expenses could reasonably be expected to be recoverable from an Additional Source pursuant to Applicable Requirements. If Purchaser or any applicable Related Party receives payment from any Additional Source for any Losses under this Article IX that have been previously paid by Seller, Seller will be reimbursed for such payments by Purchaser or any applicable Related Party as and to the same extent that such amount was paid to Purchaser or any applicable Related Party from such Additional Source.

                             (c)           In the event that a third party asserts a Claim against Seller or its Related Parties in connection with any matter that relates to the Mortgage Loans or Servicing Rights associated therewith that have been transferred hereunder to Purchaser and with respect to which Seller or its Related Parties are not entitled to indemnification from Purchaser pursuant to Section 9.3, or Seller otherwise incurs any Losses that are eligible for reimbursement from an Additional Source, then Purchaser will reasonably cooperate with Seller to seek to recover any such Losses from an available Additional Source. Purchaser will promptly remit to Seller or its Related Parties any recoveries in respect thereof that Purchaser receives from such Additional Source.

                             (d)           Purchaser will timely provide, or cause to be provided, to Seller and, if requested, its counsel, any information, documentation or materials necessary for Seller to assert its rights or, upon request, confirm Purchaser's compliance with its obligations under this Section 9.1, in each case in the possession or under the control of Purchaser or its agents that is reasonably requested by Seller in writing as promptly as reasonably practicable and in compliance with all Applicable Requirements; provided further that Purchaser shall not be obligated to provide any requested information to the extent constituting confidential or privileged communications with any Governmental Entity or subject to attorney-client privilege. With respect to any amounts reimbursable to the Parties for a related claim from the same Additional Source, Seller and Purchaser hereby agree that any reimbursement payments from such Additional Source will be made to and/or allocated among the Parties on a "first in-first out" basis subject to Applicable Requirements.

 9.2          Indemnification by Seller.

              Subject to Section 9.1 and Section 9.6, Seller and Seller Parent will jointly and severally indemnify, defend and hold Purchaser and its Related Parties harmless from and will reimburse Purchaser and its Related Parties for any Losses suffered or incurred by Purchaser or its Related Parties, that result from or arise out of:

                             (a)           Any breach of a representation or warranty by Seller contained in this Agreement;

                             (b)           Any breach of any covenant, agreement or other obligation of Seller contained in this Agreement;

                             (c)           In the event that the terms of Section 6.5 have been breached and any affected Mortgage Loan is refinanced or prepaid in full, an amount equal to the Servicing Rights Reimbursement Price;

                             (d)           In the event that (i) the Seller, an Originator, a Prior Servicer or Purchaser is required to repurchased a Mortgage Loan from an Investor due a breach by Seller, any such Originator or Prior Servicer of Applicable Requirements or (ii) a breach of any of the representations set forth in Article IV of this Agreement has occurred and the aggregate unpaid principal balance of the Mortgage Loans for which such breach has occurred exceeds the Deductible, the related Servicing Rights Reimbursement Price (even if by the time of repurchase, the servicing for the related Mortgage Loan has been terminated by the related Investor as a result of the facts and circumstances underlying such breach);

                             (e)           Any Contested Enforcement Action;

                             (f)           Any Contested Litigation;

                             (g)           Any breach by Seller, any Originator or any Prior Servicer of Applicable Requirements; and/or

                             (h)           the matters set forth on Schedule 4.4 to the Seller Disclosure Letter.

provided, that Seller will not be responsible to Purchaser or its Related Parties for that portion, if any, of any Loss that arises out of or results from Purchaser's or its designee's failure to service any of the Mortgage Loans or Servicing Rights after each Sale Date in compliance with all Applicable Requirements.

 9.3          Indemnification by Purchaser.

              Subject to Section 9.1, Purchaser will indemnify, defend and hold Seller and its Related Parties harmless from and will reimburse Seller and its Related Parties for any Losses suffered or incurred by Seller or its Related Parties that result from or arise out of:

                             (a)           Any breach of a representation or warranty by Purchaser made in this Agreement;

                             (b)           Any breach of any covenant, agreement or obligation of Purchaser contained in this Agreement; and

                             (c)           Any Claim that is brought against Seller after the relevant Sale Date that relates to the Mortgage Loans or Mortgage Servicing Rights, except (i) to the extent Seller is liable therefor under this Agreement or the Subservicing Agreement (to the extent the Seller is the subservicer thereunder) or (ii) to the extent such Claim results from or arises out of any act or omission of any Person arising out of or related to the period prior to the Sale Date.

 9.4          Procedures For Third Party Claims That Are Indemnifiable.

              In the event that a Party receives written notice of the assertion of any Claim raised or made by a third party and that are subject to indemnification under this Agreement (each, a "Third Party Claim"), such Party will promptly give reasonably detailed written notice of such event to the other Party, provided, however, that the failure to give such notification will not affect the indemnification provided hereunder unless the indemnifying Party is materially prejudiced by such failure, and then only to the extent of such prejudice. Upon receipt of such notice of a Third Party Claim, the indemnifying Party will have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the indemnified Party; provided, however, that the indemnifying Party will obtain the prior written approval of the indemnified Party before entering into any settlement of such Third Party Claim that includes any non-monetary relief, remedies or obligations that would be applicable to the indemnified Party, which approval will not be unreasonably withheld. In the event the indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying Party, the indemnified Party will have the right, at the indemnifying Party's reasonable expense, to select separate counsel and to otherwise separately defend itself but will not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld. With respect to any Third Party Claim subject to indemnification under this Agreement, the indemnified Party agrees to cooperate and cause its Related Parties to cooperate in good faith with the indemnifying Party to ensure the proper and adequate defense of such Third Party Claim.

 9.5          Defense Against Repurchase; Optional Repurchase.

                             (a)           In the event the Seller is required to pay to the Purchaser the Servicing Rights Reimbursement Price for Servicing Rights (and/or Advances) in accordance with Section 9.2, to the extent the Seller has rights to cure, appeal and defend against a repurchase demand under the Servicing Agreement, the Seller shall be entitled (but not obligated) to exercise such cure, appeal and defense right prior to the date payment is required by the applicable Investor and/or the Applicable Requirements. Notwithstanding the foregoing, the Seller shall pay to Purchaser any Servicing Rights Reimbursement Price for Servicing Rights (and/or Advances) in accordance with Section 9.2 no later than the date payment is required by the applicable Investor and/or the Applicable Requirements.

                             (b)           In the event that a Claim Notice has been provided by Purchaser to Seller and the related Mortgage Loan is eligible for repurchase from the related Investor arising out of or relating to a breach of the representations, warranties or covenants of Seller under this Agreement, Seller shall have the option (but not the obligation) to repurchase such Mortgage Loan from the Investor and the related Servicing Rights from Purchaser; provided that following the purchase pursuant to this provision of Mortgage Loans with an aggregate unpaid principal balance of 0.5% of the aggregate unpaid principal balance of the Mortgage Loans as of the applicable Sale Dates, Seller must obtain Purchaser's consent (not to be unreasonably withheld) to exercise the option with respect to any further Mortgage Loans. The Seller may exercise such option by written notice to Purchaser. Upon the exercise of such option, Seller and Purchaser shall work together to facilitate such repurchase in accordance with Applicable Requirements. The purchase price for any such repurchase of a Mortgage Loan and related Servicing Rights shall be the sum of the amount required to repurchase such Mortgage Loan from the related Investor plus the Servicing Rights Reimbursement Price. A repurchase pursuant to the foregoing shall be accomplished by wire transfer to Purchaser on the related repurchase date of the foregoing amount. On the date of repurchase or as promptly as practicable thereafter, Purchaser shall take all actions necessary to evidence Seller's ownership of the repurchased Mortgage Loan and related Servicing Rights and to allow Seller to own the Mortgage Loan and exercise the related Servicing Rights, including executing any necessary assignments and forwarding to Seller the Legal Documents with respect to such Mortgage Loan. Notwithstanding anything to the contrary in this Agreement, no payment under this Section 9.5(b) shall be applied to reduce the Liability Holdback, the Agency Cap or the PLS Cap.

 9.6          Exclusive Remedy.

              Other than to seek to compel performance a Party's obligations under the Agreement, from and after the applicable Sale Date, the indemnification provisions of this Article IX will be the sole and exclusive remedies of each Party and their respective Related Parties arising out of the Transactions, either under this Agreement, at Law or in equity (including for any breach of any representation, warranty, covenant or agreement by the other Party contained in this Agreement).

 9.7          Limitations on Indemnification Obligations.

              Notwithstanding any other provision in this Agreement to the contrary, except with respect to the matters set forth on Exhibit 9.7, (a) Seller's aggregate liability for any Losses arising under Section 9.2 relating to Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans and the related Servicing Rights and Advances will not exceed the Agency Cap and (b) Seller's aggregate liability for any Losses arising under Section 9.2 relating to Private Label Mortgage Loans and the related Servicing Rights and Advances will not exceed the Private Label Cap. To the extent that any Losses relate to more than one Product Type, such Claim shall be allocated amongst such affected Product Types to the related Cap on a pro rata basis based upon the unpaid principal balance of the Mortgage Loans as of the Effective Date for such Product Type. To the extent that any Losses do not relate to any Product Type, such Claim shall be allocated amongst all Product Types to the related Cap on a pro rata basis based upon the unpaid principal balance of the Mortgage Loans as of the Effective Date for all Product Types.

 9.8          Limited Survival.

                             (a)           This Agreement and the rights and obligations of the Parties hereunder are intended to terminate no later than three (3) years after the final Sale Date. Accordingly: The representations and warranties of each Party contained in this Agreement and the right to assert a claim with respect to any such representations or warranties will survive the applicable Sale Date and continue in full force and effect for a period of three (3) years after such Sale Date. To the extent any covenants, agreements or other obligations contained in this Agreement by their terms are to be performed or complied with after the applicable Sale Date, such covenants and agreements and the right to assert a claim with respect thereto will survive such Sale Date in accordance with their terms for a period of three (3) years after such Sale Date. All other covenants and agreements contained in this Agreement and the right to assert a claim with respect to any such covenants and agreements will terminate on the applicable Sale Date. Each of the time periods referred to in this Section 9.8 shall be deemed "Survival Period" for purposes of this Agreement. The foregoing limitations will not apply with respect to those specific pending claims for indemnification for which the requisite written notice (a "Claim Notice") was given by either Party to the other Party on or prior to the end of the Survival Period and as to which Losses have begun to accrue.

 9.9          Treatment of Indemnity Payments.

              Amounts paid under this Article IX will be treated as adjustment to the Purchase Price and the Parties will report such payments consistent with such treatment, unless there is no basis for doing so under applicable Law.

 9.10          Limitation of Damages.

                             NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, WHATSOEVER, IN EACH CASE WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, EVEN IF APPRISED OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT SUCH LIMITATION WILL NOT BE APPLICABLE WITH RESPECT TO ANY SUCH DAMAGES PAID TO A THIRD PARTY AS A RESULT OF ANY THIRD PARTY CLAIMS MADE AGAINST A PARTY THAT IS SUBJECT TO AN INDEMNIFICATION OBLIGATION PROVIDED FOR UNDER SECTION 9.2 OR 9.3, AS APPLICABLE. IN NO EVENT SHALL SELLER BE LIABLE TO PURCHASER UNDER THIS AGREEMENT IN CONNECTION WITH THE EXERCISE BY THE VA OF ITS OPTION TO PAY THE GUARANTY ON A VA LOAN RATHER THAN TAKE POSSESSION OF THE RELATED MORTGAGED PROPERTY AFTER PAYMENT OF THE OUTSTANDING BALANCE OF SUCH VA LOAN.

ARTICLE X

TERMINATION

 10.1          Termination.

                             (a)           Any Party may immediately terminate this Agreement if any of the following shall occur:

                                            (i)          no initial Sale Date shall have occurred by August 17, 2017;

                                            (ii)          any one or more of Fannie Mae or Freddie Mac shall have stated in writing that they will not or do not intend to provide its applicable Investor Consents;

                                            (iii)          by mutual consent of the Parties;

                                            (iv)          if the Special Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained by reason of the failure to obtain the required vote of the holders of Shares; or

                                            (v)          any final, nonappealable order, judgment, injunction or other similar legally binding decree has been issued or taken by a Governmental Entity with jurisdiction over Seller, Purchaser, the Servicing Rights, the Mortgage Loans or the Transactions restraining or otherwise prohibiting the consummation of the Transactions.

                             (b)           Purchaser may immediately terminate this Agreement if any of the following shall occur:

                                            (i)          if, within ten (10) Business Days (or, if earlier, prior to the date of the Special Meeting) after any tender offer or exchange offer relating to Shares that constitutes a Competing Proposal shall have been formally commenced by a Person unaffiliated with Purchaser, Seller Parent shall not have made any recommendation or public statement pursuant to Rule 14e-2 under the Securities Act reaffirming the Seller Parent Recommendation and recommending that shareholders reject such tender or exchange offer;

                                            (ii)          if, prior to the Special Meeting, the Seller Parent Board shall have made a Change of Recommendation;

                                            (iii)          if the Special Meeting has not occurred on or before May 31, 2017; or

                                            (iv)          if either Seller Party breaches, in any material respect, any representation or warranty (other than as set forth in Section 4.9), covenant, obligation or agreement set forth in this Agreement and such breach is not cured within thirty (30) days following Seller's receipt of Purchaser's written notice thereof.

                             (c)           Either Seller Party may immediately terminate this Agreement if any of the following shall occur:

                                            (i)          In accordance with Section 6.15(b);

                                            (ii)          Purchaser loses any Agency approval to own the Servicing Rights relating to the Mortgage Loans, and such approval is not restored within forty-five (45) days after such approval was initially revoked by the applicable Agency;

                                            (iii)          Purchaser breaches, in any material respect, any representation or warranty, covenant, obligation or agreement set forth in this Agreement and such breach is not cured within thirty (30) days following Purchaser's receipt of Seller's written notice thereof; or

                                            (iv)          if, prior to the receipt of the Stockholder Approval, the Seller Parent Board has determined to terminate this Agreement in order to enter into an Acquisition Agreement (other than an Acceptable Confidentiality Agreement) with respect to a Superior Proposal in accordance with Section 6.9 hereof; provided, however, that any such purported termination pursuant to this Section 10.1(c)(iv) shall be void and of no force or effect unless Seller Parties have complied with Section 10.3; provided further, that substantially concurrently with such termination, Seller Parent or its relevant subsidiary shall enter into such Acquisition Agreement.

 10.2          Notice; Effect of Termination.

                             (a)           The Party desiring to terminate this Agreement pursuant to this Article X (other than pursuant to Section 10.1(a)(iii)) shall deliver written notice of such termination to each other Party hereto specifying with particularity the reason for such termination, and any such termination shall be effective immediately upon delivery of such written notice to the other party (except to the extent such other Party has the right under this Article X to cure the basis for such termination).

                             (b)           If this Agreement is terminated pursuant to Section 10.1, this Agreement will become void and of no effect with no liability on the part of any Party (or any stockholder, director, officer, employee or Representative of such Party) to the other Party hereto; provided, however, that (i) the provisions of Article I, this Article X and Article XI hereof and the provisions of the Confidentiality Agreement will survive such termination and (ii) subject to Section 9.10 and Section 10.3, no Party will be relieved or released from liability for damages of any kind (whether or not communicated or contemplated at the time of execution of this Agreement) arising out of, any deliberate material breach of any of its covenants contained in this Agreement (it being understood that the failure of Purchaser or Seller to effect the Closing when required under the terms of the Agreement will constitute a deliberate material breach regardless of the circumstances), and the aggrieved Party will be entitled to all rights and remedies available at Law or in equity, including in the case of a breach by Purchaser, liability to the Seller Parties for damages, determined taking into account all relevant factors including the loss of the benefit of the Transactions to the Seller Parties and any benefit to Seller Parent or its stockholders arising from such breach. No Party claiming that such breach occurred will have any duty or otherwise be obligated to mitigate any such damages. For purposes of this Section 10.2, a "deliberate" breach of any covenant will be deemed to have occurred only if the other Party took or failed to take action with actual Knowledge that the action so taken or omitted to be taken constituted a breach of such covenant. The individuals specified in the definition of "Knowledge" (1) have read this Agreement, including the representations, warranties and covenants contained herein, (2) have reviewed with counsel the representations, warranties and covenants contained herein, and (3) for purposes of this Section 10.2, will be deemed to understand the meanings of the representations, warranties and covenants contained herein.

                             (c)           The termination of this Agreement shall not affect any other agreement between Purchaser and Seller. In respect of any termination of this Agreement, all Servicing Rights in respect of which the applicable Sale Date has occurred at the time of such termination shall remain subject to the terms of this Agreement.

 10.3          Break-Up Fee.

                             (a)           If (A) Purchaser terminates this Agreement pursuant to Section 10.1(b)(i); Section 10.1(b)(ii) or Section 10.1(b)(iii) or (B) any Seller Party terminates this Agreement pursuant to Section 10.1(a)(i) or Section 10.1(a)(iv) (provided that at the time of such termination, Purchaser had the right to terminate this Agreement pursuant to Section 10.1(b)(ii) or Section 10.1(b)(i)), then Seller Parent shall pay or cause to be paid to Purchaser not later than two (2) Business Days following such termination, an amount in cash equal to the product of three and one-half percent (3.5%) multiplied by the Purchase Price (as though calculated on the date of such termination) (the "Break-up Fee").

                             (b)           If any Seller Party terminates this Agreement pursuant to Section 10.1(c)(iv), then Seller Parent shall pay or cause to be paid to Purchaser prior to or substantially concurrently with such termination, the Break-up Fee.

                             (c)           If (i) any Seller Party or Purchaser terminates this Agreement pursuant to Section 10.1(a)(i) and provided that the Stockholder Approval shall not have been obtained at the Special Meeting (including any adjournment or postponement thereof) or (ii) any Seller Party or Purchaser terminates this Agreement pursuant to Section 10.1(a)(iv), and in each case of the preceding clauses (i) and (ii), (A) prior to the termination of this Agreement (in the case of a termination pursuant to Section 10.1(a)(i)) or prior to the Special Meeting (in the case of a termination pursuant to Section 10.1(a)(iv)), there shall have been publicly disclosed or announced (and not withdrawn) a bona fide written Competing Proposal, and (B) within twelve (12) months of the termination of this Agreement, any Seller Party enters into an Acquisition Agreement with respect to any Competing Proposal (which is subsequently consummated) or shall have consummated any Competing Proposal (which, in each case, need not be the same Competing Proposal that was made, disclosed or communicated prior to termination of this Agreement), then, on and subject in all respects to the consummation of such Competing Proposal, Seller shall pay or cause to be paid the Break-up Fee to Purchaser promptly following consummation of such Competing Proposal. For purposes of this Section 10.3(c), notwithstanding anything in this Agreement that may be deemed to the contrary, the term "Competing Proposal" shall have the meaning assigned to such term, except that the references to "more than 20%" in the definition of "Competing Proposal" shall be deemed to be references to 50% instead.

                             (d)           The Seller Parties acknowledge and agree that the agreements contained in this Section 10.3 are an integral part of the Transactions and are not a penalty, and that, without these agreements, Purchaser would not enter into this Agreement.

                             (e)           Any payment of the Break-up Fee by or on behalf of Seller Parent shall be made to Purchaser by wire transfer to the account set forth on Exhibit 3.2 to this Agreement.

                             (f)           Notwithstanding anything to the contrary in this Agreement, payment of the Break-up Fee will constitute liquidated damages and from and after the payment of the Break-up Fee no Seller Party will have any further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section. In no event will Purchaser be entitled to the Break-up Fee on more than one occasion.

ARTICLE XI

MISCELLANEOUS

 11.1          Supplementary Information.     From time to time prior to and after each Sale Date, each Party shall furnish to the other Party such information supplementary to the information contained in the documents and information delivered pursuant hereto which is reasonably available and may reasonably be requested or which may be necessary to file any reports due to the Investors in connection with the Mortgage Loans or Servicing Rights, or for compliance with Applicable Requirements.

 11.2          Broker's Fees.     Each Party shall be responsible for the payment of fees or commissions in the nature of a finder's or broker's fee arising out of or in connection with the subject matter of this Agreement due to its respective agent, finder, or broker or any other representative, without any cost or expense of the other Party.

 11.3          Further Assurances.     Each Party shall, at any time and from time to time, promptly, upon the reasonable request of the other Party or its representatives, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be required for the better vesting and confining to Purchaser and its successors and assigns of title to Servicing Rights or as shall be necessary to effect the Transactions. Purchaser and Seller shall cooperate in good faith to consummate the Transactions and satisfy any and all condition precedents set forth in the Conditions Precedent Provision.

 11.4          Assignment.

                             (a)           Purchaser may at any time sell its Servicing Rights relating to any Mortgage Loans without the consent of Seller but subject to the terms of the Subservicing Agreement (to the extent the Seller is the subservicer thereunder).

                             (b)           Neither Party shall assign, sub-license, sub-contract, delegate, charge or otherwise transfer or encumber any of its rights or obligations under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, nothing in this Section 11.4 shall be construed to require the consent of a Party with respect to (i) an assignment by merger whereby the other Party is merged into a successor entity so long as such successor entity agrees to be bound by the terms of this Agreement, (ii) a pledge of the rights under this Agreement to secure loans and for financing purposes or (iii) solely with respect to Private Label Mortgage Loans, to the extent that the Purchaser has not obtained approval, if applicable, for the Purchaser or Purchaser's assignee or designee to be named servicer under the related Servicing Agreement by April 30, 2017, an assignment by the Purchaser to any Person set forth in a side letter, dated the date hereof, between the Purchaser and the Seller, solely with respect to the Servicing Rights relating to the Private Label Mortgage Loans in the aggregate, no later than July 31, 2017, so long as such Person has permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the related Private Label Mortgage Loans or the Servicing Rights (relating to the Private Label Mortgage Loans) require it to be qualified or licensed and, further, is approved to be named servicer under the related Servicing Agreement.

 11.5          Reserved.

 11.6          Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and sent by facsimile, by electronic mail, by nationally recognized overnight courier service or by registered mail and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 11.6 or facsimile at the facsimile telephone number specified in this Section 11.6, in either case, prior to 5:00 p.m. (New York City time) on a Business Day and, in each case, a copy is sent on such Business Day by nationally recognized overnight courier service, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 11.6 or facsimile at the facsimile telephone number specified in this Section 11.6, in each case, later than 5:00 p.m. (New York City time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (c) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (a) and (b) above), or (d) upon actual receipt by the Party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications will be as follows.

              If to Purchaser, to:

              New Residential Mortgage LLC
              1345 Avenue of the Americas, 45th Floor,
              New York, New York 10105
              Attention: Jonathan Grebinar

              with copies (which will not constitute notice), in the case of notice to Purchaser, to:

              New Residential Mortgage LLC
              1345 Avenue of the Americas, 45th Floor,
              New York, New York 10105
              Attention: Austin Sandler

              If to Seller, to:

              PHH Mortgage Corporation
              One Mortgage Way
              Mount Laurel, NJ 08054
              Attn: Samuel Rosenthal
              Email: Sam.Rosenthal@mortgagefamily.com

              In each instance, with required copies to:
              PHH Mortgage Corporation
              One Mortgage Way
              Mount Laurel, NJ 08054
              Attn: General Counsel
              Email: legalnotice@phhmail.com
              and (which copy will not constitute notice) to:

              Lowenstein Sandler LLP
              1251 Avenue of the Americas
              New York, New York 10020
              Attention: Jonathan C. Wishnia
              Email: jwishnia@lowenstein.com
              Facsimile No.: (973) 597-2543

              If to Seller Parent, to:
              PHH Corporation
              One Mortgage Way
              Mount Laurel, NJ 08054
              Attn: Samuel Rosenthal
              Email: Sam.Rosenthal@mortgagefamily.com

              In each instance, with required copies to:
              PHH Corporation
              One Mortgage Way
              Mount Laurel, NJ 08054
              Attn: General Counsel
              Email: legalnotice@phhmail.com
                           and (which copy will not constitute notice) to:

              Lowenstein Sandler LLP
              1251 Avenue of the Americas
              New York, New York 10020
              Attention: Jonathan C. Wishnia
              Email: jwishnia@lowenstein.com
              Facsimile No.: (973) 597-2543

 11.7          Entire Agreement.    This Agreement, the Subservicing Agreement, the Confidentiality Agreement and the other documents expressly contemplated hereby or thereby (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (b) are not intended to and will not confer upon any Person other than the Parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may be qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the Effective Date or as of any other date. The Exhibits and Schedules are part of this Agreement.

 11.8          Binding Effect.     This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

 11.9          Governing Law; Jurisdiction.

                             (a)           Except as otherwise set forth in this Section 11.9(a), this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, will be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction (other than Sections 5-1401 and 5-1402 of the General Obligations Law). Notwithstanding the foregoing, any provisions in this Agreement related upon the Seller Parent Board's fiduciary duties, including a Competing Proposal, Seller Parent Recommendation or any Change of Recommendation, and all claims or causes of action based upon, arising out of, or related thereon (collectively, the "Maryland Provisions") will be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

                             (b)           THE PARTIES HEREUNDER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR

ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

                             (c)           All claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions will be brought in State of New York within the County of New York and the United States District Court for the Southern District of New York, and appellate courts from any thereof, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action, suit or proceeding will be heard and determined only in any such court, and agrees not to bring any action, suit or proceeding arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by applicable Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any claim or cause of action brought pursuant to this Section 11.9.

 11.10          Specific Performance.     The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) each Party will be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither Party would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. Each Party acknowledges and agrees that any Party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.10 will not be required to provide any bond or other security in connection with any such injunction and any Party against whom such injunction is entered expressly waives any bond or security in connection therewith.

 11.11          Counterparts.    This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures will be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

 11.12          Amendment and Waiver.     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the Party against whom such waiver or modification is sought to be enforced. Any forbearance by a Party in exercising any right or remedy under this Agreement or otherwise afforded by applicable Law shall not be a waiver or preclude the exercise of that or any other right or remedy. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

 11.13          Announcements.    The initial press release or portion thereof to the extent pertaining to this Agreement and the Transactions will be substantially in the form previously agreed by Seller Parent and Purchaser and thereafter none of Seller Parent, Purchaser or any of their respective affiliates will issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other Party and giving the other Party the opportunity to review and comment on such press release or other announcement; provided, however, that no prior consultation with, review by or consent from Purchaser will be required with respect to any press release or other public statement or portions thereof to the extent relating to the plans, expectations or prospects of the Seller following the consummation of the Transactions; provided, further, that this

Section 11.13 will not apply to any release or public statement (a) made or proposed to be made by Seller Parent in connection with a Competing Proposal, any Change of Recommendation or any action taken pursuant thereto, (b) made or proposed to be made by Seller Parent in connection with any transaction that does not constitute or relate to a Competing Proposal or any action taken pursuant thereto, (c) made or proposed to be made in connection with any dispute between the Parties regarding this Agreement or the Transactions or (d) as a Party determines to be required by applicable Law, by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, or as may be requested by a Governmental Entity.

 11.14          Treatment of Sales of Servicing Rights.

                             (a)           It is the intention of the parties hereto that each transfer and assignment from the Seller to the Purchaser of the Servicing Rights contemplated by this Agreement shall constitute an absolute sale of such Servicing Rights.

                             (b)           In the event that it were to be determined that the Transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement constitutes a security agreement under applicable law, the Seller hereby grants to the Purchaser a first priority perfected security interest in all of Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Servicing Rights, the Advances and all proceeds thereof to secure the Seller's obligations hereunder and under any agreement, document or instrument delivered in connection with this Agreement, provided that such security interest shall be subject and subordinate to all rights, powers and prerogatives retained or reserved by the applicable Investors. The Seller authorizes and agrees to cooperate with the Purchaser, and the Purchaser may file, at the expense of the Purchaser, any financing statements (and continuation statements and amendments to such financing statements) with respect to the Servicing Rights, Servicing Rights, the Advances and all proceeds thereof, now existing and hereafter created, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the rights and interests of the Purchaser in and to the Servicing Rights, the Advances and all proceeds thereof.

[Signature page follows]

                             IN WITNESS WHEREOF, each of the undersigned Parties to this Agreement has caused this Agreement to be duly executed in its name by one of its duly authorized officers on the date first set forth above.

NEW RESIDENTIAL MORTGAGE LLC
By:	New Residential Investment Corp., its managing member
By:	/s/ NICOLA SANTORO, JR.
	Name:	Nicola Santoro, Jr.
	Title:	Chief Financial Officer
PHH MORTGAGE CORPORATION
By:	/s/ GLEN A. MESSINA
	Name:	Glen A. Messina
	Title:	President and Chief Executive Officer
Solely for purposes of Sections 6.1, 6.9 and 6.15 and Articles I, X and XI:
PHH CORPORATION
By:	/s/ GLEN A. MESSINA
	Name:	Glen A. Messina
	Title:	President and Chief Executive Officer

[Signature Page to Agreement for the Purchase and Sale of Servicing Rights]

ANNEX B
EXECUTION

FLOW MORTGAGE LOAN SUBSERVICING AGREEMENT

dated as of December 28, 2016

between

NEW RESIDENTIAL MORTGAGE LLC

Servicing Rights Owner

And

PHH MORTGAGE CORPORATION

Servicer

(Agency & Private Label Servicing)

[***]
INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

B-i

B-ii

B-iii

B-iv

FLOW MORTGAGE LOAN SUBSERVICING AGREEMENT

              This Flow Mortgage Loan Subservicing Agreement, dated as of December 28, 2016, is entered into between New Residential Mortgage LLC, as Servicing Rights Owner (the "Servicing Rights Owner") and PHH Mortgage Corporation ("PHH Mortgage" or the "Servicer"), as Servicer.

PRELIMINARY STATEMENT

              WHEREAS, from time to time Servicing Rights Owner desires to engage from time to time Servicer as sub-servicer for portfolios of residential mortgage loans in which the related Servicing Rights are owned by Servicing Rights Owner; and

              WHEREAS, Servicer and Servicing Rights Owner have agreed that Servicer shall subservice certain of the mortgage loans on behalf of Servicing Rights Owner commencing on the related Effective Date in accordance with the terms and provisions of this Agreement.

              NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Servicing Rights Owner and Servicer agree as follows:

ARTICLE I.

DEFINITIONS

 1.01          Defined Terms.

              Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

              "Accepted Servicing Practices": Those mortgage servicing standards, policies and practices which are in accordance with the practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans for their own account in the jurisdiction where the related Mortgaged Property is located, taking into account Investor Guidelines.

              "Advance": A P&I Advance or a Servicing Advance.

              "Affiliate": When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities; provided, however, that, with respect to the Servicing Rights Owner, an Affiliate shall be limited to New Residential Investment Corp. and its direct or indirect wholly-owned subsidiaries. For purposes of this definition, the term "control" (including its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

              "Agency": Fannie Mae, Freddie Mac, FHA, VA, USDA or HUD, as applicable.

              "Agreement": This Flow Mortgage Loan Subservicing Agreement between Servicing Rights Owner and Servicer.

              "Ancillary Fees": All income derived from the Mortgage Loans (other than the Float Benefit, payments of principal, interest, prepayment premiums, escrow payments, servicing fees and Servicing Fees), including, but not limited to, late payment charges, charges for dishonored checks, pay-off fees, assumption fees, conversion fees, conversion fees, subordination fees, wire transfer fees, reinstatement fees, lien release fees, reconveyance fees, payoff quote fees, pay by phone fees and such similar fees and charges, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements.

              "Applicable Requirements": As to any Mortgage Loan and REO Property, as of the time of reference: (a) all federal, state and local laws, statutes, rules, regulations and ordinances applicable to the Servicing Rights Owner or the Servicer that are related to residential mortgage loans or the servicing or subservicing thereof, including with limitation the Vendor Oversight Guidance and applicable FHA Regulations, USDA Regulations or VA Regulations; (b) all Mortgage Loan-related contractual obligations of the Servicing Rights Owner, as servicer, including, without limitation, applicable Investor Guidelines, (d) all other applicable requirements and guidelines related to the servicing or subservicing of residential mortgage loans as promulgated by (i) any Governmental Authority having jurisdiction, including without limitation the CFPB and (ii) any applicable Insurer; (e) Accepted Servicing Practices, (f) the terms of the related Mortgage Loan Documents and (g) all other applicable judicial and administrative judgments, assurances, orders, stipulations, directives, consent decrees (including, without limitation, the DFS Consent Order), awards, writs and injunctions that is made or given at any time by any Governmental Authority applicable to the servicing or subservicing of the Mortgage Loans; provided, that in the event that either the Servicing Rights Owner or the Servicer becomes subject to such judicial or administrative judgment, order, stipulation, directive, consent decree, award, writ or injunction after the initial Sale Date that would affect the servicing or subservicing of the Mortgage Loans hereunder, such party shall promptly notify the other party of the relevant terms thereof.

              "ARM Loan": An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms and provisions of the related Mortgage Note.

              "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

              "Business Day": Any day other than (i) a Saturday or Sunday, (ii) a day on which the Federal Reserve is closed, (iii) a day that is not a business day as provided in the related Investor Guidelines, or (iv) the Friday following Thanksgiving Day.

              "Buydown Funds": In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the mortgagee or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan.

              "Buydown Mortgage Loan": Any Mortgage Loan in respect of which, pursuant to a buydown agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such buydown agreement and the Mortgage Note is provided from Buydown Funds.

              "CFPB": The Consumer Financial Protection Bureau, an independent federal agency operating as part of the United States Federal Reserve System.

              "Change of Control": With respect to the Servicer, shall mean (i) any transaction or event as a result of which the PHH Parent ceases to own, directly or indirectly, at least 51% of the stock of Servicer; (ii) the sale, transfer, or other disposition of all or substantially all of Servicer's assets (excluding any such action taken in connection with any securitization transaction or routine sales of mortgage loans); or (iii) the consummation of a merger or consolidation of Servicer with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Servicer immediately prior to such merger, consolidation or other reorganization. With respect to the PHH Parent, shall mean (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of (A) more than 50% on a fully diluted basis of the voting interests in the PHH Parent's Equity Interests or (B) 25% or more on a fully diluted basis of the voting interests in the PHH Parent's Equity Interests, to the extent that such "person" or "group" (y) is identified on the then most recent list (as of the time of such "person" or "group" becoming such a beneficial owner) of up to five (5) competitors of the Servicing Rights Owner provided in writing by the Servicing Rights Owner to the Servicer no later than the initial Sale Date, which list may be updated semi-annually in writing by the Servicing Rights Owner during the months of June and December (commencing with June 2017) and (z) has at least two (2) representatives on the Board of Directors of PHH Corporation, or (ii) if at any time, individuals who on the date hereof constituted the Board of Directors of PHH Corporation (together with any directors whose election by such Board of Directors or whose nomination for election by the shareholders of PHH Corporation after the date hereof, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of PHH Corporation then in office.

              "Code": The Internal Revenue Code of 1986, as amended.

              "Collection Account": The separate time deposit or demand account or accounts maintained pursuant to Section 5.04 which shall be entitled "PHH Mortgage as agent, trustee and/or bailee for New Residential Mortgage LLC and/or payments of various owners of interest in mortgage-backed securities" (or other similar titling).

              "Commission": The United States Securities and Exchange Commission.

              "Compensating Interest": For any Remittance Date, the aggregate Prepayment Interest Shortfall Amount, if any, under the Investor Guidelines.

              "Compensatory Fees": Any compensatory fees, fines, penalties or other monies assessed by the Agency for failure to adhere to the applicable Investor Guidelines in servicing the Mortgage Loans.

              "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

              "Cooperative Corporation": With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Cooperative Leases or similar arrangements.

              "Cooperative Lease": The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Stock in such Cooperative Unit.

              "Cooperative Loan": A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Stock and the related Cooperative Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

              "Cooperative Project": With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

              "Cooperative Stock": With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificates.

              "Cooperative Unit": With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

              "Custodial Agreement": With respect to any Mortgage Loan, the agreement governing the retention of the Mortgage Loan Documents.

              "Custodian": With respect to any Custodial Agreement, the custodian thereunder.

              "Deboarding Fee": To the extent payable under this Agreement, a fee in the amount set forth on Schedule A payable to Servicer in connection with the transfer of the servicing of a Mortgage Loan from Servicer to a successor servicer at the direction of Servicing Rights Owner.

              "Default Firms": Any foreclosure attorneys, bankruptcy attorneys and eviction attorneys engaged by Servicer in accordance with Section 5.16.

              "Delinquent Mortgage Loan": Any Mortgage Loan with respect to which the Monthly Payment would be considered thirty (30) days or more delinquent following the MBA Methodology.

              "Determination Date": The date designated as the cut-off date, determination date or similar date set forth in the Investor Guidelines.

              "DFS Consent Order": The Consent Order, dated November 9, 2016, among the Servicer, PHH Home Loans, LLC and NYDFS.

              "Due Date": With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

              "Due Period": With respect to each Remittance Date, the monthly period determined in accordance with Investor Guidelines.

              "Effective Date": The date, as set forth in the related Servicing Transfer Notice (other than in respect of the Initial Mortgage Loans), on which responsibility for the servicing and administration of a pool of Mortgage Loans is transferred to Servicer; provided that, notwithstanding the foregoing, solely with respect to the Initial Mortgage Loans, the Transfer Date for such Initial Mortgage Loans shall be the applicable Sale Date (as defined in the Purchase Agreement).

              "Eligible Account": With respect to any account, any depository institution that meets the custodial account requirements of applicable Investor Guidelines.

              "Equity Interests": of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that, for the avoidance of doubt and without limitation, "Equity Interests" shall exclude the convertible notes and any other indebtedness convertible into or exchangeable for Equity Interests.

              "Escrow Account": The separate time deposit or demand account or accounts created and maintained pursuant to Section 5.06 which shall be entitled "PHH Mortgage as agent, trustee and/or bailee for New Residential Mortgage LLC and/or payments of various mortgagors" (or other similar titling).

              "Escrow Payments": The amounts constituting taxes, assessments, water rates, sewer rents, flood insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

              "Exchange Act": The Securities Exchange Act of 1934, as amended.

              "Event of Default": Any one of the conditions or circumstances enumerated in Section 10.01.

              "Fannie/Freddie Transfer": The sale or transfer by Servicing Rights Owner of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac which sale or transfer is not a Securitization Transaction or a Whole Loan Transfer.

              "Fannie Mae": The Federal National Mortgage Association or any successor organization.

              "Fannie Mae Guide": The Fannie Mae Selling Guide and Servicing Guide, collectively, in effect on and as amended, modified, and/or supplemented from time to time after the related Effective Date.

              "Fannie Mae Mortgage Loan": A mortgage loan with respect to which Fannie Mae owns the beneficial interest therein or that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Fannie Mae.

              "FHA": The Federal Housing Administration or any successor thereto.

              "FHA Insurance Contract": Contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

              "FHA Loan": A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a certificate of Mortgage Insurance.

              "FHA Regulations": Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA.

              "Fidelity Bond": A fidelity bond to be maintained by Servicer in accordance with the Fannie Mae Guide pursuant to Section 5.12.

              "Float Benefit": (1) All interest paid on funds held in any Collection Account or Escrow Account, to the extent not payable to any Investor or Mortgagor and (2) an amount equal to any economic credit afforded to the holder of the related Collection Account or Escrow Account.

              "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor organization.

              "Freddie Mac Mortgage Loan": A mortgage loan with respect to which Freddie Mac owns the beneficial interest therein or that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Freddie Mac.

              "Freddie Mac Servicing Guide": The Freddie Mac Sellers' and Servicers' Guide in effect on and as amended, modified, and/or supplemented from time to time and after the related Effective Date.

              "Governmental Authority": Any court, board, agency, commission, office or other authority or quasi-governmental authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

              "HELOC Loan" means a home equity line of credit subserviced by Servicer on behalf of Servicing Rights Owner hereunder.

              "HELOC Loan Advance" means an advance of funds to or on behalf of a Mortgagor pursuant to a HELOC Loan.

              "HMDA": The Home Mortgage Disclosure Act, as amended.

              "HOEPA": The Home Ownership and Equity Protection Act of 1994, as amended.

              "HUD": The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

              "Initial Mortgage Loans": The Mortgage Loans serviced hereunder as to which the related Servicing Rights were sold by Servicer to Servicing Rights Owner under that certain Purchase Agreement.

              "In-process Loan Modification": A trial or permanent loan modification offered by the Servicer, Agency or any prior servicer that was either accepted by the Mortgagor or for which the time for the Mortgagor to accept the offer has not expired and the offer has not been rejected. The term also means and includes (a) trial modifications in which the Servicer, Agency or any prior servicer agreed to modify the payment terms of the Mortgage Loan unless the Servicer or a prior servicer has clear written evidence that the Mortgagor has failed to perform under the trial loan modification terms and (b) modifications in which the Mortgagor completed making the trial payments, but the permanent modification was not input into the Servicer or any prior servicer's system.

              "Insolvency Proceeding": With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

              "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

              "Insurer": FHA, VA, USDA or any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.

              "Investor Guidelines": The Fannie Mae Guide, the Freddie Mac Guide or comparable servicing guidelines issued by the Federal Housing Administration, the VA or the USDA, (in each case, including but not limited to the applicable Mortgage Loan Investor manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions) any servicing agreement or Reconstitution Agreement, in each case to the extent applicable to any Mortgage Loan or REO Property.

              "Liquidation Proceeds": Amounts, other than Insurance Proceeds and Condemnation Proceeds or those received following the acquisition of REO Property in accordance with the provisions hereof, received by Servicer in connection with the liquidation of a defaulted Mortgage Loan, whether through sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

              "Losses": Any and all claims, losses, damages, penalties, fines, forfeitures, judgments, and any other costs, fees and expenses (including reasonable attorneys' fees and costs).

              "Loss Mitigation": With respect to any Mortgage Loan, any modified or proposed payment arrangement, proposed, trial or permanent loan modification, In-process Loan Modification, forbearance plan, short sale, deed-in-lieu agreement, and any other non-foreclosure home retention or non-retention option offered by the Servicer, Agency or any prior servicer that is made available to the Mortgagor by or through Servicer, Agency, or any prior servicer, including any application or request of a Mortgagor for any of the foregoing. For avoidance of doubt, this definition shall apply only to Mortgage Loans in loss mitigation or where a loss mitigation application is pending.

              "MBA Methodology": A method of calculating delinquency of a Mortgage Loan based upon Mortgage Bankers Association method, under which method a Mortgage Loan is considered delinquent if the payment had not been received by the end of the day immediately preceding the Mortgage Loan's next due date (generally the last day of the month in which the payment was due). For example, a Mortgage Loan with a due date of August 1, 2016, with no payment received by the close of business on August 31, 2016, would have been reported as delinquent on September 1, 2016.

              "MERS": Mortgage Electronic Registration Systems, Inc., or any successor thereto.

              "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

              "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Cooperative Lease and related Cooperative Stock, which in either case secures the Mortgage Note.

              "Mortgage File": With respect to a particular Mortgage Loan, the Mortgage Loan Documents, any origination, servicing or escrow documents, and any additional documents required to be added to the Mortgage File pursuant to this Agreement set forth on Exhibit 1.

              "Mortgage Loan": Each mortgage loan which is the subject of this Agreement.

              "Mortgage Loan Documents": With respect to each Mortgage Loan, the documents delivered to the related Custodian pursuant to the related Custodial Agreement.

              "Mortgage Loan Investor": With respect to any Mortgage Loan, the party to whom Servicing Rights Owner is obligated to remit Monthly Payments in respect of such Mortgage Loan.

              "Mortgage Loan Schedule": With respect to any Initial Mortgage Loans, the schedule of Mortgage Loans contained in an Excel file delivered to Servicing Rights Owner by Servicer on the related Effective Date setting forth certain information with respect to each Mortgage Loan, and, with respect to any Mortgage Loans, which are not Initial Mortgage Loans, made subject to this Agreement after the date hereof, the mortgage loan schedule attached to the related Servicing Transfer Notice delivered to Servicer in connection therewith.

              "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

              "Mortgaged Property": With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

              "Mortgagor": The obligor on a Mortgage Note.

              "New Loan Data File": Except with respect to the Initial Mortgage Loans, with respect to each Mortgage Loan delivered by Servicing Rights Owner to Servicer to be serviced under this Agreement, the data file produced by Servicing Rights Owner pursuant to the Servicing Transfer Instructions which is used to enable Servicer to set up each Mortgage Loan on its EDP system.

              "Non-recoverable Advance": As of any date of determination, any Advance previously made or any Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of Servicer and in accordance with Applicable Requirements, will not or, in the case of a proposed Advance, would not be ultimately recoverable from amounts collected in respect of such Mortgage Loan.

              "Note Rate": With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon as set forth in the related Mortgage Note.

              "NYDFS": New York Department of Financial Services.

              "Off-shore Vendor": Any Vendor which is located outside the United States of America and/or the services provided by any Vendor are being performed outside the United States of America.

              "P&I Advance": An advance made on account of a delinquent principal and/or interest payment in accordance with the applicable Investor Guidelines.

              "Payoff": With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid premiums, and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

              "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "PHH Parent": PHH Corporation, a Maryland corporation.

              "Prepayment Interest Shortfall Amount": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, the amount of interest required to be remitted by the Servicing Rights Owner, if any, under applicable Investor Guidelines.

              "Primary Mortgage Insurance Policy" or "PMI Policy": Each policy of primary mortgage insurance in effect on the applicable Effective Date with respect to any Mortgage Loan, or any replacement policy therefor.

              "Prime Rate": The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

              "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

              "Prior Servicer": All servicers and subservicers, collectively and individually, other than Servicer, which, at any time prior to the applicable Effective Date, serviced or subserviced any of the Mortgage Loans.

              "Private Label Mortgage Loan": Any Mortgage Loan that is not a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan.

              "Purchase Agreement": That certain agreement for the purchase and sale of servicing rights, dated as of the date hereof, between Servicer and Servicing Rights Owner.

              "Quarterly Financial Covenants": As defined in Section 6.02.

              "Quarterly Financial Covenants Report": As defined in Section 6.02.

              "Reconstitution": Any Fannie/Freddie Transfer, Securitization Transaction or Whole Loan Transfer.

              "Reconstitution Agreement": With respect to Private Label Mortgage Loans, the fully executed contracts (including any pooling agreement, servicing agreement, custodial agreement or other agreement or arrangement) assigned to the Servicing Rights Owner and defining the rights and obligations of the Servicing Rights Owner.

              "Reconstitution Agreement (MSR)": The agreement(s) entered into by Servicing Rights Owner and/or other third parties in connection with a sale of the Servicing Rights as set forth in Section 2.05 hereof with respect to any or all of the Mortgage Loans serviced hereunder.

              "Reconstitution Date": The date(s) on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Reconstitution pursuant to Section 2.05 hereof.

              "Remittance Date": The remittance date set forth in the applicable Investor Guidelines.

              "REO Disposition": The final sale by Servicer of any REO Property.

              "REO Disposition Proceeds": All amounts received with respect to any REO Disposition.

              "REO Property": A Mortgaged Property acquired by Servicer on behalf of Servicing Rights Owner through foreclosure or deed in lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a defaulted Mortgage Loan, as described in Section 5.14.

              "Reporting Date": The fifth (5th) Business Day of each month.

              "Retention Agreement": As defined in Section 12.03.

              "Securitization Transaction": Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

              "Service Level Agreements" or "SLAs": As defined in Section 5.18 of this Agreement.

              "Servicer": PHH Mortgage Corporation, a New Jersey corporation.

              "Servicer Economics": The sum of the following, without duplication, Servicing Fees, Ancillary Fees and other compensation set forth on Schedule A payable to the Servicer.

              "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses, including reasonable attorneys' fees and disbursements, advanced by Servicer in the performance of its servicing obligations in accordance with Applicable Requirements, including, but not limited to, the cost of:

(i) the preservation, restoration and protection of a Mortgaged Property or REO Property, including third party loss draft processing fees;

(ii) any remedial, enforcement or Loss Mitigation actions relating to the Mortgage Loan or any administrative or judicial proceedings, including without limitation mediation proceedings, relating to a Mortgage Loan, and including foreclosures, evictions, deed in lieu of foreclosures or loan modifications;

(iii) the management, liquidation, marketing, sale, renovation, repair, maintenance and preservation of a Mortgaged Property or REO Property, including reasonable fees paid to any independent contractor in connection therewith;

(iv) Escrow Payments (and similar amounts not required to be escrowed out of Mortgagor payments) and other charges which are or may become a lien upon a Mortgaged Property or REO Property, Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage;

(v) the assessment and evaluation of a Mortgage Loan and the related Mortgaged Property or REO Property, including broker price opinions, environmental evaluations, property inspections, surveys and appraisals, lien searches and title insurance and reviews;

(vi) lien release fees, including any reconveyance, recording, administrative and vendor fees associated therewith, property inspection fees, vacant property registration fees, court-ordered mediation hearings and loss draft processing fees, in each case to the extent not collected from the Mortgagor; and
(vii) such other expenditures which are deemed to be Servicing Advances herein or otherwise permitted under Investor Guidelines.

              "Servicing Fee": For each Mortgage Loan serviced by Servicer hereunder, the applicable monthly servicing fee calculated in accordance with Schedule A attached hereto.

              "Servicing File": With respect to each Mortgage Loan, all documents, whether in hard copy, computer record, microfiche or any other format, evidencing and pertaining to a particular Mortgage Loan and relating to the origination, servicing, collection, payment and foreclosure of such Mortgage Loan, necessary to service the Mortgage Loans in accordance with Applicable Requirements or required to be held by the mortgage loan servicers under Applicable Requirements, including without limitation the following documents with respect to each Mortgage Loan: (a) a schedule of all transactions credited or debited to the Mortgage Loan, including the Escrow Account and any suspense account; (b) a copies of the Mortgage Loan Documents; (c) any notes created by the Servicer (or any prior servicer) personnel reflecting communications with the Mortgagor about the Mortgage Loan; (d) any reports specific to the Mortgage Loan created by the Servicer (or any prior servicer) in connection with the servicing of the Mortgage Loan; (e) copies of information or documents provided by Mortgagor to the Servicer in connection with any error resolution or Loss Mitigation; and (f) any documents or records required to be maintained by mortgage loan servicers under the applicable Investor Guidelines, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, Servicer's possession or control; provided that, with respect to the time period in which Servicer was not the servicer of such Mortgage Loans, such documents described in clauses (a) through (f) for such time period will be in the Servicing File to the extent in the Servicer's possession or control.

              "Servicing Officer": Any officer of Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by Servicer to Servicing Rights Owner upon request therefor by Servicing Rights Owner, as such list may from time to time be amended.

              "Servicing Rights": With respect to all Mortgage Loans, collectively, (i) the rights and obligations to service, administer, collect payments for the reduction of principal and application of interest, collect payments on account of taxes and insurance, pay taxes and insurance and other Escrow Payments, remit collected payments, provide foreclosure services, provide full escrow administration; (ii) any other obligations required by any Agency, Mortgage Loan Investor or Insurer in, of, or for such Mortgage Loans pursuant to any Investor Guidelines; (iii) the right to possess any and all documents, files, records, Mortgage Files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (iv) the right to receive servicing fees, Ancillary Fees, other proceeds arising from or connected to the Mortgage Loans and REO Properties and the benefits derived from the Accounts arising from or connected to such Mortgage Loans;

(v) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and/or for any other product or service and the attendant right, title and interest in and to the list of such Mortgagors; (vi) to the extent set forth in the Investor Guidelines, all clean-up call or related rights; (vii) all rights, powers and privileges incident to any of the foregoing; and (viii) all agreements, documents or instruments evidencing any of the foregoing.

              "Servicing Rights Owner": New Residential Mortgage LLC, or its successor in interest or any successor under this Agreement appointed as herein provided.

              "Servicing Rights Owner's Account": The account of Servicing Rights Owner at a bank or other entity most recently designated in a written notice by Servicing Rights Owner to Servicer as the "Servicing Rights Owner's Account."

              "Servicing Rights Owner Economics": The sum of the following, with duplication, (i) all prepayment penalties/premiums and servicing-related fees payable to the Servicing Rights Owner as servicer of the Mortgage Loans under the applicable Investor Guidelines and received during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof, (ii) all recoveries on the Mortgage Loans during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof of Servicing Advances and P&I Advances previously funded or reimbursed by the Servicing Rights Owner to the Servicer or the prior servicer and (iii) all other outstanding amounts collected during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof and payable to the Servicing Rights Owner under this Agreement (including Float Benefit and any Loss Mitigation or incentive fees payable to the Servicing Rights Owner as servicer under applicable Investor Guidelines as described in Section 6.01).

              "Servicing Transfer Costs": With respect to each Mortgage Loan, an amount equal to the lesser of (a) all reasonable out-of-pocket costs incurred in connection with the transfer of the servicing of the Mortgage Loans from Servicer to a successor servicer or subservicer, including but not limited to all applicable boarding fees incurred from the successor servicer, custodial recertification costs, the costs of transferring the Servicing File, the costs of assigning any Mortgages from the name of Seller to such successor, and the costs of changing the names of the subservicer and the owner in MERS and (b) fifteen dollars ($15) per Mortgage Loan.

              "Servicing Transfer Date": With respect to any Initial Mortgage Loans, the related Effective Date. With respect to any other Mortgage Loans (excluding the Initial Mortgage Loans), the date specified on the related Servicing Transfer Notice on which, Servicing Rights Owner or Prior Servicer shall have completed the transfer of servicing to Servicer.

              "Servicing Transfer Instructions": Such instructions with respect to the transfer of servicing from the Prior Servicer to Servicer as agreed to by the parties hereto.

              "Servicing Transfer Notice": Other than in respect of any Initial Mortgage Loans, in a form mutually agreed upon, by and between Servicing Rights Owner and Servicer, from time to time, pursuant to which additional Mortgage Loans, as described on the schedule attached thereto (which schedule shall become part of the Mortgage Loan Schedule as of the related Effective Date), are made subject to the terms of this Agreement.

              "SRO Distribution Date": The sixth (6th) Business Day of each month.

              "USDA": The United States Department of Agriculture or any successor thereto.

              "USDA Regulations": The regulations promulgated by the USDA and other USDA issuances relating to mortgage loans guaranteed by the USDA.

              "VA": The United States Department of Veterans Affairs or any successor thereto.

              "VA Loan": A Mortgage Loan guaranteed by the VA.

              "VA Regulations": The regulations promulgated by the VA pursuant to the Serviceman's Readjustment Act, as amended, codified in Title 38 of the Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA.

              "Vendor": Any third-party contractors, vendor and/or service provider engaged by the Servicer in accordance with general servicing practices and procedures and Applicable Requirements; provided, however, this definition of Vendor shall not include consulting services and non-trade business support services (i) not involved with and not having access to the servicing process or (ii) not involved with the protection of, or having access to, information and/or data related to the Mortgagor, the Mortgage Loans or the Servicing Rights.

              "Vendor Oversight Guidance": All applicable requirements and guidelines related to the oversight of third-party contractors, vendors and/or service providers as promulgated by (i) the CFPB (including but not limited to CFPB Bulletin 2012-03), (ii) the Board of Governors of the Federal Reserve System (including but not limited to the "Guidance on Managing Outsourcing Risk" dated December 5, 2013), (iii) the Federal Deposit Insurance Corporation (including but not limited to FIL-44-2008 ("Guidance for Managing Third-Party Risk")), (iv) the Office of the Comptroller of the Currency (including but not limited to OCC Bulletin 2013-29 ("Risk Management Guidance") and (v) the Federal Financial Institutions Examination Council.

              "Whole Loan Transfer": Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction or a Fannie/Freddie Transfer.

ARTICLE II.

ENGAGEMENT FOR SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

 2.01          Engagement For Servicing of Mortgage Loans

              This Agreement shall become effective immediately upon the occurrence of the Initial Sale Date (as defined in the Purchase Agreement). To the extent that the Purchase Agreement terminates without the occurrence of any Sale Date, this Agreement shall be void ab initio.

              Other than in respect of the Initial Mortgage Loans, as to which servicing shall begin on the related Sale Date (as defined in the Purchase Agreement) of the Servicing Rights, notwithstanding anything to the contrary in this Section 2.01, mortgage loans may be made subject hereto in accordance with this Section 2.01. The Servicing Rights Owner shall deliver a draft Servicing Transfer Notice setting forth the proposed Servicing Transfer Date and a description, containing such details as Servicer may reasonably request, of the Mortgage Loans to be serviced by Servicer hereunder. Any such draft Servicing Transfer Notice shall be given to Servicer no later than sixty (60) days prior to the related Servicing Transfer Date. Except with respect to any Initial Mortgage Loans, Servicer shall have fourteen (14) days to review and evaluate the product specifications, underwriting guidelines, system support and servicing transfer protocols and procedures of the related Prior Servicer and underlying seller, as applicable, or originator. Following such review and evaluation, Servicer shall promptly notify Servicing Rights Owner if it agrees or declines to service such mortgage loans pursuant to the terms of this Agreement.

              Upon Servicer's acceptance of any such additional Mortgage Loans, each party shall execute the Servicing Transfer Notice and Servicer shall assume responsibility under this Agreement to service and administer such Mortgage Loans upon the delivery, in accordance with the Servicing Transfer Instructions, of the related New Loan Data File and all related Mortgage Loan Documents by Servicing Rights Owner.

              Servicing Rights Owner shall provide the New Loan Data File for each Mortgage Loan to Servicer promptly upon Servicing Rights Owner's receipt of the written notice from Servicer wherein Servicer agrees to service such Mortgage Loans. Servicing Rights Owner shall notify Servicer promptly of any changes in the information contained in the New Loan Data File that affects the servicing of such Mortgage Loan. Servicing Rights Owner agrees to cause the related Custodian to recognize the Servicer as the subservicer of the Mortgage Loans. The Servicer shall request directly from the Custodian copies of the Mortgage Note, the Mortgage or any other documents in the Custodian's possession that Servicer deems reasonably necessary in connection with its performance of the servicing of such Mortgage Loan.

 2.02          Maintenance of Servicing Files

              Servicer shall maintain a Servicing File with respect to each Mortgage Loan, consisting of all documents necessary to service the Mortgage Loans in accordance with Applicable Requirements. The possession of each Servicing File by Servicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Servicer is in a custodial capacity only. Servicer acknowledges that the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the Mortgage Loan Documents, the contents of the related Servicing File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the applicable Mortgage Loan Investor. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of Servicer shall immediately vest in the applicable Mortgage Loan Investor and shall be received and held by Servicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by Servicer is in a custodial capacity only in trust for the exclusive benefit of the applicable Mortgage Loan Investor as the owner of the related Mortgage Loans. Servicing Rights Owner acknowledges that Servicer will create electronically imaged versions of the documents contained in the Servicing File and any and all hard copies of such documents will be destroyed by Servicer in accordance with its standard record retention policy, as may be amended from time to time to the extent such destruction is not prohibited by Applicable Requirements.

              The Servicer shall promptly notify the Servicing Rights Owner if it becomes aware of any incorrect or missing information or documents relating to any Mortgage Loan or Servicing File to the extent material to the servicing of a Mortgage Loan and compliance with the Servicer's obligations hereunder.

 2.03          Books and Records

              Servicer shall be responsible for maintaining, and shall maintain, a set of books and records for the Mortgage Loans which shall be appropriately identified in Servicer's computer system to reflect the ownership of the Mortgage Loans by the applicable Mortgage Loan Investor. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds and to the extent permitted by Applicable Requirements, documents maintained by Servicer may be in the form of electronically imaged or scanned documents or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

              Subject to any contractual requirements of Servicer's system vendor, the Servicer shall provide the Servicing Rights Owner, its Affiliates and/or its agents with access to one or more electronic portals to allow the Servicing Rights Owner to monitor the Mortgage Loans. Through such portals, the Servicing Rights Owner shall be provided with access on demand to certain reports and data referenced in this Agreement as further mutually agreed upon from time to time. The Servicer's portals shall include the following data and documents: (i) imaged Mortgage Loan Documents and Servicing File (to the extent held by PHH on the initial Sale Date or any other individual Mortgage Loan Document requested by the Servicing Rights Owner to be imaged which is not imaged as of the initial Sale Date (it being understood that the Servicing Rights Owner shall bear the expense of imaging in Mortgage Loan Documents and Servicing File in excess of five hundred (500) Mortgage Loans per calendar quarter); (ii) imaged copies of substantially all Mortgagor communications; (iii) records of substantially all Mortgagor written communications; (iv) to the extent available or reasonably requested by the Servicing Rights Owner to the extent not imaged at the time of the Servicing Rights Owner's request, imaged copies of all litigation, bankruptcy and foreclosure documents related solely to each Mortgage Loan (for the avoidance of doubt, such imaged copies of litigation, bankruptcy and foreclosure documents will not include those unrelated to the Mortgage Loans); (v) current servicing comments regarding all Mortgagor communications and all activity related to each Mortgage Loan with sufficient detail to understand the status of any issues; (vi) a document identifying any Default Firm(s) engaged relating to the Mortgage Loan, if applicable; (vii) upon request, call recordings; (viii) upon request, insurance, including lender paid insurance, if applicable, hazard and flood; and (ix) a document identifying the single point of contact.

 2.04          Delivery of Mortgage Loan Documents

              Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Sections 5.01 promptly after their execution; provided, however, that Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof.

              Except as provided herein, the original Mortgage Loan Documents for each Mortgage Loan shall be retained by the Custodian pursuant to the Custodial Agreement. During the time that any such documentation is held by Servicer, such possession is in trust for the benefit of the applicable Mortgage Loan Investor, and Servicer shall return such documentation to the Custodian upon the request of such Mortgage Loan Investor, Servicing Rights Owner or the Custodian or when Servicer's need therefore no longer exists.

              The Servicer shall not be responsible for any fees, expenses and costs of the Custodian arising under the Custodial Agreement.

 2.05          Transfer of Mortgage Loans; Reconstitutions

              Servicing Rights Owner shall have the right, without the prior written consent of Servicer, to sell the one or more Servicing Rights in respect of any Mortgage Loans (the "Offered Assets") and, to the extent the prospective third party purchaser elects not to retain the Servicer as the subservicer of Offered Assets, (i) this Agreement shall terminate solely with respect to such Offered Assets in accordance with Section 11.01(b), (ii) the Servicer shall cooperate in transfer the servicing to such third party purchaser's successor servicer and (iii) with respect to the Offered Assets which actually were sold, the Servicing Rights Owner shall pay the applicable Deboarding Fees on the applicable transfer date to such third party purchaser's successor servicer. Notwithstanding the foregoing, Servicing Rights Owner will afford Servicer an opportunity to review the final bid the Servicing Rights Owner receives from prospective third party purchasers of the Offered Assets which the Servicing Rights Owner anticipates to accept (the "Final Bid"), including the purchase price, payment terms, closing conditions and any financing terms. Servicing Rights Owner will provide to Servicer access to the same information regarding the potential sale as are provided to the other bidders, when or promptly after such information is provided to other bidders. Servicing Rights Owner shall afford Servicer an opportunity to bid for the Offered Assets for a period of two (2) Business Days after Servicing Rights Owner discloses to Servicer the Final Bid from the prospective third party purchaser(s) of the Offered Assets. If Servicing Rights Owner determines that the terms and conditions of Servicer's bid for the Offered Assets represents the most favorable overall economic and contractual arrangement to Servicing Rights Owner compared to the bids for the Offered Assets from prospective third party purchasers and Servicer demonstrates to Servicing Rights Owner's satisfaction that it has sufficient financial resources to close the purchase and sale of the Offered Assets upon such terms and conditions within the time period set forth in the Final Bid, then Servicing Rights Owner will make good faith efforts to consummate the purchase and sale of the Offered Assets with Servicer upon such terms and conditions.

 2.06          Obligations of Servicing Rights Owner Prior to a related Effective Date

              Except with respect to any Initial Mortgage Loans, Servicing Rights Owner shall take, or cause the Prior Servicer to take, the following actions with respect to any Mortgage Loans (other than the Initial Mortgage Loans) prior to the related Effective Date (or within such time as may otherwise be specified below) in order to effect the transfer of the servicing and administration of the Mortgage Loans which are not Initial Mortgage Loans to Servicer on such related Effective Date.

  (a)          Preliminary Test File.    On or prior to a related Effective Date, if requested by Servicer, Servicing Rights Owner shall forward, or cause the Prior Servicer to forward, to Servicer a preliminary test file (including, as applicable, master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by Fannie Mae and Freddie Mac, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by Servicer and Servicing Rights Owner in all material respects. The preliminary test file shall include all field descriptions and record layouts;

  (b)          Notice to Hazard Insurers.    Servicing Rights Owner shall inform, or shall cause the Prior Servicer to inform, by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to Servicer's name. Servicing Rights Owner shall provide, or shall cause the Prior Servicer to provide, Servicer with a copy of the notification letter and an officer's written certification that all hazard insurance companies have been notified by an identical letter;

  (c)          Notice to Mortgagors.    Servicing Rights Owner shall mail, or shall cause the Prior Servicer to mail, to the Mortgagor of each Mortgage Loan a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to Servicer as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. Servicing Rights Owner shall provide, or shall cause the Prior Servicer to provide, Servicer with a copy of one notification letter and a report containing a listing of all Mortgage Loans receiving the notification as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. In addition, Servicer shall:

(i) Within fifteen (15) days following each Servicing Transfer Date, deliver to each related Mortgagor a "Welcome Letter" in accordance with Applicable Requirements. Notwithstanding the above, the Servicing Rights Owner, the Servicer, and the prior subservicer may agree to send in accordance with Applicable Requirements a joint notification to the related Mortgagors regarding the transfer of the servicing function to the Servicer. The Servicer and the Servicing Rights Owner agree that the form of any notice sent to Mortgagors under this Section 2.06(c) shall be subject to approval by the Servicing Rights Owner and the Servicer;

(ii) furnish to each Mortgagor each notice (including privacy notices) required to be provided to such Mortgagors in accordance with Applicable Requirements and in form and substance mutually agreed upon by the Servicing Rights Owner and the Servicer;
(iii) include in the related Servicing File a copy of each notice furnished to a Mortgagor pursuant to this Section 2.06(c); and

(iv) notwithstanding the foregoing, except as required by Applicable Requirements, no applicable notification shall be required pursuant to this Section 2.06(c) to the extent that the Servicer is already acting as the Servicer with respect to the Mortgage Loans.

  (d)          ARM Adjustments.    With respect to each ARM Mortgage Loan whose index value for any interest adjustment date is available on or prior to the related Effective Date, Servicing Rights Owner shall make, or shall cause the Prior Servicer to make, all such adjustments and shall inform the related Mortgagors of such adjustments;

  (e)          Delivery of Books and Records.    Servicing Rights Owner will, on or before the applicable Effective Date, deliver, or cause to be delivered, to Servicer all of the books, records, data, files and Mortgage Loan Documents, including records in a mutually agreed upon electronic indexed form, reasonably required by Servicer to document and service each Mortgage Loan; such books, records, data, files and documents contain all of the items which are required by the Applicable Requirements to service the Mortgage Loans.

  (f)          Real Estate Taxes.    In the event that any real estate taxes or assessments in connection with a Mortgage Loan are delinquent at the time of, or would become delinquent if not paid within 30 days after, the applicable Effective Date, then Servicer shall not be responsible hereunder for any penalties or interest resulting from such delinquency; provided that Servicer shall be responsible for any such penalties and/or interest incurred from such delinquency for any Initial Mortgage Loans in accordance with the Purchase Agreement. Servicing Rights Owner shall either (a) ensure that each first lien Mortgage Loan is covered by a tax service contract with CoreLogic, Inc. or (b) if not so covered, then pay to Servicer a one-time fee in the applicable amount set forth on Schedule A, in respect of each such Mortgage Loan. With respect to any Initial Mortgage Loans, Servicer shall either (a) ensure that such Initial Mortgage Loan is covered by a tax service contract with CoreLogic, Inc. or (b) if not so covered, at its sole cost, then pay (without reimbursement thereof) the applicable amount to establish such tax service contract.

  (g)          Hazard Insurance.    In the event that there is no hazard insurance policy covering the property securing a Mortgage Loan that Servicer shall subservice hereunder at the time of, or if the coverage under a hazard insurance policy shall lapse without payment of the required premium within thirty (30) days after, the applicable Effective Date and such a policy is required to be maintained under the Applicable Requirements, then in no event shall Servicer be responsible hereunder for the absence of hazard insurance coverage until thirty (30) days have elapsed since such applicable Effective Date.

  (h)          Flood Insurance Determination Contracts.    To the extent required by Applicable Requirements, Servicing Rights Owner shall obtain, at Servicing Rights Owner's sole cost and expense, before the applicable Effective Date, "life of loan" or "life-time" transferable flood insurance determination contracts from CoreLogic, Inc. or

ServiceLink on each Mortgage Loan. Servicing Rights Owner shall either (a) assign to Servicer, on or promptly following the applicable Effective Date, the related certified and guaranteed assignable flood insurance determination contracts Servicing Rights Owner obtained for such Mortgage Loans or (b) pay to Servicer a one-time fee in the applicable amount set forth on Schedule A for each Mortgage Loan transferred to Servicer for subservicing hereunder which is not subject to such a flood insurance determination contract.

  (i)          Other Insurance.    In the event that the monthly payments in connection with a Mortgage Loan to be subserviced by Servicer hereunder include amounts to pay premiums for accident, health, and life insurance, and similar types of personal insurance products, then at the applicable Effective Date, Servicing Rights Owner shall include, or cause to be included, a notice of such fact to Servicer.

 2.07          MERS

              With respect to any MERS Mortgage Loan (other than the Initial Mortgage Loans), at the Servicing Rights Owner's expense, Servicer shall update all required MERS fields, with the cooperation of the Servicing Rights Owner, as necessary and comply with all applicable requirements of MERS; and transfer of servicing to Servicer.

 2.08          Transfer of Servicing

              Except with respect to any Initial Mortgage Loans, the transfer of the servicing obligations with respect to the Mortgage Loans to Servicer shall be in accordance with the Servicing Transfer Instructions in all material respects.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

 3.01          Representations and Warranties of Servicer

              Servicer represents and warrants to Servicing Rights Owner that as of the initial Sale Date and as of each Effective Date and/or such other date as set forth herein:

  (a)          Due Organization and Good Standing.    Servicer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all licenses necessary to carry on its business as now being conducted, (iii) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Servicer and (iv) is in compliance with the laws of any such state to the extent necessary to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

  (b)          Power and Authority; Enforceability.    Servicer has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by Servicing Rights Owner, constitutes a legal, valid and binding obligation of Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law);

  (c)          No Conflict.    The execution and delivery of this Agreement by Servicer, the servicing of the Mortgage Loans by Servicer hereunder, the consummation of any other of the transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Servicer and will not (i) result in a breach of any term or provision of the organizational documents of Servicer or (ii) conflict with, result in a breach, violate, or result in a default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which Servicer is a party or by which it may be bound, or (iii) constitute a violation of any Applicable Requirements including any statute, rule, regulation, order, judgment or decree applicable to Servicer of any Governmental Authority having jurisdiction over Servicer;

  (d)          Ability to Service.    Servicer has the facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans. Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every obligation and covenant applicable to it contained in this Agreement;

  (e)          No Litigation Pending.    There is no action, suit, proceeding or investigation pending or, to the best of Servicer's knowledge, threatened, against Servicer which, either in any one instance or in the aggregate, if determined adversely to Servicer would adversely affect the ability of Servicer to service the Mortgage Loans hereunder in accordance with the terms; and

  (f)          No Consent Required.    No consent, approval, authorization or order of any Governmental Authority or body is required for the performance by Servicer of or compliance by Servicer with this Agreement, or if required, such approval has been obtained prior to the initial Effective Date.

  (g)          Agency Approvals.    The Servicer is an approved servicer for, and in good standing with, each Agency and is a HUD and VA approved mortgagee pursuant to Section 203 of the National Housing Act, and shall maintain such approvals throughout the term of this Agreement. No event has occurred, including but not limited to, a change in insurance coverage, that would make the Servicer unable to comply with eligibility requirements of each Agency, or that would require notification to any Agency and, to the best of the Servicer's knowledge, there are no pending business issues with any Agency that would likely materially adversely affect the ability of the Servicer to service mortgage loans on behalf of such entities or to comply with Applicable Requirements. Servicer has not received any written notice from an Agency that it intends to terminate the Servicer's status as an approved servicer.

  (h)          MERS.    The Servicer is a member of MERS in good standing. The Servicer shall maintain a MERS quality assurance plan to promote compliance with all MERS requirements and Applicable Requirements and provide the Servicing Rights Owner with a copy of such plan upon request.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SERVICING RIGHTS OWNER

 4.01          Representations and Warranties

              Servicing Rights Owner represents and warrants to Servicer that as of the initial Sale Date and each related Effective Date or as otherwise set forth herein:

  (a)          Due Organization and Good Standing.    Servicing Rights Owner (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all licenses necessary to carry on its business as now being conducted, except for such licenses, the absence of which individually or in the aggregate, would not have a material adverse effect on the ability of Servicing Rights Owner to conduct its business as it is presently conducted or the enforceability of any Mortgage Loan, (iii) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Servicing Rights Owner and (iv) is in compliance with the laws of any such state to the extent necessary to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

  (b)          Power and Authority; Enforceability.    Servicing Rights Owner has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. Servicing Rights Owner has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by Servicer, constitutes a legal, valid and binding obligation of Servicing Rights Owner, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law);

  (c)          No Conflict.    The execution and delivery of this Agreement by Servicing Rights Owner, the consummation of any other of the transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Servicing Rights Owner and will not (i) result in a breach of any term or provision of the organizational documents of Servicing Rights Owner or (ii) conflict with, result in a breach, violate, or result in a default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which Servicing Rights Owner is a party or by which it may be bound, or (iii) constitute a violation of any Applicable Requirements including any statute, rule, regulation, order, judgment or decree applicable to Servicing Rights Owner of any Governmental Authority having jurisdiction over Servicing Rights Owner;

  (d)          No Litigation Pending.    There is no action, suit, proceeding or investigation pending or, to the best of Servicing Rights Owner's knowledge, threatened, against Servicing Rights Owner which, either in any one instance or in the aggregate, if determined adversely to Servicing Rights Owner would adversely affect the ability of Servicing Rights Owner to engage the Servicer to service the Mortgage Loans hereunder in accordance with the terms; and

  (e)          No Consent Required.    Except for approvals required from the applicable Agency in connection with any Effective Date or Servicing Transfer Date, no consent, approval, authorization or order of any Governmental Authority is required for the performance by Servicing Rights Owner of or compliance by Servicing Rights Owner with this Agreement, or if required, such approval has been obtained prior to the initial Effective Date or Servicing Transfer Date.

 4.02          Representations and Warranties of Servicing Rights Owner Regarding Individual Mortgage Loans.

              As to each Mortgage Loan other than any Initial Mortgage Loan, Servicing Rights Owner represents and warrants and covenants to Servicer as of the related Effective Date:

  (a)          Mortgage Loans as Described.    The information set forth in the related Mortgage Loan Schedule and the information contained on the New Loan Data File delivered to the Servicer is true and correct in all material respects; and

  (b)          Ownership.    The Servicing Rights Owner is the owner of the Servicing Rights associated with each Mortgage Loan.

ARTICLE V.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

 5.01          Appointment of Servicer; Servicing Standards; Additional Documents; Consent of Servicing Rights Owner

                             (a)           Servicer hereby agrees to service the Mortgage Loans from and after the related Effective Date through the termination of this Agreement, as applicable, pursuant to the terms and provisions of this Agreement and Applicable Requirements; provided, however, in the event of an explicit conflict between the terms of this Agreement and the Investor Guidelines in respect of the Mortgage Loans, the terms and conditions of the Investor Guidelines shall govern and control to the extent of such conflict.

                             (b)           Servicer shall maintain all written regulations, policies and procedures necessary for compliance with Applicable Requirements, including, without limitation, policies and procedures to ensure compliance with unfair and deceptive acts and practices laws, including the proper crediting of payments and foreclosure proceedings. Servicer shall update such regulations, policies and procedures as required and shall provide copies thereof to Servicing Rights Owner or of any update with respect to collection or loss mitigation procedures promptly following the implementation of a material change.

                             (c)           Upon the Servicing Rights Owner's request, the Servicer shall reasonably cooperate with the Servicing Rights Owner and any backup servicer designated by the Servicing Rights Owner, including, but not limited to, working and coordinating with such backup servicer's personnel to provide applicable mapping system fields, data checks, conversion routines and other assistance to enable such backup servicer to receive readable data from the Servicer on a periodic basis, which frequency shall be determined by the Servicing Rights Owner. The Servicing Rights Owner shall reimburse the Servicer for its reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs and expenses incurred by the Servicer in connection with its cooperation with such backup servicer.

                             (d)           The Servicer shall maintain its current internal quality control program that reviews, on a regular basis, its compliance with and conformity to all Applicable Requirements (including all applicable regulations, rules, directives and published guidance of the CFPB, as such may be amended, modified or supplemented from time to time) to which the Servicer is subject. The program shall include evaluating and monitoring the overall quality of the Servicer's loan servicing and origination activities, including collection call programs, in accordance with Accepted Servicing Practices and this Agreement.

                             (e)           On a calendar quarterly basis (no later than twenty (20th) day following the end of each calendar quarter), the Servicer shall provide to the Servicing Rights Owner (i) a written summary (in form and substance mutually agreed upon the Servicing Rights Owner and Servicer) setting forth material findings of such quality control program relevant to the servicing of the Mortgage Loans relating to (x) the first two calendar months of calendar quarter immediately preceding the calendar quarter in which such summary is provided and (y) the last calendar month of the second calendar quarter immediately preceding the calendar quarter in which such summary is provided and (ii) a copy of its quality control program. The quality control will include tests of business process controls and loan level sampling and diligence.

                             (f)           The Servicer shall track any issues that emerge from the quality control reviews of itself and its Vendors, Off-shore Vendors to ensure that the Servicing Rights Owner is promptly notified of any potential material issues on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) and that such potential material issues are timely addressed and remediated. The Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the quality control program as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised quality control program on reasonable notice to the Servicer.

                             (g)           Where applicable, the Servicer will comply with the National Housing Act, as amended, and with the Servicemembers Civil Relief Act of 2003, as amended, and with all rules and regulations issued under each of those statutes, and with requirements of Insurers, including requirements concerning the giving of notices and submitting of claims required to be given or submitted pursuant to Applicable Requirements.

                             (h)           The Servicing Rights Owner expressly assumes the full risk of ownership on all Servicing Advances (including, without limitation, arising out of denials by any Agency or Investor of reimbursement of any Servicing Advance where the Servicer has performed its obligations in accordance with Applicable Requirements and the standards set forth on Exhibit 15). The Servicer shall be liable for denials by any Agency or Investor of reimbursement of any Servicing Advance where such Servicing Advance is not reimbursed because the Servicer has failed to perform its obligations in accordance with Applicable Requirements and the standards set forth on Exhibit 15.

 5.02          Collection of Mortgage Loan Payments

              Continuously from the applicable Effective Date with respect to a Mortgage Loan until (i) the principal and interest on such Mortgage Loan is paid in full or (ii) servicing of such Mortgage Loan is transferred to another servicer, Servicer will proceed diligently to collect all payments due under such Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with the Applicable Requirements.

 5.03          Additional Service Request

              If fulfilling Servicing Rights Owner's request would require Servicer to perform activities that are not customarily performed by Servicer under similar servicing arrangements and Servicer would incur out-of-pocket costs or internally allocated costs, Servicer shall promptly notify Servicing Rights Owner of the costs related thereto, with a statement of work identifying such work and costs related thereto. Servicing Rights Owner, following receipt of notification from Servicer of such statement of work, shall either (x) instruct Servicer to proceed with fulfilling such request by execution of such statement of work and Servicing Rights Owner shall be responsible for reimbursing Servicer for the costs identified in such statement of work after the fulfillment of such request to Servicing Rights Owner's reasonable satisfaction or (y) decline to make such request to Servicer. Servicing Rights Owner shall pay such invoiced amount no later than thirty (30) days after Servicing Rights Owner's receipt of the invoice from Servicer.

 5.04          Establishment of Collection Account; Deposits in Collection Account

              Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, each of which shall be an Eligible Account. The creation or designation of any Collection Account shall be evidenced by a letter agreement in the form of Exhibit 3 attached hereto, which shall be furnished to Servicing Rights Owner upon Servicing Rights Owner's request. Servicer shall make such deposits to each Collection Account in accordance with the Applicable Requirements (and, in all cases, within two (2) Business Days of the Servicer's receipt thereof); provided that payments in the nature of Ancillary Fees (other than Float Benefit) need not be deposited by Servicer in the Collection Account, all of which shall accrue to the Servicer and be retained by Servicer as additional compensation

              Servicing Rights Owner shall be entitled to all Float Benefit from funds held in the Collection Account. To the extent that the Float Benefit constitutes economic credits in a calendar month, Servicer shall pay the same to Servicing Rights Owner no later than twelve (12) days following such calendar month.

 5.05          Permitted Withdrawals from the Collection Account

              Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

                             (1)           to make payments in the manner provided for in Section 6.01;

                             (2)           to remove any amounts deposited into the Collection Account in error;

                             (3)           to clear and terminate the Collection Account in the event a new Collection Account has been established, or upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement; and

                             (4)           except for disputed amounts, to reimburse itself for any amounts payable by the Servicing Rights Owner to the Servicer as to which the Servicing Rights Owner has failed to pay the Servicer when and as due in accordance with this Agreement; provided that the Servicer has given the Servicing Rights Owner at least ten (10) days' notice of any such failure to pay.

              Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section 5.05.

 5.06          Establishment of Escrow Accounts; Deposits in Escrow

              Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, each of which shall be an Eligible Account. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown on Exhibit 4 attached hereto, which shall be furnished to Servicing Rights Owner upon Servicing Rights Owner's request.

              Servicer shall make such deposits to each Escrow Account in accordance with the Applicable Requirements (and, in all cases, within two (2) Business Days of the Servicer's receipt thereof).

              Servicing Rights Owner shall be entitled to all Float Benefit from funds held in the Escrow Account. To the extent that the Float Benefit constitutes economic credits in a calendar month, Servicer shall pay the same to Servicing Rights Owner no later than twelve (12) days following such calendar month. To the extent that Servicer uses its own funds to fund any interest on escrowed funds required by Applicable Regulations to be paid to the Mortgagor, Servicing Rights Owner shall reimburse the Servicer or any interest on escrowed funds required by Applicable Regulations to be paid to the Mortgagor upon invoice therefor.

 5.07          Permitted Withdrawals From Escrow Accounts

              Withdrawals from any Escrow Account may be made by Servicer in accordance with the applicable Investor Guidelines. If Servicer collects any late payments or collections from the Mortgagor which had previously been reimbursed to Servicer by Servicing Rights Owner or from the Collection Account, Servicer shall credit such amount against Servicing Rights Owner's monthly Servicing Advance reimbursement obligation.

 5.08          Payment of Taxes, Insurance and Other Charges

              With respect to each Mortgage Loan, Servicer shall maintain accurate records reflecting the status of taxes, assessments, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall make payment thereof, if and as required, in accordance with the Applicable Requirements, such payments (if not from escrowed Mortgagor funds) constituting Servicing Advances hereunder.

 5.09          Transfer of Accounts

              The Escrow Account and Collection Account shall be maintained at a financial institution designated by Servicing Rights Owner that reasonably satisfies the Servicer's operational guidelines; provided that, to the extent the Servicing Rights Owner directs the Servicer to change such accounts to a different depository institution from time to time that meets the Eligible Account requirements more than one (1) time in any calendar year, the Servicing Rights Owner shall pay any reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs of for such additional change in depository institution.

              Servicer may transfer, upon the prior written consent of Servicing Rights Owner, the Collection Account or any Escrow Account to a different depository institution from time to time that meets the Eligible Account requirements.

 5.10          Maintenance of Hazard Insurance

              Servicer shall cause to be maintained for each Mortgage Loan and REO Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount consistent with Applicable Requirements.

              Any amounts collected by Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Collection Account within two (2) Business Days after receipt and identification thereof (which identification shall occur, in no event, later than five (5) Business Days following receipt).

              Any amounts advanced by Servicer pursuant to this Section 5.10 shall be deemed Servicing Advances.

 5.11          Buydown Mortgage Loans

              With respect to each Buydown Mortgage Loan, Servicing Rights Owner shall have responsibility or obligation to deposit into the Escrow Account any required Buydown Funds. With respect to each Buydown Mortgage Loan, Servicer will distribute to the Mortgage Loan Investor on each Remittance Date an amount of Buydown Funds required under the terms of the Mortgage Loan.

 5.12          Fidelity Bond; Errors and Omissions Insurance

              The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy and a mortgage impairment policy, with broad coverage with financially responsible companies that meet the current requirements of each Mortgage Loan Investor on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons. Such fidelity bond and errors and omissions insurance policy shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and Applicable Requirements and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.

 5.13          Realization Upon Defaulted Serviced Mortgage Loans and REO Properties

              In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, consistent with Section 5.01 hereof, Servicer shall take such action as shall be required in accordance with the Applicable Requirements. If the Applicable Requirements require the consent or approval of any Person, (other than the Servicing Rights Owner) Servicer, on behalf of Servicing Rights Owner, shall take such action, if any, to obtain any such consent or approval.

 5.14          Management of REO Properties

              If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an "REO Property"), the deed or certificate of sale shall be taken in the name required by applicable Investor Guidelines; provided that, unless required in accordance with Investor Guidelines (it being understood that the Servicer shall provide notice to the Servicing Rights Owner within five (5) Business Days of a change in the Investor Guidelines that require the title to be conveyed in the name of the Servicing Rights Owner to Group_NRM_OPS@fortress.com or such other email address as is updated from time to time by the Servicing Rights Owner), in no event shall the Servicer have title to the Mortgaged Property conveyed in the name of the Servicing Rights Owner without the Servicing Rights Owner's prior written consent. To the extent that amounts on deposit in the Collection Account are insufficient for funding the management of REO Properties, Servicer shall, subject to Section 5.13, advance the amount of funds required to cover the shortfall with respect thereto and shall be entitled to reimbursement of such Servicing Advance in accordance with Section 6.03.

              Prior to transferring any REO Property to the Mortgage Loan Investor, the Servicer shall comply with all Applicable Requirements related to the maintenance of such property. The Servicer shall maintain on each REO Property monthly fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property and, to the extent required and available under the national flood insurance program, flood insurance, all in the amounts and with such coverage as required under Applicable Requirements.

              Solely with respect to any REO Property which was converted from a Private Label Mortgage Loan, the Servicing Rights Owner may direct the Servicer to utilize an REO manager identified by the Servicing Rights Owner; provided that, to the extent such REO manager identified by the Servicing Rights Owner is not currently a Vendor of the Servicer, the Servicer shall engage such REO manager utilizing its vender management system and will promptly notify the Servicing Rights Owner upon the Servicer's approval or rejection of such REO manager.

 5.15          HELOC Loan Advances

              To the extent that Servicer funds any HELOC Loan Advance, Servicer shall use its commercially reasonable efforts to obtain reimbursement in accordance with the applicable Servicing Agreement and, if any such HELOC Loan Advance is not reimbursed from the related HELOC Loan investor, the Servicer shall provide notice thereof and the Servicer shall bill the Servicing Rights Owner for such funding as a Servicing Advance under this Agreement on a monthly basis. At any time, to the extent permitted under Applicable Requirements, the Servicer shall freeze future draws under such HELOC Loan and, if such freezing is not permitted, the Servicer shall fund future HELOC Loan Advances on such HELOC Loan and be reimbursed for the same as Servicing Advances under this Agreement in each case to the extent the Servicer is unable to obtain reimbursement from the related HELOC Loan investor.

 5.16          Engagement of Contractors

                             (a)           Exhibit 13 will set forth the following lists (in a format reasonably acceptable to the Servicing Rights Owner): (i) Vendors (excluding Off-shore Vendors) that the Servicer engages on a platform-wide basis to which the Servicer has assigned a tier 1 or tier 2 risk tier rating, a summary of activities for each such Vendor and the applicable risk tier the Servicer has assigned such Vendor, (ii) Off-shore Vendors that the Servicer engages on a platform-wide basis to which the Servicer has assigned a tier 1 or tier 2 risk tier rating, a summary of activities for each such Vendor and the applicable risk tier the Servicer has assigned such Off-shore Vendor, (iii) Default Firms engaged by the Servicer for foreclosures only which the Servicer has assigned a tier 1 or tier 2 risk tier rating and identifying the applicable risk tier the Servicer has assigned such Default Firm and (iv) Default Firms engaged by the Servicer for litigation only (excluding foreclosures) (collectively, the "Vendor List").

                             (b)           From time to time, the Servicer may engage Vendors to provide services to the Servicer that are related to the Mortgage Loans. On a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the Servicer shall notify the Servicing Rights Owner of any new Vendors and/or Default Firms engaged to provide services with respect to the Mortgage Loans. In the event any such additional Vendor and/or Default Firm used by Servicer or any Off-shore Vendor is identified by the Servicing Rights Owner as having been materially deficient relating to the services provided that relate to the Mortgage Loans in the reasonable judgment of the Servicing Rights Owner, the Servicing Rights Owner shall notify the Servicer with its concerns of such Vendor and/or Default Firm. The Servicer shall promptly respond to the Servicing Rights Owner and the parties hereto shall cooperate in good faith to resolve the Servicing Rights Owner's concerns and/or findings relating to such Vendor and/or Default Firm, including but not limited to determining if such material deficiencies can be corrected or to replace such Vendor or Default Firm, as applicable, with another Vendor or Default Firm, as applicable, mutually acceptable to the parties and in accordance with Applicable Requirements. In addition, the Servicer shall promptly notify the Servicing Rights Owner of any material deficiencies with respect to any Vendor and/or Default Firm used by the Servicer with respect to any Mortgage Loan. The Servicer shall promptly notify the Servicing Rights Owner of any material deficiencies with respect to any Vendor and/or Default Firm used by the Servicer with respect to any Mortgage Loan.

                             (c)           The Servicer shall oversee all Vendors, Off-shore Vendors and Default Firms on the Vendor List in accordance with the Vendor Oversight Guidance and its third-party management policy, and require that all Vendors', Off-shore Vendors' and Default Firms' on the Vendor List policies and procedures relating to services provided with respect to this Agreement comply with all Applicable Requirements, the Vendor Oversight Guidance and the servicing standards consistent with this Agreement. Solely as it relates to violation by a Vendor that adversely affects the Mortgage Loans or any Mortgagor which the Servicer knows or should have reasonably known, the Servicer shall provide to the Servicing Rights Owner, within twenty-one (21) Business Days therefrom, (i) notice of any violations by any Vendor, Off-shore Vendor and/or Default Firm under the Vendor Oversight Guidance, the servicer's third-party management policy and/or Applicable Requirements and (ii) a summary and action-plan by the Servicer detailing how such violation(s) will be remediated. The Servicer shall provide the Servicing Rights Owner with a searchable electronic copy of the Servicer's then current third-party management policy on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) via electronic mail, the Servicer's website and/or a DVD or other portable storage device, provided, however, that the Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the third-party management policy as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised third-party management policy on reasonable notice to the Servicer.

                             (d)           Any Vendor, Off-shore Vendor and/or Default Firms engaged by Servicer shall be engaged on commercially reasonable, arm's length basis and compensation consistent with Applicable Requirements.

                             (e)           All Default Firms to be used in connection with the servicing and administration of the Mortgage Loans and REO Properties shall be engaged in accordance with Applicable Requirements.

                             (f)           The Servicer shall conduct periodic reviews of the Vendors, Off-shore Vendors and Default Firms on the Vendor List that are involved in performing servicing activities related to this Agreement in accordance with the Vendor Oversight Guidance and the Servicer's policies and procedures to confirm compliance with respect to the terms of this Agreement and Applicable Requirements. The Servicer shall maintain a risk management program that establishes appropriate controls in place to monitor the Servicer's Vendors, Off-shore Vendors and Default Firms. This program will include evaluating Default Firms used by the Servicer for compliance with Applicable Requirements, including all compensation arrangements with such Default Firms are consistent with this Agreement and Applicable Requirements, and as part of the Servicer's quality control program, verification of sample documents filed or otherwise utilized by such firms in any foreclosure or bankruptcy proceeding or other foreclosure-related litigation. During such periodic reviews, the Servicer shall confirm that the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement are not subject to litigation or other enforcement actions that could have a material effect on such Vendor's, Off-shore Vendor's and/or Default Firm's financial viability or reputation. On a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the Servicer shall provide to the Servicing Rights Owner the results of the periodic reviews completed on any Vendors, Off-shore Vendors and Default Firms on the Vendor List during such calendar quarter, which shall include performance scorecards (where applicable), risk rating and risk-tier assignment system. The Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the Servicer's scorecarding, risk-rating, or risk-tiering methodology as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised Servicer's scorecarding, risk-rating, or risk-tiering methodology on reasonable notice to the Servicer.

                             (g)           The Servicer shall oversee all Vendors, Off-shore Vendors and Default Firms on the Vendor List in accordance with the Vendor Oversight Guidance and its third-party management policy. If reasonably necessary for the Servicing Rights Owner to comply with the requirements of any Governmental Authority that exercises authority over the Servicing Rights Owner, the Servicer shall, unless explicitly prohibited under Applicable Requirements or under the applicable Vendor, Off-shore Vendor or Default Firm contract, at the request of the Servicing Rights Owner, provide Servicing Rights Owner with copies of any contracts, by or with any Vendors, Off-shore Vendors and/or Default Firms on the Vendor List and any reports, evaluations, reviews or assessments with respect to such contractors.

                             (h)           In accordance with the terms and conditions of Servicer's agreement with the applicable Vendor, Off-shore Vendor and/or Default Firm, Servicer shall satisfy in a timely manner its financial obligations to the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement to the extent such financial obligation is required to be made under such agreement. Servicer shall maintain appropriate controls to ensure that (i) compensation paid to the Vendors, Off-shore Vendors and Default Firms on the Vendor List providing foreclosure services with respect to the Mortgage Loans is based on a method that is consistent with Applicable Requirements and considers the accuracy, completeness and legal compliance of foreclosure filings and (ii) that such services are provided only as frequently as reasonably necessary in light of the circumstances, and, in the case of both (i) and (ii) above, is not based solely on increased foreclosure volume or meeting processing timelines

 5.17          Other Services

                             (a)           The Servicer shall identify a Servicing Officer with respect to the Mortgage Loans, who shall serve as the principal point of contact for the Servicing Rights Owner for purposes of answering questions with respect to the Subservicing pursuant to this Agreement. The Servicer will provide prompt notice to the Servicing Rights Owner if a change occurs with the Servicing Officer.

                             (b)           The Servicer shall provide notice to the Servicing Rights Owner no later than two (2) Business Days after receipt by the office of Servicer's general counsel of notice from any Agency, Insurer or Governmental Authority of an inquiry relating to an alleged violation of Applicable Requirements with respect to any Mortgage Loans that could reasonably result in a sanction, fee or other liability to the Servicing Rights Owner or otherwise materially adversely affect the Servicing Rights Owner or the Servicer's ability to perform its obligations under this Agreement, including, but not limited to, any allegations of discrimination by the Servicer and any civil investigative demand or request for information, unless disclosing such inquiry to the Servicing Rights Owner is expressly prohibited by such entity or by Applicable Requirements and (ii) promptly provide a copy (redacted as necessary to the extent providing unredacted copies is expressly prohibited by such entity or by Applicable Requirements) of any such allegation, demand or inquiry to the Servicing Rights Owner, unless providing such redacted copy is expressly prohibited by such entity or by Applicable Requirements, in which case Servicer shall provide to Servicing Rights Owner a detailed summary of such materials in writing or verbally, in each case unless such disclosure is expressly prohibited by such entity or by Applicable Requirements. The Servicer shall cooperate with the Servicing Rights Owner to respond promptly and completely to any such allegations or inquiries and similarly to any such allegations or inquiries received by the Servicing Rights Owner.

                             (c)           The Servicer shall provide notice to the Servicing Rights Owner no later than five (5) Business Days after receipt by the office of the Servicer's general counsel of notice or knowledge that an investigation of the Servicer's servicing practices by any Governmental Authority relating to an alleged violation of Applicable Requirements with respect to any Mortgage Loans has determined that material deficiencies in servicing performance or violation of Applicable Requirements has occurred, unless expressly prohibited by the related Governmental Authority or by Applicable Requirements. The Servicer shall, upon request of the Servicing Rights Owner, confer with the Servicing Rights Owner to advise the Servicing Rights Owner of the status of any such investigation.

                             (d)           The Servicer shall provide notice to the Servicing Rights Owner no later than five (5) Business Days after receipt by the office of the Servicer's general counsel of notice or knowledge if (i) the Servicer reasonably believes that a Governmental Authority is reasonably likely to suspend, revoke or limit any license or approval necessary for the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement or (ii) a special investigation or non-routine exam of the Servicer commenced by a Governmental Authority is reasonably likely to materially and adversely affect the Mortgage Loans, in each case, unless expressly prohibited by the related Governmental Authority or by Applicable Requirements. The Servicer shall, upon request of the Servicing Rights Owner, confer with the Servicing Rights Owner to advise the Servicing Rights Owner of the status of any such potential action or investigation.

                             (e)           Within five (5) Business Days after receipt by the office of the Servicer's general counsel of the final reports or findings with respect to any investigation referenced in clauses (c) or (d) above, the Servicer shall deliver to the Servicing Rights Owner a copy of any such reports and/or findings relating to any material deficiencies in servicing performance or violations of Applicable Requirements (redacted as necessary to the extent providing unredacted copies is expressly prohibited by such entity or by Applicable Requirements, unless providing such redacted copy is expressly prohibited by such entity or by Applicable Requirements, in which case Servicer shall provide to Servicing Rights Owner a detailed summary of such materials in writing or verbally, in each case unless such disclosure is expressly prohibited by such entity or by Applicable Requirements). Within five (5) Business Days of the Servicer's general counsel's receipt, Servicer shall provide the Servicing Rights Owner a copy of any consent decree terms and/or any proposed consent decree terms in connection with any investigation or settlement negotiations of the Servicer's servicing practices by any Governmental Authority (redacted as necessary to the extent providing unredacted copies is expressly prohibited by such Governmental Authority or by Applicable Requirements, unless providing such redacted copy is expressly prohibited by such entity or by Applicable Requirements, in which case Servicer shall provide to Servicing Rights Owner a detailed summary of such materials in writing or verbally, in each case unless such disclosure is expressly prohibited by such Governmental Authority or by Applicable Requirements).

                             (f)           Reserved.

                             (g)           The Servicer shall maintain a log of all "qualified written requests" (as such term is used in the Real Estate Settlement Procedures Act) relating to the Mortgage Loans, records of all "level 1" and "level 2" escalated telephone complaints related to the Mortgage Loans and a log of all "level 3" escalated telephone complaints related to the Mortgage Loans. The Servicer shall provide copies of such records and logs and copies of any correspondence or documentation relating to any items included in such logs no later than 30 days following the end of each calendar quarter, or reasonably promptly upon reasonable request the Servicing Rights Owner.

                             (h)           The Servicer shall maintain a MERS quality assurance plan to promote compliance with all MERS requirements and Applicable Requirements and provide the Servicing Rights Owner with a copy of such plan upon request. The Servicer shall provide the Servicing Rights Owner with prompt notice of any material modification to its MERS quality assurance plan made after the date hereof and agrees to cooperate in good faith in addressing any questions or concerns of the Servicing Rights Owner regarding such modification. The Servicer shall cooperate with any audit by the Servicing Rights Owner with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith.

 5.18          Service Level Agreements.

                             (a)           The Servicer shall comply with the Service Level Agreements ("SLAs") as set forth from time to time on Exhibit 11, or as modified pursuant to this Section 5.18; provided, however, that the Servicer will not be responsible for delays, errors or omissions caused by the Servicing Rights Owner or any verifiable factors outside of the Servicer's control.

                             (b)           The Servicer shall report the Servicer's actual results with respect to the SLAs in the form of report and timeline(s) described in Exhibit 12. The Servicing Rights Owner and the Servicer shall cooperate in good faith to resolve any questions or issues regarding the SLAs and the Servicer's performance with respect to such SLAs.

                             (c)           At either party's request, the Servicing Rights Owner and the Servicer shall review the SLAs and any proposed modifications to the SLAs (including the related tools and methodologies for measuring or calculating compliance with such SLAs). Such modifications shall become effective when acknowledged in writing and signed by both parties.

                             (d)           The remedy for failure to satisfy any SLAs shall be as set forth in the SLAs; provided that, for the avoidance of doubt, where the failure to satisfy any SLAs is otherwise a breach of this Agreement, nothing herein shall restrict or limit any rights or remedies available to the Servicing Rights Owners under this Agreement or Applicable Requirements.

 5.19          Power of Attorney.

              Upon request of Servicer, the Servicing Rights Owner shall execute a mutually agreed upon number of limited powers of attorney substantially in the form set forth in Exhibit 9 hereto and provide such original executed limited powers of attorney to the Servicer for use in connection with the servicing activities contemplated in this Agreement. The Servicing Rights Owner agrees to provide additional original executed limited powers of attorney as may be requested by the Servicer from time to time.

 5.20          Repurchase Facilitation.

              The Servicer shall promptly notify the Servicing Rights Owner if it becomes aware of any repurchase claim by the applicable Agency with respect to any Mortgage Loan and shall cooperate with any reasonable requests of the Servicing Rights Owner for information with respect to such Mortgage Loan and in connection with coordinating the repurchase claim (including, but not limited to, providing copies of related collection system comments) and delivery of the applicable Mortgage Loan file and related documents to the Servicing Rights Owner or its designee with respect to such repurchase transaction. Once the rebuttal process has been completed and the related Agency requires repurchase of the related Mortgage Loan, unless Servicer is required to repurchase such Mortgage Loan pursuant to this Section 5.20 or under the Purchase Agreement, the Servicing Rights Owner shall repurchase the related Mortgage Loan or deliver to the Servicer the applicable repurchase price amount in order to be drafted by or remitted to the applicable Agency. Upon such repurchase, unless otherwise mutually agreed upon, the Servicing Rights Owner or its designee shall take immediate title to the applicable Mortgage Loan.

              In the event any repurchase claim by the applicable Agency with respect to any Mortgage Loan arises out of or relates to a breach of the representations, warranties or covenants of Servicer under this Agreement, Servicer shall (i) repurchase such Mortgage Loan from the applicable Agency and (ii) repurchase the related Servicing Rights from Purchaser in an amount equal to Servicing Rights Reimbursement Price (as defined in the Purchase Agreement). In connection therewith, Servicer and Servicing Rights Owner shall work together to facilitate such repurchase by the Servicer in accordance with Applicable Requirements.

 5.21          FHA/VA Loan Servicing Provisions.

              Notwithstanding anything set forth to the contrary in this Agreement, the Servicer shall service VA Loans in strict compliance with the VA Regulations and the Servicer shall diligently seek to mitigate losses by utilizing applicable remedies in accordance with the VA Regulations.

              Notwithstanding anything set forth to the contrary in this Agreement, the Servicer shall service FHA Loans in strict compliance with the following provisions:

              (i)    Servicer shall service the Mortgage Loans in accordance with the provisions provided in this Agreement including, in the case of FHA Loans, taking all actions by a mortgagee in accordance with FHA Regulations. The Servicer shall not (unless the Mortgagor is in default or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification that would in the case of FHA Loans, affect the FHA Insurance Contract with respect to such Mortgage Loan.

              (ii)    In servicing and administering the FHA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder.

              (iii)    In the event that any payment due under any FHA Loan serviced by the Servicer pursuant to this Agreement becomes Delinquent, the Servicer shall take all such actions as are in the best interests of the applicable Investor and permitted under any applicable FHA loss mitigation proceedings.

ARTICLE VI.

REPORTS; REMITTANCES; ADVANCES

 6.01          Remittances to Mortgage Loan Investor and Servicing Rights Owner

                             (a)           On each Remittance Date, Servicer shall remit to the related Mortgage Loan Investor amounts in the Collection Account(s) to the extent required in accordance with the applicable Investor Guidelines.

                             (b)           On each SRO Distribution Date, Servicer shall remit to the Servicing Rights Owner's Account all Servicing Rights Owner Economics (to the extent greater than zero and net of lender paid mortgage insurance) with respect to the Mortgage Loans.

                             (c)           The Servicer shall provide the Servicing Rights Owner with sufficient information in an electronic format to confirm and reconcile the calculation of the Servicing Rights Owner Economics each month, including any Servicer Economics (on a loan-by-loan basis) and reflecting all applicable fees payable to Servicing Rights Owner and to Servicer.

                             (d)           All Float Benefit shall be payable to the Servicing Rights Owner, which amounts shall be included in the calculation of the Servicing Rights Owner Economics in accordance with this Section 6.01. The Servicing Rights Owner shall be responsible for all fees and charges associated with maintaining any Collection Account or Escrow Account.

 6.02          Reporting; Delinquency Control

                             (a)           Servicer shall deliver such reports to the Mortgage Loan Investor as are required in accordance with the applicable Investor Guidelines and deliver a copy of such reports to Servicing Rights Owner.

                             (b)           The Servicer shall provide the Servicing Rights Owner, in an electronic format, a monthly report containing data elements to be mutually agreed upon by the parties detailing all the Servicing Rights Owner Economics and the Servicer Economics. Pursuant to Section 6.01, the Servicer shall provide the Servicing Rights Owner with sufficient information to reflect the calculation of the Servicing Rights Owner Economics and the Servicer Economics, together with such other standard reports as mutually agreed upon (to be attached hereto on Exhibit 8) and identified on Exhibit 12 hereto. The Servicer shall also provide the Servicing Rights Owner, in an electronic format, the periodic reports set forth on Exhibit 12 hereto.

                             (c)           In addition, the Servicer shall cooperate in good faith with the Servicing Rights Owner to provide any periodic, special or other reports, information or documentation as may be reasonably requested from time to time and the reasonable, actual and documented out-of-pocket or internally allocated, as applicable, expenses incurred by the Servicer shall be reimbursed by the Servicing Rights Owner only to the extent the applicable information for such reports is not readily available without the Servicer incurring material costs and expenses and as otherwise agreed from time to time.

                             (d)           No later than (i) forty-five (45) calendar days after the end of each of the first three quarterly fiscal periods of each fiscal year of Servicer after the initial Sale Date and (ii) ninety (90) calendar days after the end of each fiscal year of Servicer after the initial Sale Date, in each case, the Servicer shall deliver to Servicing Rights Owner, a certificate in the form of Exhibit 6 (the "Quarterly Financial Covenants Report"), signed by the chief financial officer of the Servicer certifying as to whether the financial covenants set forth on Exhibit 6 attached hereto (the "Quarterly Financial Covenants") have been met, together with reasonable supporting documentation and backup which would permit the Servicing Rights Owner to verify, validate and corroborate the certifications made in the Quarterly Financial Covenants Report.

                             (e)           The Servicer shall cause a certified public accountant selected and employed by it to provide the Servicing Rights Owner not later than ninety (90) days after the close of Servicer's fiscal year, with a certified statement of the Servicer's financial condition as of the close of its fiscal year. The Servicer shall deliver a Report on Assessment of Compliance with Applicable Servicing Criteria relating to compliance with the relevant servicing criteria under Item 1122 of Regulation AB promulgated by the Securities and Exchange Commission (or compliance with the Uniform Single Attestation Program for Mortgage Bankers) by an independent public accounting firm which is a member of the Public Company Accounting Oversight Board at such time that such statements, certifications and other reports are delivered to the Agencies or other Mortgage Loan Investors.

                             (f)           As promptly as possible and in no event later than two (2) Business Days following receipt thereof, the Servicer shall notify the Servicing Rights Owner of (i) any notice by an Agency regarding the termination or potential termination of the Servicer as an eligible servicer for such Agency, (ii) any notices of material noncompliance received from any Agency that is not resolved within the cure period provided by the Agency, if applicable, and (iii) any downgrade of the Servicer's servicer ratings with any rating agency. In the event any items of material noncompliance with Applicable Requirements are discovered, or are specifically noted in connection with any audit or examination of the Servicer's servicing of any of the Mortgage Loans, the Servicer shall promptly address and resolve such items and report the status, findings and resolution of such items in a timely manner to the Servicing Rights Owner and as otherwise required by the applicable Agencies.

                             (g)           The Servicer shall as promptly as possible and in no event later than two (2) Business Days following receipt thereof, forward to the Servicing Rights Owner any and all communications received from Mortgage Loan Investors regarding the Servicing Rights or affecting the servicing of the Mortgage Loans. It is understood and agreed that compliance with this clause (g) shall be satisfied to the extent that the Servicing Rights Owner directly receives (including via electronic mail) any such correspondence from Mortgage Loan Investors. In addition, the Servicer shall provide the litigation report contemplated by Exhibit 12, on a monthly basis, which shall include any litigation, including mortgagor litigation, contested foreclosure actions, mortgagor bankruptcy proceedings, arising with respect to any of the Mortgage Loans; provided, however, the Servicer shall, as promptly as possible and in no event later than two (2) Business Days following receipt by the office of the Servicer's general counsel, provide Servicing Rights Owner with notice of any litigation that could reasonably result in a material adverse effect on the Servicing Rights Owner or the Servicing Rights or the Servicer's ability to perform its obligations under this Agreement. At the Servicing Rights Owner's reasonable request, the Servicer shall cooperate in good faith in discussing such litigation or any litigation described in the litigation reports.

                             (h)           The Servicer shall provide the Servicing Rights Owner, in an electronic format, with a month end collection and delinquency report containing data elements to be mutually agreed upon by the parties (or required by Applicable Requirements) identifying and describing on a loan-level basis the status of any Delinquent Mortgage Loans, and any Loss Mitigation efforts, including, but not limited to, loan modifications and forbearances. Loan-level monthly reports shall be properly coded by the Servicer to identify Mortgage Loans affected by Loss Mitigation efforts or other changes in payment terms and such reports shall reflect such pending payment terms.

                             (i)           In addition, the Servicer shall provide to the Servicing Rights Owner, in an electronic format, with reports each Business Day containing data elements set forth on Exhibit 10 and such other additional data elements as mutually agreed upon, by and between Servicing Rights Owner and Servicer, from time to time.

                             (j)           The Servicer agrees that the information furnished to the Servicing Rights Owner or any Mortgage Loan Investor by the Servicer regarding its financial condition or its servicing operations is true and correct in all material respects as of each date such information is provided to the Servicing Rights Owner.

 6.03          Servicing Advances; Reimbursement of Servicing Advances.

                             (a)           The Servicer shall, from time to time during the term of this Agreement, and for ease of administration, make Servicing Advances when in its good faith judgment it is necessary or advisable to do so under applicable Investor Guidelines, and the Servicer shall not have any obligation to notify the Servicing Rights Owner before making any Servicing Advance.

                             (b)           The Servicer shall seek the Servicing Rights Owner's prior written consent with respect to any Servicing Advances which exceeds such thresholds set forth in Exhibit 2 to the extent that the Servicer deems such Servicing Advance necessary, in the best interest of the Servicing Rights Owner or Mortgage Loan Investor and not expected to be recoverable but are not required by Applicable Requirements. In addition, the Servicer and the Servicing Rights Owner shall have conference calls on a monthly basis, at a regular time and date to be agreed upon by the parties, to discuss any Servicing Advances that Servicer deems necessary and that are in the best interest of the Servicing Rights Owner or Mortgage Loan Investor but are not required under Applicable Requirements and not otherwise recoverable.

                             (c)           The Servicer shall reasonably cooperate with the Servicing Rights Owner, Servicing Rights Owner's lender(s) and any rating agency in connection with the Servicing Rights Owner's financing of any Servicing Advances.

                             (d)           The Servicer shall be entitled to be reimbursed for all Servicing Advances made by the Servicer pursuant to this Agreement on a monthly basis as further described in this Section 6.03. No later than the fifth (5th) Business Day of each month, or as mutually agreed by the Servicing Rights Owner and Servicer, the Servicer shall provide the Servicing Rights Owner and Servicing Rights Owner's lender(s) (as identified to the Servicer by the Servicing Rights Owner) with reasonable and customary documentation in accordance with Applicable Requirements (and any other information reasonably requested by the Servicing Rights Owner or Servicing Rights Owner's lender(s)) evidencing Servicing Advances made by the Servicer in the previous month. Within two (2) Business Days of Servicing Rights Owner and Servicing Rights Owner's lender's receipt of such notice, the Servicing Rights Owner shall remit (or cause to be remitted) the amount set forth in the written notice provided by the Servicer (or such lesser amount as reasonably determined by the Servicer) via wire transfer to the Servicer. To the extent that Servicer recovers any amounts on account of reimbursed Servicing Advances, such amounts shall be netted against the next invoice sent by Servicer to the Servicing Rights Owner.

                             (e)           Notwithstanding any provision in this Agreement to the contrary, the Servicer shall reimburse the Servicing Rights Owner for any Servicing Advances and/or P&I Advances made by the Servicer and reimbursed by the Servicing Rights Owner in the event the applicable Agency declines to reimburse such advance as a result of the failure of the Servicer to service the related Mortgage Loan in accordance with Applicable Requirements or the Servicer's failure to properly maintain appropriate documentations of such advances and/or properly submit reimbursements requests in accordance with the Investor Guidelines.

                             (f)           The Servicer shall provide report described and during the timeframe set forth in Exhibit 12 relating to Servicing Advances which are not eligible for reimbursement under Investor Guidelines or the Agency declines to reimburse such Servicing Advances and documenting the reason that such Servicing Advances are not recoverable. In addition, from time to time and upon the reasonable request of the Servicing Rights Owner, the Servicer shall provide, to the Servicing Rights Owner and Servicing Rights Owner's lender(s) such documentation, data and/or reports in the Servicer's possession or control by the Servicing Rights Owner and/or Servicing Rights Owner's lender(s) to enable Servicing Rights Owner to finance the Servicing Advances and/or P&I Advances.

                             (g)           The Servicer shall provide the Servicing Rights Owner with its "stop advance" policy and "clawback" policy. With respect to any Private Label Mortgage Loan, the Servicer shall modify its "stop advance" policy and/or "clawback" policy to the extent requested by the Servicer Rights Owner and, subject to compliance with Applicable Requirements, shall implement such change with respect to the Private Label Mortgage Loans as soon as reasonably practicable.

 6.04          P&I Advances; Compensating Interest

                             (a)           The Servicer shall make all required P&I Advances to each Mortgage Loan Investor using funds available for remittance to the applicable Mortgage Loan Investor to the extent permitted under applicable Investor Guidelines. The Servicer shall reasonably cooperate with the Servicing Rights Owner, Servicing Rights Owner's lender(s) and any rating agency in connection with the Servicing Rights Owner's financing of any P&I Advances, Compensating Interest and, with respect to Private Label Mortgage Loans, deferred servicing fees.

                             (b)           Payment Mechanics.

(i) No later than three (3) Business Days before each applicable Remittance Date related to the Mortgage Loans, Servicer shall furnish Servicing Rights Owner and Servicing Rights Owner's lender(s) (as identified to the Servicer by the Servicing Rights Owner) with a written statement no later than 10:00 a.m. (New York City time) estimating the aggregate amount of P&I Advances, guaranty (or other similar) fees and lender paid mortgage insurance to be remitted to the applicable Mortgage Loan Investor(s) on such Remittance Date. No later than one (1) Business Day before each applicable Remittance Date related to the Mortgage Loans, Servicer shall furnish Servicing Rights Owner and Servicing Rights Owner's lender(s) (as identified to the Servicer by the Servicing Rights Owner) with a written statement (the "P&I Advance Statement") no later than 10:00 a.m. (New York City time), updating and revising such estimate, of the aggregate amount of P&I Advances, guaranty (or other similar) fees and lender paid mortgage insurance to be remitted to the applicable Mortgage Loan Investor(s) on such Remittance Date. Each such statement shall include such reasonable pool level detail to enable Servicing Rights Owner and Servicing Rights Owner's lender(s) to verify such P&I Advances, guaranty (or other similar) fees and lender paid mortgage insurance and Compensating Interest, as applicable, and any other information reasonably requested by the Servicing Rights Owner or Servicing Rights Owner's lender(s). With respect to each P&I Advance Statement, Servicing Rights Owner shall deposit available funds in the amount indicated on such statement into the applicable account directed by Servicer no later than one Business Day prior to the applicable Remittance Date.

(ii) No later than five (5) Business Days before the applicable date in which Compensating Interest and/or securitized excess interest is required to be remitted to the applicable Mortgage Loan Investor, Servicer shall furnish Servicing Rights Owner and Servicing Rights Owner's lender(s) (as identified to the Servicer by the Servicing Rights Owner) with a written statement (the "Interest Statement") of the aggregate amount of Compensating Interest and/or securitized excess interest to be remitted to the applicable Mortgage Loan Investor(s). With respect to each Interest Statement, Servicing Rights Owner shall deposit available funds in the amount indicated on such statement into the applicable Collection Account or as otherwise directed by Servicer no later than one Business Day prior to the applicable Remittance Date.

(iii) To the extent the amounts the Servicing Rights Owner (or its lender(s)) funded exceeded the amounts required to be paid to the applicable Mortgage Loan Investor on the related Remittance Date, the Servicer shall remit such excess funds to the Servicing Rights Owner/ Mortgage Loan Investor or lender(s), as applicable, on the same Remittance Date that such amounts were deposited in the applicable Collection Account. In the event that Servicing Rights Owner fails to deposit amounts on account of P&I Advances, guaranty (or other similar) fees, lender paid mortgage insurance or Compensating Interest in the applicable Collection Account, Servicer shall have no obligation to remit any of the foregoing from its own funds; provided, however, that if the Servicer remits any of the foregoing, it shall be entitled to reimbursement pursuant to Section 6.03 and Section 6.04.

                             (c)           The Servicer shall provide the Servicing Rights Owner with a loan-level report in a format mutually acceptable to the parties setting forth on an aggregate basis all P&I Advances made or reimbursed during the related reporting period and the P&I Advances outstanding on a cumulative basis for each Mortgage Loan. The Servicer shall provide the Servicing Rights Owner with a detailed loan-level report in a format mutually acceptable to the parties setting forth on a loan-level and aggregate basis all Servicing Advances made or reimbursed during the related reporting period and the Servicing Advances outstanding on a cumulative basis for each Mortgage Loan. The Servicer shall take all commercially reasonable efforts to seek full reimbursed for outstanding P&I Advances and Servicing Advances upon the liquidation of the related Mortgage Loan. The Servicer shall cooperate in good faith with the Servicing Rights Owner to pursue full reimbursement of outstanding P&I Advances and Servicing Advances.

 6.05          Disaster Recovery Plan.

              The Servicer shall maintain a current business continuity plan ("BCP") that addresses the continuation of services if an incident (act or omission) impairs or disrupts the Servicer's obligation to provide the services contemplated under this Agreement.

              On a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the Servicer shall provide the Servicing Rights Owner (and any applicable regulatory agencies having jurisdiction over the Servicing Rights Owner) with a copy of the applicable BCPs (as previously identified in writing by the Servicing Rights Owner. The Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the applicable BCPs as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised BCPs on reasonable notice to the Servicer

              The Servicer warrants that the BCP conforms to Applicable Requirements for business continuity planning (collectively, the "BCP Standards"), which shall cover, but are not limited to, recovery strategy, loss of critical personnel, restoring access to documents and data to the Servicing Rights Owner, documented recovery plans covering all areas of operations pursuant to this Agreement, vital records protection, and testing plans. The Servicer will maintain and test the BCP at regular intervals (no less frequently than annually or as otherwise mutually agreed to ensure that the BCP complies with BCP Standards and shall provide reporting of the test results to the Servicing Rights Owner upon request. The Servicer will comply with the BCP during the term of this Agreement. The Servicer shall notify the Servicing Rights Owner of any material modifications to the BCP.

              The Servicer shall provide disaster recovery and backup capabilities through which it will be able to perform its obligations under this Agreement. The recovery strategy shall, at a minimum, provide for recovery after short and long term disruptions in facilities, environmental support, workforce availability and data processing equipment. If requested by the Servicing Rights Owner, the Servicer shall provide evidence of its capability to meet any applicable regulatory requirement concerning business continuity applicable to the Servicing Rights Owner or the Servicer. In the event that the Servicing Rights Owner's internal requirements concerning business continuity diverge materially from those of the Servicer, to the extent requested by the Servicing Rights Owner, the parties shall cooperate and mutually agree on a plan of enhancement or modification, with any reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs of such enhancement or modification to the BCP to be paid by the Servicing Rights Owner.

              The Servicer shall notify the Servicing Rights Owner immediately of the occurrence of any catastrophic event that affects or could reasonably be expected to affect the Servicer's performance of the services contemplated under this Agreement.

              The BCP shall include appropriate provisions to ensure the continued availability of critical third-party services and to ensure an orderly transition to new service providers should that become necessary. The Servicer shall require that any of its Vendors, Off-shore Vendors and Default Firms providing critical services with respect to this Agreement provide copies of their own business continuity plans to the Servicer and, upon the Servicing Rights Owner's request, the Servicer shall make such plans available to the Servicing Rights Owner unless disclosing such business continuity plans to the Servicing Rights Owner is expressly prohibited by the applicable contract with such Person or by Applicable Requirements.

 6.06          Sanction Lists; Suspicious Activity Reports.

                             (a)           The Servicer represents, warrants and covenants that it has, and shall maintain, policies and internal controls reasonably designed to comply with the economic sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"; collectively, with OFAC, the "Sanction Lists") and the requirements of this Section 2.19(a). The Servicer shall screen all existing Mortgagors monthly against the Sanction Lists. The Servicer's policies shall detail steps (i) to identify and resolve potential matches against the Sanction Lists, and (ii) required for record retention in accordance with regulatory requirements. The Servicer shall promptly notify the Servicing Rights Owner of any unresolved potential matches against the Sanction Lists.

                             (b)           The Servicer represents, warrants and covenants that is has, and shall maintain, policies, training and internal controls reasonably designed to detect and investigate potential suspicious activity and fraud by Mortgagors and related mortgage participants in compliance with the requirements of this Section 6.06(b). The Servicer will promptly disclose to the Servicing Rights Owner potentially suspicious or unusual activity detected as part of the services performed on behalf of the Servicing Rights Owner and provide other information with respect thereto reasonably requested by the Servicing Rights Owner. The Servicer represents and warrants that it has processes in place for such escalation and disclosure process. The Servicer represents that it will file any required Suspicious Activity Reports ("SARs") with respect to the Mortgagors and/or other Persons related to the Mortgage Loans engaged in suspicious activities if appropriate, and will maintain records of all such SARs filed and investigations performed in accordance with regulatory requirements. The Servicer further represents, warrants and covenants that it has, and shall maintain, policies regarding (i) conducting investigations in a timely manner that is consistent with regulatory expectations and requirements, (ii) maintaining appropriate records for reviews, investigations and escalations, and (iii) if applicable, reviewing requests made pursuant to Section 314(a) of the USA PATRIOT ACT through the Financial Crimes Enforcement Network.

 6.07          Litigation Management.

              Any litigation related solely to a single Mortgage Loan and incidental to the Servicer's servicing obligations hereunder (other than litigation between or among the Servicing Rights Owner, on the one hand, and Servicer, on the other hand) shall be managed by the Servicer or its counsel on behalf of the Servicing Rights Owner, such as foreclosure, evictions, quiet title and bankruptcy filings, at the Servicer's internal expense with respect to administration of such litigation (excluding, however, third party costs such as reasonable out-of-pocket attorney's fees and expenses for which the Servicing Rights Owner shall remain responsible and which shall be a Servicing Advance hereunder). Unless expressly prohibited by Applicable Requirements, no litigation proceedings shall be brought in the name of the Servicing Rights Owner.

              The parties shall manage litigation relating to other Mortgage Loans in accordance with the Litigation Protocol attached hereto as Exhibit 5.

              In addition to the other reports the Servicer is providing under this Agreement, the Servicer shall provide the Servicing Rights Owner, on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the following litigation-related reports, in form and substance mutually agreed upon and set forth on Exhibit 12: (i) results of periodic foreclosure firm audits, (ii) results of monthly scorecards of foreclosure and bankruptcy firms, including peer comparisons, (iii) changes in scorecarding methodology, (iv) changes in Servicer's foreclosure checklist or other foreclosure practices, (v) annual certification that each foreclosure firm is approved by the Agencies, if applicable and (vi) monthly reports summarizing litigation, foreclosure and bankruptcy activity (volume, new, resolved, costs/expenses projections, etc.).

 6.08          Resolution of Disputes and Monetary Errors.

              In the event either party, in good faith, disputes any sum the other party contends are due and payable hereunder, such disputing party shall deliver to the contending party a written notice of dispute. All sums that are not disputed shall be paid as and when due under this Agreement. If the contending party provides documentation substantiating that the disputed amount is properly due and payable, the disputing party shall pay such amount within five (5) Business Days after receipt of such documentation. If the parties remain in dispute thereafter, the parties shall work together in good faith to resolve such dispute.

 6.09          DFS Consent Order.

              The Servicer shall notify the Servicing Rights Owner within five (5) Business Days of the receipt by the office of the Servicer's general counsel of any notice from the NYDFS that the NYDFS has determined material noncompliance by the Servicer with the DFS Consent Order in respect of the servicing of the Mortgage Loans. Servicer shall make available to the Servicing Rights Owner via a secure web meeting (or such other medium reasonably acceptable to the Servicing Rights Owner) of any and all reports which Servicer or its Affiliates have delivered to a Governmental Authority required under the DFS Consent Order within five (5) Business Day of Servicer's submission to such Governmental Authority, unless disclosure to the Servicing Rights Owner is expressly prohibited by such entity or by Applicable Requirements. At the Servicing Rights Owner's request, the Servicer agrees to participate in calendar quarterly basis (no later than 30 days following the end of each calendar quarter) (which meetings may be in-person, telephonic or via a secure web meeting) to discuss the DFS Consent Order, except with respect to any disclosure to the Servicing Rights Owner that is expressly prohibited by such entity or by Applicable Requirements.

              No later than forty-five (45) calendar days after the end of each fiscal quarter after the initial Sale Date, the Servicer shall deliver to Servicing Rights Owner, a certificate in the form of Exhibit 14 (the "Quarterly Report"), signed by the chief risk and compliance officer of the Servicer or PHH Parent.

ARTICLE VII.

SERVICING COMPENSATION

 7.01          Servicing Compensation

                             (a)           In consideration of the servicing duties of Servicer described in this Agreement, for each Mortgage Loan serviced by Servicer hereunder, Servicer shall be entitled to the applicable Servicing Fees specified in Schedule A.

                             (b)           The Servicing Fee for a Mortgage Loan shall be payable on a monthly basis for each month or part thereof that such loan is serviced hereunder and (i) with respect the month in which the applicable Sale Date (as defined in the Purchase Agreement) occurs with respect to the Mortgage Loans, if such Sale Date is not the first (1st) Business Day of such month, such Servicing Fee shall be prorated, (ii) with respect the month in which the applicable Sale Date (as defined in the Purchase Agreement) occurs with respect to the Mortgage Loans, if such Sale Date is on the first (1st) Business Day of such month, such Servicing Fee shall not be prorated and (iii) with respect to servicing transfer of a Mortgage Loan from the Servicer to a successor servicer, (x) to the extent the transfer date to such successor occurs on the first (1st) day of a calendar month, such Servicing Fee shall be prorated for such month or (y) to the extent the transfer date to such successor occurs on any day other than the first (1st) day of a calendar month, such Servicing Fee shall not be prorated for such month. The Servicing Rights Owner shall pay the Servicer Economics on a monthly basis within ten (10) Business Days following receipt of each invoice therefore.

                             (c)           As additional compensation, Servicer shall be entitled to:

(i) receive and retain all Ancillary Fees (other than Float Benefit as described in Schedule A);
(ii) such fees as are set forth on Schedule A; and
(iii) Deboarding Fees to the extent due and payable under this Agreement.

                             (d)           Notwithstanding anything to the contrary in this Agreement, in no event shall the Servicer be entitled to any boarding fees or other similar fees with respect to any Initial Mortgage Loan.

                             (e)           Either party may give written notice ("Change Notice") to the other party of (i) any legal, regulatory or governmental policy enactment, amendment, reform (including but not limited to those reforms resulting from the Dodd-Frank regulatory reform legislation), change or development, (ii) any restructuring of a government-sponsored entity, (iii) any judicial and administrative judgments, orders, stipulations, injunctions, guidelines or settlements, or (iv) any change in interpretation of any legal, regulatory or other requirement by any Governmental Authority, that, in any of the foregoing cases, and in the sole reasonable judgment of such party providing such notice, either (x) makes any material part of Servicer's business unlawful or improper, (y) otherwise restricts or permits Servicer from engaging in any material business activity, or (z) has, or may reasonably be expected to have, a material effect on Servicer, its business, operations, financial condition, results of operations, prospects, or Servicer's ability to perform any of its material obligations under this Agreement, in each case, which is (I) not the result of or arising from the Servicer's failure to comply with Applicable Requirements and (II) not the result of any requirements imposed on Servicer by, or agreed to by Servicer with, a Governmental Authority which are not imposed on or required of similar mortgage loan servicers servicing mortgage loans similar to the Mortgage Loans and which, in the aggregate, have caused an increase in the Servicer's cost to service the Mortgage Loans in an amount equal to no less than [***] of the annual "Base Monthly Servicing Fee" as calculated in accordance with Schedule A (determined, initially, as of the initial Sale Date and after any change pursuant to a Change Notice, as of the date of such Change Notice). Likewise, to the extent that the Servicing Rights Owner believes that a change in any of the foregoing has caused a decrease in the Servicer's cost to service the Mortgage Loans in an amount equal to no less than [***] of the annual "Base Monthly Servicing Fee" as calculated in accordance with Schedule A (determined, initially, as of the initial Sale Date and after any change pursuant to a Change Notice, as of the date of such Change Notice), the Servicing Rights Owner may deliver a Change Notice to the Servicer. In the event of such Change Notice, Servicer and Servicing Rights Owner shall review and renegotiate in good faith the Servicing Fees and any other fees paid by Servicing Rights Owner, the performance standards and/or the services to be performed under this Agreement in order to reflect such change in Servicer's cost to deliver the services under this Agreement in compliance with, or to otherwise address any effect on the economics of the transaction from, any such event or occurrence described in any of clauses (i) through (iv) above. To the extent that the Servicer and the Servicing Rights Owner agree upon a change in accordance with a Change Notice, any future Change Notice shall be based upon the Servicer's cost to service the Mortgage Loans effective as of the revised terms pursuant to the Change Notice. In the event that Servicer and Servicing Rights Owner do not promptly agree upon a mutually acceptable adjustment to the Servicing Fees, and/or services to be performed under this Agreement, the parties agree to follow the following procedure: one designated representative from each party shall meet and confer in good faith to attempt to resolve the dispute ("Tier I Dispute Resolution"). Initially, the respective representatives designated to perform Tier I Dispute Resolution shall be designated upon receipt of a Change Notice by Servicing Rights Owner upon receipt of a Change Notice and the Senior Vice President of Servicing of Servicer. If both representatives are not appointed within 20 days, or if the dispute cannot be resolved by representatives appointed to perform Tier I Dispute Resolution within sixty (60) days following the date on which the latter last of the two representatives is designated by the parties, the parties agree that the dispute shall then be submitted upon expiration of such period to senior members of management ("Tier II Dispute Resolution"). If such senior members of management are not appointed by both Servicing Rights Owner and Servicer within 10 days, or if the dispute cannot be resolved by such senior members of management representatives appointed to perform Tier II Dispute Resolution after thirty (30) days following the date such dispute is submitted to them, the parties agree that the dispute shall be finally settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules and as follows:

(i) Any controversy or claim arising out of or relating to the foregoing shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment rendered by the arbitration panel arbitrator(s) may be entered in any court having jurisdiction thereof (subject to the appellate procedures described below).

(ii) An arbitrator selected by the claimant and an arbitrator selected by respondent shall, within 10 days of their appointment, select a third neutral arbitrator. The three arbitrators shall constitute the arbitration panel. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

(iii) The arbitration proceedings shall be conducted before the arbitration panel of three neutral arbitrators. The place of arbitration shall be in New York City New York. The language of the arbitration shall be English. This agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties acknowledge that this agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this agreement.

*[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv) Either party may apply to the arbitration panel seeking injunctive relief until the arbitration judgment is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral panel (or pending the arbitral panel's determination of the merits of the controversy).

(v) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitration panel, which determination shall be conclusive. All document discovery shall be completed within 60 days following the appointment of the arbitration panel.

(vi) At the request of a party, the arbitration panel shall have the discretion to order examination by deposition of witnesses to the extent the arbitration panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three per party and shall be held within 30 days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitration panel, and for good cause shown. Each deposition shall be limited to a maximum of seven hours duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(vii) The judgment shall be made within nine months of the filing of the notice of intention to arbitrate (demand), and each arbitrator shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the parties or by the arbitration panel if necessary. The judgment of the arbitration panel shall be accompanied by a reasoned opinion.

(viii) Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

(ix) Notwithstanding anything to the contrary, the parties hereby agree: that the opinion of the arbitration panel may be appealed pursuant to the AAA's Optional Appellate Arbitration Rules ("Appellate Rules"); and that the opinion shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Underlying Award, as defined by Rule A-3 of the Appellate Rules, by filing a Notice of Appeal with any AAA office. Following the appeal process the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.

(x) To the extent that the arbitration panel determines that a party to arbitration under this Section 7.01(e) has failed to prevail in that arbitration, the arbitration panel shall allocate to that party all costs and expenses of the arbitrators and shall allocate the costs and expenses (including attorneys' fees and costs) as appropriate given the merits of the matters arbitrated.

ARTICLE VIII.

AUDIT RIGHTS

 8.01          Servicing Rights Owner's Right to Examine Servicer Records

                             (a)           Servicing Rights Owner, its third party auditors and regulatory officials with regulatory authority over Servicing Rights Owner or its Affiliates and the Servicing Rights shall have the right to examine, audit and or review (each, an "Audit"), upon reasonable advance written notice to Servicer of not less than five (5) Business Days, during Servicer's normal business hours any and all of (i) the Mortgage Files (which are then in Servicer's possession or control or otherwise reasonably obtainable by the Servicer), (ii) any and all books, records, documentation or other information of Servicer (whether held by Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of Servicer (whether held by Servicer or by another) that are relevant to the performance or observance by Servicer of the terms, covenants or conditions of this Agreement. In such reviews, the Servicer will allow the Servicing Rights Owner, its Affiliates, its agents and its counsel, accountants and other representatives, during normal business hours and upon reasonable notice and provided that such review shall not unduly or unreasonably interrupt the Servicer's business operations, to, at any time and from time to time, access to review the Servicer's servicing platform, the Mortgage Files (which are then in Servicer's possession or control or otherwise reasonably obtainable by the Servicer), facilities, employees servicing files, servicing documents, servicing records, data tapes, computer records, servicing systems, and other computer and technology systems or other information pertaining to the Servicing Rights, the Mortgage Loans, P&I Advances, Compensating Interest and the Servicing Advances. Servicing Rights Owner's right to perform Audits shall be limited to two (2) Audits in any calendar year (absent an Event of Default); provided that the Servicing Rights Owner, notwithstanding the foregoing, shall be permitted further on-site access if required by Governmental Authorities to the books, records, and/or other information of the Servicer across the Servicer's entire servicing platform (excluding any access or information relating to any mortgagor data or performance data for mortgage loans which are not Mortgage Loans) and with respect to the Mortgage Loans, including the servicing systems, computer systems, books, records, or other information of the Servicer relating to the Mortgage Loans, whether held by the Servicer or by another on its behalf (including but not limited to reviewing call transcripts and listening to audio of calls to Mortgagors (in-person or remotely)) at any time, upon five (5) Business Days' notice. To the extent the Servicing Rights Owner (absent an Event of Default) performs more than 2 Audits in any calendar year, the Servicing Rights Owner shall reimburse the Servicer for its reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs and expenses incurred by the Servicer in connection with its cooperation for such 3rd or greater Audit in a calendar year (absent an Event of Default). The Servicer shall reasonably cooperate with any request of the Servicing Rights Owner in connection with such examination/audit and shall facilitate such audits and in connection therewith shall provide Servicing Rights Owner and its designees access to Servicer's offices, servicing systems, computer systems, books and records concerning the Servicer, this Agreement and the Mortgage Loans at any time.

                             (b)           Any Audit under this Section 8.01 shall be conducted with minimum disruption to Servicer's operations and shall not compromise the privacy or security of any data relating to Servicer's clients or Servicer's operations not specifically related to the services provided by Servicer to Servicing Rights Owner hereunder. Servicing Rights Owner shall treat Servicer's Confidential Information acquired during Audits as Confidential Information in accordance with the provisions of Section 12.13. In the event that Servicer has Audits scheduled by or on behalf of Servicer's other clients or regulatory officials at or about the same time as a requested Audit by or on behalf of Servicing Rights Owner, Servicing Rights Owner shall cooperate with Servicer to arrange a mutually agreeable date and time for such Audit. Servicer shall make the foregoing information available to Servicing Rights Owner at the site where such information is stored. Servicing Rights Owner, its auditors and regulators shall not be permitted to download or print any of Servicer's proprietary information including, without limitation, policies and procedures. Servicing Rights Owner shall be required to pay all reasonable costs and expenses which relate specifically to the provision of information to Servicing Rights Owner, incurred by Servicer in making such information available and in providing Audit related support to Servicing Rights Owner, including, without limitation, overtime payable to the Servicer's employees to satisfy such provision.

                             (c)           The Servicer shall cooperate in good faith with the Servicing Rights Owner, its agents, and regulators in responding to any reasonable inquiries regarding the Servicer's Subservicing of the Mortgage Loans and the Servicer's compliance with, and ability to perform its obligations under, the provisions of this Agreement and Applicable Requirements, including without limitation inquiries regarding the Servicer's qualifications, expertise, capacity and staffing levels, training programs, work quality and workload balance, reputation (including complaints), information security, document custody practices, business continuity and financial viability, monitoring and oversight of the Vendors, Off-shore Vendors and Default Firms as well as the current accuracy of the representations and warranties made by the Servicer in Article III. If commercially practicable, the Servicer shall provide the Servicing Rights Owner with at least ninety (90) days' prior written notice if it intends to discontinue or change its current servicing system of record.

                             (d)           On a calendar quarterly basis (no later than twenty (20th) day following the end of each calendar quarter), the Servicer shall notify the Servicing Rights Owner of the final results of any and all reviews or audits conducted by or obtained by the Servicer, its Vendors, Off-shore Vendors Default Firms, agents or representatives (including internal and external auditors) relating to the Servicer's operating practices and procedures to the extent relevant to the services provided by the Servicer under this Agreement during such calendar quarter, and, the Servicer shall make summaries of such results available to the Servicing Rights Owner to the extent disclosing such results to the Servicing Rights Owner is not expressly prohibited by the applicable contract with such Person or by Applicable Requirements. Such reviews shall include, without limitation, rating agency reviews, SSAE 16 reviews, and MERS reconciliation reports.

                             (e)           For the Servicer's data processing environment and internal controls related to its obligations under this Agreement, the Servicer shall, upon the Servicing Right's Owner's request, provide, no later than 30 days following the end of each calendar year end, the Servicing Rights Owner with a copy of the Servicer's SSAE 16 SOC 1 Type II attestation performed by an independent audit firm with coverage of a minimum of nine months and a bridge letter for each year starting the year ended December 31, 2017 for so long as the Servicer performs the Subservicing under this Agreement. To the extent the Servicer relies upon Vendors with respect to critical systems in connection with its obligations under this Agreement, the Servicer shall obtain and provide Servicing Right's Owner with copies of SSAE 16 or equivalent reviews unless disclosing such copies to the Servicing Rights Owner is expressly prohibited by the applicable Vendor's contract with the Servicer or by Applicable Requirements.

                             (f)           The Servicer shall provide the Servicing Rights Owner with prompt notice of any material modification to its MERS quality assurance plan made after the date hereof and agrees to cooperate in good faith in addressing any questions or concerns of the Servicing Rights Owner regarding such modification. The Servicer shall cooperate with any audit by the Servicing Rights Owner with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith.

ARTICLE IX.

INDEMNIFICATION

 9.01          Indemnification; Third Party Claims

                             (a)           Servicer shall indemnify, defend and hold harmless Servicing Rights Owner, its directors, officers, agents, employees, and assignees (each, an "Indemnified Party") from and against any Losses suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement, and claims by or on behalf of a third party, and regardless of whether any risk of the foregoing was known or unknown to Servicer as of the Effective Date), in connection with or relating to (i) a breach by Servicer of any of its representations and warranties contained herein, (ii) a breach by Servicer of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof and in accordance with the standard of care set forth in this Agreement, Applicable Requirements and Accepted Servicing Practices, including any Agency-imposed fees, penalties or curtailments or cancellation of insurance imposed on the Owner resulting from therefrom, (iii) the failure of Servicer or any Vendors, Off-shore Vendors and/or Default Firms hired by Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, the Mortgage Loan documents and Applicable Requirements and (iv) the Servicer's use or misuse of any power of attorney provided to the Servicer under this Agreement. For the avoidance of doubt, the indemnification provided by Servicer herein shall be with respect to claims involving third-parties and claims between Servicing Rights Owner and Servicer.

                             (b)           Servicing Rights Owner shall indemnify, defend and hold harmless Servicer, its directors, officers, agents, employees, and assignees (each, a "Servicer Indemnified Party") from and against any Losses suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by Servicing Rights Owner of any of its representations and warranties contained in herein, (ii) a breach by Servicing Rights Owner of any of its covenants and other obligations contained herein, (iii) compliance with the directions or policies of the Servicing Rights Owner (except where such directions or policies are in violation of Applicable Requirements unless Servicer shall have given Servicing Rights Owner written notice of such potential violation and rationale thereof and Servicing Rights Owner has not withdrawn such direction or policies), and (iv) any claim that is brought against Servicer after the Servicing Transfer Date that relates to the Mortgage Loans, except to the extent Servicer is liable to the Servicing Rights Owner therefor under this Agreement or the Purchase Agreement. For the avoidance of doubt, the indemnification provided by Servicer herein shall be with respect to claims involving third-parties and claims between Servicing Rights Owner and Servicer.

                             (c)           Notwithstanding anything contained herein to the contrary, Servicer, Servicing Rights Owner, any Servicer Indemnified Party or other Indemnified Party shall not be responsible or liable in any way for any indirect, special, incidental or consequential damages, including lost profits or savings, damage to business reputation or loss of opportunity, and any punitive and exemplary damages.

                             (d)           Promptly after receipt by an indemnified party under Section 9.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 9.01, except to the extent that it has been prejudiced in any material respect, or from any liability that it may have, otherwise than under this Section 9.01. The indemnifying party shall assume (with the consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and promptly pay, discharge, and satisfy any judgment or decree which may be entered against it or the indemnified party in respect of such claim. The indemnifying party shall follow any reasonable written instructions received from the indemnified party in connection with such claim. The Servicer shall provide the Servicing Rights Owner a monthly report of legal action(s) by individual Mortgagor(s) relating to the Mortgage Loans and against the Servicer or the Servicing Rights Owner.

              The obligations set forth in this Section 9.01 shall survive the termination of this Agreement.

 9.02          Merger or Consolidation of Servicer

              Servicer will keep in full effect its existence, rights and franchises as a company under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

              Following receipt of Servicing Rights Owner's written consent (not to be unreasonably withheld or delayed), any Person into which Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of Servicer's assets to such Person) to which Servicer shall be a party, or any Person succeeding to the business of Servicer, shall be the successor of Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

 9.03          Limitation on Liability of Servicer and Others

              Neither Servicer nor any of the officers, employees or agents of Servicer shall be under any liability to Servicing Rights Owner for any action taken or for refraining from the taking of any action pursuant to the terms of this Agreement or pursuant to the written directions or written policies of the Servicing Rights Owner; provided, that this provision shall not protect Servicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with this Agreement or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder. Servicer and any officer, employee or agent of Servicer may rely in good faith on any document of any kind reasonably believed by Servicer or such Person to be genuine and prima facie properly executed and submitted by the Servicing Rights Owner respecting any matters arising hereunder.

              Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, that Servicer may in its discretion, and following the prior written consent of the Servicing Rights Owner, undertake any such action where it is a named party and that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Servicer shall be entitled to be reimbursed therefor as Servicing Advances in accordance with Section 6.03. This reimbursement right shall survive the termination of this Agreement.

 ARTICLE X.

DEFAULT

 10.01          Events of Default

              In case one or more of the following events shall occur and be continuing:

                                    (1)          any failure by Servicer to remit to Servicing Rights Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date on which such payment was required to be remitted under the terms of this Agreement;

                                    (2)          any failure on the part of Servicer duly to observe or perform in any material respect any of the covenants, obligations or agreements on the part of Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Servicing Rights Owner;

                                    (3)          any filing of an Insolvency Proceeding by or on behalf of Servicer or PHH Parent, any consent by or on behalf of Servicer or PHH Parent to the filing of an Insolvency Proceeding against Servicer or PHH Parent, any admission by or on behalf of Servicer or PHH Parent of their respective inability to pay its debts generally as the same become due or intention not to; or

(4) any filing of an Insolvency Proceeding against Servicer or PHH Parent that remains undismissed or unstayed for a period of thirty (30) days after the filing thereof;
(5) until the end of the Initial Term, any failure by PHH Parent or the Servicer to comply with the Quarterly Financial Covenants set forth in the Quarterly Financial Covenants Report;

                                    (6)          a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and/or PHH Parent and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days;

                                    (7)          any representation or warranty made by the Servicer hereunder shall prove to be untrue or incomplete in any material respect and, if such breach of a representation or warranty is capable of being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Servicing Rights Owner;

                                    (8)          (A) the Servicer shall cease being an approved subservicer/servicer in good standing with any Agency or a HUD approved mortgagee, (B) any Agency provides a notice of termination to the Servicer or the Servicing Rights Owner for failure of the Servicer to comply with the applicable Investor Guidelines and the foregoing is not cured or otherwise resolved within sixty (60) days of the receipt of such notice of termination (or such lesser timeframe as set forth in such notice for such termination to be effective) or (C) any Agency directs or otherwise notifies the Servicing Rights Owner that such Agency demands that the Servicer should be terminated;

                                    (9)          failure of the Servicer to maintain any required qualification, license or approval to do business, to service residential mortgage loans, or to otherwise collect debts or perform any activities relating to residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Requirements; provided that in jurisdictions where the Servicer's servicing of affected Mortgage Loans is de minimis to the Servicer's overall servicing of Mortgage Loans under this Agreement and such failure in such jurisdictions does not materially and adversely affect the related Servicing Rights, the Servicer shall have thirty days to cure any such failure; provided, however, that if such failure is not cured within thirty days but is reasonably susceptible of a cure within an additional 30 days and the Servicer is diligently pursuing a cure, the Servicer shall have an additional 30 days to cure such failure;

                                    (10)        the then-current primary and/or special servicer rating (if any) of Servicing Rights Owner assigned by any rating agency is downgraded by the applicable rating agency from such rating (or any corresponding rating) which is caused by Servicer's failure to service in accordance with Applicable Requirements;

                                    (11)        the Servicer attempts to assign its rights to servicing compensation hereunder or the Servicer attempts, without the consent of the Servicing Rights Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the Subservicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof without the consent of the Servicing Rights Owner; or

                                    (12)        except for the DFS Consent Order, an investigation by any Governmental Authority that is commenced after the initial Sale Date has determined (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) that material deficiencies in servicing performance or violation of Applicable Requirements by the Servicer has occurred after the initial Sale Date which, in either case, has material adverse effect on the Servicer or the PHH Parent and its ability to perform under this Agreement,

                                    (13)        (A) the NYDFS has instituted additional requirements and/or obligations on the Servicer in connection with the DFS Consent Order which have a material adverse effect on the Servicer and its ability to perform under this Agreement and/or (B) the NYDFS has determined (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) material noncompliance of the DFS Consent Order by the Servicer with respect to the servicing of the Mortgage Loans, which has a material adverse effect on the Servicer and its ability to perform under this Agreement;

                                    (14)        during the Initial Term, without the Servicing Rights Owner's prior written consent, a Change of Control has occurred with respect to the Servicer or PHH Parent; provided that, to the extent that the Servicer has notified the Servicing Rights Owner of the occurrence of a Change of Control that has not received the Servicing Rights Owner's prior written consent, the Servicing Rights Owner must elect to exercise such Event of Default within five (5) Business Days of receipt of such notice;

                                    (15)        the Servicing Rights Owner shall cease being an approved subservicer/servicer in good standing with Fannie Mae or Freddie Mac or a HUD approved mortgagee, which, in each case, is caused by the Servicer's failure to service in accordance with Applicable Require- ments;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Servicing Rights Owner, by notice in writing to Servicer may, in addition to whatever rights Servicing Rights Owner may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to Section 11.02, without Servicing Rights Owner's incurring any penalty or fee of any kind whatsoever in connection therewith for exercising such right of termination; provided that no such termination shall relieve the obligation of Servicing Rights Owner to pay or reimburse Servicer for amounts payable or reimbursable to it under this Agreement (other than any Deboarding Fee).

              On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease; provided that the parties acknowledge and agree that any such termination and transfer of servicing shall occur in such a manner as to comply with Applicable Requirements (and, accordingly, may occur in staged transfers over a number of months).

              In the event Servicer is terminated by Servicing Rights Owner under this Section 10.01, the Servicer (i) shall not be entitled to any Deboarding Fees and (ii) shall be responsible for the Servicing Transfer Costs incurred in connection with the transfer of servicing of the Mortgage Loans and REO Properties to a successor servicer or subservicer.

              Each party shall promptly notify the other party in the event of any event of default or other termination event with respect to such party set forth in this Agreement or any event that would become an Event of Default or termination event with the giving of notice and/or passage of time.

              The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach.

 10.02          Waiver of Default

              Servicing Rights Owner may waive in writing any default by Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

ARTICLE XI.

TERMINATION

 11.01          Term and Termination

                             (a)          Term.

                                    (i)           The initial term of this Agreement shall be from the initial Sale Date hereof until the date that is the third (3rd) anniversary of the initial Sale Date (the "Initial Term"). Except as otherwise permitted in the Agreement, neither party shall be permitted to terminate this Agreement without cause during the Initial Term.

                                    (ii)          If this Agreement has not otherwise been terminated pursuant to this Article XI, then the term of this Agreement shall automatically be renewed for successive one (1) year terms after the expiration of the Initial Term; provided that, following the Initial Term, (A) the Servicing Rights Owner may terminate this Agreement, without cause, with 180 days prior written notice to the Servicer and (B) the Servicer may terminate this Agreement, without cause, with nine (9) months' prior written notice to the Servicing Rights Owner.

                                    (iii)         Notwithstanding anything to the contrary in this Agreement, the Servicing Rights Owner may terminate this Agreement without cause with respect to some of the Mortgage Loans and/or REO Properties from time to time after the end of the Initial Term; provided that (x) at any time, to the extent that an Agency has indicated that it is terminating, or will be terminating, the Servicer Rights Owner (not caused by the Servicer's performance), subject to payment of the applicable Deboarding Fee, the Servicing Rights Owner may terminate this Agreement without cause with respect to the affected Mortgage Loans and REO Properties; and (y) that, at any time during each of the second and third years of the Initial Term (as measured based upon the anniversary of the first Sale Date), subject to payment of the applicable Deboarding Fee, Servicing Rights Owner may terminate an amount of Mortgage Loans and/or REO Proper- ties that does not exceed twenty-five percent (25%) of Initial Mortgage Loans (calculated as of the date the applicable notice of termination is delivered by the Servicing Rights Owner to the Servicer) upon not less than (A) 90 days prior notice if the number of Mortgage Loans is 50,000 or less and (B) 120 days prior notice if the number of Mortgage Loans is over 50,000.

                                    (iv)         This Agreement shall otherwise terminate upon the earliest of (i) the distribution of the final payment on or liquidation of the last Mortgage Loan and REO Property subject to this Agreement or (ii) as otherwise set forth in this Article XI.

                             (b)          Successor to Servicer; Requirements and Effect of Termination; Servicing Transfers. Upon the termination of Servicer's servicing responsibilities and duties under this Agreement, Servicing Rights Owner shall have the right, in its sole discretion, to (i) succeed to and assume the servicing of the Mortgage Loans and REO Properties or (ii) appoint a successor servicer to assume the servicing of the Mortgage Loans and REO Properties. If Servicer's duties, responsibilities and liabilities under this Agreement should be terminated under this Agreement, then Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until a successor servicer or subservicer has been appointed by the Servicing Rights Owner or a Mortgage Loan Investor, as applicable, and a servicing transfer has been completed in accordance with Applicable Requirements (such period of time, the "Servicing Transition Period") all on the terms and conditions contained herein. The Servicer shall not be relieved of its obligation under this Agreement until such time. During the Servicing Transition Period, the Servicing Rights Owner and the Servicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. Subject to applicable consents needed for transferring the servicing responsibilities and duties, the parties acknowledge and agree that time is of the essence in connection with any termination of this Agreement as to any or all of the Mortgage Loans and REO Properties.

              Upon the effective date related to the termination of Servicer's servicing responsibilities and duties under this Agreement in whole or in part, Servicer shall promptly deliver to Servicing Rights Owner or the successor servicer the funds in the related Collection Account, the HELOC Advance Account and the Escrow Accounts and the Mortgage Files (which are then in Servicer's possession or control or otherwise reasonably obtainable by the Servicer), Servicing Files, any Mortgage Loan Documents (which are then in Servicer's possession or control) and related documents and statements held by it hereunder and Servicer shall account for all funds received by Servicer on behalf of Servicing Rights Owner or the Mortgage Loan Investors. Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitively vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of Servicer.

              Upon (x) valid and proper termination of this Agreement, (y) the payment and/or reimbursement of the appropriate party of any amounts then due and payable to such party and (z) the expiration of the any Servicing Transition Period, no party hereto shall have any liability or further obligation to the other party hereunder, except as may exist as a result of the survival of provisions specified in this Agreement to so survive.

 11.02          Payment Obligations upon Termination and Transfer of Servicing

              In the event either party terminates this Agreement with respect to some or all of the Mortgage Loans and REO Properties, Servicing Rights Owner shall, prior to the date of such termination, pay to Servicer an amount equal to the sum of (i) all outstanding undisputed expenses and advances (including Servicing Advances and P&I Advances) for which Servicer is entitled to reimbursement under this Agreement, (ii) all outstanding Servicing Fees and other servicing compensation which have accrued as of the effective date of such termination and (iii) to the extent the Servicing Rights Owner terminates without cause pursuant to Section 11.01(a)(iii) or other applicable provisions of this Agreement, the applicable Deboarding Fee. To the extent that any such amounts are not invoiced by Servicer prior to the date of termination, such amounts shall be reimbursed to Servicer within ten (10) Business Days of invoice and customary back-up documentation is received by the Servicing Rights Owner therefor. Any disputed amounts shall be resolved as promptly as practicable with payment promptly after resolution thereof.

ARTICLE XII.

GENERAL PROVISIONS

 12.01          Governing Law; Consent to Service; Waiver of Jury Trial

              THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

              ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT: (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.

              THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION CONCERNING THIS AGREEMENT.

 12.02          Notices

              Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of Servicing Rights Owner, New Residential Mortgage LLC, c/o New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Jonathan Grebinar, Austin Sandler and Andrew Miller, Email: jgrebinar@fortress.com; amiller@fortress.com; asandler@fortress.com, or at such other address as may hereafter be furnished to Servicer in writing by Servicing Rights Owner and (ii) in the case of Servicer, PHH Mortgage Corporation, One Mortgage Way, Mt. Laurel, New Jersey 08054, Attention: Vice President, Servicing, or such other address as may hereafter be furnished to Servicing Rights Owner in writing by Servicer.

 12.03          No Solicitation

              Subject to the terms of any mutually agreed upon portfolio retention agreement (a "Retention Agreement"), Servicer agrees that it will not take any action, or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including but not limited to any pay-off requests or refinance of a Mortgage Loan, accident, health, life, property and casualty insurance, or any other non-mortgage related products or services, in whole or in part, without the prior written consent of Servicing Rights Owner, except for products or processes that facilitate normal servicing activities, such as "phonepay", portfolio defense or automatic payment plans. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by or on behalf of Servicer or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.03. In addition, notwithstanding the forgoing, Servicer may solicit Mortgagors for Mortgage Loan Investor or government sponsored refinance programs (e.g., HARP) and other non-mortgage products to the extent that Servicing Rights Owner gives its prior written consent to Servicer's solicitation of such other non-mortgage products.

 12.04          Reserved

 12.05          Severability of Provisions

              If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

 12.06          Schedules and Exhibits

              The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

 12.07          General Interpretive Principles

              For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                             (a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                             (b)           any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

                             (c)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, consistently applied;

                             (d)           references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated articles, Sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

                             (e)           a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                             (f)           a reference to a "day" shall be a reference to a calendar day;

                             (g)           the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                             (h)           the terms "include" and "including" shall mean without limitation by reason of enumeration.

 12.08          Assignment; Waivers and Amendments

              This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance of the other party's obligation hereunder.

              This Agreement may be assigned only with the written consent of both Servicer and Servicing Rights Owner. The Servicing Rights Owner may also assign to an Affiliate without the consent of the Servicer, provided that the assignment is made with respect to an least fifty thousand (50,000) Mortgage Loans and the Servicer, the Servicing Rights Owner and the Affiliate enter into an assignment and assumption agreement pursuant to which the Affiliate assumes the obligations of the Servicing Rights Owner under this Agreement with respect to the applicable Mortgage Loans (including, without limitation, the representations, warranties and covenants of Servicing Rights Owner set forth in Article IV).

 12.09          Captions

              All Section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

 12.10          Counterparts

              This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

 12.11          Entire Agreement

              This Agreement and the Purchase Agreement (including the schedules and exhibits annexed hereto or referred to herein) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

 12.12          Further Assurances

              Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby. In addition, the parties agree to cooperate and work in good faith to solve any and all issues or developments that arise during the course of the business relationship evidenced hereby.

 12.13          Confidentiality

                             (a)           Confidential Information. The term "Confidential Information" shall include: (i) all proprietary information that a party makes available or discloses, directly or indirectly, (the "Provider"), in writing, electronically, orally, visually or in any other medium, to the other party (the "Recipient") or such information that the Recipient obtains access to pursuant to this Agreement, including but not limited to information relating to the other party's intellectual property and proprietary information, trademarks, copyrights, trade secrets, clients, customer lists, business contacts, business plans, customer leads and methods of generating customer leads, policies, procedures, techniques, discoveries, inventions, writings, conceptions, know-how, standards, computer programs, computer software, databases, products, source or object code, product or service specifications, manuals, agreements, economic and financial information, marketing plans, data, reports, analyses, compilations, ideas and tangible expression of ideas, statistics, summaries, studies, and any other materials or information, or any materials based thereon. Confidential Information may also include material non-public information of the Provider within the meaning of Regulation FD promulgated by the Commission under the Exchange Act. This list of Confidential Information is not exclusive and may now or in the future include other types of information that constitute Confidential Information which are expressly included within the scope of this Agreement by reference; (ii) Customer Information as such term is defined below in Section 12.13(e) and (iii) the terms of this Agreement. Servicing Rights Owner hereby permits Servicer to analyze all data provided by Servicer in its capacity as servicer hereunder for performance results, delinquency trends, prepayment insights and to support all client data requirements, in accordance with Applicable Requirements.

                             (b)           Confidentiality Requirements. In connection with this Agreement and the services performed hereunder, the parties may exchange and have access to each other's Confidential Information. Confidential Information shall be used by each party solely in the performance of its obligations or the exercise of its rights pursuant to this Agreement. A party receiving Confidential Information from the other party under this Agreement, the Recipient, agrees that any Confidential Information provided by the other party, the Provider, shall be kept strictly confidential and shall not be disclosed in any manner whatsoever, in whole or in part, to any employee, agent, consultant, or third party, except (i) as may be necessary to perform its obligations or exercise its rights pursuant to this Agreement, (ii) as may be agreed upon in writing by the Provider prior to disclosure, (iii) to the Recipient's regulators and examiners, (iv) to defend itself in connection with a legal proceeding regarding the Transactions, (v) as required by Applicable Requirements, (vii) to the Recipient's Affiliates' officers, directors, attorneys, accountants, employees, agents and representatives and, with respect to the Servicing Rights Owner only, rating agencies, consultants, bankers, financial advisors and potential financing sources (collectively, "Representatives"), or (viii) as otherwise required by Applicable Requirements. Each party shall notify its employees of their confidentiality obligations with respect to the Confidential Information and shall require its employees to comply with these obligations. Prior to disclosing any Confidential Information pursuant to this subsection, Recipient shall inform each Representative that shall receive such Confidential Information of the confidential nature of the information, and each consultant or third party shall have written confidentiality obligations to Recipient at least as stringent as those appearing in this Agreement. Each party will use its reasonable best efforts to ensure that its Representatives to whom Confidential Information is disclosed take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information; provided, however, that each party shall be responsible for any breach by its Representatives of the confidentiality requirements of this Agreement. A Recipient shall not duplicate, copy or reproduce, in tangible or electronic form, including, without limitation, by means of photocopying, transcribing of voice recording, or electronic imaging, delivery or processing, Confidential Information except in the ordinary course of business for the performance of its obligations or the exercise of its rights pursuant to this Agreement. Confidential Information shall be deemed the exclusive property of the disclosing party. The Recipient acknowledges that it and its Representatives are aware that U.S. securities laws prohibit any person or entity who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedging transactions involving such securities), or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to trade in such securities. The Recipient agrees that it will not use and that it will use its reasonable best efforts to assure that none of its Representatives will use any Confidential Information in contravention of the U.S. securities laws.

                             (c)           Disclosures. If the Recipient is legally compelled (whether by depositions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigation, demand or other similar process, or by the rules or regulations of a governmental agency with jurisdiction over a party) to disclose any Confidential Information of the Provider, the Recipient shall, except as prohibited by law, provide the Provider with prompt written notice of any such request or requirement prior to disclosure of any Confidential Information so that the Provider may seek, at its own expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If the Provider seeks a protective order or other appropriate remedy, the Recipient shall, at the Provider's expense, provide such cooperation as the Provider shall reasonably request. If, in the absence of a protective order or other appropriate remedy or the receipt by the Recipient of a waiver from the Provider, the Recipient is required to disclose Confidential Information to any person, the Recipient may, without liability hereunder, disclose to such person only that portion of the Confidential Information which the Recipient is advised by reasonable written opinion of counsel is legally required to be disclosed, and will exercise its reasonable efforts to assist the Provider, at the Provider's expense, in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information that is disclosed.

                             (d)           Exclusions. With the exception of Customer Information, the obligations of confidentiality in this Section 12.13 shall not in any way restrict or impair either party's right to use, disclose or otherwise deal with: (i) Confidential Information that is or becomes generally available to the public by publication or otherwise other than as a result of a disclosure directly or indirectly by the Recipient that violates the terms of this Agreement; (ii) Confidential Information which the Recipient can show was in the possession of or known by the Recipient, or its parent, subsidiary or affiliated company, prior to disclosure by the Provider under this Agreement and which was not acquired, directly or indirectly, under any confidentiality obligation applicable to the provider of such information and which the Recipient was permitted to use without restriction; or (iii) Confidential Information which is independently acquired or developed by the Recipient without reference to or reliance upon any Confidential Information furnished by the Provider and without violation of its obligations hereunder or any other confidentiality obligations owed to the Provider.

                             (e)           Customer Information and Security Measures. Terms used in this paragraph have the meanings given them under Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) (the "GLBA") as amended from time to time. Pursuant to this Agreement, Servicing Rights Owner may disclose to Servicer certain nonpublic personally identifiable information about Servicing Rights Owner's consumers or Customers ("Customer Information"). Servicer agrees to maintain the confidentiality of all such Customer Information to the same extent that Servicing Rights Owner is required to maintain it. Servicer agrees not to disclose or use any such Customer Information except to carry out the purposes for which Servicing Rights Owner provided such Customer Information, including use as permitted by the GLBA in the ordinary course of business to carry out those purposes. Servicer further agrees that Servicer has implemented and will maintain throughout the term of this Agreement security measures ("Security Measures") designed to: (i) ensure the security and confidentiality of the Customer Information, (ii) protect against any anticipated threats or hazards to the security and integrity of the Customer Information, (iii) protect against unauthorized access to or use of the Customer Information that could result in substantial harm or inconvenience to any customer of Servicing Rights Owner, and (iv) ensure the proper disposal of the Customer Information. Servicer agrees to (i) notify Servicing Rights Owner as soon as possible after verification in the event it becomes aware of any intrusion, security breach, or unauthorized access to or use of any Customer Information in its possession or that of its service providers, (ii) take measures to determine the scope of the breach and restore or enhance the security of the Customer Information to avoid further breaches and (iii) assist Servicing Rights Owner in identifying and notifying any of Servicing Rights Owner's Customers whose Customer Information was subject to the unauthorized access or use. Servicer must receive Servicing Rights Owner's prior written approval of any communications to customers regarding a breach in the security of Customer Information. Servicing Rights Owner shall review and grant its approval or rejection of any such communications within one (1) Business Day of its receipt of the communication(s) from Servicer. If Servicing Rights Owner rejects any communication, Servicing Rights Owner shall provide to Servicer detailed changes to be made to the communication to receive Servicing Rights Owner's approval. Servicer shall not be liable or responsible (and Servicing Rights Owner shall be liable and responsible) for any: (y) delay in sending any communication(s) to Customers if Servicing Rights Owner does not timely or appropriately approve or reject any communication; or (z) Losses to the extent resulting from Servicing Rights Owner's rejection of or changes to any communication(s). Servicer also agrees that it will abide by the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of 2003, and any rules, regulations, or orders issued thereunder ("FACT Act") and that all Consumer Information will be properly disposed of by Servicer in accordance with the FACT Act and any other applicable federal and state laws and regulations.

                             (f)           Injunctive Relief. The parties agree that monetary damages for breach of the obligations under this Section 12.13 may not be adequate and that the non-disclosing party shall be entitled to injunctive relief with respect to a breach thereof.

                             (g)           Return of Confidential Information. Following the termination of this Agreement, each party agrees that it will return or destroy all copies of Confidential Information of the other party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided, however, that each party may retain such limited copies or materials containing Confidential Information of the other party for customary document retention and audit purposes, as required by Applicable Law, and subject to the terms of this Agreement.

                             (h)           Survival. The provisions of this Section 12.13 shall survive termination of this Agreement.

 12.14          Force Majeure.

              Each party will be excused from performance under this Agreement, except for any payment obligations for services that have been or are being performed hereunder, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failure, fluctuations, or unavailability of heat, light, air conditioning, or telecommunications equipment. A party excused from performance pursuant to this Section shall exercise commercially reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so. Such nonperformance will not be deemed a breach of this Agreement as long as the party uses commercially reasonable efforts to expeditiously remedy the problem causing such nonperformance and to execute its disaster recovery plan then in existence. If the failure of a party to perform under this Agreement as a result of a force majeure event exceeds fifteen (15) days, the other party may terminate this Agreement immediately without liability and the parties shall cooperate in good faith to facilitate the transfer of servicing to a successor servicer or subservicer designated by the Servicing Rights Owner. Notwithstanding the foregoing, in the event the force majeure provisions set forth in the Investor Guidelines are more restrictive as they relate to the Servicing Rights Owner or the Servicer, such provisions in the Investor Guidelines shall control in the event an Agency is a Mortgage Loan Investor.

 12.15          Executory Contract.

              Notwithstanding any provision in this Agreement to the contrary, the parties intend and the Servicer acknowledges and agrees that, in the event it files bankruptcy under 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"), this Agreement is an "executory contract" within the meaning of Section 365 of the Bankruptcy Code and, therefore, Servicer shall have no right to modify on any basis whatsoever, including without limitation Section 105 of the Bankruptcy Code, any of the terms, provisions or conditions of this Agreement in any such bankruptcy proceeding and hereby irrevocably waives any ability to do so. Further, Servicer acknowledges and agrees that its services provided under this Agreement are essential and should Servicer fail to perform its obligations under this Agreement, Servicing Rights Owner shall suffer irreparable harm and, consequently, Servicing Rights Owner shall have the right to obtain on an expedited basis an order from the bankruptcy court: (i) lifting the Section 362 automatic stay so as to permit Servicing Rights Owner to terminate this Agreement; and (ii) compelling Servicer to immediately assume or reject this Agreement in accordance with the provisions of Section 365 of the Bankruptcy Code. In the event this Agreement is rejected under Section 365 of the Bankruptcy Code, this Agreement shall be terminated and Servicer agrees to immediately comply with its obligations under this Agreement with respect to termination of this Agreement. Finally, Servicer acknowledges and agrees that Section 506(c) of the Bankruptcy Code has no application to this Agreement and, even if it did, Servicer hereby expressly waives any right to surcharge Servicing Rights Owner under Section 506(c) of the Bankruptcy Code.

 12.16          Independence of Parties.

              Servicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership, joint venture or fiduciary relationship between Servicing Rights Owner and Servicer.

[Signature page follows]

              IN WITNESS WHEREOF, Servicer and Servicing Rights Owner have caused their names to be signed hereto by their respective officers as of the date first written above.

NEW RESIDENTIAL MORTGAGE LLC
By:	New Residential Investment Corp., its managing member
By:	/s/ NICOLA SANTORO, JR.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer
PHH MORTGAGE CORPORATION
By:	/s/ GLEN A. MESSINA
Name: Glen A. Messina
Title: President and Chief Executive Officer

[Signature Page to Flow Mortgage Loan Subservicing Agreement]

SCHEDULE A

PRICING SCHEDULE

Base Fee Monthly Servicing Fee
Base Fee	$	[***]
Add-on for FHA, VA or Non-Agency Loans	$	[***]
Add-on for ARMs or Interest Only Loans	$	[***]
Monthly Fees for Loans in Default
30 - 59 days past due	$	[***]
60 - 89 days past due	$	[***]
90+ days past due	$	[***]
Bankruptcy	$	[***]
Foreclosure	$	[***]
REO	$	[***]
Late Charges / Ancillary Income		[***]
Loss Mitigation Incentives		[***]
Collection Accounts		[***]
Claims Fees		[***]
Fannie Mae/Freddie Mac	$	[***]
MI Claim	$	[***]
FHA Part A	$	[***]
FHA Part B	$	[***]
New Loan Setup Fee (Waived for Initial Mortgage Loans)
- Automated transfer boarding fee	$	[***]
- Manual boarding fee	$	[***]
Reporting		[***]
Mailed Monthly Statements		[***]
New York Mortgage Loans		[***]
Deboarding Fee, per Mortgage Loan
Without Cause, sale of Servicing Rights
Year 1	$	[***]
Year 2	$	[***]
Year 3	$	[***]
Without Cause, 11.01(a)(iii)(x)	$	[***]
Without Cause, 11.01(a)(iii)(y)	$	[***]
Without Cause, otherwise	$	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A-1

Tax Contract Transfer Fees (not applicable to Initial Mortgage Loans):
- Tax contract transfer fee for any loan with tax contract not through CoreLogic (Seasoned Loan greater than 1 year with required info from previous tax provider)	$	[***]

- Tax contract transfer fee for any loan with tax contract not through CoreLogic (Seasoned Loan greater than 1 year w/ limited info from previous tax provider, requiring legal description to complete search and place under tax service)

	$	[***]

- Tax contract transfer fee for any loan without a tax contract at time of transfer (New Originations/Less than 1 year require individual documents containing the HUD1/Closing Disclosure and Legal Description to complete search and place under tax service)

	$	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A-2

 EXHIBIT 1

CONTENTS OF EACH MORTGAGE FILE

To be mutually agreed upon from time to time by the parties based upon the mortgage loans.

 EXHIBIT 2

ADVANCE THRESHOLD MATRIX

Advance Category	Approval Per Advance Threshold
Attorney Fees (Contested Foreclosure)	$	[***]
Hazard Insurance	$	[***]
HOA	$	[***]
Litigation Fees (Non-Routine)	$	[***]
MI	$	[***]
Mod Advances	$	[***]
Prop Preservation	$	[***]
Property Taxes	$	[***]
Title Curative	$	[***]

[***]
INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 EXHIBIT 3

FORM OF COLLECTION ACCOUNT LETTER AGREEMENT

[DATE]

To: [            ]

As Servicer under the Subservicing Agreement, dated as of [month/date/year] (the "Agreement") by and between you and the below signed Servicer, we hereby certify to you that we have established an account, number [        ], at [insert name of financial institution], as a Collection Account pursuant to Section [section number] of the Agreement, to be designated as "[        ], in trust for [account name].

[ ]
By:
Name:
Title:

 EXHIBIT 4

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

[DATE]

To: [            ]

As Servicer under the Subservicing Agreement, dated as of [month/date/year] (the "Agreement") by and between you and the below signed Servicer, we hereby certify to you that we have established an account, number [            ], at [insert name of financial institution], as an Escrow Account pursuant to Section [section number] of the Agreement, to be designated as "[            ], in trust for [account name].

[ ]
By:
Name:
Title:

EXHIBIT 5

LITIGATION PROTOCOLS

As used herein, contested litigation Mortgage Loans ("CL Loans") means any Mortgage Loan that involves a lawsuit or other dispute resolution mechanism (including but not limited to arbitration or mediation) in which a standalone lawsuit or a responsive claim (including but not limited to a counterclaim or third party claim filed in a judicial foreclosure action) asserts outside of the ordinary course claims.

A.	For all CL Loans, the Servicer shall comply with the following instructions:
1.

Contact with Borrower:     The Servicer will not make any outbound calls related to CL Loans or conduct any solicitation efforts by mail or e-mail directly to a represented Borrower without prior written consent from the Servicing Rights Owner or outside counsel designated in writing by the Servicing Rights Owner as a liaison (the "Designated Persons") unless otherwise required by applicable law.

2.

Foreclosure:     The Servicer shall not take any foreclosure-related actions on a CL Loan (including but not limited to issuing / recording Notices of Acceleration, Default or Sale as well as any eviction, marketing or other Real Estate Owned activities) without the prior written consent of a Designated Person unless otherwise necessary to protect the secured interest in the property or to meet applicable investor requirements.

3.

Property Inspections and Preservation:     Unless requested by a Designated Person not to do so, for every CL Loan the Servicer shall take all property preservation and inspection measures that are in accordance with the Applicable Requirements unless otherwise prohibited by applicable law.

4.

Tax:     Unless requested by a Designated Person not do so, for every CL Loan the Servicer shall take all tax related actions (including but not limited to responding to correspondence and notices, paying due or delinquent property taxes for impounded and escrowed CL Loans, and monitoring non-impounded loans for payment status in order to protect against tax liens or a loss of the property through the payment of tax advances and/or the creation of an escrow account) in accordance with Applicable Requirements.

5.

Insurance:     Unless requested by a Designated Person not do so, for every CL Loan the Servicer shall take all insurance related actions (including but not limited to responding to correspondence and notices as well as paying premiums and/or arranging for any needed hazard, earthquake, flood and purchase money insurance coverage) in accordance with Applicable Requirements.

6.

Loss Mitigation Apart from Loan Modifications:     For every CL Loan, the Servicer shall not engage in any loss mitigation activities (other than loan modifications), including but not limited to collection calls efforts, short sales, deeds-in-lieu of foreclosure or deficiency waivers without the prior written consent of a Designated Person unless otherwise required to do so under applicable law or investor requirements.

7.

Bankruptcy:     For every CL Loan with respect to which the related Mortgagor is subject to a bankruptcy or insolvency proceeding, except as otherwise provided in subsections 3, 4, 5, and 8 of these instructions, the Servicer shall not take any action (including but not limited to filing proofs of claim or motions for relief from stay) without the prior written consent of a Designated Person unless otherwise necessary to protect the interests in the second property, the interests of the Servicing Rights Owner, or to comply with applicable investor requirements.

	8.	Payment Processing: Unless requested by a Designated Person not do so, for every CL Loan the Servicer shall take all payment processing actions in accordance with Applicable Requirements.
9.

Communication and Cooperation:     Communication between the Servicer and Designated Persons shall be conducted in a manner (depen- dent in part on the parties at issue in the litigation as well as the law applicable to that litigation) so as to not waive the attorney-client privilege or the work product doctrine evidentiary privilege.

10.

Loan Modifications:     Unless requested by a Designated Person not do so, for every CL Loan, the Servicer shall conduct all loan modification efforts (including but not limited to solicitation, collection of financial documents, verification of income, underwriting, issuance of denials and other correspondence as well as trial and permanent modification implementation) consistent with Applicable Requirements and the Agreement, and applicable law.

	11.	Credit Reporting: The Servicer will not take any credit reporting action related to CL Loans without prior written consent from a Designated Person.
B.

If a new litigation or other dispute resolution mechanism is filed after the applicable Sale Date that would cause a Mortgage Loan to become a CL Loan, the Servicer shall provide a copy of the complaint or other operative pleading or claim to the Servicing Rights Owner at the following email address: Group_NRM_OPS@fortress.com (or such other email address as provided from time to time). Unless the Servicer and Servicing Rights Owner determine otherwise, the provisions of this Protocol related to CL Loans shall thereafter apply to such a litigation or proceeding.

C.

For each Mortgage Loan subject to an associated lawsuit that does not qualify such Mortgage Loan as a CL Loan, the Servicer shall service such Mortgage Loan consistent with its own litigation procedures, the Agreement, and applicable law.

D.	The above notwithstanding, the Servicer shall remain obligated to comply with all applicable law, regulations, and investor requirements with regard to its servicing of any CL Loans.

EXHIBIT 6

QUARTERLY FINANCIAL COVENANTS

A.	With respect to the Servicer's financial condition, as of any date of determination:
	i.	Minimum adjusted net worth for sellers/servicers (as described in the Fannie Mae Guides and calculated in accordance with Fannie Mae Guides for sellers/servicers, equal to a minimum of $100 million.
ii.

Minimum adjusted net worth for sellers/servicers (as described in the Fannie Mae Guides) to total assets (as defined in the Fannie Mae Guides) net of the sum of (i) mortgage warehouse financings and (ii) to the extent purchase of the Servicing Rights are treated as a financing by the Seller's auditors, the related purchase price of the Servicing Rights as set forth in the MSRPA, are greater than 25% (calculated in accordance with Fannie Mae Guidelines).

	iii.	Minimum liquidity at least equal to minimum liquidity requirements for sellers/servicers (calculated in accordance with Fannie Mae Guidelines).
iv.

Declines in net worth for sellers/servicers (as described and calculated in the Fannie Mae Guides) is not greater than the amount described in the Fannie Mae Guide which would be deemed a breach of the applicable lender contract); provided that, to the extent Fannie Mae permits any waivers to any breaches of this covenant, the Servicing Rights Owner shall be deemed to have granted such waiver to this Quarterly Financial Covenant.

EXHIBIT 7

FORM OF QUARTERLY FINANCIAL COVENANT CERTIFICATION

              I,                     ,                      of [name of Servicer] ("Servicer"), do hereby certify that, except as set forth on the bottom of this certification:

(i)	Servicer is in compliance with the Quarterly Financial Covenants set forth in that certain Subservicing Agreement, dated as of , by and between New Residential Mortgage LLC and Servicer (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement");
(ii)	The attached supporting documentation and backup attached to this Quarterly Financial Covenant Certification with respect to the financial covenants are true, complete and correct.

[EXCEPTIONS TO THE FOREGOING:]

              Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

              IN WITNESS WHEREOF, I have signed this certificate.

Date:                     , 20

[Name of Servicer]
By: ,

Name:
Title:

EXHIBIT 8

FORM OF REPORTS

[Provided under separate cover]

EXHIBIT 9

FORM OF LIMITED POWER OF ATTORNEY

              New Residential Mortgage LLC (the "Servicing Rights Owner"), a [            ] limited liability company, whose address is [            ], constitutes and appoints [            ] (the "Servicer"), a [            ] limited liability company, its true and lawful attorney-in-fact, in its name, place and stead to take the following designated actions in connection with any mortgage loan or real estate owned property (each, a "Mortgage Loan") owned by the Servicing Rights Owner and serviced by the Servicer pursuant to that certain Subservicing Agreement, dated as of [                    ] between the Servicing Rights Owner and the Servicer:

1.	To ask, demand, sue for, collect and receive all sums of money, debts or other obligations of any kind with respect to a Mortgage Loan which are now or shall after this date become due, owing or payable, or otherwise belong to the Servicing Rights Owner, to settle and compromise any of such debts or obligations that may be or become due to the Servicing Rights Owner, to endorse in the name of the Servicing Rights Owner for deposit in the appropriate account any instrument payable to or to the order of the Servicing Rights Owner; in each case with respect to a Mortgage Loan.
2.

To make demand(s) on behalf of the Servicing Rights Owner upon any or all parties liable on a Mortgage Loan; to declare defaults with respect to a Mortgage Loan; to give notices of intention to accelerate; to give notices of acceleration and any other notices as the Servicer deems reasonably appropriate; to post all notices as required by law and the documents securing a Mortgage Loan in order to foreclose such Mortgage Loan; to handle all aspects of foreclosure on behalf of the Servicing Rights Owner, including, but not limited to, conducting the foreclosure sale, bidding for the Servicing Rights Owner and executing all documents including all deeds and conveyances, needed to effect such foreclosure sale and/or liquidation; to execute any documents or instruments necessary for the offer, listing, closing of sale, and conveyance of real estate owned property, including, but not limited to, grant, warranty, quit claim and statutory deeds or similar instruments of conveyance; to execute any documents or instruments in connection with any bankruptcy or receivership of a mortgagor on a Mortgage Loan; to file suit and prosecute legal actions against all parties liable for amounts due under a Mortgage Loan, including, but not limited to, any deficiency amounts due following foreclosure; to take such other actions and exercise such rights which may be taken by the Servicing Rights Owner under the terms of any Mortgage Loan, including, but not limited to, satisfaction, release, cancellation or discharge of mortgage, eviction, unlawful detainer, or similar dispossessory proceeding, sale, taking possession of, release of security instruments, realization upon all or any part of a Mortgage Loan or any collateral therefor or guaranty thereof; and to assign, convey, accept or otherwise transfer, the Servicing Rights Owner's interest in any Mortgage Loan.

3.	To perform all other acts and do all other things as may be reasonably necessary to manage the Mortgage Loans.

              Nothing herein shall give the attorney-in-fact hereunder the right or power to negotiate or settle any suit, counterclaim or action against the Servicing Rights Owner. The Servicing Rights Owner shall have no obligation to inspect or review any agreement or other document or item executed by the attorney-in-fact hereunder on behalf of the Servicing Rights Owner pursuant to this Limited Power of Attorney and as such, the attorney-in-fact hereunder expressly acknowledges that the Servicing Rights Owner is relying upon such attorney-in-fact to undertake any and all necessary procedures to confirm the accuracy of any such agreement, document or other item.

              This Limited Power of Attorney shall continue in full force and effect unless terminated in writing by an officer of the Servicing Rights Owner so authorized to do so (a "Revocation").

              Any third party may rely upon a copy of this Limited Power of Attorney, to the same extent as if it were an original, and shall be entitled to rely on a writing signed by the attorney-in-fact hereunder to establish conclusively the identity of a particular right, power, capacity, asset, liability, obligation, property, loan or commitment of such attorney-in-fact for all purposes of this Limited Power of Attorney, unless a Revocation has been recorded in the public records of the jurisdiction where this Limited Power of Attorney has been recorded, or unless such third party has received actual written notice of a Revocation.

              No attorney-in-fact hereunder shall be obligated to furnish a bond or other security in connection with its actions hereunder.

              The Servicing Rights Owner authorizes the Servicer, by and through any of its directors or officers, or any other employee who is duly authorized by the Servicer as attorney-in-fact appointed hereunder, to certify, deliver, and/or record copies and originals of this Limited Power of Attorney.

              If any provision of this Limited Power of Attorney shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of each of the other provisions hereof shall not be affected thereby.

[Signature Page Follows]

              IN WITNESS WHEREOF, [                        ] has caused this Limited Power of Attorney to be executed and subscribed in its name as of                         ,             .

NEW RESIDENTIAL MORTGAGE LLC
By:
Name:
Title:

WITNESS:
By:
Name:
WITNESS:
By:
Name:
STATE OF	)
) ss
COUNTY OF	)

              I certify that               , personally came before me and acknowledged that he/she, is the                    of                  and that he/she as                    being authorized to do so, executed the foregoing Limited Power of Attorney on behalf of said company.

              IN WITNESS WHEREOF, I have hereunto set my hand and have affixed my official seal.

, Notary Public
My Commission Expires:

EXHIBIT 10

DAILY DATA ELEMENTS

#	PHH Data Field	Area
[***]	[***]	[***]

[***]
INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 11

SERVICE LEVEL AGREEMENTS

Service Level Agreement		Service Level	Service Level Credit		Measurement Window
Advance Reimbursement (Applicable to FNMA & FHLMC)	[***]	1		[***]	Quarterly
Telephone Calls	Call Answer Rate Subservicer shall maintain a minimum answer rate of [***]% (excluding abandons [***] seconds).	1	$	[***]	Monthly
	Call Answer Time The average answer time for incoming calls shall be [***] seconds or less.
	Language line available for non-English speaking customers
Customer Satisfaction Surveys	[***]% or more Customers select the Required Rating in response to Question 1 of the Survey. 1. Surveys = Surveys conducted by PHH at the completion of calls to the PHH First Mortgage Call Center and the HELOC Call Center that consist of the following questions: "[***]"	1	$	[***]	Monthly
	Required Rating = Customer responds with a positive rating of [***] to Question 1 of the Survey. Scores are based on a [***] scale with [***] being the best.
	• [***] Positive
	• [***] Neutral
	• [***] Negative
Escalated Customer Service Issues
Escalated Complaint Acknowledgment:
	[***]% or more of Level 3 Escalated Complaints Acknowledged to the Customer and escalated to Investor within Required Time (as contractually agreed upon) or [***] Business Day following receipt of the Escalated Complaint by OOP. Office of the President (OOP) = centralized contact to address Escalated Complaints and Regulatory Complaints for PHH. For each Escalated Complaint and Regulatory Complaint, the OOP shall maintain a detailed log of the specific of the issues, status and resolution. PHH personnel shall promptly transfer all Escalated and Regulatory Complaints to the OOP.	2	$	[***]	Quarterly
System Availability (Doc Viewer/Web Direct)	Web Direct, Doc Viewer, PHHMyWay >= [***]% Monthly Average (not to include scheduled maintenance) during Measurement Window	2	$	[***]	Monthly

Service Level Agreement			Service Level	Service Level Credit		Measurement Window

The Servicer shall provide the Servicing Rights Owner at least [***] Business Days' notice prior to any scheduled maintenance or other scheduled access interruption of website portals; provided that the Servicer shall [***] notify the Servicing Rights Owner of any unscheduled access interruptions.
The Servicer shall use commercially reasonable efforts to address any access or availability issues on the [***] Business Day on which such issues arises.
During any such unscheduled access interruptions, the Servicer shall use commercially reasonable efforts to provide Servicing Rights Owner certain reports and data in an alternative medium.
Foreclosure Referrals	[***]		2	$	[***]	Quarterly
Foreclosure Timelines	[***]		2	$	[***]	Quarterly
Response Times—Customer Requests/Inquiries	PHH will respond within the time period indicated [***]% of the time. Time period begins from the date of PHH's receipt of the request		3		[***]	Monthly
	1.	Lien Satisfaction—within [***]% of state guidelines
	2.	Address change requests including:
• First Mortgage—[***] business days
• HELOC—[***] business days
In each case, measurement begins after PHH receives the properly completed address change authorization
	3.	Account history requests—[***] business days
	4.	Credit bureau disputes—[***] business days to research and send correction to the credit bureau and/or send explanation letter to the customer.
	5.	Missing payment inquiry—[***] business days
	6.	Monetary adjustments—[***] business days
	7.	Non-monetary adjustments—[***] business days
	8.	Payoff letter request—[***] business days after PHH receives the properly completed customer authorization form.
Consumer Facing Website—Web Availability	Consumer Facing Website online with a Monthly average availability greater than or equal to [***]%. Measurement window is [***]. All scheduled maintenance will occur outside of operating hours. Availability for the purpose of the service level shall be calculated exclusive of scheduled service outages and emergency maintenance.		3		[***]	Monthly

Service Level Agreement			Service Level	Service Level Credit		Measurement Window
QWR/NOE/RFI	QWR/NOE/RFI All valid borrower inquiries are acknowledged within [***] business days: and resolved within [***] business days or within a total of [***] business days if an extension is required in accordance with the Subservicing Compliance Requirements.		3		[***]	Monthly
Continuous Monitoring	PHH to provide daily continuous monitoring data to NRM for the following areas (data fields to be agreed upon between PHH and NRM)		2	$	[***]	Monthly
Bankruptcy	PHH to perform daily update of bankruptcy information from LexisNexis (Banko), Pacer, or equivalent service. All MFRs, Contractual and bankruptcy planning related ledgers meet FNMA Guidelines. In addition, filing performance must be met for the following timelines:		2	$	[***]	Quarterly
	1.	[***]% of POCs filed within [***] days of bar date
	2.	[***]% of payment change notices filed within [***] days of payment change. This includes both interest and escrow related changes
	3.	[***]% of PPFN filed within [***] days of service being incurred, minimum threshold of $[***].
Claims	[***]% of all expenses will be filed within FNMA guideline of [***] days of the applicable milestone, for conventional loans [***] days after one of the following:		2	$	[***]	Quarterly
	• Completion of a workout option
	• Third party sale completed
	• Date mortgage is reinstated or paid off
	• FNMA disposes of property acquired through foreclosure of FNMA mortgage release

PHH shall perform the Subservicing Services in accordance with the Service Levels. PHH shall monitor, measure, collect and report performance against the Services Levels beginning with the transfer of servicing and provide reporting within [***] days after month end.

In the event of a Service Level Default, the following shall apply:

(a)          Level 1 Service Level Defaults. If PHH's performance results in a Service Level Default with respect to a Level 1 Service Level, then PHH shall (i) pay the applicable Service Level Credit and (ii) promptly conduct a root cause analysis and prepare and provide for its review and approval a formal written remediation plan (including remediation time frames) designed to remediate the cause of the failure and prevent the reoccurrence of such Service Level Default ("Remediation Plan"). PHH shall promptly implement the final Remediation Plan at PHH's sole cost.

(b)          Level 2 Service Level Defaults. If PHH's performance results in a Service Level Default with respect to a Level 2 Service Level for [***] calendar months, then PHH shall provide a written plan of corrective actions to be implemented within [***] calendar days, including a mutually agreed upon date by which such plan shall be implemented. PHH shall also pay the applicable Service Level Credit. If PHH fails to meet the same Level 2 Service Level for any [***] or more calendar months in a rolling twelve month period, then PHH shall refund the applicable Service Level Credit for the applicable month and promptly conduct a root cause analysis and prepare and provide for its review and approval a Remediation Plan. PHH may implement at PHH's sole cost the Remediation Plan in order to address the Service Level Default, pending receipt of a response from client. Upon receipt of client response, PHH promptly shall implement the final Remediation Plan at PHH's sole cost.

(c)          Level 3 Service Level Defaults. If PHH performance results in a Service Level Default with respect to a Level 3 Service Level for [***] consecutive reporting periods, PHH shall provide client with a written plan of corrective actions to be implemented within [***] calendar days, including a mutually agreed upon date by which such plan shall be implemented. Notwithstanding the foregoing, if the failure has not be remedied and the Service Level fully satisfied within [***], PHH will provide a Service Fee Credit of $[***] and continue until remediated to the agreed upon performance standard.

[***]          INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 12

LIST AND TIMING OF REPORTS

Report	Frequency	Day of receipt
[***]	[***]	[***]

[***]
INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 13

VENDOR LISTS

Service Provider	Description of Services Provided	Vendor Work Site(s)	Risk Ranking
[***]	[***]	[***]	[***]

Law Firm	Risk Ranking	Jurisdiction
Aldridge Pite	[***]	FL/GA/CA/OR/UT
Fein Such Law Group	[***]	NJ/NY
Feiwell & Hannoy]	[***]	IN
Hunt Leibert & Jacobson	[***]	CT
Korde & Associates	[***]	MA/NH/RI
Lerner Sampson & Rothfuss	[***]	OH/KY
Malcolm Cisneros	[***]	CA/AZ/NV/OR
McCabe Weisberg & Conway	[***]	NJ/NY/PA
Phelan Hallinan Diamond & Jones	[***]	FL/GA/NJ/PA
Pincus Law Group	[***]	NY
Rogers Townsend & Thomas	[***]	SC
Samuel I. White	[***]	DC/MD/VA/WV
Shapiro & Brown	[***]	MD/VA
Shapiro & Ingle	[***]	AL/NC/TN

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Shapiro & Kreisman	[***]	IL
Shapiro Denardo	[***]	NJ/PA
Shapiro DiCaro & Barak	[***]	NY
Shapiro Fishman & Gache	[***]	FL
Shapiro Van Ess Phillips & Barragate	[***]	KY/OH/IN

Ballard, Spahr - PA
Birch, de Jongh
Bryan Cave
Burr & Forman
Cades Schutte
Chuck & Tsoong
DLA Piper
Richard H. Dollison
Duane Morris LLP
Dudley Topper Feuerz
Michelle Ghidotti
Goodwin Procter
Herold Law
Hinshaw & Culberson
Katten
Lane Powell
LeClair Ryan
Lewis Brisbois
Lindquist & Venom
Malcolm & Cisneros
McElroy Deutsch
McGlinchy Stafford
Moran Karamouzis LLP
Moulton Bellingham
Pierce Couch
Primmer Piper

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Quarles & Brady LLP
Quattlebaum Grooms
Reed Smith LLP
Riker Danzig
Schwabe Williamson
Severson Werson
Sirote & Permutt
Spilman Thomas & Battle
Stern & Eisenberg
Weltman Weinberg
Robert E. Weiss, Inc
Samuel I. White
Williams Mullen
Womble Carlyle Sandridge

EXHIBIT 14

Form of Quarterly Certificate

In my role as the Chief Risk and Compliance Officer for PHH Corporation (the "Company"), I am responsible for overseeing the Company's compliance program, including aspects of the program related to the Consent Order Pursuant to New York Banking Law § 44, among the New York State Department of Financial Services, PHH Mortgage Corporation ("PHH Mortgage") and PHH Home Loans, LLC ("PHH Home Loans"), dated as of November 9, 2016 (the "DFS Consent Order") and I hereby certify that during the period [.         to.        ], to my knowledge after due inquiry, the Company has been in compliance with the DFS Consent Order in all material respects.

Executed on [Insert Date]
[ ] Chief Risk and Compliance Officer PHH Mortgage Corporation

EXHIBIT 15

ADVANCE STANDARDS

              [***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX C
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

December 28, 2016

PHH Corporation
300 Leadenhall Road
Mount Laurel, NJ 08054
Attn: Board of Directors

Dear Members of the Board:

        We understand that PHH Corporation (the "Company") intends to enter into an Agreement for the Purchase and Sale of Servicing Rights (the "Agreement") between New Residential Mortgage LLC (the "Purchaser"), PHH Mortgage Corporation (the "Seller") and, solely for the purposes set forth in the Agreement, the Company, pursuant to which, among other things, the Seller will sell to the Purchaser, and the Purchaser will accept and assume from the Seller, in one or more transactions (collectively, the "Transactions") the Seller's rights, subject to the assumption by the Purchaser of the Seller's obligations, to service, administer, collect payments for and provide certain related foreclosure and escrow administration services in respect of the mortgage loans identified in the Agreement, as well as certain other related rights, advances ("Advances") and funds of the Seller, subject to the assumption by the Purchaser of certain other related obligations of the Seller with respect to such mortgage loans, and Seller's rights to receive the servicing fees and certain ancillary fees with respect to such mortgage loans identified in the Agreement (such rights, other related rights, Advances, funds and rights to receive fees, collectively, the "Servicing Rights" and such assumed obligations, collectively, the "Servicing Obligations") in exchange for, in the aggregate, an amount in cash to be determined pursuant to the Agreement (the "Aggregate Consideration").

        The Board of Directors of the Company (the "Board") has requested that Houlihan Lokey Capital, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") to the Board as to whether, as of the date hereof, the Aggregate Consideration to be received by the Seller in exchange for, in the aggregate, the Servicing Rights subject to the Servicing Obligations in the Transactions pursuant to the Agreement is fair, from a financial point of view, to the Company. For purposes of our analyses and this Opinion, we have, at your direction, evaluated the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be received by the Seller in exchange for, in the aggregate, the Servicing Rights subject to the Servicing Obligations in the Transactions pursuant to the Agreement as if the Servicing Rights and Servicing Obligations were being transferred in a single transaction in exchange for Aggregate Consideration of $864 million which you have advised us was determined pursuant to the schedule of pricing to be attached as an exhibit to the Agreement based on the pricing data and other information as of November 21, 2016 (the "Reference Date"). In addition, for purposes of our analyses and this Opinion, we have at your direction assumed that (i) the Servicing Rights do not include any assets or rights that the Company or any of its affiliates require to own or operate any other businesses or operations of the Company or any of its subsidiaries (the "Retained Businesses") as currently conducted or as contemplated by the management of the Company and its subsidiaries will be conducted by the Company and its subsidiaries in the future, (ii) upon the consummation of the Transactions pursuant to the Agreement, neither the Company nor any of its affiliates will retain or otherwise be responsible for the Servicing Obligations, and (iii) the Transactions will not otherwise impair the ability of the Company and its subsidiaries to own and operate the Retained Businesses as currently conducted, or as contemplated by the management of the Company and its subsidiaries will be conducted in the future (including, without limitation, the ability of the Seller to perform its obligations under the Subservicing Agreement (as defined below)). In addition, for purposes of our analyses and this Opinion we have evaluated the fairness, from a financial point of view, to the

Company of the Aggregate Consideration to be received by the Seller in exchange for, in the aggregate, the Servicing Rights subject to the Servicing Obligations in the Transactions pursuant to the Agreement as if the Company was receiving the Aggregate Consideration and the Company was transferring the Servicing Rights subject to the Servicing Obligations.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed a draft, dated December 28, 2016, of the Agreement;

  2.
  reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  3.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Servicing Rights subject to the Servicing Obligations (the "Projections") and certain sensitivity case financial projections relating to the Servicing Rights subject to the Servicing Obligations based on discussions with the management of the Company (the "Sensitivity Projections");

  4.
  spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Servicing Rights subject to the Servicing Obligations, the Transactions and related matters;

  5.
  considered the publicly available financial terms of certain transactions that we deemed to be relevant; and

  6.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Servicing Rights subject to the Servicing Obligations. We express no opinion with respect to the Projections, the Sensitivity Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the assets, liabilities, financial condition, cash flows or prospects of the Servicing Rights subject to the Servicing Obligations since the earlier of the Reference Date and respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transactions will be satisfied without waiver thereof, and (d) the Transactions will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transactions, the Company or any expected benefits of the Transactions that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Aggregate Consideration pursuant to the Agreement or otherwise will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, including, without limitation, the applicable mortgage loans subject to the Servicing Rights and Servicing Obligations or the Advances, the recovery of such Advances or the Company's reserves with respect to such Advances. For purposes of our analyses and this Opinion, we have assumed that the Advances have a value equal to the amounts set forth with respect thereto, net of reserves with respect thereto, each as set forth in the Company financial statements, and net of the associated carrying costs related to the financing of such Advances. For purposes of our analyses and this Opinion, we have evaluated the Aggregate Consideration in the aggregate, and we have not evaluated, and this Opinion does not otherwise address, the fairness of any portion of the Aggregate Consideration, including, without limitation any portion of the Aggregate Consideration to be received in exchange for the Advances or any portion of the Aggregate Consideration to be received for any other component of the Servicing Rights. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transactions, the securities, assets, businesses or operations of the Company, the Seller or any other party, or any alternatives to the Transactions, or (b) negotiate the terms of the Transactions. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

        This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transactions and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, the Seller, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transactions or otherwise.

        In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Purchaser or any other party that may be involved in the Transactions and their respective affiliates or any currency or commodity that may be involved in the Transactions.

        Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking and/or financial advisory services to the Purchaser, for which Houlihan Lokey and/or such affiliates have received compensation, including, among other things, having acted as financial advisor to the Purchaser in connection with its acquisition of certain mortgage servicing assets from Nationstar Mortgage LLC in December 2013. Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Fortress Investment Group, LLC ("Fortress"), an affiliate of the external manager of the Purchaser, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with Fortress (collectively, with Fortress, the "Fortress Group"), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, having acted as financial advisor to Newcastle Investment Corp. ("Newcastle"), a REIT managed and advised by an affiliate of Fortress, in connection with Newcastle's spin-off of the Purchaser, which transaction occurred in May 2013. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Purchaser, members of the Fortress Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Fortress, other participants in the Transaction or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with members of the Fortress Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Purchaser, members of the Fortress Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

        Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transactions. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

        This Opinion only addresses the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be received by the Seller in exchange for, in the aggregate, the Servicing Rights subject to the Servicing Obligations in the Transactions pursuant to the Agreement and does not address any other aspect or implication of the Transactions, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, (i) the fairness of any consideration to be received in any individual Transaction or subset of the Transactions, (ii) the allocation of the Aggregate Consideration among Servicing Rights or individual Transactions, (iii) the Mortgage Loan Subservicing Agreement (the "Subservicing Agreement") to be entered into by and between the Seller and the Purchaser for the subservicing by the Seller of the mortgage loans as to which the related Servicing Rights have been sold by the Seller to the Purchaser under the Agreement, or (iv) the Agreement for the Purchase and Sale of Servicing Rights, dated November 8, 2016, by and among Lakeview Loan Servicing, LLC, the Company and Seller. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transactions or otherwise (other than the Aggregate Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transactions to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, the Purchaser or any other party is receiving or paying reasonably equivalent value in the Transactions under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (vii) the solvency or creditworthiness or fair value of the Company, the Purchaser or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of (a) any party to the Transactions or (b) any other party, or any class of such persons, relative to the Aggregate Consideration or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Servicing Rights, the Servicing Obligations, the Transactions or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Consideration to be received by the Seller in exchange for, in the aggregate, the Servicing Rights subject to the Servicing Obligations in the Transactions pursuant to the Agreement is fair to the Company from a financial point of view.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

ANNEX D

ASSET PURCHASE AGREEMENT

by and among

GUARANTEED RATE AFFINITY, LLC

PHH HOME LOANS, LLC

RMR FINANCIAL, LLC

and

PHH CORPORATION

Dated as of February 15, 2017

D-i

(cont'd)

D-ii

(cont'd)

D-iii

SCHEDULES AND EXHIBITS

Schedule I	Required Approvals
Schedule 4.9(a)	Licensing Approvals
Schedule 4.9(b)	Investor Approvals
Exhibit A	Form of Support Agreement
Exhibit B	Form of Waiver
Exhibit C	Form of Assignment and Assumption Agreement and Bill of Sale
Exhibit D	Form of Transition Services Agreement

D-iv

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into and effective as of the 15th day of February, 2017, by and among Guaranteed Rate Affinity, LLC, a Delaware limited liability company ("Buyer"), PHH Home Loans, LLC, a Delaware limited liability company ("HL"), RMR Financial, LLC, a Californian limited liability company and wholly-owned subsidiary of HL ("RMR", and together with HL, "Sellers", and each a "Seller") and PHH Corporation, a Maryland corporation ("PHH" and, together with Sellers, the "PHH Parties"). Each of Buyer, and each PHH Party is referred to as a "Party" and, collectively, the "Parties".

RECITALS

              A.          Sellers, through certain assets held by them, are engaged in the Business;

              B.          Upon the terms and subject to the conditions set forth herein, Buyer desires to purchase and assume, and each Seller desires to sell and assign to Buyer, the assets and certain Liabilities of such Seller used in or relating to the Business as specified in this Agreement (the "Asset Sales");

              C.          Realogy Services Venture Partner LLC, a Delaware limited liability company ("RSV") owns 49.9% of the common interests in HL (such 49.9%, the "Realogy JV Interests");

              D.          Contemporaneously with the execution of this Agreement, PHH Broker Partner Corporation, a Maryland corporation ("PHHBPC"), and RSV are entering into a JV Interests Purchase Agreement (the "JV Purchase Agreement") pursuant to which RSV will sell, and PHHBPC will purchase, the Realogy JV Interests (the "JV Purchase") after the Final Closing hereunder; and

              E.          Contemporaneously with the execution of this Agreement, and as a condition and an inducement to the willingness of the PHH Parties to enter into this Agreement (and for PHHBPC to enter into the JV Purchase Agreement), PHH, Realogy Holdings Corp., a Delaware corporation ("Realogy") and Guaranteed Rate, Inc., a Delaware corporation ("GRI"), are entering into a Support Agreement in the form of Exhibit A hereto (the "Support Agreement") relating to, among other matters, the formation, capitalization and licensing of Buyer and support for the performance and consummation of the transactions contemplated by this Agreement and the JV Purchase Agreement.

              NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises and agreements set forth herein and in the JV Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. PURCHASE AND SALE

  1.1.          Purchase and Sale.    Upon the terms and subject to the conditions set forth herein, effective as of the applicable Closing (in accordance with Section 1.7), each Seller will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase, acquire and accept, free and clear of all Encumbrances (other than Permitted Encumbrances), only the following assets of Sellers, in each case to the extent they are not Excluded Assets (the "Purchased Assets"):

(a) all interests, rights, claims and benefits of each Seller under the Contracts set forth on Section 1.1(a) of the PHH Disclosure Letter (any such Contract, an "Assigned Contract");
(b) all equipment (other than Excluded IT Assets), furniture and other tangible personal property owned by each Seller, including all FF&E;

(c) all Unlocked Pipeline Loans of each Seller which the applicable Seller expects to close more than 20 days after the applicable Closing and identified in a Pipeline Report delivered pursuant to Section 1.8(a)(iv) or 1.8(b)(iii), but excluding the Pipeline Loans that are determined to be retained by the applicable Seller pursuant to Section 4.18(a) (the "Assumed Pipeline Loans");
(d) all IT Assets of each Seller other than Excluded IT Assets;

(e) the Intellectual Property Rights owned by each Seller for use exclusively in connection with the Business as of the date of this Agreement, including the Intellectual Property Rights set forth on Section 1.1(e) of the PHH Disclosure Letter (such Intellectual Property Rights, the "Business Intellectual Property");

(f) (i) all documents and records to the extent related to the Purchased Assets and the operation of the Business since January 1, 2012 (provided that the foregoing shall not include, for the avoidance of doubt, loan files), (ii) all personnel records pertaining to NMLS status and 2014, 2015 and 2016 compensation data exclusively related to the Transferred Employees to the fullest extent permitted by applicable Law, and (iii) all of the separate financial statements, books of account or other financial records to the extent related to the Business, the Purchased Assets and/or the Assumed Liabilities that do not form part of the general ledger of Sellers or any of their Affiliates (collectively, the "Business Records"); provided, however, that (A) Sellers will be entitled to retain a copy of the Business Records, and (B) the Business Records will not include any books, records or other items or portions thereof that are personnel records that relate to any employees who are not Transferred Employees;
(g) all customer data to the extent pertaining to, or used in the operation of, the Business;
(h) all Closing Pipeline Data and Assumed Pipeline Loan Files; and
(i) all Transferring Employee Assets and Records.

  1.2.          Excluded Assets.    Notwithstanding anything herein to the contrary, Sellers will retain, and there will be excluded from the sale, conveyance, assignment and transfer to Buyer or its Affiliates hereunder, all of the assets of Sellers that are not described in clauses (a)-(i) of Section 1.1 (such assets, the "Excluded Assets"), including:

(a) all Cash and all bank accounts;
(b) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties;

(c) all account, note or loan payables recorded on the books of a Seller or any of its Subsidiaries for goods or services purchased by or provided to the Business, or advances (cash or otherwise) or any other extensions of credit to the Business from a Seller or any of its Affiliates, whether current or non-current;

(d) with respect to each Seller and each of its Subsidiaries, all Tax losses and Tax loss carry forwards and rights to receive refunds, credits and credit carry forwards with respect to any and all Taxes, including interest thereon or penalty rebate arising therefrom, in each case in respect of the Excluded Taxes;
(e) all Tax Returns of Sellers or any of their Subsidiaries and all books and records (including working papers) related thereto;

(f) all insurance proceeds which Sellers or any of their Subsidiaries has a right to receive as of the applicable Closing, and that relate to events, circumstances or occurrences prior to the applicable Closing;
(g) all Intellectual Property Rights owned, or licensed from third parties, by Sellers or any of their Subsidiaries, other than the Business Intellectual Property;
(h) all Contracts other than the Assigned Contracts (the "Retained Contracts");
(i) all rights of Sellers under the Transaction Agreements and any documents delivered or received in connection herewith or therewith;
(j) all Excluded IT Assets;
(k) all rights, title and interest in all of PHH's Subsidiaries and all of their respective assets (excluding the Purchased Assets);
(l) all rights, title and interest in the Pacific Access Mortgage, LLC and all of its assets;

(m) all assets related to, or held with respect to, the JV Benefit Plans;
(n) all Mortgage Loans held for sale; and
(o) all Pipeline Loans that are not Assumed Pipeline Loans (the "Retained Pipeline Loans").

  1.3.          Assumption of Liabilities.    Upon the terms and subject to the conditions set forth herein, effective as of the applicable Closing (in accordance with Section 1.7), Buyer will only assume, satisfy and discharge when due:

(a) all Liabilities relating to, resulting from or arising out of the ownership or use of any of the Purchased Assets (including the Assumed Pipeline Loans) after the applicable Closing, which shall, for the avoidance of doubt, exclude the Retained Liabilities;
(b) all Liabilities expressly assumed by, retained by or agreed to be performed by Buyer or any of its Subsidiaries and Affiliates pursuant to the terms of any Transaction Agreement; and
(c) all Assumed Employee Liabilities (collectively, the "Assumed Liabilities").

  1.4.          Retained Liabilities.    Buyer is assuming at the applicable Closing only the Assumed Liabilities, and is not assuming any Liability that is not an Assumed Liability. All such other Liabilities of the PHH Parties and their Affiliates shall be retained by and remain Liabilities of the PHH Parties and their Affiliates, as applicable (all such retained Liabilities not being assumed hereunder are referred to as the "Retained Liabilities"). Without limiting the generality of the foregoing, Buyer is not assuming the following Liabilities, which shall be deemed to be Retained Liabilities:

(a) all Liabilities to the extent relating to, resulting from or arising out of any Excluded Asset;

(b) all Liabilities to the extent relating to, resulting from or arising from the ownership, use or operation of the Purchased Assets (including Assumed Pipeline Loans) at any time at or prior to the applicable Closing;
(c) all Liabilities for Excluded Taxes;
(d) all Retained Employee Liabilities;
(e) all Liabilities relating to the operation and conduct of the Business at or prior to the applicable Closing;
(f) all Liabilities relating to the Retained Pipeline Loans;
(g) all Liabilities set forth on Section 1.4(g) of the PHH Disclosure Letter; and
(h) all Liabilities expressly assumed by, retained by or agreed to be performed by any of the PHH Parties or any of their Affiliates pursuant to any of the Transaction Agreements.

  1.5.          Consideration.    (a) Upon the terms and subject to the conditions set forth in this Agreement, at the applicable Closing (in accordance with Section 1.7), Buyer will, in consideration for the purchase of the Purchased Assets, (i) assume the Assumed Liabilities as provided in Section 1.3 and (ii) pay, or cause to be paid, to the PHH Parties, an aggregate amount of $70,024,000 (the "Purchase Price"), which shall be purchased, assumed and payable as follows:

(i) at the First Closing, Buyer will, in consideration for the portion of Purchased Assets to be acquired at the First Closing as set forth on Schedule I, pay or cause to be paid to Sellers by wire transfer of immediately available funds an amount equal to 20% of the Purchase Price (the "First Closing Purchase Price") ;

(ii) at the Second Closing, Buyer will, in consideration for the portion of Purchased Assets to be acquired at the Second Closing as set forth on Schedule I, pay or cause to be paid to Sellers by wire transfer of immediately available funds an amount equal to 20% of the Purchase Price (the "Second Closing Purchase Price") ;

(iii) at the Third Closing, Buyer will, in consideration for the portion of Purchased Assets to be acquired at the Third Closing as set forth on Schedule I, pay or cause to be paid to Sellers by wire transfer of immediately available funds an amount equal to 20% of the Purchase Price (the "Third Closing Purchase Price") ;

(iv) at the Fourth Closing, Buyer will, in consideration for the portion of Purchased Assets to be acquired at the Fourth Closing as set forth on Schedule I, pay or cause to be paid to Sellers by wire transfer of immediately available funds, an amount equal to 20% of the Purchase Price (the "Fourth Closing Purchase Price"); and

(v) at the Fifth Closing, Buyer will, in consideration for the remaining portion of Purchased Assets not sold pursuant to clauses (i)-(iv) above, pay or cause to be paid to Sellers by wire transfer of immediately available funds, an amount equal to 20% of the Purchase Price (the "Fifth Closing Purchase Price").

  1.6.          Transfer Consents.    (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery to Buyer of any Purchased Asset (including any Assigned Contract) is prohibited by any applicable Law or would require any Governmental Entity or third party authorizations, approvals, consents or waivers (each, a "Transfer Consent"), and such Transfer Consents shall not have been obtained prior to the applicable Closing, neither this Agreement nor any other Transaction Agreement will constitute a sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable Law or the rights of any third party.

(b) For a period of one year following the applicable Closing, the Parties will use their reasonable best efforts, and will cooperate with each other, to obtain promptly such Transfer Consents. Any filing, recordation or similar fees payable to any Governmental Entity in connection with obtaining the Transfer Consents will be borne 50% by Buyer and 50% by HL (for the avoidance of doubt, such fees shall not include the fees and expenses relating to the Licensing Approvals and Investor Approvals, which will be Buyer's sole responsi- bility); provided that neither Buyer nor any PHH Party nor any of their respective Affiliates will be required to pay any consent fee or similar consideration or waive any rights in order to obtain any Transfer Consent (other than with respect to the Licensing Approvals and Investor Approvals). From the applicable Closing until the receipt of such Transfer Consent, the Parties will cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits and Liabilities of use or ownership of such Purchased Asset and, with respect to any such assets that are Contracts, Buyer will perform all obligations thereunder on and after the applicable Closing, as permitted by such Contract prior to the receipt of the Transfer Consent. If such Transfer Consent for the sale, conveyance, transfer, assignment or delivery of any such Purchased Asset is obtained, Sellers will promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such assets to Buyer.

  1.7.          Closing.    (a) (i) First Closing. The first closing of the Transactions (the "First Closing") will take place by electronic or physical exchange of documents on the date of Sellers' payroll payment that is closest to the middle of the month that is at least ten Business Days following the first day on which the conditions to the First Closing set forth in Article V are satisfied or, if permissible under applicable Law, waived (other than conditions which by their nature can be satisfied only at the First Closing but subject to the satisfaction or waiver thereof) (the "First Closing Date"), unless another date is agreed to in writing by all of the Parties (it being understood, however, that time is of the essence with respect to the First Closing and each of the subsequent Closings and that the Parties will use their respective reasonable best efforts to cause the First Closing and each of the subsequent Closings to occur as soon as practicable after satisfaction or waiver of the conditions to the First Closing and otherwise in accordance with this Agreement with respect to and each of the subsequent Closings). Notwithstanding the foregoing, for Tax and accounting purposes, the First Closing will be deemed to occur and be effective as of 12:01 a.m. (New York City time) on the First Closing Date (the

"First Closing Effective Time"). Throughout the Closings, Sellers will notify Buyer at least one month in advance of anticipated payroll dates.

(ii) Second Closing. The second closing of the Transactions (the "Second Closing") will take place by electronic or physical exchange of documents on the date of Sellers' payroll payment that is closest to the middle of the month that is at least ten Business Days following the day on which Buyer obtains the Required Approvals from states covering 85% of the Business' loan origination volume for the Transferring Jurisdiction anticipated to be included in the Second Closing as set forth in Schedule I, for the last twelve months preceding the Second Closing Date, unless another date is agreed to in writing by all of the Parties (provided that there are no Restraints preventing or prohibiting the consummation of the Second Closing) (the "Second Closing Date"); provided that such Closing will not occur until the month following the month in which the First Closing occurs. Notwithstanding the foregoing, for Tax and accounting purposes, the Second Closing will be deemed to occur and be effective as of 12:01 a.m. (New York City time) on the Second Closing Date (the "Second Closing Effective Time").

(iii) Third Closing. The third closing of the Transactions (the "Third Closing") will take place by electronic or physical exchange of documents on the date of Sellers' payroll payment that is closest to the middle of the month that is at least ten Business Days following the day on which Buyer obtains the Required Approvals from states covering 85% of the Business' loan origination volume for the Transferring Jurisdiction anticipated to be included in the Third Closing as set forth in Schedule I, for the last twelve months preceding the Third Closing Date, unless another date is agreed to in writing by all of the Parties (provided that there are no Restraints preventing or prohibiting the consummation of the Third Closing) (the "Third Closing Date"); provided that such Closing will not occur until the month following the month in which the Second Closing occurs. Notwithstanding the foregoing, for Tax and accounting purposes, the Third Closing will be deemed to occur and be effective as of 12:01 a.m. (New York City time) on the Third Closing Date (the "Third Closing Effective Time").

(iv) Fourth Closing. The fourth closing of the Transactions (the "Fourth Closing") will take place by electronic or physical exchange of documents on the date of Sellers' payroll payment that is closest to the middle of the month that is at least ten Business Days following the day on which Buyer obtains the Required Approvals from states covering 85% of the Business' loan origination volume for the Transferring Jurisdiction anticipated to be included in the Fourth Closing as set forth in Schedule I, for the last twelve months preceding the Fourth Closing Date, unless another date is agreed to in writing by all of the Parties (provided that there are no Restraints preventing or prohibiting the consummation of the Fourth Closing) (the "Fourth Closing Date"); provided that such Closing will not occur until the month following the month in which the Third Closing occurs. Notwithstanding the foregoing, for Tax and accounting purposes, the Fourth Closing will be deemed to occur and be effective as of 12:01 a.m. (New York City time) on the Fourth Closing Date (the "Fourth Closing Effective Time").

(v) Fifth Closing. The fifth closing of the Transactions (the "Fifth Closing") will take place by electronic or physical exchange of documents on the date of Sellers' payroll payment that is closest to the middle of the month that is at least ten Business Days following the day on which Buyer obtains the Required Approvals from states covering 85% of the Business' loan origination volume for the Transferring Jurisdiction anticipated to be included in the Fifth Closing as set forth in Schedule I, for the last twelve months preceding the Fifth Closing Date, unless another date is agreed to in writing by all of the Parties (provided that there are no Restraints preventing or prohibiting the consummation of the Fifth Closing) (the "Fifth Closing Date"); provided that such Closing will not occur until the month following the month in which the Fourth Closing occurs. Notwithstanding the foregoing, for Tax and accounting purposes, the Fifth Closing will be deemed to occur and be effective as of 12:01 a.m. (New York City time) on the Fifth Closing Date (the "Fifth Closing Effective Time").

(b) Notwithstanding anything herein to the contrary, with respect to each Closing contemplated by this Agreement:

(i) Buyer and PHH may, by mutual agreement, modify the order of conveyance of the assets related to the Transferred Branches subject to each Closing as set forth on Schedule I, based on the status and expected timing of the Required Approvals.

(ii) Without limiting the generality of Section 1.7(b)(i) above, if the Required Approvals applicable to at least 85% of the states or territories of the United States (each state or territory, a "Transferring Jurisdiction") in which Transferred Branches are located, as set forth on Schedule I, have been obtained, Buyer and PHH may agree to, (A) close the acquisition of the Purchased Assets and the assumption of Assumed Liabilities related thereto for those Transferred Branches for which Required Approvals set forth on Schedule I with respect to such Closing have been obtained, and (B) delay the acquisition of any Purchased Assets (such Purchased Assets, the "Delayed Purchased Assets") and the assumption of the Assumed Liabilities related thereto in any Transferred Branch for which the Required Approvals have not been obtained to a Subsequent Closing or such other time as Buyer and PHH may mutually agree in writing (it being understood that such delays shall not affect the amount of Purchase Price payable at each Closing), provided, that the Required Approvals set forth on Schedule I for such Delayed Purchased Assets shall have been obtained prior to such Subsequent Closing. In no event will Buyer be obligated to consummate the acquisition of any Purchased Assets and the assumption of the Assumed Liabilities related thereto with respect to any Transferred Branch located in a Transferring Jurisdiction if Buyer has not received all Required Approvals for such Transferred Branch.

(iii) In no event shall Buyer be obligated to consummate the transfer of the Delayed Purchased Assets and assumption of the Assumed Liabilities related thereto in any Transferring Jurisdiction following the second (2nd) anniversary of the date hereof; provided, that Buyer shall cause one or more Affiliates of Buyer to acquire all of the Delayed Purchased Assets and assume the Assumed Liabilities related thereto that had not been acquired or assumed no later than the second (2nd) anniversary of the date hereof.

(iv) With respect to the Fifth Closing, the PHH Parties, in consultation with Buyer, will identify (1) the Retained Loans that continue to require processing, underwriting and closing by Sellers and (2) the employees and resources necessary for Sellers to undertake such origination services consistent with Applicable Requirements (such employees and resources, the "Final HL Group"). The Final HL Group shall be excluded from the Fifth Closing and shall remain with and be employed by Sellers until the remaining Retained Pipeline Loans have been closed and funded or abandoned or denied, and the Final HL Group will thereafter promptly be transferred to Buyer.

  1.8.          Deliveries by the PHH Parties.    Upon the terms and subject to the conditions of this Agreement, at the applicable Closing, the PHH Parties will deliver, or cause to be delivered, to Buyer the following:

(a) at the First Closing:

(i) a duly executed counterpart to each Transaction Agreement to which any PHH Party or any Affiliate thereof is a party;
(ii) a certificate of non-foreign status from each Seller, properly completed and duly executed in accordance with Treasury Regulations Section 1.1445-2(b)(2);
(iii) the certificate contemplated by Section 5.3(c);
(iv) an updated Pipeline Report to Buyer no later than two (2) Business Days prior to the First Closing; and

(v) executed written instruments authorizing the filing of UCC-3 termination statements (or other comparable documents) for all UCC-1 financing statements (or other comparable documents) filed in connection with any Encumbrances on the Purchased Assets to be transferred to Buyer at the First Closing.

(b) at each Subsequent Closing:

(i) a duly executed counterpart to an Assignment and Assumption Agreement (for the Purchased Assets and Assumed Liabilities to be assigned and assumed at such Subsequent Closing) to which any PHH Party or any Affiliate thereof is a party;
(ii) a certificate of non-foreign status from each Seller, properly completed and duly executed in accordance with Treasury Regulations Section 1.1445-2(b)(2);
(iii) an updated Pipeline Report to Buyer no later than two (2) Business Days prior to each Subsequent Closing; and

(iv) duly executed written instruments authorizing the filing of UCC-3 termination statements (or other comparable documents) for all UCC-1 financing statements (or other comparable documents) filed in connection with any Encumbrances on the Purchased Assets to be transferred to Buyer at such Subsequent Closing.

  1.9.          Deliveries by Buyer.    Upon the terms and subject to the conditions of this Agreement, at the applicable Closing, Buyer will deliver, or cause to be delivered, to the PHH Parties the following:

(a) at the First Closing:

(i) the First Closing Purchase Price, by wire transfer of immediately available funds to the account(s) designated by the PHH Parties in Section 1.9 of the PHH Disclosure Letter;
(ii) a duly executed counterpart to each Transaction Agreement to which Buyer or any Affiliate thereof is a party;
(iii) a duly executed waiver by Realogy in respect of certain restrictions in the Strategic Relationship Agreement substantially in the form attached as Exhibit B hereto; and
(iv) the certificate contemplated by Section 5.2(c).

(b) at each Subsequent Closing:

(i) a duly executed counterpart to an Assignment and Assumption Agreement (for the Purchased Assets and Assumed Liabilities to be assigned and assumed at such Subsequent Closing) to which Buyer or any Affiliate thereof is a party; and

(ii) the applicable portion of the Purchase Price payable on each Subsequent Closing, by wire transfer of immediately available funds to the account(s) designated by the PHH Parties in Section 1.9 of the PHH Disclosure Letter.

  1.10.          Withholding Rights.    Notwithstanding any other provision of this Agreement, any Party making a payment under this Agreement shall be entitled to deduct and withhold from such payment any amounts required to be deducted and withheld under the Code, or any provision of any U.S. federal, state, local or foreign Tax Law; provided, however, that if any Party becomes aware that any amount is required to be so withheld, it shall promptly notify the other party of any such required withholding and the parties shall cooperate with each other in good faith (including by taking all reasonable actions requested by the other party to the extent such actions would not reasonably be expected to have an adverse impact on the requested party) to minimize or eliminate such withholding Taxes. Any amounts so withheld, to the extent paid over to the appropriate Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

 II. REPRESENTATIONS AND WARRANTIES OF THE PHH PARTIES

              Except as set forth on the PHH Disclosure Letter, the PHH Parties represent and warrant to Buyer, as of the date of this Agreement and as of each applicable Closing Date, as follows:

  2.1.          Organization.    Each PHH Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to, individually or in the aggregate, be material to the Purchased Assets or prevent or materially delay or materially impair the ability of any PHH Party to consummate the Transactions.

  2.2.          Authorization of Transaction.    (a) Each PHH Party has the requisite corporate power to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each PHH Party of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by, in the case of PHH, the Board of Directors of PHH (the "PHH Board"), and in the case of each Seller, by its board of directors or comparable governing body, and no other corporate action on the part of such PHH Party is necessary to authorize the execution, delivery and performance by such PHH Party of this Agreement or the other Transaction Agreements to which it is a party and the consummation by it of the Transactions, except that the consummation of the Transactions requires, and the board approvals related to the Transactions are contingent on the receipt of, the Stockholder Approval. This Agreement has been, and the other Transaction Agreements to which it is a party will be, duly executed and delivered by each PHH Party and, assuming due and valid authorization, execution and delivery of this Agreement and the other Transaction Agreements by the other parties hereto and thereto, is and will (when executed and delivered) be a valid and binding obligation of such PHH Party, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Action therefor may be brought ((i) and (ii) collectively, the "General Enforceability Exceptions").

(b) The affirmative vote of the holders of a majority of outstanding Shares entitled to vote on the approval of the Transactions (the "Stockholder Approval") is the only vote or consent of the holders of any class or series of PHH's capital stock that is necessary in connection with the consummation of the Transactions.

(c) At a meeting duly called and held, the PHH Board (i) declared that the Transactions are advisable and in the best interests of the stockholders of PHH, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transac- tions, and (iii) resolved (subject to Section 4.2) to recommend to the stockholders of PHH that they approve the Transactions (such recommendation, the "PHH Recommendation") and direct that such matter be submitted for the consideration of the stockholders of PHH at the Special Meeting.

  2.3.          Consents and Approvals; No Violations.    (a) The execution, delivery and performance of this Agreement or any other Transaction Agreement to which it is a party by each PHH Party do not and will not (i) subject to the receipt of the Stockholder Approval, conflict with or violate the articles of incorporation, by-laws or similar organizational document of such PHH Party, (ii) assuming that the Stockholder Approval and all consents, approvals and authorizations contemplated by clauses (i) through (iii) of subsection (b) of this Section have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law applicable to such PHH Party or by which any of its properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any material Contract of such PHH Party, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, termination, cancellation, amendment or acceleration or other occurrence which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party by each PHH Party and the consummation of the Transactions by such PHH Party do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) applicable requirements of (1) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), (2) the Maryland General Corporation Law (in the case of PHH), and (3) the New York Stock Exchange ("NYSE"), (ii) filings required by the applicable state and federal Governmental Entities with regulatory authority over any of the PHH Parties as described in Section 2.3(b)(ii) of the PHH Disclosure Letter, and (iii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

  2.4.          Information in Proxy Statement.    The proxy statement relating to the Special Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") will not, at the date it is first mailed to the stockholders of PHH or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by PHH with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Buyer specifically for inclusion or incorporation by reference in the Proxy Statement.

  2.5.          Assets.    Each Seller owns, leases, licenses or otherwise has the legal right to the Purchased Assets, in each case free and clear of all Encumbrances (other than Permitted Encumbrances). Upon consummation of the Transactions, Buyer will acquire valid title to all the Purchased Assets, subject to any Transfer Consents, in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

  2.6.          Litigation.    Except as set forth on Section 2.6 of the PHH Disclosure Letter, as of the date of this Agreement (or the date that any update of the PHH Disclosure Schedule is delivered to Buyer), (a) there are no Actions pending or, to the Knowledge of the PHH Parties, threatened in writing against any of the PHH Parties in respect of the Purchased Assets, and (b) there are no outstanding or, to the Knowledge of the PHH Parties, pending Orders to which Sellers, the Purchased Assets or the Business (including as conducted by Buyer following the applicable Closing) are bound. This Section 2.6 does not relate to Tax matters.

  2.7.          Taxes.    (a) Each Seller has timely filed with the appropriate Governmental Entity all income and other material Tax Returns that it was required to file and has timely paid all Taxes shown thereon as due and owing and all other material Taxes required to be paid by it, except those Taxes for which adequate reserves have been established in accordance with GAAP on the most recent financial statements included in the Financial Statements. All such Tax Returns were correct and complete in all material respects.

                             (b)           To the Knowledge of the PHH Parties, no audit or other Action with respect to any material Taxes due from Sellers, or any material Tax Return of Sellers, is pending or threatened by any Governmental Entity.

                             (c)           Sellers have not agreed to any extension or waiver of the statute of limitations applicable to any material Tax Return, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

                             (d)           Sellers are not a party to any material Tax allocation or Tax sharing Contract that is an Assigned Contract (other than an agreement entered into in the ordinary course of business and not relating primarily to Taxes).

                             (e)           Sellers have timely withheld and remitted to the appropriate Governmental Entity all material Taxes required to have been withheld and remitted under applicable Law in connection with any amounts paid or owing to any employee, independent contractor, creditor or other party.

                             (f)           There are no Encumbrances for Taxes on the Purchased Assets, other than Permitted Encumbrances.

                             (g)           Notwithstanding any other representations and warranties in this Agreement, and except insofar as Section 2.10 and Section 2.16 relate to Taxes, the representations and warranties in this Section 2.7 constitute the sole representations and warranties in this Agreement with respect to Tax matters.

  2.8.          Material Contracts.

(a) Section 2.8 of the PHH Disclosure Letter contains a correct and complete list, as of the date hereof, of all of the following Contracts with respect to the Business, the Purchased Assets or the Assumed Liabilities, to which any PHH Party is a party as of the date of this Agreement:

(i) each Contract that contains provisions that prohibit any Seller from competing in any line of business, which provisions, to the extent reasonably apparent from the language of such Contract, would, after the applicable Closing Date, apply to Buyer or any of its Affiliates;
(ii) each Contract that creates, governs or controls a partnership, joint venture or other similar arrangement with respect to Sellers that is material to Business, taken as a whole;

(iii) other than Contracts with Realogy and its Affiliates, each Contract pursuant to which any Seller (A) is granted or obtains or agrees to grant or obtain any right to use or otherwise exploit any Intellectual Property Rights material to the Business, (B) is restricted in its right to use or register any Intellectual Property Rights material to the Business, or (C) permits or agrees to permit any other Person, to use, enforce, or register any Intellectual Property Rights material to the Business;
(iv) each Contract for the sale of any Purchased Asset or the grant of any rights to purchase any Purchased Asset;
(v) each Contract with or for the benefit of any Affiliates of Sellers (other than any Subsidiary thereof); and
(vi) each other Contract that is not specified in clause (i) to (vi) above and that is material to the Purchased Assets or the Business.

(b) (i) All Assigned Contracts are in full force and effect and enforceable against Sellers and, to the Knowledge of the PHH Parties, each other party thereto in accordance with their terms (except those which may be cancelled, rescinded, terminated or not renewed after the date hereof in accordance with their terms), in each case, except (A) where the failure to be so in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect, and (B) as limited by the General Enforceability Exceptions, and (ii) neither Seller nor, to the Knowledge of the PHH Parties, any other party thereto, is in breach of or default under (or with notice or lapse of time, or both, would be in breach of or default under) the terms of any Assigned Contract, in each case, except where such breach or default would not have, individually or in the aggregate, a Material Adverse Effect.

  2.9.          Compliance With Law.

(a) Sellers and, to the Knowledge of the PHH Parties, the JV Employees (in their capacity as JV Employees), hold all material Permits that are required to conduct the Business as currently conducted by Sellers in accordance with Applicable Requirements (each a "Material Permit"). The Business is and since January 1, 2015 has been conducted in compliance in all material respects with all applicable Laws, and each Seller is and since January 1, 2015 has been in compliance with the terms of the Material Permits in all material respects.

(b) All Material Permits are valid and in full force and effect. The PHH Parties are not, nor have been, in default in any material respect under, and no condition exists that, with notice or lapse of time or both, would constitute a default in any respect under any Material Permit. Since January 1, 2015, no PHH Party nor, to the Knowledge of the PHH Parties, any JV Employee has received any written notice from any Agency, State Agency or Governmental Entity asserting any violation of, or failure to comply with any terms of, any Material Permit.

  2.10.          Employee Benefits.    (a) As used herein, the term "JV Benefit Plan" means each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other equity incentive, compensation, severance, employment, change-in-control, retention, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other benefit plan, agreement, program, policy or Contract, whether or not subject to ERISA (including any related funding mechanism), in each case other than a "multiemployer plan," as defined in Section 3(37) of ERISA, (i) under which any current or former employee, officer or director (or their respective beneficiaries) of Sellers or their Subsidiaries has any present or future right to benefits and which are entered into, contributed to, sponsored by or maintained by Sellers or their Subsidiaries, or (ii) with respect to which Sellers or their Subsidiaries have any actual or contingent Liability.

(b) Each JV Benefit Plan is maintained and operated in all material respects in compliance with all applicable Laws, including ERISA and the Code to the extent applicable thereto.

(c) Each PHH Parties Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter to that effect from the IRS and, to the Knowledge of the PHH Parties, no event has occurred since the date of such determination or opinion that would reasonably be expected to adversely affect such determination.

(d) No PHH Parties Benefit Plan is subject to Title IV of ERISA. No condition exists that would subject a Seller or any of its ERISA Affiliates to any Liability under Title IV of ERISA that would reasonably be expected to result in any material Liability to Buyer and its Affiliates.

(e) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any JV Employee to any material severance, change in control or similar payments or benefits or provide for any increase in such payments or benefits under any PHH Parties Benefit Plan, or (ii) accelerate the time of payment or vesting of any material compensation or benefits, or otherwise materially increase the amount of compensation or benefits due to any JV Employee under any PHH Parties Benefit Plan.

  2.11.          Employees.    (a) Section 2.11 of the PHH Disclosure Letter indicates, as of the date of this Agreement, (i) a list of all JV Employees and (ii) each such employee's job title, current annual base salary or hourly wage rate, employment site, credited service date, vacation accrual rate and employment status. Sellers shall deliver to Buyer, no later than the third Business Day prior to each applicable Closing Date, as applicable, updates, supplements or amendments to the PHH Disclosure Letter with respect to Section 2.11.

(b) The PHH Parties are neither party to, nor bound by, any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization or works council with respect to the Business; none of the JV Employees is subject to any collective bargaining agreement or other labor union Contracts; no such Contract is being negotiated by any Seller in respect of any JV Employees; and JV Employees are not represented by any labor union, labor organization or works council in connection with their employment by a PHH Party.

(c) Since January 1, 2015, there have been no actual or threatened unfair labor practice charges, material grievances, material arbitrations, material labor disputes, strikes, lockouts, slowdowns or work stoppages against any PHH Parties with respect to the Business.

(d) To the Knowledge of the PHH Parties, (i) no labor union, labor organization, works council, or group of JV Employees has made a pending demand for recognition or certification, (ii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there have been no labor union organizing activities with respect to any JV Employees.

(e) With respect to the Business, Sellers and their Subsidiaries are in compliance, in all material respects, with all applicable Laws respecting employee compensation and benefits, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, worker classification (including the classification of employees as "exempt" and "non-exempt" under the Fair Labor Standards Act or any similar state or local law and the classification of employees and independent contractors), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance.

(f) With respect to the Business, Sellers and their Subsidiaries are not and have not been: (i) a "contractor" or "subcontractor" (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246, or (iii) required to maintain an affirmative action plan.

(g) To the Knowledge of the PHH Parties, no JV Employee is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to any Seller or any of its Subsidiaries, or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by any Seller or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(h) With respect to the Business, since January 1, 2015, the Panther Parties have not received (i) written notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them that would be material to the Business, (ii) written notice of any material charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iii) written notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (iv) written notice of any Action pending or, to the Knowledge of the PHH Parties, threatened in writing by or on behalf of any JV Employees or former employees of the Business, or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
(i) To the Knowledge of the PHH Parties, no JV Employee, who is at or above the level of Vice President, has notified in writing any of the PHH Parties of an intent to terminate his or her employment.

 2.12.          Insurance.    The PHH Parties maintain insurance coverage for the Business against such risks and in such amounts as the PHH Parties believe to be customary for companies of similar size, in the same geographic regions and in the same business. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each PHH Party is in compliance with the terms and provisions of the insurance policies maintained by it with respect to the Business and all premiums due and payable with respect thereto have been paid.

 2.13.          Intellectual Property.    (a) Section 2.13(a) of the PHH Disclosure Letter contains a correct and complete list, as of the date of this Agreement, of all (i) issued patents and pending patent applications, (ii) Trademarks, (iii) copyright registrations and applications for registration thereof, (iv) internet domain name registrations and (v) computer software (except for commercially available off-the-shelf software), in each case, that are material to the Business and are owned or licensed by Sellers for use exclusively in connection with the Business or the Purchased Assets. The PHH Parties own all right, title and interest in, or has the right to use, pursuant to a license or otherwise, in each case, free and clear of all Encumbrances (except for Permitted Encumbrances), all Intellectual Property Rights required to operate the Business as presently operated, and (b) except as set forth on Section 2.13(b) of the PHH Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, (i) there are no Actions pending or, to the Knowledge of the PHH Parties, threatened in writing alleging a violation, misappropriation or infringement of the Intellectual Property Rights of any other Person by any PHH Party with respect to the Business, since January 1, 2015, (ii) since January 1, 2015, the operation of the Business as currently conducted does not, to the Knowledge of the PHH Parties, violate, misappropriate or infringe the Intellectual Property Rights of any other Person, and (iii) since January 1, 2015, to the Knowledge of the PHH Parties, no other Person has violated, misappropriated or infringed any Intellectual Property Rights owned by the PHH Parties. Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 2.13 constitute the sole representations and warranties in this Agreement with respect to intellectual property matters.

  2.14.          Real Property.    (a) Section 2.14 of the PHH Disclosure Letter contains a correct and complete list of (i) the location of all real property leased by any Seller from a third party (including Realogy or its Affiliates) primarily for use in the Business (the "Leased Real Property") and (ii) the leases, subleases or other similar agreements under which any Seller leased or subleased any Leased Real Property (the "Real Property Leases").

                                            (b)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Real Property Lease is in full force and effect and is the valid, binding and enforceable obligation of Sellers and, to the Knowledge of the PHH Parties, of the other parties thereto, subject in each case to the General Enforceability Exceptions, and (ii) there is no default under any Real Property Lease by any Seller or, to the Knowledge of the PHH Parties, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by any Seller thereunder.

  2.15.          Financial Statements.    Section 2.15 of the PHH Disclosure Letter contains a true and complete copy of (i) the audited consolidated statement of income and cash flows of Sellers for the years ended December 31, 2014 and 2015 and the audited consolidated balance sheet of Sellers as of December 31, 2014 and 2015, and (ii) the unaudited consolidated statement of income and cash flows of Sellers for the three-month period ended September 30, 2016 and the unaudited consolidated balance sheet of Sellers as of September 30, 2016 ((i) and (ii) collectively, the "Historical Financial Statements" and, together with the 2016 Financial Statements, the "Financial Statements"). Each of the Historical Financial Statements has been, and the 2016 Financial Statements when delivered pursuant to Section 4.7 will be, prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure). Each of the Historical Financial Statements fairly presents, and the 2016 Financial Statements when delivered pursuant to Section 4.7 will fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of Sellers as of the dates and for the periods referred to in such Financial Statement.

  2.16.          Absence of Certain Changes.    Since September 30, 2016, (a) there has not been any Material Adverse Effect and (b) Sellers have operated the Business in the ordinary course consistent with past practice.

  2.17.          No Undisclosed Liabilities.    No PHH Party nor any of its Subsidiaries has any Liabilities (whether accrued, absolute, determined or contingent) in respect of the Business or the Purchased Assets, except for (i) Liabilities disclosed and provided for in the balance sheets included in the Financial Statements, (ii) executory obligations arising under Contracts entered into in the ordinary course of business (other than as a result of breach of Contract, tort, infringement or violation of applicable Law), (iii) Liabilities arising under this Agreement or any other Transaction Agreement, (iv) the Retained Liabilities, (v) Liabilities (other than as a result of breach of Contract, tort, infringement or violation of applicable Law) incurred subsequent to September 30, 2016 in the ordinary course of business consistent with past practice, or (vi) other Liabilities that would not reasonably be expected to be material to the Business.

  2.18.          Brokers' Fees.    With the exception of fees and expenses payable to Credit Suisse Securities (USA) LLC and J.P. Morgan Securities, LLC, which will be PHH's sole responsibility, none of the PHH Parties has employed any other broker, investment banker, financial advisor or other Person who would have a valid claim for a fee or commission from Buyer in connection with the Transactions.

  2.19.          Solvency.    Immediately before and immediately after giving effect to the Transactions contemplated hereby and the transactions contemplated by the JV Purchase Agreement and assuming satisfaction of the conditions to the PHH Parties' obligations to consummate the Transactions as set forth in Article V, each PHH Party is and will be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the Transactions contemplated hereby or the transactions contemplated by the JV Purchase Agreement, with the intent to hinder, delay or defraud either present or future creditors of any PHH Party. In connection with the Transactions contemplated hereby and the transactions contemplated by the JV Purchase Agreement, no PHH Party has incurred, nor plans to incur, debts (whether secured or unsecured) beyond its ability to pay as they become absolute and matured.

  2.20.          Opinion of PHH's Financial Advisor.    The Board of Directors of PHH has received the opinion of Credit Suisse Securities (USA) LLC, dated the date on which the PHH Board approved this Agreement, to the effect that, as of such date and based on and subject to the various assumptions, qualifications and other matters set forth therein, PHH's pro rata share of the Purchase Price to be paid for the Purchased Assets pursuant to this Agreement is fair, from a financial point of view, to PHH. A copy of such opinion will be delivered to Buyer for informational purposes only after receipt thereof by the PHH Board. It is agreed and understood that such opinion is for the information and use of the PHH Board and may not be relied upon by Buyer or its Affiliates.

  2.21.          Valuation of Purchased Assets.    As of the date of this Agreement, the information, input and data used by the third party valuation firm in arriving at the valuation of the Business as of September 30, 2016, and set forth on Section 2.21 of the PHH Disclosure Letter, is true and accurate in all material respects.

  2.22.          Compliance Generally; Mortgage Banking Business.    (a) Since January 1, 2016, each PHH Party has operated the Business in compliance, in all material respects, with all Applicable Requirements. Except as set forth on Section 2.22(a) of the PHH Disclosure Letter, since January 1, 2016, none of the PHH Parties has received any written notice from any Agency, Governmental Entity, Investor or Insurer (in each case solely with respect to the Business, the Purchased Assets or the Assumed Liabilities) (i) claiming that any PHH Party has violated, breached or failed to comply with any Applicable Requirements in any material respects or (ii) to the effect that it has limited or terminated or intends to limit or terminate its relationship with any PHH Party due to any violation of Applicable Requirements.

                                            (b)          Except as set forth on Section 2.22(b) of the PHH Disclosure Letter, (i) no Seller nor, to the Knowledge of the PHH Parties, any JV Employee is (or since January 1, 2016, has been), in connection with the conduct of the Business, a party to or is subject to any suspension, debarment, outstanding Order, agreement, finding, memorandum of understanding or similar supervisor arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Investor, Insurer, Agency or Governmental Entity charged with the supervision or regulation of any Seller and its employees. Since January 1, 2016, no Seller nor, to the Knowledge of the PHH Parties, any JV Employee has been indicted, arraigned, convicted or, to the Knowledge of the PHH Parties, received written notice that it is under investigation for any criminal offenses or fraudulent activity related to the origination or sale of Mortgage Loans or the conduct of the Business. Since January 1, 2016, except for normal examinations conducted by an Agency or Governmental Entity in the regular course of business of Sellers, no Agency or Governmental Entity has initiated, or to the Knowledge of the PHH Parties, threatened in writing, any Action against any Seller related to the Business that is ongoing or pending. As of the date hereof, there is no material unresolved violation with respect to any report or statement by an Agency or Governmental Entity relating to any examinations or investigation of any Seller with respect to the Business.

                                            (c)          Complete and correct copies of the current privacy and data security policies and origination and underwriting policies of Sellers have been made available to Buyer in the Dataroom. Except as set forth in Section 2.22(c) of the PHH Disclosure Letter, since January 1, 2016, Sellers have not experienced any data breaches of non-public personal information that required notification under applicable Law to a Governmental Entity. Sellers have the right to transfer all customer databases and related customer information to Buyer such that Buyer shall have the right to freely use and disclose any related customer information in connection with its operation of the Business from and after the applicable Closing, subject only to any restrictions under applicable Law with respect to the applicable Closing. No privacy or data security policies of Sellers or their Affiliates restrict or, as of the applicable Closing Date, will restrict, prohibit or condition the transfer of any such customer data bases or information to Buyer.

  2.23.          Pipeline Loans.    The report of the Unlocked Pipeline Loans dated as of the date hereof set forth in Section 2.23 of the PHH Disclosure Letter (the "Pipeline Report") is correct and complete in all material respects as of the date hereof. Each updated version of such Pipeline Report, when delivered pursuant to Section 1.8, will be correct and complete in all material respects as of the date such updated report is delivered prior to each Subsequent Closing. With respect to each Assumed Pipeline Loan, Sellers have performed all solicitation, application, processing and origination activities related thereto in accordance in all material respects with all Applicable Requirements and Applicable Pipeline Requirements for the applicable stage of processing for each such Pipeline Loan. To the Knowledge of PHH, each Assumed Pipeline Loan arose out of bona fide transactions in the ordinary course of business consistent with Sellers' past practices. The Mortgage Loan files relating to each Assumed Pipeline Loan accurately and completely reflect, or will reflect, in all material respects, the condition and terms of such Pipeline Loan as of the applicable Closing Date and conform in all material respects to Applicable Requirements and Applicable Pipeline Requirements for the stage of processing. None of the Assumed Pipeline Loans are registered with an applicable Investor pursuant to an Investor Commitment.

                             Sellers are the sole owners of, and no other Person has any interest in or rights relating to, each Assumed Pipeline Loan.

  2.24.          Agency Approvals.    Each Seller is approved as a seller-servicer, issuer or lender, as applicable, with each Agency as set forth on Section 2.24 of the PHH Disclosure Letter, and is in good standing with each such Agency (including in its capacity as an Investor).

  2.25.          No Other Representations or Warranties.    Except for the representations and warranties made by the PHH Parties in this Article II, none of the PHH Parties, any of their respective Affiliates or any other Person makes any representations or warranties on behalf of the PHH Parties or any of their respective Affiliates. Except as provided in this Agreement, no PHH Party nor any other Person will have or be subject to any Liability or indemnification obligation to Buyer or any of its Subsidiaries or any other Person resulting from the distribution to Buyer or its Affiliates, or Buyer's or its Affiliates' use of, any information related to the Business, including any information, documents, projections, forecasts or other material made available to Buyer or its Affiliates in the Dataroom or management presentations in expectation of the Transactions.

III. REPRESENTATIONS AND WARRANTIES OF BUYER

                             Buyer hereby represents and warrants to the PHH Parties, as of the date of this Agreement and as of each applicable Closing Date, as follows:

  3.1.          Organization.    Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Buyer to consummate the Transactions.

  3.2.          Authorization of Transaction.    Buyer has the requisite corporate power to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by it of the Transactions have been duly and validly authorized by Buyer's board of directors or equivalent governing body, and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery and performance by Buyer of this Agreement or the other Transaction Agreements to which it is a party and the consummation by it of the Transactions. This Agreement has been, and the other Transaction Agreements to which it is a party will be, duly executed and delivered by Buyer and, assuming due and valid authorization, the execution and delivery of this Agreement and the other Transaction Agreements by the other parties hereto and thereto, is and will (when executed and delivered) be a valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to the General Enforceability Exceptions. No vote of the stockholders of Buyer or the holders of any other securities of Buyer (equity or otherwise), is required by any applicable Law or the organizational documents of Buyer in order for Buyer to consummate the Transactions.

  3.3.          Consents and Approvals; No Violations.    (a) The execution, delivery and performance of this Agreement or any other Transaction Agreement to which it is a party by Buyer does not and will not (i) conflict with or violate the organizational documents of Buyer, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iii) of subsection (b) of this Section have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Buyer or by which any of its properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Buyer is a party or by which its properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, termination, cancellation, amendment or acceleration or other occurrence which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Buyer to consummate the Transactions.

                                            (b)          The execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party by Buyer and the consummation of the Transactions by Buyer do not and will not require any consent, approval, authorization or permit of, action by, filing with, or notification to, any Governmental Entity, except for (i) the applicable requirements of the Exchange Act and the rules and regulations thereunder (including the filing of the Proxy Statement), (ii) filings required by the applicable state and federal Governmental Entities with regulatory authority over Buyer as described in Section 3.3(b)(ii) of the Buyer Disclosure Letter, and (iii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Buyer to consummate the Transactions.

  3.4.          Information in Proxy Statement.    None of the information supplied or to be supplied by Buyer or its Affiliates specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to stockholders of PHH or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  3.5.          Funding.    (a) At the applicable Closing, Buyer will have available cash sufficient to consummate the Transactions, including the funds necessary to pay the applicable portion of the Purchase Price pursuant to Section 1.5 and all other amounts required to be paid in connection with the consummation of the Transactions and the Transaction Agreements, and to allow Buyer to perform all of its obligations under this Agreement and pay all fees and expenses to be paid by Buyer related to the Transactions.

                                            (b)          Buyer acknowledges and agrees that in no event will the receipt or availability of any funds or financing for Buyer be a condition to Buyer's obligations hereunder or under any of the other Transaction Agreements, including the obligation to consummate the Transactions.

  3.6.          Litigation.    As of the date of this Agreement, (a) there are no Actions pending or, to the Knowledge of Buyer, threatened in writing against Buyer, and (b) Buyer is not a party or subject to or in default under any Order, except, in the case of clauses (a) and (b), for any such Action or Order which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Buyer to consummate the Transactions.

  3.7.          Brokers' Fees.    With the exception of fees and expenses payable to Goldman Sachs & Co., which will be GRI's sole responsibility, none of Buyer or any of its Subsidiaries has employed any other broker, investment banker, financial advisor or other Person who would have a valid claim for a fee or commission from any PHH Party or any of their respective Affiliates in connection with the Transactions.

  3.8.          Buyer's Acknowledgment.    Buyer acknowledges and agrees that it (i) has had an opportunity to discuss the Business, the Purchased Assets and the Assumed Liabilities with the management of the Business and Sellers, and (ii) has had access to certain books and records of the Business. In connection with any investigation by Buyer of the Business, Buyer has received or may receive from Sellers, and/or their Affiliates and/or other Persons on behalf of Sellers certain projections, forward - looking statements and other forecasts and certain business plan information in written or verbal communications. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans. Accordingly, Buyer acknowledges that neither Sellers nor any of their Affiliates or other Person on behalf of Sellers makes any representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

  3.9.          No Other Representations and Warranties.    Except for the representations and warranties made by Buyer in this Article III, none of Buyer, any of its Affiliates or any other Person makes any representations or warranties pursuant to this Agreement on behalf of Buyer or any of its Affiliates.

IV. COVENANTS

  4.1.          Conduct of Business.    From the date of this Agreement and until the Final Closing or the earlier termination of this Agreement in accordance with its terms, except (a) as expressly required by this Agreement, (b) as set forth on Section 4.1 of the PHH Disclosure Letter, (c) as required by applicable Law, or (d) as consented to in writing by Buyer after the date of this Agreement and prior to the applicable Closing (which consent will not be unreasonably withheld, delayed or conditioned), and provided that, after the First Closing, this Section 4.1 shall only apply with respect to those Purchased Assets and Assumed Liabilities that have not been assigned to or assumed by Buyer, (x) Sellers will use reasonable best efforts to comply with the Existing JV Agreements and conduct the Business in the ordinary course consistent with past practice and preserve intact the Purchased Assets until such Purchased Assets are conveyed, assigned, transferred, delivered to or assumed by Buyer on the applicable Closing Date, and (y) Sellers will not:

(i) except in the ordinary course of business consistent with past practice pursuant to Sellers' existing credit agreements, warehouse facilities, indentures, securitization facilities and other financing arrangements (including any ordinary course renewals), incur any Indebtedness that would constitute an Assumed Liability;
(ii) sell, lease, transfer or otherwise dispose of any of the Purchased Assets;
(iii) create or otherwise incur any Encumbrance on any Purchased Asset other than Permitted Encumbrances;

(iv) except as required to comply with applicable Law or required by the terms of any PHH Parties Benefit Plan in effect on the date hereof, (A) adopt, amend or terminate any JV Benefit Plan, (B) except in the ordinary course of business consistent with past practice as described in Section 4.1(iv) of the PHH Disclosure Letter increase the salaries, wage rates, target bonus opportunities, long-term incentive opportunities, equity-based compensation, employee benefits or perquisites of any JV Employee, (C) grant or pay any benefit or amount not required under any PHH Parties Benefit Plan to any JV Employee, (D) grant or pay any severance or other termination pay or increase in any manner the severance or termination pay of any JV Employee, or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any PHH Parties Benefit Plan to any JV Employee;

(v) except in the ordinary course of business consistent with past practice and subject to the terms of this Agreement, hire or transfer any individual to become a JV Employee (provided that Sellers shall provide notice to Buyer of any such hire or transfer, even if in the ordinary course of business);
(vi) except for terminations of employment for bona fide cause, terminate the employment of any JV Employee;

(vii) solely with respect to the JV Employees, (A) enter into any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization or works council, or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any JV Employees;

(viii) except as necessary to comply with applicable Laws, Applicable Requirements, Applicable Pipeline Requirements or this Agree- ment, make any material changes in Sellers' policies or practices with respect to the origination or sale of Mortgage Loans;

(ix) settle, or offer, agree or propose to settle, or consent to judgment in, any material Action with any Person or Governmental Entity involving the Business if such settlement would in any way bind Buyer or its Affiliates or would have a material adverse effect on the Business or the Purchased Assets or result in any Assumed Liability;
(x) fail to maintain all existing Material Permits necessary to operate the Business;
(xi) amend or modify, in a manner adverse to any Seller, or take action to terminate, any Assigned Contract; or
(xii) agree or otherwise commit to take any of the actions prohibited by the foregoing clauses (i) through (xii).

  4.2.          Competing Proposals.    (a) The PHH Parties will, and will direct each of their respective Subsidiaries and Representatives to, cease any discussions or negotiations with any Persons that may be ongoing with respect to a Competing Proposal. From the date of this Agreement and until the Final Closing, or the earlier termination of this Agreement in accordance with its terms, the PHH Parties will, and will direct each of its Subsidiaries and Representatives to, not (i) directly or indirectly through another Person solicit, initiate or knowingly encourage any inquiries, proposals or offers from any Person (other than Buyer and its Affiliates) regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal, (iii) enter into any letter of intent or any other Contract providing for a Competing Proposal, or (iv) agree or resolve to take, any of the actions prohibited by clauses (i) - (iv) of this sentence.

                                            (b)          Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to obtaining the Stockholder Approval, PHH or any of its Subsidiaries or Representatives receives an unsolicited written Competing Proposal from any Person or group of Persons, which Competing Proposal did not result from any material breach of this Section 4.2, (i) PHH and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof, and (ii) if the PHH Board or a duly constituted and authorized committee thereof determines, after consultation with its outside legal counsel and financial advisors, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then PHH and its Representatives may (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Sellers and its Subsidiaries and the Business to the Person or group of Persons who has made such Competing Proposal (provided that PHH will promptly (and in any event within 24 hours) cause to be provided to Buyer any written material non-public information concerning any Seller or the Business that is provided to any Person given such access which was not previously provided to Buyer or its Representatives), and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Competing Proposal.

                                            (c)          PHH will keep Buyer reasonably informed of the status and any material developments, discussions or negotiations regarding any Competing Proposal on a prompt basis (and in any event within 24 hours). The PHH Parties agree and shall cause their Subsidiaries to agree not to enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the PHH Parties from providing any information to Buyer in accordance with this Section 4.2.

                                            (d)          Except as expressly permitted by this Section 4.2(d) or Section 4.2(f), from the date of this Agreement and until the First Closing Effective Time or the earlier termination of this Agreement in accordance with its terms, the PHH Board will not (i) (A) fail to include the PHH Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Buyer, the PHH Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer that constitutes a Competing Proposal other than a recommendation against such offer or a "stop, look and listen" communication or other public disclosure that the PHH Board determines, after consultation with its outside legal counsel , is required to be disclosed by Law (provided that the PHH Board may refrain from taking a position with respect to any such tender or exchange offer until the close of business as of the tenth Business Day after the commencement of the offer pursuant to Rule 14d-9(f) under the Exchange

Act without such action being considered an adverse modification), or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to the stockholders of PHH, a Competing Proposal (the actions described in this clause (i) being referred to as an "Acquisition Recommendation Change"), or (ii) authorize, cause or permit PHH or any of its Subsidiaries to enter into any letter of intent or other Contract with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement) (each, an "Acquisition Agreement").

                                            (e)          Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the PHH Board may, in response to a Competing Proposal, make an Acquisition Recommendation Change, enter into an Acquisition Agreement or take any action otherwise prohibited by this Section 4.2 if the PHH Board or a duly constituted and authorized committee thereof has determined in good faith that (1) after consultation with its outside legal counsel, the failure to do so could be inconsistent with the PHH Board's fiduciary duties under applicable Law and (2) after consultation with its outside legal counsel and financial advisors, such Competing Proposal constitutes a Superior Proposal; provided, however, that (A) PHH has given Buyer at least four Business Days prior written notice of its intention to effect an Acquisition Recommendation Change or enter into an Acquisition Agreement, specifying, in reasonable detail, the reasons therefor and all material information with respect thereto (including in relation to all material developments related thereto), (B) PHH has negotiated, and has caused its Representatives to negotiate, in good faith with Buyer during such notice period, to the extent Buyer wishes to negotiate, to enable Buyer to propose in writing an offer binding on Buyer to effect revisions to the terms of this Agreement such that the PHH Board would be able to determine in good faith, after consultation with its outside legal counsel, that the failure of the PHH Board to make an Acquisition Recommendation Change or enter into an Acquisition Agreement would not be inconsistent with its fiduciary duties under applicable Law, (C) following the end of such notice period, the PHH Board or a duly constituted and authorized committee thereof shall have considered in good faith such binding offer, and shall have determined that the Superior Proposal continues to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect, and (D) in the event of any material change to the material terms of such Superior Proposal (including any change in price), PHH shall, in each case, have delivered to Buyer an additional notice consistent with that described in clause (A) above and the notice period will have recommenced, except that the notice period will be at least two Business Days (rather than the four Business Days otherwise contemplated by clause (A) above). Notwithstanding anything to the contrary herein, nothing herein shall obligate Realogy or its Affiliates to enter into a joint venture, directly or indirectly, with any third party, and Realogy and its Affiliates shall retain all of their existing consent and other rights under the Existing JV Agreements.

                                            (f)          Notwithstanding anything to the contrary herein, prior to the time the Stockholder Approval is obtained, the PHH Board may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Buyer, the PHH Recommendation ("Change of Recommendation") if the PHH Board or a duly constituted and authorized committee thereof has determined, after consultation with its outside legal counsel, that failure to take such action could be inconsistent with the PHH Board's fiduciary duties under applicable Law; provided, however, that such action may only be in response to an Intervening Event and not in response to a Competing Proposal or a Superior Proposal (which is governed by Section 4.2(d)) and prior to taking such action, (i) the PHH Board shall have given Buyer at least four Business Days' prior written notice of its intention to take such action and a description of the reasons for the Change of Recommendation, (ii) PHH shall have negotiated, and has caused its Representatives to negotiate, in good faith with Buyer during such notice period after giving any such notice, to the extent Buyer wishes to negotiate, to enable Buyer to propose in writing an offer binding on Buyer to effect revisions to the terms of this Agreement in such a manner that would obviate the need for making such Change of Recommendation, and (iii) at the end of such notice period, the PHH Board or a duly constituted and authorized committee thereof shall have considered in good faith such binding offer, and shall have determined in good faith, after consultation with its outside legal counsel, that failure to effect a Change of Recommendation could be inconsistent with the PHH Board's fiduciary duties under applicable Law.

                                            (g)          Nothing contained in this Section 4.2 or in Section 4.5 will prohibit PHH or the PHH Board from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to PHH's stockholders if, in the PHH Board's determination after consultation with outside legal counsel, the failure so to disclose could be inconsistent with its or PHH's obligations under applicable Law, provided that any such disclosure (other than a "stop, look and listen" communication or other similar communication of the type contemplated by Rule 14e-2(a) or Rule 14d-9(f) under the Exchange Act, or an express rejection of the Competing Proposal or a reaffirmation of the PHH Recommendation) shall be deemed to be an Acquisition Recommendation Change if the PHH Board fails to expressly and publicly reaffirm the PHH Recommendation within five Business Days following any written request by Buyer in response to such PHH Party disclosure (it being agreed that Buyer may only make one request with respect to any single such disclosure); provided that, in the event that a third party commences a tender offer or exchange offer, the PHH Board shall have at least 10 Business Days from the date of commencement of the offer to expressly and publicly reaffirm the PHH Recommendation.

  4.3.          Preparation of Proxy Statement.    (a) PHH will use its reasonable best efforts to prepare and file the Proxy Statement with the SEC as promptly as practicable after, and in any event on or prior to March 28, 2017. PHH will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the holders of the Shares, as promptly as practicable after the Proxy Statement is cleared by the SEC. Subject to Section 4.2, the Proxy Statement will contain the PHH Recommendation and PHH will use reasonable best efforts to obtain the Stockholder Approval.

                                            (b)          Each of the Parties will provide for inclusion or incorporation by reference in the Proxy Statement all required information relating to such Party or its Affiliates. Buyer and its counsel will be given the reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC. PHH will provide Buyer and its counsel, in writing, any material comments or other material communications, whether written or oral, that PHH or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and the opportunity to review and comment on such comments, and PHH shall consider any of Buyer's or its counsel's comments in good faith. PHH will respond as promptly as practicable to any such comments from the SEC or its staff. Any references to Buyer or its Affiliates in the Proxy Statement shall be subject to Buyer's approval (not to be unreasonably withheld or delayed). Without limiting the generality of the foregoing, Buyer will use commercially reasonable efforts to otherwise cooperate with PHH in connection with the preparation and filing of the Proxy Statement and the response to any comments. In any event, the Proxy Statement shall include a statement that nothing in this Agreement shall obligate Realogy or its Affiliates to enter into a joint venture, directly or indirectly, with any third party, and that Realogy and its Affiliates shall retain all of their existing consent and other rights under the Existing JV Agreements.

                                            (c)          Each of PHH and Buyer will promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any material information that will become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. PHH will cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the holders of the Shares, in each case as and to the extent required by applicable Law.

  4.4.          Stockholders Meeting.    PHH will, as soon as reasonably practicable following the SEC's clearance of the Proxy Statement, use reasonable best efforts in accordance with applicable Law, its constituent documents and the rules of the NYSE to duly call, give notice of, convene and hold a special meeting of PHH's stockholders (including any adjournment or postponement thereof, the "Special Meeting") for the purpose of considering and taking action upon the adoption of this Agreement. Unless the PHH Board has made an Acquisition Recommendation Change or Change of Recommendation, PHH will use its reasonable best efforts to solicit the approval by its stockholders of the Transactions. PHH in its sole discretion may adjourn or postpone the Special Meeting (a) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of PHH within a reasonable amount of time in advance of the Special Meeting, (b) if as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting, or (c) to solicit additional proxies if necessary to obtain the Stockholder Approval, provided that no such adjournment under clauses (a)-(c) above shall be for more than 20 days without Buyer's consent.

  4.5.          Publicity.    The initial press release or portion thereof to the extent pertaining to this Agreement and the Transactions will be substantially in the form previously agreed by the Parties and thereafter none of the Parties or any of their respective Affiliates will issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other Party (being Buyer, in the case of the PHH Parties, and PHH in the case of Buyer) and giving the other Party the opportunity to review and comment on such press release or other announcement; provided, however, that no prior consultation with, review by or consent from any Party will be required with respect to any press release or other public statement or portions thereof to the extent relating to the plans, expectations or prospects of such Party or its Affiliates following the consummation of the Transactions; provided, further, that this Section 4.5 will not apply to any release or public statement (a) made or proposed to be made by PHH in connection with a Competing Proposal, any Acquisition Recommendation Change or Change of Recommendation, or any action taken pursuant thereto, (b) made or proposed to be made in connection with any dispute between the Parties regarding this Agreement or the Transactions, or (c) as a Party determines to be required by applicable Law, by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, or as may be requested by a Governmental Entity.

  4.6.          Confidentiality.    (a) Except as otherwise permitted under Section 4.5, each of the Parties and their respective Representatives will treat all nonpublic information relating to the other Party, obtained in connection with this Agreement and the Transactions as confidential in accordance with the terms of any applicable confidentiality agreement between the Parties or any of their respective Affiliates (including under the Existing JV Agreements). If this Agreement is, for any reason, terminated, any such confidentiality agreements or obligations will continue in full force and effect as provided in Section 6.2 hereof in accordance with its terms.

                                            (b)          From and after the First Closing, Buyer will, and will cause its Affiliates to, keep confidential and not use for any purpose (other than consummating the Transactions) all nonpublic information (other than such information included in or related to the Purchased Assets) regarding PHH or its Affiliates of which such Buyer or its Affiliates and Representatives may be aware.

                                            (c)          From and after the First Closing, the PHH Parties will and will cause their Affiliates to, keep confidential and not use for any purpose all nonpublic information regarding the Purchased Assets transferred to Buyer.

  4.7.          Access to Information.    (a) The PHH Parties will use reasonable best efforts to cause their Representatives to afford Representatives of Buyer reasonable access during normal business hours to the officers, directors, employees, agents, properties, offices and other facilities of the PHH Parties and their Subsidiaries, and their books and records, in each case solely with respect to the Business or the Purchased Assets, and will furnish Buyer with such financial, operating and other data and information relating to the Business or the Purchased Assets as Buyer may reasonably request; provided, that such access will solely relate to the Business and will only be granted upon the written request of Buyer submitted reasonably in advance, will not unreasonably disrupt personnel, operations, events and properties of the PHH Parties or their Subsidiaries, and will be at Buyer's expense. Without limiting the generality of the foregoing, the PHH Parties shall furnish to Buyer, at the PHH Parties' expense, audited financial statements for Sellers as of and for the year ended December 31, 2016 (the "2016 Financial Statements") as soon as such audited financial statements are available to the PHH Parties, and in any event by April 15, 2017. Buyer acknowledges and agrees that any contact or communication by Buyer and its Affiliates and Representatives with officers, employees or agents of the PHH Parties and their Subsidiaries hereunder will be arranged and supervised by Representatives of the PHH Parties, unless the PHH Parties otherwise expressly consent with respect to any specific contact and the Parties shall work together to develop internal and/or external joint communications plans with respect to contact or communication with such officers, employees or agents. Notwithstanding anything to the contrary set forth in this Agreement, no PHH Party nor any of its Affiliates will be required to disclose to Buyer or any of its Affiliates or Representatives any (i) information (A) relating to any sale or divestiture process conducted by PHH or its Affiliates (including with respect to Sellers or the Business) or PHH's or its Affiliates' (or their Representatives') evaluation of the PHH Parties or the Business in connection therewith, including projections, financial or other information relating thereto, (B) if doing so could violate any Contract or Law to which PHH or any of its Affiliates is a party or is subject or which it believes in good faith would result in a loss of the ability to successfully assert a claim of privilege (including attorney-client and work product privileges), provided that the PHH Parties shall use their reasonable best efforts to provide such information in a manner that does not violate any such Contract or Law or result in the loss of privilege, or (C) any litigation in which PHH or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, are adverse parties, or (ii) consolidated, combined, unitary or similar Tax Return of which PHH or any of its Affiliates (other than Sellers and their Subsidiaries) is the common parent or any other information relating to Taxes or Tax Returns other than information relating solely to Sellers and their Subsidiaries. Prior to the First Closing, Buyer will not (and will cause its respective Affiliates and Representatives not to) use any information obtained pursuant to this Section 4.7(a) for any purpose unrelated to the Transactions.

                                            (b)          Each Party will, and will cause its Subsidiaries to, retain the books, records, documents, instruments, accounts, correspondence, writings, evidence of title and other papers relating to the other Party and its Subsidiaries and the Business in their possession for at least seven years following the Final Closing Date or such longer period as may be required by Law or applicable Order. After the Final Closing Date, upon reasonable written notice, each Party will use commercially reasonable efforts to furnish or cause to be furnished to the other Parties and their Representatives access, during normal business hours, to such information and assistance relating to the Business or such other Parties and its Subsidiaries as is necessary for any reasonable business purpose, including insurance matters, financial reporting and accounting matters, the preparation and filing of any Tax Return, the defense of any Tax claim or assessment, in connection with any disclosure obligation or the defense of any Action. Each Party will reimburse the other Party for reasonable out-of-pocket costs and expenses incurred in assisting such Party pursuant to this Section 4.7(b).

  4.8.          Reasonable Best Efforts; Further Assurances.    (a) Prior to each applicable Closing, each of the Parties will use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under any applicable Law to consummate and make effective in the most expeditious manner possible the Transactions, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) the satisfaction of the conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and to cooperate with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any Governmental Entity (which actions will include furnishing all information in connection with approvals of or filings with any other Governmental Entity) required to be obtained or made by any Party or any of their respective Affiliates in connection with the Transactions or the taking of any action contemplated by this Agreement or any of the other Transaction Agreements, (iv) taking all reasonable actions necessary to obtain applicable consents, waivers or approvals of any third parties, including with respect to Assigned Contracts, (v) defending any Actions, whether judicial or administrative, challenging this Agreement or any of the other Transaction Agreements or the performance of the obligations hereunder or thereunder, and (vi) the execution and delivery of any additional instruments, documents and reports necessary to consummate the Transactions (including the delivery by the PHH Parties to Buyer prior to each Closing (x) updated Pipeline Reports and (y) Updated PHH Disclosure Letter) and to fully carry out the purposes of this Agreement and the other Transaction Agreements. Subject to Section 4.2, each Party will use all reasonable best efforts to fulfill all conditions precedent to the Closing and will not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any consent, authorization, Order or approval of, or exemption by, any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding anything to the contrary in this Agreement, in no event will any Party or any of their Affiliates be required to make any payments, incur any Liability or offer or grant any accommodation (financial or otherwise) to any Governmental Entity or any other Person in connection with actions contemplated by this Section 4.8. Nothing in this Section 4.8 shall apply to the obligations of Buyer to apply for any filings and approvals pursuant to the JV Purchase Agreement.

                                            (b)          Prior to the applicable Closing, each Party will promptly consult with the other Parties with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other Parties (or their respective counsel) copies of), all filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions. Each Party will promptly inform the other Parties of any material communication from any Governmental Entity regarding any of the Transactions. If any Party or its Representative receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request. Except for the obligations provided under Section 4.9, nothing herein shall require Buyer or its Affiliates to provide any information regarding their communications with any Governmental Entities with respect to Buyer's obtaining of any Licensing Approvals.

                                             (c)          Each of the Parties will use reasonable best efforts to respond, as promptly as practicable, to any inquiries and requests received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for information or documentation and to respond, as promptly as practicable, to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with Antitrust Laws. Each of the Parties will permit counsel for the other Parties reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Entity. Each of the Parties agrees not to (i) participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the pending Transactions unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other Parties the opportunity to attend and participate, or (ii) enter into any Contract with any Governmental Entity not to consummate the Transactions without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed).

                                             (d)          Each of the Parties will use all reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any applicable Law or otherwise seeking to prevent or interfere with the consummation of the Transactions, each of the Parties will cooperate and use all reasonable best efforts to vigorously contest and resist any such Action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts the consummation of the Transactions, including by vigorously pursuing all available avenues of administrative and judicial appeal. Nothing herein shall require any Party to offer to make any payments or commitment or to divest, sell, dispose of, or hold separate any assets. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 4.8 will limit the right of any Party hereto to terminate this Agreement pursuant to Section 6.1, so long as such Party hereto has, up to the time of termination, complied with its obligations under this Section 4.8.

                                             (e)          After each applicable Closing, and for no further consideration, Sellers and Buyer shall, and shall cause their Affiliates to, execute, acknowledge and deliver such agreements, instruments or deeds, and take such other actions as may reasonably be requested to more effectively convey to, transfer to or vest in Buyer the Purchased Assets or assumption by Buyer of the Assumed Liabilities as contemplated by this Agreement to be transferred or assumed at the applicable Closing, including (i) transferring back to Sellers any asset which is not a Purchased Asset, and (ii) transferring to Buyer any Purchased Asset or Assumed Liability contemplated by this Agreement to be transferred to Buyer at the applicable Closing which was not so transferred at the applicable Closing. In the event any Seller's assets that were not identified as being material to the operation of the Business in Buyer's due diligence but subsequently discovered by Buyer following the applicable Closing as being material for the operation of the Business, Buyer and PHH will discuss with each other and, if Buyer requests, the PHH Parties shall transfer such assets to Buyer for no further consideration; provided, however, that Buyer acknowledges and agrees that, from and after the Final Closing, the PHH Parties shall be under no obligation to preserve any Excluded Asset (with respect to such Closing), and indeed are entitled to sell or otherwise dispose (for any or no consideration) of any Excluded Asset without incurring any Liability to Buyer.

  4.9.          Licenses.    Buyer will use reasonable best efforts to (a) make all regulatory, d/b/a, fictitious name and similar filings and seek to obtain all Licenses as will be necessary for Buyer to conduct its loan origination, loan sales and related operations ("Licensing Approvals"), in accordance with the schedule attached as Schedule 4.9(a) hereto and (b) make filings and seek to obtain all permits, authorizations and licenses from Investors as will be necessary for Buyer to conduct its loan origination, loan sales and related operations following the First Closing ("Investor Approvals"), in accordance with the schedule attached as Schedule 4.9(b) hereto, which schedule may be updated by Buyer from time to time, subject to the approval of Sellers, which shall not be unreasonably withheld, delayed or conditioned. Buyer will be responsible for all filing fees and other costs and expenses (including attorney's fees) relating to the Licensing Approvals and Investor Approvals. Buyer will keep Sellers reasonably informed of the status of the Licensing Approvals and Investor Approvals (in any event no less than on a monthly basis and more frequently as reasonably requested by Sellers), and will promptly notify Sellers of any material development, including any refusal or material objection by any Governmental Entity or Investor to grant the required approval and any material condition imposed or requested by Governmental Entity or Investor in connection with the approvals. At least twenty (20) days prior to the First Closing and at least fifteen

(15) days prior to each Subsequent Closing, with respect to the anticipated Transferred Branches, Buyer will provide written confirmation to Sellers that Buyer has received reasonable assurances from the relevant state licensing authorities that such Governmental Entities shall issue the applicable branch office licenses upon surrender by the applicable Seller of its branch office license for such locations as of the related Closing.

  4.10.          Insurance Matters.    Buyer acknowledges that except for those policies set forth on Section 4.10 of the PHH Disclosure Letter, the policies and insurance coverage maintained on behalf of the entities comprising the Business are part of the corporate insurance program maintained by the PHH Parties and their Affiliates (such policies, the "Corporate Policies"), and such coverage will not be available or transferred to Buyer or its Affiliates. In furtherance and not in limitation of the foregoing, Buyer agrees and agrees to cause its Affiliates not to bring any claim for recovery under any of the Corporate Policies, whether or not such Person may be so entitled in accordance with the terms of such Corporate Policies. It is understood that the PHH Parties will be free at their discretion at any time to cancel or not renew any of the Corporate Policies.

  4.11.          Employment Matters.

                                            (a)          Employee Offers.    The PHH Parties and Buyer will implement the provisions set forth on Section 4.11(a) of the PHH Disclosure Letter.

                                            (b)          Compensation and Benefits.

                                     (i)    Non-Loan Processors.    For a period of 12 months following each Transferred Employee's applicable Closing Date or later hire date, except as may be agreed between Buyer and the applicable Transferred Employee, Buyer will provide, or will cause to be provided, to each such Transferred Employee who is not a loan processor (A) an annual base salary or wage rate that is no less than that provided to such Transferred Employee immediately before such Transferred Employee's applicable Closing Date or later hire date, (B) cash compensation opportunities that are no less favorable in the aggregate than the cash compensation opportunities of the types described in Section 4.11(b)(i) of the PHH Disclosure Letter provided to each such Transferred Employee immediately before such Transferred Employee's applicable Closing Date or later hire date, including, if applicable, an opportunity to participate in commission plans and volume-driven incentive plans on substantially the same terms (including payout rates) as those provided to each such Transferred Employee immediately before such Transferred Employee's applicable Closing Date or later hire date, and (C) benefits that are, in the aggregate, no less favorable than the benefits provided to similarly situated employees of Buyer immediately prior to the First Closing Date.

                                     (ii)   Loan Processors.    For a period of 12 months following each Transferred Employee's applicable Closing Date or later hire date, except as may be agreed between Buyer and the applicable Transferred Employee, Buyer will provide, or will cause to be provided, to each such Transferred Employee who is a loan processor (A) an annual base salary or wage rate that is no less than that provided to such Transferred Employee immediately before such Transferred Employee's applicable Closing Date or later hire date, (B) cash compensation opportunities that are no less favorable in the aggregate than the greater of (1) the cash compensation opportunities of the types described in Section 4.11(b)(i) of the PHH Disclosure Letter, if applicable, provided to such Transferred Employee immediately before such Transferred Employee's applicable Closing Date or later hire date or (2) the cash compensation opportunities provided to similarly situated employees of Buyer (and Buyer will pay, or will cause to be paid, any true-up payments representing the difference between (1) and (2) to such Transferred Employee within 30 days after the end of each applicable earnings or performance period), and (C) benefits that are, in the aggregate, no less favorable than the benefits provided to similarly situated employees of Buyer immediately prior to the First Closing Date.

                                     (iii)  Severance.    If Buyer or its Affiliates eliminate the job position of a Transferred Employee during the 12 month period following the Transferred Employee's applicable Closing Date or later hire date, the Transferred Employee shall receive (A) the severance amount as calculated pursuant to Buyer and its Affiliates' applicable severance policy (the "Buyer Severance Amount") and (B) 50% of the excess, if any, of the severance amount as calculated pursuant to the applicable PHH Parties Benefit Plan over the Buyer Severance Amount; provided that Sellers shall be responsible for and pay the Transferred Employee the severance payable pursuant to the foregoing clause (B) (the "PHH Post-Closing Severance").

                                     (iv)  Service Credit and Pre-Existing Conditions.    For purposes of vesting, eligibility to participate and benefit accrual (other than for purposes of benefit accruals under any defined benefit pension plan or retiree medical plan sponsored by Buyer or its Affiliates) under the applicable employee benefit plans of Buyer and its Affiliates providing benefits to any Transferred Employees after the applicable Effective Time (including Buyer and its Affiliates' applicable severance policy) (the "New Plans"), each Transferred Employee will be credited with his or her years of service with the Business, Sellers or any of their current or former Affiliates before the applicable Closing Date, to the same extent as such Transferred Employee was entitled, before the applicable Closing Date, to credit for such service under any comparable PHH Parties Benefit Plan (and to the extent there is not a comparable PHH Parties Benefit Plan, the period of service that such Transferred Employee had as an eligible participant in any Seller's 401(k) plan or PHH's 401(k) plan, as applicable); provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits. In addition, (i) each Transferred Employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a PHH Parties Benefit Plan in which such Transferred Employee participated immediately before the applicable Closing Date (such plans, collectively, the "Old Plans") and (ii) for purposes of each New Plan providing welfare benefits to any Transferred Employee, Buyer will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Transferred Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plans, and Buyer will cause any eligible expenses incurred by such Transferred Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Transferred Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                                            (c)          Employee Liabilities.    Effective as of the date following the applicable Closing Date or later hire date, all Transferred Employees shall cease to participate in and accrue benefits under the PHH Parties Benefit Plans and Sellers and their Affiliates shall retain all Liabilities under such PHH Parties Benefit Plans. In addition, Sellers and their Affiliates shall be responsible for (i) any and all Liabilities arising on and prior to the applicable Closing Date or later hire date with respect to the JV Employees' employment or termination of employment, including any statutory and non-statutory severance obligations, and any other termination payment obligations owed to the JV Employees arising or accruing on or prior to the applicable Closing Date whether pursuant to an agreement, plan, practice or policy, or applicable Law (including with respect to the JV Employees who do not become Transferred Employees), (ii) any vacation pay and paid time off arising or accruing on or prior to the applicable Closing Date or later hire date, and (iii) the PHH Post-Closing Severance. Except for the PHH Post-Closing Severance or any other Liabilities under the PHH Parties Benefit Plans, Buyer and its relevant Affiliates shall be responsible for any and all Liabilities arising after the applicable Closing Date or later hire date with respect to the Transferred Employees' employment or termination of employment.

                                            (d)          Welfare Plans.    As of each applicable Closing Date, each applicable Transferred Employee shall cease participation in the health and welfare benefit plans of Sellers and their Affiliates (each, a "Seller Welfare Plan") and following the applicable Closing Date, each Transferred Employee shall commence participation in the health and welfare benefit plans maintained, administered or contributed to by Buyer and its Affiliates. Sellers and their Affiliates shall be responsible for providing benefits in respect of claims incurred under a Seller Welfare Plan for Transferred Employees and their beneficiaries and dependents on or prior to the applicable Closing Date. The benefits in respect of all welfare plan claims incurred by Transferred Employees after the applicable Closing Date shall be provided by Buyer and its Affiliates. For purposes of this Section 4.11(d), the following claims shall be deemed to be incurred as follows: (a) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits, and (b) health or medical, dental, vision care and/or prescription drug benefits, upon provision of the applicable services, materials or supplies.

                                            (e)          Workers' Compensation.    Buyer (or its Subsidiaries) shall be responsible for providing benefits in respect of all claims for benefits in respect of workers' compensation and any comparable Liabilities that are based upon Transferred Employees' injuries or illnesses that arise after the applicable Closing Date. Sellers (or their Subsidiaries) shall be responsible for providing benefits in respect of all claims for benefits in respect of workers compensation and any comparable Liabilities that are based upon Transferred Employees' injuries or illnesses that arise on or prior to the applicable Closing Date.

                                            (f)          WARN.    On or before the applicable Closing Date, Sellers shall provide the headcount by site of employment reflecting any and all JV Employees who have experienced, or will experience, an employment loss or layoff as defined by the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable state or local law requiring notice to employees in the event of a closing or layoff (the "WARN Act") within ninety (90) days prior to the applicable Closing Date. Sellers shall update this list up to and including the applicable Closing Date. Sellers and their relevant Affiliates shall be responsible for any WARN Act Liabilities, arising (i) up to and including the applicable Closing Date, and (ii) at any time as a result of inaccurate information provided by Sellers under this Section 4.11(f). Buyer and its Affiliates shall be responsible for any WARN Act Liabilities to the extent not related to the receipt of inaccurate information from Sellers under this Section 4.11(f), arising (x) after the applicable Closing Date with respect to the Transferred Employees, or (y) at any time as a result of the terms of Buyer's offer of employment to a JV Employee which are not in compliance with the requirements of Section 4.11(a), each except as otherwise provided in this Section 4.11(f).

                                            (g)          COBRA.    Following the applicable Closing Date, (i) Buyer shall, or shall cause its Affiliates to, be responsible for all obligations to provide continuation health care coverage under the New Plans in accordance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA") to all Transferred Employees and their qualified beneficiaries to the extent required by applicable Law and (ii) Sellers shall, or shall cause their Affiliates to, be responsible for all obligations to provide continuation of health care coverage under the PHH Benefit Plans in accordance with COBRA to all JV Employees who do not become Transferred Employees, and their qualified beneficiaries, to the extent required by applicable Law.

                                            (h)          401(k) Plan.    Effective as of the applicable Closing Date, and subject to applicable Law and plan requirements, Transferred Employees will be eligible to effect a "direct rollover" (as described in Section 401(a)(31) of the Code) of their account balances (excluding promissory notes evidencing all outstanding participant loans) under the applicable PHH Parties Benefit Plan to one or more defined contribution plans that will be sponsored by Buyer or any of its Affiliates.

                                            (i)          Cooperation.

(i) After the applicable Closing Date, to the extent permitted by Law, Buyer will, and will cause its Affiliates to, reasonably cooperate with Sellers to provide such information regarding the Transferred Employees on an ongoing basis as may be reasonably necessary to facilitate determinations of eligibility for, and payments of benefits to, the Transferred Employees under any applicable PHH Parties Benefit Plan that continues to be maintained by Sellers or their Affiliates, including providing the PHH Parties with information regarding any job eliminations that occur with respect to any Transferred Employee pursuant to Section 4.11(b)(i) within 5 Business Days of any such job elimination, for purposes of providing the PHH Post-Closing Severance. Buyer will consider good faith requests from Sellers to permit Transferred Employees to provide such assistance to Sellers as may be reasonably required in respect of claims against any Seller or its Affiliates, whether asserted or threatened, to the extent that, in Seller's reasonable opinion, (A) a Transferred Employee has knowledge of relevant facts or issues, or (B) a Transferred Employee's assistance is reasonably necessary in respect of any such claim. With respect to any events or circumstances pertaining to any Transferred Employee who is eligible for coverage or payment under any insurance policy or indemnification Contract transferred to Buyer or its Affiliates in connection with the Transactions, Buyer will reasonably cooperate with Sellers, and take commercially reasonable actions to assist Sellers in submitting insurance and indemnification claims, with respect to any such matter.

(ii) As of the date of this Agreement, to the extent permitted by Law, Sellers will, and will cause its Affiliates to, reasonably cooperate with Buyer to provide any current or historical information regarding the JV Employees on an ongoing basis as may be reasonably necessary to facilitate this Section 4.11.

                                            (j)          No Right to Continued Employment.    (i) Any employment offered to JV Employees by Buyer will be "at will" and such employment, once commenced, may be terminated by Buyer at any time for any reason or no reason and (ii) nothing in this Agreement shall be deemed to prevent or restrict in any way the right of a Buyer to terminate or change the position of any Transferred Employee after the applicable Closing or to amend, terminate or otherwise modify any Buyer Benefit Plan following the applicable Closing Date.

                                            (k)          No Third Party Beneficiaries.    Nothing in this Section 4.11 will create any third party beneficiary right in any Person (other than the parties to this Agreement), including any Transferred Employee, any participant in any PHH Parties Benefit Plan or any plan or arrangement maintained or sponsored by Buyer of any of its Affiliates, or any dependent or beneficiary thereof, or any right to continued employment with Buyer, any Seller or any of their respective Affiliates. Nothing in this Section 4.11 will constitute an amendment to any PHH Parties Benefit Plan, any plan or arrangement maintained or sponsored by Buyer or any of its Affiliates or any other plan or arrangement covering any Transferred Employees.

  4.12.          Intellectual Property Matters.    Following the Final Closing Date, Buyer will, as soon as practicable, but in no event later than 120 days following the Final Closing Date, cease to (a) make any use of any names or Trademarks that include the terms (i) "PHH "or "PHH Corporation," or any other Trademark used by any Seller or any of its Affiliates (including any Persons that have ceased to be Subsidiaries of any Seller), including those material families of Trademarks set forth on Section 4.12 of the PHH Disclosure Letter, and (ii) any names or Trademarks related thereto or containing or comprising the foregoing, including all contractions, abbreviations, derivations, translations or transliterations of these names and Trademarks or any names or Trademarks confusingly similar thereto, or likely to be confusingly similar thereto, or dilutive thereof (the "Marks"), and (b) hold themselves out as having any affiliation or association with the PHH Parties or any of its current or former Affiliates, provided, however, that PHH Parties hereby grant a limited, non-sublicenseable, non-transferable, fully paid-up, worldwide, royalty-free license to Buyer for the use of such Marks until the earlier of (x) the date on which Buyer has ceased use of such Marks or (y) the date that is 120 days following the Final Closing Date. In furtherance thereof, as soon as practicable but in no event later than 120 days following the Final Closing Date, Buyer will remove, strike over or otherwise obliterate all Marks from all Purchased Assets, including any vehicles, business cards, schedules, stationery, packaging materials, promotional materials, manuals, forms, websites, email, computer software and other materials and systems. Any temporary use by Buyer of any of the Marks as permitted in this Section 4.12, from and after the Final Closing, is subject to its compliance with the quality control requirements and guidelines in effect for the Marks as of the Final Closing Date. Notwithstanding anything to the contrary in this Section 4.12 from and after the Closing, Buyer will not, and will cause each of its Affiliates not to, make statements or disseminate information suggesting that Buyer or any of its Affiliates are affiliated with the PHH Parties with respect to the Business.

  4.13.          Tax Matters.    (a) Notwithstanding anything in this Agreement to the contrary, 50% of all Transfer Taxes shall be borne by Sellers and 50% shall be borne by Buyer. Buyer will prepare and timely file (or cause to be prepared and timely filed) when due all Tax Returns required to be filed in respect of Transfer Taxes and remit (or cause to be remitted) to the applicable taxing authorities the Transfer Taxes shown to be due in respect of such Tax Returns, and will provide Sellers proof of such payment. Sellers will reimburse Buyer 50% of the amount of any such Transfer Tax within thirty (30) days of Buyer's written demand therefor. Sellers will cooperate with Buyer as reasonably requested with respect to the preparation and filing of such Tax Returns.

                                            (b)          Sellers will prepare and timely file (or cause to be prepared and timely filed) all non-income Tax Returns that are required to be filed by or with respect to the Purchased Assets for a Pre-Closing Tax Period or for a Straddle Period and that are due after the applicable Closing Date (taking into account all extensions properly obtained). Sellers will remit or cause to be remitted to the applicable taxing authorities all Taxes shown to be due in respect of such Tax Returns. Any such Tax Return shall (x) be prepared in a manner consistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns, and (y) be provided to Buyer not later 30 days prior to the due date for filing such Tax Returns (taking into account all extensions properly obtained), or if such due date is less than 30 days prior to the applicable Closing Date, as soon as practicable after the applicable Closing Date, for review, comment and approval by Buyer. Each such Tax Return shall be filed as so approved by Buyer. Within 15 days of receipt by Buyer of written notice from Sellers of the payment of Taxes shown as due on any such Tax Return, Buyer will reimburse Sellers for the amount of any such Taxes allocable to the portion of the Straddle Period beginning after the applicable Closing Date. Within 15 days of realization by Buyer of any refund of or credit against Taxes shown to be due on any Tax Return, Buyer will pay to Sellers the amount of any such refund or credit for the Pre-Closing Tax Period or allocable to the portion of the Straddle Period ending on and including the applicable Closing Date, as applicable. Within 15 days of the filing of any such Tax Return, to the extent that the Taxes paid by Sellers prior to the applicable Closing Date for such Pre-Closing Tax Period or Straddle Period, as applicable, exceed the amount of such Taxes for the Pre-Closing Tax Period or allocable to the portion of the Straddle Period ending on and including the applicable Closing Date, as applicable, Buyer will pay the amount of such excess to Sellers.

                                            (c)          For purposes of allocating responsibility for Taxes payable with respect to a Straddle Period, Taxes relating to the Purchased Assets shall be allocated to the portions of any such Straddle Period before and after the applicable Closing Date (i) in the case of property or other similar periodic Taxes, on the basis of a fraction, the numerator of which is the number of days in the applicable portion of such Straddle Period, and the denominator of which is the number of days in such Straddle Period, and (ii) in the case of sales or other similar Taxes assessed on a transactional basis, on the basis of an interim closing of the books as of the end of the applicable Closing Date.

                                            (d)          Neither Buyer nor any of its Affiliates will amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return relating in whole or in part to the Purchased Assets with respect to any Pre-Closing Tax Period or any Straddle Period, in each case without the prior written consent of Sellers, which consent will not be unreasonably withheld, delayed or conditioned.

                                            (e)          The Parties and RSV and their respective Affiliates agree to treat, for U.S. federal (and applicable U.S. state and local) income tax purposes, (i) the Asset Sales and the Transactions, together, as sales of partnership interests from PHHBPC to GRI (and not as sales of the assets of HL), resulting in a technical termination of HL and a close of the partnership taxable year of HL on the Closing Date (as defined in the JV Purchase Agreement) pursuant to Section 708(b)(1)(B) of the Code and (ii) any cash distributions by HL to RSV in connection with the Transactions as distributions by a partnership to a partner described in Section 731 of the Code. The Parties and RSV and their respective Affiliates shall cooperate as reasonably requested by each other with respect to the reporting of the position set forth in this Section 4.13(e).

                                            (f)          None of the Parties, RSV or their respective Affiliates will, in each case except as required by applicable Law, (i) file any Tax Return on a basis inconsistent with the tax treatment described in Section 4.13(e) or (ii) take any position in any Tax audit or proceeding inconsistent with the tax treatment described in Section 4.13(e).

                                            (g)          References to "Seller" in this Section 4.13 will include, as applicable, any successor of any Seller.

  4.14.          Privileged Communications.    As to all communications among the PHH Parties, their Affiliates and their respective counsel (including Jones Day, DLA Piper LLP (US), Latham and Watkins and the in-house counsel of the PHH Parties and/or their Affiliates) that relate in any way to this Agreement or the Transactions or to any Excluded Assets or Retained Liabilities (collectively, the "Privileged Communications"), the attorney-client privilege and the expectation of client confidence belongs to the PHH Parties and may be controlled by PHH and will not pass to or be claimed by Buyer or any of its Affiliates. The Privileged Communications are the property of the PHH Parties, and from and after the Closing none of Buyer, any Affiliate of Buyer or any Person purporting to act on behalf of or through Buyer (including any JV Employee) or any Affiliate of Buyer will seek to obtain such communications, whether by seeking a waiver of the attorney-client privilege or through other means. Buyer further agrees that neither Buyer nor any of its Affiliates or any of their respective successors or assigns may use or rely on any such Privileged Communications in any Action against or involving any of the Parties after the Closing, and Buyer waives and will not assert, and agrees to cause its Affiliates to waive and not to assert, any attorney-client privilege with respect to such Privileged Communication. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or any of their Affiliates and a third party (other than a Party or any of their respective Affiliates) after the First Closing, Buyer may assert the attorney-client privilege to prevent disclosure of confidential communications by counsel for any Seller or its Affiliate to such third party; provided, however, that neither Buyer nor any of its Affiliates may waive such privilege without the prior written consent of PHH.

  4.15.          Non-Solicit.    From the First Closing Date and until the date that is three years following the Final Closing, the PHH Parties shall not, and shall cause their Affiliates not to, directly or indirectly, solicit for employment or engagement, hire or engage any of the Transferred Employees or any other employees of Buyer, or attempt to do any of the foregoing; provided, however, that nothing herein shall prohibit the PHH Parties from (i) continuing to employ JV Employees until the applicable Closing as of which such JV Employees become Transferred Employees, (ii) conducting any general solicitation or advertisement through print or other media or through third party search firms, in each case as long as such general solicitation or advertisement is not targeted directly or specifically at Buyer or any of its Affiliates or their respective employees (provided that this clause (ii) shall not permit the hiring of any Transferred Employee), or (iii) soliciting or hiring (A) any of the Transferred Employees if that individual has stopped working for Buyer at least 12 months prior to such solicitation or hire or (B) any other employees of Buyer as long as such employee was not solicited in violation of this Agreement.

  4.16.          Non-Compete.    (a) Subject to Section 4.16(b), from the First Closing Date and until the date that is 18 months following the Final Closing, without the express, prior written consent of Buyer, each PHH Party shall not, and shall cause their Affiliates not to, (i) directly or indirectly operate, own or invest in, or provide advice to any distributed retail mortgage loan origination business (except for continuing to hold and operate the Delayed Purchased Assets until the applicable transfer thereof on the applicable Closing Date) in any state in the United States in which Buyer operates as of the Final Closing (a "Competing Business"); provided that the foregoing shall not prohibit PHH or any of its Subsidiaries from (A) conducting and developing their subservicing, portfolio retention business, and direct to consumer retail businesses, (B) owning or acquiring as a passive investment not more than five percent of the outstanding equity of any publicly traded entity that is engaged in any Competing Business, or (C) acquiring (whether by means of acquisition, asset purchase, merger, consolidation, similar business combination or otherwise) any Person or business engaged in a Competing Business so long as no more than 20% of consolidated revenues of such Person or business are derived from the Competing Business.

                                            (b)          The restrictions contained in Section 4.16(a) will automatically terminate in the event that a majority of the voting power of, or substantially all of the assets (excluding the assets to be sold under this Agreement or in the NRZ MSR Transaction) of, PHH or PHH Mortgage Corp. are acquired by an unaffiliated third party (an "Acquiror") after the date hereof. For the avoidance of doubt, (i) none of the restrictions in Section 4.16(a) shall apply to any such Acquiror following such acquisition and (ii) neither the Transactions nor the NRZ MSR Transaction shall terminate the restrictions set forth in this Section 4.16.

                                            (c)          Without limiting any other rights of Buyer, the PHH Parties (on behalf of themselves and their Representatives and Affiliates) acknowledge and agree that the remedy at Law for any breach, or threatened breach, of any of the provisions of this Section 4.16 will be inadequate and, accordingly, each PHH Party covenants and agrees that Buyer shall, in addition to any other rights and remedies which Buyer may have at Law or otherwise, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of this Section 4.16. In addition, the PHH Parties (on behalf of itself and its Representatives and Affiliates) and Buyer agree that, given, among other things, the scope of Buyer's business and plans for the business, the terms of the covenants in this Section 4.16 are fair and reasonable with respect to their duration, geographical area and scope and are necessary to accomplish the full transfer of the goodwill, confidential information and other intangible assets contemplated hereby, and were a material and necessary inducement for Buyer to agree to the Transactions. In the event that any provision contained in this Section 4.16 shall be determined by any court of competent jurisdiction or any Governmental Entity to be unenforceable for any reason whatsoever (including in relation to duration, the scope of the activities covered thereby or geography), then the Parties agree that the maximum duration, scope or geography under such circumstances will be substituted for the stated duration, scope or geography and that the court will be permitted to revise the restrictions contained therein to cover the maximum duration, scope and area permitted by Law, it being specifically agreed by Buyer and the PHH Parties, that it is their continuing desire that each covenant in this Section 4.16 be enforced to the full extent of its terms and conditions.

  4.17.          NRZ MSR Transaction.    The PHH Parties shall keep Buyer reasonably informed of the status of the NRZ MSR Transaction (in any event no less than on a monthly basis and more frequently as reasonably requested by Sellers)) and will promptly notify Buyer of any material developments regarding the NRZ MSR Transaction, including the satisfaction of closing conditions thereto, and if applicable, the status of the solicitation of consents from holders of the PHH Senior Notes as contemplated by Section 5.1(b).

  4.18.          Mortgage Loan Applications; Assumed Pipeline Loans.

                                            (a)          Prior to each Closing, Sellers and Buyer shall review the proposed Assumed Pipeline Loans and consult with each other in good faith to determine whether the transfer and assignment of any proposed Assumed Pipeline Loan to Buyer would reasonably be expected to have any adverse impact on the applicant, taking into account the status of the application, Buyer's ability to fund and close the proposed Assumed Pipeline Loan in a timely manner and other relevant factors. In the event Sellers and Buyer determine by mutual consent that one or more of the proposed Assumed Pipeline Loans which would otherwise constitute "Assumed Pipeline Loans" should be retained by the applicable Seller, such proposed Assumed Pipeline Loans will be deemed "Retained Pipeline Loans" for all purposes notwithstanding the fact that any such loan may be expected to close more than twenty (20) days after such Closing Date.

                                            (b)          The applicable Seller shall, in writing, request the consent of each applicant under the Assumed Pipeline Loans to the transfer and assignment to Buyer of the applicable Assumed Pipeline Loan and all credit files and other personal information relating to such application in accordance with Applicable Requirements. HL and Buyer shall reasonably cooperate to determine the appropriate timing and substance of such communications to applicants. Upon receipt of the resubmitted applications from the applicant, Buyer shall be responsible for handling each Assumed Pipeline Loan. As promptly as reasonably practicable after the applicable Closing Date, or at such other times as may be required by Applicable Requirements, Buyer and the applicable Seller shall jointly notify the appropriate casualty and title insurance companies and agents, escrow companies, credit reporting agencies, appraisers and other service providers that the Assumed Pipeline Loans have been transferred to Buyer, and instruct such entities to deliver all payments, notices, insurance statements and reports to Buyer after the applicable Closing Date.

                                            (c)          No more than 20 days following the applicable Closing Date, each Seller shall deliver to Buyer any reports filed or maintained by such Seller under the Home Mortgage Disclosure Act and any underlying data with respect thereto pertaining to the Assumed Pipeline Loans.

  4.19.          Updated PHH Disclosure Letters.    The PHH Parties shall deliver to Buyer no later than two Business Days prior to each applicable Closing, an updated PHH Disclosure Letter, setting forth all updates and developments to the PHH Parties' representations and warranties under Sections 2.6, 2.8(b), 2.11(b), (d) and (e), and 2.22 and monthly updates of any material update or development involving the representations and warranties under Section 2.6, since signing or the prior Closing, as applicable (each updated disclosure letter, an "Updated PHH Disclosure Letter"); provided that any disclosures contained in any Updated PHH Disclosure Letter shall not be given effect as a disclosure in response to, or exception to, the representations and warranties for purposes of the closing conditions to the First Closing set forth in Section 5.3 or indemnification under Article VII.

  4.20.          Transition Services.    Each of HL and Buyer hereby agrees that from the date hereof until the Final Closing Date, or such other date as may be agreed between HL and Buyer (the "Transition Services Period"), HL shall, and shall cause its Affiliates to, use commercially reasonable efforts to provide reasonable transitional cooperation and support to Buyer in connection with the operation of the Business during the Transition Services Period, including by assisting with, and providing information related to, licensing services, compliance services, IT services, information and records regarding the Transferred Employees, to the extent permitted by Law, and such other transition services (including cooperating with Buyer to identify, and transition from the Business' current office space in the Mount Laurel, New Jersey area, to another office space in the Mount Laurel area, prior to the applicable Closing Date, or on a date as may be agreed between Buyer and HL) that may reasonably be requested by Buyer to HL from time to time (the "Transition Services"); provided that in no event will HL or any of its Affiliates be obligated to provide any Transition Service that would materially interfere with its business operations or would require it to hire any additional personnel. Buyer shall reimburse HL for its out-of-pocket expenses incurred in providing such Transition Services.

 V. CONDITIONS TO FIRST CLOSING

  5.1.          Conditions to Obligations of Each Party.    The respective obligation of each Party to effect the First Closing will be subject to the satisfaction or waiver of each of the following conditions:

                                            (a)          Stockholder Approval.    The Stockholder Approval shall have been obtained.

                                            (b)          NRZ MSR Transaction Condition.    Transactions involving MSRs and advances committed for sale to New Residential Mortgage LLC pursuant to the NRZ MSR Transaction which do not require an origination source consent, but do require Fannie Mae, Freddie Mac and/or Federal Housing Finance Agency consent shall have been consummated; provided that this condition shall be deemed satisfied in the event that PHH obtains consents from a sufficient number of holders of the PHH Senior Notes to the effect that the consummation of the transactions contemplated under this Agreement shall not require PHH to redeem the PHH Senior Notes.

                                            (c)          JV Purchase Agreement.    All of the conditions to the closing of the transactions contemplated by the JV Purchase Agreement (the "JV Purchase Closing") (other than (i) the condition set forth in Section 5.1 thereof) shall have been satisfied or waived (other than conditions which by their nature can be satisfied only at the closing of such transactions but subject to the satisfaction or waiver thereof).

                                            (d)          Required Approvals.    The Licensing Approvals (the "Required Approvals") for the First Closing set forth on Schedule I shall have been obtained.

                                            (e)          No Legal Restraints.    No Law, entered, enacted, promulgated, enforced or issued by any Governmental Entity shall be in effect preventing or prohibiting the consummation of any of the Transactions (collectively, "Restraints") and no Governmental Entity listed on Section 5.1(e) of the PHH Disclosure Letter shall have notified any of the Parties in writing that it has an outstanding material objection to the consummation of the Transactions such that the Parties conclude, in good faith, that proceeding to the First Closing despite such objection would present significant reputational harm to one or more of the Parties or their significant Affiliates; provided, however, that a Party may not assert that this condition has not been satisfied unless such Party and its Affiliates shall have used their respective reasonable best efforts to (1) prevent the entry of any such Restraints or the issuance or continued application of such written notice and (2) appeal as promptly as possible any such Restraints that may be entered to the extent required by and subject to Section 4.8.

  5.2.          Conditions to Obligations of the PHH Parties.    The obligation of the PHH Parties to effect the First Closing is further subject to the satisfaction, or waiver (to the extent permitted by Law) by PHH, of the following conditions:

                                            (a)          Representations and Warranties.    The representations and warranties of Buyer set forth in Article III of this Agreement shall, in each case, be true and correct in all respects (in each case without giving effect to any materiality qualifications contained therein) both when made and as of the First Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of Buyer to consummate the Transactions.

                                            (b)          Performance of Obligations of the Other Parties.    Buyer shall have in all material respects performed or complied with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the First Closing Date.

                                            (c)          Officer's Certificate.    Buyer shall have furnished Sellers with a certificate dated the First Closing Date signed on its behalf by a senior executive officer to the effect that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied.

                                            (d)          Closing Deliverables.    Each of the Closing deliverables contemplated by Section 1.9(a) shall have been delivered by Buyer.

  5.3.          Conditions to Obligations of Buyer.    The obligation of Buyer to effect the First Closing is further subject to the satisfaction, or waiver (to the extent permitted by Law) by Buyer, of the following conditions:

                                            (a)          Representations and Warranties.    The representations and warranties of the PHH Parties set forth in Article II of this Agreement (other than the representations and warranties of the PHH Parties set forth in Sections 2.19 and 2.21) shall be true and correct in all respects (in each case without giving effect to any materiality qualifications contained therein) both when made and as of the First Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The representations and warranties of the PHH Parties set forth in Sections 2.19 and 2.21 shall be true and correct in all respects both when made and as of the First Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date).

                                            (b)          Performance of Obligations of the PHH Parties.    Each of the PHH Parties shall have in all material respects performed or complied with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the First Closing Date.

                                            (c)          Officer's Certificate.    Each of the PHH Parties shall have furnished Buyer with a certificate dated the First Closing Date signed on its behalf by a senior executive officer to the effect that the conditions set forth in Section 5.3(a), Section 5.3(b) and Section 5.3(e) have been satisfied.

                                            (d)          Closing Deliverables.    Each of the Closing deliverables contemplated by Section 1.8(a) shall have been delivered by the PHH Parties and the PHH Parties will have irrevocably confirmed their ability to effect the applicable Closing.

                                            (e)          No Material Adverse Effect.    Since the date of this Agreement, there shall not have been any Material Adverse Effect.

                                            (f)          Third Party Consents.    All consents set forth on Section 5.3(f) of the Buyer Disclosure Letter shall have been obtained.

                                            (g)          Investor Approvals.    The Investor Approvals for the First Closing set forth on Schedule I shall have been obtained.

                                            (h)          Employees.    JV Employees on Section 5.3(h) of the PHH Disclosure Letter who receive offers of employment made in accordance with, and that meet the requirements of, Section 4.11, shall have accepted such offers of employment (pursuant to the acceptance methods mutually agreed upon by the Parties and described in the employment offers).

  5.4.          Frustration of Closing Conditions.    None of the Parties may rely on the failure of any condition set forth in Sections 5.1, 5.2 or 5.3, as the case may be, to be satisfied to excuse it from its obligation to effect the First Closing, if such failure was caused by such Party's failure to comply with its obligations to consummate the Transactions to the extent required by this Agreement.

VI. TERMINATION

  6.1.          Termination of Agreement.    This Agreement may be terminated at any time prior to the First Closing Date as follows:

                                            (a)          by mutual written consent of the Parties;

                                            (b)          by either Buyer or PHH if:

(i) the First Closing shall not have occurred on or before November 15, 2017 (the "Outside Date"); provided, however, that (A) the right to terminate this Agreement pursuant to this Section 6.1(b)(i) will not be available to any Party that has breached any provision of this Agreement, where such breach has been the proximate cause of the failure to consummate the Transactions on or prior to the Outside Date, and (B) if, on the Outside Date, any of the conditions to the First Closing set forth in Sections 5.1(d) and 5.3(g) shall not have been fulfilled but all other conditions to the First Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date will, without any action on the part of the Parties hereto, be extended to January 15, 2018, and such date will become the Outside Date for purposes of this Agreement;

(ii) prior to the First Closing Date, any Order which is final and nonappealable shall have been issued or taken by a Governmental Entity with jurisdiction restraining or otherwise prohibiting the consummation of the Transactions; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 6.1(b)(ii) shall have used its reasonable best efforts to prevent the entry of such Order to the extent required by and subject to Section 4.8; or

(iii) the Special Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained by reason of the failure to obtain the required vote of the holders of Shares;

                                            (c)          by PHH, prior to the receipt of the Stockholder Approval in order to enter into an Acquisition Agreement with respect to a Superior Proposal; provided that PHH shall have complied with Section 4.2(d) and shall have paid or caused to be paid the Termination Fee to Buyer pursuant to Section 6.2(b), and provided, further, that nothing herein shall obligate Realogy or its Affiliates to enter into a joint venture with any third party, and Realogy and its Affiliates shall retain all of their existing consent and other rights under the Existing JV Agreements;

                                            (d)          by Buyer prior to the Special Meeting, if (i) the PHH Board shall have made an Acquisition Recommendation Change or Change of Recommendation or (ii) within ten (10) Business Days (or, if earlier, prior to the date of the Special Meeting) after an offer relating to a Competing Proposal shall have been formally commenced by a Person unaffiliated with the PHH Parties, the PHH Parties shall not have made any recommendation or public statement pursuant to Rule 14e-2 under the Exchange Act reaffirming the PHH Recommendation and recommending that PHH's stockholders reject such Competing Proposal;

                                            (e)          by PHH if there shall have been a breach of any of the covenants or failure to be true of any of the representations or warranties on the part of Buyer, which breach or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition set forth in Section 5.1 or 5.2, and (ii) which is not cured within the earlier of (A) the Outside Date and (B) 30 days following written notice to Buyer; provided that (1) PHH shall have given Buyer written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date) stating PHH's intention to terminate this Agreement pursuant to this Section 6.1(e) and the basis for such termination, and (2) PHH will not have the right to terminate this Agreement pursuant to this Section 6.1(e) if any PHH Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

                                            (f)          by Buyer if there shall have been a breach of any of the covenants or failure to be true of any of the representations or warranties on the part of any of the PHH Parties, which breach or failure to be true, either individually or in the aggregate, (x) would result in a failure of a condition set forth in Section 5.1 or 5.3, and (y) which is not cured within the earlier of (A) the Outside Date and (B) 30 days following written notice to PHH; provided, that (1) Buyer shall have given PHH written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date) stating Buyer's intention to terminate this Agreement pursuant to this Section 6.1(f) and the basis for such termination, and (2) Buyer will not have the right to terminate this Agreement pursuant to this Section 6.1(f) if Buyer is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

                                            (g)          by Buyer, if (i) the condition to closing in Section 5.1(b) is not satisfied or waived by September 1, 2017 and (ii) all of the other conditions to the closing set forth in Article V have been satisfied or waived if the First Closing were to occur on September 1, 2017; or

                                            (h)          automatically if the JV Purchase Agreement shall have been terminated pursuant to its terms.

A terminating Party will provide written notice of termination to the other applicable Parties specifying with particularity the reason for such termination. If more than one provision of this Section 6.1 is available to a terminating Party in connection with a termination, a terminating Party may rely on any and all available provisions in this Section 6.1 for any such termination.

  6.2.          Effect of Termination.

                                            (a)          If this Agreement is terminated pursuant to Section 6.1, this Agreement will become void and of no effect with no Liability on the part of any Party (or any stockholder, director, officer, employee or Representative of such Party) to the other Party hereto; provided, however, that (i) the provisions of Section 4.5, this Section 6.2, Article VII and Article VIII hereof and the provisions of any confidentiality agreement or obligation between the Parties or any of their respective Affiliates will survive such termination in accordance with its terms, and (ii) subject to Section 6.2(b), no Party will be relieved or released from Liability for damages of any kind, including consequential damages, and any other damages (whether or not communicated or contemplated at the time of execution of this Agreement) arising out of, any deliberate material breach of any of its covenants contained in this Agreement (provided that the failure of the Parties to effect the applicable Closing when required under the terms of the Agreement will constitute a deliberate material breach regardless of the circumstances), and the aggrieved Party(ies) will be entitled to all rights and remedies available at Law or in equity. No Party claiming that such breach occurred will have any duty or otherwise be obligated to mitigate any such damages.

                                            (b)          If this Agreement is terminated (i) by Buyer pursuant to the provisions of Sections 6.1(d); (ii) by PHH pursuant to the provisions of Section 6.1(c); or (iii) by either PHH or Buyer pursuant to the provisions of Sections 6.1(b)(i), 6.1(b)(iii), or 6.1(f)(i) and (A) prior to such termination, any Person publicly announces a Competing Proposal which shall not have been publicly withdrawn, and (B) at any time on or prior to the twelve-month anniversary of such termination, PHH or any of its Subsidiaries enters into an Acquisition Agreement for a transaction with respect to a Competing Proposal (which Competing Proposal is subsequently consummated, whether within or after the twelve-month anniversary) or the transactions contemplated by a Competing Proposal are consummated, PHH shall pay or cause to be paid to Buyer a fee equal to 3.5% of the Purchase Price (the "Termination Fee") by wire transfer of immediately available funds to the account designated by Buyer in Schedule 6.2(b) of the Buyer Disclosure Letter ("Buyer Designated Account") in immediately available funds (1) in the case of clause (i) above, within two Business Days after such termination, (2) in the case of clause (ii) above, concurrently with such termination, and (3) in the case of clause (iii) above, upon the consummation of any transactions contemplated by a Competing Proposal. For purposes of this Section 6.2(b), references in the term "Competing Proposal" to "20%" shall be deemed to be references to "50%." Notwithstanding anything to the contrary in this Agreement, payment of the Termination Fee will constitute liquidated damages, and from and after payment of the Termination Fee as described in this Section 6.2(b), none of the PHH Parties or any of their Affiliates will have any further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 6.2(b) or 6.2(d) and other than in the case of a willful and material breach of this Agreement.

                                            (c)          If this Agreement is terminated by PHH or Buyer pursuant to Section 6.1(b)(i) (if the condition set forth in Section 5.1(b) has not been satisfied as of the Outside Date), or Section 6.1(f) (if the PHH Parties are in material breach of their obligations under Section 4.17) or Section 6.1(g), then PHH shall pay or cause to be paid to Buyer a fee equal to 1.75% of the Purchase Price (the "NRZ MSR Termination Fee") by wire transfer of immediately available funds to the Buyer Designated Account. Notwithstanding anything to the contrary in this Agreement, payment of the NRZ MSR Termination Fee will constitute liquidated damages, and from and after payment of the Termination Fee, as described in this Section 6.2(c), none of the PHH Parties or any of their Affiliates will have any further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, other than as provided under this Section 6.2(c) or 6.2(d) and other than in the case of a willful and material breach of this Agreement. In addition to and without limiting the payment of the NRZ MSR Termination Fee above, upon termination of this Agreement under any of the circumstances in which the NRZ MSR Termination Fee is payable above, the PHH Parties and their Subsidiaries shall be automatically deemed to have immediately, irrevocably and unconditionally waived (x) any provision or restriction under any Existing JV Agreement that would otherwise limit or restrict Realogy or its Affiliates from entering into any joint venture, directly or indirectly with any third party (including GRI), and (y) any notice or waiting periods under such Existing JV Agreement to allow for Realogy or its Affiliate to exercise its rights to terminate the Existing JV Agreement and sell its interest in HL to PHH or its Subsidiary, as set forth in Section 6.2(b) of the JV Purchase Agreement.

                                            (d)          PHH acknowledges that the covenants contained in Sections 6.2(b) and 6.2(c) are integral parts of the Transactions, and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if PHH fails to pay in a timely manner any amount due pursuant to Section 6.2(b) or 6.2(c) and, in order to obtain such payment, Buyer commences an Action that results in a judgment against any Seller, PHH will pay to Buyer interest on such amount from and including the date that payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable and documented legal fees and expenses incurred in connection with such Action.

VII.INDEMNIFICATION

  7.1.          Indemnification.

                                            (a)          PHH Indemnification.    Effective at and after the First Closing, each PHH Party shall be jointly and severally liable to indemnify Buyer and its Affiliates and each of their respective directors, officers, employees, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") against and shall hold each of them harmless from any and all Damages incurred by any Buyer Indemnified Party to the extent arising out of or relating to, without duplication:

(i) any Retained Liabilities;
(ii) any breach of covenant or agreement made or to be performed by the PHH Parties pursuant to this Agreement; or

(iii) any breach of, or inaccuracy in, any representation or warranty made by the PHH Parties pursuant to Sections 2.1, 2.2, 2.3, 2.5, 2.8(b), 2.11(b), (d) and (e), 2.15, clause (a) of 2.16, 2.21, or 2.22(c) of this Agreement.

                                            (b)          Buyer Indemnification.    Effective at and after the First Closing, Buyer shall indemnify the PHH Parties and their Affiliates and each of their respective directors, officers, employees, agents, successors and assigns (collectively, the "PHH Indemnified Parties") against and shall hold each of them harmless from any and all Damages incurred by any PHH Indemnified Party to the extent arising out of or relating to, without duplication:

(i) any Assumed Liabilities;
(ii) any breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement; or
(iii) any breach of, or inaccuracy in, any representation or warranty made by Buyer pursuant to Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of this Agreement.

                                            (c)          Procedures For Indemnification.

(i) Each Person seeking indemnification under this Article VII (the "Indemnified Party") shall give prompt notice to the Person from whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim or the commencement of any Action by any third party ("Third Party Claim"), provided, however, that the failure to give such notification will not affect the indemnification provided hereunder unless the Indemnifying Party is materially prejudiced by such failure, and then only to the extent of such prejudice. Upon receipt of such notice of a Third Party Claim, the Indemnifying Party will have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will obtain the prior written consent of the Indemnified Party (which may not be unreasonably withheld, delayed or conditioned) before entering into any settlement or compromise of such Third Party Claim or permit a default or consent to entry of any judgment. Notwithstanding the foregoing, consent of an Indemnified Party shall not be required for any such settlement if (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (ii) the settlement includes an unconditional release of such Indemnified Party and its Affiliates from all Liability relating to claims that are the subject matter of the Third Party Claim and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnifying Party or its Affiliates. In the event the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, or there is otherwise an actual or potential conflict of interest between the Indemnified Party and Indemnifying Party, the Indemnified Party will have the right, at the Indemnifying Party's reasonable expense, to select separate counsel and to otherwise separately defend itself but will not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. With respect to any Third Party Claim subject to indemnification under this Agreement, the Indemnified Party agrees to cooperate and cause its Affiliates to cooperate in good faith with the Indemnifying Party in connection with the defense of such Third Party Claim. After any decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Third Party Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter.

(ii) In the event an Indemnified Party has a claim for indemnity under Section 7.1(a) or Section 7.1(b) against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing, and as promptly as practicable, of such claim to the Indemnifying Party, which notice shall in no event be delivered to the Indemnifying Party later than 30 days after the Indemnified Party first learns of the facts on which such claim is based (such 30 day period, the "Notice Period"). Such notice shall set forth in reasonable detail such claim and the basis for indemnification and the amount of such Damages incurred or that such Indemnified Party reasonably estimates in good faith is likely to be incurred in connection with such claim (taking into account the information then available to the Indemnified Party). The failure to notify the Indemnifying Party as promptly as practicable within the Notice Period shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure shall have actually and adversely prejudiced the Indemnifying Party.

  7.2.          Limitations on Indemnification.    Notwithstanding anything in this Agreement to the contrary, (i) the PHH Parties will not have any liability under Section 7.1(a)(iii) unless the aggregate liability for Damages suffered by the Buyer Indemnified Parties thereunder exceeds $50,000 (the "Deductible"), and then only to the extent of such excess, (ii) the aggregate liability of the PHH Parties under Section 7.1(a)(iii) will not exceed 5% of the Purchase Price (the "Cap"), (iii) Buyer will not have any liability under Section 7.1(b)(iii) unless the aggregate liability for Damages suffered by the PHH Indemnified Parties thereunder exceeds the Deductible, and then only to the extent of such excess, and the aggregate liability of Buyer under Section 7.1(b)(iii) will not exceed the Cap.

  7.3.          Exclusive Remedy.    From and after the Closing, except for any claims seeking injunctive or other equitable relief or claims of fraud, the sole and exclusive remedy of a Party with respect to any and all claims relating to this Agreement, the Business, the Purchased Assets, the Assumed Liabilities, the Retained Liabilities or the Transactions will be pursuant to the indemnification provisions set forth in this Article VII.

VIII.MISCELLANEOUS

  8.1.          Amendment and Waivers.    Subject to applicable Law, and in accordance with the immediately following sentence, this Agreement may be amended by the Parties hereto by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the Final Closing Date, whether before or after adoption of this Agreement by the stockholders of PHH; provided, however, that after adoption of this Agreement by the stockholders of PHH, no amendment may be made which by Law requires the further approval of the stockholders of PHH without such further approval. This Agreement may not be amended except by an instrument in writing signed by the Parties. At any time prior to the Final Closing, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties by the other Party contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by another Party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

  8.2.          Survival.    (a) The representations and warranties in this Agreement and the right to assert a claim with respect thereto will survive the applicable Closing Date and continue in full force and effect for a period of 18 months following the applicable Closing Date.

                                            (b)          (i) All covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the applicable Closing Date, and the right to assert a claim with respect thereto will survive the applicable Closing Date in accordance with their terms, and (ii) all other covenants and agreements contained herein will not survive the applicable Closing Date and will thereupon terminate; provided, however, that the right to assert claims under this clause (ii) in respect of any breach of such covenants and agreements shall survive the applicable Closing Date for a period of 18 months following such Closing Date.

  8.3.          Expenses.    Except as otherwise expressly provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the Party incurring such fees, costs and expenses.

  8.4.          Governing Law; Jurisdiction.    (a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

                                 (b)    Any Action based upon, arising out of or related to this Agreement or the Transactions will be brought in a Delaware state court or the United States District Court for the District of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Actions will be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 8.4(b).

  8.5.          Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and sent by facsimile, by electronic mail, by nationally recognized overnight courier service or by registered mail and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 8.5 or facsimile at the facsimile telephone number specified in this Section 8.5, in either case, prior to 5:00 p.m. (New York City time) on a Business Day and, in each case, a copy is sent on such Business Day by nationally recognized overnight courier service, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 8.5 or facsimile at the facsimile telephone number specified in this Section 8.5, in each case, later than 5:00 p.m. (New York City time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (c) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (a) and (b) above), or (d) upon actual receipt by the Party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications will be as follows.

              If to Realogy, to:
c/o Realogy Holdings Corp.
175 Park Avenue
Madison, New Jersey 07940
Attention: General Counsel
Facsimile No.: 973-407-6685

              with copies (which will not constitute notice) to:

              Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Thomas W. Greenberg, Esq.
Email: Thomas.greenberg@skadden.com
Facsimile No.: 917-777-7886

              If to GRI, to:
Guaranteed Rate, Inc.
3940 N. Ravenswood
Chicago, IL 60613
Attention: Chief Executive Officer
Facsimile No.: 773-435-0676

              with copies (which will not constitute notice) to:

              Mayer Brown LLP
1999 K Street
Washington, DC 20006
Attention: Lauren Pryor
Email: Lpryor@mayerbrown.com Facsimile No.: 202-830-0358

              If to any PHH Party, to:

              c/o PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: General Counsel
Email: william.brown@phh.com
Facsimile No.: 856-917-7295

              with copies (which will not constitute notice) to:

              Jones Day
250 Vesey Street
New York, New York 10281
Attention: Jeffrey Symons
Email: jsymons@jonesday.com
Facsimile No.: (212) 755-7306

  8.6.          Counterparts; Facsimile Signatures.    This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties. For purposes of this Agreement, facsimile signatures will be deemed originals, and the Parties agree to exchange original signatures as promptly as possible if request by a Party.

  8.7.          Entire Agreement; No Third Party Beneficiaries.    This Agreement (including the PHH Disclosure Letter and the Buyer Disclosure Letter), the other Transaction Agreements, the indemnification provisions of any Existing JV Agreement, and any confidentiality agreement between any of the Parties or any of their Affiliates (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (b) except as otherwise expressed in Article VII, is not intended to and will not confer upon any Person other than the Parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or Liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may be qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

  8.8.          Specific Performance.    The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) each Party will be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 6.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, no Party would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. Each Party acknowledges and agrees that any Party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.8 will not be required to provide any bond or other security in connection with any such injunction and any Party against whom such injunction is entered expressly waives any bond or security in connection therewith.

  8.9.          WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

  8.10.          Severability.    Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

  8.11.          Waiver of Bulk Transfer Laws.    Each Party hereby waives compliance by the other Party and its Affiliates with the requirements and provisions of the "bulk-sale" or "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Purchased Assets to Buyer or any of its Affiliates.

  8.12.          Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client Privilege.    Buyer waives and will not assert, and agrees to cause its Affiliates to waive and to not assert, any conflict of interest arising out of or relating to any representation, before or after each applicable Closing, of any of the PHH Parties or any Affiliate thereof, or any of their respective officers, employees, directors or managers, in any matter involving this Agreement, any other Transaction Agreement or any other agreements or transactions contemplated hereby or thereby (including any Action), by any legal counsel (including Jones Day, DLA Piper (USA) LLP, and Latham & Watkins LLP) that has represented any such Party prior to each applicable Closing. Buyer waives and will not assert, and agrees to cause its Affiliates to waive and to not assert, any attorney-client privilege with respect to any privileged communication occurring on or prior to each applicable Closing between any legal counsel and any PHH Party or any Affiliate thereof, or any of their respective officers, employees, directors and managers, it being the intention of the Parties that all such rights to such attorney-client privilege and to control such attorney-client privilege will be retained by the PHH Parties, their Affiliates, and their respective officers, employees, directors or managers.

  8.13.          Assignment.    This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, by operation of Law or otherwise, by any Party without the prior written consent of the other Parties.

  8.14.          Damages.    No Party or any of its current, former or future Representatives or Affiliates shall be liable for any special, punitive, consequential, indirect or exemplary damages, lost profits, diminution in value or similar items arising out of or in connection with any breach of a post-Closing obligation under this Agreement, provided, however, that such limitation will not be applicable with respect to (a) any Damages paid to a third party in connection with a third party claim, (b) any Damages that are imposed by a Governmental Entity in connection with a breach of applicable Law, or (c) indemnification rights under any Existing JV Agreement or this Agreement.

  8.15.          PHH Guaranty of Buyer Obligations.    (a) PHH guarantees, absolutely and unconditionally and as a primary obligation (and not as surety only), that each Seller shall fully, completely and timely pay and perform all of its obligations and Liabilities described in this Agreement, the Assignment and Assumption Agreement, and the Transition Services Agreement, in each case, strictly in accordance with the terms hereof (the "Guaranteed Obligations"). If any Seller fails or refuses to pay or perform any such obligations and Liabilities, PHH shall, without any notice or demand whatsoever, immediately pay or perform such obligations, as applicable. PHH agrees that this guarantee constitutes a guaranty of payment when due and not of collection. PHH hereby expressly waives (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (except as otherwise required to be provided to Sellers hereunder) and any requirement that any Party exhaust any right, power or remedy or proceed against any Seller under this Agreement, the Assignment and Assumption Agreement or the Transition Services Agreement.

                                 (b)     Notwithstanding anything to the contrary in this Agreement, Buyer acknowledges and agrees that (i) to the extent that the Sellers are relieved of any of the Guaranteed Obligations, PHH and its Subsidiaries shall be similarly relieved of their corresponding obligations under this Agreement, and (ii) PHH may assert, as a defense to, or release or discharge of, any obligation of such Party under this Agreement, any claim, defense or release that any Seller could assert against Buyer under this Agreement, the Assignment and Assumption Agreement or the Transition Services Agreement, as the case may be.

                                 (c)    This Section 8.15 shall terminate 180 days after the termination of this Agreement, except with respect to any obligations arising at or prior to such termination (including payment of the Termination Fee or the NRZ MSR Termination Fee), provided, that in the event that any Action is instituted that challenges the validity of the termination of this Agreement or seeks the enforcement of the terms thereof, this Section 8.15 shall continue in effect until such Action is finally resolved.

IX. DEFINITIONS; INTERPRETATION

  9.1.          Cross References.    Each of the following terms is defined in the section set forth opposite such term:

2016 Financial Statements	4.7
Acquiror	4.16(b)
Acquisition Agreement	4.2(d)
Acquisition Recommendation Change	4.2(d)
Agreement	Preamble
Assigned Contract	1.1(a)
Assumed Liabilities	1.3(c)
Assumed Pipeline Loans	1.1(c)
Business Intellectual Property	1.1(e)
Business Records	1.1(f)
Buyer	Preamble
Buyer Designated Account	6.2(b)
Buyer Indemnified Parties	7.1(a)
Buyer Severance Amount	4.11(b)(i)
Change of Recommendation	4.2(f)
COBRA	4.11(g)
Competing Business	4.16(a)
Corporate Policies	4.10
Deductible	7.2, 7.2
Delayed Purchased Assets	1.7(a)(ii)
ERISA	2.10(a)
Exchange Act	2.3(b)
Excluded Assets	1.2
Fifth Closing	1.7(a)(v)
Fifth Closing Date	1.7(a)(v)
Fifth Closing Effective Time	1.7(a)(iv)
Fifth Closing Purchase Price	1.5(v)
Financial Statements	2.15
First Closing	1.7(a)(i)
First Closing Date	1.7(a)(i)
First Closing Effective Time	1.7(a)(i)
First Closing Purchase Price	1.5(i)
Fourth Closing	1.7(a)(iv)
Fourth Closing Date	1.7(a)(iv)
Fourth Closing Effective Time	1.7(a)(iv)
Fourth Closing Purchase Price	1.5(iv)
General Enforceability Exceptions	2.2(a)
GRI	Recitals
Guaranteed Obligations	8.15
Historical Financial Statements	2.15
HL	Preamble

Indemnified Party	7.1(c)(i)
Indemnifying Party	7.1(c)(i)
Investor Approvals	4.9
JV Benefit Plan	2.10(a)
JV Purchase	Recitals
JV Purchase Agreement	Recitals
JV Purchase Closing	5.1(c)
Leased Real Property	2.14(a)
Licensing Approvals	4.9
Marks	4.12
Material Permit	2.9(b)
New Plans	4.11(b)(ii)
Notice Period	7.1(c)(ii)
NRZ MSR Termination Fee	6.2(c)
NYSE	2.3(b)
Old Plans	4.11(b)(ii)
Outside Date	6.1(b)(i)
Parties	Preamble
Party	Preamble
PHH	Preamble
PHH Board	2.2(a)
PHH Indemnified Parties	7.1(b)
PHH Parties	Preamble
PHH Post-Closing Severance	4.11(b)(i)
PHH Recommendation	2.2(c)
PHHBPC	Recitals
Privileged Communications	4.14
Proxy Statement	2.4
Purchase Price	1.5
Purchased Assets	1.1
Real Property Leases	2.14(a)
Realogy	Recitals
Realogy JV Interests	Recitals
Required Approvals	5.1(d)
Restraints	5.1(e)
Retained Contracts	1.2(h)
Retained Liabilities	1.4
Retained Pipeline Loans	1.2(o)
RMR	Preamble
RSV	Recitals
Second Closing	1.7(a)(ii)
Second Closing Date	1.7(a)(ii)
Second Closing Effective Time	1.7(a)(ii)
Second Closing Purchase Price	1.5(ii)
Seller	Preamble
Seller Welfare Plan	4.11(c)
Sellers	Preamble
Special Meeting	4.4
Stockholder Approval	2.2(b)
Support Agreement	Recitals
Termination Fee	6.2(b)
Third Closing	1.7(a)(iii)
Third Closing Date	1.7(a)(iii)
Third Closing Effective Time	1.7(a)(iii)
Third Closing Purchase Price	1.5(iii)

Third Party Claim	7.1(c)(i)
Transfer Consent	1.4
Transferred Employees	4.11(a)(i)
Transferring Jurisdiction	1.7(a)(ii)
Transition Services	4.20
Transition Services Period	4.20
Updated PHH Disclosure Letter	4.19
WARN Act	4.11(f)

  9.2.          Certain Defined Terms.    The following terms will have the meanings set forth below for purposes of this Agreement when used herein with initial capital letters:

                             "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that the PHH Parties determine in good faith are no less favorable in the aggregate to the PHH Parties than those contained in any confidentiality agreement between the PHH Parties and Buyer.

                             "Action" means any claim, complaint, action, audit, demand, inquiry, suit, litigation, arbitration, charge, prosecution, investigation (whether formal or informal, and at any stage, including upon delivery of any subpoena, request for documents, interrogatory or civil investigative demand in connection therewith) or similar proceeding by or before any Governmental Entity or arbitrator.

                             "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act, provided, however, that in no event shall HL be considered to be an Affiliate of Buyer or its Affiliates.

                             "Agency" means any government sponsored secondary mortgage market enterprise or entity that acquires, owns, insures or guarantees Mortgage Loans, including for purposes of this Agreement, Fannie Mae, Ginnie Mae, Freddie Mac, VA, FHA, HUD and USDA.

                             "Antitrust Laws" means, collectively, the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                             "Applicable Pipeline Requirements" means (a) all contractual obligations of Sellers with respect to the origination and sale of Pipeline Loans and (b) all applicable guidelines of Sellers for the processing of Pipeline Loans.

                             "Applicable Requirements" means (a) all contractual obligations of, and all requirements of Law or Orders applicable to the Business, the Purchased Assets or Sellers and (b) the accepted mortgage origination practices of prudent mortgage lending institutions that originate or sell mortgage loans of the same or similar type as the mortgage loans originated or sold by Sellers in the jurisdictions where the related mortgaged properties are located.

                             "Assignment and Assumption Agreement" means an assignment and assumption agreement and bill of sale in the form attached hereto as Exhibit C, to be entered into between Sellers and Buyer at the First Closing.

                             "Assumed Employee Liabilities" means all Liabilities (i) with respect to each Transferred Employee that arise after the Closing Date applicable to each such Transferred Employee or, if later, the date of hire by Buyer (as applicable), or (ii) that are expressly assumed by Buyer (or by Buyer for one or more of its Affiliates) pursuant to Section 4.11.

                             "Assumed Pipeline Loan Files" means, with respect to any Assumed Pipeline Loan, any books, records, written notes or memoranda, financial statements, credit evaluations and other written documentation maintained by or on behalf of Sellers with respect to the application, underwriting, processing or origination of such Assumed Pipeline Loan.

                             "Business" means the business conducted as of the date hereof through certain assets held by Sellers (and its successors and assigns) of originating and selling mortgage loans sourced through a variety of sources, including Realogy's owned residential real estate brokerage and corporate relocations businesses and from all U.S.-based employees of Realogy and its Subsidiaries.

                             "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

              "Buyer Disclosure Letter" means the disclosure letter of Buyer referred to in, and delivered to the PHH Parties pursuant to, this Agreement.

              "Cash" means the cash on hand (including petty cash), cash in current accounts (including checking and savings accounts and money market accounts), cash in short term deposit or similar accounts, money orders, certified checks, checks and drafts received from third parties and not yet deposited and cleared, and cash equivalents (including negotiable or other readily marketable securities and short term investments or any short-term indebtedness issued or guaranteed by the government of the United States).

              "Claim" means any claim, demand or litigation related to the Mortgage Loans, or this Agreement.

              "Closings" means, collectively, the First Closing and the Subsequent Closings (each, a "Closing") at which the applicable Purchased Assets and Assumed Liabilities related thereto will transfer to Buyer.

              "Closing Dates" means, collectively, the First Closing Date and the Subsequent Closing Dates (each, a "Closing Date") at which the applicable Purchased Assets and Assumed Liabilities related thereto will transfer to Buyer.

              "Closing Pipeline Data" means, with respect to each Assumed Pipeline Loan, a data file in a mutually agreed format; the AUS reference number; the credit reference number; any appraisals in Sellers' possession and all appraisal related documentation such as transfer letters, air certifications, SSRs, and invoices; a schedule of all upfront fees charged to the applicable borrower(s) including a listing of all appraisal, credit report, flood certificate and tax service fees; and any and all other documents associated with the Assumed Pipeline Loans, including all disclosures and evidence of delivery, all documents provided by the borrower, and any other deliverables necessary to accommodate the transfer of the Assumed Pipeline Loans from Sellers to Buyer.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Competing Proposal" means any inquiry, proposal or offer to acquire in any manner (including the acquisition of stock in any Subsidiary of PHH), directly or indirectly, 20% or more of the common interests of Sellers or 20% or more of the Purchased Assets (other than the Transactions); provided, however, that any such inquiry, proposal or offer shall only constitute a Competing Proposal if and to the extent that such transaction would, by its terms and if agreed to by PHH or Sellers, prohibit the PHH Parties from consummating the Transactions.

              "Contract" means any agreement, lease, sublease, license, contract, note, bond, mortgage, indenture, deed of trust, franchise, concession, arrangement, obligation or other legally binding arrangement (whether written or oral).

              "Damages" means all losses, damages, payments, costs, suits, actions, Liabilities, obligations, fines, penalties, charges, and expenses (including amounts paid in connection with any assessments, judgments or settlements relating thereto, and out-of-pocket expenses and reasonable attorneys' fees and expenses reasonably incurred in defending against or in connection with participating in any Actions or enforcing indemnification claims pursuant to this Agreement).

              "Dataroom" means the electronic dataroom maintained by Sellers and made available to Buyer in connection with the Transactions prior to the date hereof.

              "Effective Times" means collectively, the applicable effective times of the First Closing Date and the Subsequent Closing Dates (each an "Effective Time"), at which the applicable Purchased Assets and Assumed Liabilities related thereto will transfer to Buyer.

              "Employee Computers" means the laptop and personal computers, together with any Software embedded on such computers to the extent provided by the manufacturer with and transferrable with such laptop and personal computers.

              "Encumbrance" means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

              "Excluded IT Assets" means those assets set forth on Section 9.2(i) of the Buyer Disclosure Letter.

              "Excluded Taxes" means (a) all income Taxes owed by Sellers, PHH or any of their Affiliates for any period; (b) all Taxes relating to the Excluded Assets or the Retained Liabilities for any period; (c) all Taxes relating to the Purchased Assets (including, the income derived therefrom) imposed with respect to or otherwise attributable to any Pre-Closing Tax Period or the portion of the Straddle Period ending on and including the applicable Closing Date; (d) all Taxes of Sellers or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes Sellers, or any of its present or past members or Affiliates prior to the Final Closing, by reason of a Tax sharing, Tax indemnity or similar agreement entered into by Sellers or any of their present or past Affiliates prior to the Final Closing (other than this Agreement), by reason of transferee or successor Liability arising in respect of a transaction undertaken by Sellers or any of their present or past Affiliates prior to the Final Closing, or otherwise; and (e) the portion of any Transfer Taxes for which Sellers are liable under Section 4.13(a).

              "Existing JV Agreements" means (i) Amended and Restated Limited Liability Company Operating Agreement of the Existing JV, dated January 31, 2005, as amended by Amendment No. 1 to Operating Agreement, dated May 12, 2005, and by Amendment No. 2 to Operating Agreement, dated March 31, 2006 and (ii) the Strategic Relationship Agreement, dated January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, Cendant Mortgage Corporation, PHH Broker Partner Corporation and HL, as amended by Amendment No. 1 to the Strategic Relationship Agreement, dated May 12, 2005, and by the Amended and Restated Amendment No. 2 to the Strategic Relationship Agreement, dated October 21, 2015 (the "Strategic Relationship Agreement").

              "FF&E" means all fixed assets and tangible personal property owned by the applicable Seller, including fixtures, building equipment, fittings, furniture, office equipment and other tangible personal property located at the Transferred Branches, except as set forth on Section 9.2(ii) of the PHH Disclosure Letter.

              "FHA" means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

              "FHA Insurance" means an insurance policy issued by the FHA with respect to a loan under the applicable section of the National Housing Act, as amended.

              "Final Closing" means the final Closing to occur pursuant to this Agreement.

              "Final Closing Date" means the date of the Final Closing to occur pursuant to this Agreement.

              "GAAP" means United States generally accepted accounting principles.

              "Ginnie Mae" means the Government National Mortgage Association or any successor thereto.

              "Governmental Entity" means any foreign, domestic, federal, territorial, state, municipal or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission or tribunal or any regulatory or administrative body or agency, including any Agency, or any political or other subdivision, department or branch of any of the foregoing, and the agencies in each state where the Business is located or the PHH Parties are doing business.

              "Hardware" means computer and computer-related hardware, including Employee Computers, file servers, facsimile machines, scanners, printers, and networks of Sellers used in or related to the Business.

              "HUD" means the United States Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA.

              "Inactive Employees" has the meaning set forth in Section 4.11(a)(i) of the PHH Disclosure Letter.

              "Indebtedness" means, with respect to Sellers and each of their Subsidiaries, without duplication, (a) all Liabilities of such Person for indebtedness for borrowed money or in respect of loans or advances, (b) all Liabilities of such Person evidenced by bonds, debentures, notes or other similar securities or instruments, (c) all outstanding reimbursement

Liabilities of such Person under surety bonds, letters of credit, banker's acceptances and other arrangements similar to the foregoing, (d) all Liabilities of such Person under or pursuant to any conditional sales or other arrangements for the deferred purchase price of property or services or the acquisition of any business, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the ordinary course of business), (e) all Liabilities of such Person under or pursuant to leases which in accordance with GAAP are required to be capitalized, (f) all Liabilities of such Person under or pursuant to interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or similar arrangements, (g) all Liabilities of such Person for off balance sheet financing of such Person (other than operating leases), and (h) all Liabilities of such Person for direct or indirect guarantees of another Person in respect of Liabilities of the type set forth in the foregoing clauses.

              "Insurer" means FHA, VA, USDA and any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the mortgaged property.

              "Intellectual Property Rights" means United States or foreign intellectual property, including (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, provisionals, extensions and reexaminations thereof, (b) Trademarks, (c) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, (d) inventions and discoveries (whether patentable or not), industrial designs, trade secrets, confidential information and know-how, (e) computer software (including databases and related documentation), (f) uniform resource locators, web site addresses and Internet domain names, and registrations therefor, (g) moral and economic rights of authors and inventors, and (h) all other proprietary rights whether now known or hereafter recognized in any jurisdiction.

              "Intervening Event" means any material event, circumstance, change, effect, development or condition with respect to the PHH Parties and their Subsidiaries taken as a whole (other than a Competing Proposal and the NRZ MSR Transaction) first occurring or arising after the date of this Agreement that was not known by the PHH Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the PHH Board as of the date of this Agreement).

              "Investor" means, with respect to any Mortgage Loan, Ginnie Mae, Fannie Mae and Freddie Mac or any owner of a private label mortgage loan, as applicable.

              "Investor Commitment" means a commitment by an Investor to purchase eligible Mortgage Loans from HL or RMR.

              "IT Assets" means, with respect to any Person, any and all of such Person's right to all hardware, software, computer systems, databases, data rights, reference and resource materials relating thereto.

              "JV Employee" means the employees of the PHH Parties identified on Section 9.2(iii) of the PHH Disclosure Letter, which list of employees may be updated from time to time by Sellers to reflect resignations, terminations and subject to the consent of Buyer, new hires made in accordance with Section 4.1(v) and Section 4.1(vi), as applicable.

              "JV Purchase Agreement" means JV Interests Purchase Agreement, to be entered into by and between PHHBPC and RSV concurrently with the execution of this Agreement.

              "JV Purchase Price" means the "Purchase Price" (as defined in the JV Purchase Agreement) for the Realogy JV Interests pursuant to the JV Purchase Agreement.

              "Knowledge of Buyer" (and similar terms and phrases) means the actual knowledge of the individuals set forth on Section 9.2(iv) of the Buyer Disclosure Letter, after due inquiry.

              "Knowledge of the PHH Parties" (and similar terms and phrases) means the actual knowledge of the individuals set forth on Section 9.2(v) of the PHH Disclosure Letter, after due inquiry.

              "Law" means any applicable foreign, federal, state, municipal or local law (including common law), statute, treaty, rule, directive, regulation, injunction, decree, ordinances and similar provisions having the force or effect of law (including the interpretation thereof) or an Order of any Governmental Entity.

              "Liabilities" means any and all debts, liabilities and obligations of any kind, nature, character or description, including any filed or threatened litigation, whether accrued or fixed, absolute or contingent, matured or unmatured, or known or unknown, including those arising under any means any Law, judgment, order, decree, statute, ordinance, rule or regulation enacted, issued or promulgated by any Governmental Entity, or action and those arising under any Contract, arrangement, commitment or undertaking, or otherwise.

              "Licenses" means all approvals, registrations, authorizations, franchises, variances, exemptions, orders, consents, permits, qualifications, certifications and licenses of Governmental Entities. "Material Adverse Effect" means any fact, effect, development, condition, circumstance, event, change or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes or occurrences, whether known or unknown, that has or would reasonably be expected to (a) have a material adverse effect on the business, operations, condition (financial or otherwise), assets, Liabilities or results of operations of the Business, taken as a whole, or (b) prevent or materially delay or materially impede the ability of the PHH Parties to consummate the Transactions; provided, however, that in no event will any of the following facts, circumstances, events, changes or occurrences, alone or in combination, be deemed to constitute, nor will any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be a Material Adverse Effect: (i) any changes in (x) general economic conditions or securities, banking, credit, financial or capital markets conditions (whether in the United States or any other country or in any international market), including changes in interest rates or currency exchange rates, (y) conditions generally affecting any of the industries in which Sellers and their Subsidiaries operate, or (z) regulatory, legislative or political conditions, in each case in the United States or any foreign jurisdiction (in each case of (x), (y) and (z), except to the extent such changes have a disproportionate effect on Sellers and their Subsidiaries, relative to others in the industries in which Sellers and their Subsidiaries operate), (ii) any failure, in and of itself, of Sellers to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (provided that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (iii) the execution and delivery of this Agreement or any other Transaction Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of Sellers and their Subsidiaries with employees, suppliers, customers, or partners (provided that this clause (iii) shall be disregarded for purposes of the representations and warranties contained in Section 2.3), and any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (iv) the performance by the PHH Parties of their obligations under this Agreement or any other Transaction Agreement, including any action or inaction in compliance with Section 4.1 (provided that this clause (iv) shall be disregarded for purposes of the representations and warranties contained in Section 2.3), (v) any change in Law or GAAP (or authoritative interpretations thereof) (except, in each case, to the extent such changes have a disproportionate effect on Sellers and their Subsidiaries, relative to others in the industries in which Sellers and their Subsidiaries operate), (vi) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement (except to the extent such conditions have a disproportionate effect on Sellers and their Subsidiaries, relative to others in the industries in which Sellers and their Subsidiaries operate), or (vii) any hurricane, tornado, flood, earthquake or other natural disasters (except to the extent such conditions have a disproportionate effect on Sellers and their Subsidiaries, relative to others in the industries in which Sellers and their Subsidiaries operate).

              "Mortgage" means a mortgage, deed of trust or other similar security instrument that creates a lien on real property.

              "Mortgage Loan" means any individual mortgage loan secured by a 1-to-4 family residential property; whether in the form of a mortgage, deed of trust, or other equivalent security instrument creating a lien on such property of a mortgagor located in the United States, which was obtained for consumer, household or family purposes.

              "New JV Operating Agreement" means the Limited Liability Company Operating Agreement of Buyer, to be entered into by and between Guaranteed Rate Holdings, LLC and TRG Venture Partners LLC concurrently with the execution hereof.

              "NRZ MSR Transaction" means the Agreement for Purchase and Sale of Servicing Rights dated as of December 28, 2016, by and among New Residential Mortgage LLC, PHH Mortgage Corporation and PHH (solely for the purpose of certain sections thereto).

              "Order" means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, determination, award, assessment or binding agreement issued, promulgated or entered by or with any Governmental Entity.

              "PHH Benefit Plans" means each "employee benefit plan" (within the meaning of Section 3(3) of the ERISA) and each other equity incentive, compensation, severance, employment, change-in-control, retention, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other benefit plan, agreement, program, policy or Contract, whether or not subject to ERISA (including any related funding mechanism), in each case other than a "multiemployer plan," as defined in Section 3(37) of ERISA, (i) under which any JV Employee or any other current or former employee, officer or director (or their respective beneficiaries) of Sellers or their Subsidiaries has any present or future right to benefits and which are entered into, contributed to, sponsored by or maintained by PHH or its Subsidiaries, or (ii) with respect to which Sellers or their Subsidiaries have any actual or contingent Liability.

              "PHH Disclosure Letter" means the disclosure letter of PHH Parties referred to in, and delivered to Buyer pursuant to, this Agreement.

              "PHH Parties Benefit Plans" means collectively the JV Benefit Plans and the PHH Benefit Plans.

              "PHH Senior Notes" means PHH's 7.375% Senior Notes due 2019 and PHH's 6.375% Senior Notes due 2021.

              "Permits" means, collectively, all Licenses, certificates, registrations, consents, Orders, franchises, permits, approvals or other similar authorizations issued, granted or approved by any Agency or Governmental Entity in connection with the operation of Business, together with all renewals or modifications thereof.

              "Permitted Encumbrance" means (a) Encumbrances that relate to Taxes, assessments and governmental charges or levies imposed upon Sellers that are not yet due and payable or that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established in accordance with GAAP on the most recent Financial Statements, (b) Encumbrances imposed by Law that relate to obligations that are not yet due and have arisen in the ordinary course of business, (c) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations, (d) mechanics', carriers', workers', repairers' and similar Encumbrances imposed upon Sellers arising or incurred in the ordinary course of business, which do not (x) interfere in any material respect with the conduct of the Business as it is currently conducted, (y) impair the continued use or operation of the Purchased Assets to which they relate in the conduct of Business as is currently conducted, and (z) that are not yet due and payable, or if due, not delinquent, (e) Encumbrances that relate to zoning, entitlement and other land use and environmental Laws, (f) other imperfections or irregularities in title, charges, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to or use of real property, (g) utility easements for electricity, gas, water, sanitary sewer, surface water drainage or other general easements granted to Governmental Entities in the ordinary course of developing or operating any site, (h) any utility company rights, easements or franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the sites, (i) any encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway, and (j) as to any Leased Real Property, any statutory Encumbrance affecting the interest of the lessor thereof; provided, however, that in the case of clauses (e) through (j), that none of the foregoing, individually or in the aggregate, is reasonably expected to have a materially adverse effect on the continued use of the property to which they relate in the ordinary course of business consistent with past practice.

              "Person" means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

              "Pipeline Loans" means all applications in process for Mortgage Loans to be made by Seller, including Unlocked Pipeline Loans.

              "Pre-Closing Tax Period" means any taxable period ending on or before the applicable Closing Date.

              "Present Fair Saleable Value" means, with respect to the PHH Parties the amount that may be realized if its aggregate assets (including its goodwill) are sold as an entirety on a going concern basis with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

              "Related Parties" means, with respect to a Person, such Person's officers, directors, shareholders, partners, members, owners, employees and agents.

              "Representatives" means a Person's officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives.

              "Retained Employee Liabilities" means all Liabilities (i) with respect to current or former employees or individual independent contractors of the PHH Parties or any of their Affiliates, other than the Assumed Employee Liabilities or (ii) that are expressly retained by the PHH Parties or any of their Affiliates pursuant to Section 4.11.

              "Shares" means the shares of common stock of PHH, par value $.001 per share.

              "Software" means all electronic data processing, information, recordkeeping, communications, telecommunications, networking, account management, inventory management and other such applications and software (including all applications and software installed on all hardware and equipment), and all documentation related to the foregoing, used in or related to the Business.

              "Solvent" means (i) the amount of the Present Fair Saleable Value of the assets of such Person and its Subsidiaries, on a consolidated basis, will, as of such date, exceed all of its Liabilities as of such date, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged, and (iii) such Person will be able to pay its debts and obligations as they become due, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its debts and obligations.

              "State Agency" means any state agency or other state-level Governmental Entity with authority to regulate the Business or mortgage banking activities of HL and RMR.

              "Straddle Period" means any taxable period that begins on or before and ends after the applicable Closing Date.

              "Subsequent Closings" means, collectively, the Second Closing, Third Closing, Fourth Closing and Fifth Closing (and each, a "Subsequent Closing").

              "Subsidiary" means, with respect to any Person, any corporation or other entity (i) the accounts of which would be consolidated with and into those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) such Person or any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership), or (iii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person.

              "Superior Proposal" means any bona fide written Competing Proposal (on its most recently amended or modified terms, if amended or modified) that the PHH Board determines in good faith, after consultation with outside legal counsel and financial advisor (taking into account any changes to this Agreement proposed by Buyer in response to one or more Competing Proposals) is more favorable to PHH or the stockholders of PHH than the Transactions (taking into consideration, among other things, all legal, financial, regulatory and other aspects of the proposal deemed relevant by the PHH Board, including the financing terms thereof and the likelihood of consummation (including the anticipated timing, conditions and prospects for completion of such proposal)); provided that, for purposes of this definition of "Superior Proposal," references in the term "Competing Proposal" to "20%" shall be deemed to be references to "50%".

              "Tax" or "Taxes" means (x) all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value added, payroll, employment, unemployment, workers' compensation, severance, withholding, duties, intangibles, franchise, backup withholding and other taxes of any kind, charges, levies or like assessments in each case in the nature of a tax and imposed by a Governmental Entity, together with all penalties, and additions and interest thereto, whether disputed or not, (y) any Liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) any Liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y).

              "Tax Law" means a Law that relates to Taxes.

              "Tax Return" or "Tax Returns" includes all returns, reports, claims for refund and forms (including elections, attachments, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, and including any amendment thereof in each case filed with a taxing authority.

              "Trademarks" means all trademarks, service marks, trade names and Internet domain names, together with the goodwill symbolized by any of the foregoing, and all registrations and applications relating to the foregoing.

              "Transactions" means the transactions contemplated by this Agreement.

              "Transaction Agreements" means this Agreement, the Assignment and Assumption Agreement, the JV Purchase Agreement, the Support Agreement, the Transition Services Agreement and any other agreement or document contemplated by any of the foregoing.

              "Transferred Branches" means all branch offices of any Seller where any Transferring Employee performs his or her work functions in support of the Business, including any home office locations.

              "Transferred Employees" means, collectively, all JV Employees who accept an employment offer from Buyer or any of its Affiliates and all Inactive Employees who become employed by Buyer or its Affiliates.

              "Transferring Employee Assets and Records" means, with respect to each Transferring Employee, all files, documents, instruments, papers, books and records (whether in paper, electronic or other tangible or intangible form), operating and production records, quality control records, client credit data, client lists, referral lists, business plans and budgets, Hardware and FF&E to the extent (i) utilized by such Transferring Employee in the performance of his or her work functions in support of the Business and (ii) located at the Transferred Branches.

              "Transfer Tax" means any U.S. federal, state, county, local, non-U.S. and other sales, use, transfer, VAT, goods and services, conveyance, documentary, filing, stamp, recording, registration or other similar Tax (including any notarial fee or governmental charge) imposed in connection with, or otherwise relating to, the Transactions.

              "Transition Services Agreement" means a Transition Services Agreement on terms substantially consistent with those set forth on Exhibit D hereto, to be entered into between HL as the recipient and Buyer as the provider at the First Closing.

              "Treasury Regulations" means the United States Treasury regulations promulgated under the Code.

              "Unlocked Pipeline Loans" means, the entire pipeline of Mortgage Loan applications and leads registered in Sellers' loan origination system that: (a) were taken by any employee reasonably anticipated to become a Transferred Employee following the applicable Closing Date, (b) have not yet been funded, (c) have been entered into a Seller's pipeline tracking system, and (d) do not have an active rate lock commitment with the borrower (i.e. are not "locked"); provided, however, that "Unlocked Pipeline Loans" shall not include: (x) mortgage loan leads older than 12 months prior to the applicable Closing Date or (y) mortgage loan applications and leads for construction loans, bond programs, adjustable-rate mortgage loans, cooperative bank loans, home equity lines of credit, 203k loans, reverse mortgages, non-mortgage (commercial) loans, brokered loans or brokered out loans.

              "USDA" means the Rural Housing Service program of USDA Rural Development.

                            9.3. Other Definitional and Interpretative Provisions. (a) The following provisions will be applied wherever appropriate herein:

                                                 (i)            "herein," "hereby," "hereunder," "hereof" and other equivalent words will refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used;

(ii) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural;
(iii) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;
(iv) all accounting terms not specifically defined herein will be construed in accordance with GAAP;
(v) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless another agreement is specified;

                                                 (vi)          all references in this Agreement to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder;

                                                 (vii)         the table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof;

(viii) "including" means "including, without limitation";
(ix) the word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if";
(x) reference to "dollars" or "$" will be deemed reference to the lawful money of the United States of America;
(xi) all references to "days" will be to calendar days unless otherwise indicated as a "Business Day;" and
(xii) any capitalized terms used in any Exhibit or in the PHH Disclosure Letter or the Buyer Disclosure Letter but not otherwise defined therein have the meaning as defined in this Agreement.

(b) As used in this Agreement, unless the context would require otherwise, the terms "material" or "material to Seller" and the concept of "material" nature of an effect upon any Seller will be measured relative to such Seller and its Subsidiaries, taken as a whole.

(c) To the extent this Agreement requires any Party to take any action or refrain from any action, the parent entity of such Party will be deemed to be required to cause such Party to take such action or refrain from such action by this Agreement.

(d) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, the entirety of this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(e) Any language from prior drafts of this Agreement, to the extent not included in the definitive version of this Agreement executed by the Parties hereto, will not be deemed to reflect the intention of any Party hereto, or otherwise serve as parol evidence of any kind, with respect to the Transactions.

(f) The PHH Disclosure Letter and the Buyer Disclosure Letter are incorporated herein by reference and will be considered part of this Agreement. The mere inclusion of any item in any section or subsection of either of the disclosure letters as an exception to any representation or warranty or otherwise will not be deemed to constitute an admission by either the PHH Parties or Buyer, or to otherwise imply, that any such item has had or would reasonably be expected to have a Material Adverse Effect or otherwise represents an exception or material development, fact, change, event, effect, occurrence or circumstance for the purposes of this Agreement, or that such item meets or exceeds a monetary or other threshold specified for disclosure in this Agreement. Matters disclosed in any section or subsection of either of the disclosure letters are not necessarily limited to matters that are required by this Agreement to be disclosure herein. Headings inserted in the sections or subsections of either of the disclosure letters are for convenience of reference only and will not have the effect of amending or changing the express terms of the sections or subsections as set forth in this Agreement.

[Remainder of the Page Intentionally Left Blank.]

                             IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

GUARANTEED RATE AFFINITY, LLC
By:	Victor Ciardelli
Name: Victor Ciardelli
Title: Chief Executive Officer
PHH HOME LOANS, LLC
By:	Glen A. Messina
Name: Glen A. Messina
Title: President
RMR FINANCIAL, LLC
By:	Glen A. Messina
Name: Glen A. Messina
Title: Director
PHH CORPORATION
By:	Glen A. Messina
Name: Glen A. Messina
Title: President and Chief Executive Officer

ANNEX E

JV INTERESTS PURCHASE AGREEMENT

by and among

REALOGY SERVICES VENTURE PARTNER LLC

PHH BROKER PARTNER CORPORATION

and

PHH CORPORATION

Dated as of February 15, 2017

E-i

E-ii

JV INTERESTS PURCHASE AGREEMENT

                             THIS JV INTERESTS PURCHASE AGREEMENT (this "Agreement") is made and entered into and effective as of the 15th day of February, 2017 by and among Realogy Services Venture Partner LLC, a Delaware limited liability company ("Seller"), PHH Broker Partner Corporation, a Maryland corporation ("Buyer"), and PHH Corporation, a Maryland corporation ("PHH", and together with Buyer, the "PHH Parties"). Each of Seller, Buyer and PHH is referred to as a "Party" and, collectively, the "Parties".

RECITALS

                             A.          Seller owns 49.9% of the outstanding common interests (the "JV Interests") in PHH Home Loans, LLC, a Delaware limited liability company ("HL"), and Buyer owns 50.1% of the outstanding JV Interests in HL;

                             B.          Upon the terms and subject to the conditions set forth herein, Seller desires to sell, and Buyer desires to purchase, all of the JV Interests owned by Seller (the "Purchased Interests"); and

                             C.          Contempo raneously with the execution of this Agreement, Guaranteed Rate Affinity, LLC, a Delaware limited liability company ("New JV"), HL and PHH, are entering into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which HL will sell and assign, and New JV will purchase and assume, certain assets and liabilities of HL, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement (the "Asset Sales").

                             NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises and agreements set forth herein and the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. PURCHASE AND SALE

  1.1.          Purchase and Sale.    Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase and acquire, the Purchased Interests.

  1.2.          Consideration.    Upon the terms and subject to the conditions of this Agreement, Buyer will, in consideration for the purchase of the Purchased Interests, (a) cause HL to distribute Seller's pro rata portion of the Distributable Cash in accordance with Section 1.4 and (b) at the Closing, pay or cause to be paid to Seller an amount in cash equal to 49.9% of (x) the Book Equity of HL as of the Closing Date minus (y) the amount of HL's Mortgage Loans held for sale as of the Closing Date (the "Closing Purchase Price"). On the day that is the 135th day (or, if such day is not a Business Day, the next Business Day) following the Final Closing Date (as defined in the Asset Purchase Agreement) (such date, the "Adjustment Date"), Buyer shall pay to Seller an additional amount in cash equal to (i) 49.9% of the Book Equity of HL as of the Closing Date minus (ii) the amount paid to Seller on the Closing Date pursuant to the first sentence of this Section 1.2 (the "Post-Closing Adjustment Price"). The amounts payable pursuant to the two preceding sentences are referred to as the "Purchase Price."

  1.3.          Closing.    (a) The closing of the Transactions (the "Closing") will take place by electronic or physical exchange of documents on the 90th day (or, if such day is not a Business Day, the next Business Day) following the Final Closing Date (as defined in the Asset Purchase Agreement), assuming all the conditions to the Closing set forth in Article V are satisfied or, if permissible under applicable Law, waived (other than conditions which by their nature can be satisfied only at the Closing but subject to the satisfaction or waiver thereof) at such time (the "Closing Date"), unless another date is agreed to in writing by all of the Parties (it being understood, however, that time is of essence with respect to the Closing and that the Parties will use their respective reasonable best efforts to cause the Closing to occur as soon as practicable after satisfaction or waiver of the conditions to the Closing). Notwithstanding the foregoing, for Tax and accounting purposes, the Closing will be deemed to occur and be effective as of 12:00:01 a.m. (New York City time) on the Closing Date (the "Effective Time").

                               (b)    Deliveries by Seller.    Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller will deliver, or cause to be delivered, to the PHH Parties, the following:

(i) certificates representing the Purchased Interests (to the extent issued), together with transfer power duly executed in blank;
(ii) a certificate of non-foreign status from Seller, properly completed and duly executed in accordance with Treasury Regulations Section 1.1445-2(b)(2);
(iii) the Termination Agreement, duly executed by Seller and its Affiliates party thereto; and
(iv) the certificate contemplated by Section 5.3(c).

                               (c)    Deliveries by the PHH Parties.    Upon the terms and subject to the conditions of this Agreement, at the Closing, the PHH Parties will deliver, or cause to be delivered, to Seller, the following:

(i) the Closing Purchase Price by wire transfer of immediately available funds to an account designated by Seller prior to the Closing Date;
(ii) the Termination Agreement, duly executed by Buyer and its Affiliates party thereto; and
(iii) the certificate contemplated by Section 5.2(c).

                             (d)           On the Adjustment Date, the PHH Parties will deliver, or cause to be delivered to Seller the Post-Closing Adjustment Price by wire transfer of immediately available funds to an account designated by Seller prior to the Closing Date. In the event that there is a dispute between the Parties as to the amount or calculation of the Post-Closing Adjustment Price, Buyer and Seller shall cooperate in good faith to resolve such dispute as soon as practicable; provided that, if Buyer and Seller are unable to reach agreement within three Business Days following the Adjustment Date, Buyer and Seller shall promptly thereafter jointly retain a nationally recognized and independent accounting firm, who shall not have any material relationship with Buyer or Seller or any of their respective Affiliates (the "Accounting Referee"), and cause such Accounting Referee to promptly review the disputed Post-Closing Adjustment Price amount. The Accounting Referee shall deliver to Buyer and Seller, as promptly as practicable, a written report setting forth such calculation, and such report shall be final and binding upon Buyer and Seller. The amount owing shall be paid as soon as practicable after the Accounting Referee's decision (and in any event, not later than two Business Days after the delivery of the report). The cost of such review and report shall be borne by HL as Winddown Costs.

  1.4.          HL Distributions Pending the Closing.    While HL will continue to operate in the ordinary course consistent with past practice pending the Closing, during the period from the First Closing Date (as defined in the Asset Purchase Agreement) until the Closing Date, the Parties shall review HL's Distributable Cash regularly, and in any event on a monthly basis, and the PHH Parties will cause HL to make, at such times as the Parties agree, distributions to its members on a pro rata basis, in accordance with their equity interests in HL, of such amount of Distributable Cash as the Parties may agree. In connection with the foregoing, the PHH Parties will (a) seek in good faith to maximize the amount of Distributable Cash, subject to the on-going operational needs of HL and its Subsidiaries pending the Closing and the need to wind down the operations of HL and its Subsidiaries in a responsible manner, (b) use reasonable best efforts to monetize any remaining assets of HL and its Subsidiaries that are monetizable prior to the Closing, and (c) regularly review the foregoing with Seller.

  1.5.          Withholding Rights.    Notwithstanding any other provision of this Agreement, any party making a payment under this Agreement shall be entitled to deduct and withhold from such payment any amounts required to be deducted and withheld under the Code, or any provision of any U.S. federal, state, local or foreign Tax Law; provided, however, that if any party becomes aware that any amount is required to be so withheld, it shall promptly notify the other party of any such required withholding and the parties shall cooperate with each other in good faith (including by taking all reasonable actions requested by the other party to the extent such actions would not reasonably be expected to have an adverse impact on the requested party) to minimize or eliminate such withholding Taxes. Any amounts so withheld, to the extent paid over to the appropriate Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

 II. REPRESENTATIONS AND WARRANTIES OF SELLER

                             Except as set forth in the Seller Disclosure Letter, Seller represents and warrants to the PHH Parties as of the date of this Agreement and as of the Closing Date as follows:

  2.1.          Organization; Authorization.    Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Seller to consummate the Transactions.

  2.2.          Authorization of Transaction.    Seller has the requisite corporate power to execute and deliver this Agreement and each of the Transaction Documents and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents, and the consummation by Seller of the Transactions, have been duly and validly authorized by the Board of Directors of Seller, and no other corporate action on the part of Seller is necessary to authorize the execution, delivery and performance by Seller of this Agreement or the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been, and the other Transaction Documents to which it is a party will be, duly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery of this Agreement by the PHH Parties and the other Transaction Documents by the parties hereto and thereto, is and will (when executed and delivered) be a valid and binding obligation of Seller enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought ((i) and (ii) collectively, the "General Enforceability Exceptions").

  2.3.          Consents and Approvals; No Violations.    (a) The execution, delivery and performance of this Agreement or any Transaction Document by Seller does not and will not (i) conflict with or violate the articles of incorporation, by-laws or similar organizational document of Seller, (ii) assuming all consents, approvals and authorizations contemplated by clauses (i) through (iii) of subsection (b) of this Section have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Seller or by which any of its properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any material Contract of Seller, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, termination, cancellation, amendment or acceleration or other occurrence which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Seller to consummate the Transactions.

                             (b)           The execution, delivery and performance of this Agreement by Seller and the consummation of the Transactions by Seller do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, (ii) filings required by the applicable state and federal Governmental Entities with regulatory authority over Seller as described in Section 2.3(b)(ii) of the Seller Disclosure Letter, and (iii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably expected to have, individually or in the aggregate, prevent or materially delay or impair the ability of Seller to consummate the Transactions.

  2.4.          Purchased Interests.    Seller has good and valid title to the Purchased Interests, free and clear of all Encumbrances, other than restrictions on transfer imposed by applicable securities Laws or under any Existing HL Agreement. Except for this Agreement and any Existing HL Agreement, the Purchased Interests are not subject to any voting trust agreement or any other Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Purchased Interests. Except for the limitations in any Existing HL Agreement, Seller has complete and unrestricted power and the unqualified rights to sell, convey, transfer, assign and deliver the Purchased Interests, and upon the consummation of the Transactions, Buyer will acquire good and valid title to the Purchased Interests, free and clear of all Encumbrances, other than restrictions on transfer imposed by applicable securities Laws or under any Existing HL Agreement and other than Encumbrances imposed on the Purchased Interests by Buyer or its Affiliates.

  2.5.          Litigation.    As of the date of this Agreement, (a) there are no Actions pending or, to the Knowledge of Seller, threatened in writing against Seller in respect of HL or the JV Interests which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Seller to consummate the Transactions, and (b) Seller is not a party or subject to, or in default under, any Order in respect of the JV Interests which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Seller to consummate the Transactions.

  2.6.          Broker's Fees.    Seller has not employed any other broker, investment banker, financial advisor or other Person who would have a valid claim for a fee or commission from the Panther Parties in connection with the Transactions.

  2.7.          No Other Representations or Warranties.    Except for the representations and warranties made by Seller in this Article II, none of Seller, any of its Affiliates or any other Person makes any representations or warranties on behalf of Seller or any of its Affiliates.

III. REPRESENTATIONS AND WARRANTIES OF THE PHH PARTIES

                             Except as set forth in the PHH Disclosure Letter, each PHH Party represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

  3.1.          Organization.    Each of the PHH Parties is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation, and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of any PHH Party to consummate the Transactions.

  3.2.          Authorization of Transaction.    Each of the PHH Parties has the requisite corporate power to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each PHH Party of this Agreement and the other Transaction Documents to which it is a party, and the consummation by each of them of the Transactions, have been duly and validly authorized by the board of directors or equivalent governing body of the PHH Party, and no other corporate action on the part of any PHH Party is necessary to authorize the execution, delivery and performance by such PHH Party of this Agreement or the other Transaction Documents to which it is a party and the consummation by it of the Transactions. This Agreement has been, and the other Transaction Documents to which it is a party will be, duly executed and delivered by each PHH Party thereto and, assuming due and valid authorization, execution and delivery of this Agreement by Seller and the other Transaction Documents by the parties thereto, is and will (when executed and delivered) be a valid and binding obligation of each PHH Party hereto or thereto, enforceable against such PHH Party in accordance with its terms, subject to the General Enforceability Exceptions.

  3.3.          Consents and Approvals; No Violations.    (a) The execution, delivery and performance of this Agreement or any Transaction Document to which a PHH Party is a party does not and will not (i) conflict with or violate the articles of incorporation, by-laws or similar organizational document of any PHH Party, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iii) of subsection (b) of this Section have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to any PHH Party, or by which any of its properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which any PHH Party is a party or by which their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, termination, cancellation, amendment or acceleration or other occurrence which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of such PHH Party to consummate the Transactions.

                             (b)           The execution, delivery and performance of this Agreement by each PHH Party, and the consummation of the Transactions by each PHH Party does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) applicable requirements of (1) the Exchange Act and the rules and regulations promulgated thereunder, and (2) the New York Stock Exchange, (ii) filings required by the applicable state and federal Governmental Entities with regulatory authority over the PHH Parties as described in Section 3.3(b)(ii) of the PHH Disclosure Letter, and (iii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of any PHH Party to consummate the Transactions.

  3.4.          Litigation.    As of the date of this Agreement, (a) there are no Actions pending or, to the Knowledge of PHH, threatened in writing against any PHH Party, (b) no PHH Party is a party to or subject to or in default under any Order, except, in the case of clauses (a) and (b), for any such Action or Order which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of such PHH Party, to consummate the Transactions, and (c) no PHH Party is a party or subject to, or in default under, any Order which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of such PHH Party to consummate the Transactions.

  3.5.          Brokers' Fees.    With the exception of fees and expenses payable to Credit Suisse Securities (USA) LLC and J.P. Morgan Securities, LLC, which will be the PHH Parties' sole responsibility, the PHH Parties have not employed any other broker, investment banker, financial advisor or other Person who would have a valid claim for a fee or commission from Seller in connection with the Transactions.

  3.6.          Solvency.    Immediately before and immediately after giving effect to the Transactions contemplated hereby and the transactions contemplated by the Asset Purchase Agreement and assuming satisfaction of the conditions to the PHH Parties' obligations to consummate the Transactions as set forth in Article V, each of the PHH Parties is and will be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the Transactions contemplated hereby or transactions contemplated by the Asset Purchase Agreement, with the intent to hinder, delay or defraud either present or future creditors of any PHH Party. In connection with the Transactions contemplated hereby and the transactions contemplated by the Asset Purchase Agreement, no PHH Party has incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

  3.7.          Acknowledgement of the PHH Parties.    Each of the PHH Parties acknowledges that it has not relied on any representation, warranty or other statement by any Person on behalf of Seller or any of its Affiliates, other than the representations and warranties of Seller expressly contained in Article II.

  3.8.          No Agreement with Galaxy.    The PHH Parties have not entered into any contract, arrangement or understanding with Galaxy or its Affiliates relating to the Transactions and the transactions contemplated by the Asset Purchase Agreement other than the Asset Purchase Agreement and the agreements and documents referenced therein, and the PHH Parties agree that they will not enter into any contract, arrangement or understanding with Galaxy or its Affiliates prior to the first anniversary of the date of this Agreement without the prior written consent of Seller or its ultimate parent entity.

  3.9.          No Other Representations or Warranties.    Except for the representations and warranties made by Buyer in this Article III, none of Buyer, any of its Affiliates or any other Person makes any representations or warranties pursuant to this Agreement on behalf of Buyer or any of its Affiliates.

IV. COVENANTS

  4.1.          Taxes.    (a) Notwithstanding anything in this Agreement to the contrary, fifty percent (50%) of all Transfer Taxes shall be borne by each of Seller and Buyer. Seller shall prepare and timely file (or cause to be prepared and timely filed) when due all Tax Returns required to be filed in respect of Transfer Taxes and remit (or cause to be remitted) to the applicable taxing authorities the Transfer Taxes shown to be due in respect of such Tax Returns, and shall provide Buyer proof of such payment. Buyer will reimburse Seller fifty percent (50%) of the amount of any such Transfer Tax within thirty (30) days of Seller's written demand therefor. Buyer will cooperate with Seller as reasonably requested with respect to the preparation and filing of such Tax Returns.

                             (b)           No later than sixty (60) days after the Closing Date, PHH will provide to Seller, New JV and HL a statement (a "Tax Allocation Statement") specifying the allocation of the Purchase Price and the Asset Purchase Price (and other relevant amounts) among the assets of HL for U.S. federal income tax purposes. The Tax Allocation Statement will be prepared in accordance with applicable Law and the principles of Section 1060 of the Code and the Treasury Regulations promulgated thereunder. If Seller disagrees with the Tax Allocation Statement, Seller may, within thirty (30) days after delivery of the Tax Allocation Statement, deliver a notice (the "Seller Allocation Notice") to PHH to such effect, specifying those items as to which Seller disagrees and setting forth Seller's proposed allocation. If the Seller Allocation Notice is duly delivered, PHH and Seller shall, during the twenty (20) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts. If PHH and Seller are unable to reach such agreement, they shall promptly thereafter cause a mutually acceptable internationally recognized independent accounting firm (the "Accounting Firm") to resolve any remaining disputes. PHH, on the one hand, and Seller, on the other hand, will each bear fifty percent (50%) of the costs and expenses of the Accounting Firm. The Tax Allocation Statement, as it may be adjusted pursuant to any agreement between PHH and Seller or as determined by the Accounting Firm, shall be the "Final Tax Allocation Statement".

                             (c)           The Parties, New JV, HL and their respective Affiliates agree to treat, for U.S. federal (and applicable U.S. state and local) income tax purposes, (i) the Asset Sales and the Transactions, together, as sales of partnership interests from Buyer to Guaranteed Rate, Inc. ("GRI") (and not as sales of the assets of HL), resulting in a technical termination of HL and a close of the partnership taxable year of HL on the Closing Date pursuant to Section 708(b)(1)(B) of the Code and (ii) any cash distributions by HL to Seller in connection with the Transactions as distributions by a partnership to a partner described in Section 731 of the Code. The Parties, New JV, HL and their respective Affiliates shall cooperate as reasonably requested of each other with respect to the tax reporting of the positions set forth in this Section 4.1(c).

                             (d)           None of the Parties, New JV, HL or their respective Affiliates will, in each case except as required by applicable Law, (i) file any Tax Return on a basis inconsistent with the Final Tax Allocation Statement described in Section 4.1(b) or the tax treatment described in Section 4.1(c) or (ii) take any position in any Tax audit or other proceeding inconsistent with the Final Tax Allocation Statement described in Section 4.1(b) or the tax treatment described in Section 4.1(c).

  4.2.          Reasonable Best Efforts.    (a) Subject to the terms and conditions of this Agreement, prior to the Closing, each of the Parties will use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under any applicable Law to consummate and make effective in the most expeditious manner possible the Transactions, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) the satisfaction of the conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and to cooperate with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any Governmental Entity (which actions will include furnishing all information required in connection with approvals of or filings with any Governmental Entity) required to be obtained or made by any Party or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, (iv) taking all reasonable actions necessary to obtain applicable consents, waivers or approvals of any third parties, (v) defending any Actions, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder or thereunder, and (vi) the execution and delivery of any additional instruments, documents and waivers necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Each Party will use all reasonable best efforts to fulfill all conditions precedent to the Closing and will not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any consent, authorization, Order or approval of, or exemption by, any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding anything to the contrary in this Agreement, in no event will Seller or the PHH Parties, or any of their respective Affiliates be required to make any payments, incur any Liability or offer or grant any accommodation (financial or otherwise) to any Governmental Entity or any other Person in connection with actions contemplated by this Section 4.2.

                             (b)           Prior to the Closing, each Party will promptly consult with the other Parties with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other Parties (or their respective counsel) copies of), all filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions. Each Party will promptly inform the other Parties of any material communication from any Governmental Entity regarding any of the Transactions. If any Party or its Representative receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request.

                             (c)           Each of the Parties will use all reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any applicable Law or otherwise seeking to prevent or interfere with the consummation of the Transactions, each of the Parties will cooperate and use all reasonable best efforts to vigorously contest and resist any such Action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other Order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Transactions, including by vigorously pursuing all available avenues of administrative and judicial appeal. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 4.2 will limit the right of any Party hereto to terminate this Agreement pursuant to Section 6.1, so long as such Party hereto has, up to the time of termination, complied with its obligations under this Section 4.2.

  4.3.          Publicity.    The initial press release or portion thereof to the extent pertaining to this Agreement and the Transactions will be substantially in the form previously agreed by the PHH Parties and Seller and thereafter none of the Parties or any of their respective Affiliates will issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other Parties and giving the other Parties the opportunity to review and comment on such press release or other announcement; provided, however, that no prior consultation with, review by or consent from any Party will be required with respect to any press release or other public statement or portions thereof to the extent relating to the plans, expectations or prospects of a Party following the consummation of the Transactions; provided, further, that this Section 4.3 will not apply to any release or public statement as a Party determines to be required by applicable Law, by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, or as may be requested by a Governmental Entity.

  4.4.          Confidentiality.    Except as otherwise permitted under Section 4.3, each of Seller, the PHH Parties and their respective Representatives will treat all nonpublic information relating to the other Parties obtained in connection with this Agreement and the Transactions as confidential in accordance with the terms of the confidentiality provisions of the Existing HL Agreements, which provisions are hereby incorporated by reference and will continue in full force and effect. If this Agreement is, for any reason, terminated prior to the Closing, any such confidentiality agreements or obligations will continue in full force and effect, pursuant to Section 6.2 hereof in accordance with their terms.

  4.5.          Indemnification.

  (a)          Obligations of the PHH Parties.    From and after the Closing, the PHH Parties shall jointly and severally indemnify, defend and hold harmless the Seller Indemnified Parties in respect of:

(i) 100% of any and all Damages suffered, incurred or sustained by any of them resulting from, arising out of or relating to any of the matters set forth on Section 4.5(a)(i) of the PHH Disclosure Letter, and

(ii) 50.1% of (A) any and all Damages suffered, incurred or sustained by any of them resulting from, arising out of or relating to the ownership or operation of HL prior to the Closing, to the extent that such matter is not covered by clause (i) above, and (B) the Winddown Costs.

  (b)          Obligations of Seller.    From and after the Closing, Seller shall indemnify, defend and hold harmless the PHH Indemnified Parties in respect of 49.9% of (A) any and all Damages suffered, incurred or sustained by any of them resulting from, arising out of or relating to the ownership or operation of HL prior to the Closing, to the extent that such matter is not covered by clause (i) of Section 4.5(a), (B) the matters set forth on Section 4.5(a)(i) of the Seller Disclosure Letter, and (C) the Winddown Costs; provided that the foregoing will not limit or otherwise affect the indemnification obligations of the PHH Parties under any Existing HL Agreements.

  (c)          Letter of Credit.    In connection with (i) the matters set forth on Section 4.5(c) of the PHH Disclosure Letter or (ii) other pending or threatened Actions for which Seller or its Affiliates may have joint and several liability with HL or its Affiliates (collectively, the "Specified Actions"), PHH shall provide Seller at the Closing, at PHH's expense, a standby letter of credit from a nationally recognized banking institution reasonably acceptable to Seller in an amount not less than the amount required pursuant to Section 4.5(c) of the PHH Disclosure Letter, in form and substance reasonably satisfactory to Seller, which letter of credit shall be for the benefit of the Seller Indemnified Parties and shall provide for payment to the Seller Indemnified Parties of their Damages in the event that the PHH Parties are obligated to make a payment, but fail to make such payment, to a Seller Indemnified Party for Damages in respect of the indemnification provided in Section 4.5(a). For the avoidance of doubt, (i) the provision of such a letter of credit shall in no event relieve the PHH Parties of their indemnification obligations hereunder and shall not result in a cap on their Liabilities with respect thereto and (ii) reductions in the letter of credit shall be managed as set forth in Section 4.5(c) of the PHH Disclosure Letter.

  (d)          Procedures For Third Party Claims.    Each Person seeking indemnification under this Article IV (the "Indemnified Party") shall give prompt notice to the Person from whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim or the commencement of any Action by any third party ("Third Party Claim"), provided, however, that the failure to give such notification will not affect the indemnification provided hereunder unless the Indemnifying Party is materially prejudiced by such failure, and then only to the extent of such prejudice. Upon receipt of such notice of a Third Party Claim, the Indemnifying Party will have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will obtain the prior written consent of the Indemnified Party (which may not be unreasonably withheld, delayed or conditioned) before entering into any settlement or compromise of such Third Party Claim or permit a default or consent to entry of any judgment. Notwithstanding the foregoing, consent of the Indemnified Party shall not be required for any such settlement if (i) the sole relief provided is monetary damages that are paid in full by any Indemnifying Party, and (ii) the settlement includes an unconditional release of such Indemnified Party and its Affiliates from all Liability relating to claims that are the subject matter of the Third Party Claim and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Party or its Affiliates. In the event the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, or there is otherwise an actual or potential conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnified Party will have the right, at the Indemnifying Party's reasonable expense, to select separate counsel and to otherwise separately defend itself but will not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. With respect to any Third Party Claim subject to indemnification under this Agreement, the Indemnified Party agrees to cooperate and cause its Affiliates to cooperate in good faith with the Indemnifying Party in connection with the defense of such Third Party Claim.

                             (e)       Procedures for Direct Claims. In the event an Indemnified Party has a claim for indemnity under Section 4.5(a) or Section 4.5(b) against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing, and as promptly as practicable, of such claim to the Indemnifying Party, which notice shall in no event be delivered to the Indemnifying Party later than 30 days after the Indemnified Party first learns of the facts on which such claim is based (such 30 day period, the "Notice Period"). Such notice shall set forth in reasonable detail such claim and the basis for indemnification and the amount of such Damages incurred or that such Indemnified Party reasonably estimates in good faith is likely to be incurred in connection with such claim (taking into account the information then available to the Indemnified Party). The failure to notify the Indemnifying Party as promptly as practicable within the Notice Period shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure shall have actually and adversely prejudiced the Indemnifying Party.

4.6. Waiver of Certain Provisions under the Existing HL Agreements. Each Party hereby waives any obligation or provision of any Existing HL Agreement that would otherwise prevent, limit or restrict any Party or its Affiliates from entering into or consummating any transactions contemplated under this Agreement, the Asset Purchase Agreement or the operating agreement of the New JV with GRI; provided that such waiver will terminate automatically if either this Agreement or the Asset Purchase Agreement is terminated for any reason.

4.7. Existing HL Agreements. The Parties hereby agree and acknowledge that all indemnification provisions under the Existing HL Agreements shall survive and shall remain in full force and effect prior to and after the Closing.

4.8. Management Services Agreement. With respect to the fees payable by HL to PHH Mortgage Corporation ("PMC") under the Management Services Agreement, the Parties hereby agree that, commencing with the First Closing (as defined in the Asset Purchase Agreement), the fixed and variable charges and fees paid thereunder shall be as set forth in Section 4.8 of the PHH Disclosure Letter; provided, however, that (1) if the period between any two Closings (as defined in the Asset Purchase Agreement) is greater than one month, the fee specified to apply for the earlier of the two Closings shall continue to apply, (2) subject to clause (1), if the Closing occurs in the middle of a month, the average of the applicable charges and fees will be paid, and (3) notwithstanding clauses (1) and (2), the fixed charges for Other G&A and Sales Management & Other Direct Support charges will be adjusted based on when those employees and resources are actually transitioned to the New JV. For the avoidance of doubt, the monthly Mt. Laurel rent charge will continue to be paid as well through the Final Closing Date.

V. CONDITIONS

5.1. Conditions to Obligations of Each Party. The respective obligation of each Party to effect the Closing will be subject to the satisfaction or waiver of each of the following conditions:

                             (a)       Asset Purchase Agreement. Each of the APA Closings shall have occurred.

                             (b)       No Injunctions or Restraints. No Law, entered, enacted, promulgated, enforced or issued by any Governmental Entity (collectively, "Restraints") shall be in effect preventing the consummation of any of the Transactions; provided, however, that a Party may not assert that this condition has not been satisfied unless such Party shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered to the extent required by and subject to Section 4.5.

5.2. Conditions to Obligations of Seller. The obligation of Seller to effect the Closing is further subject to the satisfaction, or waiver (to the extent permitted by Law) by Seller, of the following conditions:

                             (a)       Representations and Warranties. The representations and warranties of the PHH Parties set forth in Article III of this Agreement shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), except in the case of any representation and warranty (other than the representations and warranties set forth in Section 3.6) where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of the PHH Parties to consummate the Transactions.

                             (b)       Performance of Obligations of the PHH Parties. The PHH Parties shall have in all material respects performed or complied with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                             (c)       Officer's Certificate. Buyer shall have furnished Seller with a certificate dated the Closing Date signed on its behalf by a senior executive officer to the effect that the conditions set forth in Sections 5.2(a) and 5.2(b) have been satisfied.

                             (d)       Closing Deliverables. Each of the Closing deliverables contemplated by Sections 1.3(c) shall have been delivered by the PHH Parties.

5.3. Conditions to Obligations of the PHH Parties. The obligation of the PHH Parties to effect the Closing is further subject to the satisfaction, or waiver (to the extent permitted by Law) by Seller, of the following conditions:

                             (a)       Representations and Warranties. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the ability of Seller to consummate the Transactions.

                             (b)       Performance of Obligations of Seller. Seller shall have in all material respects performed or complied with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                             (c)       Officer's Certificate. Seller shall have furnished the PHH Parties with a certificate dated the Closing Date signed on its behalf by a senior executive officer to the effect that the conditions set forth in Sections 5.3(a) and 5.3(b) have been satisfied.

                             (d)       Closing Deliverables. Each of the Closing deliverables contemplated by Section 1.3(b) shall have been delivered by Seller.

5.4. Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Closing if such failure was caused by such Party's failure to comply with its obligations to consummate the Transactions to the extent required by this Agreement.

VI. TERMINATION

6.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date in the following circumstances:

                             (a)       by mutual written consent of the Parties;

                             (b)       by Seller upon the occurrence of those circumstances set forth in Section 6.1(b) of the Asset Purchase Agreement which would have provided New JV the right to terminate the Asset Purchase Agreement; or

                             (c)       automatically in the event that the Asset Purchase Agreement is terminated in accordance with its terms.

6.2. Effect of Termination.

                             (a)       If this Agreement is terminated pursuant to Section 6.1, this Agreement will become void and of no effect with no Liability on the part of any Party (or any stockholder, director, officer, employee or Representative of such Party) to the other Party hereto; provided, however, that (a) the provisions of Section 4.3, Section 4.4, this Section 6.2, Article VII and Article VIII hereof will survive such termination, (b) subject to Section 6.2(b), the Existing HL Agreements will remain in full force and effect unless otherwise amended or terminated pursuant to their respective terms, and (c) no Party will be relieved or released from Liability for Damages of any kind, including consequential Damages and any other Damages (whether or not communicated or contemplated at the time of execution of this Agreement) arising out of, any deliberate material breach of any of its covenants contained in this Agreement (it being understood that the failure of the Parties to effect the Closing when required under the terms of the Agreement will constitute a deliberate material breach regardless of the circumstances), and the aggrieved Party(ies) will be entitled to all rights and remedies available at Law or in equity. No Party claiming that such breach occurred will have any duty or otherwise be obligated to mitigate any such damages.

                             (b)       Upon termination of the Asset Purchase Agreement under any of the circumstances specified under Section 6.2(c) thereof, Buyer shall, automatically and without any further action of the Parties, be deemed to have immediately, irrevocably and unconditionally waived (i) the requirement that Seller have given a "Two-Year Termination Notice" to Buyer prior to exercising Seller's rights under Section 8.4 of the HL Operating Agreement, and Seller shall have the right to put its interests in HL for Fair Market Value, without any waiting period (to the same extent as if the Two-Year Termination Notice had been provided and the two-year waiting period had already expired) and (ii) any provision or restriction under the HL Operating Agreement that would otherwise limit or restrict Seller or its Affiliates from entering into any joint venture, directly or indirectly, with any third party (including Galaxy).

VII. MISCELLANEOUS

7.1. Amendment and Waivers. Subject to applicable Law, this Agreement may be amended by the Parties hereto by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the Parties. At any time prior to the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties by the other Party contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by another Party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

7.2. Survival. (a) None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement will survive after the Closing.

                             (b)       All covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date, will survive the Closing in accordance with their terms. All other covenants and agreements contained herein will not survive the Closing and will thereupon terminate.

7.3. Expenses. Except as otherwise expressly provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the Party incurring such fees, costs and expenses.

7.4. Governing Law; Jurisdiction. (a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

                             (b)       Any Action based upon, arising out of or related to this Agreement or the Transactions will be brought in a Delaware state court or the United States District Court for the District of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action, suit or proceeding will be heard and determined only in any such court, and agrees not to bring any action, suit or proceeding arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 7.4(b).

7.5. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and sent by facsimile, by electronic mail, by nationally recognized overnight courier service or by registered mail and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 7.5 or facsimile at the facsimile telephone number specified in this Section 7.5, in either case, prior to 5:00 p.m. (New York City time) on a

Business Day and, in each case, a copy is sent on such Business Day by nationally recognized overnight courier service, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 7.5 or facsimile at the facsimile telephone number specified in this Section 7.5, in each case, later than 5:00 p.m. (New York City time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (c) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (a) and (b) above), or (d) upon actual receipt by the Party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications will be as follows.

                             If to Seller

                             c/o Realogy Holdings Corp.
                             175 Park Avenue
                             Madison, New Jersey 07940
                             Attention: General Counsel
                             Facsimile No.: 973-407-6685

                             with copies (which will not constitute notice) to:

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, New York 10036-6522
                             Attention: Thomas W. Greenberg, Esq.
                             Email: Thomas.greenberg@skadden.com
                             Facsimile No.: 917-777-7886

                             If to the PHH Parties, to:

                             c/o PHH Corporation
                             3000 Leadenhall Road
                             Mt. Laurel, NJ 08054
                             Attention: General Counsel
                             Facsimile No.: 856-917-7295

                             with copies (which will not constitute notice) to:

                             Jones Day
                             250 Vesey Street
                             New York, New York 10281
                             Attention: Jeffrey Symons
                             Email: jsymons@jonesday.com
                             Facsimile No.: (212) 755-7306

7.6. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties. For purposes of this Agreement, facsimile signatures will be deemed originals, and the Parties agree to exchange original signatures as promptly as possible if request by a Party.

7.7. Entire Agreement; Third Party Beneficiaries. This Agreement (including the Seller Disclosure Letter and the PHH Disclosure Letter), the other Transaction Documents, the Asset Purchase Agreement and the agreements referenced therein, and any confidentiality agreement or obligation between the Parties under the Existing HL Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (b) except for the Indemnified Parties under Article IV, is not intended to and will not confer upon any Person other than the Parties to this Agreement, and their permitted assigns any rights, benefits or remedies of any nature whatsoever. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or Liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may be qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

7.8. Specific Performance. The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) each Party will be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 6.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, no Party would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. Each Party acknowledges and agrees that any Party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.8 will not be required to provide any bond or other security in connection with any such injunction and any Party against whom such injunction is entered expressly waives any bond or security in connection therewith.

7.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

7.10. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

7.11. Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client Privilege. Each of the PHH Parties waives and will not assert, and agrees to cause its Affiliates to waive and to not assert, any conflict of interest arising out of or relating to any representation, before or after the Closing, of Seller or any of its Affiliate, or any of their respective officers, employees, directors or managers, in any matter involving this Agreement, or any other agreements or transactions contemplated hereby or thereby (including any litigation, arbitration, mediation or other proceeding), by any legal counsel (including Skadden, Arps, Slate, Meagher & Flom LLP) that has represented any such Party prior the Closing. Each of the PHH Parties waives and will not assert, and agrees to cause its Affiliates to waive and to not assert, any attorney-client privilege with respect to any communication occurring on or prior to the Closing between any legal counsel and Seller or any of its Affiliate, or any of their respective officers, employees, directors and managers, it being the intention of the Parties that all such rights to such attorney-client privilege and to control such attorney-client privilege will be retained by Seller, its Affiliates, and their respective officers, employees, directors or managers.

7.12. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, by operation of Law or otherwise, by Seller without the prior written consent of the PHH Parties.

7.13. Damages. No Party or any of its current, former or future Representatives or Affiliates shall be liable for any special, punitive, consequential, indirect or exemplary damages, diminution in value, lost profits or similar items arising out of or in connection with any breach of a post-Closing obligation under this Agreement, provided, however, that such limitation will not be applicable with respect to (a) any Damages paid to a third party in connection with a third party claim, (b) any Damages that are imposed by a Governmental Entity in connection with a breach of applicable Law, or (c) indemnification rights under any Existing HL Agreement or this Agreement.

7.14. PHH Guaranty of Buyer Obligations. (a) PHH guarantees, absolutely and unconditionally and as a primary obligation (and not as surety only) that Buyer shall fully, completely and timely pay and perform all of its obligations and liabilities described in this Agreement and the Termination Agreement, in each case, strictly in accordance with the terms hereof and thereof (the "Guaranteed Obligations"). If Buyer fails or refuses to pay or perform any such obligations and liabilities, PHH shall, without any notice or demand whatsoever, immediately pay or perform such obligations, as applicable. PHH agrees that this guarantee constitutes a guaranty of payment when due and not of collection. PHH hereby expressly waives (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (except as otherwise required to be provided to Buyer hereunder), and any requirement that any Party exhaust any right, power or remedy or proceed against Buyer under this Agreement or the Termination Agreement.

                             (b)       Notwithstanding anything to the contrary in this Agreement, Seller acknowledges and agrees that (i) to the extent that Buyer is relieved of any of the Guaranteed Obligations, PHH and its Subsidiaries shall be similarly relieved of their corresponding obligations under this Agreement, and (ii) PHH may assert, as a defense to, or release or discharge of, any obligation of such Party under this Agreement, any claim, defense or release that Buyer could assert against Seller under the Asset Purchase Agreement or the Termination Agreement, as the case may be.

                             (c)       This Section 7.14 shall terminate upon the earlier of (i) the full payment and performance of the Guaranteed Obligations or (ii) the termination of this Agreement pursuant to Section 6.1.

VIII. DEFINITIONS; INTERPRETATION

8.1. Cross References. Each of the following terms is defined in the section set forth opposite such term:

Accounting Firm	4.1(b)
Accounting Referee	1.3(d)
Adjustment Date	1.2
Agreement	Preamble
Asset Purchase Agreement	Recitals
Asset Sales	Recitals
Buyer	Preamble
Closing	1.3
Closing Date	1.3
Effective Time	1.3
Exchange Act	2.3(b)
Final Tax Allocation Statement	4.1(b)
General Enforceability Exceptions	2.2
GRI	4.1(c)
Guaranteed Obligations	7.14
HL	Recitals
HL Operating Agreement	8.2
Indemnified Party	4.5(d)
Indemnifying Party	4.5(d)
JV Interests	Recitals
New JV	Recitals
Notice Period	4.5(e)

Parties	Preamble
Party	Preamble
PHH	Preamble
PHH Parties	Preamble
PMC	4.8
Purchase Price	1.2
Purchased Interests	Recitals
Restraints	5.1(b)
Seller	Preamble
Seller Allocation Notice	4.1(b)
Tax Allocation Statement	4.1(b)
Termination Date	8.2
Third Expert	8.2
Third Party Claim	4.5(d)
Valuation Expert(s)	8.2

8.2. Certain Defined Terms. The following terms will have the meanings set forth below for purposes of this Agreement when used herein with initial capital letters:

                             "Action" means any legal, administrative, judicial, arbitral or other claim, action, suit or similar proceeding by or before any Governmental Entity or regulatory investigation of any nature.

                             "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act, provided, however, that in no event shall HL be considered to be an Affiliate of Seller or its Affiliates.

                             "APA Closings" means each of the closings contemplated by the Asset Purchase Agreement.

                             "Asset Purchase Price" means the "Purchase Price" (as defined in the Asset Purchase Agreement) for certain assets and liabilities of HL pursuant to the Asset Purchase Agreement.

                             "Book Equity" means the consolidated book value of the assets minus liabilities of HL.

                             "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

                             "Code" means the Internal Revenue Code of 1986, as amended.

                             "Contract" means any agreement, lease, sublease, license, contract, note, bond, mortgage, promissory note, indenture, instrument, deed of trust, franchise, concession, arrangement, obligation or other legally binding commitment, arrangement or undertaking (whether written or oral).

                             "Damages" means all losses, damages, payments, costs, suits, actions, liabilities, obligations, fines, penalties, charges, and expenses (including amounts paid in connection with any assessments, judgments or settlements relating thereto, and out-of-pocket expenses and reasonable attorneys' fees and expenses reasonably incurred in defending against or participating in any Actions or in connection with participating in any Actions or enforcing indemnification claims pursuant to this Agreement).

                             "Distributable Cash" means all cash and cash equivalents held by HL, including (i) all proceeds received by HL under the Asset Purchase Agreement, (ii) all proceeds from mortgages held by HL for sale and (iii) cash realized from the reduction in HL warehouse lines, less (1) cash required to satisfy working capital requirements and minimum statutory deposits, (2) cash required to repay HL warehouse loans and (3) cash required to fund the Winddown Cost, in each case determined based on the Monthly Forecasts (as such term is defined in the HL Operating Agreement) prepared by the Managing Member in accordance with the HL Operating Agreement.

                             "Encumbrance" means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

                             "Existing HL Agreements" means (i) Amended and Restated Limited Liability Company Operating Agreement of HL, dated January 31, 2005, as amended by Amendment No. 1 to Operating Agreement, dated May 12, 2005, and by Amendment No. 2 to Operating Agreement, dated March 31, 2006 (the "HL Operating Agreement") and (ii) the Strategic Relationship Agreement, dated January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, Cendant Mortgage Corporation, PHH Broker Partner Corporation and HL, as amended by Amendment No. 1 to the Strategic Relationship Agreement, dated May 12, 2005, and by the Amended and Restated Amendment No. 2 to the Strategic Relationship Agreement, dated October 21, 2015.

                             "Fair Market Value" means the fair market value of the interests in HL, as determined in compliance with applicable Law in accordance with the following valuation process:

(i) each of Seller and Buyer will submit the matter to an expert capable of assessing the fair market value of the interests in HL, as determined in compliance with applicable Law (each a "Valuation Expert" and, collectively, the "Valuation Experts") of their own choosing within 15 days of the date of termination of this Agreement in circumstances giving rise to the application of Section 6.2(b) hereof (such date, the "Termination Date");

(ii) as soon thereafter as reasonably practicable, the Valuation Experts shall issue their determination of the fair market value of the interests in HL as of the Termination Date, as determined in compliance with applicable Law, understanding and taking into consideration all relevant facts and circumstances, including the consequences of exercising the Two-Year Put (as defined in the HL Operating Agreement); provided that if any Party's Valuation Expert has not delivered its determination of the fair market value within 90 days of the Termination Date, the determination of the fair market value of the other Party's Valuation Expert (assuming it has delivered its determination) shall be binding on the Parties;

(iii) if the difference between the two determinations is less than or equal to 10%, then the average of the two shall be deemed to be the determination of the fair market value of the interests in HL; and

(iv) if the difference between the two determinations is greater than 10%, then the Valuation Experts shall select a third expert capable of assessing the fair market value of the interests in HL, as determined in compliance with applicable Law (the "Third Expert"), who shall, within 30 days of being engaged or as soon thereafter as reasonably practicable, issue its determination of the fair market value of the interests in HL as of the Termination Date, as determined in compliance with applicable Law, which shall be binding upon the Parties.

Each Party will cooperate fully with the Valuation Experts and the Third Expert, and any information provided to any such expert shall also be provided to the other experts in connection with their determinations. Each Party shall bear all fees and expenses of its own Valuation Expert, and shall share equally the fees and expenses of the Third Expert.

                             "GAAP" means United States generally accepted accounting principles.

                             "Governmental Entity" means any governmental or regulatory (including stock exchange) body, agency, court, commission, instrumentality, authority or other legislative, executive or judicial entity.

                             "Knowledge of PHH "(and similar terms and phrases) means the actual knowledge of the individuals set forth in Section 8.2(a)(i) of the PHH Disclosure Letter, after due inquiry.

                             "Knowledge of Seller" (and similar terms and phrases) means the actual knowledge of the individuals set forth in Section 8.2(a) of the Seller Disclosure Letter, after due inquiry.

                             "Law" means any applicable supranational, foreign, federal, state or local law, statute, regulation, rule, code, ordinance or order enacted, adopted, issued or promulgated by any Governmental Entity or common law or any applicable consent decree or settlement agreement imposed by, or entered into with, any Governmental Entity.

                             "Liabilities" means any and all debts, liabilities and obligations of any kind, nature, character or description, including any filed or threatened litigation, whether accrued or fixed, absolute or contingent, matured or unmatured, or known or unknown, including those arising under any means any Law, judgment, order, decree, statute, ordinance, rule or regulation enacted, issued or promulgated by any Governmental Entity, or action and those arising under any Contract, arrangement, commitment or undertaking, or otherwise.

                             "Management Services Agreement" means the Management Services Agreement, dated as of March 31, 2006, between PMC and HL.

                             "Managing Member" means Buyer, in its capacity as managing member of HL.

                             "Order" means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, determination, award, assessment or binding agreement issued, promulgated or entered by or with any Governmental Entity.

                             "Person" means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person, as the context may require.

                             "PHH Disclosure Letter" means the disclosure letter of the PHH Parties referred to in, and delivered to Seller pursuant to, this Agreement.

                             "PHH Indemnified Parties" means collectively, the PHH Parties, any Affiliate of the PHH Parties, and any officer, director, employee, agent or representative of the PHH Parties or any Affiliate of the PHH Parties.

                             "Present Fair Saleable Value" means, with respect to the PHH Parties the amount that may be realized if its aggregate assets (including its goodwill) are sold as an entirety on a going concern basis with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

                             "Realogy" means Realogy Holdings Corp. a Delaware corporation.

                             "Representatives" means a Person's officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives.

                             "Seller Disclosure Letter" means the disclosure letter of Seller referred to in, and delivered to the PHH Parties pursuant to, this Agreement.

                             "Seller Indemnified Parties" means collectively, Seller, any Affiliate of Seller, and any officer, director, employee, agent or representative of Seller or any Affiliate of Seller.

                             "Solvent" means (i) the amount of the Present Fair Saleable Value of the assets of such Person and its Subsidiaries, on a consolidated basis, will, as of such date, exceed all of its Liabilities as of such date, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged, and (iii) such Person will be able to pay its debts and obligations as they become due, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its debts and obligations.

                             "Subsidiary" means, with respect to any Person, any corporation or other entity (i) the accounts of which would be consolidated with and into those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) such Person or any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership), or (iii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person.

                             "Tax" or "Taxes" means (x) all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value added, payroll, employment, unemployment, workers' compensation, severance, withholding, duties, intangibles, franchise, backup withholding and other taxes of any kind, charges, levies or like assessments in each case in the nature of a tax and imposed by a Governmental Entity, together with all penalties, and additions and interest thereto, whether disputed or not, (y) any Liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) any Liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y).

                             "Tax Law" means a Law that relates to Taxes.

                             "Tax Return" or "Tax Returns" includes all returns, reports, claims for refund and forms (including elections, attachments, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, and including any amendment thereof in each case filed with a taxing authority.

                             "Termination Agreement" means the Termination Agreement in substantially the form attached hereto Exhibit A.

                             "Transaction Document" means, collectively, this Agreement and the Termination Agreement.

                             "Transactions" means the transactions contemplated by this Agreement.

                             "Transfer Tax" means any U.S. federal, state, county, local, non-U.S. and other sales, use, transfer, VAT, goods and services, conveyance, documentary transfer, stamp, recording, registration or other similar Tax (including any notarial fee) imposed in connection with, or otherwise relating to, the sale, transfer or assignment of the Purchased Interests from Seller or any of its Affiliates to Buyer or any of its Affiliates pursuant to this Agreement.

                             "Treasury Regulations" means the United States Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended.

                             "Winddown Costs" means the costs and expenses incurred by HL and its Subsidiaries of winding down the operations of HL in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement, including the types of costs and expenses set forth on Section 8.2(a)(ii) of the PHH Disclosure Letter; provided that, for the avoidance of doubt, "Winddown Costs" do not include (i) either Party's, or their Affiliates', costs and expenses incurred in connection with the Transactions or the transactions contemplated by the Asset Purchase Agreement, including the fees and expenses of financial advisors and outside counsel, or (ii) the indemnification obligations of the PHH Parties set forth in Section 4.5(a) hereof or under the Asset Purchase Agreement.

8.3. Other Definitional and Interpretative Provisions. (a) The following provisions will be applied wherever appropriate herein:

(i) "herein", "hereby", "hereunder", "hereof" and other equivalent words will refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used;
(ii) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural;
(iii) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;
(iv) all accounting terms not specifically defined herein will be construed in accordance with GAAP;
(v) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless another agreement is specified;

(vi) all references in this Agreement to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder;

(vii) the table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof;
(viii) "including" means "including, without limitation";
(ix) the word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if";
(x) reference to "dollars" or "$" will be deemed reference to the lawful money of the United States of America;
(xi) all references to "days" will be to calendar days unless otherwise indicated as a "Business Day"; and
(xii) any capitalized terms used in any Exhibit or in the Seller Disclosure Letter or the PHH Disclosure Letter but not otherwise defined therein have the meaning as defined in this Agreement.

                             (b)            As used in this Agreement, unless the context would require otherwise, the terms "material" or "material to Seller" and the concept of "material" nature of an effect upon Seller will be measured relative to Seller and its Subsidiaries, taken as a whole.

                             (c)            To the extent this Agreement requires any Party to take any action or refrain from any action, the parent entity of such Party will be deemed to be required to cause such Party to take such action or refrain from such action by this Agreement.

                             (d)            The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, the entirety of this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                             (e)            Any language from prior drafts of this Agreement, to the extent not included in the definitive version of this Agreement executed by the Parties hereto, will not be deemed to reflect the intention of any Party hereto, or otherwise serve as parol evidence of any kind, with respect to the Transactions.

                             (f)             The Seller Disclosure Letter and the PHH Disclosure Letter are incorporated herein by reference and will be considered part of this Agreement. The mere inclusion of any item in any section or subsection of either of the disclosure letters as an exception to any representation or warranty or otherwise will not be deemed to constitute an admission by Seller or the PHH Parties, as the case may be, or to otherwise imply, that any such item has had or would reasonably be expected to represents an exception or material development, fact, change, event, effect, occurrence or circumstance for the purposes of this Agreement, or that such item meets or exceeds a monetary or other threshold specified for disclosure in this Agreement. Matters disclosed in any section or subsection of either of the disclosure letters are not necessarily limited to matters that are required by this Agreement to be disclosure herein. Headings inserted in the sections or subsections of either of the disclosure letters are for convenience of reference only and will not have the effect of amending or changing the express terms of the sections or subsections as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank.]

                             IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

REALOGY SERVICES VENTURE PARTNER LLC
By:	/s/ ANTHONY E. HULL
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer, Treasurer
PHH BROKER PARTNER CORPORATION
By:	/s/ GLEN A. MESSINA
Name: Glen A. Messina
Title: President
PHH CORPORATION
By:	/s/ GLEN A. MESSINA
Name: Glen A. Messina
Title: President and Chief Executive Officer

ANNEX F

SUPPORT AGREEMENT

                             This SUPPORT AGREEMENT dated as of February 15, 2017 (this "Agreement") is by and among Guaranteed Rate, Inc., a Delaware corporation ("GRI"), Realogy Holdings Corp, a Delaware corporation ("Realogy"), and PHH Corporation, a Maryland corporation ("PHH", and together with GRI and Realogy, the "Parties" and each a "Party"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the APA (hereafter defined).

W I T N E S S E T H

                             WHEREAS, Guaranteed Rate Holdings, LLC (the "GRI Member"), is a wholly-owned subsidiary of GRI, and TRG Venture Partner LLC (the "Realogy Member") is an indirect wholly-owned subsidiary of Realogy (each of the GRI Member and the Realogy Member is referred to herein as a "Member" and collectively the "Members").

                             WHEREAS, on February 8, 2017, the GRI Member and the Realogy Member formed Guaranteed Rate Affinity, LLC, a Delaware limited liability company (the "JV"), and concurrently with the execution of this Agreement, the GRI Member and the Realogy Member are entering into a Limited Liability Company Operating Agreement for the JV (the "JV Operating Agreement");

                             WHEREAS, concurrently with the execution of this Agreement, Realogy Services Venture Partner LLC, a Delaware limited liability company ("RSV"), PHH Broker Partner Corporation, a Maryland corporation ("PHHBPC"), and PHH are entering into a JV Equity Interests Purchase Agreement (the "HL Purchase Agreement") pursuant to which RSV has agreed to sell to PHHBPC, and PHHBPC has agreed to purchase from RSV, all of RSV's interest (the "Purchased Interests") in and to PHH Home Loans, LLC ("HL"), upon the terms and subject to the conditions set forth in the HL Purchase Agreement, following which PHHBPC shall own all the issued and outstanding membership interests in and to HL;

                             WHEREAS, concurrently with the execution of this Agreement, the JV, HL and PHH are entering into an Asset Purchase Agreement (the "APA"), pursuant to which HL has agreed to sell to the JV, and the JV has agreed to acquire, the Purchased Assets, upon the terms and subject to the conditions set forth in the APA; and

                             WHEREAS, this Agreement sets forth, among other things, the agreement by GRI and Realogy to cause their respective subsidiaries that are Members of the JV to take certain actions in connection with the JV's performance of its obligations and duties under the APA and to provide PHH with a guaranty of their respective Subsidiaries obligations under the APA and the HL Purchase Agreement.

                             NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SUPPORT OBLIGATIONS

  1.1          Support Obligations.

                             (a)           GRI agrees to cause the GRI Member, and Realogy agrees to cause the Realogy Member, to provide to the JV its respective proportionate share (based on its percentage ownership of membership interests in the JV) (each, its "Pro Rata Share") of capital contributions that are required to enable the JV to (i) obtain the Licensing Approvals and Investor Approvals that are conditions to the consummation of the transactions contemplated by the APA as promptly as is reasonably practicable after the date hereof, and (ii) purchase the Purchased Assets, pursuant to the APA, as and when such capital contributions are required to be made, and not later than the applicable closing of the transactions contemplated by the APA (subject to the satisfaction or waiver of all conditions precedent under the APA).

                             (b)           GRI agrees to cause the GRI Member, and Realogy agrees to cause the Realogy Member, to use good faith efforts to cause its respective appointed Representatives (as defined in the JV Operating Agreement) on the Operating Committee of the JV to support obtaining the Licensing Approvals and Investor Approvals and the purchase of the Purchased Assets from HL, on the terms and subject to the conditions set forth in the APA. In furtherance of the foregoing, each of GRI and Realogy will, and will cause their respective Subsidiaries and its and their Representatives to, provide to the JV such cooperation as is reasonably necessary in connection with obtaining the Licensing Approvals and Investor Approvals, including (a) furnishing any documentation or information about such Party or its Subsidiaries as may be reasonably required or requested by the applicable Governmental Entities, (b) assisting with the preparation of required applications, registrations, notifications and other filings with the applicable Governmental Entities, (c) participating in meetings with and responding to inquiries from the applicable Governmental Entities and (d) providing any reasonable assurance that the JV is an eligible licensee in accordance with applicable regulatory requirements, as may be required or requested by the applicable Governmental Entities.

                             (c)           In the event any Delayed Purchased Assets and the Assumed Liabilities related thereto have not been acquired or assumed by the JV prior to the second anniversary of the date of the APA, GRI will use its reasonable best efforts to directly or indirectly acquire such Delayed Purchased Assets and assume such Assumed Liabilities no later than the second anniversary of the date of the APA, consistent with Section 1.7 of the APA.

                             (d)           Each of GRI and Realogy, severally (based on its Pro Rata Share) and not jointly, guarantees, absolutely and unconditionally and as a primary obligation (and not as surety only), the payment obligations of the JV under the APA, the Assignment and Assumption Agreement, and the Transition Services Agreement (collectively, the "APA Relevant Agreements"), strictly in accordance with the terms thereof, as well as payment of any Damages awarded by a Governmental Entity in connection with any breach of a pre-Closing obligation contained in the APA up to a maximum amount of $3,000,000 (the "APA Guaranteed Obligations"). If the JV fails or refuses to pay any such APA Guaranteed Obligations, each of GRI and Realogy shall, severally (based on its Pro Rata Share) and not jointly, without any notice or demand whatsoever, immediately pay such APA Guaranteed Obligations for which the GRI Member or the Realogy Member is liable (based on their Pro Rata Share of the APA Guaranteed Obligations), as applicable. Each of GRI and Realogy agrees that this guarantee constitutes a guaranty of payment when due and not of collection or performance. Each of GRI and Realogy hereby expressly waives (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (except as otherwise required to be provided to the JV under the APA Relevant Agreements), any requirement that any Party exhaust any right, power or remedy or proceed against the JV under any APA Relevant Agreement. The foregoing notwithstanding, in no event shall GRI or Realogy be required to pay more than its applicable Pro Rata Share of the APA Guaranteed Obligations.

                             (e)           Realogy guarantees, absolutely and unconditionally and as a primary obligation (and not as surety only) that RSV shall fully, completely and timely pay and perform all of its obligations and Liabilities described in the HL Purchase Agreement, the Assignment and Assumption Agreement (as defined in the HL Purchase Agreement) or the Termination Agreement (as defined in the HL Purchase Agreement) (collectively, the "HLPA Relevant Agreements"), strictly in accordance with the terms thereof (the "HLPA Guaranteed Obligations"). If RSV fails or refuses to pay or perform any such HLPA Guaranteed Obligations, Realogy shall, without any notice or demand whatsoever, immediately pay or perform such HLPA Guaranteed Obligations, as applicable. Realogy agrees that this guarantee constitutes a guaranty of payment when due and not of collection. Realogy hereby expressly waives (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (except as otherwise required to be provided to RSV under the HL Purchase Agreement), any requirement that any party exhaust any right, power or remedy or proceed against RSV under any HLPA Relevant Agreement.

                             (f)           Notwithstanding anything to the contrary in this Agreement, PHH acknowledges and agrees that (i) to the extent that the JV or RSV, as applicable, is relieved of any of the APA Guaranteed Obligations or the HLPA Guaranteed Obligations, respectively, each of GRI and Realogy and their respective Subsidiaries shall be similarly relieved of their corresponding obligations under this Agreement, and (ii) each of GRI and Realogy may assert, as a defense to, or release or discharge of, any obligation of such Party under this Agreement, any claim, defense or release that the JV or

RSV, as applicable, could assert against PHH or its Subsidiary under the APA Relevant Agreements or the HLPA Relevant Agreements, as the case may be.

                             (g)           In the event that any Governmental Entity listed on Section 5.1(e) of the PHH Disclosure Letter shall have notified any of the Parties in writing that it has an outstanding material objection to the consummation of the Transactions, each of the Parties agree to use their respective reasonable best efforts to resolve such objection; provided that it will not be deemed a breach of this covenant if such efforts fail to clear the objection.

ARTICLE II

MISCELLANEOUS

  2.1          Termination.    The term of this Agreement shall commence on the date hereof and shall continue in effect until the earlier of (i) the full payment and performance of the APA Guaranteed Obligations and the HLPA Guaranteed Obligations or (ii) 180 days after the termination of the APA and the HL Purchase Agreement; provided that, in the event that any Action is instituted that challenges the validity of the termination of the APA or the HL Purchase Agreement or alleges the breach of or seeks the enforcement of the terms thereof, this Agreement shall continue in effect until such Action is finally resolved.

  2.2          Counterparts.    This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

  2.3          Entire Agreement.    This Agreement and the other Transaction Agreements contain a final and complete integration of all prior expressions by the Parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

  2.4          Partial Invalidity.    Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

  2.5          Amendment.    This Agreement may be amended only by a written agreement executed by all the Parties. Following such amendment, this Agreement, as amended, shall be binding upon all Parties.

  2.6          Assignment.    This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, and neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

  2.7          No Third Party Beneficiaries.    Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  2.8          Governing Law.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CHOICE OF LAWS RULES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

  2.9          Waiver of Jury Trial.    EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

  2.10          Submission to Jurisdiction; Waivers.    Each Party hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal or state courts of the State of Delaware, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parties, at their addresses set forth in Section 2.11 or at such other address of which the Parties shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

  2.11          Notices.    To be effective, unless otherwise specified in this Agreement, all notices and demands, consents and other communications under this Agreement must be in writing and must be given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) by delivering the same in Person and receiving a signed receipt therefore, (c) by sending the same by a nationally recognized overnight delivery service or (d) by telecopy (promptly confirmed by telephone and followed by personal or nationally recognized overnight delivery). For purposes of notices, demands, consents and other communications under this Agreement, the addresses of the Parties (and their respective counsel, if applicable) shall be as follows:

                             If to GRI, addressed to:

                             Guaranteed Rate, Inc.

                             3940 N. Ravenswood

                             Chicago, IL 60613

                             Attention: Chief Executive Officer

                             Facsimile No.: 773-435-0676

                             with a copy (which will not constitute notice) to:

                             Mayer Brown LLP

                             1999 K Street

                             Washington, DC 20006

                             Attention: Lauren Pryor

                             Email: Lpryor@mayerbrown.com

                             Facsimile No.: 202-830-0358

                             If to Realogy, addressed to:

                             Realogy Holdings Corp.

                             175 Park Avenue

                             Madison, New Jersey 07940

                             Attention: General Counsel

                             Facsimile No.: 973-407-6685

                             with a copy (which will not constitute notice) to:

                             Skadden, Arps, Slate, Meagher & Flom LLP

                             Four Times Square

                             New York, New York 10036-6522

                             Attention: Thomas W. Greenberg, Esq.

                             Email: Thomas.greenberg@skadden.com

                             Facsimile No.: 917-777-7886

                             If to PHH, addressed to:

                             PHH Corporation

                             3000 Leadenhall Road

                             Mt. Laurel, NJ 08054

                             Attention: General Counsel

                             Facsimile No.: 856-917-7295

                             with a copy (which will not constitute notice) to:

                             Jones Day

                             250 Vesey Street

                             New York, New York 10281

                             Attention: Jeffrey Symons

                             Email: jsymons@jonesday.com

                             Facsimile No.: (212) 755-7306

Notices, demands, consents and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given, made and received three (3) Business Days following the date so mailed. Notices, demands, consents and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given, made and received when sent on a Business Day or, if not sent on a Business Day, then the next succeeding Business Day. Notices, demands, consents and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given, made and received when delivered or refused on a Business Day or, if not delivered or refused on a Business Day, then the next succeeding Business Day. Any Party or its assignee may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required, provided, that at all times each Party shall be required to maintain a notice address in the continental United States.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                             IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

GUARANTEED RATE, INC.
By:	/s/ VICTOR CIARDELLI
	Name:	Victor Ciardelli
	Title:	Chief Executive Officer

REALOGY HOLDINGS CORP.
By:	/s/ ANTHONY E. HULL
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

PHH CORPORATION
By:	/s/ GLEN A. MESSINA
	Name:	Glen A. Messina
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

ANNEX G
Opinion of Credit Suisse Securities (USA) LLC

February 15, 2017

Board of Directors
PHH Corporation
300 Leadenhall Road
Mt. Laurel, New Jersey 08054

Board of Directors:

You have asked us to advise you with respect to the fairness, from a financial point of view, to PHH Corporation ("PHH") of its pro rata share of the Aggregate Consideration (as defined below) to be paid for the Transferred Business (as defined below) of PHH Home Loans, LLC, a joint venture in which PHH Corporation ("PHH") and Realogy Holdings Corp. ("Realogy") indirectly own 50.1% and 49.9%, respectively, of the outstanding common interests (such joint venture, "PHH Home Loans" and, such common interests, the "PHH Home Loans Interests"), pursuant to the terms of an Asset Purchase Agreement (the "Agreement") to be entered into among PHH, PHH Home Loans, RMR Financial, LLC, a wholly owned subsidiary of PHH Home Loans ("RMR" and, together with PHH Home Loans, the "PHH Home Loans Entities"), and Guaranteed Rate Affinity, LLC, a newly formed joint venture of Realogy Holdings Corp. ("Realogy") and Guaranteed Rate, Inc. ("Guaranteed Rate" and, such newly formed joint venture, "Guaranteed Rate Affinity"). As more fully described in the Agreement and as further described to us by representatives of PHH, the PHH Home Loans Entities will sell to Guaranteed Rate Affinity, through a series of closings as specified in the Agreement, certain assets, and Guaranteed Rate Affinity will assume certain liabilities, used in or relating to the PHH Home Loans Entities' business of originating and selling mortgage loans from, among other sources, Realogy's owned residential real estate brokerage and corporate relocations businesses and the U.S.-based employees of Realogy and its subsidiaries (such portion of such business to be sold, the "Transferred Business" and, such transaction, the "Asset Sale Transaction") for aggregate consideration of $70,024,000 in cash (the "Aggregate Consideration"), subject to certain allocations (as to which allocations we express no opinion) as set forth in the Agreement.

We understand that, pursuant to the Agreement and a JV Interests Purchase Agreement (such agreement, together with the Agreement, the "Agreements") proposed to be entered into among PHH, PHH Broker Partner Corporation (the "PHH JV Interests Holder") and Realogy Services Venture Partner LLC (the "Realogy JV Interests Holder") in connection with the Asset Sale Transaction and as otherwise described to us, (i) PHH Home Loans will retain and liquidate certain existing and pipeline mortgage loans and other assets that are not part of the Transferred Business and also will retain certain liabilities (such assets and liabilities, collectively, the "Retained Business" and, such liquidations, the "Liquidation Transactions"), (ii) PHH Home Loans will distribute to its members on a pro rata basis in accordance with such members' respective PHH Home Loans Interest certain cash and cash equivalents comprised of, among other things, the net proceeds received by the PHH Home Loans Entities pursuant to the Agreement and the Liquidation Transactions (such distributions, the "Distributions") and (iii) subsequent to the Asset Sale Transaction and the Distributions, the PHH JV Interests Holder will purchase from the Realogy JV Interests Holder the 49.9% PHH Home Loans Interest owned indirectly by Realogy for nominal consideration (such purchase, together with the Liquidation Transactions, the Distributions and the other transactions contemplated by the Agreements or the winding down by PHH Home Loans of its operations (other than the Asset Sale Transaction), the "Related Transactions"). The terms and conditions of the Asset Sale Transaction and the Related Transactions are set forth more fully in the Agreement and related documents.

Board of Directors
PHH Corporation
February 15, 2017

In arriving at our opinion, we have reviewed an execution copy, provided to us on February 15, 2017, of the Agreement and certain publicly available business and financial information relating to PHH Home Loans. We also have reviewed certain other information relating to PHH Home Loans, including financial forecasts relating to PHH Home Loans (the "Forecasts"), provided to or discussed with us by the management of PHH and have met with the management of PHH to discuss PHH Home Loans and its prospects. We also have considered certain financial data relating to PHH Home Loans and we have compared that data with similar data for publicly held companies in businesses we deemed relevant, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. With respect to the Forecasts that we have been directed to utilize in our analyses, including estimates regarding certain economic benefits relating to PHH Home Loans that the management of PHH has advised us would have accrued to PHH in the absence of the Asset Sale Transaction and the Related Transactions, we have been advised by the management of PHH, and we have assumed, with your consent, that such Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of PHH Home Loans, such economic benefits and the other matters covered thereby and that taking into account the economic benefits relating to PHH Home Loans referred to above and deducting the aggregate tangible book value of the Retained Business as reflected in the most recent balance sheet statements of the PHH Home Loans Entities provided by the management of PHH from the implied values derived for PHH Home Loans in our analyses is an appropriate basis upon which to evaluate the Transferred Business and the Asset Sale Transaction for purposes of such analyses and our opinion. We also have been advised by the management of PHH that audited financial statements for the PHH Home Loans Entities for fiscal year 2016 are not available and we have assumed, with your consent, that such audited financial statements, when available, will not differ in any material respect from estimates provided to us or reflect any information that otherwise would be meaningful in any respect to our analyses or opinion. We further have been advised by the management of PHH, and we have assumed, with your consent, that the business and financial information relating to the Transferred Business, including the Forecasts as utilized in the manner described above, provided to or discussed with us reflect all of (and only) the assets and liabilities used in or relating to the Transferred Business as currently conducted and that there will be no change with respect to the allocation of shared costs or intracompany services that would be meaningful to our analyses or opinion. We express no opinion as to any financial forecasts or estimates, including, without limitation, the Forecasts or the basis for determining the aggregate tangible book value of the Retained Business, or the assumptions on which they are based. We have relied, with your consent and without independent verification, upon the assessments of the management of PHH as to, among other things, (i) the Related Transactions, including with respect to the timing thereof and the assets, liabilities and financial and other terms involved, (ii) the potential impact on the Transferred Business of certain market, competitive, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the residential mortgage and real estate markets and related credit and financial markets, including with respect to interest rates and conditions in the housing market, (iii) the

Board of Directors
PHH Corporation
February 15, 2017

origination volume and capture rates of the Transferred Business and (iv) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key sources of loan originations and mortgage asset-backed debt, hedging counterparties, mortgage program administrators, loan officers and other commercial relationships of the Transferred Business. We have assumed, with your consent, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals, agreements or waivers in connection with the Asset Sale Transaction and the Related Transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the PHH Home Loans Entities (including the Transferred Business), the Asset Sale Transaction or the Related Transactions or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that all contemplated closings of the Asset Sale Transaction and the Related Transactions will occur and that the Asset Sale Transaction and the Related Transactions will be consummated in accordance with the terms of the Agreement and related documents and in compliance with all applicable laws, documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of PHH have advised us, and we further have assumed, that the terms of the Agreement, when executed, will conform in all material respects to the terms reflected in the execution copy reviewed by us. In addition, we have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the PHH Home Loans Entities (including the Transferred Business) or any other entity or business, nor have we been furnished with any such evaluations or appraisals other than certain third-party prepared valuation reports relating to the Transferred Business provided to PHH by Realogy. We are not experts in the evaluation of, and we express no opinion with respect to, loan portfolios or individual credit files and the adequacy or sufficiency of allowances for credit losses with respect to loans or any other matters. We have assumed, with your consent, that PHH and the PHH Home Loans Entities will not directly or indirectly assume or incur any incremental liabilities as a result of the Related Transactions or otherwise (other than liabilities to be retained by the PHH Home Loans Entities pursuant to the terms of the Asset Purchase Agreement) and that appropriate reserves have been established with respect to liabilities of or relating to the PHH Home Loans Entities (including the Transferred Business). We have not been requested to make, and we have not made, an independent evaluation of any potential or actual litigation, regulatory action or governmental investigation or possible unasserted claims or other contingent liabilities to which the PHH Home Loans Entities (including the Transferred Business) or any other entity or business is or may be a party or is or may be subject or any reserves therefor, and we have assumed, with your consent, that the outcome of such matters would not be meaningful in any respect to our analyses or opinion. We express no opinion with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of PHH as to such matters.

In evaluating the fairness, from a financial point of view, to PHH of the Aggregate Consideration to be paid for the Transferred Business, we have considered PHH's pro rata share of the Aggregate Consideration relative to the implied value of PHH's indirect interest in the Transferred Business through its 50.1% PHH Home Loans Interest, without regard to any premium or discount for liquidity, control or otherwise, based on the Forecasts and, as confirmed by the management of PHH, after taking into account certain economic benefits relating to PHH Home Loans that the management of

Board of Directors
PHH Corporation
February 15, 2017

PHH has advised us would have accrued to PHH in the absence of the Asset Sale Transaction and the Related Transactions and deducting the aggregate tangible book value of the Retained Business from the implied values derived for PHH Home Loans in our analyses. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to PHH of its pro rata share of the Aggregate Consideration to be paid for the Transferred Business as if the full amount of the Aggregate Consideration was payable upon consummation of the initial closing contemplated by the Asset Purchase Agreement. Our opinion does not address any other terms, aspects or implications of the Asset Sale Transaction or any Related Transactions, including, without limitation, the form or structure of the Asset Sale Transaction, the form or structure, or financial or other terms of, or potential wind-down or other costs or liabilities arising from, the Related Transactions, any allocations of the Aggregate Consideration or any terms, aspects or implications of any consulting, termination, support, indemnification or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Asset Sale Transaction, the Related Transactions or otherwise. Our opinion also does not address any terms, aspects or implications of any rights or obligations of PHH or Realogy under existing joint venture or other agreements relating to PHH Home Loans or the Transferred Business nor does our opinion address proportionate allocation or relative fairness among the parties to the Asset Sale Transaction or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or stockholders of any party to the Asset Sale Transaction or the Related Transaction or any related entities, or class of such persons, relative to the Aggregate Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Asset Sale Transaction or any Related Transactions as compared to alternative transactions or strategies that might be available to PHH, nor does it address the underlying business decision of PHH or the PHH Home Loans Entities to proceed with the Asset Sale Transaction and the Related Transactions. We also are not expressing any opinion as to the actual proceeds to PHH from the Distributions as a result of the Liquidation Transactions or the prices at which the PHH Home Loans Interests or the Retained Business will be transferable at any time. At your request, in connection with our engagement, we solicited third party indications of interest in acquiring all or a part of PHH; however, as you are aware, such process was limited by virtue of certain consent and other rights exercised by Realogy in connection with such process.

We have acted as financial advisor to PHH in connection with a series of strategic alternative transactions, including the Asset Sale Transaction and the Related Transactions, and have received and will receive fees for our services, of which a portion became payable in connection with our engagement, a portion became payable in connection with the announcement of PHH's pending sale of its remaining non-Ginnie Mae mortgage servicing rights portfolio and the remaining unpaid portion will become payable upon completion of the sale transactions undertaken by PHH as a result of PHH's strategic alternatives review process. We also became entitled to receive a fee upon the rendering of our opinion in connection with the Asset Sale Transaction. In addition, PHH has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. As you are aware, we and our affiliates in the past have provided and in the future may provide investment banking and other financial services to PHH and its affiliates unrelated to the Asset

Board of Directors
PHH Corporation
February 15, 2017

Sale Transaction and the Related Transactions for which we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted or acting as financial advisor to PHH in connection with certain potential acquisition and disposition transactions that were not consummated. As you also are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Realogy and Guaranteed Rate and/or their respective affiliates for which we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted or acting as (i) joint lead arranger, co-syndication agent and co-documentation agent for, and/or as a lender under, certain credit facilities of entities related to Realogy and (ii) lender under a warehouse credit facility of Guaranteed Rate. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of PHH, Realogy, Guaranteed Rate and their respective affiliates and any other company that may be involved in the Asset Sale Transaction and the Related Transactions, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of PHH (in its capacity as such) in connection with its evaluation of the Asset Sale Transaction and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Asset Sale Transaction, any Related Transactions or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, PHH's pro rata share of the Aggregate Consideration to be paid for the Transferred Business pursuant to the Agreement is fair, from a financial point of view, to PHH.

Very truly yours,
CREDIT SUISSE SECURITIES (USA) LLC

ANNEX H

PHH Corporation

Consolidated Financial Statements as of December 31, 2016 and 2015
and for the Years Ended December 31, 2016, 2015 and 2014
(With Report of Independent Registered Public Accounting Firm)

(1)
As filed in "—Item 8. Financial Statements and Supplementary Data" of our 2016 Annual Report on Form 10-K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of PHH Corporation:

        We have audited the accompanying consolidated balance sheets of PHH Corporation and subsidiaries (the "Company") as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2016. Our audits also included the financial statement schedules listed in Item 8. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PHH Corporation and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2016, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2017 expressed an unqualified opinion on the Company's internal control over financial reporting.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 28, 2017

PHH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Year Ended December 31,
	2016	2015	2014
REVENUES
Origination and other loan fees	$280	$284	$231
Gain on loans held for sale, net	262	298	264
Net loan servicing income:
Loan servicing income	353	394	448
Change in fair value of mortgage servicing rights	(238)	(187)	(320)
Net derivative gain related to mortgage servicing rights	10	29	82

Net loan servicing income	125	236	210

Net interest expense:
Interest income	43	44	42
Secured interest expense	(33)	(35)	(35)
Unsecured interest expense	(42)	(55)	(95)

Net interest expense	(32)	(46)	(88)

Other (loss) income	(13)	18	22

Net revenues	622	790	639

EXPENSES
Salaries and related expenses	345	323	358
Commissions	64	79	78
Loan origination expenses	64	91	85
Foreclosure and repossession expenses	35	51	56
Professional and third-party service fees	156	171	127
Technology equipment and software expenses	42	37	37
Occupancy and other office expenses	47	50	51
Depreciation and amortization	16	18	23
Exit and disposal costs	41	—	—
Other operating expenses	116	183	108

Total expenses	926	1,003	923

Loss from continuing operations before income taxes	(304)	(213)	(284)
Income tax benefit	(111)	(82)	(99)

Loss from continuing operations, net of tax	(193)	(131)	(185)
Income from discontinued operations, net of tax	—	—	272

Net (loss) income	(193)	(131)	87
Less: net income attributable to noncontrolling interest	9	14	6

Net (loss) income attributable to PHH Corporation	$(202)	$(145)	$81

Basic and Diluted (loss) earnings per share:
From continuing operations	$(3.77)	$(2.62)	$(3.47)
From discontinued operations	—	—	4.94

Total attributable to PHH Corporation	$(3.77)	$(2.62)	$1.47

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In millions)

	Year Ended December 31,
	2016	2015	2014
Net (loss) income	$(193)	$(131)	$87
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	(22)
Change in unfunded pension liability, net	—	1	(5)

Total other comprehensive income (loss), net of tax	—	1	(27)

Total comprehensive (loss) income	(193)	(130)	60
Less: comprehensive income attributable to noncontrolling interest	9	14	6

Comprehensive (loss) income attributable to PHH Corporation	$(202)	$(144)	$54

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$906	$906
Restricted cash	57	47
Mortgage loans held for sale	683	743
Accounts receivable, net	66	81
Servicing advances, net	628	691
Mortgage servicing rights	690	880
Property and equipment, net	36	47
Other assets	109	247

Total assets(1)	$3,175	$3,642

LIABILITIES
Accounts payable and accrued expenses	$193	$251
Subservicing advance liabilities	290	314
Debt, net	1,262	1,348
Deferred taxes, net	101	182
Loan repurchase and indemnification liability	49	62
Other liabilities	157	137

Total liabilities(1)	2,052	2,294

Commitments and contingencies (Note 15)
EQUITY
Preferred stock, $0.01 par value; 1,090,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 273,910,000 shares authorized; 53,599,433 shares issued and outstanding at December 31, 2016; 55,007,983 shares issued and outstanding at December 31, 2015	1	1
Additional paid-in capital	887	911
Retained earnings	214	416
Accumulated other comprehensive loss(2)	(10)	(10)

Total PHH Corporation stockholders' equity	1,092	1,318
Noncontrolling interest	31	30

Total equity	1,123	1,348

Total liabilities and equity	$3,175	$3,642

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except share data)

(1)
The Consolidated Balance Sheets include assets of variable interest entities which can be used only to settle the obligations and liabilities of variable interest entities which creditors or beneficial interest holders do not have recourse to PHH Corporation and subsidiaries as follows:

	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$67	$80
Restricted cash	24	18
Mortgage loans held for sale	350	389
Accounts receivable, net	9	5
Servicing advances, net	150	157
Property and equipment, net	1	1
Other assets	12	12

Total assets	$613	$662

LIABILITIES
Accounts payable and accrued expenses	$11	$14
Debt	399	456
Other liabilities	5	6

Total liabilities	$415	$476

(2)
Includes amounts recorded related to the Company's defined benefit pension plan, net of income tax benefits of $6 million as of both December 31, 2016 and 2015. During the years ended December 31, 2016 and 2015, there were no amounts reclassified out of Accumulated other comprehensive loss.

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In millions, except share data)

	PHH Corporation Stockholders' Equity
	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-In Capital	Retained Earnings		Noncontrolling Interest	Total Equity
	Shares	Amount
Beginning Balance	57,265,517	$1	$1,142	$507	$16	$24	$1,690
Total comprehensive income (loss)	—	—	—	81	(27)	6	60
Distributions to noncontrolling interest	—	—	—	—	—	(4)	(4)
Stock compensation expense	—	—	8	—	—	—	8
Stock issued under share-based payment plans (includes $6 of excess tax benefit)	840,901	—	16	—	—	—	16
Repurchase and retirement of Common stock	(6,962,695)	—	(178)	(22)	—	—	(200)
Conversion of Convertible notes	—	—	(4)	—	—	—	(4)
Recognition of deferred taxes related to Convertible notes	—	—	5	—	—	—	5

Balance at December 31, 2014	51,143,723	$1	$989	$566	$(11)	$26	$1,571
Total comprehensive (loss) income	—	—	—	(145)	1	14	(130)
Distributions to noncontrolling interest	—	—	—	—	—	(10)	(10)
Stock compensation expense	—	—	9	—	—	—	9
Stock issued under share-based payment plans	204,126	—	2	—	—	—	2
Repurchase and retirement of Common stock	(6,415,519)	(1)	(72)	(5)	—	—	(78)
Conversion of Convertible notes	10,075,653	1	(19)	—	—	—	(18)
Recognition of deferred taxes related to Convertible notes	—	—	2	—	—	—	2

Balance at December 31, 2015	55,007,983	$1	$911	$416	$(10)	$30	$1,348
Total comprehensive (loss) income	—	—	—	(202)	—	9	(193)
Distributions to noncontrolling interest	—	—	—	—	—	(8)	(8)
Stock compensation expense	—	—	8	—	—	—	8
Stock issued under share-based payment plans (includes $9 benefit of excess tax shortfall)	100,222	—	(9)	—	—	—	(9)
Repurchase and retirement of Common stock	(1,508,772)	—	(23)	—	—	—	(23)

Balance at December 31, 2016	53,599,433	$1	$887	$214	$(10)	$31	$1,123

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net (loss) income	$(193)	$(131)	$87
Adjustments to reconcile Net (loss) income to net cash provided by (used in) operating activities:
Net gain on sale of business	—	—	(241)
Capitalization of originated mortgage servicing rights	(60)	(101)	(97)
Net loss on mortgage servicing rights and related derivatives	228	158	238
Vehicle depreciation	—	—	596
Depreciation and amortization	16	18	28
Loss on early extinguishment of debt	—	30	24
Origination of mortgage loans held for sale	(10,513)	(13,512)	(12,612)
Proceeds on sale of and payments from mortgage loans held for sale	10,838	13,965	12,784
Net gain on interest rate lock commitments, mortgage loans held for sale and related derivatives	(266)	(297)	(230)
Deferred income tax benefit	(91)	(70)	(96)
Asset impairments	38	—	—
Other adjustments and changes in other assets and liabilities, net	76	61	(492)

Net cash provided by (used in) operating activities	73	121	(11)

Cash flows from investing activities:
Net cash received on derivatives related to mortgage servicing rights	60	35	70
Proceeds on sale of mortgage servicing rights	12	47	67
Purchases of property and equipment	(17)	(31)	(15)
(Increase) decrease in restricted cash	(10)	9	(87)
Proceeds from sale of business, net of cash transferred and transaction costs	—	—	1,096
Purchases of certificates of deposit	—	—	(250)
Proceeds from maturities of certificates of deposit	—	—	250
Investment in vehicles	—	—	(850)
Proceeds on sale of investment vehicles	—	—	201
Other, net	5	2	7

Net cash provided by investing activities	50	62	489

Cash flows from financing activities:
Proceeds from secured borrowings	12,306	17,213	18,254
Principal payments on secured borrowings	(12,394)	(17,378)	(18,065)
Principal payments on unsecured borrowings	—	(245)	(435)
Cash tender premiums for convertible debt	—	(30)	—
Issuances of Common stock	—	2	10
Repurchase of Common stock	(23)	(77)	(200)
Cash paid for debt issuance costs	(4)	(7)	(21)
Distributions to noncontrolling interest	(8)	(10)	(4)
Other, net	—	(4)	(3)

Net cash used in financing activities	(123)	(536)	(464)

Net increase (decrease) in Cash and cash equivalents	$—	$(353)	$14

Cash and cash equivalents at beginning of period	906	1,259	1,245

Cash and cash equivalents at end of period	$906	$906	$1,259

Supplemental Disclosure of Cash Flows Information:
Interest payments	$66	$72	$125
Income tax (refunds) payments, net	(29)	9	543
Payments for debt retirement premiums	—	—	22

See accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Organization

        PHH Corporation and subsidiaries (collectively, "PHH" or the "Company") operates in two business segments: Mortgage Production, which provides mortgage loan origination services and sells mortgage loans, and Mortgage Servicing, which performs servicing activities for originated and purchased loans, and acts as a subservicer.

        The Consolidated Financial Statements include the accounts and transactions of PHH and its subsidiaries, as well as entities in which the Company directly or indirectly has a controlling interest and variable interest entities of which the Company is the primary beneficiary. PHH Home Loans, LLC and its subsidiaries are consolidated within the Consolidated Financial Statements and the ownership interest of Realogy Services Venture Partner LLC, a subsidiary of Realogy Holdings Corp. ("Realogy") is presented as a noncontrolling interest. Intercompany balances and transactions have been eliminated from the Consolidated Financial Statements.

Preparation of Financial Statements

        The Consolidated Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions include, but are not limited to, those related to the valuation of mortgage servicing rights, mortgage loans held for sale and other financial instruments, the estimation of liabilities for commitments and contingencies, mortgage loan repurchases and indemnifications and the determination of certain income tax assets and liabilities and associated valuation allowances. Actual results could differ from those estimates.

        Effective on July 1, 2014, the Company sold its Fleet Management Services business and related fleet entities (collectively the "Fleet business") to certain wholly-owned subsidiaries of Element Financial Corporation. The results of the Fleet business are presented as discontinued operations in the Consolidated Statements of Operations and have been excluded from continuing operations and segment results for all periods presented. The cash flows and comprehensive income related to the Fleet business have not been segregated and are included in the Consolidated Statements of Cash Flows and Consolidated Statements of Comprehensive Income, respectively, for all periods presented. Amounts related to the Fleet business are excluded from the Notes to Consolidated Financial Statements unless otherwise noted. See Note 3, 'Discontinued Operations' for additional information.

        Unless otherwise noted, and except for share and per share data, dollar amounts presented within these Notes to Consolidated Financial Statements are in millions.

Changes in Accounting Policies

        Share-Based Payments.    In June 2014, the FASB issued ASU 2014-12, "Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period." The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition, rather than being reflected in estimating the grant-date fair value of the award. The

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

Company adopted this guidance prospectively as of January 1, 2016, and there was no impact to the Company's financial statements.

        Consolidation.    In February 2015, the FASB issued ASU 2015-02, "Amendments to the Consolidation Analysis." The update impacts an entity's consolidation analysis of its variable interest entities, particularly those that have fee arrangements and related party relationships. The update eliminates certain conditions for evaluating whether a fee paid to a decision maker or a service provider represents a variable interest, and places more emphasis in the evaluation of variable interests other than fee arrangements. Additionally, the amendments reduce the extent to which related party arrangements cause an entity to be considered a primary beneficiary. This guidance was adopted retrospectively as of January 1, 2016, and the Company updated its consolidation analyses for relevant entities. The adoption of this update did not change any consolidation conclusions, and there was no impact to the Company's financial statements or disclosures.

        Interest.    In April 2015, the FASB issued ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs," which requires that debt issuance costs related to a recognized debt liability be presented in the Balance Sheets as a direct deduction from the carrying amount of that debt liability, consistent with the presentation of debt discounts. In August 2015, the FASB issued ASU 2015-15, "Presentation and Subsequent Measurement of Debt Issue Costs Associated with Line-of-Credit Arrangements," which states that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement.

        The Company adopted this guidance retrospectively as of January 1, 2016, which resulted in a $10 million decrease to both Other assets and Debt in the Consolidated Balance Sheets as of December 31, 2015. The Company elected not to reclassify debt issuance costs related to line-of-credit and mortgage warehouse arrangements, which continue to be presented in Other assets for all periods. The adoption of this standard did not impact the Company's results of operations or cash flows.

        Intangibles—Goodwill and Other—Internal-Use Software.    In April 2015, the FASB issued ASU 2015-05, "Customer's Accounting for Fees Paid in a Cloud Computing Arrangement." This update clarifies whether a cloud computing arrangement should be accounted for as a software license or as a service contract by the customer, depending on the terms of the arrangement. In addition, the guidance requires all software licenses within the scope of the internal use software subtopic to be accounted for consistent with other licenses of intangible assets. The Company adopted this guidance prospectively to all arrangements entered into or materially modified after January 1, 2016. The adoption of this standard did not have an impact to the Company's financial statements.

        Presentation of Financial Statements.    In August 2014, the FASB issued ASU 2014-15, "Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" which requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year after the date that the financial statements are issued and to provide footnote disclosures in certain circumstances. Management's evaluation should be based on relevant conditions and events that are known at the date financial statements are issued. The Company adopted this guidance during the fourth quarter of 2016 and it did not have an impact to the Company's financial statements or disclosures.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements

        Revenue Recognition.    In May 2014, the FASB issued ASU 2014-9, "Revenue from Contracts with Customers." The objective of the guidance is to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and IFRS. The Amendment supersedes most current revenue recognition guidance, including industry-specific guidance. The Amendment also enhances disclosure requirements around revenue recognition and the related cash flows. The FASB has issued several amendments to the new revenue standard ASU 2014-09, including:

  •
  ASU 2016-08, "Principal Versus Agent Considerations (Reporting Revenue Gross versus Net)." The amendments to this update were issued in March 2016 and are intended to improve the implementation guidance on principal versus agent considerations in ASU 2014-09 by clarifying how an entity should identify the unit of accounting (i.e. the specified good or service) and how an entity should apply the control principle to certain types of arrangements.

  •
  ASU 2016-10, "Identifying Performance Obligations and Licensing." The amendments to this update were issued in April 2016 and are intended to improve the implementation guidance on identifying performance obligations by reducing the cost and complexity of identifying promised goods or services and improving the guidance for determining whether promises are separately identifiable. The amendments also provide implementation guidance on accounting for licenses of intellectual property.

  •
  ASU 2016-12, "Narrow-Scope Improvements and Practical Expedients." The amendments to this update were issued in May 2016 and clarify certain core recognition principles and provide practical expedients available at transition. The improvements address collectability, sales tax presentation, non-cash consideration, contract modifications and completed contracts at transition.

  •
  ASU 2016-20, "Technical Corrections and Improvements to Topic 606." This update was issued in December 2016 to increase stakeholders' awareness of the proposals and to expedite improvements to ASU 2014-09 and amends or clarifies thirteen narrow aspects of the revenue recognition guidance.

        The revenue standards and subsequent updates are to be applied retrospectively to all prior periods presented or through a cumulative adjustment in the year of adoption, and are effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that period. The Company does not expect to early adopt the revenue standard. The Company has reviewed the scope of the guidance and monitored the determinations of the FASB Transition Resource Group and determined that certain revenue streams are not within the scope of the standard and that those current accounting policies will not change. However, the Company continues to evaluate certain select revenue streams, including subservicing fees, and the impact that this guidance will have on its financial statements and disclosures. The Company has not yet selected a transition method of adoption.

        Financial Instruments.    In January 2016, the FASB issued ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities." This update revises an entity's accounting related to the classification and measurement of investments in equity securities (except those accounted for under the equity method of accounting or those that result in consolidation of the investee), changes the presentation of certain fair value changes relating to instrument specific credit

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

risk for financial liabilities and amends certain disclosure requirements associated with the fair value of financial instruments. This update is effective for the first interim and annual periods beginning after December 15, 2017 with early adoption permitted for certain provisions of the update. The Company is currently evaluating the impact of adopting this new standard.

        In June 2016, the FASB issued ASU 2016-13, "Measurement of Credit Losses on Financial Instruments." The amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This standard is applicable to financial instruments not accounted for at fair value, including but not limited to, trade receivables and off-balance sheet credit exposures. This update is effective for the first interim and annual periods beginning after December 15, 2019, with early adoption permitted for fiscal years beginning after December 15, 2018. At adoption, this update will be applied using a modified retrospective approach. The Company is currently evaluating the impact of adopting this new standard.

        Leases.    In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." This update revises an entity's accounting for operating leases by a lessee, among other changes, and requires a lessee to recognize a liability to make lease payments and an asset representing its right to use the underlying asset for the lease term in the statement of financial position. The distinction between finance and operating leases has not changed, and the update does not significantly change the effect of finance and operating leases on the statement of comprehensive income and the statement of cash flows. Additionally, this update requires both qualitative and specific quantitative disclosures. This update is effective for the first interim and annual periods beginning after December 15, 2018, with early adoption permitted. At adoption, this update will be applied using a modified retrospective approach. The Company is currently evaluating the impact of adopting this new standard.

        Derivatives and Hedging.    In March 2016, the FASB issued ASU 2016-06, "Contingent Put and Call Options in Debt Instruments." This update clarifies that in assessing whether an embedded contingent put or call option is clearly and closely related to the debt host, an entity is required to perform only a specific four-step decision sequence. An entity is no longer required to assess whether the contingency for exercising the option is indexed to interest rate or credit risk. This update is effective for the first interim and annual periods beginning after December 15, 2016, with early adoption permitted. At adoption, this update will be applied using a modified retrospective approach. The Company does not expect the adoption of this new standard to have a significant impact on its financial statements.

        Share-Based Payments.    In March 2016, the FASB issued ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." This update is intended to simplify several aspects of the accounting for share-based payment transactions, including accounting for income taxes, the classification of awards as either equity or liabilities and the classification of excess tax benefits and payments for tax withholdings on the statement of cash flows. This update is effective for the first interim and annual periods beginning after December 15, 2016, with early adoption permitted. At adoption, this update will be applied either prospectively, retrospectively or by using a modified retrospective approach, depending on the area of change. Certain aspects will require reclassification of prior period amounts; however, the Company does not expect the adoption of this new standard to have a significant impact on its financial statements or disclosures.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

        Statement of Cash Flows.    In August 2016, the FASB issued ASU 2016-15, "Classification of Certain Cash Receipts and Cash Payments." This update addresses a number of specific cash flow issues and is intended to reduce diversity in practice in how entities present and classify certain cash receipts and cash payments in the statement of cash flows. This update is effective for the first interim and annual periods beginning after December 15, 2017, with early adoption permitted. At adoption, this update will be applied retrospectively. For issues that are impracticable to apply retrospectively, the amendments may be applied prospectively from the earliest date practicable. The Company is currently evaluating the impact of adopting this new standard.

        In November 2016, the FASB issued ASU 2016-18, "Restricted Cash." This update requires restricted cash to be included in the beginning and end-of-period total amounts shown on the statement of cash flows, and also requires certain disclosures for significant balances of restricted cash. This update is effective for the first interim and annual periods beginning after December 15, 2017, with early adoption permitted. At adoption, this update will be applied retrospectively. The Company is currently evaluating the impact of adopting this guidance.

        Consolidation.    In October 2016, the FASB issued ASU 2016-17, "Interests Held through Related Parties That Are under Common Control." This update requires an entity to include indirect interest held through related parties that are under common control on a proportionate basis when evaluating if a reporting entity is the primary beneficiary of a variable interest entity. This update is effective for the first interim and annual periods beginning after December 15, 2016, with early adoption permitted. At adoption, this update will be applied retrospectively. The Company does not expect the adoption of this update to change any consolidation conclusions, or have a significant impact on its financial statements or disclosures.

        Business Combinations.    In January 2017, the FASB issued ASU 2017-01, "Clarifying the Definition of a Business." This update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill and consolidation. This update is effective for the first interim and annual periods beginning after December 15, 2017, with early adoption permitted. At adoption, this update will be applied prospectively. The Company is currently evaluating the impact of adopting this guidance.

        Other Income.    In February 2017, the FASB issued ASU 2017-05, "Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets." This update defines what constitutes an "in substance nonfinancial asset", requires that all entities account for the derecognition of a business in accordance with ASC 810 and clarifies that an entity should allocate consideration to each distinct asset by applying the guidance in ASC 606 on allocating the transaction price to performance obligations. This update may be applied retrospectively to all prior periods presented or through a cumulative adjustment in the year of adoption, and is effective for interim and annual periods beginning after December 15, 2017. The Company is currently evaluating the impact of adopting this guidance.

Revenue Recognition

        Mortgage Production.    Mortgage Production includes the origination and sale of residential mortgage loans, which are originated through various channels, including relationships with financial

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

institutions, real estate brokerage firms, and corporate clients. The Company also purchased mortgage loans originated by third parties. Revenues from Mortgage Production include:

        Origination and other loan fees.    Origination and other loan fees consist of fee income earned on all loan originations, including loans closed to be sold and fee-based closings. Fee income consists of amounts earned related to application and underwriting fees, fees on canceled loans and amounts earned from financial institutions related to brokered loan fees and related to origination assistance fees resulting from private label mortgage outsourcing activities. Fees associated with the origination and acquisition of mortgage loans are recognized as earned.

        Gain on loans held for sale.    Gain on loans held for sale, net includes the realized and unrealized gains and losses on sales of mortgage loans, as well as the changes in fair value of all loan-related derivatives, including interest rate lock commitments and freestanding loan-related derivatives.

        Interest income.    Interest income is recognized on loans held for sale for the period from loan funding to sale, which is typically within 30 days. Loans are placed on non-accrual status when any portion of the principal or interest is 90 days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when the principal and interest become current and it is probable that the amounts are fully collectible.

        Mortgage Servicing.    Mortgage Servicing involves the servicing of residential mortgage loans on behalf of an investor. Revenues from Mortgage Servicing include:

        Loan servicing income—Capitalized servicing portfolio.    Loan servicing income from the capitalized servicing portfolio represents recurring servicing and other ancillary fees earned for servicing mortgage loans owned by investors. Servicing fees received for servicing mortgage loans owned by investors are based on a stipulated percentage of the outstanding monthly principal balance on such loans, or the difference between the weighted-average yield received on the mortgage loans and the amount paid to the investor, less guaranty fees and interest on curtailments. Loan servicing income is receivable only out of interest collected from mortgagors and is recorded as income when collected. Late charges and other miscellaneous fees collected from mortgagors are also recorded as income when collected.

        Loan servicing income—Subserviced portfolio.    Loan servicing income related to the subserviced portfolio includes fee income related to loans that are subserviced for clients that own the underlying servicing rights. Contractual subservicing fees are generally based on a stated amount per loan and vary depending on the delinquency status of the loan and the terms of each subservicing agreement. Fees related to the subserviced portfolio are accrued in the period the services are performed.

Sales of Financial Assets

        Originated mortgage loans are principally sold directly to, or pursuant to programs sponsored by, government-sponsored entities and other investors. Additionally, during 2016, the Company has entered into agreements to sell substantially all of its existing Mortgage servicing rights ("MSRs"). See Note 5, 'Transfers and Servicing of Mortgage Loans' for additional information.

        Each type of loan sale agreement is evaluated for sales treatment through a review that includes both an accounting and a legal analysis to determine whether or not the transferred assets have been

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

isolated from the transferor, the extent of the continuing involvement and the existence of any protection provisions.

        Each MSR sale agreement is evaluated for sales treatment through a review that includes an analysis of the approvals required by the investor and the purchaser, as well as a review of any seller financing or interim servicing provisions. MSR sales are further evaluated to determine that both title to the MSRs and substantially all risks and rewards have been transferred to the purchaser prior to recognizing a transfer of MSRs as a sale.

        To the extent the transfer of loan or MSR assets qualifies as a sale, the asset is derecognized and the gain or loss is recorded on the sale date. In the event the transfer of assets does not qualify as a sale, the transfer would be treated as a secured borrowing. For MSR sale agreements where the Company has continuing involvement through an ongoing subservicing arrangement, to the extent the transfer of MSRs qualifies as a sale, any loss is recorded on the sale date and any gain amount is recognized over the life of the subservicing agreement.

Income Taxes

        Current tax expense represents the amount of taxes currently payable to or receivable from a taxing authority plus amounts accrued for income tax contingencies (including tax, penalty and interest). Deferred tax expense generally represents the net change in the deferred tax asset or liability balance during the year plus any change in the valuation allowance, excluding any changes in amounts recorded in Additional paid-in capital or Accumulated other comprehensive income (loss) in the Consolidated Balance Sheets.

        Deferred income taxes are determined using the balance sheet method. This method requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book and tax purposes using the current enacted tax rates. Deferred tax assets and liabilities are regularly reviewed to assess their potential realization and to establish a valuation allowance when it is "more likely than not" that some portion will not be realized.

        The Company is subject to the income tax laws of the various jurisdictions in which it operates, including U.S. federal, state and local jurisdictions. A consolidated federal income tax return is filed. Depending upon the jurisdiction, the Company files consolidated or separate legal entity state income tax returns. With respect to the Company's operations prior to the sale of the Fleet business in 2014, the Company was also subject to income tax laws of Canada.

Cash and Cash Equivalents

        Cash and cash equivalents include marketable securities with original maturities of three months or less.

Restricted Cash

        Restricted cash includes amounts specifically designated to repay debt, to provide over-collateralization within warehouse facilities and the servicing advance facility, to support letters of credit, and to collect and hold for use in pending mortgage closings.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

Mortgage Loans Held for Sale

        Mortgage loans held for sale represent loans originated or purchased and held until sold to secondary market investors. Mortgage loans are typically warehoused for a period after origination or purchase before sale into the secondary market. Servicing rights may be retained upon sale of mortgage loans in the secondary market. Mortgage loans held for sale are measured at fair value on a recurring basis and are recognized in Gain on loans held for sale, net in the Consolidated Statements of Operations.

Servicing Advances, net

        The Company is required under most of its mortgage servicing agreements to advance funds to meet contractual principal and interest payments to investors and to pay tax, insurance, foreclosure costs and various other items that are required to preserve the assets being serviced. Advances are recovered either from the borrower in subsequent payments, from liquidation proceeds or from insurance claims following foreclosure or liquidation. The Company is exposed to losses only to the extent that the respective servicing guidelines are not followed and records a reserve against the advances when it is probable that the servicing advance will be uncollectable. As of both December 31, 2016 and 2015, the recorded reserve for uncollectible servicing advances was $5 million. In certain circumstances, the Company may be required to remit funds on a non-recoverable basis, which are expensed as incurred.

Mortgage Servicing Rights

        A mortgage servicing right is the right to receive a portion of the interest coupon and fees collected from the mortgagor for performing specified mortgage servicing activities. Mortgage servicing activities consist of collecting loan payments, remitting principal and interest payments to investors, managing escrow funds for the payment of mortgage-related expenses such as taxes and insurance and otherwise administering the mortgage loan servicing portfolio. Mortgage servicing rights are created through either the direct purchase of servicing from a third party or through the sale of an originated mortgage loan with servicing retained. The servicing rights relate to a single class of residential mortgage loans, which are measured at fair value on a recurring basis.

        The initial value of capitalized mortgage servicing rights is recorded as an addition to Mortgage servicing rights in the Consolidated Balance Sheets and within Gain on loans held for sale, net in the Consolidated Statements of Operations. Valuation changes adjust the carrying amount of Mortgage servicing rights in the Consolidated Balance Sheets and are recognized in Change in fair value of mortgage servicing rights in the Consolidated Statements of Operations. Subsequent measurements including the market-related fair value adjustments and actual prepayments of the underlying mortgage loan and receipts of recurring cash flows are recorded in Change in fair value of mortgage servicing rights.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

Property and Equipment

        Property and equipment (including leasehold improvements) are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization expense are computed utilizing the straight-line method over the following estimated useful lives:

Capitalized software	3 to 5 years
Furniture, fixtures and equipment	3 to 7 years
Capital leases	Lesser of the remaining lease term or 5 years
Leasehold improvements	Lesser of the remaining lease term or 20 years

        Internal software development costs are capitalized during the application development stage. The costs capitalized relate to external direct costs of materials and services and employee costs related to the time spent on the project during the capitalization period. Capitalized software is evaluated for impairment annually or when changing circumstances indicate that amounts capitalized may be impaired. Impaired items are written down to their estimated fair values at the date of evaluation.

Mortgage Loans in Foreclosure and Real Estate Owned

        Mortgage loans in foreclosure and Real estate owned include loans that have been repurchased for breaches in representation and warranty obligations. As loans are repurchased, the Company reduces the estimated losses related to repurchase and indemnification obligations and records reserves for on-balance sheet loans in foreclosure and adjustments to value for real estate owned based on the expected amount which will likely not be recoverable from guarantors, insurers or investors.

        Mortgage loans in foreclosure represent the unpaid principal balance of mortgage loans for which foreclosure proceedings have been initiated, plus recoverable advances made on those loans. These amounts are recorded net of an allowance for probable losses on such mortgage loans and related advances.

        Real estate owned, which are acquired from mortgagors in default, plus recoverable advances made on those loans, are recorded at the lower of: (i) the adjusted carrying amount at the time the property is acquired; or (ii) fair value based upon the estimated net realizable value of the underlying collateral less the estimated costs to sell.

Derivative Instruments

        Derivative instruments are used as part of the overall strategy to manage exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, derivatives are not used for speculative purposes. Derivative instruments are measured at fair value on a recurring basis and are included in Other assets or Other liabilities in the Consolidated Balance Sheets. The Company does not have any derivative instruments designated as hedging instruments.

Subservicing Advance Liabilities

        Under the terms of certain subservicing arrangements, the subservicing counterparty is required to fund servicing advances for their respective portfolios of subserviced loans. A subservicing advance liability is recorded for cash received from the counterparty to fund advances, and is repaid to the counterparty upon the collection of the mortgage servicing advance receivables.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

Loan Repurchase and Indemnification Liability

        The Company has established a Loan repurchase and indemnification liability for various representation and warranties that are provided in connection with its capacity as a loan originator and servicer. The liability for probable losses includes estimates associated with: (i) losses for loans where a repurchase or indemnification obligation could exist from breaches of representation and warranties, (ii) losses for specific non-performing loans where the Company believes it will be required to indemnify the investor and (iii) losses for government loans that may not be reimbursed pursuant to mortgage insurance programs.

        The Company estimates its obligation for representations and warranties using a model that incorporates historical repurchase and indemnification experience, servicing portfolio performance and other market-based information. The model considers borrower performance (both actual and estimated future defaults), estimated future repurchase and indemnification requests (impacted by current and expected loan file requests, investor demand patterns, expected relief from the expiration of repurchase obligations and levels of origination defects), success rates in appealing repurchase requests (or the ability to cure the origination defects) and projected loss severity rates upon repurchase of the loan (adjusted for home price forecasts). The liability related to specific non-performing loans is based on a loan-level analysis which considers the delinquency status of the loan and projected loss severity rates. To estimate the liability related to losses for loans that may not be reimbursed pursuant to mortgage insurance programs, the Company considers government loans currently in foreclosure, historical origination defect rates and projected loss severity rates.

        The Company establishes an initial reserve at fair value for expected losses relating to loan sales at the date the loans are de-recognized from the Balance Sheet which is recorded as a reduction of the transaction gain or loss within Gain on loans held for sale, net in the Consolidated Statement of Operations. Subsequent updates to the recorded liability from changes in assumptions are recorded through Other operating expenses in the Consolidated Statement of Operations.

Custodial Accounts

        The Company has a fiduciary responsibility for servicing accounts related to customer escrow funds and custodial funds due to investors aggregating $3.4 billion and $3.5 billion as of December 31, 2016 and 2015, respectively. These funds are maintained in segregated bank accounts, and these amounts are not included in the assets and liabilities presented in the Consolidated Balance Sheets. The Company receives certain benefits from these deposits, as allowable under federal and state laws and regulations. Income earned on these escrow accounts is recorded in the Consolidated Statements of Operations either as Interest income or as a reduction of Secured interest expense.

Subsequent Events

        Subsequent events are evaluated through the date of filing with the Securities and Exchange Commission.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Exit Costs

PLS Exit

        On November 8, 2016, the Company announced its plan to exit the private label solutions ("PLS") business within the Mortgage Production segment. This business channel provides end-to-end origination services to financial institution clients, and represented 79% of the Company's total mortgage production volume (based on dollars) for the year ended December 31, 2016. Due to elevated operating losses, increasing regulatory and client customization costs and a shrinking market for financial institution origination services, the Company determined the exit of the business was necessary. The Company expects that it will be in a position to substantially exit this channel by the first quarter of 2018, subject to transition support requirements.

        The following is a summary of expenses incurred to date for the PLS exit program within Exit and disposal costs in the Consolidated Statement of Operations, including our estimate of remaining and total program costs:

	Year Ended December 31, 2016
	Severance and Termination Benefits	Facility Exit Costs	Contract Termination & Other Costs	Asset Impairment	Total
	(In millions)
Costs incurred this period	$22	$—	$4	$15	$41
Cumulative costs recognized in prior periods	—	—	—	—	—
Estimate of remaining costs	20	25	29	—	74

Total	$42	$25	$33	$15	115

        Asset impairment represents a non-cash expense of $15 million for the year ended December 31, 2016. The Company assesses potential impairment of its assets by comparing the asset fair value to the expected value recoverable based on the present value of estimated future cash flow of the related business unit. In the fourth quarter of 2016, property and equipment associated with the PLS business, within the Mortgage Production Segment, and certain shared services assets used in supporting the PLS business within Other, was determined to be impaired.

        The following is a summary of the program costs by segment for the year ended December 31, 2016:

	Mortgage Production Segment	Other	Total
	(In millions)
Costs incurred this period	$33	$8	$41
Cumulative costs recognized in prior periods	—	—	—
Estimate of remaining costs	64	10	74

Total	$97	$18	$115

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Exit Costs (Continued)

        The Company's Exit cost liability is included in Accounts payable and accrued expenses within the Consolidated Balance Sheets. A summary of the activity is as follows:

	Year Ended December 31, 2016
	Severance and Termination Benefits	Facility Exit Costs	Contract Termination & Other Costs	Total
	(In millions)
Balance, beginning of period	$—	$—	$—	$—
Charges	22	—	4	26
Paid	—	—	(1)	(1)

Balance, end of period	$22	$—	$3	$25

Reorganization

        On February 15, 2017, as an outcome of its strategic review, the Company announced its intention to operate as a smaller business that is focused on subservicing and portfolio retention services. To execute this reorganization and change the focus of its operations, the Company estimates that it will incur pre-tax costs of $30 million to $40 million, which are in addition to the PLS exit program. Costs estimated for this program include severance, acceleration of existing retention and incentive awards and other costs. The Company expects it will execute on these plans by the second quarter of 2018. The Company did not recognize any amounts in the December 31, 2016 financial statements related to these plans, as decisions were not completed until the first quarter of 2017.

3. Discontinued Operations

        In 2014, the Company entered into a definitive agreement to sell its Fleet business to Element Financial Corporation for a purchase price of $1.4 billion. The sale was completed effective on July 1, 2014.

        The results of discontinued operations are summarized below:

Year Ended December 31, 2014
(In millions)
Net revenues(1)	$820
Total expenses(1)	774

Income before income taxes(1)	46
Income tax expense(1)	15
Gain from sale of discontinued operations, net of tax	241

Income from discontinued operations, net of tax	$272

(1)
Represents the results of the Fleet business.

        The Gain from sale of discontinued operations, net of tax for the year ended December 31, 2014 includes a gain of $22 million resulting from the reclassification of currency translation adjustments from Accumulated other comprehensive income. Income tax expense related to the Gain on sale of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Discontinued Operations (Continued)

discontinued operations was $227 million for the year ended December 31, 2014, which includes $52 million of expense associated with the earnings of Canadian subsidiaries that were previously considered to be indefinitely invested. Upon the classification of these entities as held for sale during the second quarter of 2014, the accumulated earnings were no longer deemed to be indefinitely invested, and the Company recognized expense related to the cumulative earnings of such Canadian subsidiaries.

        The Company and Element Financial Corporation entered into a transition services arrangement, whereby the Company performed certain administrative or overhead functions following the completion of the sale, in exchange for a fee. As of December 31, 2016, services covered under the agreement are complete. For the years ended December 31, 2014 and 2015, revenues associated with the transition services agreement are included in Other income in the Consolidated Statements of Operations. A majority of the costs incurred by the Company to provide such transition services are included in Professional and third-party service fees and billed to Element Financial Corporation based upon the terms of the transition services agreement. The Company has no continuing involvement in the operations, results or cash flows of the Fleet business.

4. Earnings Per Share

        Basic earnings or loss per share attributable to PHH Corporation was computed by dividing Net income or loss attributable to PHH Corporation by the weighted-average number of shares outstanding during the period. Diluted earnings or loss per share attributable to PHH Corporation was computed by dividing Net income or loss attributable to PHH Corporation by the weighted-average number of shares outstanding during the period, assuming all potentially dilutive common shares were issued. Share repurchases or issuances are included in the outstanding shares as of each settlement date. See further discussions of share activity in Note 16, 'Stock-Related Matters'.

        The weighted-average computation of the dilutive effect of potentially issuable shares of Common stock under the treasury stock method excludes the effect of any contingently issuable securities where the contingency has not been met and excludes the effect of securities that would be anti-dilutive. Anti-dilutive securities may include: (i) outstanding stock-based compensation awards representing shares from restricted stock units and stock options and (ii) stock assumed to be issued related to convertible notes. The computation also excludes shares related to the issuance of the Convertible notes due 2014 and the related purchased options as they were required to be settled in cash, which matured and expired, respectively, on September 1, 2014.

        Weighted-average common shares outstanding includes the following activity:

Year ended December 31, 2016:

  •
  the repurchase of 1,508,772 shares during January 2016 under an open market repurchase program.

Year ended December 31, 2015:

  •
  the repurchase of 4,841,267 shares during November 2015 and December 2015 under an open market repurchase program;

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Earnings Per Share (Continued)

  •
  the issuance of 10,075,653 shares during June 2015 which represented the amount by which the conversion value exceeded the note principal under an exchange offer of certain convertible debt; and

  •
  the receipt and retirement of 1,574,252 shares during March 2015 which represented the final delivery of shares under accelerated repurchase agreements.

Year ended December 31, 2014:

  •
  the initial receipt and retirement of 6,962,695 shares during August 2014 related to two separate accelerated share repurchase agreements.

        The following table summarizes the calculations of basic and diluted earnings or loss per share attributable to PHH Corporation for the periods indicated:

	Year Ended December 31,
	2016	2015	2014
	(In millions, except share and per share data)
Loss from continuing operations, net of tax	$(193)	$(131)	$(185)
Less: net income attributable to noncontrolling interest	9	14	6

Net loss from continuing operations attributable to PHH Corporation	(202)	(145)	(191)
Income from discontinued operations, net of tax	—	—	272

Net (loss) income attributable to PHH Corporation	$(202)	$(145)	$81

Weighted-average common shares outstanding—basic and diluted(1)	53,627,170	55,201,713	55,001,300

Basic and Diluted (loss) earnings per share:
From continuing operations	$(3.77)	$(2.62)	$(3.47)
From discontinued operations	—	—	4.94

Total attributable to PHH Corporation	$(3.77)	$(2.62)	$1.47

(1)
The Company had a net loss from continuing operations attributable to PHH Corporation and, as a result, there were no potentially dilutive securities included in the denominator for computing dilutive earnings per share.

        The following table summarizes anti-dilutive securities excluded from the computation of dilutive shares:

	Year Ended December 31,
	2016	2015	2014
Outstanding stock-based compensation awards(1)	1,980,240	1,386,775	1,584,373
Assumed conversion of debt securities	—	4,341,369	8,997,305

(1)
For the year ended December 31, 2016, excludes 353,265 shares that are contingently issuable for which the contingency has not been met.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Transfers and Servicing of Mortgage Loans

        Residential mortgage loans are sold through one of the following methods: (i) sales to or pursuant to programs sponsored by Fannie Mae, Freddie Mac and Ginnie Mae (collectively, the "Agencies" or "GSEs") or (ii) sales to private investors. During the year ended December 31, 2016, 52% of mortgage loan sales were to, or pursuant to programs sponsored by, the GSEs and the remaining 48% were sold to private investors.

        The Company may have continuing involvement in mortgage loans sold by retaining one or more of the following: servicing rights and servicing obligations, recourse obligations and/or beneficial interests (such as interest-only strips, principal-only strips or subordinated interests). The Company is exposed to interest rate risk through its continuing involvement with mortgage loans sold, including mortgage servicing and other retained interests, as the value of those instruments fluctuate as changes in interest rates impact borrower prepayments on the underlying mortgage loans. During the years ended December 31, 2016 and 2015, the Company did not retain any interests from sales or securitizations other than Mortgage servicing rights ("MSRs").

        During the year ended December 31, 2016, MSRs were initially retained on 56% of mortgage loans sold. Conforming conventional loans serviced are sold or securitized through Fannie Mae or Freddie Mac programs. Government loans serviced are generally sold or securitized through Ginnie Mae programs and are either insured against loss by the Federal Housing Administration or partially guaranteed against loss by the Department of Veterans Affairs. Additionally, non-conforming mortgage loans are serviced for various private investors on a non-recourse basis.

        A majority of mortgage loans are sold on a non-recourse basis; however, in connection with the sales of these assets, representations and warranties have been made that are customary for loan sale transactions, including eligibility characteristics of the mortgage loans and underwriting responsibilities. See Note 14, 'Credit Risk' for a further description of representation and warranty obligations.

        The total servicing portfolio consists of loans associated with capitalized mortgage servicing rights, loans held for sale and the portfolio associated with loans subserviced for others. The total servicing portfolio was $174.6 billion and $226.3 billion, as of December 31, 2016 and 2015, respectively. MSRs recorded in the Consolidated Balance Sheets are related to the capitalized servicing portfolio and are created primarily through sales of originated loans on a servicing-retained basis or through the direct purchase of servicing from a third party.

Pending MSR Transactions

        While the Company has historically retained MSRs on its Balance sheet from the majority of its loan sales, the Company has announced its intentions to sell its existing MSR assets in a series of transactions as part of the conclusions reached from the strategic review process, as discussed further below. If the sales of substantially all of the MSRs are completed, the Company does not anticipate retaining a significant amount of capitalized MSRs in the future.

        The final proceeds the Company may receive from each MSR sale are dependent on the portfolio composition and market conditions at each transfer date and also dependent upon the extent to which consent is received from the GSEs, private loan investors, PLS clients and other origination sources.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Transfers and Servicing of Mortgage Loans (Continued)

The following table summarizes the Company's MSRs committed under sale agreements, based on the portfolio as of December 31, 2016:

	December 31, 2016
	UPB	Fair Value
	(In millions)
MSR commitments:
New Residential Investment Corp.	$69,937	$579
Lakeview Loan Servicing, LLC	13,369	97
Other counterparties	158	2
Non-committed	1,193	12

Total MSRs	$84,657	$690

        In addition, the Company has commitments to transfer approximately $300 million of Servicing advances to the counterparties of these agreements (based on the December 31, 2016 portfolio).

        Lakeview/GNMA Portfolio.    On November 8, 2016, the Company entered into an agreement to sell substantially all of its Ginnie Mae ("GNMA") MSRs and related advances to Lakeview Loan Servicing, LLC ("Lakeview"). On February 2, 2017, the initial sale of GNMA MSRs under this agreement was completed, representing $10.3 billion of unpaid principal balance, $77 million of MSR fair value, and $11 million of Servicing advances. The Company expects to receive total proceeds of $88 million from the initial transfer. The sale of the remaining population of MSRs committed under this agreement continues to be subject to approvals of clients who were the origination source of the MSRs.

        New Residential.    On December 28, 2016, the Company entered into an agreement to sell substantially all of its portfolio of MSRs and related advances, excluding the GNMA MSRs pending sale to Lakeview, to New Residential Mortgage LLC ("New Residential"), a wholly-owned subsidiary of New Residential Investment Corporation. The consummation of the transactions contemplated by this MSR sale agreement is subject to the approvals of PHH Corporation shareholders, the GSEs and private investors, as well as other customary closing requirements. Further, the sale of 33% of the MSRs underlying this agreement continues to be subject to the approval of clients who were the origination source of the MSRs. The agreement is also contingent upon the execution of a portfolio recapture and retention agreement with New Residential, and other customary closing conditions.

        In connection with this transfer, the Company entered into a subservicing agreement with New Residential, pursuant to which the Company would subservice the loans sold in this transaction for an initial period of three years, subject to certain transfer and termination provisions (units based on the December 31, 2016 portfolio).

        Other counterparties.    The Company has agreements to sell a portion of its newly-created MSRs to third parties through flow-sale agreements, where it will have continuing involvement as a subservicer, as outlined in the preceding table. In addition, as of December 31, 2016, the Company had commitments to sell MSRs through third-party flow sales related to $43 million of the unpaid principal balance of Mortgage loans held for sale and Interest rate lock commitments that are expected to result in closed loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Transfers and Servicing of Mortgage Loans (Continued)

Mortgage Servicing Rights

        The activity in the loan servicing portfolio associated with capitalized servicing rights consisted of:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Balance, beginning of period	$98,990	$112,686	$129,145
Additions	5,874	8,841	8,933
Payoffs and curtailments	(19,211)	(19,092)	(18,463)
Sales	(996)	(3,445)	(6,929)

Balance, end of period	$84,657	$98,990	$112,686

        The activity in capitalized MSRs consisted of:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Balance, beginning of period	$880	$1,005	$1,279
Additions	60	101	97
Sales	(12)	(39)	(51)
Changes in fair value due to:
Realization of expected cash flows	(138)	(169)	(155)
Changes in market inputs or assumptions used in the valuation model	(100)	(18)	(165)

Balance, end of period	$690	$880	$1,005

        The value of MSRs is driven by the net positive cash flows associated with servicing activities. These cash flows include contractually specified servicing fees, late fees and other ancillary servicing revenue and were recorded within Loan servicing income as follows:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Servicing fees from capitalized portfolio	$266	$304	$357
Late fees	15	15	17
Other ancillary servicing revenue	21	20	30

        As of December 31, 2016 and 2015, the MSRs had a weighted-average life of 6.3 and 6.4 years, respectively. See Note 18, 'Fair Value Measurements' for additional information regarding the valuation of MSRs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Transfers and Servicing of Mortgage Loans (Continued)

        The following table sets forth information regarding cash flows relating to loan sales in which the Company has continuing involvement:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Proceeds from new loan sales or securitizations	$6,071	$9,075	$9,226
Servicing fees from capitalized portfolio(1)	266	304	357
Purchases of previously sold loans(2)	(295)	(128)	(64)
Servicing advances(3)	(1,584)	(2,083)	(1,963)
Repayment of servicing advances(3)	1,647	2,086	1,935

(1)
Excludes late fees and other ancillary servicing revenue.

(2)
Includes purchases of repurchase eligible loans and excludes indemnification payments to investors and insurers of the related mortgage loans.

(3)
Outstanding servicing advance receivables are presented in Servicing advances, net in the Consolidated Balance Sheets, except for advances related to mortgage loans in foreclosure or real estate owned, which are included in Other assets.

        During the years ended December 31, 2016, 2015 and 2014, pre-tax gains of $266 million, $300 million and $276 million, respectively, related to the sale or securitization of residential mortgage loans were recognized in Gain on loans held for sale, net in the Consolidated Statements of Operations.

6. Derivatives

        The Company's principal market exposure is to interest rate risk, specifically long-term U.S. Treasury and mortgage interest rates, due to their impact on mortgage-related assets and commitments. From time to time, various financial instruments are used to manage and reduce this risk, including swap contracts, forward delivery commitments on mortgage-backed securities or whole loans, futures and options contracts. Derivative instruments are recorded in Other assets and Other liabilities in the Consolidated Balance Sheets. The Company does not have any derivative instruments designated as hedging instruments.

        Interest Rate Lock Commitments.    Interest rate lock commitments ("IRLCs") represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The loan commitment binds the Company (subject to the loan approval process) to fund the loan at the specified rate, regardless of whether interest rates have changed between the commitment date and the loan funding date. As such, outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of the commitment through the loan funding date or expiration date. The loan commitments generally range between 30 and 90 days; however, the borrower is not obligated to obtain the loan. The Company is subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. Forward delivery commitments on mortgage-backed securities or whole loans and options on forward contracts are used to manage the interest rate and price risk. Historical commitment-to-closing ratios are considered to estimate the quantity of mortgage loans that will fund within the terms of the IRLCs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Derivatives (Continued)

        Mortgage Loans Held for Sale.    The Company is subject to interest rate and price risk on Mortgage loans held for sale from the loan funding date until the date the loan is sold into the secondary market. Forward delivery commitments on mortgage-backed securities or whole loans are primarily used to fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. Forward delivery commitments may not be available for all products that the Company originates; therefore, a combination of derivative instruments, including forward delivery commitments for similar products, may be used to minimize the interest rate and price risk.

        Mortgage Servicing Rights.    Mortgage servicing rights ("MSRs") are subject to substantial interest rate risk as the mortgage notes underlying the servicing rights permit the borrowers to prepay the loans. Therefore, the value of MSRs generally tend to diminish in periods of declining interest rates (as prepayments increase) and increase in periods of rising interest rates (as prepayments decrease). Although the level of interest rates is a key driver of prepayment activity, there are other factors that influence prepayments, including home prices, underwriting standards and product characteristics.

        In the fourth quarter of 2016, the Company significantly reduced its MSR-related derivative hedge coverage as a result of its MSR sale agreements that fix the prices the Company expects to realize at future transfer dates. For further discussion of those agreements, and discussions of required shareholder approvals and other requirements that must be met to complete such sales, see Note 5, 'Transfers and Servicing of Mortgage Loans' in the accompanying Notes to Consolidated Financial Statements.

        See Note 18, 'Fair Value Measurements' for further discussion regarding the measurements of derivative instruments.

        The following table summarizes the gross notional amount of derivatives:

	December 31,
	2016	2015
	(In millions)
Notional amounts:
Interest rate lock commitments expected to close	$862	$1,048
Forward delivery commitments	2,104	2,468
MSR-related agreements	260	3,945
Option contracts	120	125

        The Company is exposed to risk in the event of non-performance by counterparties in its derivative contracts. In general, the Company manages such risk by evaluating the financial position and creditworthiness of counterparties, monitoring the amount of exposure and/or dispersing the risk among multiple counterparties. The Company's derivatives may also be governed by an ISDA or an MSFTA, and bilateral collateral agreements are in place with certain counterparties. When the Company has more than one outstanding derivative transaction with a single counterparty and a legally enforceable master netting agreement is in effect with that counterparty, the Company considers its exposure to be the net fair value of all positions with that counterparty including the value of any cash collateral amounts posted or received.

        In addition, the Company has global netting arrangements with certain counterparties whereby the Company's outstanding derivative and cash collateral positions may be settled net against amounts outstanding under borrowing arrangements and other obligations when an event of default has

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Derivatives (Continued)

occurred. These amounts are not presented net in the Consolidated Balance Sheets as the netting provisions are contingent upon an event of default.

        The following tables present the balances of outstanding derivative instruments on a gross basis and the application of counterparty and collateral netting:

	December 31, 2016
	Gross Assets	Offsetting Payables	Cash Collateral Paid	Net Amount
	(In millions)
ASSETS
Subject to master netting arrangements:
Forward delivery commitments	$13	$(43)	$31	$1
MSR-related agreements	19	(22)	4	1
Option contracts	1	(1)	—	—

Derivative assets subject to netting	33	(66)	35	2

Not subject to master netting arrangements:
Interest rate lock commitments	18	—	—	18
Forward delivery commitments	1	—	—	1

Derivative assets not subject to netting	19	—	—	19

Total derivative assets	$52	$(66)	$35	$21

	Gross Liabilities	Offsetting Receivables	Cash Collateral Received	Net Amount
	(In millions)
LIABILITIES
Subject to master netting arrangements:
Forward delivery commitments	$4	$(10)	$11	$5
MSR-related agreements	65	(55)	2	12
Option contracts	—	(1)	2	1

Derivative assets subject to netting	69	(66)	15	18

Total derivative liabilities	$69	$(66)	$15	$18

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Derivatives (Continued)

	December 31, 2015
	Gross Assets	Offsetting Payables	Cash Collateral Received	Net Amount
	(In millions)
ASSETS
Subject to master netting arrangements:
Forward delivery commitments	$2	$(2)	$—	$—
MSR-related agreements	27	—	(23)	4

Derivative assets subject to netting	29	(2)	(23)	4

Not subject to master netting arrangements:
Interest rate lock commitments	21	—	—	21
Forward delivery commitments	1	—	—	1

Derivative assets not subject to netting	22	—	—	22

Total derivative assets	$51	$(2)	$(23)	$26

	Gross Liabilities	Offsetting Receivables	Cash Collateral Received	Net Amount
	(In millions)
LIABILITIES
Subject to master netting arrangements:
Forward delivery commitments	$2	$(2)	$2	$2

Total derivative liabilities	$2	$(2)	$2	$2

        The following table summarizes the gains (losses) recorded in the Consolidated Statements of Operations for derivative instruments:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Gain on loans held for sale, net:
Interest rate lock commitments	$315	$261	$309
Forward delivery commitments	(1)	(7)	(89)
Option contracts	—	(2)	(4)
Net derivative gain related to mortgage servicing rights:
MSR-related agreements	10	29	82

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Property and Equipment, Net

        Property and equipment, net consisted of:

	December 31,
	2016	2015
	(In millions)
Capitalized software	$130	$131
Furniture, fixtures and equipment	33	32
Capital leases	9	9
Leasehold improvements	25	24

	197	196
Less: Accumulated depreciation and amortization	(161)	(149)

Total	$36	$47

        During 2016, the Company recorded impairment charges of $8 million in leasehold improvements and $7 million in capitalized software, resulting from the announced plan to exit the PLS business. See Note 2, 'Exit Costs' for a discussion of the impairment analysis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Other Assets

        Other assets consisted of:

	December 31,
	2016	2015
	(In millions)
Derivatives	$21	$26
Mortgage loans in foreclosure, net(1)	21	24
Real estate owned, net(2)	16	21
Income taxes receivable	14	23
Repurchase eligible loans(3)	13	104
Equity method investments(4)	10	32
Deferred financing costs	1	3
Other	13	14

Total	$109	$247

(1)
As of both December 31, 2016 and 2015, Mortgage loans in foreclosure is net of Allowance for probable foreclosure losses of $10 million.

(2)
As of December 31, 2016 and 2015, Real estate owned is net of Adjustment to value for real estate owned of $14 million and $17 million, respectively.

(3)
As of December 31, 2015, Repurchase eligible loans included a portfolio of GNMA loans that were part of a pending repurchase transaction that settled in January 2016. There were no similar buyout transactions pending as of December 31, 2016.

Repurchase eligible loans represent certain mortgage loans sold pursuant to Government National Mortgage Association programs where the Company, as servicer, has the unilateral option to repurchase the loan if certain criteria are met, including if a loan is greater than 90 days delinquent and where it has been determined that there is more than a trivial benefit from exercising the repurchase option. Regardless of whether the repurchase option has been exercised, the Company must recognize eligible loans within Other assets and a corresponding repurchase liability within Accounts payable and accrued expenses in the Consolidated Balance Sheets.

(4)
See Note 18, 'Fair Value Measurements' for a discussion of the 2016 impairment of this asset.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses consisted of:

	December 31,
	2016	2015
	(In millions)
Accounts payable	$77	$76
Accrued payroll and benefits	50	38
Exit cost liability (Note 2)	25	—
Accrued interest	16	16
Repurchase eligible loans (Note 8)	13	104
Accrued servicing related expenses	12	17

Total	$193	$251

10. Other Liabilities

        Other liabilities consisted of:

	December 31,
	2016	2015
	(In millions)
Legal and regulatory matters (Note 15)	$114	$105
Derivatives	18	2
Pension and other post-employment benefits	11	11
Income tax contingencies	8	9
Other	6	10

Total	$157	$137

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt and Borrowing Arrangements

        The following table summarizes the components of Debt:

	December 31, 2016			December 31, 2015
		Interest Rate(1)	Available Capacity(2)
	Balance			Balance
	(In millions)
Committed warehouse facilities	$556	2.9%	$494	$632
Uncommitted warehouse facilities	—	—	1,950	—
Servicing advance facility	99	2.7%	56	111
Term notes due in 2019	275	7.375%	n/a	275
Term notes due in 2021	340	6.375%	n/a	340
Unsecured credit facilities	—	—	3	—

Unsecured debt, face value	615			615
Debt issuance costs(3)	(8)			(10)

Unsecured debt, net	607			605

Total	$1,262			$1,348

(1)
Interest rate shown represents the stated interest rate of outstanding borrowings, which may differ from the effective rate due to the amortization of premiums, discounts and issuance costs. Warehouse facilities and the Servicing advance facility are variable-rate. Rate shown for Warehouse facilities represents the weighted-average rate of current outstanding borrowings.

(2)
Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements, including asset-eligibility requirements.

(3)
Deferred issuance costs were reclassified from the prior year presentation in Other assets to a reduction in Unsecured debt.

        Assets held as collateral that are not available to pay the Company's general obligations as of December 31, 2016 consisted of:

	Warehouse Facilities	Servicing Advance Facility
	(In millions)
Restricted cash	$9	$19
Servicing advances	—	150
Mortgage loans held for sale (unpaid principal balance)	584	—

Total	$593	$169

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt and Borrowing Arrangements (Continued)

        The following table provides the contractual debt maturities as of December 31, 2016:

	Warehouse Facilities	Servicing Advance Facility(1)	Unsecured Debt	Total
	(In millions)
Within one year	$556	$99	$—	$655
Between one and two years	—	—	—	—
Between two and three years	—	—	275	275
Between three and four years	—	—	—	—
Between four and five years	—	—	340	340
Thereafter	—	—	—	—

	$556	$99	$615	$1,270

(1)
Maturities of the Servicing advance facility represent estimated payments based on the expected cash inflows of the receivables.

        See Note 18, 'Fair Value Measurements' for the measurement of the fair value of Debt.

Mortgage Warehouse Debt

        Mortgage warehouse debt primarily represents variable-rate asset-backed facilities to support the origination of mortgage loans, which provide creditors a collateralized interest in specific mortgage loans that meet the eligibility requirements under the terms of the facility. The source of repayment of the facilities is typically from the sale or securitization of the underlying loans into the secondary mortgage market. The Company evaluates its capacity needs for warehouse facilities, and adjusts the amount of available capacity under these facilities in response to the current mortgage environment and origination needs.

Committed Facilities

        Committed repurchase facilities have up to a 364-day term. However, in 2016, the Company entered into shorter term facilities with certain of its lenders to allow both the Company and the lender to evaluate facility needs and agreement terms following the conclusion of the Company's strategic review process. As of December 31, 2016, the Company has outstanding committed mortgage repurchase facilities with Barclays Bank PLC, Fannie Mae, Bank of America, N.A., and Wells Fargo Bank, N.A., and the range of maturity dates is March 28, 2017 to April 2, 2017. Upon expiration of these existing agreements, the Company expects to negotiate terms for repurchase facility commitments to meet its forecasted capacity needs.

        On March 29, 2016, the Company entered into a new committed mortgage repurchase facility of $100 million and an uncommitted mortgage repurchase facility of $100 million with Barclays Bank PLC. The expiration date of the committed facility is March 28, 2017.

        On March 31, 2016, the committed mortgage repurchase facilities with Wells Fargo Bank were extended to April 2, 2017. On June 22, 2016, the facilities were returned to a $450 million capacity, after having been downsized in the March amendment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt and Borrowing Arrangements (Continued)

        On December 14, 2016, at the Company's request, the committed repurchase facilities with Fannie Mae were reduced to $150 million, the facility was extended to March 31, 2017, and the uncommitted repurchase facility was reduced to $1.85 billion. The total combined committed and uncommitted facilities with Fannie Mae are $2 billion.

        On June 17, 2016, the $250 million committed and $325 million uncommitted mortgage repurchase facilities with Credit Suisse First Boston Mortgage Capital LLC expired and were not renewed.

        On December 22, 2016, the committed repurchase facility with Bank of America was reduced by $50 million to $350 million at the Company's request, and the facility was extended to March 31, 2017.

Uncommitted Facilities

        As of December 31, 2016, the Company has $1.85 billion and $100 million of uncommitted mortgage repurchase facilities with Fannie Mae and Barclays Bank PLC, respectively.

Servicing Advance Facility

        PHH Servicer Advance Receivables Trust 2013-1 ("PSART"), a special purpose bankruptcy remote trust was formed for the purpose of issuing non-recourse asset-backed notes, secured by servicing advance receivables. PSART was consolidated as a result of the determination that the Company is the primary beneficiary, as discussed in Note 19, 'Variable Interest Entities'.

        On June 15, 2016, PSART extended the Note Purchase Agreement with Wells Fargo for the Series 2015-1 variable funding notes with an aggregate maximum principal amount of $155 million. PSART issues variable funding notes that have a revolving period, during which time the monthly collection of advances are applied to pay down the notes and create additional availability to fund advances. The Series 2015-1 Notes have a revolving period through June 15, 2017 and the final maturity of the notes is June 15, 2018. The notes bear interest, payable monthly, based on LIBOR plus an agreed-upon margin. Upon expiration of the revolving period, the notes enter a repayment period, whereby the noteholders' commitment to fund new advances (through the purchase of additional notes) expires, and PSART is required to repay the outstanding balance through advance collections or additional payments on or before final maturity.

Unsecured Debt

        As of December 31, 2016, the Company's unsecured debt obligations include series of Term notes which are senior unsecured and unsubordinated obligations that rank equally with all existing and future senior unsecured debt.

        Senior notes due 2019.    The 7.375% 2019 Senior note series has $275 million of principal due September 1, 2019. Senior notes due 2019 are governed by an existing indenture dated January 17, 2012 with The Bank of New York Mellon Trust Company, N.A. as trustee. The notes are redeemable by the Company upon payment of a make-whole premium, in accordance with the optional redemption clause in the indenture.

        Senior notes due 2021.    The 6.375% 2021 Senior note series has $340 million of principal due August 15, 2021. Senior notes due 2021 are governed by an existing indenture dated January 17, 2012 with The Bank of New York Mellon Trust Company, N.A. as trustee. The notes are redeemable by the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt and Borrowing Arrangements (Continued)

Company at any time after August 15, 2017 and in accordance with the optional redemption clause in the indenture.

Debt Covenants

        Certain debt arrangements require the maintenance of certain financial ratios and contain other affirmative and negative covenants, termination events, conditions precedent to borrowing, and other restrictions, including, but not limited to, covenants relating to material adverse changes, consolidated net worth, leverage, liquidity, profitability, available committed mortgage warehouse borrowing capacity maintenance, restrictions on indebtedness of the Company and its material subsidiaries, mergers, liens, liquidations, and restrictions on certain types of payments, including dividends and stock repurchases. Certain other debt arrangements, including the Fannie Mae committed facility, contain provisions that permit the Company or the counterparty to terminate the arrangement upon the occurrence of certain events including those described below.

        Among other covenants, certain mortgage repurchase facilities require that the Company maintain: (i) on the last day of each fiscal quarter, net worth of at least $750 million; (ii) a ratio of indebtedness to tangible net worth no greater than 4.50 to 1; (iii) a minimum of $750 million in committed mortgage warehouse financing capacity excluding any mortgage warehouse capacity provided by GSEs; (iv) a ratio of unsecured indebtedness to tangible net worth of not more than 1.25 to 1; and (v) maintenance of $150 million of cash and cash equivalents in excess of its liability for legal and regulatory matters. These covenants represent the most restrictive net worth, liquidity, and debt to equity covenants; however, certain other outstanding debt agreements contain liquidity and debt to equity covenants that are less restrictive.

        Under certain of the Company's financing, servicing, hedging and related agreements and instruments, the lenders or trustees have the right to notify the Company if they believe it has breached a covenant under the operative documents and may declare an event of default. If one or more notices of default were to be given, the Company believes it would have various periods in which to cure certain of such events of default. If the Company does not cure the events of default or obtain necessary waivers within the required time periods, the maturity of certain debt agreements could be accelerated and the ability to incur additional indebtedness could be restricted. In addition, an event of default or acceleration under certain agreements and instruments would trigger cross-default provisions under certain of the Company's other agreements and instruments.

        As of December 31, 2016, the Company was in compliance with all financial covenants related to its debt arrangements.

        See Note 16, 'Stock-Related Matters' for information regarding restrictions on the Company's ability to pay dividends pursuant to certain debt arrangements.

12. Pension and Other Post-Employment Benefits

        Defined Contribution Savings Plans.    The Company and PHH Home Loans sponsor separate defined contribution savings plans that provide certain eligible employees an opportunity to accumulate funds for retirement and contributions of participating employees are matched on the basis specified by these plans. The costs for the matching contributions are included in Salaries and related expenses in the Consolidated Statements of Operations except for contributions in 2014 related to employees of the Fleet business, which are included in Income from discontinued operations, net of tax. Salaries and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Pension and Other Post-Employment Benefits (Continued)

related expenses included contributions of $7 million, $8 million and $8 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        Defined Benefit Pension Plan and Other Post-Employment Benefits Plan.    The Company sponsors a domestic non-contributory defined benefit pension plan, which covers certain current and former eligible employees. Benefits are based on an employee's years of credited service and a percentage of final average compensation, or as otherwise described by the plan. In addition, a post-employment benefits plan is maintained for retiree health and welfare costs of certain eligible employees. Both the defined benefit pension plan and the other post-employment benefits plan are frozen, wherein the plans only accrue additional benefits for a very limited number of employees.

        The following table shows the change in the benefit obligation, plan assets and funded status for the defined benefit pension plans:

	Pension Benefits		Other Post- Employment Benefits
	2016	2015	2016	2015
	(In millions)
Benefit obligation	$48	$47	$1	$1
Fair value of plan assets	38	37	—	—

Unfunded status recognized in Other liabilities	$(10)	$(10)	$(1)	$(1)

Amounts recognized in Accumulated other comprehensive income	$16	$16	$—	$—

        The net periodic benefit cost related to the defined benefit pension plan was $1 million for the year ended December 31, 2016 and was included in Salaries and related expenses. The amount was not significant for each of the years ended December 31, 2015 and 2014. The net periodic benefit costs related to the other post-employment benefit plan were not significant for each of the years ended December 31, 2016, 2015, and 2014.

        As of December 31, 2016, future expected benefit payments to be made from the defined benefit pension plan's assets, which reflect expected future service, are $2 million in each of the years ending December 31, 2017 through 2020, $3 million for the year ending December 31, 2021, and $14 million for the subsequent five years ending December 31, 2026.

        The Company's policy is to contribute amounts to the defined benefit pension plan sufficient to meet minimum funding requirements as set forth in employee benefit and tax laws and additional amounts at the discretion of the Company. There were no contributions made to the plan for the years ended December 31, 2016 and 2015, and contributions are not expected to be significant for the year ended December 31, 2017.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Income Taxes

Income Tax Provision

        The following table summarizes Income tax benefit:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Current:
Federal	$—	$—	$(461)
State	—	(1)	(31)
Income tax contingencies:
Change in income tax contingencies	(2)	—	6
Interest and penalties	—	—	1

Total current income tax benefit	(2)	(1)	(485)

Deferred:
Federal	(100)	(79)	373
State	(9)	(2)	13

Total deferred income tax (benefit) expense	(109)	(81)	386

Income tax benefit	$(111)	$(82)	$(99)

Deferred Taxes

        Deferred tax assets and liabilities represent the basis differences between assets and liabilities measured for financial reporting versus for income tax returns' purposes. The following table summarizes the significant components of deferred tax assets and liabilities:

	December 31,
	2016	2015
	(In millions)
Deferred tax assets:
Federal loss carryforwards	$23	$24
State loss carryforwards and credits	39	39
Accrued legal and regulatory matters	46	37
Reserves and allowances	36	45
Other accrued liabilities	34	20

Gross deferred tax assets	178	165
Valuation allowance	(44)	(46)

Deferred tax assets, net of valuation allowance	134	119

Deferred tax liabilities:
Mortgage servicing rights	234	297
Other	1	4

Deferred tax liabilities	235	301

Net deferred tax liability	$101	$182

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Income Taxes (Continued)

        The deferred tax assets valuation allowance relates to state loss carryforwards and non-loss deferred tax assets. The valuation allowance will be reduced when and if it is determined that it is more likely than not that all or a portion of the deferred tax assets will be realized. The federal loss carryforwards will expire in 2036. The state loss carryforwards will expire from 2016 to 2037.

        The deferred tax liabilities represent the future tax liability generated upon reversal of the differences between the tax basis and book basis of certain of the Company's assets. Deferred liabilities related to the Company's mortgage servicing rights arise due to differences in the timing of income recognition for accounting and tax purposes for certain servicing rights, which generate an associated basis difference between book and tax.

Effective Tax Rate

        Total income taxes differ from the amount that would be computed by applying the U.S. federal statutory rate as follows:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Loss from continuing operations before income taxes	$(304)	$(213)	$(284)
Statutory federal income tax rate	35%	35%	35%

Income taxes computed at statutory federal rate	$(106)	$(75)	$(99)
State and local income taxes, net of federal tax benefits	(15)	(14)	(12)
Liabilities for income tax contingencies	(2)	—	7
Changes in rate and apportionment factors	1	3	1
Changes in valuation allowance	5	10	5
Nondeductible expenses	6	6	—
Noncontrolling interest	(3)	(5)	(2)
Other	3	(7)	1

Income tax benefit	$(111)	$(82)	$(99)

Effective tax rate	(36.7)%	(38.4)%	(35.1)%

        State and local income taxes, net of federal tax benefits.    Represents the impact to the effective tax rate from the pre-tax income or loss as well as the mix of income or loss from the operations by entity and state income tax jurisdiction. For the year ended December 31, 2016 as compared to 2015, the effective state tax rate is lower due to the Company's loss from its operations in multiple jurisdictions that are taxed at a lower apportionments and a lower state income tax rate.

        Liabilities for income tax contingencies.    Represents the impact to the effective tax rate from changes in the liabilities for income tax contingencies associated with new uncertain tax positions taken during the period or the resolution and settlement of prior uncertain tax positions with various taxing authorities. For the year ended December 31, 2016, the change was driven by the expiration of statute of limitations related to tax positions taken in prior years. For the year ended December 31, 2014, the change was primarily driven by state tax filing positions expected to be taken related to the sale of the Fleet business.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Income Taxes (Continued)

        Changes in rate and apportionment factors.    Represents the impact to the effective tax rate from deferred tax items for changes in apportionment factors and state tax rate and reflect the impact of applying statutory changes to apportionment weight, apportionment sourcing and corporate income tax rates that were enacted by various states.

        Changes in valuation allowance.    Represents the impact to the effective tax rate from state loss carryforwards generated during the year and certain cumulative non net operating loss deferred tax assets for which the Company believes it is more likely than not that the amounts will not be realized. For the years ended December 31, 2016 and 2015, state tax losses generated were $4 million and $5 million, respectively, and the remaining changes were from non net operating loss deferred tax assets for which a valuation allowance is warranted. For the year ended December 31, 2014, the amount was driven by items impacted by the change in composition of the subsidiaries included in state returns from the sale of the Fleet business and state tax losses generated by the Mortgage business.

        Nondeductible expenses.    For the years ended December 31, 2016 and 2015, the amount represents the impact to the effective tax rate from nondeductible expenses primarily related to legal and regulatory matters of $6 million and $4 million, respectively. Additionally for 2015, premiums of $1 million were paid to exchange the Convertible notes due in 2017.

        Noncontrolling interest.    Represents the impact to the effective tax rate from Realogy Corporation's portion of income taxes related to the income or loss attributable to PHH Home Loans. The impact is driven by PHH Home Loans' election to report as a partnership for federal and state income tax purposes, whereby, the tax expense is reported by the individual LLC members. Accordingly, the Company's Income tax expense or benefit includes only its proportionate share of the income tax related to the income or loss generated by PHH Home Loans.

        Other.    For the years ended December 31, 2016 and 2015, the amount was driven from adjustments resulting from the comparison of items included in the prior year provision to the final income tax returns. For the year ended December 31, 2015, the amount was also impacted by adjustments to deferred tax items related to the sale of the Fleet business.

Unrecognized Income Tax Benefits

        Unrecognized income tax benefits are recognized related to tax positions included in: (i) previously filed income tax returns and (ii) financial results expected to be included in income tax returns to be filed for periods through the date of the Consolidated Financial Statements. The Company recognizes tax benefits from uncertain income tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authority based on the technical merits of the position. An uncertain income tax position that meets the "more likely than not" recognition threshold is then measured to determine the amount of the benefit to recognize.

        An unrecognized tax benefit, or a portion of an unrecognized tax benefit, is presented in the Consolidated Balance Sheets within Other liabilities to the extent a net operating loss carryforward is not available at the reporting date to settle any additional income taxes resulting from the tax position. In other instances where a net operating loss carryforward is available, the amounts are recorded as a reduction to the Company's Deferred tax assets in the Consolidated Balance Sheets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Income Taxes (Continued)

        Activity related to the Company's unrecognized income tax benefits (including the liability for potential payment of interest and penalties) consisted of:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Balance, beginning of period	$11	$11	$4
Activity related to tax positions taken during the current year	—	—	7
Activity related to tax positions taken during prior years	(3)	—	—

Balance, end of period	$8	$11	$11

        The estimated liability for the potential payment of interest and penalties included in the liability for unrecognized income tax benefits was $2 million as of both December 31, 2016 and 2015, respectively.

        The amount of unrecognized income tax benefits may change in the next twelve months primarily due to activity in future reporting periods related to income tax positions taken during prior years. This change may be material; however, the impact of these unrecognized income tax benefits cannot be projected on the results of operations or financial position for future reporting periods due to the volatility of market and other factors. The effective income tax rate would be positively impacted by $8 million as of December 31, 2016 in the event of a favorable resolution of income tax contingencies or reductions in valuation allowances and $11 million as of both December 31, 2015 and 2014.

        The Company and its subsidiaries remain subject to examination by the IRS for the tax years ended December 31, 2013 through 2016. As of December 31, 2016, foreign and state income tax filings were subject to examination for periods including and subsequent to 2008, dependent upon jurisdiction.

14. Credit Risk

        The Company is subject to the following forms of credit risk:

  •
  Consumer credit risk—through mortgage banking activities as a result of originating and servicing residential mortgage loans

  •
  Counterparty credit risk—through derivative transactions, sales agreements and various mortgage loan origination and servicing agreements

Consumer Credit Risk

        The Company is not subject to the majority of the risks inherent in maintaining a mortgage loan portfolio because loans are not held for investment purposes and are generally sold to investors within 30 days of origination. The majority of mortgage loan sales are on a non-recourse basis and if the loans were originated in accordance with applicable underwriting standards, the Company may not have exposure to future risk of loss; however, in its capacity as a loan originator and servicer, the Company has exposure to loan repurchases and indemnifications through representation and warranty provisions and government servicing contracts.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Credit Risk (Continued)

        The following tables summarize certain information regarding the total loan servicing portfolio, which includes loans associated with the capitalized Mortgage servicing rights as well as loans subserviced for others:

	December 31,
	2016	2015
	(In millions)
Loan Servicing Portfolio Composition
Owned	$85,472	$99,869
Subserviced	89,170	126,390

Total	$174,642	$226,259

Conventional loans	$151,004	$197,971
Government loans	21,801	24,087
Home equity lines of credit	1,837	4,201

Total	$174,642	$226,259

Weighted-average interest rate	3.8%	3.8%

	December 31,
	2016		2015
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
Portfolio Delinquency(1)
30 days	2.23%	1.58%	2.22%	1.55%
60 days	0.60	0.41	0.44	0.30
90 or more days	0.76	0.57	0.82	0.62

Total	3.59%	2.56%	3.48%	2.47%

Foreclosure/real estate owned(2)	1.80%	1.54%	1.74%	1.51%

(1)
Represents portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(2)
As of December 31, 2016 and 2015, the total servicing portfolio included 11,539 and 15,487 of loans in foreclosure with an unpaid principal balance of $2.3 billion and $3.0 billion, respectively.

Repurchase and Foreclosure-Related Reserves

        Representations and warranties are provided to investors and insurers on a significant portion of loans sold, and are also assumed on purchased mortgage servicing rights for loans that are owned by the Agencies or included in Agency-guaranteed securities. In the event of a breach of these representations and warranties, the Company may be required to repurchase the mortgage loan or indemnify the investor against loss. For conventional loans, if there is no breach of a representation and warranty provision, there is no obligation to repurchase the loan or indemnify the investor against loss. The Company has limited exposure related to VA and FHA insured loans. In limited circumstances, the full risk of loss on loans sold is retained to the extent the liquidation of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Credit Risk (Continued)

underlying collateral is insufficient. In some instances where the Company has purchased loans from third parties, it may have the ability to recover the loss from the third party originator. Repurchase and foreclosure-related reserves are maintained for probable losses related to repurchase and indemnification obligations and for on-balance sheet loans in foreclosure and real estate owned.

        A summary of the activity in repurchase and foreclosure-related reserves is as follows:

	Year Ended December 31,
	2016	2015
	(In millions)
Balance, beginning of period	$89	$93
Realized losses	(42)	(19)
Increase in reserves due to:
Changes in assumptions	19	6
New loan sales	7	9

Balance, end of period	$73	$89

        Repurchase and foreclosure-related reserves consist of the following:

	December 31,
	2016	2015
	(In millions)
Loan repurchase and indemnification liability	$49	$62
Adjustment to value for real estate owned	14	17
Allowance for probable foreclosure losses	10	10

Total	$73	$89

Loan Repurchases and Indemnifications

        As of December 31, 2016 and 2015, liabilities for probable losses related to repurchase and indemnification obligations of $49 million and $62 million, respectively, are presented in the Consolidated Balance Sheets. The liability for loan repurchases and indemnifications represents management's estimate of probable losses based on the best information available and requires the application of a significant level of judgment and the use of a number of assumptions including borrower performance, investor demand patterns, expected relief from the expiration of repurchase obligations, the expected success rate in defending against requests and estimated loss severities (adjusted for home price forecasts).

        In December 2016, the Company entered into resolution agreements with Fannie Mae and Freddie Mac to resolve substantially all representation and warranty exposure related to the sale of mortgage loans that were originated and delivered prior to September 30, 2016 and November 30, 2016, respectively. The resolution agreements do not cover loans with certain defects, which include but are not limited to, loans with certain title issues or with violations of law. The settlement amounts did not significantly exceed the Company's recorded reserves.

        After executing the resolution agreements, the Company's remaining exposure to repurchase and indemnification claims consists primarily of estimates for claims from private investors, losses for

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Credit Risk (Continued)

specific non-performing loans where the Company believes it will be required to indemnify the investor and losses from government mortgage insurance programs. Given the inherent uncertainties involved in estimating losses associated with loan repurchase and indemnification requests and government insurance programs, there is a reasonable possibility that future losses may be in excess of the recorded liability. As of December 31, 2016, the estimated amount of reasonably possible losses in excess of the recorded liability was $20 million.

        The maximum amount of losses cannot be estimated because the Company does not service all of the loans for which it has provided representations or warranties. As of December 31, 2016, $75 million of loans have been identified in which the Company has full risk of loss or has identified a breach of representation and warranty provisions; 24% of which were at least 90 days delinquent (calculated based upon the unpaid principal balance of the loans).

Counterparty Credit Risk

        Counterparty credit risk exposure includes risk of non-performance by counterparties to various agreements and sales transactions. Such risk is managed by evaluating the financial position and creditworthiness of such counterparties and/or requiring collateral, typically cash, in derivative and financing transactions. The Company attempts to mitigate counterparty credit risk associated with derivative contracts by monitoring the amount for which it is at risk with each counterparty to such contracts, requiring collateral posting, typically cash, above established credit limits, periodically evaluating counterparty creditworthiness and financial position, and where possible, dispersing the risk among multiple counterparties. As of December 31, 2016, there were no significant concentrations of credit risk with any individual counterparty or a group of counterparties with respect to derivative transactions.

        During the year ended December 31, 2016, the Company's mortgage loan originations were derived from the following PLS relationships: 25% from Merrill Lynch Home Loans, a division of Bank of America, National Association, 21% from Morgan Stanley Private Bank, N.A. and 10% from HSBC Bank USA. In November 2016, as an outcome of the strategic review process, the Company announced its intentions to exit the PLS business and these client relationships, which represented 79% of total closing volume (based on dollars) for the year ended December 31, 2016.

        During the year ended December 31, 2016, 20% of mortgage loan originations were derived from the Company's relationship with Realogy and its affiliates, substantially all of which was originated by PHH Home Loans. In February 2017, the Company announced it has entered into agreements to sell certain assets of PHH Home Loans and its subsidiaries, including its mortgage origination and processing centers and the majority of its employees. See Note 23, 'Subsequent Events' for further information.

        The Company's Mortgage Servicing segment also has exposure to concentration risk and client retention risk with respect to its subservicing agreements. As of December 31, 2016, the subservicing portfolio (by units) related to the following client relationships: 42% from Pingora Loan Servicing, LLC, 22% from HSBC Bank USA and 14% from Morgan Stanley Private Bank, N.A. A substantial portion of the Company's subservicing agreements allow the owners of the servicing to terminate the subservicing agreement without cause with respect to some or all of the subserviced loans and, in some cases, without payment of any termination fee.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Commitments and Contingencies

Legal Contingencies

        The Company and its subsidiaries are routinely, and currently, defendants in various legal proceedings that arise in the ordinary course of PHH's business, including class actions and other private and civil litigation. These proceedings are generally based on alleged violations of consumer protection laws (including the Real Estate Settlement Procedures Act ("RESPA")), employment laws and contractual obligations. Similar to other mortgage loan originators and servicers, the Company and its subsidiaries are also routinely, and currently, subject to government and regulatory examinations, investigations and inquiries or other requests for information. The resolution of these various legal and regulatory matters may result in adverse judgments, fines, penalties, injunctions and other relief against the Company as well as monetary payments or other agreements and obligations. In particular, legal proceedings brought under RESPA and other federal or state consumer protection laws that are ongoing, or may arise from time to time, may include the award of treble and other damages substantially in excess of actual losses, attorneys' fees, costs and disbursements, and other consumer and injunctive relief. These proceedings and matters are at varying procedural stages and the Company may engage in settlement discussions on certain matters in order to avoid the additional costs of engaging in litigation.

        The outcome of legal and regulatory matters is difficult to predict or estimate and the ultimate time to resolve these matters may be protracted. In addition, the outcome of any legal proceeding or governmental and regulatory matter may affect the outcome of other pending legal proceedings or governmental and regulatory matters.

        A liability is established for legal and regulatory contingencies when it is probable that a loss has been incurred and the amount of such loss can be reasonably estimated. In light of the inherent uncertainties involved in litigation, legal proceedings and other governmental and regulatory matters, it is not always possible to determine a reasonable estimate of the amount of a probable loss, and the Company may estimate a range of possible loss for consideration in its estimates. The estimates are based upon currently available information and involve significant judgment taking into account the varying stages and inherent uncertainties of such matters. Accordingly, the Company's estimates may change from time to time and such changes may be material to the consolidated financial results.

        As of December 31, 2016, the Company's recorded liability associated with legal and regulatory contingencies was $114 million and is presented in Other liabilities in the Consolidated Balance Sheets. Given the inherent uncertainties and status of the Company's outstanding legal proceedings, the range of reasonably possible losses cannot be estimated for all matters. For matters where the Company can estimate the range, the Company believes reasonably possible losses in excess of recorded liability may be up to $85 million in aggregate as of December 31, 2016.

        There can be no assurance that the ultimate resolution of these matters will not result in losses in excess of the Company's recorded liability, or in excess of the estimate of reasonably possible losses. As a result, the ultimate resolution of any particular legal matter, or matters, could be material to the Company's results of operations or cash flows for the period in which such matter is resolved.

        The following are descriptions of the Company's significant legal and regulatory matters.

        CFPB Enforcement Action.    In January 2014, the Bureau of Consumer Financial Protection (the "CFPB") initiated an administrative proceeding alleging that the Company's reinsurance activities, including its mortgage insurance premium ceding practices, have violated certain provisions of RESPA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Commitments and Contingencies (Continued)

and other laws enforced by the CFPB. Through its reinsurance subsidiaries, the Company assumed risk in exchange for premiums ceded from primary mortgage insurance companies.

        In June 2015, the Director of the CFPB issued a final order requiring the Company to pay $109 million, based upon the gross reinsurance premiums the Company received on or after July 21, 2008. Subsequently, the Company filed an appeal to the United States Court of Appeals for the District of Columbia Circuit (the "Court of Appeals").

        In October 2016, the Court of Appeals issued its decision, vacating the decision of the Director of the CFPB, and finding in favor of the Company's arguments, among others, around the correct interpretations of Section 8 of RESPA, the applicability of prior HUD interpretations around captive re-insurance and the applicability of statute of limitations to administrative enforcement proceedings at the CFPB. The Court of Appeals remanded the case to the CFPB to determine the Company's compliance with provisions of RESPA specific to whether any mortgage insurers paid more than reasonable market value to the Company for reinsurance.

        In February 2017, the Court of Appeals granted the CFPB's request to rehear the case en banc. Arguments in the appeal are currently scheduled for May 2017.

        The Company continues to believe that it has complied with RESPA and other laws applicable to its former mortgage reinsurance activities. Given the nature of this matter and the current status, the Company cannot estimate the amount of loss, or a range of possible losses, if any, in connection with this matter.

        MMC and NYDFS Examination.    The Company has undergone a regulatory examination by a multistate coalition of certain mortgage banking regulators (the "MMC") and such regulators have alleged various violations of federal and state consumer protection and other laws related to the Company's legacy mortgage servicing practices. In July 2015, the Company received a settlement proposal from the MMC, proposing payments to certain borrowers nationwide where foreclosure proceedings were either referred to a foreclosure attorney or completed during 2009 through 2012, as well as other consumer relief and administrative penalties. In addition, the proposal would require that the Company comply with national servicing standards, submit its servicing activities to monitoring for compliance, and other injunctive relief. The Company continues to engage in substantive discussions with the MMC regarding the proposal. The Company believes it has meritorious explanations and defenses to the findings.

        As of December 31, 2016, the Company included an estimate of probable losses in connection with the MMC matter in the recorded liability.

        In the fourth quarter of 2016, the Company entered into a consent order with the New York Department of Financial Services (the "NYDFS") to close out pending examination report findings, including New York findings stemming from the MMC examination. Under the terms of the order, the Company paid a civil monetary penalty of $28 million in the fourth quarter of 2016, will engage an independent third-party auditor for a period of 12 months, and will conduct a review of a sample of loans originated from 2008 to 2014 to review certain origination practices and disclosures.

        HUD Subpoenas.    The Company has received document subpoenas from the Office of Inspector General of the U.S. Department of Housing and Urban Development ("HUD") requesting production of certain documents related to, among other things, the Company's origination and underwriting process for loans insured by the Federal Housing Administration ("FHA") during the period between

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Commitments and Contingencies (Continued)

January 1, 2006 and December 31, 2011. As part of the investigation, HUD has also requested documents related to a small sample of loans originated during this period. This investigation could lead to a demand or claim under the False Claims Act, which allows for civil penalties and treble damages substantially in excess of actual losses. Several large mortgage originators that participate in FHA lending programs have been subject to similar investigations, which have resulted in settlement agreements that included the payment of substantial fines and penalties.

        The Company has been cooperating in this investigation since its receipt of the subpoenas in 2013, and certain current and former employees of the Company have been deposed in connection with this matter. The Company is continuing its discussions with HUD about the ongoing investigation. As of December 31, 2016, the Company included an estimate of probable losses in connection with this matter in the recorded liability.

        Lender-Placed Insurance.    The Company is currently subject to pending litigation alleging that its servicing practices around lender-placed insurance were not in compliance with applicable laws. Through its mortgage subsidiary, the Company did have certain outsourcing arrangements for the purchase of lender-placed hazard insurance for borrowers whose coverage had lapsed. The Company believes that it has meritorious defenses to these allegations; however, in January 2017, the Company entered into an agreement to settle outstanding litigation relating to this matter. The settlement is subject to court approval. The Company's recorded estimate of probable losses as of December 31, 2016 for this matter was not materially different than the losses it expects to incur in connection with the resolution.

        Other Subpoenas and Investigations.    The Company has received document subpoenas from the U.S. Attorney's Offices for the Southern and Eastern Districts of New York. The subpoenas requested production of certain documents related to, among other things: (i) foreclosure expenses that the Company incurred in connection with the foreclosure of loans insured or guaranteed by FHA, Fannie Mae or Freddie Mac and (ii) the origination and underwriting of loans sold pursuant to programs sponsored by Fannie Mae, Freddie Mac or Ginnie Mae. In July 2016, the U.S. Attorney's Office for the Eastern District of New York requested production of additional documents responsive to the subpoenas. There can be no assurance that claims or litigation will not arise from these inquiries, or that fines and penalties, as well as other consumer or injunctive relief, will not be incurred in connection with any of these matters.

        In addition, in October 2014, the Company received a document subpoena from the Office of the Inspector General of the Federal Housing Financing Agency (the "FHFA") requesting production of certain documents related to, among other things, its origination, underwriting and quality control processes for loans sold to Fannie Mae and Freddie Mac. While the FHFA, as regulator and conservator for Fannie Mae and Freddie Mac, does not have regulatory authority over the Company or its subsidiaries, there can be no assurance that Fannie Mae and/or Freddie Mac will not assert additional claims as a result of this inquiry.

Net Worth Requirements

        In addition to the capital requirements of the Company as outlined in Note 11, 'Debt and Borrowing Arrangements', certain subsidiaries of the Company are subject to various regulatory capital requirements as a result of their mortgage origination and servicing activities. The Company's wholly owned subsidiary, PHH Mortgage Corporation ("PHH Mortgage"), is subject to various regulatory capital requirements administered by the Department of Housing and Urban Development ("HUD"),

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Commitments and Contingencies (Continued)

which governs non-supervised, direct endorsement mortgagees, and Ginnie Mae, Fannie Mae and Freddie Mac, which sponsor programs that govern a significant portion of PHH Mortgage's mortgage loans sold and servicing activities. Additionally, PHH Mortgage is required to maintain minimum net worth requirements for many of the states in which it sells and services loans. Each state has its own minimum net worth requirement; however, none of the state requirements are material to its financial statements.

        Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary remedial actions by regulators that, if undertaken, could: (i) remove the PHH Mortgage's ability to sell and service loans to or on behalf of the Agencies; and (ii) have a direct material effect on the Company's financial statements, results of operations and cash flows.

        In accordance with the regulatory capital guidelines, PHH Mortgage must meet specific quantitative measures of cash, assets, liabilities, profitability and certain off-balance sheet items calculated under regulatory accounting practices. Further, changes in regulatory and accounting standards, as well as the impact of future events on PHH Mortgage's results, may significantly affect the Company's net worth adequacy.

        Among PHH Mortgage's various capital requirements related to its outstanding mortgage origination and servicing agreements and other third-party agreements, including debt covenants, the most restrictive of these requires PHH Mortgage to maintain a minimum net worth balance of $670 million as of December 31, 2016. As of December 31, 2016, PHH Mortgage's actual net worth was $672 million and the Company was in compliance with the requirements. The Company intends to negotiate revised required capital levels as part of its first quarter 2017 facility renewals.

Lease and Purchase Commitments

        The Company is committed to making rental payments under noncancelable operating related to various facilities and equipment. As of December 31, 2016, the Company did not have any significant capital lease obligations. In addition, during the normal course of business, various commitments are made to purchase goods or services from specific suppliers, including those related to capital expenditures.

        During the years ended December 31, 2016, 2015, and 2014, rental expense of $22 million, $22 million, and $20 million, respectively, was recorded in Occupancy and other office expenses in the Consolidated Statements of Operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Commitments and Contingencies (Continued)

        The following table summarizes the Company's commitments as of December 31, 2016:

	Future Minimum Operating Lease Payments(1)	Purchase Commitments
	(In millions)
2017	$18	$29
2018	16	1
2019	13	1
2020	12	—
2021	11	—
Thereafter	12	—

Total	$82	$31

(1)
Excludes $7 million of minimum sublease income due in the future under noncancelable subleases.

Off-Balance Sheet Arrangements and Guarantees

        In the ordinary course of business, numerous agreements are entered into that contain guarantees and indemnities where a third-party is indemnified for breaches of representations and warranties. Such guarantees or indemnifications are granted under various agreements, including those governing leases of real estate, access to credit facilities, use of derivatives and issuances of debt or equity securities. The guarantees or indemnifications issued are for the benefit of the buyers in sale agreements and sellers in purchase agreements, landlords in lease contracts, financial institutions in credit facility arrangements and derivative contracts and underwriters in debt or equity security issuances.

        While some guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement or extend into perpetuity (unless subject to a legal statute of limitations). There are no specific limitations on the maximum potential amount of future payments that the Company could be required to make under these guarantees, and the maximum potential amount of future payments cannot be estimated. With respect to certain guarantees, such as indemnifications of landlords against third-party claims, insurance coverage is maintained that mitigates any potential payments.

        Representations and Warranties.    See Note 14, 'Credit Risk' for a discussion of the representations and warranties that are provided to purchasers and insurers on a significant portion of loans sold and those that are assumed on purchased mortgage servicing rights.

        Guarantees related to Mortgage Warehouse Debt.    In connection with certain Mortgage warehouse borrowing arrangements, the Company has entered into agreements to unconditionally and irrevocably guarantee payment on the obligations of its subsidiaries.

16. Stock-Related Matters

Share Repurchase Programs

        The Company's Board of Directors authorized up to $450 million in share repurchases, including $200 million in Accelerated Share Repurchases ("ASR") and up to $250 million in open market

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Stock-Related Matters (Continued)

purchases through December 31, 2016. All shares received under the share repurchase programs are retired upon receipt and are reported as a reduction of shares issued and outstanding. The cash paid was recorded as a reduction of stockholders' equity in the Consolidated Balance Sheets.

        Accelerated Share Repurchase Programs.    In 2014, the Company entered into two separate ASR agreements to repurchase an aggregate of $200 million of PHH's Common stock pursuant to a Collared ASR agreement and an Uncollared ASR agreement. In 2014, the Company received 6,962,695 shares upfront based upon the minimum share delivery under the collared agreement and 80% share delivery under the Uncollared agreement based upon the stock price at inception. The Company completed both ASR programs after the Company received the final 1,574,252 shares in March 2015.

        Open Market Purchases.    In November 2015, the Company commenced a $100 million open market share repurchase program and for the year ended December 31, 2015, the Company paid $77 million to retire 4,841,267 shares under the program. In January 2016, the Company paid $23 million to retire 1,508,772 additional shares to complete the $100 million open market program. There was no additional share repurchase activity for the year ended December 31, 2016. The Board of Directors' authorization for open market share repurchases expired on December 31, 2016, and there are no remaining authorizations.

Restrictions on Share-Related Payments

        As of December 31, 2016, the Company is not prohibited in its ability to make share-related payments including the declaration and payment of dividends, the repurchase of Common stock, or making any distribution on account of its Common stock. The provisions of the Company's debt arrangements, capital requirements of the Company's operating subsidiaries and other legal requirements and regulatory constraints may restrict the Company from making such share-related payments.

        The Company has not declared or paid cash dividends on its Common stock since it began operating as an independent, publicly traded company in 2005.

        Limitations and restrictions on the Company's ability to make share-related payments include but are not limited to:

  a)
  Restrictions under the Company's senior note indentures from making a share-related payment if, after giving effect to the payment, the debt to tangible equity ratio calculated as of the most recently completed month end exceeds 6 to 1; however, even if such ratio is exceeded, the Company may declare or pay any dividend or make a share-related payment so long as the Company's corporate ratings are equal to or better than: Baa3 from Moody's Investors Service and BBB– from Standard & Poor's (in each case on stable outlook or better); and

  b)
  Limitations in the amount of share-related payments that can be distributed by the Company due to maintaining compliance with the financial covenants contained in certain subsidiaries' mortgage warehouse funding agreements, including but not limited to: (i) the maintenance of net worth of at least $750 million on the last day of each fiscal quarter; and (ii) a ratio of unsecured indebtedness to tangible net worth of no greater than 1.25 to 1.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Stock-Related Matters (Continued)

        In addition, the Company is limited in the amount of share-related payments that can be distributed due to capital that is required to be maintained at its subsidiaries. The amount of intercompany dividends, share-related payments and other fund transfers that certain of the Company's subsidiaries can declare or distribute to the Company or to other consolidated subsidiaries (and ultimately to the Company) is limited due to provisions of their debt arrangements, capital requirements, and other legal requirements and regulatory constraints. The aggregate restricted net assets of these subsidiaries totaled $772 million as of December 31, 2016.

17. Stock-Based Compensation

        The PHH Corporation 2014 Equity and Incentive Plan (the "Plan") governs awards of share based compensation. The plan allows awards in the form of stock options, stock appreciation rights, restricted stock units and other stock- or cash-based awards. The aggregate number of shares of PHH Common stock available to be issued under the Plan is 8,567,433, of which 5,814,648 were still available for grant as of December 31, 2016. The Company's outstanding awards consist of the following:

  •
  Stock Options are granted with exercise prices at the fair market value of the Company's shares of Common stock, which is considered equal to the closing share price on the date of grant. Stock option awards have a maximum contractual term of ten years from the grant date.

  •
  Restricted stock units ("RSUs") are classified as equity awards and include service-based, performance-based and market-based restricted stock units to purchase shares of Common stock. RSUs entitle employees to receive one share of the Company's Common stock upon the vesting of each RSU.

  •
  Restricted cash units ("RCUs") are classified as liability awards and include service-based, performance-based and market-based restricted cash units to be settled in cash under the Plan. RCUs entitle employees to receive a cash payout equal to the closing share price (on the vesting date) of one share of common stock for each unit granted.

        The following table summarizes expense recognized in Salaries and related expenses in the Consolidated Statements of Operations related to stock-based compensation arrangements:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Stock-based compensation expense for equity awards	$9	$9	$8
Stock-based compensation expense for liability awards	1	2	4
Income tax benefit related to stock-based compensation expense	(4)	(4)	(5)

Stock-based compensation expense, net of income taxes	$6	$7	$7

Equity Awards

        Awards granted by the Company under the Plan that are expected to be settled in shares of its Common stock include Stock Options and RSUs. All outstanding and unvested stock options and RSUs have vesting conditions pursuant to a change in control. In addition, RSUs are granted to non-employee Directors as part of their compensation for services rendered as members of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Stock-Based Compensation (Continued)

Company's Board of Directors. New shares of Common stock are issued to employees and Directors to satisfy the stock option exercise and RSU conversion obligations.

Stock Options

        There were no options granted during the years ended December 31, 2016, 2015 or 2014. The following table summarizes stock option activity for the year ended December 31, 2016:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)	Aggregate Intrinsic Value (In millions)
Outstanding at January 1, 2016	1,077,876	$17.79
Forfeited or expired	(176,566)	17.49

Outstanding at December 31, 2016	901,310	$17.85	5.5	$—

Exercisable at December 31, 2016(1)	901,310	$17.85	5.5	$—

(1)
Option awards became fully-vested during 2016 and there is no amount of unrecognized compensation cost related to outstanding stock options as of December 31, 2016.

        There were no options exercised during the year ended December 31, 2016. The intrinsic value of options exercised during the years ended December 31, 2015 and 2014 was $1 million and $2 million, respectively.

Restricted Stock Units

        RSUs are granted with vesting conditions based on fulfillment of a service condition (generally up to three years from the grant date) and may also require achievement of certain operating performance criteria or achievement of certain market-based targets associated with the Company's stock price.

        Expense for equity-based awards with market or service conditions is recognized over the service period based on the grant-date fair value of the award, net of estimated forfeitures, whereas expense for awards with performance conditions is recognized over the service period based on the expected achievement of the performance conditions. As of December 31, 2016, there was $14 million of unrecognized compensation cost related to outstanding and unvested equity-based RSUs expected to be recognized over a weighted-average period of 2.1 years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Stock-Based Compensation (Continued)

        The following tables summarize restricted stock unit activity for the year ended December 31, 2016:

	Number of RSUs	Weighted- Average Grant-Date Fair Value
Performance-based & Market-based RSUs
Outstanding at January 1, 2016	429,144	$14.04
Granted	394,952	13.01
Forfeited	(1,799)	18.67
Canceled due to non-achievement of performance or market condition	(196,989)	13.17

Outstanding at December 31, 2016	625,308	$13.65

RSUs expected to be converted into shares of Common stock(1)	272,043	$13.01

Service-based RSUs
Outstanding at January 1, 2016	347,872	$22.33
Granted(2)	684,679	13.49
Forfeited	(1,760)	24.24
Converted	(145,674)	22.36

Outstanding at December 31, 2016	885,117	$15.48

RSUs expected to be converted into shares of Common stock	884,240	$15.47

(1)
The performance criteria impact the number of awards that may vest. The number of RSUs related to these performance and market-based awards represents the expected number to be earned based upon if the contingency was met as of December 31, 2016.

(2)
Includes 50,522 RSUs earned by non-employee Directors for services rendered as members of the Board of Directors.

        In 2016, 2015 and 2014, certain executives were awarded RSUs with market-based vesting conditions with weighted-average grant-date fair value of $13.01, $18.67 and $11.32, respectively. The weighted-average grant-date fair value of these market-based RSUs was estimated using a Monte Carlo simulation valuation model with the following assumptions:

	Year Ended December 31,
	2016	2015	2014
Grant date stock price	$13.00	$24.24	$22.93
Risk-free interest rate	1.09%	0.94%	0.94%
Expected volatility	45.7%	30.2%	35.3%
Dividend yield	—	—	—
        The risk-free interest rate reflected the yield on zero-coupon Treasury securities with a term approximating the expected life of the RSUs. The expected volatility was based on historical volatility of the Company's Common stock.

        The total fair value of RSUs converted into shares of Common stock was $2 million for each of the years ended December 31, 2016, 2015 and 2014.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Stock-Based Compensation (Continued)

Liability Awards

        RCU awards granted by the Company under the Plan that are expected to be settled in cash are recorded as liabilities within Accounts payable and accrued expenses in the Consolidated Balance Sheets. RCUs are settled with a cash payment for each unit vested based on the closing share price on the vesting date and generally vest over three years beginning on the first anniversary of the date of grant.

        Expense for liability awards is recognized based on a re-measurement of the fair value of the awards at the end of each reporting period, including an estimate of the expected achievement of market or performance conditions, if any. As of December 31, 2016, there was an insignificant amount of unrecognized compensation cost related to outstanding and unvested liability-based RCUs that are expected to vest and be recognized over a weighted-average period of 1.2 years.

        As of December 31, 2016 and 2015, $1 million and $5 million, respectively, is accrued related to the expected payout for liability awards within Accounts payable and accrued expenses in the Consolidated Balance Sheets. The total amount of cash paid for share-based liability awards was $3 million and $4 million for the years ended December 31, 2016 and 2015, respectively.

18. Fair Value Measurements

        Fair value is based on quoted market prices, where available. If quoted prices are not available, fair value is estimated based upon other observable inputs. Unobservable inputs are used when observable inputs are not available and are based upon judgments and assumptions, which are the Company's assessment of the assumptions market participants would use in pricing the asset or liability. These inputs may include assumptions about risk, counterparty credit quality, the Company's creditworthiness and liquidity and are developed based on the best information available.

        A three-level valuation hierarchy is used to classify inputs into the measurement of assets and liabilities at fair value. The valuation hierarchy is based upon the relative reliability and availability to market participants of inputs for the valuation of an asset or liability as of the measurement date. Level One represents the highest level based upon unadjusted quoted prices to Level Three which are based upon unobservable inputs that reflect the assumptions a market participant would use in pricing the asset or liability. When the valuation technique used in determining fair value of an asset or liability utilizes inputs from different levels of the hierarchy, the level in which the asset or liability its entirety is categorized is based upon the lowest level input that is significant to the measurement.

        The Company updates the valuation of each instrument recorded at fair value on a quarterly basis, evaluating all available observable information, which may include current market prices or bids, recent trade activity, changes in the levels of market activity and benchmarking of industry data. The assessment also includes consideration of identifying the valuation approach that would be used currently by market participants. If it is determined that a change in valuation technique or its application is appropriate, or if there are other changes in availability of observable data or market activity, the current methodology will be analyzed to determine if a transfer between levels of the valuation hierarchy is appropriate. Such reclassifications are reported as transfers into or out of a level as of the beginning of the quarter that the change occurs. There have been no changes in valuation methodologies and classification pursuant to the valuation hierarchy during the years ended December 31, 2016 or 2015.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

        The incorporation of counterparty credit risk did not have a significant impact on the valuation of assets and liabilities recorded at fair value as of December 31, 2016 or 2015.

Recurring Fair Value Measurements

        The following summarizes the fair value hierarchy for instruments measured at fair value on a recurring basis:

	December 31, 2016
	Level One	Level Two	Level Three	Cash Collateral and Netting	Total
	(In millions)
ASSETS
Mortgage loans held for sale	$—	$636	$47	$—	$683
Mortgage servicing rights	—	—	690	—	690
Other assets—Derivative assets:
Interest rate lock commitments	—	—	18	—	18
Forward delivery commitments	—	14	—	(12)	2
MSR-related agreements	—	19	—	(18)	1
Option contracts	—	1	—	(1)	—
LIABILITIES
Other liabilities—Derivative liabilities:
Forward delivery commitments	$—	$4	$—	$1	$5
MSR-related agreements	—	65	—	(53)	12
Option contracts	—	—	—	1	1

	December 31, 2015
	Level One	Level Two	Level Three	Cash Collateral and Netting	Total
	(In millions)
ASSETS
Mortgage loans held for sale	$—	$704	$39	$—	$743
Mortgage servicing rights	—	—	880	—	880
Other assets—Derivative assets:
Interest rate lock commitments	—	—	21	—	21
Forward delivery commitments	—	3	—	(2)	1
MSR-related agreements	—	27	—	(23)	4
LIABILITIES
Other liabilities—Derivative liabilities:
Forward delivery commitments	$—	$2	$—	$—	$2

        Significant inputs to the measurement of fair value and further information on the assets and liabilities measured at fair value are as follows:

        Mortgage Loans Held for Sale.    The Company elected to record Mortgage loans held for sale ("MLHS") at fair value. This election is intended to both better reflect the underlying economics and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

eliminate the operational complexities of risk management activities related to MLHS and hedge accounting requirements.

        For Level Two MLHS, fair value is estimated through a market approach by using either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan including the value attributable to servicing rights and credit risk; or (ii) current commitments to purchase loans. The Agency mortgage-backed security market is a highly liquid and active secondary market for conforming conventional loans whereby quoted prices are published on a regular basis and exist for securities at the pass-through level. The Company has the ability to access this market, and this is the market into which conforming mortgage loans are typically sold.

        Level Three MLHS include second lien and Scratch and Dent loans, and are valued based upon a discounted cash flow model or a collateral-based valuation model, respectively. Scratch and Dent loans represent mortgage loans with origination flaws or performance issues.

        The following table reflects the difference between the carrying amounts of MLHS measured at fair value, and the aggregate unpaid principal amount that the Company is contractually entitled to receive at maturity:

	December 31, 2016		December 31, 2015
	Total	Loans 90 days or more past due and on non-accrual status	Total	Loans 90 days or more past due and on non-accrual status
	(In millions)
Carrying amount	$683	$7	$743	$9
Aggregate unpaid principal balance	687	10	738	11

Difference	$(4)	$(3)	$5	$(2)

        The following table summarizes the components of Mortgage loans held for sale:

	December 31,
	2016	2015
	(In millions)
First mortgages:
Conforming	$531	$616
Non-conforming	105	88

Total first mortgages	636	704

Second lien	3	4
Scratch and Dent	44	35

Total	$683	$743

        Mortgage Servicing Rights.    Mortgage servicing rights ("MSRs") are classified within Level Three of the valuation hierarchy due to the use of significant unobservable inputs and the inactive market for such assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

        The fair value of MSRs is estimated based upon projections of expected future cash flows considering prepayment estimates (developed using a model described below), the Company's historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors. A probability weighted option adjusted spread ("OAS") model generates and discounts cash flows for the MSR valuation. The OAS model generates numerous interest rate paths, then calculates the MSR cash flow at each monthly point for each path and discounts those cash flows back to the current period. The MSR value is determined by averaging the discounted cash flows from each of the interest rate paths. The interest rate paths are generated with a random distribution centered around implied forward interest rates, which are determined from the interest rate yield curve at any given point of time.

        A key assumption in the estimate of the fair value of MSRs is forecasted prepayments. A third-party model is used as a basis to forecast prepayment rates at each monthly point for each interest rate path in the OAS model. Prepayment rates used in the development of expected future cash flows are based on historical observations of prepayment behavior in similar periods, comparing current mortgage interest rates to the mortgage interest rates in the servicing portfolio. The rates incorporate loan characteristics (e.g., loan type and note rate) and factors such as recent prepayment experience, the relative sensitivity of the capitalized loan servicing portfolio to refinance if interest rates decline and estimated levels of home equity. On a quarterly basis, assumptions used in estimating fair value are validated against a number of third-party sources, which may include peer surveys, MSR broker surveys, third-party valuations and other market-based sources. The December 31, 2016 determination of fair value includes calibration of our valuation model considering the pricing associated with the MSR agreements executed in the fourth quarter of 2016. See Note 5, 'Transfers and Servicing of Mortgage Loans' for further discussion of the MSR sale commitments.

        The following tables summarize certain information regarding the initial and ending capitalization rate of MSRs:

	Year Ended December 31,
	2016	2015
Initial capitalization rate of additions to MSRs	1.02%	1.14%

	December 31,
	2016	2015
Capitalization servicing rate	0.82%	0.89%
Capitalization servicing multiple	2.9	3.1
Weighted-average servicing fee (in basis points)	28	29

        The significant assumptions used in estimating the fair value of MSRs were as follows (in annual rates):

	December 31,
	2016	2015
Weighted-average prepayment speed (CPR)	9.2%	9.1%
Option adjusted spread, in basis points (OAS)	1,430	977
Weighted-average delinquency rate	5.1%	5.3%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

        The following table summarizes the estimated change in the fair value of MSRs from adverse changes in the significant assumptions:

	December 31, 2016
	Weighted- Average Prepayment Speed	Option Adjusted Spread	Weighted- Average Delinquency Rate
	(In millions)
Impact on fair value of 10% adverse change	$(20)	$(32)	$(11)
Impact on fair value of 20% adverse change	(38)	(57)	(22)

        These sensitivities are hypothetical and presented for illustrative purposes only. Changes in fair value based on a 10% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, this analysis does not assume any impact resulting from management's intervention to mitigate these variations or from the MSR sale commitments discussed in the preceding section.

        The effect of a variation in a particular assumption is calculated without changing any other assumption and the assumptions used in valuing the MSRs are independently aggregated. Although there are certain inter-relationships among the various key assumptions noted above, changes in one of the significant assumptions would not independently drive changes in the others. The modeled prepayment speed assumptions are highly dependent upon interest rates, which drive borrowers' propensity to refinance; however, there are other factors that can influence borrower refinance activity. These factors include housing prices, the levels of home equity, underwriting standards and loan product characteristics. The OAS is a component of the discount rate used to present value the cash flows of the MSR asset and represents the spread over a base interest rate that equates the present value of cash flows of an asset to the market price of that asset. The weighted average delinquency rate is based on the current and projected credit characteristics of the capitalized servicing portfolio and is dependent on economic conditions, home equity and delinquency and default patterns.

        Derivative Instruments.    Derivative instruments are classified within Level Two and Level Three of the valuation hierarchy. See Note 6, 'Derivatives' for additional information regarding derivative instruments.

  Interest Rate Lock Commitments ("IRLCs") are classified within Level Three of the valuation hierarchy. IRLCs represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The fair value of IRLCs is based upon the estimated fair value of the underlying mortgage loan, including the expected net future cash flows related to servicing the mortgage loan, adjusted for: (i) estimated costs to complete and originate the loan and (ii) an adjustment to reflect the estimated percentage of IRLCs that will result in a closed mortgage loan under the original terms of the agreement (or "pullthrough").

  The average pullthrough percentage used in measuring the fair value of IRLCs as of December 31, 2016 and 2015 was 77% and 74%, respectively. The pullthrough percentage is considered a significant unobservable input and is estimated based on changes in pricing and actual borrower behavior using a historical analysis of loan closing and fallout data. Actual loan pullthrough is compared to the modeled estimates in order to evaluate this assumption each period based on current trends. Generally, a change in interest rates is accompanied by a directionally opposite

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

  change in the assumption used for the pullthrough percentage, and the impact to fair value of a change in pullthrough would be partially offset by the related change in price.

  Forward Delivery Commitments are classified within Level Two of the valuation hierarchy. Forward delivery commitments fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. The fair value of forward delivery commitments is primarily based upon the current agency mortgage-backed security market to-be-announced pricing specific to the loan program, delivery coupon and delivery date of the trade. Best effort sales commitments are also executed for certain loans at the time the borrower commitment is made. These best effort sales commitments are valued using the committed price to the counterparty against the current market price of the interest rate lock commitment or mortgage loan held for sale.

  MSR-Related Agreements are classified within Level Two of the valuation hierarchy. MSR-related agreements represent a combination of derivatives used to offset possible adverse changes in the fair value of MSRs, which include options on swap contracts, to-be-announced securities and interest rate swap contracts, among other instruments. The fair value of MSR-related agreements is determined using quoted prices for similar instruments.

  Option Contracts are classified within Level Two of the valuation hierarchy. Option contracts represent the right to buy or sell mortgage-backed securities at specified prices in the future. The fair value of option contracts is based upon the underlying current to be announced pricing of the agency mortgage-backed security market, and a market-based volatility.

Level Three Measurements

        Instruments classified within Level Three of the fair value hierarchy contain significant inputs to the valuation that are based upon unobservable inputs that reflect the Company's assessment of the assumptions a market participant would use in pricing the asset or liability. The fair value of assets and liabilities classified within Level Three of the valuation hierarchy also typically includes observable factors, and the realized or unrealized gain or loss recorded from the valuation of these instruments would also include amounts determined by observable factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

        Activity of assets and liabilities classified within Level Three of the valuation hierarchy consisted of:

	Year Ended December 31,
	2016			2015
	MLHS	MSRs	IRLCs, net	MLHS	MSRs	IRLCs, net
	(In millions)
Balance, beginning of period	$39	$880	$21	$42	$1,005	$22
Purchases, Issuances, Sales and Settlements:
Purchases	13	—	—	28	—	—
Issuances	6	60	—	5	101	—
Sales	(24)	(12)	—	(33)	(39)	—
Settlements	(11)	—	(318)	(10)	—	(262)

	(16)	48	(318)	(10)	62	(262)

Realized and unrealized gains (losses) included in:
Gain on loans held for sale, net	(1)	—	315	1	—	261
Change in fair value of MSRs	—	(238)	—	—	(187)	—
Interest income	3	—	—	5	—	—

	2	(238)	315	6	(187)	261

Transfers into Level Three	42	—	—	38	—	—
Transfers out of Level Three	(20)	—	—	(37)	—	—

Balance, end of period	$47	$690	$18	$39	$880	$21

        Transfers into Level Three generally represent mortgage loans held for sale with performance issues, origination flaws, or other characteristics that impact their salability in active secondary market transactions. Transfers out of Level Three represent Scratch and Dent loans that were foreclosed upon and loans that have been cured.

        Unrealized gains (losses) included in the Consolidated Statement of Operations related to assets and liabilities classified within Level Three of the valuation hierarchy that are included in the Consolidated Balance Sheets were as follows:

	Year Ended December 31,
	2016	2015
	(In millions)
Gain on loans held for sale, net	$11	$17
Change in fair value of mortgage servicing rights	(100)	(18)

Fair Value of Other Financial Instruments

        As of December 31, 2016 and 2015, all financial instruments were either recorded at fair value or the carrying value approximated fair value, with the exception of Debt. For financial instruments that were not recorded at fair value, such as Cash and cash equivalents, Accounts receivable, Restricted cash and Servicing advance receivables, the carrying value approximates fair value due to the short-term nature of such instruments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Fair Value Measurements (Continued)

        Debt.    As of both December 31, 2016 and 2015, the total fair value of Debt was $1.3 billion, and is measured using Level Two inputs. As of December 31, 2016, the fair value was estimated using the following valuation techniques: (i) $623 million was measured using a market based approach, considering the current market pricing of recent trades for similar instruments or the current expected ask price for the Company's debt instruments; and (ii) $655 million was measured using observable spreads and terms for recent pricing of similar instruments.

Non-Recurring Fair Value Measurements

        Other Assets—Equity method investments.    In the fourth quarter of 2016, the Company evaluated its equity method investment of Speedy Title and Appraisal Review Services LLC ("STARS") for impairment as a result of the negative impact the PLS exit will have on STARS operating results. The exit of the PLS channel will significantly reduce STARS appraisal volume and its projected cash flows. Due to the uncertainty of the cash flows associated with an income approach, the Company performed the assessment of fair value based on an orderly liquidation of the entity. This assessment resulted in an impairment charge of $23 million, which was recorded in Other (loss) income during the year ended December 31, 2016.

        There was no impairment charge recorded during the year ended December 31, 2015.

        Other Assets—Mortgage loans in foreclosure and Real estate owned.    The evaluation of impairment reflects an estimate of losses currently incurred at the balance sheet date, which will likely not be recoverable from guarantors, insurers or investors. Mortgage loans in foreclosure represent loans for which foreclosure proceedings have been initiated and Real estate owned ("REO") includes properties acquired from mortgagors in default. Fair value is based on the market value of the underlying collateral, determined on a loan or property level basis, less estimated costs to sell. The market value of the collateral is estimated by considering appraisals and broker price opinions, which are updated on a periodic basis to reflect current housing market conditions. Mortgage loans in foreclosure are measured at fair value whereas REO is recorded at the lower of adjusted carrying amount at the time the property is acquired or fair value. The non-recurring fair value measurements associated with mortgage loans in foreclosure and REO are based upon assumptions from Level Three of the valuation hierarchy.

        During the years ended December 31, 2016 and 2015, Repurchase and foreclosure-related charges totaled $19 million and $6 million, respectively. These amounts were recorded in Other operating expenses and include changes in the estimate of losses related to loan repurchases and indemnifications in addition to the provision for or benefit from valuation adjustments for mortgage loans in foreclosure and REO. See Note 14, 'Credit Risk' and Note 8, 'Other Assets' for further information regarding the balances of mortgage loans in foreclosure, REO, and exposures to loan repurchases and indemnifications.

19. Variable Interest Entities

        The Company determines whether an entity is a variable interest entity ("VIE") and whether it is the primary beneficiary at the date of initial involvement with the entity. The Company reassesses whether it is the primary beneficiary of a VIE upon certain events that affect the VIE's equity investment at risk and upon certain changes in the VIE's activities. The purposes and activities of the VIE are considered in determining whether the Company is the primary beneficiary, including the variability and related risks the VIE incurs and transfers to other entities and their related parties.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Variable Interest Entities (Continued)

Based on these factors, a qualitative assessment is made and, if inconclusive, a quantitative assessment of whether it would absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual returns. If the Company determines that it is the primary beneficiary of the VIE, the VIE is consolidated within the financial statements.

        The Company's involvement in variable interest entities primarily relate to PHH Home Loans, a joint venture with Realogy Corporation, and a special purpose bankruptcy remote trust that issues asset-backed notes secured by servicing advance receivables. The activities of significant variable interest entities are more fully described below.

        Assets and liabilities of significant variable interest entities are included in the Consolidated Balance Sheets as follows:

	December 31, 2016		December 31, 2015
	PHH Home Loans	Servicing Advance Receivables Trust	PHH Home Loans	Servicing Advance Receivables Trust
	(In millions)
ASSETS
Cash	$67	$—	$80	$—
Restricted cash	5	19	5	13
Mortgage loans held for sale	350	—	389	—
Accounts receivable, net	9	—	5	—
Servicing advances, net	—	150	—	157
Property and equipment, net	1	—	1	—
Other assets	11	1	11	1

Total assets	$443	$170	$491	$171

Assets held as collateral(1)	$320	$169	$361	$170
LIABILITIES
Accounts payable and accrued expenses	$11	$—	$14	$—
Debt	300	99	345	111
Other liabilities	5	—	6	—

Total liabilities(2)	$316	$99	$365	$111

(1)
Represents amounts not available to pay the Company's general obligations. See Note 11, 'Debt and Borrowing Arrangements' for further information.

(2)
Excludes intercompany payables.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Variable Interest Entities (Continued)

        In addition to the assets and liabilities of significant variable interest entities that were consolidated as outlined above, the Company had the following involvement with these entities as of and for the years ended December 31:

	Net income (loss)(1)
	2016	2015	2014
	(In millions)
PHH Home Loans	$16	$28	$16
Servicing Advance Receivables Trust	(4)	(5)	(5)

	PHH Corporation Investment(2)		Intercompany receivable(2)
	2016	2015	2016	2015
	(In millions)
PHH Home Loans	$57	$57	$13	$14
Servicing Advance Receivables Trust	83	69	—	—

(1)
Includes adjustments for the elimination of intercompany transactions.

(2)
Amounts are eliminated in the Consolidated Balance Sheets.

PHH Home Loans

        See Note 23, 'Subsequent Events' for information on agreements related to PHH Home Loans that were executed in February 2017, specific to the Company's plans to sell certain assets of PHH Home Loans and exit the existing joint venture relationship.

        Purpose and Structure.    The Company owns 50.1% of PHH Home Loans and Realogy Corporation owns the remaining 49.9%. The operations of PHH Home Loans are governed by the PHH Home Loans Operating Agreement. PHH Home Loans was formed for the purpose of originating and selling mortgage loans primarily sourced through Realogy's owned real estate brokerage business, NRT, and corporate relocation business, Cartus. All loans originated by PHH Home Loans are sold to unaffiliated third-party investors or PHH Mortgage, in all cases at arm's length terms. The PHH Home Loans Operating Agreement provides that at least 15% of the total loans originated by PHH Home Loans are sold to unaffiliated third party investors. PHH Home Loans does not hold any mortgage loans for investment purposes or retain mortgage servicing rights.

        During the years ended December 31, 2016, 2015 and 2014, PHH Home Loans originated residential mortgage loans of $7.1 billion, $7.9 billion and $7.4 billion, respectively, and PHH Home Loans brokered or sold $2.0 billion, $2.7 billion and $3.3 billion, respectively, of mortgage loans to the Company under the terms of a loan purchase agreement. For the year ended December 31, 2016, 20% of the mortgage loans originated by the Company were derived from Realogy Corporation's affiliates, of which 96% were originated by PHH Home Loans. As of December 31, 2016, the Company had outstanding commitments to purchase or fund $97 million of mortgage loans and lock commitments expected to result in closed mortgage loans from PHH Home Loans.

        The Company manages PHH Home Loans through its subsidiary, PHH Broker Partner, with the exception of certain specified actions that are subject to approval through PHH Home Loans' board of advisors, which consists of representatives of Realogy and the Company. The board of advisors has no

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Variable Interest Entities (Continued)

managerial authority, and its primary purpose is to provide a means for Realogy to exercise its approval rights over those specified actions of PHH Home Loans for which Realogy's approval is required. PHH Mortgage operates under a Management Services Agreement with PHH Home Loans, pursuant to which PHH Mortgage provides certain mortgage origination processing and administrative services for PHH Home Loans. In exchange for such services, PHH Home Loans pays PHH Mortgage a fee per service and a fee per loan, subject to a minimum amount.

        Realogy's ownership interest is presented in the Consolidated Financial Statements as a noncontrolling interest. The Company's determination of the primary beneficiary was based on both quantitative and qualitative factors, which indicated that its variable interests will absorb a majority of the expected losses and receive a majority of the expected residual returns of PHH Home Loans. The Company has maintained the most significant variable interests in the entity, which include the majority ownership of common equity interests, the outstanding Intercompany Line of Credit, PHH Home Loans Loan Purchase and Sale Agreement and the Management Services Agreement. The Company has been the primary beneficiary of PHH Home Loans since its inception, and there have been no current period events that would change the decision regarding whether or not to consolidate PHH Home Loans.

        Contributions and Distributions.    PHH Home Loans is financed through equity contributions, sales of mortgage loans to PHH Mortgage and other investors, and secured and unsecured subordinated indebtedness. The Company did not make any capital contributions to support the operations of PHH Home Loans during the years ended December 31, 2016, 2015 and 2014. The Company is not solely obligated to provide additional financial support to PHH Home Loans.

        Subject to certain regulatory and financial covenant requirements, net income generated by PHH Home Loans may be distributed quarterly to its members pro rata based upon their respective ownership interests. PHH Home Loans may also require additional capital contributions from the Company and Realogy under the terms of the Operating Agreement if it is required to meet minimum regulatory capital and reserve requirements imposed by any governmental authority or any creditor of PHH Home Loans or its subsidiaries. Distributions received from PHH Home Loans were $8 million, $10 million and $4 million during the years ended December 31, 2016, 2015 and 2014, respectively.

        Other Support.    The Company maintains an unsecured subordinated Intercompany Line of Credit with PHH Home Loans with $60 million in available capacity as of December 31, 2016. This indebtedness is not collateralized by the assets of PHH Home Loans. The Company has extended the subordinated financing to increase PHH Home Loans' capacity to fund mortgage loans and to support certain covenants of the entity. There were no borrowings under this Intercompany Line of Credit during the years ended December 31, 2016 and 2015.

        Realogy Agreements.    Unless terminated earlier, the Company's relationship with Realogy continues until January 31, 2055. However, beginning on February 1, 2015 under the PHH Home Loans Operating Agreement, Realogy has the right at any time to give us two years notice of their intent to terminate their interest in PHH Home Loans. In addition, the Strategic Relationship Agreement and the PHH Home Loans Operating Agreement outline certain terms and events that give Realogy the right to terminate the joint venture for cause.

        Upon Realogy's termination of the joint venture, whether for cause or upon two years' notice without cause, Realogy will have the right either: (i) to require that the Company purchase their interest in PHH Home Loans at fair value, plus, in certain cases, liquidated damages or (ii) to cause

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Variable Interest Entities (Continued)

the Company to sell its interest in PHH Home Loans to an unaffiliated third party designated by Realogy at fair value plus, in certain cases, liquidated damages. In the case of a termination by Realogy following a change in control of PHH, the Company may be required to make a cash payment to Realogy in an amount equal to PHH Home Loans' trailing 12 months net income multiplied by 2 years.

        The Company has the right to terminate the Operating Agreement upon, among other things, a material breach by Realogy of a material provision of the agreement, in which case the Company has the right to purchase Realogy's interest in PHH Home Loans at a price derived from an agreed-upon formula based upon fair market value (which is determined with reference to that trailing 12 months EBITDA) for PHH Home Loans and the average market EBITDA multiple for mortgage banking companies.

        Upon termination, all of PHH Home Loans agreements will terminate automatically (excluding certain privacy, non-competition, venture-related transition provisions and other general provisions), and Realogy will be released from any restrictions under the PHH Home Loans agreements that may restrict its ability to pursue a partnership, joint venture or another arrangement with any third-party mortgage operation. The termination of this joint venture and other Realogy agreements would have a significant impact on our volumes of mortgage loan originations and related Net revenues.

Servicing Advance Receivables Trust

        In 2014, PHH Servicer Advance Receivables Trust ("PSART") and PHH Servicer Advance Funding Depositor, LLC (the "Depositor") (collectively, the "Servicing Advance Receivables Trust") were formed. PSART is a special purpose bankruptcy remote trust and was formed for the purpose of issuing asset-backed notes secured by servicing advance receivables. The Company, the Depositor and PSART entered into a Receivables Purchase and Contribution Agreement under which the Company has conveyed (and may in the future convey) to the Depositor the contractual right to the reimbursement of certain mortgage loan servicing advances made by the Company related to its servicing activities. The Depositor in turn sells the servicing advances to PSART. The Company has been the primary beneficiary of PSART and the Depositor since its inception, based on their nature and purpose, and there have been no current period events that would change that conclusion.

        PSART has entered into an agreement to issue asset-backed notes as further discussed in Note 11, 'Debt and Borrowing Arrangements'. Certain capital transactions are executed between the Company and the Depositor whereby PHH Mortgage contributes receivables to the Depositor and receives distributions upon the issuance of notes or the leveraging of note series. During the year ended December 31, 2016, PHH Mortgage contributed Accounts receivable of $575 million to the Depositor, and received distributions of $560 million.

20. Related Party Transactions

        Thomas P. Gibbons, one of the Company's Directors, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively "BNY Mellon"). The Company has certain relationships with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon functions as the custodian for loan files and functions as the indenture trustee on the Senior notes due in 2019 and 2021 and the Servicing advance facility. The Company also executes forward loan sales agreements and certain MSR-related derivative agreements with BNY Mellon. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time. The fees paid to BNY Mellon, including interest expense, during the years ended December 31, 2016, 2015 and 2014 were not significant.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. Segment Information

        Operations are conducted through the following two reportable segments:

  •
  Mortgage Production—provides mortgage loan origination services and sells mortgage loans.

  •
  Mortgage Servicing—performs servicing activities for loans originated by the Company and mortgage servicing rights purchased from others, and acts as a subservicer for certain clients that own the underlying mortgage servicing rights.

        The Company's operations are located in the U.S. The results of the Fleet business have been excluded from continuing operations and segment results for all periods presented. See Note 3, 'Discontinued Operations' for additional information.

        The heading Other includes expenses that are not allocated back to the two reportable segments and for 2014, includes certain general corporate overhead expenses that were previously allocated to the Fleet business. Management evaluates the operating results of each of the reportable segments based upon Net revenues and Segment profit or loss, which is presented as the Income or loss from continuing operations before income tax expense or benefit and after Net income or loss attributable to noncontrolling interest. The Mortgage Production segment profit or loss excludes Realogy Corporation's noncontrolling interest in the profit or loss of PHH Home Loans.

        Segment results as of and for the years ended December 31 were as follows:

	Total Assets
	2016	2015
	(In millions)
Mortgage Production segment	$913	$1,036
Mortgage Servicing segment	1,428	1,802
Other	834	804

Total	$3,175	$3,642

	Net Revenues			Segment (Loss)(1)
	2016	2015	2014	2016	2015	2014
	(In millions)
Mortgage Production segment	$539	$586	$465	$(53)	$(47)	$(141)
Mortgage Servicing segment	83	198	163	(223)	(131)	(103)
Other	—	6	11	(37)	(49)	(46)

Total	$622	$790	$639	$(313)	$(227)	$(290)

(1)
The following is a reconciliation of Income or loss from continuing operations before income taxes to Segment profit or loss:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Loss before income taxes	$(304)	$(213)	$(284)
Less: net income attributable to noncontrolling interest	9	14	6

Segment loss	$(313)	$(227)	$(290)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. Segment Information (Continued)

	Interest Income			Interest Expense
	2016	2015	2014	2016	2015	2014
	(In millions)
Mortgage Production segment	$32	$40	$38	$22	$45	$77
Mortgage Servicing segment	11	4	4	53	45	53

Total	$43	$44	$42	$75	$90	$130

22. Selected Quarterly Financial Data—(unaudited)

        The following tables present selected unaudited quarterly financial data:

	Quarter Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
	(In millions, except per share data)
Net revenues	$157	$196	$197	$72
Loss before income taxes	(49)	(20)	(29)	(206)
Net loss	(30)	(9)	(21)	(133)
Net loss attributable to PHH Corporation	(30)	(12)	(27)	(133)
Basic and Diluted loss per share attributable to PHH Corporation	$(0.56)	$(0.22)	$(0.50)	$(2.49)

	Quarter Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
	(In millions, except per share data)
Net revenues	$261	$237	$169	$123
Income (loss) before income taxes	31	(74)	(87)	(83)
Net income (loss)	23	(56)	(47)	(51)
Net income (loss) attributable to PHH Corporation	21	(62)	(50)	(54)
Earnings (loss) per share attributable to PHH Corporation:
Basic	$0.40	$(1.20)	$(0.84)	$(0.92)
Diluted	$0.34	$(1.20)	$(0.84)	$(0.92)

23. Subsequent Events

PHH Home Loans Transactions

        In February 2017, the Company announced it has entered into agreements to sell certain assets of PHH Home Loans and its subsidiaries, including its mortgage origination and processing centers and the majority of its employees. PHH Home Loans is a joint venture between the Company and Realogy Corporation, which provides mortgage origination services for brokers associated with brokerages owned or franchised by Realogy Corporation, and represented substantially all of our Real Estate channel, and 20% of the Company's total mortgage production volume (based on dollars) for the year ended December 31, 2016.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Subsequent Events (Continued)

        The execution of these transactions is subject to closing conditions as set forth in the agreements, including PHH shareholder approval, the execution of a portion of the New Residential MSR sales, the receipt of agency approvals and the acceptance by a specified percentage of PHH Home Loans employees (including loan originators) of employment offers from the buyer, among other conditions. After the completion of these transactions, the Company would no longer operate through its Real Estate channel.

        Agreements related to these intended transactions include:

  Asset sale transactions.    On February 15, 2017, the Company entered into an agreement to sell certain assets of our PHH Home Loans joint venture to Guaranteed Rate Affinity, LLC, which is a newly formed joint venture formed by subsidiaries of Realogy Holdings Corp. and Guaranteed Rate, Inc.

  JV Interests Purchase.    In connection with the asset sale agreements, PHH entered into an agreement to purchase Realogy's 49.9% ownership interests in the PHH Home Loans joint venture, for an amount equal to their interest in the residual equity of PHH Home Loans after the final closing of the Asset sale transactions.

        At the completion of the above described transactions, the Company expects to receive or pay amounts to resolve the remaining assets and liabilities of the PHH Home Loans legal entity. If consummated, the Company would expect to close this transaction by the end of 2017 and estimates that it will receive proceeds of $92 million in connection with these transactions.

        The Company did not recognize any amounts in the December 31, 2016 financial statements related to the PHH Home Loans transactions. Refer to Note 19, 'Variable Interest Entities' for further information about PHH Home Loans' structure and relationship with Realogy.

Other

        See Note 2, 'Exit Costs' for information regarding exit costs of the Company's reorganization plans that were announced in February 2017.

        See Note 5, 'Transfers and Servicing of Mortgage Loans' for information regarding the initial sale of GNMA MSRs under the Lakeview agreement that closed in February 2017.

PHH CORPORATION AND SUBSIDIARIES
SUPPLEMENTARY FINANCIAL DATA
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT

PHH CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(In millions)

	Year Ended December 31,
	2016	2015	2014
REVENUES
Other income	$—	$6	$11
Interest income	3	3	—

Net revenues	3	9	11

EXPENSES
Salaries and related expenses	61	54	67
Interest expense	45	58	95
Depreciation and amortization	5	5	9
Professional and third-party service fees	99	109	62
Technology equipment and software expenses	21	18	18
Exit and disposal costs	8	—	—
Other operating expenses	12	44	32

Total expenses before allocation	251	288	283

Corporate overhead allocation to subsidiaries	(169)	(175)	(131)
Unsecured interest expense allocation to subsidiaries	(42)	(55)	(95)

Total expenses	40	58	57

Loss before income taxes and equity in loss of subsidiaries	(37)	(49)	(46)
Income tax benefit	(12)	(23)	(13)

Loss before equity in loss of subsidiaries	(25)	(26)	(33)
Equity in loss of subsidiaries, excluding discontinued operations	(177)	(119)	(158)

Loss from continuing operations, net of tax	(202)	(145)	(191)
Income from discontinued operations, net of tax	—	—	272

Net (loss) income	$(202)	$(145)	$81

Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	(22)
Change in unfunded pension liability, net	—	1	(5)
Total other comprehensive income (loss), net of tax	—	1	(27)

Total comprehensive (loss) income	$(202)	$(144)	$54

 PHH CORPORATION AND SUBSIDIARIES
SUPPLEMENTARY FINANCIAL DATA
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT

PHH CORPORATION
CONDENSED BALANCE SHEETS
(In millions)

	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$783	$745
Restricted cash	11	10
Accounts receivable, net	5	5
Due from subsidiaries	212	273
Investment in subsidiaries	721	881
Property and equipment, net	13	12
Other assets	37	76

Total assets	$1,782	$2,002

LIABILITIES
Accounts payable and accrued expenses	$65	$50
Debt, net	607	615
Other liabilities	18	19

Total liabilities	690	684

Commitments and contingencies
EQUITY
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	887	911
Retained earnings	214	416
Accumulated other comprehensive loss	(10)	(10)

Total PHH Corporation stockholders' equity	1,092	1,318

Total liabilities and equity	$1,782	$2,002

PHH CORPORATION AND SUBSIDIARIES
SUPPLEMENTARY FINANCIAL DATA
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT

PHH CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2016	2015	2014
Net cash provided by (used in) operating activities	$22	$(19)	$(522)

Cash flows from investing activities:
Net decrease in amounts due from subsidiaries	47	10	—
Purchases of property and equipment	(7)	(8)	(5)
(Increase) decrease in restricted cash	(1)	(1)	1
Proceeds from sale of business, net of transaction costs	—	—	1,369
Purchases of certificates of deposit	—	—	(250)
Proceeds from maturities of certificates of deposit	—	—	250

Net cash provided by investing activities	39	1	1,365

Cash flows from financing activities:
Net cash (used in) provided by consolidated subsidiaries	—	—	(69)
Principal payments on unsecured borrowings	—	(245)	(435)
Cash tender premiums for convertible debt	—	(30)	—
Issuances of Common stock	—	2	10
Repurchase of Common stock	(23)	(77)	(200)
Other, net	—	(2)	(3)

Net cash used in financing activities	(23)	(352)	(697)

Net increase (decrease) in Cash and cash equivalents	38	(370)	146
Cash and cash equivalents at beginning of period	745	1,115	969

Cash and cash equivalents at end of period	$783	$745	$1,115

Supplemental Disclosure of Cash Flows Information:
Payments for debt retirement premiums	$—	$—	$22
Interest payments	42	49	83
Income tax (refunds) payments, net	(29)	9	534

PHH CORPORATION AND SUBSIDIARIES
SUPPLEMENTARY FINANCIAL DATA
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	PHH Corporation and Subsidiaries			PHH Corporation
	2016	2015	2014	2016	2015	2014
	(In millions)
Deferred tax valuation allowance:
Balance, beginning of period	$46	$35	$26	$11	$5	$5
Additions:
Charged to costs and expenses	5	10	5	2	6	2
Charged to other accounts	(7)	1	4	(2)	—	—
Reductions	—	—	—	—	—	(2)

Balance, end of period	$44	$46	$35	$11	$11	$5

ANNEX I

PHH HOME LOANS, LLC
AND SUBSIDIARIES

Consolidated Financial Statements as of and for
the Year Ended December 31, 2016
(With Independent Auditors' Report Thereon)

PHH HOME LOANS, LLC AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT

To the Board of Advisors
PHH Home Loans, LLC
Mount Laurel, New Jersey

        We have audited the accompanying consolidated financial statements of PHH Home Loans, LLC (the "Company"), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, members' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PHH Home Loans, LLC as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Philadelphia, PA
March 13, 2017

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

December 31, 2016
ASSETS
Cash and cash equivalents	$66,779
Restricted cash	5,684
Mortgage loans held for sale, at fair value	349,636
Accounts receivable, net	9,277
Property, equipment and leasehold improvements, net	1,394
Other assets	10,783

Total assets	$443,553

LIABILITIES AND MEMBERS' EQUITY
Accounts payable and accrued expenses	$10,865
Debt	299,878
Due to affiliates, net (Note 7)	13,318
Other liabilities	5,133

Total liabilities	329,194

Commitments and contingencies (Note 9)
MEMBERS' EQUITY
Capital	60,944
Retained earnings	53,415

Total members' equity	114,359

Total liabilities and members' equity	$443,553

See accompanying notes to consolidated financial statements.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

Year Ended December 31, 2016
Revenues
Fee income	$34,680
Gain on mortgage loans, net	166,362
Interest income	13,149
Interest expense	(10,481)

Net interest income	2,668

Other income	810

Total revenues, net	204,520

Expenses
Salaries and related expenses	122,082
Occupancy and other office expenses	8,225
Depreciation	462
Allocated expenses, from related party (Note 7)	30,150
Loan origination expenses	14,063
Other operating expenses	12,645

Total expenses	187,627

Net income	$16,893

See accompanying notes to consolidated financial statements.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

(In thousands)

	Capital	Retained Earnings	Total Members' Equity
Balance at January 1, 2016	$60,947	$51,522	$112,469
Net income	—	16,893	16,893
Distribution	(3)	—	(3)
Dividends	—	(15,000)	(15,000)

Balance at December 31, 2016	$60,944	$53,415	$114,359

See accompanying notes to consolidated financial statements.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

Year Ended December 31, 2016
Cash flows from operating activities:
Net income	$16,893
Adjustments to reconcile Net income to net cash provided by (used in) operating activities:
Depreciation	462
Origination of mortgage loans held for sale	(6,599,172)
Proceeds on sale of and payments from mortgage loans held for sale	6,801,550
Net gain on interest rate lock commitments, mortgage loans held
for sale and related derivatives	(163,282)
Amortization of debt issuance costs	791
Changes in related balance sheet accounts:
(Increase) in accounts receivable, net	(4,261)
(Increase) in other assets	(47)
Decrease in accounts payable and accrued expenses	(3,637)
Decrease in other liabilities	(655)

Net cash provided by operating activities	48,642

Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(379)
Increase in restricted cash	(427)
Distribution from equity method investment	15

Net cash used in investing activities	(791)

Cash flows from financing activities:
Decrease in due to affiliates, net	(580)
Proceeds from short-term borrowings	6,201,145
Principal payments on short-term borrowings	(6,245,883)
Payment of debt issuance costs	(784)
Return of capital to members	(3)
Dividends	(15,000)

Net cash used in financing activities	(61,105)

Net decrease in Cash and cash equivalents	(13,254)
Cash and cash equivalents at beginning of period	80,033

Cash and cash equivalents at end of period	$66,779

Supplemental Disclosure of Cash Flows Information
Interest payments	$9,672
Supplemental Schedule of Non-cash Investing and Financing Activities
Non-cash acquisition of fixed assets	$65

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

        PHH Home Loans, LLC is a joint venture formed by PHH Broker Partner Corporation ("PHH Broker Partner"), a wholly owned subsidiary of PHH Corporation ("PHH") and Realogy Services Venture Partner LLC ("Realogy"), successor to Cendant Venture Partner, Inc. PHH Broker Partner holds a 50.1% ownership interest in PHH Home Loans, LLC and Realogy holds a 49.9% ownership interest in PHH Home Loans, LLC.

        PHH Home Loans, LLC provides residential mortgage banking services, including the origination and sale of mortgage loans primarily sourced through NRT Incorporated, Realogy's wholly-owned real estate brokerage business and Cartus Corporation, Realogy's wholly-owned relocation business. PHH Mortgage, a wholly-owned subsidiary of PHH, provides management services to the Company, as discussed further in Note 7.

        Refer to Note 14, 'Subsequent Events' for information on agreements executed in February 2017 specific to the Company's plans to sell certain assets, after which, if such sales are executed, the Company would not have continuing operations.

        The Consolidated Financial Statements include the accounts of PHH Home Loans, LLC and its wholly-owned subsidiaries, (collectively, the "Company"). The wholly-owned subsidiaries are comprised of RMR Financial, LLC and NE Moves Mortgage LLC. All intercompany transactions are eliminated in consolidation.

        The Consolidated Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP), which is based on the accrual method of accounting. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions include, but are not limited to, those related to the valuation of mortgage loans held for sale and other financial instruments, the estimation of liabilities for commitments and contingencies, and mortgage loan repurchases and indemnifications. Actual results could differ from those estimates.

        Unless otherwise noted, dollar amounts are presented in thousands.

CHANGES IN ACCOUNTING POLICIES

        Interest.    In April 2015, the FASB issued ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs" which requires that debt issuance costs related to a recognized debt liability be presented in the Balance Sheets as a direct deduction from the carrying amount of that debt liability, consistent with the presentation of debt discounts. In August 2015, the FASB issued ASU 2015-15, "Presentation and Subsequent Measurement of Debt Issue Costs Associated with Line-of-Credit Arrangements" which states that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement.

        The Company adopted this guidance retrospectively as of January 1, 2016 and elected not to reclass debt issuance costs related to line-of-credit or mortgage warehouse arrangements, which

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

continue to be presented in Other assets for all periods. As a result, the adoption of this standard did not impact the Company's financial statements.

        Intangibles—Goodwill and Other—Internal-Use Software.    In April 2015, the FASB issued ASU 2015-05, "Customer's Accounting for Fees Paid in a Cloud Computing Arrangement." This update clarifies whether a cloud computing arrangement should be accounted for as a software license or as a service contract by the customer, depending on the terms of the arrangement. In addition, the guidance requires all software licenses within the scope of the internal use software subtopic to be accounted for consistent with other licenses of intangible assets. The Company adopted this guidance prospectively to all arrangements entered into or materially modified after January 1, 2016. The adoption of this standard did not have an impact to the Company's financial statements.

        Presentation of Financial Statements.    In August 2014, the FASB issued ASU 2014-15, "Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" which requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year after the date that the financial statements are issued and to provide footnote disclosures in certain circumstances. Management's evaluation should be based on relevant conditions and events that are known at the date financial statements are issued. The Company adopted this guidance during the fourth quarter of 2016 and it did not have an impact to the Company's financial statements or disclosures.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        Revenue Recognition.    In May 2014, the FASB issued ASU 2014-9, "Revenue from Contracts with Customers." The objective of the guidance is to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and IFRS. The Amendment supersedes most current revenue recognition guidance, including industry-specific guidance. The Amendment also enhances disclosure requirements around revenue recognition and the related cash flows. The FASB has issued several amendments to the new revenue standard ASU 2014-09, including:

  •
  ASU 2016-08, "Principal Versus Agent Considerations (Reporting Revenue Gross versus Net)." The amendments to this update were issued in March 2016 and are intended to improve the implementation guidance on principal versus agent considerations in ASU 2014-09 by clarifying how an entity should identify the unit of accounting (i.e. the specified good or service) and how an entity should apply the control principle to certain types of arrangements.

  •
  ASU 2016-10, "Identifying Performance Obligations and Licensing." The amendments to this update were issued in April 2016 and are intended to improve the implementation guidance on identifying performance obligations by reducing the cost and complexity of identifying promised goods or services and improving the guidance for determining whether promises are separately identifiable. The amendments also provide implementation guidance on accounting for licenses of intellectual property.

  •
  ASU 2016-12, "Narrow-Scope Improvements and Practical Expedients." The amendments to this update were issued in May 2016 and clarify certain core recognition principles and provide practical expedients available at transition. The improvements address collectability, sales tax presentation, non-cash consideration, contract modifications and completed contracts at transition.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

  •
  ASU 2016-20, "Technical Corrections and Improvements to Topic 606." This update was issued in December 2016 to increase stakeholders' awareness of the proposals and to expedite improvements to ASU 2014-09 and amends or clarifies thirteen narrow aspects of the revenue recognition guidance.

        The revenue standards and subsequent updates are to be applied retrospectively to all prior periods presented or through a cumulative adjustment in the year of adoption, and are effective for the annual period beginning after December 15, 2017. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016. The Company expects to early adopt the Revenue recognition standard, effective for annual period beginning after December 15, 2017, consistent with its' public company parent's adoption date. The Company has reviewed the scope of the guidance and monitored the determinations of the FASB Transition Resource Group and determined that its most significant revenue streams are not within the scope of the standard and that those current accounting policies are not expected to change. However, the Company continues to evaluate certain select revenue streams and the impact that this guidance will have on its financial statements and disclosures. The Company has not yet selected a transition method of adoption.

        Financial Instruments.    In January 2016, the FASB issued ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities." This update revises an entity's accounting related to the classification and measurement of investments in equity securities (except those accounted for under the equity method of accounting or those that result in consolidation of the investee), changes the presentation of certain fair value changes relating to instrument specific credit risk for financial liabilities and amends certain disclosure requirements associated with the fair value of financial instruments. This update is effective for the annual period beginning after December 15, 2017 with early adoption permitted for certain provisions of the update. The Company is currently evaluating the impact of adopting this new standard.

        In June 2016, the FASB issued ASU 2016-13, "Measurement of Credit Losses on Financial Instruments." The amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This standard is applicable to financial instruments not accounted for at fair value, including but not limited to, trade receivables and off-balance sheet credit exposures. This update is effective for the annual period beginning after December 15, 2019, with early adoption permitted for fiscal years beginning after December 15, 2018. At adoption, this update will be applied using a modified retrospective approach. The Company is currently evaluating the impact of adopting this new standard.

        Leases.    In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." This update revises an entity's accounting for operating leases by a lessee, among other changes, and requires a lessee to recognize a liability to make lease payments and an asset representing its right to use the underlying asset for the lease term in the statement of financial position. The distinction between finance and operating leases has not changed and the update does not significantly change the effect of finance and operating leases on the statement of comprehensive income and the statement of cash flows. Additionally, this update requires both qualitative and specific quantitative disclosures. This update is effective for the annual period beginning after December 15, 2018, with early adoption permitted. At adoption, this update will be applied using a modified retrospective approach. The Company is currently evaluating the impact of adopting this new standard.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

        Statement of Cash Flows.    In August 2016, the FASB issued ASU 2016-15, "Classification of Certain Cash Receipts and Cash Payments." This update addresses eight specific cash flow issues and is intended to reduce diversity in practice in how entities present and classify certain cash receipts and cash payments in the statement of cash flows. This update is effective for the annual period beginning after December 15, 2017, with early adoption permitted. At adoption, this update will be applied retrospectively. For issues that are impracticable to apply retrospectively, the amendments may be applied prospectively from the earliest date practicable. The Company is currently evaluating the impact of adopting this new standard.

        In November 2016, the FASB issued ASU 2016-18, "Restricted Cash." This update requires restricted cash to be included in the beginning and end-of-period total amounts shown on the statement of cash flows, and also requires certain disclosures for significant balances of restricted cash. This update is effective for the annual period beginning after December 15, 2017, with early adoption permitted. At adoption, this update will be applied retrospectively. The Company is currently evaluating the impact of adopting this guidance.

        Business Combinations.    In January 2017, the FASB issued ASU 2017-01, "Clarifying the Definition of a Business." This update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. This update is effective for the annual period beginning after December 15, 2017, with early adoption permitted. At adoption, this update will be applied prospectively. The Company is currently evaluating the impact of adopting this guidance.

REVENUE RECOGNITION

        The Company's operations include the origination (brokering or funding) and sale of residential mortgage loans. Fee income consists of income earned on all loan originations, brokered loan fees, application and underwriting fees, and fees on cancelled loans.

        Gain on mortgage loans, net includes the realized and unrealized gains and losses on Mortgage loans held for sale ("MLHS"), as well as the changes in fair value of all loan-related derivatives, including interest rate lock commitments ("IRLCs") and freestanding loan-related derivatives. The fair value of IRLCs is based upon the estimated fair value of the underlying mortgage loan or a company modeled fair value based on recent loan margin experience, adjusted for: (i) estimated costs to complete and originate the loan; and (ii) the estimated percentage of IRLCs that will result in a closed mortgage loan. The valuation of the Company's IRLCs and MLHS approximates a whole-loan price, which includes the value of the related mortgage servicing rights.

        Loans are placed on non-accrual status when any portion of the principal or interest is ninety days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.

INCOME TAXES

        The Company has elected to report as a partnership for federal and state income tax purposes. Each partner is responsible for the tax liability, if any, related to its proportionate share of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

Company's taxable income. Accordingly, no provision for income taxes is reflected in the accompanying Consolidated Financial Statements.

        For all open tax years and all major taxing jurisdictions, management has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements.

        The Company and its subsidiaries remain subject to examination by the IRS for the tax years ended December 31, 2013 through 2016. As of December 31, 2016, state income tax filings were subject to examination for periods including and subsequent to 2012, dependent upon jurisdiction.

CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include highly liquid marketable securities with original maturities of three months or less.

RESTRICTED CASH

        Restricted cash includes amounts specifically designated to repay debt, provide over-collateralization within asset-backed debt arrangements and support letters of credit.

MORTGAGE LOANS HELD FOR SALE

        Mortgage loans held for sale represent loans originated and held until sold to investors. Mortgage loans held for sale are measured at fair value on a recurring basis.

LOAN REPURCHASE AND INDEMNIFICATION LIABILITY

        The Company has exposure to potential mortgage loan repurchase and indemnifications in its capacity as a loan seller. The estimation of the liability for probable loss related to repurchase and indemnification obligations considers: (i) specific, non-performing loans where the Company has received a repurchase or indemnification request and believes it will be required to repurchase the loan or indemnify the investor for any losses; and (ii) an estimate of probable future repurchase or indemnification obligations for standard representation and warranty provisions, early payment defaults or other recourse obligations.

        The Company establishes an initial reserve at fair value for expected losses relating to loan sales at the date the loans are de-recognized from the Balance Sheet which is recorded as a reduction of the transaction gain or loss within Gain on mortgage loans, net in the Consolidated Statement of Operations.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

        Property, equipment and leasehold improvements are recorded at cost, net of accumulated depreciation and amortization. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed utilizing the straight-line method over the estimated benefit period of the related assets or the lease term, if shorter. Estimated useful lives range from 1 to 5 years for leasehold improvements or the remaining lease term, 3 to 5 years for capitalized software and 3 to 7 years for furniture, fixtures and equipment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

DERIVATIVE INSTRUMENTS

        Derivative instruments are used as part of the overall strategy to manage exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, derivatives are not used for speculative purposes. Derivative instruments are measured at fair value on a recurring basis and are included in Other assets or Other liabilities in the Consolidated Balance Sheets. The Company does not have any derivative instruments designated as hedging instruments, or subject to master netting and collateral agreements.

SUBSEQUENT EVENTS

        Subsequent events are evaluated through the date of issuance of the Consolidated Financial Statements, which was March 13, 2017. Refer to Note 14, "Subsequent Events" for further information.

2. Accounts Receivable, Net

        Accounts receivable, net consisted of the following:

December 31, 2016
(In thousands)
Receivables related to loan sales and brokered loans	$8,295
Amounts due from corporate customers	988
Other	—

Accounts receivable, gross	9,283
Allowance for doubtful accounts	(6)

Total	$9,277

3. Property, Equipment and Leasehold Improvements

        Property, equipment and leasehold improvements, net consisted of the following:

December 31, 2016
(In thousands)
Furniture, fixtures and equipment	$2,701
Capitalized software	1,097
Leasehold improvements	961

Property, equipment and leasehold improvements, gross	4,759
Accumulated depreciation	(3,365)

Total	$1,394

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Other Assets

        Other assets consisted of the following:

December 31, 2016
(In thousands)
Derivative assets	$7,781
Equity method investment	2,378
Prepaid expenses	243
Security deposits	168
Deferred financing costs	126
Other	87

Total	$10,783

5. Other Liabilities

        Other liabilities consisted of the following:

December 31, 2016
(In thousands)
Loan repurchase and indemnification liability	$4,449
Derivative liabilities	684

Total	$5,133

6. Debt

        The following table summarizes the components of Debt:

	December 31, 2016
	Balance	Capacity(1)	Interest Rate(2)	Expiration Date
	($ in thousands)
Wells Fargo Bank	$258,716	$450,000	3.1%	04/1/2017
Barclays Bank PLC	41,162	100,000	2.8%	03/28/2017
Credit Suisse First Boston
Mortgage Capital LLC	—	—

Committed warehouse facilities	$299,878	$550,000

Uncommitted warehouse facilities	—	100,000

Total	$299,878	$650,000

(1)
Reflects the maximum capacity allocable to the Company, subject to PHH Mortgage's ability to allocate capacity of the facilities between entities.

(2)
Represents the stated interest rate as of December 31, 2016.

        The Company's debt represents committed asset-backed variable-rate repurchase facilities to support the origination of mortgage loans, which provide creditors a collateralized interest in specific mortgage loans that meet the eligibility requirements under the terms of the facility. The source of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Debt (Continued)

repayment of the facilities is typically from the sale of the loans to permanent investors. These facilities have up to a 364-day term, and the range of maturity dates is March 28, 2017 to April 2, 2017. Upon expiration of these existing agreements, the Company expects to negotiate terms for repurchase facility commitments to meet its forecasted capacity needs.

        The fair value of debt was $299.9 million as of December 31, 2016. The fair value of Debt is measured using Level Two inputs, valued using recent pricing for similar agreements.

        Assets held as collateral are not available to pay the Company's general obligations. As of December 31, 2016, collateral amounts included $316.1 million and $4.0 million of Mortgage loans held for sale and Restricted cash, respectively.

        On March 29, 2016, the Company entered into a new committed mortgage repurchase facility of $100 million and an uncommitted mortgage repurchase facility of $100 million with Barclays Bank PLC. The expiration date of the committed facility is March 28, 2017.

        On March 31, 2016, the committed mortgage repurchase facility with Wells Fargo Bank was extended to April 2, 2017. On June 22, 2016, the total committed capacity was increased to $450 million at the Company's request.

        On June 17, 2016, the $250 million committed variable-rate mortgage repurchase facility with Credit Suisse First Boston Mortgage Capital LLC expired and was not renewed.

        The Company also maintains unsecured lines of credit with Manufacturers and Traders Trust Company which have an expiration date of September 30, 2017. As of December 31, 2016, the facilities had total capacity of $2.0 million, of which none was utilized.

        Certain debt arrangements require the maintenance of certain financial ratios and contain affirmative and negative covenants, including, but not limited to, liquidity maintenance, net worth maintenance, and limitations on certain transactions with affiliates. As of December 31, 2016, the Company was in compliance with all of its financial covenants related to its debt arrangements.

7. Due to Affiliates and Other Related Party Transactions

        Due to affiliates, net consisted of the following:

December 31, 2016
(In thousands)
Due to PHH Corporation	$10,320
Due to other PHH affiliates	2,998
Subordinated Intercompany Line of Credit	—

Total	$13,318

        Due to PHH Corporation represents amounts payable for payroll processing and funding, as PHH provides administrative payroll services to the Company. All amounts due to PHH, other than the intercompany line of credit, are settled on a monthly basis. Due to other PHH affiliates represents net amounts due to/from PHH Mortgage, under a Management Services Agreement as further discussed below.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Due to Affiliates and Other Related Party Transactions (Continued)

Subordinated Intercompany Line of Credit

        The Company has entered into a Subordinated Intercompany Line of Credit agreement with PHH Corporation with capacity of $60 million as of December 31, 2016. This indebtedness is unsecured and is subordinate to the asset-backed debt facilities. The Company and PHH entered into the subordinated financing to increase the Company's borrowing capacity to fund Mortgage loans held for sale and support the tangible net worth requirements of the asset-backed debt facilities.

        For the year ended December 31, 2016, the Company had no amounts outstanding and no interest paid under the Subordinated Intercompany Line of Credit.

Strategic Relationship Agreement

        PHH Home Loans, LLC was formed under a Limited Liability Company Operating Agreement between PHH and Realogy. A Strategic Relationship Agreement exists between PHH and Realogy that sets forth the business relationship between the Company and certain affiliates of PHH and Realogy. The Strategic Relationship Agreement and PHH Home Loans Operating Agreement outline certain terms and events that would terminate the relationship and may terminate the PHH Home Loans joint venture. Those terms and events include:

        Realogy's Termination Rights.    Realogy has the right to terminate the PHH Home Loans Operating Agreement at any time by giving two years' notice to PHH. In addition, other terms and events that would allow Realogy to terminate the Strategic Relationship Agreement or its interest in the Company for cause, including, but not limited to:

  •
  a Regulatory Event (defined below) continuing for six months or more; provided that the Company may defer termination on account of a Regulatory Event for up to six additional one month periods by paying Realogy a $1.0 million fee at the beginning of each such one month period;

  •
  a change in control of PHH; or

  •
  failure by the Company to make scheduled distributions pursuant to the PHH Home Loans Operating Agreement.

        A "Regulatory Event" means a situation in which (a) the Company becomes subject to any regulatory order, or any governmental entity initiates a proceeding with respect to the Company, and (b) such regulatory order or proceeding prevents or materially impairs the Company's ability to originate loans for any period of time in a manner that adversely affects the value of one or more quarterly distributions to be paid pursuant to the PHH Home Loans Operating Agreement; provided, however, that a Regulatory Event does not include (1) any order, directive or interpretation or change in law, rule or regulation, in any such case that is applicable generally to companies engaged in the mortgage lending business such that the Company is unable to cure the resulting circumstances described in (b) above, or (2) any regulatory order or proceeding that results solely from acts or omissions on the part of Realogy or its affiliates.

        Upon Realogy's termination of the joint venture, whether for cause or upon two years' notice without cause, Realogy will have the option either to (i) require that PHH purchase Realogy's interest in the Company, (ii) require PHH to sell its interest in the Company to Realogy or its designee. The fair value of the purchase or sale of interests in the company upon Realogy's termination will be determined in accordance with the PHH Home Loans Operating Agreement, and in certain cases, liquidated damages will be paid.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Due to Affiliates and Other Related Party Transactions (Continued)

        Conditional Waiver of Two-Year Notice.    The JV Interests Purchase Agreement executed in February 2017 modifies Realogy's contractual termination rights that were established in the PHH Home Loans Operating Agreement. The transactions involving PHH Home Loans may be terminated if a specified portion of PHH's MSR sale to New Residential is not consummated by September 1, 2017 under certain specified circumstances and, upon such termination, PHH would be obligated to pay a termination fee and would be deemed to have waived: (i) any restrictions under the PHH Home Loans Operating Agreement that prohibit Realogy from entering into any joint venture with third parties; and (ii) the two-year notice requirement with respect to Realogy's right to terminate PHH Home Loans joint venture.

        In addition to Realogy's rights under the JV Interests Purchase Agreement as described in the preceding paragraph, if the transactions involving PHH Home Loans are terminated for any reason that does result in a waiver of the two-year notice requirement, Realogy may still exercise its existing right under the PHH Home Loans Operating Agreement to terminate the joint venture on two years notice. Any such termination of the PHH Home Loans joint venture would also result in a termination of the Strategic Relationship Agreement and our other agreements and arrangements with Realogy, which may impact the enterprise value of the Company and could materially and adversely impact its operations since the majority of the Company's business is derived from PHH's relationship with Realogy.

        PHH's Termination Rights.    PHH has the right to terminate the Strategic Relationship Agreement and terminate its interest in the Company upon an uncured material breach by Realogy of a material provision of the PHH Home Loans Operating Agreement. Upon PHH's termination of the agreements, PHH has the right to purchase Realogy's interest in the Company at a price derived from an agreed-upon formula based upon fair market value (which is determined with reference to the trailing twelve months EBITDA) for the Company and the average market EBITDA multiple for mortgage banking companies.

        Refer to Note 14, 'Subsequent Events', which describes PHH's current plans with regard to the Strategic Relationship Agreement.

Agreements with PHH Mortgage

Management Services Agreement

        The Company has entered into a Management Services Agreement with PHH Mortgage, whereby PHH Mortgage provides the Company with the following types of services:

  •
  Seasonal staffing services

  •
  Product support services

  •
  General and administrative services

  •
  IT administrative services

        The Company receives the benefit of these services from PHH Mortgage and pays a fee to PHH Mortgage for these services. During the year ended December 31, 2016, the expense for these services was $29.4 million, which was recorded in Allocated expenses in the Consolidated Statement of Operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Due to Affiliates and Other Related Party Transactions (Continued)

Loan Purchase Agreement

        The Company has entered into a loan purchase agreement with PHH Mortgage, whereby it will from time to time sell, and PHH Mortgage will from time to time purchase, certain loans originated. This agreement had the following impact on the financial position and results of operation or cash flows:

  •
  During 2016, the Company sold 30% of its originations to PHH Mortgage.

  •
  Gains were recognized for loans sold to PHH Mortgage of $16.2 million for the year ended December 31, 2016, within Gain on mortgage loans, net in the Consolidated Statement of Operations.

  •
  As of December 31, 2016, the Company had outstanding commitments to sell Mortgage loans held for sale and Interest rate lock commitments expected to result in closed mortgage loans to PHH Mortgage totaling $95 million of unpaid principal balance.

Sublease Agreement

        See Note 11, "Leases" for further information regarding lease agreements with PHH Mortgage.

Arrangements with Realogy

Trademark License Agreement

        The Company has entered into a Trademark License Agreement with certain affiliates of Realogy, whereby those affiliates have granted the Company rights to use certain trademarks. Under the terms of the agreement, Realogy remains the owner of the trademarks, and as consideration for shares/units purchased in the Company, the Company has the rights to use the trademarks in conducting its mortgage banking operations and does not pay a fee for the use of these rights. During 2016, 72% of originated and brokered loans were derived from sources related to Realogy.

Shared Office Space Agreement

        See Note 11, "Leases" for further information regarding lease agreements with Realogy.

8. Derivatives and Risk Management Activities

        The Company's principal market exposure is to interest rate risk, specifically mortgage interest rates due to their impact on mortgage loans held for sale and related commitments. The Company also has exposure to LIBOR due to its impact on variable-rate borrowings. The Company uses best efforts commitments with various investors, including PHH Mortgage, to mitigate the risk associated with mortgage loans held for sale and interest rate lock commitments. The Company is exposed to counterparty risk with its best effort commitments in the event that the counterparty cannot take delivery of the underlying mortgage loan. The following is a description of the Company's risk management policies:

  Interest Rate Lock Commitments.    IRLCs represent an agreement to extend credit to a mortgage loan applicant, whereby the interest rate on the loan is set prior to funding. The loan commitment binds the Company (subject to the loan approval process) to lend funds to a potential borrower at the specified rate, regardless of whether interest rates have changed between the commitment date

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Derivatives and Risk Management Activities (Continued)

  and the loan funding date. As such, outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of issuance through the date of loan funding, cancellation or expiration. The Company uses best efforts commitments to substantially eliminate these risks. Loan commitments generally range between 30 and 90 days; however, the borrower is not obligated to obtain the loan. The Company is subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. Historical commitment-to-closing ratios are considered to estimate the quantity of mortgage loans that will fund within the terms of the IRLCs.

  Mortgage Loans Held for Sale.    The Company is subject to interest rate and price risk on its Mortgage loans held for sale from the loan funding date until the date the loan is sold. Best efforts commitments which fix the forward sales price that will be realized in the secondary market are used to substantially eliminate the interest rate and price risk to the Company.

        See Note 12, "Fair Value Measurements" for additional information regarding IRLCs, Mortgage loans held for sale, and related sale commitments.

        The following table presents the balances of outstanding derivatives:

	December 31, 2016
	Asset Derivatives	Liability Derivatives	Notional
	(In thousands)
Interest rate lock commitments	$6,842	$111	$382,767
Best efforts sale commitments	939	573	724,261

Fair value of derivative instruments	$7,781	$684

        The following table summarizes the amounts recorded in Gain on mortgage loans, net in the Consolidated Statement of Operations:

Year Ended December 31, 2016
(In thousands)
Interest rate lock commitments	$49,529
Best efforts sale commitments	(19,196)

Total	$30,333

9. Commitments and Contingencies

Loan Related Commitments

        As of December 31, 2016, the Company had commitments to fund loans with agreed-upon rates or rate protection amounting to $464.8 million and best efforts commitments to sell loans amounting to $806.3 million. The Company is only obligated to settle the best efforts commitment if the loan closes in accordance with the terms of the IRLC; therefore, the commitments outstanding do not represent future cash obligations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Commitments and Contingencies (Continued)

Pending Litigation

        The Company and its subsidiaries are defendants in various legal proceedings arising in the normal course of business. Reserves are established for pending or threatened litigation, claims or assessments when it is probable that a loss has been incurred and the amount of such loss can be reasonably estimated. The Company's Limited Liability Company Operating Agreement sets forth that PHH Mortgage, as Managing Member, will indemnify and hold harmless the Company and Realogy for certain violations of laws and/or regulations arising from the Company's loan origination and compliance activities. As of December 31, 2016, the Company did not have material reserves associated with legal and regulatory matters and the Company cannot estimate a range of reasonably possible losses for its matters.

        The Company's significant legal and regulatory matters include:

        CFPB Enforcement Action.    The Company is named as a respondent to legal and regulatory actions along with PHH and other-wholly owned subsidiaries of PHH, including PHH Mortgage Corp., Atrium Insurance Corp., and Atrium Reinsurance Corp (collectively "PHH Entities") with respect to their reinsurance activities. In January 2014, the Bureau of Consumer Financial Protection (the "CFPB") initiated an administrative proceeding alleging that the PHH Entities' reinsurance activities, including its mortgage insurance premium ceding practices, have violated certain provisions of the Real Estate Settlement Procedures Act ("RESPA") and other laws enforced by the CFPB.

        In June 2015, the Director of the CFPB issued a final order requiring PHH to pay $109 million, based upon the gross reinsurance premiums the PHH Entities received on or after July 21, 2008. The PHH Entities filed an appeal to the United States Court of Appeals for the District of Columbia Circuit (the "Court of Appeals") which rendered a decision in October 2016 vacating the decision of the Director of the CFPB, finding in favor of many of the PHH Entities' arguments regarding Section 8 of RESPA and remanding the case to the CFPB to determine the PHH Entities compliance with provisions of RESPA specific to whether any mortgage insurers paid more than reasonable market value for reinsurance. In February 2017 the Court of Appeals granted the CFPB's request to rehear the case en banc. PHH continues to believe that it has complied with RESPA and other laws applicable to its former mortgage reinsurance activities.

        The Company does not have reserves related to this matter because it does not believe a loss absorbed by PHH Home Loans, LLC is probable.

        HUD Subpoenas.    The Company along with PHH, have received document subpoenas from the Office of Inspector General of the U.S. Department of Housing and Urban Development ("HUD") requesting production of certain documents related to, among other things, their origination and underwriting processes for loans insured by the Federal Housing Administration ("FHA") during the period between January 1, 2006 and December 31, 2011. As part of the investigation, HUD has also requested documents related to a small sample of loans originated during this period. This investigation could lead to a demand or claim under the False Claims Act, which allows for civil penalties and treble damages substantially in excess of actual losses. Several large mortgage originators that participate in FHA lending programs have been subject to similar investigations, which have resulted in settlement agreements that included the payment of substantial fines and penalties. The Company and PHH have been cooperating in this investigation and is continuing its discussions with HUD about the ongoing investigation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Commitments and Contingencies (Continued)

        The Company does not have reserves related to this matter because it does not believe a loss absorbed by PHH Home Loans, LLC is probable.

        RESPA Class Action.    On November 25, 2015, a class action was filed against the Company, along with several PHH entities, as well as various Realogy entities, alleging violations of Section 8 of the Real Estate Settlement Procedures Act ("RESPA"). In October 2016 the Court denied the defendants' motion to dismiss without prejudice and the defendants filed answers to the complaint and are engaged in discovery in this matter. The Company continues to believe that is has complied with RESPA."

        Given the current status of the matter, we cannot estimate an amount of probable loss in connection with this matter.

10. Benefit Plans

        The Company sponsors a defined contribution savings plan to provide certain eligible employees an opportunity to accumulate funds for retirement. The Company matches contributions of participating employees on the basis specified by the plan, and recognizes expense for these matching contributions. For the year ended December 31, 2016, defined contribution plan expenses of $2.3 million were recognized in Salaries and related expenses in the Consolidated Statement of Operations.

11. Leases

        The Company leases space from related parties as follows:

  •
  For the year ended December 31, 2016, $0.7 million of rent expense was recognized in Allocated expenses in the Consolidated Statement of Operations related to office space leased from PHH Mortgage.

  •
  For the year ended December 31, 2016, $1.3 million of rent expense was recognized in Occupancy and other office expenses in the Consolidated Statement of Operations related to office space leased from Realogy affiliates.

        Certain other facilities and equipment are leased under lease agreements expiring at various dates through 2022. For the year ended December 31, 2016, total rental expense for premises and equipment amounted to $5.3 million.

        Obligations under non-cancellable lease are as follows:

Future Minimum Lease Obligations
(In thousands)
2017	$2,221
2018	1,397
2019	1,054
2020	945
2021	592
Thereafter	457

Total	$6,666

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements

        Fair value is based on quoted market prices, where available. If quoted prices are not available, fair value is estimated based upon other observable inputs. Unobservable inputs are used when observable inputs are not available and are based upon judgments and assumptions, which are the Company's assessment of the assumptions market participants would use in pricing the asset or liability. These inputs may include assumptions about risk, counterparty credit quality, the Company's creditworthiness and liquidity and are developed based on the best information available.

        A three-level valuation hierarchy is used to classify inputs into the measurement of assets and liabilities at fair value. The valuation hierarchy is based upon the relative reliability and availability to market participants of inputs for the valuation of an asset or liability as of the measurement date. Level One represents the highest level based upon unadjusted quoted prices to Level Three which are based upon unobservable inputs that reflect the assumptions a market participant would use in pricing the asset or liability. When the valuation technique used in determining fair value of an asset or liability utilizes inputs from different levels of the hierarchy, the level within which the measurement is categorized is based upon the lowest level input that is significant to the measurement in its entirety.

        The Company updates the valuation of each instrument recorded at fair value on a quarterly basis, evaluating all available observable information, which may include current market prices or bids, recent trade activity, changes in the levels of market activity and benchmarking of industry data. The assessment also includes consideration of identifying the valuation approach that would be used currently by market participants. If it is determined that a change in valuation technique or its application is appropriate, or if there are other changes in availability of observable data or market activity, the current methodology will be analyzed to determine if a transfer between levels of the valuation hierarchy is appropriate. Such reclassifications are reported as transfers into or out of a level as of the beginning of the quarter that the change occurs.

        The incorporation of counterparty credit risk did not have a significant impact on the valuation of assets and liabilities recorded at fair value as of December 31, 2016.

        The Company does not have any assets or liabilities that are measured at fair value on a non-recurring basis.

        The following summarizes the fair value hierarchy for instruments measured at fair value on a recurring basis:

	December 31, 2016
	Level One	Level Two	Level Three	Total
	(In thousands)
Assets:
Mortgage loans held for sale	$—	$346,854	$2,782	$349,636
Other assets—Derivative assets
Interest rate lock commitments	—	—	6,842	6,842
Best efforts commitments	—	939	—	939
Liabilities:
Other liabilities—Derivative liabilities
Interest rate lock commitments	—	—	111	111
Best efforts commitments	—	573	—	573

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

        Significant inputs to the measurement of fair value and further information on the assets and liabilities measured at fair value are as follows:

        Mortgage Loans Held for Sale.    The Company elected to record Mortgage loans held for sale ("MLHS") at fair value. This election is intended to both better reflect the underlying economics and eliminate the operational complexities of risk management activities related to MLHS and hedge accounting requirements.

        For Level Two MLHS, fair value is estimated through a market approach by using either: the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan including the value attributable to servicing rights and credit risk; or current commitments to purchase loans. The Agency mortgage-backed security market is a highly liquid and active secondary market for conforming conventional loans whereby quoted prices exist for securities at the pass-through level, which are published on a regular basis.

        Level Three MLHS include second lien loans and loans with origination flaws or performance issues, and are primarily valued based upon a discounted cash flow model or a collateral-based valuation model, respectively.

        The following tables reflect the difference between the carrying amount of MLHS, measured at fair value, and the aggregate unpaid principal amount that the Company is contractually entitled to receive at maturity:

	December 31, 2016
	Total	Loans 90 or more days past due and on non-accrual status
	(In thousands)
Mortgage loans held for sale:
Carrying amount	$349,636	$910
Aggregate unpaid principal balance	341,462	1,197

Difference	$8,174	$(287)

        Derivative Instruments.    Derivative instruments are classified within Level Two and Level Three of the valuation hierarchy. See Note 8, "Derivatives and Risk Management Activities" for additional information regarding derivative instruments.

  Best Efforts Commitments are classified within Level Two of the valuation hierarchy. Best efforts commitments fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. Best efforts sales commitments are executed for loans at the time the borrower commitment is made. These commitments are valued using the committed price to the counterparty against the current market price of the interest rate lock commitment or mortgage loan held for sale.

  Interest Rate Lock Commitments ("IRLCs") are classified within Level Three of the valuation hierarchy. IRLCs represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The fair value of IRLCs is based upon the estimated fair value of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

  underlying mortgage loan or a company modeled fair value based on recent loan margin experience, including the expected net future cash flows related to servicing the mortgage loan, adjusted for: (i) estimated costs to complete and originate the loan; and (ii) an adjustment to reflect the estimated percentage of IRLCs that will result in a closed mortgage loan under the original terms of the agreement (or "pullthrough").

  The average pullthrough percentage used in measuring the fair value of IRLCs as of December 31, 2016 was 82%. The pullthrough percentage is considered a significant unobservable input and is estimated based on changes in pricing and actual borrower behavior using a historical analysis of loan closing and fallout data. Actual loan pullthrough is compared to the modeled estimates in order to evaluate this assumption based on current trends. Generally, a change in interest rates is accompanied by a directionally opposite change in the assumption used for the pullthrough percentage, and the impact to fair value of a change in pullthrough would be partially offset by the related change in price.

Level Three Measurements

        Instruments classified within Level Three of the fair value hierarchy contain significant inputs to the valuation that are based upon unobservable inputs that reflect the Company's assessment of the assumptions a market participant would use in pricing the asset or liability. The fair value of assets and liabilities classified within Level Three of the valuation hierarchy also typically includes observable factors and the realized or unrealized gain or loss recorded from the valuation of these instruments would also include amounts determined by observable factors.

        Activity of assets and liabilities classified within Level Three of the valuation hierarchy consisted of:

	Year Ended December 31, 2016
	Mortgage loans held for sale	IRLCs, net
	(In thousands)
Balance, beginning of period	$3,115	$7,145

Realized and unrealized (loss) gains(1)	365	49,530
Purchases	726	—
Issuances	5,992	—
Settlements	(14,845)	(49,944)
Transfers into Level Three	7,429	—

Balance, end of period	$2,782	$6,731

(1)
Recognized in Gain on mortgage loans, net in the Consolidated Statement of Operations.

        Transfers into Level Three generally represent mortgage loans held for sale with performance issues, origination flaws, or other characteristics that impact their salability in active secondary market transactions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

        The amount of unrealized net gains included in Gain on mortgage loans, net in the Consolidated Statement of Operations related to assets and liabilities classified within Level Three of the valuation hierarchy that are included in the Consolidated Balance Sheet as of December 31, 2016 are $6.2 million.

Fair Value of Other Financial Instruments

        As of December 31, 2016, all financial instruments were either recorded at fair value or the carrying value approximated fair value, including Debt. See Note 6, "Debt" for the fair value of Debt as of December 31, 2016. For financial instruments that were not recorded at fair value, such as Cash and cash equivalents and Restricted cash and cash equivalents, the carrying value approximates fair value due to the short-term nature of such instruments.

13. Capital Requirements

        As a licensed mortgagee, the Company is subject to the rules and regulations of the Department of Housing and Urban Development ("HUD"), FHA, Freddie Mac, Fannie Mae and state regulatory authorities with respect to originating, processing, and selling loans. Those rules and regulations, among other things, require the maintenance of minimum net worth levels. Failure to meet the net worth requirements outlined above could adversely impact the ability to originate loans and access the secondary market.

The following table presents the Company's required and actual net worth amounts:

	December 31, 2016
	Required	Adjusted Net Worth(1)
	(In thousands)
HUD/FHA	$2,500	$114,272
Freddie Mac	2,500	114,272
Fannie Mae	2,500	114,272

(1)
Net worth excludes unacceptable assets of $87 thousand as of December 31, 2016.

        In addition to the net worth requirements, HUD/FHA has a liquid asset requirement of $0.5 million and the Company's total liquid assets were $66.8 million as of December 31, 2016. Freddie Mac and Fannie Mae require a minimum acceptable level of capital, based on a minimum lender adjusted net worth/total assets ratio of 6%, and the Company's ratio is 26% as of December 31, 2016.

14. Subsequent Events

        On February 15, 2017, PHH and PHH Home Loans and its subsidiaries entered into an agreement to sell certain assets of the Company to Guaranteed Rate Affinity, LLC, which is a newly formed joint venture formed by subsidiaries of Realogy Holdings Corp. and Guaranteed Rate, Inc. The sale would include the Company's mortgage origination and processing centers and the majority of its employees. The Company estimates that it would receive total proceeds of $70 million and would expect to close the sale in a series of transactions by the end of 2017.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Subsequent Events (Continued)

        In connection with the asset sale agreements, PHH and Realogy entered into an agreement for PHH Broker Partner to purchase Realogy's 49.9% ownership interest, for an amount equal to their interest in the residual equity of the Company after the final closing of the Asset sale transactions. At the completion of the asset sales, the remaining assets, liabilities, and obligations of the PHH Home Loans legal entity would be resolved, and PHH Home Loans would not have continuing operations. The Company estimates that it will incur expenses of $10 million to $20 million in connection with these exit activities, including severance, transaction-related costs and other costs. The Company did not recognize any amounts in the December 31, 2016 financial statements related to the exit, as decisions were not completed until the first quarter of 2017.

        The execution of these transactions is subject to closing conditions as set forth in the agreements, including receipt of PHH Corporation shareholder approval, the execution of other strategic actions of PHH Corporation, the receipt of agency approvals and the acceptance by PHH Home Loans employees (including loan originators) of employment offers from the buyer, among other conditions.

ANNEX I

PHH HOME LOANS, LLC AND SUBSIDIARIES Consolidated Financial Statements December 31, 2015 and 2014

The report accompanying these financial statements was issued by
BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO
International Limited, a UK company limited by guarantee.

PHH HOME LOANS, LLC AND SUBSIDIARIES

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	1801 Market Street, Suite 1700 Ten Penn Center Philadelphia, PA 19103

Independent Auditor's Report

Members
PHH Home Loans, LLC
Mt. Laurel, New Jersey

        We have audited the accompanying consolidated financial statements of PHH Home Loans, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, statements of members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PHH Home Loans, LLC and its subsidiaries as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
February 19, 2016

BDO USA, LLP, a Delware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forma part of the International BDO network of Independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$80,033	$82,472
Restricted cash	5,257	3,341
Mortgage loans held for sale, at fair value	389,017	378,181
Accounts receivable, net	5,016	7,534
Property, equipment and leasehold improvements, net	1,412	1,064
Other assets	10,606	7,526

Total assets	$491,341	$480,118

LIABILITIES AND MEMBERS' EQUITY
Accounts payable and accrued expenses	$14,450	$15,985
Debt	344,616	335,163
Due to affiliates, net	13,898	14,326
Other liabilities	5,908	9,776

Total liabilities	378,872	375,250

Commitments and contingencies (Note 9)	—	—
MEMBERS' EQUITY
Capital	60,947	60,953
Retained earnings	51,522	43,915

Total members' equity	112,469	104,868

Total liabilities and members' equity	$491,341	$480,118

See accompanying notes to consolidated financial statements.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year Ended December 31,
	2015	2014
Revenues
Fee income	$36,149	$35,473
Gain on mortgage loans, net	191,509	162,006
Interest income	14,867	11,450
Interest expense	(10,785)	(9,413)

Net interest income	4,082	2,037

Other income	1,556	765

Total revenues, net	233,296	200,281

Expenses
Salaries and related expenses	125,838	114,828
Occupancy and other office expenses	8,890	8,961
Depreciation	552	766
Allocated expenses, from related party (Note 7)	36,747	28,132
Loan origination expenses	20,571	20,252
Other operating expenses	13,091	11,912

Total expenses	205,689	184,851

Net income	$27,607	$15,430

See accompanying notes to consolidated financial statements.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

(In thousands)

	Capital	Retained Earnings	Total Members' Equity
Balance at December 31, 2013	$60,979	$35,485	$96,464
Net income	—	15,430	15,430
Distribution	(26)	—	(26)
Dividends	—	(7,000)	(7,000)

Balance at December 31, 2014	60,953	43,915	104,868

Net income	—	27,607	27,607
Distribution	(6)	—	(6)
Dividends	—	(20,000)	(20,000)

Balance at December 31, 2015	$60,947	$51,522	$112,469

See accompanying notes to consolidated financial statements.

PHH HOME LOANS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$27,607	$15,430
Adjustments to reconcile Net income to net cash provided by (used in) operating activities:
Depreciation	552	766
Loss on disposal of property and equipment	116	—
Origination of mortgage loans held for sale	(7,501,986)	(6,877,969)
Proceeds on sale of and payments from mortgage loans held for sale	7,654,778	6,897,950
Net gain on interest rate lock commitments, mortgage loans held for sale and related derivatives	(168,092)	(89,815)
Amortization of debt issuance costs	2,453	2,819
Changes in related balance sheet accounts:
Decrease (increase) in accounts receivable, net	2,518	(304)
Decrease (increase) in other assets	145	(33)
(Decrease) increase in accounts payable and accrued expenses	(1,535)	415
Decrease in other liabilities	(3,028)	(2,374)

Net cash provided by (used in) operating activities	13,528	(53,115)

Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,019)	(54)
Increase in restricted cash	(1,916)	(51)
Distribution from equity method investment	123	262

Net cash (used in) provided by investing activities	(2,812)	157

Cash flows from financing activities:
(Decrease) in due to affiliates, net	(428)	(1,025)
Proceeds from short-term borrowings	7,528,107	6,680,336
Principal payments on short-term borrowings	(7,518,654)	(6,624,851)
Payment of debt issuance costs	(2,174)	(2,680)
Return of capital to members	(6)	(26)
Dividends	(20,000)	(7,000)

Net cash (used in) provided by financing activities	(13,155)	44,754

Net decrease in Cash and cash equivalents	(2,439)	(8,204)
Cash and cash equivalents at beginning of period	82,472	90,676

Cash and cash equivalents at end of period	$80,033	$82,472

Supplemental Disclosure of Cash Flows Information
Interest payments	$8,301	$6,672

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

BASIS OF PRESENTATION

        PHH Home Loans, LLC is a joint venture formed by PHH Broker Partner Corporation ("PHH Broker Partner"), a wholly owned subsidiary of PHH Corporation ("PHH") and Realogy Services Venture Partner LLC ("Realogy"), successor to Cendant Venture Partner, Inc. PHH Broker Partner holds a 50.1% ownership interest in PHH Home Loans, LLC and Realogy holds a 49.9% ownership interest in PHH Home Loans, LLC.

        PHH Home Loans, LLC provides residential mortgage banking services, including the origination and sale of mortgage loans primarily sourced through NRT Incorporated ("NRT"), Realogy's wholly-owned real estate brokerage business and Cartus Corporation ("Cartus"), Realogy's wholly-owned relocation business.

        The Consolidated Financial Statements include the accounts of PHH Home Loans, LLC and its wholly-owned subsidiaries, (collectively, the "Company"). In presenting the Consolidated Financial Statements, management makes estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgment and available information. Accordingly, actual results could differ from those estimates.

        The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which is based on the accrual method of accounting.

        Unless otherwise noted, dollar amounts are presented in thousands.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        Presentation of Financial Statements.    In August 2014, the FASB issued ASU 2014-15, "Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" which requires an entity's management, at each annual and interim reporting period, to evaluate the entity's ability to continue as a going concern within one year after the date that the financial statements are issued and to provide enhanced footnote disclosures surrounding any uncertainties and management's evaluation of the uncertainties. Management's evaluation should be based on relevant conditions and events that are known at the date financial statements are issued. The amendments in this Update are effective for the first interim and annual periods beginning after December 15, 2016 with early adoption permitted. This new standard enhances disclosure requirements but will not impact the Company's financial position, results of operations or cash flows.

        Revenue Recognition.    In May 2014, the FASB issued ASU 2014-9, "Revenue from Contracts with Customers." The objective of the guidance is to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and IFRS. The Amendment supersedes most current revenue recognition guidance, including industry-specific guidance. The Amendment also enhances disclosure requirements around revenue recognition and the related cash flows.

        In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers—Deferral of the Effective Date," which defers the effective date for ASU 2014-09, "Revenue from Contracts with Customers." The update defers the effective date of the new revenue recognition guidance for one year; therefore the guidance is to be applied retrospectively to all prior periods presented or through a cumulative adjustment in the year of adoption, and annual periods beginning after December 15, 2018 and interim periods beginning after December 15, 2019. Early adoption is

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that period (or interim periods beginning one year after the annual period this ASU was first applied). The Company is currently evaluating the impact of adopting this new standard.

        Interest.    In April 2015, the FASB issued ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs" which requires that debt issuance costs related to a recognized debt liability be presented in the Balance Sheets as a direct deduction from the carrying amount of that debt liability, consistent with the presentation of debt discounts. In August 2015, the FASB issued ASU 2015-15, "Presentation and Subsequent Measurement of Debt Issue Costs Associated with Line-of-Credit Arrangements" which states due to the lack of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The amendments in these updates are effective for the first interim and annual periods beginning after December 15, 2015 and will be applied retrospectively. The Company does not expect the adoption of this standard to impact the presentation of the Company's debt issuance costs as they relate to repurchase facilities.

        Intangibles—Goodwill and Other—Internal-Use Software.    In April 2015, the FASB issued ASU 2015-05, "Customer's Accounting for Fees Paid in a Cloud Computing Arrangement." This update clarifies whether a cloud computing arrangement should be accounted for as a software license or as a service contract by the customer, depending on the terms of the arrangement. In addition, the guidance requires all software licenses within the scope of the internal use software subtopic to be accounted for consistent with other licenses of intangible assets. The amendments in this update are effective for the first interim and annual periods beginning after December 15, 2015 and will be adopted prospectively to all arrangements entered into or materially modified after the effective date. The Company does not expect the adoption of this new standard to have an impact on its financial statements.

        Financial Instruments.    In January 2016, the FASB issued ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities." This update revises an entity's accounting related to the classification and measurement of investments in equity securities (except those accounted for under the equity method of accounting or those that result in consolidation of the investee), changes the presentation of certain fair value changes relating to instrument specific credit risk for financial liabilities and amends certain disclosure requirements associated with the fair value of financial instruments. This update is effective for the first interim and annual periods beginning after December 15, 2017 with early adoption permitted for certain provisions of the update. The Company is currently evaluating the impact of adopting this new standard.

REVENUE RECOGNITION

        The Company's operations include the origination (brokering or funding) and sale of residential mortgage loans. Fee income consists of income earned on all loan originations, brokered loan fees, application and underwriting fees, and fees on cancelled loans.

        Gain on mortgage loans, net includes the realized and unrealized gains and losses on Mortgage loans held for sale ("MLHS"), as well as the changes in fair value of all loan-related derivatives, including interest rate lock commitments ("IRLCs") and freestanding loan-related derivatives. The fair value of IRLCs is based upon the estimated fair value of the underlying mortgage loan or a company

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

modeled fair value based on recent loan margin experience, adjusted for: (i) estimated costs to complete and originate the loan; and (ii) the estimated percentage of IRLCs that will result in a closed mortgage loan. The valuation of the Company's IRLCs and MLHS approximates a whole-loan price, which includes the value of the related mortgage servicing rights.

        Loans are placed on non-accrual status when any portion of the principal or interest is ninety days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.

INCOME TAXES

        The Company has elected to report as a partnership for federal and state income tax purposes and accordingly there is no provision for income taxes in the accompanying Consolidated Financial Statements.

CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include marketable securities with original maturities of three months or less.

RESTRICTED CASH

        Restricted cash includes amounts specifically designated to repay debt, provide over-collateralization within asset-backed debt arrangements and support letters of credit.

MORTGAGE LOANS HELD FOR SALE

        Mortgage loans held for sale represent loans originated and held until sold to permanent market investors. Mortgage loans held for sale are measured at fair value on a recurring basis.

LOAN REPURCHASE AND INDEMNIFICATION LIABILITY

        The Company has exposure to potential mortgage loan repurchase and indemnifications in its capacity as a loan seller. The estimation of the liability for probable loss related to repurchase and indemnification obligations considers: (i) specific, non-performing loans where the Company has received a repurchase or indemnification request and believes it will be required to repurchase the loan or indemnify the investor for any losses; and (ii) an estimate of probable future repurchase or indemnification obligations for standard representation and warranty provisions, early payment defaults or other recourse obligations.

        The Company establishes an initial reserve at fair value for expected losses relating to loan sales at the date the loans are de-recognized from the Balance Sheet which is recorded as a reduction of the transaction gain or loss within Gain on mortgage loans, net in the Consolidated Statements of Operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies (Continued)

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

        Property, equipment and leasehold improvements are recorded at cost, net of accumulated depreciation and amortization. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed utilizing the straight-line method over the estimated benefit period of the related assets or the lease term, if shorter. Estimated useful lives range from 1 to 5 years for leasehold improvements, 3 to 5 years for capitalized software and 3 to 7 years for furniture, fixtures and equipment.

DERIVATIVE INSTRUMENTS

        Derivative instruments are used as part of the overall strategy to manage exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, derivatives are not used for speculative purposes. Derivative instruments are measured at fair value on a recurring basis and are included in Other assets or Other liabilities in the Consolidated Balance Sheets. The Company does not have any derivative instruments designated as hedging instruments, or subject to master netting and collateral agreements.

SUBSEQUENT EVENTS

        Subsequent events are evaluated through the date of issuance of the Consolidated Financial Statements, which was February 19, 2016.

2. Accounts Receivable, Net

        Accounts receivable, net consisted of the following:

	December 31,
	2015	2014
	(In thousands)
Receivables related to loan sales and brokered loans	$3,533	$5,847
Amounts due from corporate customers	1,132	1,278
Other	355	434

Accounts receivable, gross	5,020	7,559
Allowance for doubtful accounts	(4)	(25)

Total	$5,016	$7,534

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Property, Equipment and Leasehold Improvements

        Property, equipment and leasehold improvements, net consisted of the following:

	December 31,
	2015	2014
	(In thousands)
Furniture, fixtures and equipment	$2,379	$3,760
Capitalized software	1,224	1,113
Leasehold improvements	753	672

Property, equipment and leasehold improvements, gross	4,356	5,545
Accumulated depreciation	(2,944)	(4,481)

Total	$1,412	$1,064

4. Other Assets

        Other assets consisted of the following:

	December 31,
	2015	2014
	(In thousands)
Derivative assets	$7,629	$4,005
Equity method investment	2,374	2,246
Prepaid expenses	226	453
Security deposits	171	139
Deferred financing costs	133	411
Other	73	272

Total	$10,606	$7,526

5. Other Liabilities

        Other liabilities consisted of the following:

	December 31,
	2015	2014
	(In thousands)
Loan repurchase and indemnification liability	$5,104	$8,131
Derivative liabilities	804	1,645

Total	$5,908	$9,776

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Debt

        The following table summarizes the components of Debt:

	December 31, 2015			December 31, 2014
			Interest Rate(2)
	Balance	Capacity(1)		Balance
	($ in thousands)
Credit Suisse First Boston
Mortgage Capital LLC	$143,638	$250,000	2.3%	$183,732
Wells Fargo Bank	200,978	350,000	2.8%	151,431

Total	$344,616	$600,000		$335,163

(1)
Reflects the maximum capacity allocable to the Company, subject to PHH Mortgage's ability to allocate capacity of the facilities between entities.

(2)
Represents the stated interest rate as of December 31, 2015.

        The Company's debt represents committed and uncommitted asset-backed variable-rate repurchase facilities to support the origination of mortgage loans, which provide creditors a collateralized interest in specific mortgage loans that meet the eligibility requirements under the terms of the facility. The source of repayment of the facilities is typically from the sale of the loans to permanent investors.

        On December 29, 2015, commitments of the variable-rate mortgage repurchase facility with Credit Suisse First Boston Mortgage Capital LLC were reduced by $175 million to $250 million. The Company also has a $175 million uncommitted mortgage repurchase facility with Credit Suisse First Boston Mortgage Capital LLC. The expiration of the facilities is June 17, 2016.

        On March 31, 2015, the committed mortgage repurchase facility with Wells Fargo Bank was extended to April 1, 2016, and the total committed capacity was increased by $50 million to $350 million.

        The Company also maintains unsecured lines of credit with Manufacturers and Traders Trust Company which have an expiration date of September 30, 2016. As of December 31, 2015 and 2014, the facilities had total capacity of $4.0 million, of which none was utilized.

        Assets held as collateral are not available to pay the Company's general obligations. As of December 31, 2015, collateral amounts included $357.1 million and $3.5 million of Mortgage loans held for sale and Restricted cash, respectively.

        Certain debt arrangements require the maintenance of certain financial ratios and contain affirmative and negative covenants, including, but not limited to, maximum leverage limits, liquidity maintenance, net worth maintenance, and limitations on certain transactions with affiliates. As of December 31, 2015, the Company was in compliance with all of its financial covenants related to its debt arrangements.

        The fair value of debt was $344.6 million and $335.2 million as of December 31, 2015 and 2014, respectively whereas book value approximates fair value due to the short term nature of the agreements. The fair value of Debt is measured using Level Two inputs, valued using recent pricing for similar agreements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Due to Affiliates and Other Related Party Transactions

        Due to affiliates, net consisted of the following:

	December 31,
	2015	2014
	(In thousands)
Due to PHH Corporation	$9,553	$9,445
Due to other PHH affiliates	4,345	4,881
Subordinated Intercompany Line of Credit	—	—

Total	$13,898	$14,326

        Due to PHH Corporation represents amounts payable for payroll processing and funding, as PHH provides administrative payroll services to the Company. All amounts due to PHH, other than the intercompany line of credit, are settled on a monthly basis. Due to other PHH affiliates represents net amounts due to/from PHH Mortgage, under a Management Services Agreement as further discussed below.

Subordinated Intercompany Line of Credit

        The Company has entered into a Subordinated Intercompany Line of Credit agreement with PHH Corporation with a $60 million capacity as of December 31, 2015. This indebtedness is unsecured and is subordinate to the asset-backed debt facilities. The Company and PHH entered into the subordinated financing to increase the Company's borrowing capacity to fund Mortgage loans held for sale and support the tangible net worth requirements of the asset-backed debt facilities.

        As of December 31, 2015 and 2014, the Company had no amounts outstanding and no interest payable under the Subordinated Intercompany Line of Credit.

Strategic Relationship Agreement

        PHH Home Loans, LLC was formed under a Limited Liability Company Operating Agreement between PHH and Realogy. A Strategic Relationship Agreement exists between PHH and Realogy that sets forth the business relationship between the Company and certain affiliates of PHH and Realogy. The Strategic Relationship Agreement and PHH Home Loans Operating Agreement outline certain terms and events that would terminate the relationship and may terminate the PHH Home Loans joint venture. Those terms and events include:

        Realogy's Termination Rights.    Realogy has the right to terminate the PHH Home Loans Operating Agreement at any time by giving two years' notice to PHH. In addition, other terms and events that would allow Realogy to terminate the Strategic Relationship Agreement or its interest in the Company for cause, including, but not limited to:

  •
  a Regulatory Event (defined below) continuing for six months or more; provided that the Company may defer termination on account of a Regulatory Event for up to six additional one month periods by paying Realogy a $1.0 million fee at the beginning of each such one month period;

  •
  a change in control of PHH; or

  •
  failure by the Company to make scheduled distributions pursuant to the PHH Home Loans Operating Agreement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Due to Affiliates and Other Related Party Transactions (Continued)

        A "Regulatory Event" means a situation in which (a) the Company becomes subject to any regulatory order, or any governmental entity initiates a proceeding with respect to the Company, and (b) such regulatory order or proceeding prevents or materially impairs the Company's ability to originate loans for any period of time in a manner that adversely affects the value of one or more quarterly distributions to be paid pursuant to the PHH Home Loans Operating Agreement; provided, however, that a Regulatory Event does not include (1) any order, directive or interpretation or change in law, rule or regulation, in any such case that is applicable generally to companies engaged in the mortgage lending business such that the Company is unable to cure the resulting circumstances described in (b) above, or (2) any regulatory order or proceeding that results solely from acts or omissions on the part of Realogy or its affiliates.

        Upon Realogy's termination of the joint venture, whether for cause or upon two years' notice without cause, Realogy will have the option either to (i) require that PHH purchase Realogy's interest in the Company, (ii) require PHH to sell its interest in the Company to Realogy or its designee. The fair value of the purchase or sale of interests in the company upon Realogy's termination will be determined in accordance with the PHH Home Loans Operating Agreement, and in certain cases, liquidated damages will be paid.

        PHH's Termination Rights.    PHH has the right to terminate the Strategic Relationship Agreement and terminate its interest in the Company upon an uncured material breach by Realogy of a material provision of the PHH Home Loans Operating Agreement. Upon PHH's termination of the agreements, PHH has the right to purchase Realogy's interest in the Company at a price derived from an agreed-upon formula based upon fair market value (which is determined with reference to the trailing twelve months EBITDA) for the Company and the average market EBITDA multiple for mortgage banking companies.

Agreements with PHH Mortgage

Management Services Agreement

        The Company has entered into a Management Services Agreement with PHH Mortgage, whereby PHH Mortgage provides the Company with the following types of services:

  •
  Seasonal staffing services

  •
  Product support services

  •
  General and administrative services

  •
  IT administrative services

        The Company receives the benefit of these services from PHH Mortgage and pays a fee to PHH Mortgage for these services. During the years ended December 31, 2015 and 2014, the expense for these services was $35.8 million and $27.1 million, respectively, which was recorded in Allocated expenses in the Consolidated Statements of Operations.

Loan Purchase Agreement

        The Company has entered into a loan purchase agreement with PHH Mortgage, whereby it will from time to time sell, and PHH Mortgage will from time to time purchase, certain loans originated.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Due to Affiliates and Other Related Party Transactions (Continued)

This agreement had the following impact on the financial position and results of operation or cash flows:

  •
  During 2015 and 2014, the Company sold 34% and 44%, respectively, of mortgage loans to PHH Mortgage.

  •
  Gains were recognized for loans sold to PHH Mortgage of $35.3 million and $59.2 million for the years ended December 31, 2015 and 2014, respectively, within Gain on mortgage loans, net in the Consolidated Statements of Operations.

  •
  As of December 31, 2015, the Company had outstanding commitments to sell Mortgage loans held for sale and Interest rate lock commitments expected to result in a closed mortgage loans to PHH Mortgage totaling $207 million of unpaid principal balance.

Sublease Agreement

        See Note 11, "Leases" for further information regarding lease agreements with PHH Mortgage.

Arrangements with Realogy

Trademark License Agreement

        The Company has entered into a Trademark License Agreement with certain affiliates of Realogy, whereby those affiliates have granted the Company rights to use certain trademarks. Under the terms of the agreement, Realogy remains the owner of the trademarks, and as consideration for shares/units purchased on the Company, the Company has the rights to use the trademarks in conducting its mortgage banking operations and does not pay a fee for the use of these rights. During 2015 and 2014, 73% and 81%, respectively, of originated and brokered loans were derived from sources related to Realogy.

Shared Office Space Agreement

        See Note 11, "Leases" for further information regarding lease agreements with Realogy.

8. Derivatives and Risk Management Activities

        The Company's principal market exposure is to interest rate risk, specifically mortgage interest rates due to their impact on mortgage loans held for sale and related commitments. The Company also has exposure to LIBOR due to its impact on variable-rate borrowings. The Company uses best efforts commitments with various investors, including PHH Mortgage, to mitigate the risk associated with mortgage loans held for sale and interest rate lock commitments. The Company is exposed to counterparty risk with its best effort commitments in the event that the counterparty cannot take delivery of the underlying mortgage loan. The following is a description of the Company's risk management policies:

  Interest Rate Lock Commitments.    IRLC's represent an agreement to extend credit to a mortgage loan applicant, whereby the interest rate on the loan is set prior to funding. The loan commitment binds the Company (subject to the loan approval process) to lend funds to a potential borrower at the specified rate, regardless of whether interest rates have changed between the commitment date and the loan funding date. As such, outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of issuance through the date of loan funding,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Derivatives and Risk Management Activities (Continued)

  cancellation or expiration. The Company uses best efforts commitments to substantially eliminate these risks. Loan commitments generally range between 30 and 90 days; however, the borrower is not obligated to obtain the loan. The Company is subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. Historical commitment-to-closing ratios are considered to estimate the quantity of mortgage loans that will fund within the terms of the IRLCs.

  Mortgage Loans Held for Sale.    The Company is subject to interest rate and price risk on its Mortgage loans held for sale from the loan funding date until the date the loan is sold. Best efforts commitments which fix the forward sales price that will be realized in the secondary market are used to substantially eliminate the interest rate and price risk to the Company.

        See Note 12, "Fair Value Measurements" for additional information regarding IRLCs, Mortgage loans held for sale, and related sale commitments.

        The following table presents the balances of outstanding derivatives:

	December 31, 2015			December 31, 2014
	Asset Derivatives	Liability Derivatives	Notional	Asset Derivatives	Liability Derivatives	Notional
	(In thousands)
Interest rate lock commitments	$7,276	$130	$428,620	$3,609	$154	$502,655
Best efforts sale commitments	353	674	808,391	396	1,491	871,600

Fair value of derivative instruments	$7,629	$804		$4,005	$1,645

        The following table summarizes the amounts recorded in Gain on mortgage loans, net in the Consolidated Statements of Operations:

	Year Ended December 31,
	2015	2014
	(In thousands)
Interest rate lock commitments	$62,097	$53,906
Best efforts sale commitments	(21,107)	(38,840)

Total	$40,990	$15,066

9. Commitments and Contingencies

Loan Related Commitments

        As of December 31, 2015, the Company had commitments to fund loans with agreed-upon rates or rate protection amounting to $558.6 million and best efforts commitments to sell loans amounting to $938.4 million. The Company is only obligated to settle the best efforts commitment if the loan closes in accordance with the terms of the IRLC; therefore, the commitments outstanding do not represent future cash obligations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Commitments and Contingencies (Continued)

Pending Litigation

        The Company and its subsidiaries are defendants in various legal proceedings arising in the normal course of business. Reserves are established for pending or threatened litigation, claims or assessments when it is probable that a loss has been incurred and the amount of such loss can be reasonably estimated. As of December 31, 2015, the Company did not have any recorded material reserves associated with legal and regulatory matters.

        The Company's significant legal and regulatory matters include:

        CFPB Enforcement Action.    The Company is named as a respondent to legal and regulatory actions along with PHH and other-wholly owned subsidiaries of PHH, including PHH Mortgage Corp., Atrium Insurance Corp., and Atrium Reinsurance Corp (collectively "PHH Entities") with respect to their reinsurance activities. In January 2014, the Bureau of Consumer Financial Protection (the "CFPB") initiated an administrative proceeding alleging that the PHH Entities' reinsurance activities, including its mortgage insurance premium ceding practices, have violated certain provisions of the Real Estate Settlement Procedures Act ("RESPA") and other laws enforced by the CFPB.

        In 2015, PHH Corporation received a final order to pay $109 million and PHH continues to believe it has complied with RESPA and other laws applicable to its former mortgage reinsurance activities, and has filed an appeal to the United States Court of Appeals. On August 3, 2015, the Court of Appeals stayed the CFPB order pending a final decision by the Court. PHH continues to vigorously defend against the CFPB's allegations through the appellate process, although there can be no assurances as to the final outcome of any such appeal.

        The Company does not have reserves related to this matter because it does not believe a loss absorbed by PHH Home Loans, LLC is probable.

        RESPA Class Action.    On November 25, 2015, a class action was filed against the Company, along with several PHH entities, as well as various Realogy entities, alleging violations of Section 8 of the Real Estate Settlement Procedures Act ("RESPA"). In response to the complaint, the Company continues to believe that it has complied with RESPA and has filed a motion to dismiss along with the other defendants.

        Given the current status of the matter, we cannot estimate an amount of probable loss or a range of the reasonably possible loss in connection with this matter.

10. Benefit Plans

        The Company sponsors a defined contribution savings plan to provide certain eligible employees an opportunity to accumulate funds for retirement. The Company matches contributions of participating employees on the basis specified by the plan, and recognizes expense for these matching contributions. For the years ended December 31, 2015 and 2014, defined contribution plan expenses of $2.4 million and $2.3 million, respectively, were recognized in Salaries and related expenses in the Consolidated Statements of Operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Leases

        The Company leases space from related parties as follows:

  •
  For the years ended December 31, 2015 and 2014, $0.9 million and $1.0 million, respectively, of rent expense was recognized in Allocated expenses in the Consolidated Statements of Operations related to office space leased from PHH Mortgage.

  •
  For the years ended December 31, 2015 and 2014, $1.4 million and $1.3 million, respectively, of rent expense was recognized in Occupancy and other office expenses in the Consolidated Statements of Operations related to office space leased from Realogy affiliates.

        Certain other facilities and equipment are leased under lease agreements expiring at various dates through 2022. For the years ended December 31, 2015 and 2014, total rental expense for premises and equipment amounted to $5.6 million and $5.7 million, respectively.

        Obligations under non-cancellable leases which have a remaining term of more than twelve months are as follows:

Future Minimum Lease Obligations
(In thousands)
2016	$2,295
2017	1,689
2018	1,048
2019	881
2020	855
Thereafter	990

Total	$7,758

12. Fair Value Measurements

        Fair value is based on quoted market prices, where available. If quoted prices are not available, fair value is estimated based upon other observable inputs. Unobservable inputs are used when observable inputs are not available and are based upon judgments and assumptions, which are the Company's assessment of the assumptions market participants would use in pricing the asset or liability. These inputs may include assumptions about risk, counterparty credit quality, the Company's creditworthiness and liquidity and are developed based on the best information available.

        A three-level valuation hierarchy is used to classify inputs into the measurement of assets and liabilities at fair value. The valuation hierarchy is based upon the relative reliability and availability to market participants of inputs for the valuation of an asset or liability as of the measurement date. Level one represents the highest level based upon unadjusted quoted prices to Level three which are based upon unobservable inputs that reflect the assumptions a market participant would use in pricing the asset or liability. When the valuation technique used in determining fair value of an asset or liability utilizes inputs from different levels of the hierarchy, the level within which the measurement in its entirety is categorized is based upon the lowest level input that is significant to the measurement in its entirety.

        The Company updates the valuation of each instrument recorded at fair value on a quarterly basis, evaluating all available observable information, which may include current market prices or bids, recent

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

trade activity, changes in the levels of market activity and benchmarking of industry data. The assessment also includes consideration of identifying the valuation approach that would be used currently by market participants. If it is determined that a change in valuation technique or its application is appropriate, or if there are other changes in availability of observable data or market activity, the current methodology will be analyzed to determine if a transfer between levels of the valuation hierarchy is appropriate. Such reclassifications are reported as transfers into or out of a level as of the beginning of the quarter that the change occurs.

        The incorporation of counterparty credit risk did not have a significant impact on the valuation of assets and liabilities recorded at fair value as of December 31, 2015 or 2014.

        The Company does not have any assets or liabilities that are measured at fair value on a non-recurring basis.

        The following summarizes the fair value hierarchy for instruments measured at fair value on a recurring basis:

	December 31, 2015
	Level One	Level Two	Level Three	Total
	(In thousands)
Assets:
Mortgage loans held for sale	$—	$385,902	$3,115	$389,017
Other assets—Derivative assets
Interest rate lock commitments	—	—	7,276	7,276
Best efforts commitments	—	353	—	353
Liabilities:
Other liabilities—Derivative liabilities
Interest rate lock commitments	—	—	130	130
Best efforts commitments	—	674	—	674

	December 31, 2014
	Level One	Level Two	Level Three	Total
	(In thousands)
Assets:
Mortgage loans held for sale	$—	$377,693	$488	$378,181
Other assets—Derivative assets:
Interest rate lock commitments	—	—	3,609	3,609
Best efforts commitments	—	396	—	396
Liabilities
Other liabilities—Derivative liabilities:
Interest rate lock commitments	—	—	154	154
Best efforts commitments	—	1,491	—	1,491

        Significant inputs to the measurement of fair value and further information on the assets and liabilities measured at fair value are as follows:

        Mortgage Loans Held for Sale.    The Company elected to record Mortgage loans held for sale ("MLHS") at fair value. This election is intended to both better reflect the underlying economics and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

eliminate the operational complexities of risk management activities related to MLHS and hedge accounting requirements.

        For Level Two MLHS, fair value is estimated through a market approach by using either: the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan including the value attributable to servicing rights and credit risk; or current commitments to purchase loans. The Agency mortgage-backed security market is a highly liquid and active secondary market for conforming conventional loans whereby quoted prices exist for securities at the pass-through level, which are published on a regular basis.

        Level Three MLHS include second lien loans and loans with origination flaws or performance issues, and are primarily valued based upon a discounted cash flow model or a collateral-based valuation model, respectively.

        The following tables reflect the difference between the carrying amount of MLHS, measured at fair value, and the aggregate unpaid principal amount that the Company is contractually entitled to receive at maturity:

	December 31, 2015
			December 31, 2014
		Loans 90 or more days past due and on non-accrual status
	Total		Total	Loans 90 or more days past due and on non-accrual status
	(In thousands)
Mortgage loans held for sale:
Carrying amount	$389,017	$35	$378,181	$1,604
Aggregate unpaid principal balance	379,749	114	368,939	1,785

Difference	$9,268	$(79)	$9,242	$(181)

        Derivative Instruments.    Derivative instruments are classified within Level Two and Level Three of the valuation hierarchy. See Note 8, "Derivatives and Risk Management Activities" for additional information regarding derivative instruments.

  Best Efforts Commitments are classified within Level Two of the valuation hierarchy. Best efforts commitments fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. Best efforts sales commitments are executed for loans at the time the borrower commitment is made. These commitments are valued using the committed price to the counterparty against the current market price of the interest rate lock commitment or mortgage loan held for sale.

  Interest Rate Lock Commitments ("IRLCs") are classified within Level Three of the valuation hierarchy. IRLCs represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The fair value of IRLCs is based upon the estimated fair value of the underlying mortgage or a company modeled fair value based on recent loan margin experience, including the expected net future cash flows related to servicing the mortgage loan, adjusted for: (i) estimated costs to complete and originate the loan; and (ii) an adjustment to reflect the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

  estimated percentage of IRLCs that will result in a closed mortgage loan under the original terms of the agreement (or "pullthrough").

  The average pullthrough percentage used in measuring the fair value of IRLCs as of December 31, 2015 and 2014 was 78% and 72%, respectively. The pullthrough percentage is considered a significant unobservable input and is estimated based on changes in pricing and actual borrower behavior using a historical analysis of loan closing and fallout data. Actual loan pullthrough is compared to the modeled estimates in order to evaluate this assumption based on current trends. Generally, a change in interest rates is accompanied by a directionally opposite change in the assumption used for the pullthrough percentage, and the impact to fair value of a change in pullthrough would be partially offset by the related change in price.

Level Three Measurements

        Instruments classified within Level Three of the fair value hierarchy contain significant inputs to the valuation that are based upon unobservable inputs that reflect the Company's assessment of the assumptions a market participant would use in pricing the asset or liability. The fair value of assets and liabilities classified within Level Three of the valuation hierarchy also typically includes observable factors and the realized or unrealized gain or loss recorded from the valuation of these instruments would also include amounts determined by observable factors.

        Activity of assets and liabilities classified within Level Three of the valuation hierarchy consisted of:

	Year Ended December 31,
	2015		2014
	Mortgage loans held for sale	IRLCs, net	Mortgage loans held for sale	IRLCs, net
	(In thousands)
Balance, beginning of period	$488	$3,455	$1,471	$2,322
Realized and unrealized (loss) gains(1)	(280)	62,097	237	53,905
Issuances	4,705	—	2,802	—
Settlements	(6,811)	(58,407)	(4,283)	(52,772)
Transfers into Level Three	5,013	—	261	—

Balance, end of period	$3,115	$7,145	$488	$3,455

(1)
Realized and unrealized (loss) gains are recognized within Gain on mortgage loans, net in the Consolidated Statements of Operations.

        Transfers into Level Three generally represent mortgage loans held for sale with performance issues, origination flaws, or other characteristics that impact their salability in active secondary market transactions.

        The amount of unrealized net gains included in Gain on mortgage loans, net in the Consolidated Statements of Operations related to assets and liabilities classified within Level Three of the valuation hierarchy that are included in the Consolidated Balance Sheets as of December 31, 2015 and 2014 are $6.8 million and $3.4 million, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Fair Value Measurements (Continued)

Fair Value of Other Financial Instruments

        As of December 31, 2015 and 2014, all financial instruments were either recorded at fair value or the carrying value approximated fair value, including Debt. See Note 6, "Debt" for the fair value of Debt as of December 31, 2015 and 2014. For financial instruments that were not recorded at fair value, such as Cash and cash equivalents and Restricted cash and cash equivalents, the carrying value approximates fair value due to the short-term nature of such instruments.

13. Capital Requirements

        As a licensed mortgagee, the Company is subject to the rules and regulations of the Department of Housing and Urban Development ("HUD"), FHA, Freddie Mac, Fannie Mae and state regulatory authorities with respect to originating, processing, and selling loans. Those rules and regulations, among other things, require the maintenance of minimum net worth levels. Failure to meet the net worth requirements outlined above could adversely impact the ability to originate loans and access the secondary market.

        The following table presents the Company's required and actual net worth amounts:

	December 31, 2015
	Required	Adjusted Net Worth(1)
	(In thousands)
HUD/FHA	$2,500	$112,397
Freddie Mac	2,500	112,397
Fannie Mae	2,500	112,397

(1)
Net worth less unacceptable assets of $72 thousand as of December 31, 2015.

        In addition to the net worth requirements, HUD/FHA has a liquid asset requirement of $0.5 million and the Company's total liquid assets were $80.0 million as of December 31, 2015. Freddie Mac and Fannie Mae require a minimum acceptable level of capital, based on a minimum lender adjusted net worth/total assets ratio of 6%, and the Company's ratio is 23% as of December 31, 2015.

ANNEX J

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction and Transaction Overview

        This proxy statement includes Proposal 1 pursuant to which we are asking our stockholders to approve the sale of substantially all of the assets of the Company through the execution of the MSR Sale and the Home Loans Transactions (as herein defined). The below information is a summary of the Sub-proposals relating to the MSR Sale and the Home Loans Transactions within the attached proxy statement; however, the following summary of the transactions' significant terms and expected accounting treatments should be read in conjunction with the "Summary Term Sheet" and discussion accompanying "Proposal 1—The Sale of Substantially All of the Assets of the Company" of the proxy statement.

Mortgage Servicing Rights Sale

Overview

        Sub-proposal 1A relates to the approval of the sale of our portfolio of Mortgage Servicing Rights, or "MSRs", as of October 31, 2016, together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC, or "New Residential", pursuant to the agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, or the "MSR Sale". This transaction excludes the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016.

        Based on the MSR Portfolio composition as of December 31, 2016, total proceeds from the MSR Sale are expected to be up to $858 million, of which $579 million is the purchase price of the MSRs and up to $279 million is related to the sale of servicing advances. The final proceeds we may receive from each MSR sale are dependent on the portfolio composition at each transfer date and also dependent upon the extent to which consent is received from the GSEs, private loan investors, PLS clients and other origination sources. See "Conditions to the Transactions" within Sub-proposal 1 of the proxy statement for a more in-depth discussion of all material conditions to the transactions.

Accounting Consequences of the MSR Sale

        For the MSR Sale, we will recognize cash proceeds from the legal sale and transfer of the MSRs; however, we expect to record the transaction as a secured borrowing with the pledge of collateral under accounting principles generally accepted in the United States of America. As a result, we expect to recognize an increase in Cash received from each transfer, offset by a reduction in Servicing advance receivables and the recognition of a liability for Secured borrowing. In future periods, the Change in fair value of the transferred MSR asset accounted for as collateral pledged under a secured borrowing arrangement will fully offset the Change in fair value of the related Secured borrowing liability, as we expect to elect to account for that liability at fair value.

        As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date; however, we expect to recognize a loss of approximately $40 million related to transaction costs and retained risk on the MSR Sale. After the execution of this transaction, we expect to continue to operate as a servicer and we will continue to recognize results from servicing in our financial information.

Pro Forma Presentation

        The attached unaudited pro forma condensed consolidated financial information presents the effect of the MSR Sale for the Statement of Operations only for the year ended December 31, 2016 in order to provide relevant information regarding the sale that will have a significant impact to our business; however, since the MSR Sale would not be considered the disposal of a business and would not meet the reporting requirements for discontinued operations, only the most recent annual period is presented.

Home Loans Transactions

Overview

        Sub-proposal 1B relates to a transaction involving PHH Home Loans, LLC, or "PHH Home Loans", our joint venture with Realogy Holdings Corporation, or "Realogy". We own 50.1% of PHH Home Loans through our wholly-owned subsidiary, PHH Broker Partner Corporation, and Realogy owns the remaining 49.9% through Realogy Services Venture Partner, LLC, or "Realogy Member". Another party to the transaction is Guaranteed Rate Affinity, LLC, or "GRA", which is a new joint venture formed by subsidiaries of Realogy and Guaranteed Rate, Inc.

  •
  Home Loans Asset Sale:  Sub-proposal 1B is to approve the sale of certain assets and liabilities of PHH Home Loans to GRA on the terms and conditions of the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC, and the Company, a copy of which is attached as Annex D to the accompanying proxy statement, or the "Asset Purchase Agreement". We refer to the transactions contemplated by the Asset Purchase Agreement as the "Home Loans Asset Sale".

  •
  JV Interests Purchase:  In connection with the Home Loans Asset Sale, we have agreed to acquire the joint venture interests in PHH Home Loans that we do not currently own on the terms and conditions of the joint venture interests purchase agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company, or the "JV Interests Purchase Agreement" and together with the Asset Purchase Agreement and the other agreements contemplated thereby, collectively, the "Home Loans Transactions Agreements," and the transactions contemplated by the Home Loans Transactions Agreements are referred to as the "Home Loans Transactions".

        The closing of the Home Loans Asset Sale and JV Interests Purchase are conditioned on the satisfaction of a number of closing conditions, including but not limited to, Company stockholder approval, mortgage licensing requirements (on the part of GRA), the closing of a portion of the MSR Sale to New Residential that requires the consent of Fannie Mae, Freddie Mac and/or the Federal Housing Finance Agency (but not the origination source), and the receipt of certain investor approvals. See "Conditions to the Transactions" within Sub-proposal 2 of the proxy statement for a more in-depth discussion of all material conditions to the transactions.

Accounting Consequences of the Home Loans Transactions

        For the Home Loans Asset Sale, we expect to recognize in our financial statements our 50.1% share of the anticipated gain on the sale of the assets of PHH Home Loans, net of any applicable taxes, exit costs and transaction costs, at the time of each transfer under the Asset Purchase Agreement. The Purchased Assets and Assumed Liabilities are comprised of (i) certain office leases and vendor contracts specified in the schedules to the Asset Purchase Agreement, (ii) fixtures, furniture, office equipment and other tangible personal property owned by PHH Home Loans and RMR, (iii) certain IT assets (other than certain excluded IT assets) and certain business intellectual property of PHH Home Loans and RMR, (iv) subject to certain exceptions, unlocked pipeline loans that are expected to close more than 20 days after the applicable closing date, and (v) customer data and books and records of the Home Loans Business (none of which has any significant recorded book value in our Balance sheets as of December 31, 2016) that we will transfer to GRA for aggregate proceeds of $70,024,000.

        In connection with the JV Interests Purchase, our purchase of the Realogy Member's 49.9% ownership interests in the joint venture for an amount equal to its interest in the residual equity of PHH Home Loans after the final closing of the Home Loans Asset Sale will result in a reduction to Minority interest on our Consolidated Balance Sheets related to the cash payment in connection with this interest purchase. We do not expect to recognize any gain or loss specific to the JV Interests Purchase in our financial statements.

        After completing the JV Interests Purchase, PHH Home Loans will be our wholly-owned subsidiary and its residual net assets will be included in our consolidated financial statements. We will monetize the remaining residual assets and resolve the residual liabilities of the entity after completing the transactions. As the assets of this entity consist primarily of interest rate lock commitments and mortgage loans held for sale, which are short-term in nature, we expect to settle substantially all of the residual net assets of the entity within six months of the first closing under the Home Loans Asset Sale. Under accounting principles generally accepted in the United States of America, we expect to reflect the historical results of operations of the Real Estate channel as discontinued operations beginning on the later of either: (i) the date of the final closing of the Home Loans Asset Sale; or (ii) the date the operations of the Real Estate channel cease. The attached pro forma financial information presents the effect to the Home Loans Transactions, including the disposition of the business and the settlement of the residual assets.

Pro Forma Presentation

        The unaudited pro forma financial statements present adjustments to effect the Home Loans transactions, including the net proceeds from the Home Loans Transactions in cash and cash equivalents, the estimated gain on the asset sale in retained earnings, the distribution of Realogy's interest in the joint venture and the recognition of certain related tax amounts. Further, the pro forma adjustments include the settlement of the residual assets and liabilities of the PHH Home Loans legal entity, as discussed above.

Other Events or Transactions

        We have announced the conclusions and outcomes from our strategic review initiated in 2016, including certain actions that are not included in the proposals within the attached proxy statement. We evaluated all other transactions and events that we expect to significantly affect our business, and have included discussion of these events that were not included in our pro forma adjustments.

Use of Proceeds

        In connection with the asset sales under the MSR Purchase Agreement, we believe we are required to make an Offer to Purchase the $615 million outstanding principal of our senior unsecured notes pursuant to the existing terms of the bond indentures. However, we cannot estimate the probable amount at which our senior unsecured notes may ultimately be retired. We recognized $42 million of Unsecured interest expense in 2016 related to these notes.

PLS business exit

        In November 2016, we announced our intentions to exit the private label services (PLS) channel. We have begun to execute our plans to exit PLS, which we believe will be substantially complete by the first quarter of 2018. As we expect to have continuing operations within this channel for the next fifteen months (as of the December 31, 2016 presented pro forma statements), and remain subject to PLS continuing support agreements thereafter, we determined that the presentation of any adjustment to our results with respect to this action would not be appropriate for inclusion in the attached pro forma financial information.

        We incurred $41 million of Exit and disposal costs in 2016 related to the exit of PLS, and we expect to incur up to $75 million of additional exit costs and pre-tax operating losses of $120 million over the next fifteen months while we implement the exit from this channel. In total, we estimate we may have a cash outflow of $220 million related to the PLS exit costs and operating losses. For the year ended December 31, 2016, the PLS channel represented 79% of our total closing volume (based on dollars).

PHH 2.0 / Reorganization

        As announced in February 2017, we intend to operate as a smaller business that is focused on subservicing and portfolio retention services. To execute this reorganization, we estimate that we will incur costs of $30 million to $40 million (pre-tax) as part of our program to re-engineer our business, which includes $10 million of costs to complete our Home Loans Transactions and actions to reduce our shared-services overhead costs. While we have targeted total annual shared services expenses of $75 million for 'PHH 2.0', compared to the $220 million of total shared services expenses recognized in 2016, those cost reduction actions and all other actions to result in our standalone subservicing and portfolio retention business have not yet been executed.

Pro Forma Consolidated Financial Information

        The following unaudited pro forma consolidated financial information of PHH Corporation was derived from our historical consolidated financial statements and is being presented to give effect to Sub-proposal 1A, the MSR Sale, and Sub-Proposal 1B, the Home Loans transactions.

        The unaudited pro forma condensed consolidated financial statements of operations reflect the Home Loans Transactions as if they occurred at the beginning of the earliest period presented, and reflect the MSR Sale as if it occurred at the beginning of 2016. The unaudited pro forma condensed consolidated balance sheet reflects the MSR Sale and the disposition of Home Loans as if they occurred on December 31, 2016. The pro forma statements do not give any effect to the utilization of cash proceeds or transaction costs, or other events and transactions outlined above. See the 'Introduction and Transaction Overview' discussion above and footnotes accompanying the pro forma financial information for further explanation of the accounting for the transactions and the pro forma adjustments.

        The unaudited pro forma financial statements should be read in conjunction with our historical financial statements and accompanying notes as included in Annex H and the historical financial statements of PHH Home Loans as included in Annex I.

        The unaudited pro forma financial information below is provided for informational purposes only and is not intended to reflect what the actual financial position or results of operations of the Company would have been had the disposition occurred on the dates indicated, nor is it necessarily indicative of our future financial position or results of operations. The pro forma adjustments are based upon the best information available and certain assumptions that management believes to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and the accompanying notes.

        As discussed further in the attached proxy statement, the closing of the Home Loans Transactions is contingent on closing the MSR Sale. Therefore, among the possible outcomes to Proposal 1 are the following: (1) shareholders approve the MSR Sale but not the Home Loans Transactions; (2) shareholders approve both transactions; or (3) shareholders reject both transactions.

        The pro forma financial information presented herein is presented to give effect to the MSR Sale and Home Loans Transactions assuming the approval of both transactions (outcome 2).

        If shareholders approve the MSR Sale, but not the Home Loans Transactions (outcome 1), we would recognize all effects illustrated under the heading "Sub-proposal 1A" in the attached pro forma financial statements, which for the Balance sheet would include the MSR Sale, MSR sale-related cash outflows, and the Lakeview sale (as executed in February 2017). For the Statement of Operations, under outcome 1, we would recognize only the Elimination of Income from Capitalized MSRs and the Adjusted income from Subservicing. In addition, upon the initial closing associated with the MSR Purchase Agreement, we currently believe we are required to make an Offer to Purchase the $615 million outstanding principal of our senior unsecured notes, pursuant to the existing terms of the bond indentures. See further discussion above under 'Other Events or Transactions' of the expected note repurchase, which was not presented as a pro forma adjustment.

        If shareholders reject both transactions (outcome 3), there would not be any changes to illustrate to our historical financial statements, as we would only recognize an insignificant amount of transaction-related costs.

PHH Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheets

($ In millions)

	As of December 31, 2016
			Sub-Proposal 1A		Sub-Proposal 1B(9)
	As Reported	Lakeview Sale(1)	MSR Sale(2)	MSR sale- related cash outflows(3)	Home Loans Asset Sale (4)	JV Interests Purchase (5)	Settle Home Loans Residual Assets(6)	Pro Forma (7)
ASSETS
Cash and cash equivalents	$906	$69	$858	$(288)	$70	$(90)	$58	$1,583	(8)
Restricted cash	57	—	—	(19)	—	—	(6)	32
Mortgage loans held for sale	683	—	—	—	—	—	(350)	333
Accounts receivable, net	66	—	—	—	—	—	(9)	57
Servicing advances, net	628	(11)	—	—	—	—	—	617
Mortgage servicing rights	690	(77)	—	—	—	—	—	613
Property and equipment, net	36	—	—	—	—	—	(1)	35
Deferred taxes, net	—	—	—	115	—	—	—	115
Other assets	109	—	—	(1)	(13)	—	(11)	84

Total assets	$3,175	$(19)	$858	$(193)	$57	$(90)	$(319)	$3,469

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$193	$—	$—	$—	$—	$—	$(11)	$182
Subservicing advance liabilities	290	—	279	—	—	—	—	569
Debt, net	1,262	—	—	(99)	—	—	(300)	863
MSR financing, at fair value	—	—	579	—				579
Deferred taxes, net	101	(19)	—	(82)	—	—	—	—
Loan repurchase and indemnification liability	49	—	—	—	—	—	—	49
Other liabilities	157	—	—	(12)	—	—	(5)	140

Total liabilities	2,052	(19)	858	(193)	—	—	(316)	2,382

PHH Corporation stockholders' equity	1,092	—	—	—	22	(26)	(1)	1,087
Noncontrolling interest	31	—	—	—	35	(64)	(2)	—

Total equity	1,123	—	—	—	57	(90)	(3)	1,087

Total liabilities and equity	$3,175	$(19)	$858	$(193)	$57	$(90)	$(319)	$3,469

PHH Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheets

($ In millions)

Footnotes to Pro Forma Balance Sheets

(1)
Lakeview sale: As announced in November 2016, we entered into a sale transaction with Lakeview Loan Servicing LLC for our capitalized Ginnie Mae mortgage servicing rights. On February 2, 2017, the initial sale to Lakeview was completed, with proceeds expected for $77 million of MSR fair value and $11 million of Servicing advances, which are presented net of $19 million of expected tax payments in the pro forma adjustments. We have further commitments to sell to Lakeview $20 million of MSR fair value and $9 million of advances, subject to various conditions precedent, which were not reflected in the pro forma adjustments presented above.

(2)
MSR Sale: Based on the MSR Portfolio composition as of December 31, 2016 and assuming all investor and origination source consents are received, total proceeds are expected to be up to $858 million, of which up to $579 million is the purchase price related to the sale of the MSR Portfolio and up to $279 million is related to the sale of Advances. Actual proceeds will be based on the MSR Portfolio composition at each transfer date and may vary from our expectations. See "Conditions to the Transactions" within Sub-proposal 1 of the proxy statement for a more in-depth discussion of all material conditions to the transactions.

  As of December 31, 2016, our MSR asset was recorded at fair value with the assessment of value incorporating the pricing associated with the New Residential agreement. Therefore, there is no expected gain or loss on the MSR Sale as of that date; however, we expect to recognize a loss of approximately $40 million related to transaction costs and retained risk on the MSR Sale which was not included in the pro forma adjustments presented.

  While we will receive the cash proceeds for the Servicing advance receivables, directly after transferring the receivables to New Residential, we would assume the management of the receivables due to our continuing role as subservicer for the portfolio. Therefore, the pro forma adjustments reflect the continued recognition the Subservicing advance receivables for these loans; however, the receivables would be funded by New Residential, and a Subservicing advance liability would be recognized related to their funding of that asset.

(3)
MSR sale-related cash outflows: The proceeds from the MSR Sale will be used, in part, to repay borrowings under our PHH Servicing Advance Receivables Trust ("PSART") debt facility and to pay taxes associated with the Transactions. As the repayment of PSART, taxes, and the settlement of MSR-related derivatives will be direct outcomes of the MSR sale action, we have included the following pro forma adjustments:

  •
  $80 million net outflow relates to the repayment of PSART debt facility, representing $99 million reduction in Debt and $19 million release of Restricted cash. We are required to repay the debt from the PSART servicing advance facility upon the sale of the related Servicing advance receivables to New Residential under the MSR Sale agreement

  •
  $197 million payment for realization of our Deferred tax liability related to the MSRs sold to New Residential. This amount is shown separately above to effect the reclassification of our net deferred position from liability to asset, as $82 million to reduce the Deferred tax net liability to zero and $115 million increase to Deferred tax asset position.

PHH Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheets

($ In millions)

    •
    $11 million net payment for settlement of our MSR-related derivative instruments, which were recorded within Other assets and Other liabilities.

  In addition, see "Other Events or Transactions" in the introduction to these pro forma statements for discussion of our intended use of proceeds to repay our senior unsecured notes, which is not included in the pro forma adjustments for MSR sale-related cash outflows.

(4)
Home Loans Asset Sale: We expect to recognize in our financial statements our 50.1% share of the anticipated gain on the sale of the Purchased Assets of PHH Home Loans of $35 million, which is recorded in retained earnings net of $13 million for estimated taxes, the 49.9% noncontrolling interest in the gain of $35 million, and $70 million of cash received from the Purchase price, at the time of each transfer under the Asset Purchase Agreement. The Purchased Assets and Assumed Liabilities are comprised of (i) certain office leases and vendor contracts specified in the schedules to the Asset Purchase Agreement, (ii) fixtures, furniture, office equipment and other tangible personal property owned by PHH Home Loans and RMR, (iii) certain IT assets (other than certain excluded IT assets) and certain business intellectual property of PHH Home Loans and RMR, (iv) subject to certain exceptions, unlocked pipeline loans that are expected to close more than 20 days after the applicable closing date, and (v) customer data and books and records of the Home Loans Business none of which has any significant recorded book value in our Balance sheets as of December 31, 2016.

(5)
JV Interests Purchase: Our purchase of the Realogy Member's 49.9% ownership interest in the joint venture will result in a reduction to Minority interest on our Consolidated Balance Sheets related to the cash payment in connection with this interest purchase. The interest will be purchased for an amount equal to Realogy's interest in the residual equity of PHH Home Loans after the final closing of the Home Loans Asset Sale. For pro forma presentation, the $90 million JV Interests Purchase payment includes Realogy's pro rata share of the Home Loans Asset Sale, and represents the total expected future outflows to Realogy, whether from cash distributions during the wind-down period or for the purchase of their interest in the residual equity of PHH Home Loans. There is no expected gain or loss on the JV Interest purchased, as the purchase price is equal to the book value of Realogy's interest.

        The estimated JV Interests purchase payment is calculated as follows:

		Ownership Interest
	PHH Home Loans LLC	PHH Ownership at 50.1%	Realogy Ownership at 49.9%
Total Members' Equity at December 31, 2016	$112	$56	$56
Noncontrolling interest in Home Loans Asset Sale	70	35	35
Noncontrolling interest in residual asset settlements	(2)	(1)	(1)

Residual equity of PHH Home Loans after the Asset Sale	$180	90	90

JV Interests Purchase Payment			$90

PHH Corporation and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheets

($ In millions)

  PHH Corporation stockholders' equity reflects a $26 million equity adjustment related to our original basis in the PHH Home Loans entity, which was established in 2004 when both entities were subsidiaries of Cendant Corporation (now known as Avis Budget Group, Inc.). The original basis was established through applying guidance for investments in entities under common control from APB 18, The Equity Method of Accounting for Investments in Common Stock, paragraph 19(b), which stated "A difference between the cost of an investment and the amount of the underlying equity in net assets of an investee should be accounted for as if the investee were a consolidated subsidiary". At inception of the entity, our basis in PHH Home Loans was $26 million less than the entity's recorded net assets and as the entities were under common control and that basis difference could not be recognized as Goodwill. Since inception, we have recognized the net income attributable to noncontrolling interest and other equity activity of PHH Home Loans using Realogy's 49.9% proportional ownership interest. As of December 31, 2016, the $26 million Equity adjustment is calculated based on Realogy's 49.9% interest in Home Loans of $56 million less the $30 million Noncontrolling interest attributable to the equity of PHH Home Loans as recognized in our Balance sheets.

(6)
Settle Home Loans Residual Assets: After completing the JV Interests Purchase, PHH Home Loans will be our wholly-owned subsidiary and its residual net assets will be included in our consolidated financial statements until we pay or receive amounts to resolve the remaining value. As the assets of this entity consist primarily of their mortgage loan origination pipeline and are short-term in nature, we expect to settle substantially all of the residual net assets of the entity within six months of the first closing under the Home Loans Asset Sale. As such, the net assets of the entity were included in our pro forma adjustments. The amount of gain or loss on the settlement of those net assets is not expected to be significant.

(7)
See "Other Events or Transactions" in the introduction to these pro forma statements for discussion of other significant events or transactions impacting our business for which pro forma adjustments were not presented herein.

(8)
Pro forma Cash Balance: We have identified expected uses of our cash over the next 18 months which include the following estimated outflows:

  •
  $220 million related to the exit of the PLS business, including expected operating losses and costs to complete the exit;

  •
  $40 million for costs associated with re-engineering and transitioning our business; and

  •
  $60 million for payment of MSR transaction costs and strategic review advisory, legal and professional fees.

  Further, we intend to maintain excess cash to cover contingencies, which include $114 million related to our legal and regulatory reserves, and excess cash to cover other contingencies, including mortgage loan repurchases, reasonably possible losses for legal and regulatory matters in excess of reserves, and MSR Sale agreement indemnifications.

  See "Other Events or Transactions" in the introduction to these pro forma statements for discussion of our intended use of proceeds from the transactions which were not included in our pro forma adjustments.

(9)
Proceeds from Sub-proposal 1B: Anticipated proceeds of $92 million include the $38 million change in consolidated Cash from the adjustments outlined above, plus the release of $54 million of cash from the consolidated Home Loans variable interest entity ($67 million Home Loans Cash balance less repayment of $13 million intercompany balance).

PHH Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

($ In millions, except per share amounts)

	Year Ended December 31, 2016
		Sub-Proposal 1A		Sub-Proposal 1B
	As Reported	Income from Capitalized MSRs(1)(3)	Income from Subservicing (2)(3)	Disposition of PHH Home Loans(4)	Other Results Directly Attributable to Home Loans(5)	Pro Forma (6)
REVENUES
Origination and other loan fees	$280	$—	$—	$(35)	$—	$245
Gain on loans held for sale, net	262	—	—	(166)	(19)	77
Net loan servicing income:
Loan servicing income	353	(276)	126	—	—	203
Change in fair value of MSRs	(238)	238	—	—	—	—
Net derivative gain related to MSRs	10	(10)	—	—	—	—

Net loan servicing income	125	(48)	126	—	—	203
Net interest expense	(32)	4	(69)	(3)	(1)	(101)
Other (loss) income	(13)	—	—	(1)	2	(12)

Net revenues	622	(44)	57	(205)	(18)	412

EXPENSES
Salaries and related expenses	345	—	—	(75)	(27)	243
Commissions	64	—	—	(47)	(1)	16
Loan origination expenses	64	—	—	(14)	(2)	48
Foreclosure and repossession expenses	35	—	—	—	—	35
Professional and third-party service fees	156	—	—	(3)	(10)	143
Technology equipment and software expenses	42	—	—	(2)	(2)	38
Occupancy and other office expenses	47	—	—	(8)	(3)	36
Depreciation and amortization	16	—	—	(1)	—	15
Exit and disposal costs	41	—	—	—	—	41
Management services (intercompany)(7)	—	—	—	(30)	30	—
Other operating expenses	116	—	—	(8)	(2)	106

Total expenses	926	—	—	(188)	(17)	721

Loss before income taxes	(304)	(44)	57	(17)	(1)	(309)
Income tax benefit	(111)	(17)	22	—	4	(102)

Net loss	(193)	(27)	35	(17)	(5)	(207)
Less: net income attributable to noncontrolling interest	9	—	—	—	(9)	—

Net loss attributable to PHH Corporation	$(202)	$(27)	$35	$(17)	$4	$(207)

Basic and diluted loss per share attributable to PHH Corporation	$(3.77)	$(0.50)	$0.65	$(0.32)	$0.08	$(3.86)

Weighted-average common shares outstanding—Basic and diluted	53,627,170

PHH Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued)

($ In millions, except per share amounts)

	Year Ended December 31, 2015
		Sub-Proposal 1B
	As Reported	Disposition of PHH Home Loans(4)	Other Results Directly Attributable to Home Loans(5)	Pro Forma
REVENUES
Origination and other loan fees	$284	$(36)	$(11)	$237
Gain on loans held for sale, net	298	(192)	(33)	73
Net loan servicing income	236	—	—	236
Net interest expense	(46)	(4)	(4)	(54)
Other income	18	(1)	(1)	16

Net revenues	790	(233)	(49)	508

EXPENSES
Salaries and related expenses	323	(71)	(32)	220
Commissions	79	(55)	(7)	17
Loan origination expenses	91	(20)	(11)	60
Foreclosure and repossession expenses	51	—	—	51
Professional and third-party service fees	171	(4)	(15)	152
Technology equipment and software expenses	37	(1)	(2)	34
Occupancy and other office expenses	50	(8)	(3)	39
Depreciation and amortization	18	(1)	—	17
Management services (intercompany) (7)	—	(37)	37	—
Other operating expenses	183	(8)	(5)	170

Total expenses	1,003	(205)	(38)	760

Loss before income taxes	(213)	(28)	(11)	(252)
Income tax benefit	(82)	—	10	(72)

Net loss	(131)	(28)	(21)	(180)
Less: net income attributable to noncontrolling interest	14	—	(14)	—

Net loss attributable to PHH Corporation	$(145)	$(28)	$(7)	$(180)

Basic and diluted loss per share attributable to PHH Corporation	$(2.62)	$(0.50)	$(0.14)	$(3.26)

Weighted-average common shares outstanding— Basic and diluted	55,201,713

PHH Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued)

($ In millions, except per share amounts)

	Year Ended December 31, 2014
		Sub-Proposal 1B
	As Reported	Disposition of PHH Home Loans(4)	Other Results Directly Attributable to Home Loans(5)	Pro Forma
REVENUES
Origination and other loan fees	$231	$(35)	$—	$196
Gain on loans held for sale, net	264	(162)	—	102
Net loan servicing income	210	—	—	210
Net interest expense	(88)	(2)	—	(90)
Other income	22	(1)	—	21

Net revenues	639	(200)	—	439

EXPENSES
Salaries and related expenses	358	(61)	(16)	281
Commissions	78	(54)	—	24
Loan origination expenses	85	(20)	—	65
Foreclosure and repossession expenses	56	—	—	56
Professional and third-party service fees	127	(4)	(7)	116
Technology equipment and software expenses	37	(1)	(1)	35
Occupancy and other office expenses	51	(9)	(2)	40
Depreciation and amortization	23	(1)	—	22
Management services (intercompany)(7)	—	(28)	28	—
Other operating expenses	108	(7)	(2)	99

Total expenses	923	(185)	—	738

Loss from continuing operations before income taxes	(284)	(15)	—	(299)
Income tax benefit	(99)	—	3	(96)

Loss from continuing operations, net of tax	(185)	(15)	(3)	(203)
Income from discontinued operations, net of tax(8)	272	—	—	272

Net income	87	(15)	(3)	69
Less: net income attributable to noncontrolling interest	6	—	(6)	—

Net income attributable to PHH Corporation	$81	$(15)	$3	$69

Basic and diluted earnings (loss) per share:
From continuing operations	$(3.47)	$(0.28)	$0.07	$(3.68)
From discontinued operations	4.94	—	—	4.94

Total attributable to PHH Corporation	$1.47	$(0.28)	$0.07	$1.26

Weighted-average common shares outstanding—basic and diluted	55,001,300

PHH Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued)

($ In millions, except per share amounts)

Footnotes to Pro Forma Condensed Consolidated Statements of Operations

(1)
Income from Capitalized MSRs: Through our MSR Sale as described in Sub-Proposal 1A, and our transaction with Lakeview to sell our portfolio of GNMA MSRs, we intend to sell substantially all of our existing capitalized MSRs. Further, if the sale of our MSRs are completed, we do not anticipate retaining a significant amount of capitalized MSRs in the future. The Pro forma adjustment for the elimination of income from capitalized MSRs includes:

(i)
the elimination of Loan servicing income related to the capitalized portfolio. Below is a schedule presenting the as reported total Loan servicing income for 2016, summarizing the amount attributable to Capitalized Servicing activities, which is eliminated in this pro forma adjustment, and revenue from the existing subservicing portfolio, which will remain with the Company and was not subject to pro forma adjustment.

	Year Ended December 31, 2016
	Capitalized Servicing	Subservicing	Total
	(in millions)
Servicing fees from capitalized portfolio	$266	$—	$266
Subservicing fees	—	67	67
Late fees and other ancillary servicing revenue	26	10	36
Curtailment interest paid to investors	(16)	—	(16)

Total Loan servicing income	$276	77	353

  (ii)
  the elimination of the Change in fair value of MSRs, which includes both $138 million from changes from realized cashflows and $100 million from market-related adjustments;

  (iii)
  the elimination of the Net derivative gain related to MSRs which were used to hedge the market risk of the capitalized asset; and

  (iv)
  a reduction in Net interest expense of $4 million related to the repayment of our 'PSART' Servicing advance Debt facility. Under substantially all of our subservicing arrangements, including the agreement with New Residential with respect to this MSR Sale portfolio, our Subservicing clients fund Servicing advance receivables on their portfolio (which is recognized within Subservicing advance liabilities in our Consolidated Balance Sheets) and we would not incur interest expense related to the funding of Servicing advances.

(2)
Income from Subservicing: In connection with the execution of the MSR Sale Agreement, PHH Mortgage and New Residential entered into a Subservicing Agreement, which will become effective upon the initial Sale Date of the MSRs. Pursuant to the Subservicing Agreement, PHH Mortgage will be retained by New Residential as a subservicer for the MSR Portfolio, which as of December 31, 2016 consisted of approximately 467,000 mortgage loans, for an initial period of three years. The subservicing agreement is subject to certain transfer and termination provisions, as outlined further within the "Subservicing Agreement" section of the attached proxy statement. The pro forma adjustment for Income from subservicing includes an estimate of $57 million within Loan servicing income for the Subservicing fee revenue and Late fees and other ancillary servicing revenue, as if the subservicing agreement was in effect for the year ended December 31, 2016, as determined based on the units that we expect to transfer to New Residential as of December 31,

PHH Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued)

($ In millions, except per share amounts)

  2016. Actual units to be subserviced may vary from our expectations, due to run-off of the MSR Portfolio resulting in a reduction of units that will be subject to the Subservicing Agreement and the amount of investor and origination source consents received for the MSR Sale Agreement.

  The MSR Sale will result in Secured borrowing accounting, where we continue to record the MSR asset on the Balance sheet, with MSR financing debt recognized for the cash received under the sale agreement. We expect to elect fair value accounting treatment for the MSR financing debt. We expect the future amounts recorded to effect Secured borrowing accounting, including changes recognized to reduce the MSR assets and MSR financing debt, and the Change in fair value of each instrument, to have no net impact to our results of operations. The pro forma adjustment column for Income from Subservicing includes $69 million within each of Loan servicing income and Net interest expense related to the estimated yield on the MSR asset and interest expense on the Secured borrowing debt.

(3)
Expenses: The pro forma adjustment columns presenting the elimination of income related to capitalized MSRs and addition of Subservicing unit revenue do not reflect any adjustments to our expenses as the units that will be serviced under the subservicing arrangement with New Residential were included in our Total servicing portfolio for the year ended December 31, 2016, and our costs associated with servicing the loans would be substantially the same when subservicing as when we owned the MSRs. Furthermore, we do not expect there to be any significant change in our servicing operations, employee base, or per-unit direct cost as a result of the MSR Sale.

(4)
Disposition of PHH Home Loans: Represents the results of PHH Home Loans and subsidiaries, as reported in their Consolidated Statement of Operations.

(5)
Other Results Directly Attributable to Home Loans: For 2016 and 2015, represents the results of the Real Estate Channel excluding PHH Home Loans, representing other activities directly attributable to the operations of PHH Home Loans, including revenues from loans purchased from that entity or its subsidiaries, costs attributable to those loans, general expenses directly attributable to the business, Realogy Corporation's 49.9% noncontrolling interest in the income of PHH Home Loans, and income taxes recognized by PHH related to both the Real Estate Channel and its share of the income of PHH Home Loans.

  For 2014, the results of the Real Estate Channel were not presented as such results were not clearly distinguished, operationally and for financial reporting purposes, from the rest of the Mortgage Production segment within our recorded amounts.

  In addition, for all periods presented, Other Results includes the reclassification of Management services overhead to the individual expense lines and income taxes recognized by PHH related to its share of the income of PHH Home Loans.

(6)
Other Amounts: The pro forma statements were prepared to illustrate only the isolated and measurable effects of the proposed transactions. The adjustments to the statements do not include a number of significant nonrecurring expenditures recognized in 2016 associated with our strategic review and other costs that we would not expect to occur in our future operations. The amounts summarized below had a $124 million (pre-tax) negative impact on our results for 2016:

  •
  $60 million of costs related to our Strategic review and re-engineering programs that were substantially complete with the announcement of our strategic conclusions in February 2017;

  •
  $41 million of Exit and disposal costs, related to our exit of the PLS business; and

PHH Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued)

($ In millions, except per share amounts)

    •
    $23 million related to the impairment of our equity-method investment in Speedy Title and Appraisal Services ('STARS'), recorded within Other income (loss), which was primarily driven by forecasted decrease in volumes due to our exit of the PLS business.

  In addition, see "Other Events or Transactions" in the introduction to these pro forma statements for discussion of other significant events or transactions impacting our business for which pro forma adjustments were not presented herein.

(7)
Management Services expense (Intercompany): For 'Disposition of PHH Home Loans' column, reflects expense incurred under the Management services agreement, whereby PHH Mortgage provides the Company with seasonal staffing services, production support, G&A services and IT services.

  For 'Other Results Directly Attributable to Home Loans', reflects the overhead charged to PHH Home Loans by PHH, where the related expense amounts attributable to the disposition are reflected in the individual expense lines.

(8)
Discontinued operations for 2014: includes the Gain on sale and results of operations from our Fleet Management Services business that was sold on July 1, 2014.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 3000 LEADENHALL ROAD MOUNT LAUREL, NJ 08054 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E22576-S56352 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PHH CORPORATION The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the sale of substantially all of the assets of PHH Corporation pursuant to the following sub-proposals: To approve the sale of PHH Corporation's portfolio of Mortgage Servicing Rights (MSRs) as of October 31, 2016 (excluding the Company's Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016), or the MSR Portfolio, together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC pursuant to the Agreement for the Purchase and Sale of Servicing Rights, dated as of December 28, 2016, by and between New Residential Mortgage LLC, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, PHH Corporation attached as Annex A to the proxy statement and as more fully described in the accompanying proxy statement. ! ! ! 1A: For Against Abstain ! ! ! 2. To approve an advisory resolution concerning the compensation of our named executive officers based on or that otherwise relates to the MSR Sale or the Home Loans Asset Purchase Transaction. ! ! ! 3. To grant discretionary authority to each of the proxy holders named on the reverse side of this proxy card to adjourn or postpone the special meeting to another date, time or place if necessary or appropriate, to solicit additional proxies for the foregoing proposals in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof. ! ! ! 1B: To approve the sale of certain assets and liabilities of PHH Home Loans, LLC to Guaranteed Rate Affinity, LLC on the terms and conditions of the Asset Purchase Agreement dated as of February 15, 2017 between Guaranteed Rate Affinity, LLC, PHH Home Loans, LLC and RMR Financial, LLC, and PHH Corporation attached as Annex D to the proxy statement (the Asset Purchase Agreement and we refer to the transactions contemplated by the Asset Purchase Agreement as the Home Loans Asset Sale) and as more fully described in the accompanying proxy statement. In connection with the Home Loans Asset Sale, PHH Corporation has agreed to acquire the joint venture interests in PHH Home Loans, LLC that it does not currently own on the terms and conditions of the JV Interests Purchase Agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and PHH Corporation (the JV Interests Purchase Agreement). The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the satisfaction of the conditions to closing set out in the JV Interest Purchase Agreement, and the closing of the transactions contemplated by the JV Interest Purchase Agreement is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E22577-S56352 PHH CORPORATION Special Meeting of Stockholders [TBD], 2017, [TBD] AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting to be held on [TBD], 2017 starting at [TBD] a.m., local time at PHH Corporation's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Glen A. Messina and William F. Brown and each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all shares of common stock of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the Special Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the Special Meeting, all in accordance with, and as described in the accompanying Notice of Special Meeting and Proxy Statement, copies of which have been received by the undersigned. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH Corporation and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. Eastern Daylight Time on [TBD], 2017, the proxies shall not vote such shares. This proxy, when properly executed, will be voted in the manner directed herein. If properly executed, but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side V.1.1